As filed with the Securities and Exchange Commission on June 8, 2007

Registration No. 333-122743

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

POST-EFFECTIVE AMENDMENT NO. 7
TO

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.
300 East Lombard Street
Baltimore, Maryland  21202
(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Robert H. Baum	Michael J. Choate, Esq.
Vice Chairman,	Shefsky & Froelich Ltd.
Executive Vice President and	111 East Wacker Drive
General Counsel	Suite 2800
The Inland Group, Inc.	Chicago, Illinois 60601
2901 Butterfield Road	(312) 836-4066
Oak Brook, Illinois 60523
(630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 7 consists of the following:

1.  The Registrant’s Prospectus dated December 8, 2006, included herewith, which supercedes and replaces the Registrant’s Prospectus dated August 31, 2005, previously filed pursuant to Rule 424(b)(3) on September 1, 2005, and all supplements to the Prospectus dated August 31, 2005;

2.  Supplement No. 6 dated March 8, 2007 to the Prospectus dated December 8, 2006, previously filed as part of Post-Effective Amendment No. 6, which will be delivered as an unattached document along with the Prospectus and is refiled herewith;

3.  Supplement No. 15 dated June 5, 2007, included herewith, which will be delivered as an unattached document.  Supplement No. 15 supercedes and replaces the following prior supplements to the Prospectus:  Supplement No. 7 dated March 23, 2007; Supplement No. 8 dated April 5, 2007; Supplement No. 9 dated April 16, 2007; Supplement No. 10 dated April 16, 2006; Supplement No. 11 dated May 3, 2007; Supplement No. 12 dated May 16, 2007; Supplement No. 13 dated May 23, 2007; and Supplement No. 14 dated May 31, 2007;

4.  Part II, included herewith; and

5.  Signatures, included herewith.

Filed Pursuant to 424(b)(3)
Registration No. 333-122743

PROSPECTUS

INLAND AMERICAN REAL ESTATE TRUST, INC.

540,000,000	shares of common stock – maximum offering
200,000	shares of common stock – minimum offering

We are a Maryland corporation sponsored by Inland Real Estate Investment Corporation, or IREIC, and formed to acquire primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada, either directly or by acquiring REITs or other “real estate operating companies.”  We are offering 500,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through Inland Securities Corporation.  “Best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares.  We also are offering up to 40,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  In each case, the offering price was arbitrarily determined by our board of directors.  As of September 30, 2006, we have sold approximately 93.7 million shares in the “best efforts” offering and 1.2 million shares through our distribution reinvestment plan, generating approximately $947.7 million in gross offering proceeds, excluding $0.2 million in proceeds from shares purchased by IREIC. The minimum offering amount of 200,000 shares was sold on or about October 10, 2005.   We have elected to be taxed as a real estate investment trust, or REIT, commencing with the tax year ending December 31, 2005 and we intend to continue to qualify as a REIT for tax purposes.  Shares of our common stock generally are issued only in book entry form.

Investing in our common stock involves a high degree of risk.  You should purchase our common stock only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 17.  Material risks of an investment in our common stock include:

•       our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate

•       our business manager could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets

•       we have a limited operating history

•       the number and type of real estate assets we initially can acquire will depend on the proceeds raised in this offering

•       employees of our business manager, property managers and two of our directors also are employed by IREIC or its affiliates and face competing demands for their time and service and may have conflicts in allocating their time to our business

•       we may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution

•       we pay significant fees to our business manager, property managers and other affiliates of IREIC

•       there is no market for our shares and we do not expect to list our shares in the near future

•       this is a “blind pool” offering because we have not identified all of the specific real estate assets that we will acquire with the proceeds raised in this offering

•       we do not have any employees and rely entirely on our business manager and property managers to manage our business and assets

•       our articles limit a person from owning more than 9.8% of our common stock without prior approval of our board

•       we may not continue to qualify as a REIT

Inland Securities, our dealer manager, is a member of the National Association of Securities Dealers, Inc.  This offering will end no later than August 31, 2007, unless we elect to extend it to a later date in any jurisdiction that allows us to extend.  The minimum purchase requirement in this offering is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.  The use of forecasts in this offering is prohibited.  Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

No one is authorized to make any statements about this offering different from those that appear in this prospectus.  We will accept subscriptions only from people who meet the suitability standards described in this prospectus.  The description of our company contained in this prospectus was accurate as of December 8, 2006.  We will amend or supplement this prospectus if there are any material changes in our affairs.

	Per Share	Maximum Offering
Public offering price, primary shares	$10.00	$5,000,000,000
Public offering price, distribution reinvestment plan	$9.50	$380,000,000
Commissions(1)	$1.05	$525,000,000
Proceeds, before expenses, to us(2)	$8.95	$4,855,000,000

(1)            Commissions are paid only for primary shares offered on a “best efforts” basis and are composed of a 7.5% selling commission, a 2.5% marketing contribution and a 0.5% due diligence expense allowance.

(2)            Organization and offering expenses, excluding commissions, may not exceed 4.5% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses. Total organization and offering expenses, including commissions, may not exceed 15% of the gross offering proceeds.

The date of this prospectus is December 8, 2006.

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH.  THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED.  THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION.  THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK.  THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US.  NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR RESIDENTS OF PENNSYLVANIA ONLY

YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

WHO MAY INVEST

In order to purchase shares of our common stock, you must:

•                                          satisfy the minimum suitability standards for investors; and

•                                          offer to purchase the minimum required number of shares at a price of $10.00 per share.

SUITABILITY STANDARDS

Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.

We have established financial suitability standards for investors interested in purchasing shares of our common stock.  In addition, residents of some states must meet higher suitability standards.  These standards require you to meet the applicable criteria below.  In determining your net worth, do not include your home, home furnishings or automobile.

Investors with investment discretion over the assets of an employee benefit plan covered by ERISA should carefully review the information in the section entitled “ERISA Considerations.”

MINIMUM SUITABILITY STANDARDS FOR INVESTORS

•                                          Minimum net worth of at least $150,000; or

•                                          Minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

Standards for South Carolina Residents:

•                                          Minimum net worth of at least $150,000; or

•                                          Minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

Standards for Maine Residents:

•                                          Minimum net worth of at least $200,000; or

•                                          Minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

Standards for Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee Residents:

•                                          Minimum net worth of at least $225,000; or

•                                          Minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

Standards for Massachusetts or Ohio Residents:

•                                          Minimum net worth of at least $250,000; or

•                                          Minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Standards for New Hampshire Residents:

•                                          Minimum net worth of at least $250,000; or

•                                          Minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

Standards for Massachusetts, Missouri, Nebraska, Ohio or Pennsylvania Residents:

In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

Standards for Kansas Residents:

In addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth.  For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

MINIMUM PURCHASE

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

•                                          trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•                                          a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•                                          an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

DISTRIBUTION IN CANADA

Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Page

PROSPECTUS SUMMARY	1
Inland American Real Estate Trust, Inc.	1
Risk Factors	1
Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Group, Inc.	2
Description of Real Estate Assets	4
We May Borrow Money	4
Use of Proceeds of Offering	5
Conflicts of Interest	5
Compensation Paid To Our Affiliates	6
Investment Objectives	9
Distribution Policy	9
ERISA Considerations	10
Shares Sold Before the Offering	10
Stockholder Voting Rights and Limitations	10
Restriction on Share Ownership	10
Terms of the Offering	10
Appropriateness of Investment	11
Distribution Reinvestment Plan	11
Use of Proceeds	12

QUESTIONS AND ANSWERS ABOUT THE OFFERING	13

RISK FACTORS	17
Risks Related to the Offering	17
We have a limited operating history, and neither our prior performance nor the prior performance of programs sponsored by IREIC should be used to predict our future results	17
There is no public market for our shares, the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price	17
This is a “blind pool” offering and you will not have the opportunity to evaluate our investments before we make them	17
This is a “best efforts” offering and the number and type of investments will depend on the proceeds raised in this offering	18
Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment	18
Risks Related to Our Business	18
We compete with numerous other parties or entities for real estate assets and tenants	18
Delays in locating suitable investments could adversely affect the return on your investment	18
Your interest in us will be diluted if we issue additional shares	19
Your investment is directly affected by general economic and regulatory factors that impact real estate investments	19

v

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets and, therefore, may be subject to the risks associated with mortgage-related securities	20
Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans	21
We compete with real estate investment programs sponsored by IREIC for the time and services of personnel	21
There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance	21
If we are unable to borrow at favorable rates, we may not be able to acquire new properties, REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you	22
Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you	22
If we do not have sufficient working capital, we will have to obtain financing from other sources	22
We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk	22
To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment	23
The total amount we may borrow is limited by our articles of incorporation	24
We may lend money to affiliates of, or entities sponsored by, IREIC	24
There are inherent risks with real estate investments	24
We depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect	24
We may incur additional costs in acquiring or re-leasing properties	25
We may be restricted from re-leasing space	25
We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations	25
We may be unable to sell assets if or when we decide to do so	25
If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser	26
We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition	26
There is no assurance that we will be able to continue paying cash distributions or that distributions will increase over time	26
Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to forgo or defer its business management fee	27
Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability	27
An increase in real estate taxes may decrease our income from properties	27
Uninsured losses or premiums for insurance coverage may adversely affect your returns	27
Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks	28

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us	28
Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results	29
Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem	29
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act	29
The costs associated with complying with the Americans With Disabilities Act may reduce the amount of cash available to distribute to you	30
Sale leaseback transactions may be recharacterized in a manner unfavorable to us	30
We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions	31
Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns	31
Maryland law and our organizational documents limit your right to bring claims against our officers and directors	31
Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares	32
Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors	33
Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us	33
Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”	33
Risks Related to Our Business Manager, Property Managers and their Affiliates	34
We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC	34
Our Business Manager receives fees based upon our invested assets and, in certain cases, the purchase price for these assets, and may recommend that we make investments in an attempt to increase its fees	34
We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC and cannot predict the amount of fees to be paid	34
IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers	35
We acquire real estate assets from affiliates of IREIC in transactions in which the price is not the result of arm’s length negotiations	35
From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions	35
We have the same legal counsel as our dealer manager and certain of its affiliates	35
Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC	36
Federal Income Tax Risks	36

If we fail to qualify as a REIT in any taxable year, our operations and distributions to stockholders will be adversely affected	36
Distributions to tax-exempt investors may be classified as unrelated business tax income	36
Investors subject to ERISA must address special considerations when determining whether to acquire our common stock	37
If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code	37
There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares	37
The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares	38
You may have tax liability on distributions that you elect to reinvest in our common stock	38
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you	38
Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status	39
Complying with REIT requirements may limit our ability to hedge effectively	39

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	40

SELECTED FINANCIAL DATA	41

CAPITALIZATION	43

COMPENSATION TABLE	44
Nonsubordinated Payments	44
Subordinated Payments	52
Actual Compensation	54

USE OF PROCEEDS	56

PRIOR PERFORMANCE OF IREIC AFFILIATES	57
Prior Investment Programs	57
Summary Information	58
Publicly Registered REITs	60
Private Partnerships	65
1031 Exchange Private Placement Offering Program	66

MANAGEMENT	92
Board of Directors	92
Inland Affiliated Companies	92
Our Directors and Executive Officers	95
Committees of Our Board of Directors	99
Compensation of Directors and Officers	99
Compensation of Executive Officers	100
Our Business Manager	101
Our Property Managers	101
The Business Management Agreement	103
Property Management Agreements	108

Property Acquisition Agreement	109
Business Combinations	110
Inland Securities Corporation	111

CONFLICTS OF INTEREST	116
Our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC	116
We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC	116
Our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets	116
We compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties	117
We acquire real estate assets from affiliates of IREIC	117
From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions	117
Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC	118
Inland Securities, the dealer manager of this offering, is an affiliate of IREIC	118

PRINCIPAL STOCKHOLDERS	119

BUSINESS AND POLICIES	120
Investment Strategy	120
Change in Investment Objectives and Policies	121
Appropriateness of Investment	121
Investment Limitations	122
Acquisition Standards	122
Borrowing	123
Notes Receivable	123
Joint Ventures and Other Co-Ownership Arrangements	124
Disposition of Properties and other Real Estate Assets	126
Appraisals	126
Return of Uninvested Proceeds	126
Exchange Listing and Liquidity Events	127
Construction and Development Activities	127
Competition	127
Insurance	128
Government Regulations	128
Other Policies	129
Distributions	130

DESCRIPTION OF REAL ESTATE ASSETS	131
Acquired Properties	136
Potential Acquisitions	231
Financing Transactions	244
Competition	254
Repairs and Improvements	254
Insurance	254

x

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus.  Because this is a summary, it does not contain all information that may be important to you.  You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock. References in this prospectus to “we,” “us” or “our company” refer to Inland American Real Estate Trust, Inc. and  its consolidated  subsidiaries, including our joint venture Minto Builders (Florida), Inc. (referred to herein as “MB REIT”), except  in each  case  where  the  context  indicates  otherwise.

Inland American Real Estate Trust, Inc.

We are a Maryland corporation that currently qualifies to be taxed as a REIT for federal and state income tax purposes.  In general, a REIT is an entity that:

•                                          combines the capital of many investors to, among other things, acquire or invest in commercial real estate;

•                                          allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

•                                          must pay distributions to its stockholders equal to at least 90% of its “REIT taxable income;” and

•                                          is not typically subject to federal corporate income taxes, thus eliminating the “double taxation” (both corporate and stockholder level taxes) generally applicable to a corporation.

For additional discussion regarding REITs and REIT qualification, see “Federal Income Tax Considerations” below.

Risk Factors

An investment in our shares involves significant risks.  If we are unable to effectively manage these risks, we may not meet our investment objectives and you may lose some or all of your investment.  See “Risk Factors” beginning on page 17 below.  The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock.  These risks are generally listed in order of priority to us.

•                                          Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed or undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type.

•                                          We may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution to our stockholders.

•                                          Our Business Manager could recommend that we make investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets.  Further, because we pay our Business Manager a fee when we acquire a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs and real estate operating companies even if fee interests in real estate assets generate better returns.

•                                          We pay significant fees to affiliates of our sponsor including our Business Manager and Property Managers.

•                                          We have a limited operating history and there is no assurance that we will be able to successfully implement our strategies.

•                                          There is no market for our shares and no assurance that one will develop.  We do not expect that our shares will be listed for trading on a national securities exchange in the near future.  You will not, therefore, be able to easily resell any shares that you may purchase in this offering.  Any shares that you are able to resell may be sold at prices less than the amount you paid for them.

•                                          This is a “blind pool” offering because we have not identified all of the specific real estate assets that we will acquire with the proceeds raised in this offering.

•                                          The number and value of properties, entities or other real estate assets we initially can acquire will depend on the proceeds raised in this offering.

•                                          We do not have any employees and rely entirely on our Business Manager and Property Managers to manage our business and assets.

•                                          Employees of our Business Manager, Property Managers and two of our directors, Ms. Gujral and Mr. Parks, also are employed by IREIC or its affiliates and face competing demands for their time and service and may have conflicts in allocating their time to our business.  Ms. Gujral and Mr. Parks also serve as our president and chairman of the board, respectively.

•                                          Our articles limit a person from owning more than 9.8% of our common stock without the prior approval of our board of directors.

•                                          We may not continue to qualify as a REIT.

Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Group, Inc.

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is a subsidiary of The Inland Group, Inc.  The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over thirty-nine years.  Various affiliates of IREIC are involved in our operations.  Our Business Manager, Inland American Business Manager & Advisor, Inc., referred to herein as our Business Manager, is a wholly owned subsidiary of IREIC.  The dealer manager of this offering is Inland Securities Corporation, which also is a wholly owned subsidiary of IREIC.  Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are indirect wholly owned subsidiaries of corporations currently owned by the four individuals owning substantially all of the outstanding voting stock of The Inland Group.  Inland Real Estate Acquisitions, Inc., an indirect wholly owned subsidiary of The Inland Group, provides acquisition services to us from time to time.  Our office, as well as the executive offices of The Inland Group, our Business Manager, our Property Managers and Inland Real Estate Acquisitions, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

Our board of directors is responsible for overseeing our business.  Our board, including a majority of our independent directors, must approve certain actions.  Those matters are set forth in our Fourth Articles of Amendment and Restatement, referred to herein as the “articles” or the “articles of incorporation.”  We have seven members on our board of directors, five of whom are independent of IREIC and its affiliates.  These independent directors are responsible for reviewing the performance of our Business Manager and Property Managers.  All of our directors are elected annually by our stockholders.  Although we have executive officers, we do not have any paid employees.  We reimburse our Business Manager and Property Managers for certain expenses, described herein.

The following chart depicts the services that affiliates of our sponsor have or may render to us, and our organizational structure:

ORGANIZATIONAL CHART

Solid lines indicate 100% ownership.
Broken lines indicate service.

* The four indicated individuals own substantially all of the outstanding voting stock of The Inland Group, Inc.

We also own 1,000 shares of common stock in The Inland Real Estate Group of Companies, a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact stockholders.

Description of Real Estate Assets

We focus on acquiring commercial real estate located throughout the United States, including REITs or other real estate operating companies.  We also may acquire properties located in Canada.  We focus on properties or entities owning properties such as:

•                                          shopping or retail centers;

•                                          malls;

•                                          multi-family apartment buildings; and

•                                          office and industrial buildings.

Our investment policies and strategies do not require us to invest any specific amount or percentage of assets in any one type of investment.  Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets such as collateralized mortgage-backed securities.  Because we have not identified all of the specific real estate assets that we will acquire with the proceeds raised in this offering, this is considered to be a “blind pool” offering.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding “blind pool” offerings.

Please refer to the “Description of Real Estate Assets” section of this prospectus for a description of our material investments to date.  We will supplement or amend this prospectus from time to time to describe any new material investments.

We May Borrow Money

In some instances, we finance a portion of the purchase price of any real estate asset that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other lenders, including lenders affiliated with our sponsor.  We also may borrow monies to acquire a REIT or other real estate operating company.  Any money that we borrow typically is the subject of a written loan agreement and secured by a mortgage or other interest in the real estate asset.  The interest we pay on our loans may be fixed or variable.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan.  As a matter of policy, the aggregate borrowings secured by all of our assets may not exceed 55% of their combined fair market value.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  Our articles limit the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets unless our board determines that a higher level is appropriate.  The loan agreements with our lenders may impose additional restrictions on the amount we may borrow.  As of September 30, 2006, on a consolidated basis, we had mortgage debt secured by thirty properties totaling approximately $778 million, equivalent to approximately 45% of the combined fair market value of our assets on a consolidated basis.  The weighted average interest rate on these loans was 5.13% as of September 30, 2006.  See “Business and Policies – Borrowing” for additional discussion of our borrowing policies.

Use of Proceeds of Offering

We anticipate investing approximately 87% of the gross proceeds of this offering, assuming the maximum offering amount is sold, in real estate assets.  The remaining offering proceeds will be used to pay selling commissions, fees and the costs of this offering and to fund a working capital reserve. For the period from August 31, 2005 through September 30, 2006, we have sold approximately 93.7 million shares in the “best efforts” offering and 1.2 million shares through our distribution reinvestment plan, generating approximately $947.7 million in gross offering proceeds, excluding $0.2 million in proceeds from shares purchased by IREIC.  Through September 30, 2006, we had incurred approximately $101.7 million in offering and organization costs, including selling commissions, marketing contributions and other expenses paid to affiliates of the Business Manager.

Conflicts of Interest

Conflicts of interest exist between us and other entities including REITs sponsored by IREIC, including Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., and Inland Real Estate Corporation with respect to certain properties.  Inland Retail Real Estate Trust, Inc. purchases neighborhood and community shopping centers located generally east of the Mississippi River.  Inland Western Retail Real Estate Trust, Inc. purchases the same type of shopping centers located generally west of the Mississippi River.  Inland Real Estate Corporation is in the business of purchasing this type of shopping center.  To date, it has purchased properties located within 400 miles of Oak Brook, Illinois.  Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States.  Although we too purchase shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  In addition, we may purchase REITs or other real estate operating companies.

Other conflicts of interest include:

•                                          the fact that our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC.  These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities.  IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Property Managers;

•                                          the fact that we do not have arm’s length agreements with our Business Manager, Property Managers or any other affiliates of IREIC;

•                                          the fact that our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based on our investments and, therefore, may benefit from us retaining our assets or leveraging our assets while our stockholders may be better served by sale or disposition of, or not leveraging, the assets.  Our Business Manager also could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets, or recommend the purchase of one type of investment if the fees paid on that investment are greater than the fees paid on another type of investment;

•                                          the fact that we compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties.  We, along with certain of these REITs, rely to some degree on Inland Real Estate Acquisitions, or IREA, to identify and assist in acquiring real estate assets.  Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or other real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to the prior rights granted by IREA to the other REITs sponsored by IREIC to acquire shopping centers and single tenant net-leased properties.  See “Management – Property Acquisition Agreement” for a more detailed discussion of the property acquisition agreement;

•                                          the fact that we acquire real estate assets from companies that are owned, managed or advised by affiliates of IREIC or that compete with these affiliates for properties or that have a pre-existing relationship with these affiliates, any of which may result in a conflict of interest between our business and that of these affiliates; and

•                                          the fact that Inland Securities, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.

Compensation Paid To Our Affiliates

We pay fees to Inland Securities, our Business Manager, our Property Managers, The Inland Group and their affiliates.  We also reimburse these entities for expenses incurred in performing services on our behalf.

Set forth below is a summary of the most significant fees and expenses that we pay, or expect to pay, to these entities.  For purposes of illustrating offering stage fees and expenses, we have assumed that we sell the maximum of 500,000,000 shares in the “best efforts” portion of this offering at $10.00 per share, and we have not given effect to any special sales or volume discounts that could reduce selling commissions.  We do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.  See “Compensation Table – Actual Compensation” for a summary of the actual fees and expenses that we have paid through September 30, 2006.

Type of Compensation

Offering Stage

Selling Commission	7.5% of the sale price for each share

Estimated maximum: $375,000,000

Marketing Contribution	2.5% of the gross offering proceeds

Estimated maximum: $125,000,000

Due Diligence Expense Allowance	0.5% of the gross offering proceeds

Estimated maximum: $25,000,000

Reimbursable Expenses And Other Expenses Of Issuance

We reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. Our Business Manager has agreed to pay any organization and offering expenses that exceed 15% of the gross offering proceeds.

Operational Stage

Acquisition Expenses

We reimburse our Business Manager, the Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced. The actual amount depends on each asset acquired and cannot be determined at this time.

Acquisition Fee

We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee will be equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. The actual amount depends on the amount invested in each asset and cannot be determined at this time.

Property Management Fee

For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Manager a monthly fee equal to a total of 4.5% of the gross income from each property. The actual amount depends on the gross income generated from each property and cannot be determined at this time.

Oversight Fee

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property. In no event do our Property Managers receive both a property management fee and an oversight fee with respect to a particular property. The actual amount depends on the gross income generated from each property and cannot be determined at this time.

Business Management Fee

We pay our Business Manager an annual business management fee of up to 1% of our “average invested assets.” Separate and distinct from any business management fee, we also reimburse our Business Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at this time.

Incentive Fee

After our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets. The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at this time.

Interest Expense

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates. The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time and cannot be determined at this time.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages

We pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. The actual amount depends on results of operations and cannot be determined at this time.

Ancillary Services Reimbursements

We reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. The actual amount depends on the services provided and the method by which reimbursement rates are calculated and cannot be determined at this time.

Investment Advisor Fee

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We pay annual fees totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance. The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Liquidation Stage

Property Disposition Fee

We may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. in an amount equal to the lesser of:  (1) 3% of the contract sales price of the property; or (2) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.  The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price.  The actual amounts to be received depend upon the sale price of our properties and cannot be determined at this time.

Investment Objectives

Our investment objectives are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate.  To the extent we sell assets, we intend to reinvest the sale proceeds.  See the “Business and Policies” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

We intend to continue paying regular monthly cash distributions to our stockholders.  For the period from August 31, 2005 through November 30, 2006, we have paid cash distributions to our stockholders aggregating approximately $27 million.  We paid cash distributions per share of $0.50 on an annualized basis prior to January 1, 2006 and $0.60 on an annualized basis prior to November 1, 2006.  Effective November 1, 2006, we began paying cash distributions per share equal to $0.61 on an annualized basis, which is equivalent to an annual distribution rate of 6.1% assuming the share was purchased for $10.00 per share.  Because we pay distributions in arrears, the cash distribution paid in December 2006 will be the first to reflect this increase.

For the nine months ended September 30, 2006, we paid cash distributions of approximately $17.3 million.  Approximately $17 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.3 million of the distributions were funded from financing activities including contributions from our sponsor.  For the year ended December 31, 2005, we paid cash distributions of approximately $123,000, all of which were funded from contributions from our sponsor.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus carefully.

Shares Sold Before the Offering

This is our initial public offering.  We previously issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC in connection with our formation.

Stockholder Voting Rights and Limitations

We hold annual meetings of our stockholders to elect directors or conduct other business matters that may be presented at these meetings.  We also may call special meetings of stockholders from time to time.  The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our articles contain restrictions on the number of shares any one person or group may own.  Specifically, no person or group may own or control more than 9.8% of our outstanding shares.  These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding restrictions on share ownership.

Terms of the Offering

We are offering a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis.  We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  We also may issue up to 75,000 shares pursuant to the exercise of options which may be granted under our independent director stock option plan.  A “best efforts” offering is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered.  No specified number of securities are, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering.  For the period from August 31, 2005 through September 30, 2006, we have sold approximately 93.7 million shares in the “best efforts” offering and 1.2 million shares through our distribution reinvestment plan generating approximately $947.7 million in gross offering proceeds, excluding $0.2 million in proceeds from shares purchased by IREIC.  Also through September 30, 2006, we have issued 17,500 options pursuant to our independent stock option plan, none of which had been exercised as of September 30, 2006.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

The offering price of our shares was arbitrarily determined by our board of directors in its sole discretion.  Our board of directors determined the offering price based upon the offering price of other REITs organized by our sponsor, the offering price of other REITs that do not have a public trading market and the recommendation of Inland Securities, our dealer manager.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the offering price of our shares.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You seek regular distributions, because we intend to continue paying regular monthly cash distributions to our stockholders.

•                                          You seek a hedge against inflation, because we typically enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•                                          You seek to preserve your capital with appreciation, because we intend to acquire diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.

Distribution Reinvestment Plan

We also are offering up to 40,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan.  You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share equal to $9.50.  Distributions may be fully reinvested because the distribution reinvestment plan permits fractional shares to be purchased and credited to participant accounts.  If you participate, you will be taxed on income attributable to the reinvested distributions.  Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions.  As a result, you may have a tax liability without receiving cash distributions to pay the tax liability.  Our board may terminate or amend the plan, including increasing the per share purchase price, in its sole discretion at any time on ten days notice to plan participants.  For the period from August 31, 2005 through September 30, 2006, we have sold approximately 1.2 million shares through our distribution reinvestment plan.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

Use of Proceeds

The amounts reflected in the “estimated proceeds” column below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The “actual proceeds” column reflects our actual use of offering proceeds through September 30, 2006.  Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.”  The “estimated proceeds” column does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Estimated Proceeds		Actual Proceeds as of September 30, 2006
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$5,000,000,000	100.00%	$947,857,289	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$65,941,231	6.96%
Marketing Contribution	$125,000,000	2.50%	$23,459,859	2.48%
Due Diligence Expense Allowance	$25,000,000	0.50%	—	0.00%
Organization and Offering Expenses (2)	$50,500,000	1.01%	$12,279,311	1.30%
TOTAL EXPENSES:	$575,500,000	11.51%	$101,680,401	10.73%
Gross Amount Available	$4,424,500,000	88.49%	$846,176,888	89.27%
Less:
Working Capital Reserve (3)	$50,000,000	1.00%	—	0.00%
Acquisition Expenses (4)	$25,000,000	0.50%	$434,742	0.05%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,349,500,000	86.99%	$845,742,146	89.23%

(1)          In the “actual proceeds” column, gross proceeds of $947,857,289 includes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering.

(2)          Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)          As of September 30, 2006, we have not funded a working capital reserve.  Our working capital, as of that date, was approximately $95.5 million.  We expect to fund a working capital reserve of up to 1% of gross offering proceeds by the time the offering terminates.

(4)          The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q:  What is Inland American Real Estate Trust, Inc.?

A:  Inland American Real Estate Trust, Inc., which we sometimes refer to as the Company, was formed on October 4, 2004, to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  We acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  See “Management – Property Acquisition Agreement” for a more complete definition of “real estate operating company.”  We also may invest in other real estate assets such as collateralized mortgage-backed securities.  Investments in collateralized mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk.  See “Risk Factors – Risks Related to Our Business” for a more detailed discussion of these risks.  In addition, we may make loans to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan.  We do not have any employees but instead are managed by our Business Manager, Inland American Business Manager & Advisor, Inc.  We currently qualify to be taxed as a REIT for federal and state income tax purposes.

Q:  What kind of offering is this?

A:  We are offering a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis.  We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  As of September 30, 2006, we have sold approximately 93.7 million shares in the “best efforts” offering and 1.2 million shares through our distribution reinvestment plan, generating approximately $947.7 million in gross offering proceeds, excluding $0.2 million in proceeds from shares purchased by IREIC.

Q:  How does a “best efforts” offering work?

A:  A “best efforts” offering means that an underwriter, broker-dealer, including our dealer manager or any soliciting dealer, or other person may, but is not obligated to, purchase any specific number or dollar amount of shares provided that the purchases comply with NASD regulations.  Therefore, we cannot guarantee the sale of any minimum number of shares in this offering.  If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, forms of which are included in this prospectus as Appendix C-1, and pay for the shares at the time you subscribe.  If you decide to purchase shares, our escrow agent, typically LaSalle Bank, N.A., will hold your funds in escrow, along with those of other subscribers, until we accept your subscription.  Generally, we accept or reject subscriptions within ten days of receipt.

Q:  How long will the offering last?

A:  This offering will end no later than August 31, 2007, unless we elect to extend it to a later date in any jurisdiction that allows us to extend.  All jurisdictions, except California, Florida, Maine, Ohio, Guam and

Puerto Rico, allow us to extend the offering for an additional year either automatically or by paying a renewal fee.  We will notify investors of any extension via a supplement to this prospectus.

Q:  Who can buy shares?

A:  Anyone who receives this prospectus can buy shares provided that they satisfy the minimum suitability standards described elsewhere in this prospectus and offer to purchase the minimum required number of shares at a price of $10.00 per share.

Q:  Will I receive a stock certificate?

A:  No, unless expressly authorized by our board of directors.  In this offering, all common stock is issued only in book entry form.  The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:  Are fractional shares issued?

A:  We issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.  Otherwise, only whole shares of common stock will be sold in this offering.

Q:  Is there any minimum required investment?

A:  Yes.  Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000.  The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $100.

Q:  If I buy shares in the offering, how can I sell them?

A:  Our shares are not listed for trading on any national securities exchange and we do not expect to list the shares in the near future.  A public market may never develop.  You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price.

Our share repurchase program is designed to provide stockholders with limited, interim liquidity by enabling them to sell their shares back to us.  We may repurchase shares through the program, from time to time, at prices ranging from $9.25 per share for stockholders who have owned shares for at least one year to $10.00 per share for stockholders who have owned shares for at least four years.  Stockholders who have held their shares for at least one year may request that we repurchase any whole number of shares by submitting a written repurchase request to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.  We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.  Through September 30, 2006, we have not repurchased any shares under our share repurchase program.

Our obligation to repurchase shares under the share repurchase program is conditioned upon our having sufficient funds available to complete the repurchase.  We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, as our board of directors, in its sole discretion, may reserve for the purpose of funding the share repurchase program.  In addition, we will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of outstanding shares of common stock at the beginning of that twelve month period.  The share repurchase program will be terminated if our shares become listed for trading on a national securities exchange or if our board determines that it is in our best interest to terminate the share repurchase program.  We may amend or modify any provision of the program at any time in our board’s discretion.

Q:  What will you do with the proceeds from this offering?

A:  Our use of proceeds will depend on the number of shares sold in the offering.  After paying the fees and expenses of the offering, we expect to use the remaining proceeds to acquire interests in commercial real estate, including acquiring REITs or other “real estate operating companies,” and other real estate assets such as collateralized mortgage-backed securities.  In addition, we may make loans to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan.  Aside from these requirements, we do not have, and do not expect to adopt, any policies limiting the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC.  Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment.  Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets.  We also may invest proceeds received from this offering in short-term, highly liquid investments.  These short-term investments typically yield less than investments in commercial real estate.  Assuming all 500,000,000 shares are sold at a price of $10.00 per share in the “best efforts” portion of the offering, we expect to have approximately $4,349,500,000 of net offering proceeds available for investment.

Q:  What is the experience of the officers and directors?

A:  Our management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse property types, as well as a broad range of experience in financing real estate assets.

Q:  How do you select investments and make investment decisions?

A:  Our Business Manager has the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions.

Q:  What real estate assets do you currently own?

A:  As of December 1, 2006, we owned, directly or indirectly through our subsidiary MB REIT, interests in eighty-three properties located in California, Connecticut, Florida, Georgia, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia, Wisconsin and Washington.  In the aggregate, these properties represent approximately 10.9 million leasable square feet.  In addition, at September 30, 2006, we had investments in marketable securities of $148,933, consisting of investments in the preferred and common stock of other REITs.

Q:  If I buy shares, will I receive distributions and, if so, how often?

A:  We intend to continue paying regular monthly cash distributions to our stockholders.  The actual amount and timing of distributions is determined by our board of directors in its discretion and typically depends on the amount of funds available, which depends on items such as current and projected cash requirements and tax considerations.  As a result, our distribution rate and payment frequency may vary from time to time.  However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our “REIT taxable income” each year.  If the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital to the extent of your tax basis and thereafter shall result in the recognition of capital gain (long-term or short-term, depending on whether you have held your stock for more than a year).  As of November 1, 2006, we began paying cash distributions per share equal to $0.61 per year.

Q:  Are distributions I receive taxable?

A:  Yes, distributions that you receive will be considered ordinary income to the extent they come from current and accumulated earnings and profits.  However, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes.  These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment in effect deferring a portion of your tax until you sell your shares or we liquidate.  Because each investor’s tax implications are different, you should consult with your tax advisor.

Q:  When will I get my tax information?

A:  Your Form 1099 tax information will be mailed by January 31st of each year.

Q:  Do you have a reinvestment program through which I can reinvest my cash distributions in additional shares?

A:  Yes, our distribution reinvestment plan allows investors to reinvest cash distributions in additional shares at $9.50 per share.  The terms of this plan may, however, be amended or the plan terminated in the sole discretion of our board.

Q:  Who can help answer questions?

A:  If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523
(630) 218-8000
Attention:  Ms. Roberta S. Matlin

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following material risks and who are able to bear the risk of losing their entire investment.  You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have a limited operating history, and neither our prior performance nor the prior performance of programs sponsored by IREIC should be used to predict our future results.

We have a limited operating history.  You should not rely on our past performance or the past performance of other real estate investment programs sponsored by IREIC to predict our future results.

There is no public market for our shares, the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price.

There is no public market for our shares and no assurance that one may develop.  We do not expect that our shares will be listed for trading on a national securities exchange in the near future.  Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements.  Our board does not anticipate evaluating a listing until at least 2010.  Further, our articles limit a person or group from owning more than 9.8% of our common stock without prior approval of our board.  These restrictions may inhibit your ability to sell your shares.  Our board of directors arbitrarily determined the offering price in its sole discretion based on:

•                                          the offering price of other REITs organized by IREIC;

•                                          the range of offering prices of other REITs that do not have a public trading market; and

•                                          the recommendation of Inland Securities Corporation.

The offering price of our shares may be higher or lower than the price at which the shares would trade if they were listed on a national securities exchange or actively traded by dealers or marketmakers.  Further, there is no assurance that you will be able to sell any shares that you purchase in the offering at prices that equal or exceed the offering price, if at all.  You may lose money on any sale.  See “Plan of Distribution – General” for additional discussion regarding the offering price of our shares.

This is a “blind pool” offering and you will not have the opportunity to evaluate our investments before we make them.

Because we have not identified all of the specific assets that we will acquire with the proceeds raised in this offering, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares.  Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed and undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type.  Our board has absolute discretion in implementing these policies and strategies, subject to the restrictions on investment objectives and policies set forth in our articles of incorporation.  See “Business and Policies – Investment Strategy” for additional discussion regarding our investment policies and strategies.

This is a “best efforts” offering and the number and type of investments will depend on the proceeds raised in this offering.

The amount of proceeds that we ultimately raise in this offering will affect the diversity of our portfolio in terms of the number and type of investments owned and the geographic regions in which our investments are located.  A total of 500,000,000 shares are being offered on a “best efforts” basis, meaning the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares.  As a result, we cannot assure you that we will sell the maximum offering amount.

Thus, the potential that our profitability will be affected by the performance of any one of our investments will increase.  Additionally, we are generally not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, and our financial condition, results of operations and ability to pay distributions to you could be adversely affected.

Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment.

Our share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us.  Our board of directors, however, may amend, suspend or terminate the share repurchase program at any time in its sole discretion without stockholder approval.  Any amendments to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment.  See “Distribution Reinvestment Plan and Share Repurchase Program – Share Repurchase Program” for additional discussion regarding amendments to, or suspension or termination of, our share repurchase program.

Risks Related to Our Business

We compete with numerous other parties or entities for real estate assets and tenants.

We compete with numerous other persons or entities seeking to buy real estate assets, including REITs or other real estate operating companies, or attract tenants to properties already owned.  These persons or entities may have greater experience and financial strength.  There is no assurance that we will be able to acquire additional real estate assets or attract tenants on favorable terms, if at all.  For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties.  All of these factors could adversely affect our results of operations, financial condition and ability to pay distributions to you.

Delays in locating suitable investments could adversely affect the return on your investment.

We may suffer from delays in locating suitable investments.  Delays may occur, for example, as a result of our relying on our Business Manager and its affiliates including Inland Real Estate Acquisitions at times when their employees are simultaneously seeking to locate suitable investments for other programs sponsored by IREIC.  Delays in selecting, acquiring and developing real estate assets could adversely affect your returns.  In addition, when we acquire a property prior to the start of construction or during the early stages of construction, it typically takes several months to complete construction and rent available space.  Therefore, cash flow attributable to those particular properties could be delayed.  If we are unable to invest our offering proceeds in income-producing real estate assets in a timely manner, our ability to pay distributions to you will be adversely affected.  As of the date of this prospectus, we have not identified all of the real estate assets that we will purchase with the proceeds of this offering.   Because we are conducting this offering on a “best efforts” basis over several months, our ability to purchase specific real estate assets will depend partially on the amount of net proceeds realized from this offering.  We also may experience delays as a result of selling shares or negotiating or obtaining the necessary purchase documentation to close an acquisition.  We also may invest all proceeds we receive from this offering in short-term, highly-liquid investments.  These short-term investments typically yield less than investments in commercial real estate.  We expect to use the principal amount of these investments, and any returns generated on these investments, to pay fees in connection with this offering and the expenses of our Business Manager, Property Managers and other affiliates of IREIC in connection with acquiring real estate assets for us.  Because cash generated by our short term investments may not be reinvested in additional short-term investments, our percentage return on short-term investments may, therefore, be less than the return an investor may otherwise realize by directly investing in similar types of short-term investments.

Your interest in us will be diluted if we issue additional shares.

Stockholders do have preemptive rights to any shares issued by us in the future.  Our articles authorize us to issue up to 1.5 billion shares of capital stock, of which 1.46 billion shares are designated as common stock and 40 million are designated as preferred stock.  We may, in the sole discretion of our board:

•                                          sell additional shares in this or future offerings;

•                                          issue equity interests in a private offering of securities;

•                                          classify or reclassify any unissued shares of preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the preferred stock;

•                                          issue shares of our capital stock on the exercise of options granted to our independent directors or employees of our Business Manager, Property Managers, Inland Real Estate Acquisitions or their affiliates;

•                                          issue shares of our capital stock in exchange for real estate assets; or

•                                          issue shares of our capital stock to our Business Manager or Property Managers in connection with any business combination between us and any of them.

In addition, we may issue shares to our Business Manager or its designee to pay certain acquisition fees.  See “Description of Securities – Issuance of Additional Securities and Debt Instruments” for additional discussion regarding the issuance of additional shares.

Your investment is directly affected by general economic and regulatory factors that impact real estate investments.

Because we invest primarily in commercial real estate, our financial condition, results of operations and our ability to pay distributions to you is directly affected by general economic and regulatory factors impacting real estate investments.  These factors are generally outside of our control.  Among the factors that could impact our real estate assets and the value of your investment are:

•                                          local oversupply, increased competition or reduced demand for real estate assets of the type that we plan to own;

•                                          financial market conditions;

•                                          inability to collect rent from tenants;

•                                          vacancies or inability to rent space on favorable terms;

•                                          inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•                                          adverse changes in the laws and regulations applicable to us;

•                                          the relative illiquidity of real estate investments;

•                                          changing market demographics;

•                                          an inability to acquire and finance properties on favorable terms;

•                                          acts of God, such as earthquakes, floods or other uninsured losses; and

•                                          changes or increases in interest rates and availability of permanent mortgage funds.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases, which could adversely affect our financial condition, results of operations and ability to pay distributions to you.

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets and, therefore, may be subject to the risks associated with mortgage-related securities.

We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets.  There are various risks associated with mortgage-related assets including:

•                                          fluctuations in value due to changes in interest rates;

•                                          interest rate caps on adjustable mortgage-backed securities;

•                                          increases in levels of prepayments;

•                                          fluctuations in the market value of mortgage-backed securities;

•                                          increases in borrower defaults;

•                                          decreases in the value of property underlying mortgage-backed securities; and

•                                          conflicts between the debt structure used to acquire a mortgage and the debt structure of the mortgages.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

In some instances, we acquire real estate assets by using either existing financing or borrowing new monies.  Our articles generally limit the total amount we may borrow to 300% of our net assets.  See “Summary of Our Organizational Documents – Restrictions on Borrowing” for additional discussion regarding these restrictions.  In addition, we may obtain loans secured by some or all of our properties or other assets to fund additional acquisitions or operations including to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes.  Payments required on any amounts we borrow reduce the funds available for distribution to our stockholders because cash otherwise available for distribution is required to pay principal and interest associated with amounts we borrow.

Defaults on loans secured by a property we own may result in foreclosure actions initiated by lenders and our loss of the property or properties securing the loan that is in default.  For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property.  If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure but would not receive any cash proceeds.  We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets.  In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so.  If any mortgages contain cross-collateralization or cross-default provisions, more than one property may be affected by a default.  If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to you will be adversely affected.

We compete with real estate investment programs sponsored by IREIC for the time and services of personnel.

IREIC has sponsored other REITs, private real estate equity programs, exchange programs and private placement mortgage and note programs, and may in the future sponsor other real estate investment programs.  These programs compete with us for the time and attention of persons employed by our Business Manager, Inland Real Estate Acquisitions or our Property Managers and any of these other programs.  In addition, two of our directors, Ms. Gujral and Mr. Parks, who also serve as our president and chairman of the board, respectively, are employed by IREIC or its affiliates.  These persons may have conflicts in allocating their time and attention between us and these other programs or in acquiring properties or negotiating with tenants.  For example, a real estate asset or tenant may be directed to a competing program sponsored by IREIC even though we may desire to acquire the property or to enter into, or retain, a lease with the tenant in question.  See “Conflicts of Interest” generally for additional discussion regarding competition with real estate investment programs sponsored by IREIC.

There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance.

Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with entities sponsored by IREIC.  The business plans of these entities focus on purchasing shopping centers located throughout the United States.  Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States.  We compete with these entities to the extent we seek to acquire shopping centers and single tenant net-leased properties.  The resolution of conflicts in favor of other entities would result in our losing investment opportunities.  See “Conflicts of Interest” generally for additional discussion regarding conflicts that may affect our acquisition of properties and financial performance.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties, REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you.

If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity.  Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or “adjustable” rates.  Increases in interest rates increase our interest costs.  If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you.  Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors.  In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.  Any restrictions on us or our operations also could limit our ability to pay distributions to you.

If we do not have sufficient working capital, we will have to obtain financing from other sources.

If we do not have sufficient working capital, we will have to obtain financing from sources affiliated with our sponsor or from unaffiliated third parties to fund our cash requirements.  We cannot assure you that sufficient financing will be available or, if available, will be available on acceptable terms.  Additional borrowing for working capital purposes will increase our interest expense and could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.  We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in collateralized mortgage-backed securities.  In this context, credit risk is the risk that borrowers will default on the mortgages underlying the collateralized mortgage-backed securities.  We intend to manage this risk by investing in collateralized mortgage-backed securities guaranteed by U.S. government agencies, such as the

Government National Mortgage Association (GNMA), or U.S. government sponsored enterprises, such as the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC).  Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the collateralized mortgage-backed securities.  For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing.  As prepayments occur, principal is returned to the holders of the collateralized mortgage-backed securities sooner than expected, thereby lowering the effective yield on the investment.  On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages.  As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the collateralized mortgage-backed securities.  We intend to manage interest rate risk by purchasing collateralized mortgage-backed securities offered in tranches, or with sinking fund features, that are designed to match our investment objectives.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.  See “Business and Policies” for additional discussion regarding collateralized mortgage-backed securities.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities.  Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks.  We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with the use of derivative financial instruments.  In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings.  Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective.  We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based.  Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.  We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

The use of derivative financial instruments may reduce the overall returns on your investments.  We have limited experience with derivative financial instruments and may recognize losses in our use of derivative financial instruments.  Any loss will adversely affect our results of operations, financial condition and ability to pay distributions to you.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk” for additional discussion regarding derivative financial instruments.

The total amount we may borrow is limited by our articles of incorporation.

Our articles generally limit the total amount we may borrow to 300% of our net assets.  This limit could adversely affect our business, including:

•                                          limiting our ability to purchase real estate assets;

•                                          causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

•                                          causing operational problems if there are cash flow shortfalls for working capital purposes; and

•                                          causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

See “Summary of Our Organizational Documents – Restrictions on Borrowing” for additional discussion regarding restrictions on borrowing.

We may lend money to affiliates of, or entities sponsored by, IREIC.

If we have excess working capital, we may, from time to time, lend money to affiliates of, or entities sponsored by, IREIC in accordance with our investment policies.  These loan arrangements will not be negotiated at arm’s length and may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length arrangements with a third-party borrower.  Defaults on any of these loans could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk.  For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions.  Investments in real estate assets also are subject to adverse changes in general economic conditions which reduce the demand for rental space.  Other factors also affect the value of real estate assets, including:

•                                          federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions;

•                                          labor and material costs; and

•                                          the attractiveness of a property to tenants.

Further, if our investments do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions will be adversely affected.

We depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.

Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with that lease and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action.  If a tenant defaults or declares bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment.  Termination of significant leases also would have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Further, we may enter into leases containing co-tenancy provisions.  Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate after being open, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant.  A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease.  The exercise of any co-tenancy rights by tenants could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may incur additional costs in acquiring or re-leasing properties.

We may invest in properties designed or built primarily for a particular tenant or a specific type of use known as a “single-user facility.”  If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs.  We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant.  These consequences would adversely affect our revenues and reduce the cash available for distribution to our stockholders.

We may be restricted from re-leasing space.

In the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center.  These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of September 30, 2006, approximately 19% of our rental revenue, on an annualized basis, was generated by the SBC Center in Hoffman Estates, Illinois.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property.  As a result of the concentration of revenue generated from this property, if SBC Services were to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the defaults were cured or the property was leased to a new tenant or tenants, which could adversely affect our results of operations.

We may be unable to sell assets if or when we decide to do so.

Our ability to sell real estate assets is affected by many factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type.  These factors are beyond our control.  We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property by providing financing to the purchaser.  There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price.  The terms of payment to us will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions.  If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed.  In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.  We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser.  Defaults by any purchaser under any financing arrangement with us could, therefore, adversely affect our financial condition, results of operations and our ability to pay distributions to you.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We typically finance a portion of the purchase price for each property that we acquire.  However, to ensure that our offers are as competitive as possible, we generally do not enter into contracts to purchase property that include financing contingencies.  Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition.  In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders.  Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract.  If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.  These consequences would adversely affect our revenues, diminish our portfolio and reduce the cash available for distribution to our stockholders.

There is no assurance that we will be able to continue paying cash distributions or that distributions will increase over time.

We intend to continue paying regular monthly cash distributions to our stockholders.  However, there are many factors that can affect the availability and timing of cash distributions to stockholders such as our ability to buy, and earn positive yields on, real estate assets, the yields on securities of other entities in which we invest, our operating expense levels, as well as many other variables.  Actual cash available for distributions may vary substantially from estimates.  There is no assurance that we will be able to continue paying distributions or that the amount of distributions will increase over time.

Even if we are able to continue paying distributions, the actual amount and timing of distributions is determined by our board of directors in its discretion and typically depends on the amount of funds available for distribution, which depends on items such as current and projected cash requirements and tax considerations.  As a result, our distribution rate and payment frequency may vary from time to time.  Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital to the extent of your tax basis and thereafter shall result in the recognition of capital gain (long-term or short-term, depending on whether you have held your stock for more than a year).  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Distributions” and “Description of Securities – Distributions” for additional discussion regarding distributions.

Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have agreed to either forgo or defer a portion of the business management and advisory fee due them from the other REITs sponsored by IREIC to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties.  In each case, IREIC or its affiliates determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods.  In the case of Inland Western, IREIC also advanced monies to Inland Western to pay distributions.  See “Prior Performance of IREIC Affiliates – Publicly Registered REITs” for a greater discussion of the amounts forgone, deferred or advanced.  There is no assurance that our Business Manager will agree to forgo, defer or advance monies to enable us to pay distributions while we are raising capital and acquiring real estate assets.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment.  We may acquire real estate assets located in areas that are susceptible to attack.  These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs.  Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur.  Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims.  Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

An increase in real estate taxes may decrease our income from properties.

From time to time the amount we pay for property taxes will increase as either property values increase or assessment rates are adjusted.  Increases in a property’s value or in the assessment rate will result in an increase in the real estate taxes due on that property.  If we are unable to pass the increase in taxes through to our tenants, our net operating income for the property will decrease, which could have a material adverse effect on our financial condition, results of operation and ability to pay distributions to you.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

We attempt to adequately insure all of our properties against casualty losses.  There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims.  Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans.  These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties.  In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  If we incur any casualty losses not fully covered by insurance, the value of our assets will be reduced by the amount of the uninsured loss.  In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any of these sources of funding will be available to us in the future.  See “Business and Policies – Insurance” for additional discussion regarding uninsured losses.

Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks.

Investing in properties under development subjects us to uncertainties such as the ability to achieve desired zoning for development, environmental concerns of governmental entities or community groups, ability to control construction costs or to build in conformity with plans, specifications and timetables.  Delays in completing construction also could give tenants the right to terminate preconstruction leases for space at a newly-developed project.  We may incur additional risks when we make periodic progress payments or advance other costs to third parties prior to completing construction.  These and other factors can increase the costs of a project or cause us to lose our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of fair market value upon completing construction when agreeing upon a price to be paid for the property at the time we acquire the property.  If our projections are inaccurate, we may pay too much for a property, and our return on investment could suffer, thus impacting our ability to pay distributions to you.  See “Business and Policies – Construction and Development Activities” for additional discussion regarding potential development and construction delays.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties, regardless of fault or whether the original disposal was legal.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended to require compliance with new or more stringent standards as of future dates.  Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to spend material amounts of money.  Future laws, ordinances or regulations may impose material environmental liability.  Further, the condition of our properties may be affected by tenants, the condition of the land, operations in the vicinity of the properties, such as the presence of underground or above-ground storage tanks, or the activities of unrelated third parties. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations.  The cost of complying or failing to comply with all of the environmental laws and other governmental laws and regulations may have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.  See “Business and

Policies – Government Regulations” for additional discussion regarding environmental laws and regulations.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in a property.  The costs of removing or remediating could be substantial.  These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous or toxic substances.  Environmental laws also may impose restrictions on the manner in which property may be used or businesses that may be operated.  These restrictions may require us to spend substantial amounts of money.  Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to hazardous substances.  The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our financial condition, results of operations and ability to pay distributions to you.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold.  Mold growth may occur when moisture accumulates in buildings or on building materials.  Some molds may produce airborne toxins or irritants.  Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940.  If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company.  If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•                                          place limits on our capital structure;

•                                          impose restrictions on specified investments;

•                                          prohibit transactions with affiliates; and

•                                          require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

To maintain the exemption, we must engage primarily in the business of buying or investing in real estate.  These investments must be made within a year after the offering ends.  If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of terminating the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns.  Doing so would likely reduce the cash available for distribution to you.

To comply with the exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise want to retain.  In addition, we may have to acquire assets that generate additional income or loss that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire consistent with our strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

The costs associated with complying with the Americans With Disabilities Act may reduce the amount of cash available to distribute to you.

Investment in real estate assets also may be subject to the Americans With Disabilities Act of 1990, as amended.  Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  We attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act.  We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.  Any monies we use to comply with the act will reduce the amount of cash available to distribute to you.  See “Business and Policies – Government Regulations” for additional discussion regarding the Americans with Disabilities Act of 1990.

Sale leaseback transactions may be recharacterized in a manner unfavorable to us.

We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller.  The transaction may, however, be characterized as a financing instead of a sale in the case of the seller’s bankruptcy.  In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself.  The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions.  The transaction also may be recharacterized as a joint venture.  In this case, we would be treated as a joint venturer with liability, under some circumstances, for debts incurred by the seller relating to the property.  Thus, recharacterization of a sale leaseback transaction could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions.

We have entered into, and may continue to enter into, transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (a “1031 Exchange Transaction”).  Real estate acquired through a 1031 Exchange Transaction is commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (1031 Participants) in tax pass-through entities, including single-member limited liability companies or similar entities.  Changes in tax laws may adversely affect 1031 Exchange Transactions.  Owning co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as:

•                                          the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                                          the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•                                          the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow a bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

If our interests become adverse to those of the other co-tenants in a 1031 Exchange Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants.  Even if we are given the opportunity to purchase the co-tenancy interests, we cannot guarantee that we will have sufficient funds available to complete a purchase.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests.  Therefore, we may not be able to sell our interest in a property at the time we would like to sell.  We also expect it to be more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.  Further, agreements that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, limiting our ability to borrow funds in the future.  See “Business and Policies – Joint Ventures and Other Co-Ownership Arrangements” for additional discussion regarding co-tenancies.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Subject to the limitations set forth in our articles, a director will not have any liability for monetary damages under Maryland law so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinary prudent person in a like position would use under similar circumstances.  In addition, our articles, in the case of our directors, officers, employees and agents, and the business management agreement and the property management agreements, with our Business Manager and Property Managers, respectively, require us to indemnify these persons for actions taken by them in good faith and without negligence or misconduct, or, in the case of our independent directors, actions taken in good faith without gross negligence or willful misconduct.  Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers.  As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law.  In addition, we may be obligated to fund the defense costs incurred by these persons in some cases.  See “Limitation of Liability and Indemnification of Directors and Officers” for additional discussion regarding claims against our officers and directors.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares.

Corporations organized under Maryland law are permitted to protect themselves from unsolicited proposals or offers to acquire the company.  Although our articles currently provide that we are not subject to these provisions, our stockholders could approve an amendment to our articles eliminating this restriction.  If we do become subject to these provisions in the future, our board of directors would have the power under Maryland law to, among other things, amend our articles without stockholder approval to:

•                                          stagger our board of directors into three classes;

•                                          require a two-thirds vote of stockholders to remove directors;

•                                          empower only remaining directors to fill any vacancies on the board;

•                                          provide that only the board can fix the size of the board;

•                                          provide that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•                                          require that special stockholders meetings be called only by holders of a majority of the voting shares entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for your shares.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent purchase of stock by the interested stockholder.  After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•                                          80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•                                          two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our articles exempt any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Property Managers, from the provisions of this law.

See “Description of Securities – Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding business combinations under the Maryland Business Combination Act and our articles.

Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors.

To continue to qualify as a REIT, no more than 50% of the outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year.  Our articles prohibit any persons or groups from owning more than 9.8% of our common stock without the prior approval of our board of directors.  These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock.  Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.  See “Description of Securities – Restrictions on Ownership and Transfer” for additional discussion regarding restrictions on the ownership of common stock.

Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our articles, to issue up to forty million shares of preferred stock without stockholder approval.  Further, subject to certain restrictions set forth in our articles, our board may classify or reclassify any unissued preferred stock and establish the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any preferred stock.  Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.  See “Description of Securities – Authorized Stock” for additional discussion regarding the issuance of shares of preferred stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

Under the Maryland Control Share Acquisition Act, persons or entities owning “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the corporation’s disinterested stockholders.  Shares of stock owned by the acquirer or by officers or directors who are employees of the corporation, are not considered disinterested for these purposes.  “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.  The Control Share Acquisition Act does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by our articles or bylaws.  Our articles exempt transactions between us and The Inland Group and its affiliates, including our Business Manager and Property Managers, from the limits imposed by the Control Share Acquisition Act.  This statute could have the effect of discouraging offers from third parties to acquire us and increase the difficulty of successfully completing this type of offer by anyone other than The Inland Group and its affiliates.  See “Description of Securities – Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding the Control Share Acquisition Act.

Risks Related to Our Business Manager, Property Managers and their Affiliates

We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Property Managers and other affiliates of IREIC were negotiated at arm’s length.  These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s-length agreements with third parties.  See “Management – The Business Management Agreement,” “– Property Management Agreements” and “– Property Acquisition Agreement” for additional discussion regarding these agreements.

Our Business Manager receives fees based upon our invested assets and, in certain cases, the purchase price for these assets, and may recommend that we make investments in an attempt to increase its fees.

Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs or other real estate operating companies.  The book value of our assets includes amounts borrowed to acquire these assets.  Also, we will pay our Business Manager a fee each time we acquire a REIT or other real estate operating company.  Our Business Manager may, therefore: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired.  Further, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.  See “Management – The Business Management Agreement” for additional discussion regarding the fees paid to our Business Manager.

We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC and cannot predict the amount of fees to be paid.

We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC for services provided to us.  Because these fees generally are based on the amount of our invested assets, the purchase price for these assets or the revenues generated by our properties, we cannot predict the amounts that we will ultimately pay to these entities.  In addition, because employees of our Business Manager are given broad discretion to determine when to consummate a particular real estate transaction, we rely on these persons to dictate the level of our business activity.  Fees paid to our Business Manager, Property Managers and other affiliates of IREIC reduce funds available for distribution to our stockholders.  See “Management – The Business Management Agreement,” “– Property Management Agreements” and “– Property Acquisition Agreement” for additional discussion regarding the fees paid to our Business Manager, Property Managers and other affiliates of IREIC.

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers.

We rely on persons employed by our Business Manager and Property Managers to manage our day-to-day operations.  Some of these individuals, including two of our directors, Ms. Gujral and Mr. Parks, who serve as our president and chairman of the board, respectively, also are employed by IREIC or its affiliates, and may provide services to one or more of the following investment programs previously sponsored by IREIC:  Inland Western Real Estate Trust, Inc.; Inland Retail Real Estate Trust, Inc.; Inland Real Estate Corporation; Inland Land Appreciation Fund, L.P.; Inland Land Appreciation Fund II, L.P.; and InLand Capital Fund, L.P.  These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and the business of IREIC and its affiliates.  During times of intense activity, these individuals may not be able to devote all of their time and resources to our business, which could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We acquire real estate assets from affiliates of IREIC in transactions in which the price is not the result of arm’s length negotiations.

We have acquired real estate assets from affiliates of IREIC, and may do so in the future.  Although the purchase price we paid for the assets was equal to the price paid for the assets by the affiliate plus any costs incurred by the affiliate in acquiring or financing the property or asset, it is possible that we could have negotiated a better price if we had negotiated directly with the seller.

From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC.  Our interests in these transactions may be different from the interests of affiliates in these transactions.

From time to time, we purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC.  The officers, directors or employees of our Business Manager, Inland Real Estate Acquisitions or our Property Managers who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand.  We may, therefore, end up paying a higher price to acquire the asset or sell the asset for a lower price than we would if these other relationships did not exist.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Shefsky & Froelich Ltd. serves as our general legal counsel as well as legal counsel to Inland Securities, our dealer manager.  Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager.  If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.  See “Legal Matters” for additional discussion regarding our legal counsel.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC and is not, therefore, independent.  Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings.  Further, none of the fees and expenses payable to Inland Securities have been negotiated at arm’s length.

Federal Income Tax Risks

If we fail to qualify as a REIT in any taxable year, our operations and distributions to stockholders will be adversely affected.

We intend to operate so as to continue qualifying as a REIT under the Internal Revenue Code.  A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders.  Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations.  The determination of various factual matters and circumstances is not entirely within our control and may affect our ability to qualify, or continue to qualify, as a REIT.  In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

If we were to fail to qualify as a REIT in any taxable year:

•                                          we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

•                                          we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•                                          we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

•                                          we would have less cash to pay distributions to stockholders; and

•                                          we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

See “Federal Income Tax Considerations – General – Failure to Qualify as a REIT” for additional discussion regarding the failure to qualify as a REIT.

Distributions to tax-exempt investors may be classified as unrelated business tax income.

The Internal Revenue Code may classify distributions paid to a tax-exempt investor as unrelated business tax income, or UBTI, if the investor borrows money to purchase our shares.  See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders – Taxation of Tax-Exempt Stockholders” for additional discussion regarding distributions to tax-exempt investors.

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” should consider whether investing in our common stock:

•                                          is subject to the “plan assets” rules under ERISA and the Internal Revenue Code;

•                                          satisfies the fiduciary standards of care established under ERISA;

•                                          is subject to the unrelated business taxation rules under Section 511 of the Internal Revenue Code; and

•                                          constitutes a prohibited transaction under ERISA or the Internal Revenue Code.

We intend to satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA.  Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA.  We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA.  See “ERISA Considerations” generally for additional discussion regarding ERISA.

If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies.  This is known as the  “look-through rule.”  Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code.  If our Business Manager or we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected.  Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance.  See “ERISA Considerations” generally for additional discussion regarding ERISA plan assets.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares, you should satisfy yourself that, among other things:

•                                          your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                                          your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•                                          your investment satisfies the prudence and diversification requirements of ERISA;

•                                          your investment will not impair the liquidity of the plan or IRA;

•                                          your investment will not produce unrelated business taxable income, or UBTI, for the plan or IRA;

•                                          you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•                                          your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

See “ERISA Considerations” for additional discussion regarding investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares.

The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares.

The annual statement of value will report the value of each share of common stock as of the close of our fiscal year.  No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation.  The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering.  Because this is only an estimate, we may subsequently revise any annual valuation that is provided.  We cannot assure that:

•                                          a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•                                          stockholders could realize that value if they attempted to sell their common stock; or

•                                          an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our common stock becomes listed for trading on a national securities exchange.  See “ERISA Considerations – Valuation” for additional discussion regarding the annual statement of value.

You may have tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock.  As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability.  See “Federal Income Tax Considerations – Distribution Reinvestment Plan” for additional discussion regarding tax liability on distributions reinvested in our common stock.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you.

Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes.  For example, if we have net income from a “prohibited transaction,” we will incur taxes equal to the full amount of the income from the prohibited transaction.  We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs.  We also may decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on this income.  In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly.  However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of the tax liability.  We also may be subject to state and local taxes on our income or property, either directly or at the level of the other companies through which we indirectly own our assets.  Any federal or state taxes paid by us will reduce our cash available to pay distributions to you.  See “Federal Income Tax Considerations – General” for additional discussion regarding federal and state income taxes.

Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property.  This could affect our ability to maintain our status as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations.  Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk generally will constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs, and also will be treated as nonqualifying income for purposes of the 95% income test also applicable to REITs unless specified requirements are met.  In addition, any income from foreign currency or other hedging transactions would generally constitute nonqualifying income for purposes of both the 75% and 95% income tests.  As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.  See “Federal Income Tax Considerations – General – Derivatives and Hedging Transactions” for additional discussion regarding our ability to hedge effectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities.   We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions.  These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among other things, those discussed above under the heading “Risk Factors” above.  We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

SELECTED FINANCIAL DATA

The following table shows selected financial data relating to the historical financial condition and results of operations of Inland American, MB REIT and the properties we own through our consolidated joint ventures with CE Investment Associates 2001, LLC and Columbia Hyde Group, L.L.C., referred to herein as the “JV Properties.”  For purposes of this table, the Inland American data does not include the data of MB REIT or the JV Properties.  This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus.  All dollar amounts are stated in thousands, except per share amounts.

		As of September 30, 2006	As of December 31, 2005	As of December 31, 2004
		(Dollar amounts in thousands)
Total assets
Inland American	$	921,548	66,263	731
MB REIT and the JV Properties	$	1,431,641	799,588	—
Total	$	2,353,189	865,851	731

Mortgages and margins payable				—
Inland American	$	61,219	14,097	—
MB REIT and the JV Properties	$	774,192	213,557	—
Total	$	835,411	227,654	—

	For the three months ended	For the nine months ended	For the year ended	For the period October 4, 2004 (inception) to
	September 30, 2006	September 30, 2006	December 31, 2005	December 31, 2004
	(Dollar amounts in thousands)
Total income
Inland American	$—	—	—	—
MB REIT and the JV Properties	$35,127	73,954	6,668	—
Total	$35,127	73,954	6,668	—

Total interest and dividend income
Inland American	$5,534	10,880	334	—
MB REIT and the JV Properties	$1,101	3,174	1,406	—
Total	$6,635	14,054	1,740	—

Net income (loss) applicable to common shares	$916	(1,530)	(1,373)	(24)

Funds From Operations (a)	$13,067	24,160	(784)	—

Cash flows provided by (used in) operating activities
Inland American	$12,959	14,772	1,077	(14)
MB REIT and the JV Properties	$13,120	30,074	10,421	—
Total	$26,079	44,846	11,498	(14)

Cash flows (used) in investing activities
Inland American	$(43,069)	(154,399)	(28,340)	—
MB REIT and the JV Properties	$(346,288)	(676,728)	(782,385)	—
Total	$(389,357)	(831,127)	(810,725)	—

Cash flows provided by financing activities
Inland American	$299,692	784,476	103,189	214
MB REIT and the JV Properties	$100,345	320,585	732,966	—
Total	$400,037	1,105,061	836,155	214

Weighted average number of common shares outstanding, basic and diluted	76,848,460	47,631,587	884,058	20,000

(a)                                  One of our objectives is to provide cash distributions to our stockholders from cash generated by our operating activities. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO,” which it believes more accurately reflects the operating performance of a REIT.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to “net income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our performance because FFO excludes non-cash items from GAAP net income.  Our management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the three months ended September 30, 2006	For the nine months ended September 30, 2006	For the year ended December 31, 2005
		(In Thousands)
	Net income (loss) applicable to common shares	$916	(1,530)	(1,373)
Add:	Depreciation and amortization related to investment properties	13,546	30,495	3,450
Less:	Minority interests’ share of the above adjustment	1,395	4,805	2,861

	Funds from operations	$13,067	24,160	(784)

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2005 and September 30, 2006.  The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan.  The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

	December 31,	September 30,
	2005	2006
	(In Thousands)
Debt:
Mortgage Notes Payable	$213,557	$774,192
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—	—
Common Stock, $0.001 Par Value, 1,460,000,000 Shares Authorized, 94,836,131 and 9,873,834 shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	10	95
Additional Paid-In Capital	86,410	847,033
Retained Earnings Deficit	(1,335)	(15,998)
Total Stockholders’ Equity:	85,085	831,130
Total Capitalization:	$298,642	$1,609,086

COMPENSATION TABLE

The following tables describe the compensation we pay, or expect to pay, to our Business Manager, Property Managers and their respective affiliates.  In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category.  A summary of all compensation that we have actually paid to our Business Manager, Property Managers and their respective affiliates for the period from October 4, 2004 (inception) through September 30, 2006 is set forth immediately following these tables below.

We define “net income” as total revenues less expenses other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves.  When we use the term “net income” for purposes of calculating some expenses and fees, it excludes certain items from income, such as the gain from the sale of our assets or expenses such as depreciation and non-cash reserves.  This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA, but is not in accordance with generally accepted accounting principles, or GAAP, in the United States.  Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA REIT Statement.

Nonsubordinated Payments

The following compensation, allowances and fees we pay, or expect to pay, to our Business Manager and its affiliates are not subordinated to the returns on invested capital paid to our stockholders.

Offering Stage

SELLING COMMISSIONS

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Selling commissions payable to Inland Securities Corporation and soliciting dealers designated by Inland Securities.

We pay Inland Securities a selling commission equal to 7.5% (up to 7% of which may be reallowed to participating dealers) of the sale price for each share sold in the “best efforts” offering, subject to reduction for special sales under the circumstances as described in the “Plan of Distribution – Compensation We Pay For the Sale of Our Shares.”

Inland Securities, or any of its directors, officers, employees or affiliates, may purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent

The actual amount depends on the number of shares sold. If the maximum amount of 540,000,000 shares (500,000,000 shares offered at a price of $10.00 per share and 40,000,000 shares offered at a price of $9.50 per share through our distribution reinvestment plan) is sold, and there are no special sales, we will pay a total of $375,000,000 in selling commissions. We do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

SELLING COMMISSIONS

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

purchases of shares to these entities or individuals may not exceed 5%.

Each soliciting dealer and their respective directors, officers, employees or affiliates initially may purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares may not exceed 5%.

MARKETING AND DUE DILIGENCE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Marketing contribution and due diligence expense allowance paid to Inland Securities and the soliciting dealers.

We pay a marketing contribution equal to 2.5% of the gross offering proceeds from shares sold in the “best efforts” offering to Inland Securities, which may reallow up to 1.5% to soliciting dealers. We pay an additional 0.5% of these gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses. We do not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and those described in “Plan of Distribution – Volume Discounts.”

The actual amount depends on the number of shares sold. Assuming no special sales, we will pay $150,000,000 in the aggregate if we sell the maximum number of 540,000,000 shares (500,000,000 shares offered at a price of $10.00 per share and 40,000,000 shares offered at a price of $9.50 per share through our distribution reinvestment plan) for marketing and due diligence. We do not pay these fees in connection with shares of common stock issued through our distribution reinvestment plan.

Expenses of Issuances and Distribution

Type of Compensation and Recipient	Method of Compensation		Estimated Amount

Other expenses of issuances and distribution.	We have paid or expect to pay the following expenses in connection with this offering:

All amounts other than the SEC registration fee and the NASD filing fee are estimates. The actual amounts of these expenses cannot be determined at the present time. We estimate the total amount for expenses of issuances and distribution will be approximately $50,500,000.

	SEC Filing Fees	$633,226
	NASD Filing Fee	$75,500
	Printing & Mailing Exp.	$20,000,000
	Blue Sky Fees/Exp.	$1,000,000
	Legal Fees/Exp.	$2,500,000
	Accounting Fees/Exp.	$2,500,000
	Advertising/Sales Lit.	$16,500,000
	Transfer Agent Fees	$3,500,000
	Data Processing Fees	$1,000,000
	Bank Fees and Other Admin. Exp.	$2,791,274

We reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. However, our Business Manager has agreed to pay any organization and offering expenses, including selling commissions and the other fees payable to Inland Securities that exceed 15% of the gross offering proceeds.

As of September 30, 2006, we have reimbursed IREIC $3,080,967 for costs and other expenses of issuance and distribution that it paid on our behalf in connection with this offering. As of September 30, 2006, IREIC has not advanced any additional fees that have not otherwise been reimbursed.

Operational Stage

ACQUISITION EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Acquisition expenses paid to our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates.

We reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the real estate assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced. Reimbursable expenses include payments for things such as property appraisals, environmental surveys, property audit fees, legal fees, due diligence review and business travel, such as airfare, hotel, meal and phone charges.

The actual amount depends on each asset and cannot be determined at this time.

Acquisition fee paid to our Business Manager or its designee.

We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee will be equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. We will pay acquisition fees either in cash or by issuing shares of our common stock, valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent

The actual amount depends on the amount invested in each asset and cannot be determined at this time.

ACQUISITION EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share. Any shares issued will be subject to restrictions on transfer. If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions contained in our articles to permit the issuance of the additional shares. This fee terminates if we acquire our Business Manager. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” and “Management – Property Acquisition Agreement – Compensation” for additional discussion regarding this fee.

The following table sets forth other fees and expenses that we pay, or expect to pay, in operating our business. Except to the extent that these fees and expenses are calculated pursuant to a formula or based on a percentage of an underlying amount, we believe that the billing rates we pay do not exceed 90% of the market rates for similar services.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property management fee paid to our Property Managers.

We pay the applicable Property Manager a monthly fee equal to a total of 4.5% of the gross income of each property managed directly by the Property Manager, its affiliates or agents. We pay this fee for services in connection with renting, leasing, operating and managing each property. As is customary in the industry, we reimburse the Property Manager, its affiliates and agents for property-level expenses that they pay or incur on our behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. See “Management – Property Management Agreements” for more information about the services provided or arranged by our Property Managers.

The actual amount depends on the gross income generated by properties managed by our Property Managers, their affiliates and agents and cannot be determined at the present time.

Oversight fee paid to our Property Managers.

We pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each property managed directly by entities other than our Property Managers, their affiliates or agents. We pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of our Property Managers. In no event will any of our Property Managers receive a property management fee and an oversight fee with respect to a particular property. Further, in no event will the aggregate amount of the property management fee paid to entities other than our Property Managers, their affiliates or agents

The actual amount depends on the gross income generated by the properties overseen by our Property Managers, its affiliates and agents and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

plus the oversight fee paid to any Property Manager exceed a total of 4.5% of the gross income of the particular property. Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be. This fee terminates if we acquire our Property Managers.

Interest expense paid to our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC.

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates.

The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time. We cannot determine the amount at this time.

We pay Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for purchasing, selling and servicing mortgages.

We pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. Any of these fees must be approved by a majority of our directors and a majority of our independent directors as fair and reasonable to us.

The actual amount depends on results of operations and cannot be determined at the present time.

We reimburse IREIC, our Business Manager and their respective affiliates for providing ancillary services.

We reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us, including the costs of salaries and benefits of persons employed by these entities and performing services for us. See “Management – The Business Management Agreement – Ancillary Agreements” for a description of how we may reimburse

The actual amount depends on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

these service providers.

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities.

We pay annual fees totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance.

The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Liquidation Stage

Liquidation Stage

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property disposition fee to be paid to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp.

We may pay a property disposition fee to Inland Real Estate Sales or Inland Partnership Property Sales in an amount equal to the lesser of:

•      3% of the contract sales price of the property; or

•      50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.

The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. We may pay these fees only if these entities provide substantial service in connection with selling a property. This fee terminates if we acquire our Business Manager.

The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time.

Subordinated Payments

We may pay the following additional fees to our Business Manager after a minimum return on invested capital has been paid to our stockholders.

Operational Stage

ASSET MANAGEMENT FEE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Business management fee paid to our Business Manager.

We pay our Business Manager an annual business management fee of up to 1% of our “average invested assets,” payable quarterly in an amount equal to 0.25% of our average invested assets as of the last day of the immediately preceding quarter. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. We pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate. This fee terminates if we acquire our Business Manager. Separate and distinct from any business management fee, we also reimburse

The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.

For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of:

•      2% of our average invested assets for that fiscal year; or

•      25% of our net income for that fiscal year, subject to certain adjustments described herein.

For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

Incentive fee paid to our Business Manager.

After our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that

The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

we acquire and operate as a subsidiary. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. This fee terminates if we acquire our Business Manager.

Actual Compensation

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds. Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. Through September 30, 2006, these organization and offering expenses did not exceed the 4.5% or 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

For the period from October 4, 2004 (inception) through September 30, 2006, we have incurred the following expenses in connection with the offering and sale of our shares:

Offering Stage
Selling commissions	$65,941,231
Marketing contributions	23,459,859
Other expenses to affiliates of the Business Manager	893,127
Other expenses	11,386,184
Total organization and offering expenses:	$101,680,401

For the period from October 4, 2004 (inception) through September 30, 2006, we or MB REIT have paid or incurred the following operating expenses in connection with our operational stage activities:

Operational Stage
Acquisition expenses	$434,742
Acquisition fees	0
Property management fees	2,946,215
Oversight fees	0
Interest expense	0
Service fee associated with purchasing, selling and servicing mortgages	1,215,624
Ancillary services reimbursements	1,939,893
Business management fees	1,200,000
Investment advisor fees	565,436
Incentive fees	0
Total operating fees and expenses:	$8,301,910

We have not sold any properties and, therefore, no disposition fees have been paid or incurred by us or MB REIT for the period from October 4, 2004 (inception) through September 30, 2006.

USE OF PROCEEDS

The amounts reflected in the “estimated proceeds” column below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The “actual proceeds” column reflects our actual use of offering proceeds through September 30, 2006.  Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.”  The “estimated proceeds” column does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Estimated Proceeds		Actual Proceeds as of September 30, 2006
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$5,000,000,000	100.00%	$947,857,289	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$65,941,231	6.96%
Marketing Contribution	$125,000,000	2.50%	$23,459,859	2.48%
Due Diligence Expense Allowance	$25,000,000	0.50%	—	0.00%
Organization and Offering Expenses(2)	$50,500,000	1.01%	$12,279,311	1.30%
TOTAL EXPENSES:	$575,500,000	11.51%	$101,680,401	10.73%
Gross Amount Available	$4,424,500,000	88.49%	$846,176,888	89.27%
Less:
Working Capital Reserve(3)	$50,000,000	1.00%	—	0.00%
Acquisition Expenses (4)	$25,000,000	0.50%	$434,742	0.05%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,349,500,000	86.99%	$845,742,146	89.23%

(1)   In the “actual proceeds” column, gross proceeds of $947,857,289 includes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering.

(2)   Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)   As of September 30, 2006, we have not funded a working capital reserve.  Our working capital, as of that date, was approximately $95.5 million.  We expect to fund a working capital reserve of up to 1% of gross offering proceeds by the time the offering terminates.

(4)   The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

PRIOR PERFORMANCE OF IREIC AFFILIATES

Prior Investment Programs

During the ten year period ending September 30, 2006, IREIC and its affiliates have sponsored three other REITs and fifty-five real estate exchange private placements, which altogether have raised more than $7.9 billion from over 182,100 investors in offerings for which Inland Securities has served as dealer manager.  During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, have raised approximately $7.6 billion from over 181,200 investors. Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these private placement programs do not have investment objectives similar to ours.  However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies.  The three REITs that seek current income and capital appreciation represent approximately 95% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 93% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to Inland Securities and our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which is reallowed to soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Further, we pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending September 30, 2006, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus.  This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager.  All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Real Estate Exchange Corporation is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT.  ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of September 30, 2006 (1)	Inland Real Estate Exchange Private Placement Offerings as of September 30, 2006

Number of programs sponsored	1	1	1	55
Aggregate amount raised from investors	$4,430,340,000	2,424,515,000	713,284,000	384,659,000
Approximate aggregate number of investors	117,000	57,600	6,600	900
Number of properties purchased	303	287	162	55
Aggregate cost of properties	$7,484,231,000	4,138,046,000	1,687,044,000	919,733,000
Number of mortgages/notes receivable	6	0	0	0
Principal amount of mortgages/notes receivable	$119,763,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	69.00%	89.00%	89.00%	39.00%
Single-user net lease	31.00%	11.00%	11.00%	10.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	42.00%
Industrial	0.00%	0.00%	0.00%	9.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	35.00%	39.00%	38.00%	38.00%
Existing construction	65.00%	61.00%	62.00%	62.00%

Number of properties sold in whole or in part	0	13	18	1

Number of properties exchanged	0	0	0	0

(1)   On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments.  IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering.  Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement.  Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

During the three years prior to September 30, 2006, Inland Western Retail Real Estate Trust, Inc. purchased 303 properties, Inland Real Estate Corporation purchased nineteen commercial properties and Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed by Inland Securities in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through September 30, 2006, IRC had issued approximately 15.1 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $713.3 million as of September 30, 2006. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On September 30, 2006, the closing price of the stock on the New York Stock Exchange was $17.52 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances.  All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of September 30, 2006, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, equal portions of which are paid monthly.

As of September 30, 2006, IRC owned 144 properties for an aggregate purchase price of approximately $1.7 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties and draws on its line of credit. As of September 30, 2006, IRC had debt of approximately $628.9 million secured by its properties and had $142 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI has realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of

September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

On October 20, 2006, IRRETI and Developers Diversified Realty Corporation (“DDR”) entered into a merger agreement.  Under the terms of the agreement, DDR will acquire all of the outstanding shares of IRRETI for a total merger consideration of $14.00 per share in cash.  DDR may elect to issue up to $4.00 per share of the total merger consideration in the form of DDR common stock.  The transaction has a total enterprise value of approximately $6.2 billion.  This amount includes approximately $2.3 billion of existing debt, a significant portion of which is expected to be prepaid at closing.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003.  Through a total of two public offerings, the last of which was completed by Inland Securities in 2005. Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through September 30, 2006, Inland Western had issued approximately 27.2 million shares through its distribution reinvestment program and has repurchased approximately 5.1 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.4 billion as of September 30, 2006.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of September 30, 2006, Inland Western owned 303 properties for an aggregate purchase price of approximately $7.5 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of September 30, 2006, Inland Western has borrowed approximately $4.3 billion secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western from the date each was formed or commenced its offering through September 30, 2006. The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from

1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional amount of approximately $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through September 30, 2006, IREIC or its affiliates received approximately $51.4 million in advisor fees and agreed to forgo an additional amount of approximately $74.3 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining amount of approximately $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$	$	$		$		$
1995	736,627	694,213	42,414		—		.76
1996	3,704,943	3,093,525	611,418		—		.82
1997	13,127,597	9,739,233	3,388,364		—		.86
1998	35,443,213	27,015,143	8,428,070		—		.88
1999	48,379,621	35,640,732	12,738,889		—		.89
2000	52,964,010	40,445,730	12,518,280		—		.90
2001	58,791,604	45,754,604	12,662,414		374,586.93
2002	60,090,685	41,579,944	18,315,640		195,101.94
2003	61,165,608	47,254,096	13,577,679		333,833.94
2004	62,586,577	53,458,760	7,883,026		1,244,791.94
2005	64,212,187	57,502,980	—		1,364,810.95
2006	48,676,357	48,676,357	—	(4)	—	(4)	.72
	509,879,029	410,855,317	90,166,194		3,513,121

(1)      The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)      Represents a capital gain distribution for federal income tax purposes.

(4)      The December distribution declared on December 20, 2005, with a record date of January 3, 2006 and payment date of January 17, 2006, is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

Inland Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2003

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$	$	$		$		$
1999	1,396,861	318,484	1,078,377		—		.49	(4)
2000	6,615,454	3,612,577	3,002,877		—		.77
2001	17,491,342	10,538,534	6,952,808		—		.80
2002	58,061,491	36,387,136	21,674,355		—		.82
2003	160,350,811	97,571,099	62,779,712		—		.83
2004	190,630,575	110,922,403	79,708,172		—		.83
2005	193,733,000	146,820,000	45,713,000		1,200,000.76			(5)
2006	162,705,000	162,705,000	—	(1)	—	(1)
	790,894,534	568,875,233	220,909,301		1,200,000

(1)      The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)      Represents a capital gain distribution for federal income tax purposes.

(4)      IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

(5)      For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005

	Total Distributions Paid	Ordinary Income(1)	Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions Paid per Share
	$	$	$		$		$
2003	358,000	—	358,000		—		.13	(4)
2004	54,542,000	29,998,000	24,544,000		—		.66
2005	211,327,000	114,117,000	97,210,000		—		.64
2006	212,333,000	212,333,000	—	(1)	—	(1)
	478,560,000	356,448,000	122,112,000		—

(1)      The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)      Represents a capital gain distribution for federal income tax purposes.

(4)      Inland Western began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A
1995	8.45%		N/A		N/A
1996	9.55%		N/A		N/A
1997	11.00%		N/A		N/A
1998	12.14%		N/A		N/A
1999	13.36%		7.79	%(5)	N/A
2000	14.99%		9.00%		N/A
2001	17.88%		9.92%		N/A
2002	18.35%		11.07%		N/A
2003	20.07%		12.08%		4.97	%(6)
2004	21.71%		13.18%		6.91%
2005	23.99%		14.32%		7.32%

(1)  IRC sold shares for $10.00 per share from October 1994 through March 1998 in offerings for which Inland Securities has served as dealer manager.  During this time, the DRP purchase price was $9.05 per share.  From April 1998 through December 1998, IRC sold shares for $11.00 per share.  During that time and through May 2004, the DRP purchase price was $10.50 per share.  In June 2004, IRC became publicly traded.  Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution.  This price is calculated on a monthly basis.  As of December 31, 2005, the DRP purchase price was $15.10 per share.  As of September 30, 2006, the DRP purchase price per share was $16.44.

(2)  IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.  As of September 30, 2006, the DRP purchase price per share was $11.00.

(3)  Inland Western commenced selling shares in September 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.  As of September 30, 2006, the DRP purchase price per share was $10.00.

(4)  Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994.  During 1995, IRC paid three quarterly distributions and began paying monthly distributions in November 1995.

(5)  IRRETI began paying monthly distributions in June 1999.  This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)  Inland Western began paying monthly distributions in November 2003.  This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. If this had occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through September 30, 2006, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 478 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From October 1, 1996 through September 30, 2006, investors in these private partnerships have received total distributions in excess of $394 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in

August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004.  As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002.  This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through September 30, 2006, IREX has offered the sale of fifty-five properties with a total property value of approximately $384.7 million.

Landings Of Sarasota Delaware Business Trust (DBT). Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9.8 million. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8 million from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $8 million in debt assumption and $4 million in equity investment. $0.2 million of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7.5 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11 million, which consisted of $7.5 million in debt assumption and $3.5 million in equity investment. $0.1 million of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

Pets Bowie DBT, a Delaware business trust, purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of approximately $2.6 million from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1.3 million with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of $1.3 million in debt assumption and $2.6 million in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1.5 million from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.4 million, which consisted of $1.5 million in debt assumption and $1.9 million in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

Lansing Shopping Center DBT, a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5.9 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10.9 million, which consisted of $5.9 million in debt assumption and $5 million in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

Inland 220 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18 million first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33.8 million, which consisted of $18 million in debt assumption and $158 million in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons DBT, a Delaware business trust, acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of approximately $8.9 million from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $17.3 million, which consisted of approximately $8.9 million in debt assumption and $8.4 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building - Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4 million loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8 million, which consisted of $4 million in debt assumption and approximately $4 million in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $4 million equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10.5 million loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20.5 million, which consisted of approximately $10.5 million in debt assumption and approximately $10.1 million in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building - Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12.9 million loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22.9 million, which consisted of $12.9 million in debt assumption and $10 million in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. Approximately $0.2 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for approximately $15.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28.2 million, which consisted of $12.5 million in debt assumption and $15.7 million in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.7 million from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12 million, which consisted of approximately $5.7 million in debt assumption and approximately $6.4 million in equity investment. Approximately $0.5 million of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.6 million from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12.2 million, which consisted of approximately $5.6 million in debt assumption and $6.6 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of approximately $2 million. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.8 million, which consisted of $1.4 million in debt assumption and $1.4 million in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for approximately $12.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24.4 million, which consisted of approximately $11.9 million in debt assumption and approximately $12.5 million in equity investment, 1% of which was required by the lender to be retained by Plainfield

1031, L.L.C. The difference between the real estate acquisition price of $21.7 million and the total price of $24.4 million consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1.6 million of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.2 million, which consisted of approximately $3.9 million in debt assumption and $4.3 million in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.1 million and the total price of approximately $8.2 million consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4.7 million from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of approximately $1.8 million in mortgage financing from Parkway Bank and Trust Co. and approximately $2.1 million in equity investment. The difference between the real estate acquisition price of approximately $3.5 million and the total price of $3.9 million consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center.  BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for approximately $6.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $13.6 million, which consisted of approximately $6.9 million in debt assumption and $6.7 million in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of approximately $11.7 million and the total price of $13.6 million consists of $0.6 million acquisition fee, $0.4 million for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for approximately $6.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised approximately $2.8 million. The total price was approximately $12.1 million, which consisted of approximately $5.1 million in debt assumption and $7 million in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of approximately $10.3 million and the total price of approximately $12.1 million consists of $520,000 acquisition fee, $150,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center in East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for approximately $8.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $15.9 million, which consisted of $7.4 million in debt assumption and approximately $8.5 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13.5 million and the total price of approximately $15.9 million consists of $675,000 acquisition fee, $150,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center in Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for approximately $3.2 million and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $7.1 million, which consisted of approximately $3.2 million in debt assumption and approximately $4 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6.1 million and the total price of approximately $7.1 million consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2.9 million from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2.9 million in debt assumption and approximately $3.1 million in equity investment. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6 million consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store in Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.5 million, which consisted of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.6 million and the total price of approximately $6.5 million consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Kraft Cold Storage Facility in Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for approximately $5.3 million and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for approximately $5.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11 million, which consisted of approximately $5.3 million in debt assumption and approximately $5.7 million in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of approximately $9.6 million and the total price of $11 million consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for approximately $19.2 million, a junior loan in the amount of approximately $6.2 million and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for approximately $20.1 million in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39.2 million, which consisted of approximately $19.2 million in debt assumption and approximately $20.1 million in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of $39.2 million consists of $1.5 million acquisition fee, $150,000 for a property reserve account and approximately $2.7 million of estimated costs and expenses. The offering was completed in June 2005 after approximately $19.1 million was raised.

Best Buy Store in Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $5 million and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for approximately $5.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $10.3 million, which consisted of approximately $5 million in debt assumption and approximately $5.4 million in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9 million and the total price of approximately $10.3 million consists of $450,000 acquisition fee, $100,000 for a property reserve account and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for approximately $11 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20.7 million, which consisted of approximately $9.8 million in debt assumption and approximately $11 million in equity investment, 1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.8 million and the total price of approximately $20.7 million consists of $1.3 million acquisition fee and market value adjustment, $0.1 million for a property reserve account and approximately $1.6 million of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $12.1 million and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for approximately $10.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20 million, which consisted of approximately $9.8 million in debt assumption and $10.2 million in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.7 million and the total price of approximately $20 million consists of $775,000 acquisition fee, $0.1 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $1.1 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.2 million, which consisted of $1.1 million in debt assumption and approximately $1.1 million in equity investment. The difference between the real estate acquisition price of approximately $1.9 million and the total price of approximately $2.2 million consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $0.8 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $1.6 million, which consisted of $0.8 million in debt assumption and approximately $0.8 million in equity investment. The difference between the real estate acquisition price of approximately $1.4 million and the total price of approximately $1.6 million consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of approximately $2.5 million from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for approximately $7.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.3 million, which consisted of approximately $6.7 million in debt assumption and approximately $7.6 million in equity investment, 1% of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of approximately $12.3 million and the total price of approximately $14.3 million consists of $0.7 million acquisition fee, $320,000 for a property reserve account and approximately $1 million of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for 100% of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for approximately $21.4 million, a junior loan in the amount of $7.8 million from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust. The property is located at 2200 and 2222 Kensington Court, Oak Brook for approximately $23.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45 million, which consisted of approximately $21.5 million in debt assumption and $23.5 million in equity investment, 1% of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of approximately $40.2 million and the total price of approximately $45 million consists of $1.8 million acquisition fee, $0.4 million for a property reserve account, and approximately $2.5 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47.8 million from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for approximately $30.2 million, a junior loan in the amount of $8 million from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for approximately $23 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $53.5 million, which consisted of approximately $30.2 million in debt assumption and approximately $23.2 million in equity investment, 1% of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47.8 million and the total price of approximately $53.5 million consists of approximately $2.4 million acquisition fee, $0.5 million for a property reserve account, and approximately $2.8 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of approximately $2.4 million from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to approximately $1.8 million. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.8 million, which consisted of approximately $1.8 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.8 million consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of approximately $3.1 million. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $1.7 million. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.7 million, which consisted of approximately $1.7 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.7 million consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of approximately $4.2 million. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.3 million the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.8 million, which consisted of approximately $2.4 million in debt assumption and approximately $2.5 million in equity investment. The difference between the real estate acquisition price of approximately $4.2 million and the total price of approximately $4.8 million consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50. The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for approximately $5.3 million from an unrelated third party, La Place Center limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate

1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $3.1 million. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for approximately $3.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.1 million which consisted of $2.9 million in debt assumption and approximately $3.2 million in equity investment, of which 1% was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6.1 million consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of approximately $5 million. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $2.6 million. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $5.6 million, which consisted of approximately $2.6 million in debt assumption and $3 million in equity investment. The difference between the real estate acquisition price of approximately $5 million and the total price of approximately $5.6 million consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for approximately $4.1 million. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of approximately $1.9 million and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.1 million. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.5 million, which consisted of approximately $2.1 million in debt assumption and approximately $2.4 million. The difference between the real estate acquisition price of approximately $4.1 million and the total price of approximately $4.5 million consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for approximately $34.8 million from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of approximately $20.9 million and a B note for approximately $5.2 million from Bear Stearns Commercial mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered 99% of the undivided tenant-in-common interests in the property for approximately $18.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $39.1 million which consisted of approximately $20.9 million in debt assumption and approximately $18.2 million in equity investment, 1% of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of approximately $39.1 million consists of approximately $2 million acquisition fee, approximately $0.5 million for a property reserve account, and approximately $2.2 million of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for approximately $7.5 million from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property with cash. In December 2005 Yorkville 1031, L.L.C. offered 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.9 million, which consisted of equity investment, 1% to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.5 million and the total price of approximately $8.9 million consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building in Louisville, Kentucky. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $26.6 million from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered 99% of the undivided tenant in common interests in the property for approximately $18.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45.4 million, which consisted of approximately $26.6 million in debt assumption and approximately $18.8 million in equity investment, 1% of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of approximately $41.3 million and the total price of approximately $45.4 million consists of $1.5 million acquisition fee, $0.2 million for a property reserve account, and approximately $2.4 million of estimated costs and expenses. The offering was completed in May 2006 when the maximum offering amount was raised.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $2.6 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of approximately $2.6 million. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.6 million, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange.

The total price was approximately $3 million, which consisted of $1.6 million in debt assumptions and approximately $1.4 million in equity investment. The difference between the real estate acquisition price of approximately $2.6 million and the total price of approximately $3 million consists of $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center in Murfreesboro, Tennessee. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land upon which is located multi-tenant retail shopping center currently 87.34% leased and occupied for $12.5 million in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee. Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC interest in the property for a total of approximately $7.1 million in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12,5. million and the total price of approximately $14.7 million consists of $625,000 acquisition fee, $425,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The seller obtained permanent financing from the lender in the amount of $7.5 million evidenced by a promissory note and secured by a first-lien deed of trust. The offering was completed in July 2006 when the maximum offering amount was raised.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $3.1 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of approximately $3.1 million. On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.9 million, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was $3,640,000, which consisted of $1.9 million in debt assumptions and approximately $1.7 million in equity investment. The difference between the real estate acquisition price of approximately $3.1 million and the total price of approximately $3.6 million consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center in McKinney, Texas. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land upon which is located an multi-tenant retail shopping center currently 100% leased by 17 tenants, on October 6, 2005 for approximately $27.7 million from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $16,600 LaSalle National Bank. In March 2006, Craig Crossing 1031, L.L.C., offered 99% of the undivided tenant in common interests in the property for approximately $13.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $30.6 million, which consisted of $16.6 million in debt assumption and approximately $14 million in equity investment, 1% of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of approximately $27.7 million and the total price of approximately $30.6 million consists of $700,000 acquisition fee, $250,000 for a property reserve account, and approximately $2 million of estimated costs and expenses.  The offering was completed in August 2006 when the maximum offering amount was raised.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina 28217 and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for approximately $53.3 million from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of approximately $34.6 million. In May 2006, Charlotte 1031, L.L.C., offered 99.5% of the undivided tenant in common interests in the property for approximately $24 million in cash. The total price was approximately $58.8 million, which consisted of approximately $34.6 million in debt assumption and approximately $24.1 million in equity investment. The difference between the real estate acquisition price of $53.3 million and the total price of approximately $58.8 million includes the seller’s share of the interest, represents all estimated costs and expenses related to the acquisition and financing of the property, offering, marketing, transferring of the interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of approximately $2.7 million.  As of September 30, 2006, the offering had raised approximately $21.5 million from investors.

Olivet Church Crossing in Paducah, Kentucky. Olivet Church 1031, L.L.C., a Delaware limited liability company, purchased a 16.13-acre parcel of land upon which is located an multi-tenant shopping center consisting of two buildings from which one of them is currently 100% occupied by Kohl’s Department Store and the second building is leased and occupied by eight tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond, Cost Plus World Market.  The L.L.C. purchased the property on March 17, 2006 for approximately $20.9 million from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of approximately $12.5 million which is secured by the property. The loan is evidenced by a promissory note and a mortgage and security agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky 42001. The buildings were built in 2005 and contain approximately 165,598 square feet of leasable area.  In June 2006, the seller offered to qualified accredited investors 99% of the undivided tenant in common interests in the property for approximately $10.7 million in cash plus the assumption of the existing indebtedness as described herein. The total price was approximately $23.3 million, which consisted of approximately $12.5 million in debt assumption and approximately $10.8 million in equity investment. The difference between the real estate acquisition price of approximately $20.9 million and the total price of approximately $23.3 million consists of $750,000 acquisition fee, $200,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses including, offering, marketing, and transferring of the tenant in common Interests. As of September 30, 2006, the offering had raised approximately $1.7 million from investors.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land upon which four interconnected buildings totaling 256,700 square feet are located at 1900 East Lake Avenue, Glenview, Cook County, Illinois 60025 for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman.  The seller funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006.  In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons.  The purchase price was approximately $51.8 million and the total price of approximately $57 million, which consisted of an acquisition fee of approximately $2.2 million, $0.2 million property reserve account and approximately $2.9 million of estimated costs and expenses.  The offering had no investors as of September 30, 2006.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona 85365 for approximately $42.3 million in cash plus the assumption of the existing indebtedness, consisting of a portion of an open air multi-tenant shopping center, included, but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street from the Power Center. The property includes approximately 496,631 rentable square feet of the total 1.1 million rentable square feet in the shopping center.  The seller acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC.  The seller funded the acquisition of the property with approximately $27 million in cash, the proceeds from the Mezzanine Loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property.  In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons.  The purchase price was $96.2 million and the total price of approximately $105.3 million, which consisted of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses.  The offering had no investors as of September 30, 2006.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building	Davenport Deere Distribution Facility	Grand Chute	Macon Office	White Settlement Road Investment	Plainfield Marketplace
	1031 LLC	1031 LLC	DST	DST	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center	Long Run	Forestville	Bed, Bath & Beyond	Cross Creek Commons	BJ’s Shopping Center
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center	Port Richey	Walgreens Store Hobart	Kraft Cold Storage Facility	Huntington Square Plaza	Best Buy Store Reynoldsburg
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	4.50%	3.0%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	Paid by Asset Manager	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Yorkville 1031	Louisville 1031	Madison 1031	Murfreesboro 1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	4.5%	Paid by Asset Manager	5.00%

Backend Sales Commission	N/A	3.00%	3.00%	3.00%

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	Paid by Asset Manager	5.00%	3.00%	5.00%

Backend Sales Commission	3.00%	3.00%	3.00%	3.00%

	Glenview 1031	Yuma Palms 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%

Selling Commission To Third Party Reps	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%

Marketing Expenses	1.00%	1.00%

Offering & Organization	0.67%	0.46%

Mortgage Broker Fee (2)	0.57%	0.53%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%

Bridge Financing Fees	0.20%	0.27%

Total Load(4)	21.49%	19.31%

Asset Management Fees(5)	0.25%	0.04%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission	3.00%	3.00%

(1)   Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)   The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)   Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)   The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)   Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)   Property Management Fees are calculated as a percentage of gross income from the property.

(7)   Refinancing Fees are equal to 1% of the new mortgage

(8)   Backend Sales Commission are equal to 3% of the sales price or the then current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease:  8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through September 30, 2006:

	Number of	Offering	Offering		Distributions	2006 Annual	2005 Annual		2004 Annual
Name of Entity	Investors	Equity	Completed		To Date	Distribution	Distribution		Distribution
		($)			($)	(%)	(%)		(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002		8,381,766	N/A	8.57		8.39
Sentry Office Building DBT	7	3,500,000	042002		1,879,316	15.66	9.79		9.25
Pets Bowie DBT	7	2,600,000	07/2002		1,004,452	9.29	9.24		9.12
1031 Chattanooga DBT	9	1,900,000	05/2003		620,331	8.26	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2002		3,037,819	10.15	9.01		8.96
Inland 220 Celebration Place DBT	35	15,800,000	09/2003		5,027,295	8.89	8.89		8.10
Taunton Circuit DBT	1	3,750,000	09/2002		1,249,548	8.31	8.31		8.31
Broadway Commons DBT	32	8,400,000	12/2003		4,203,451	10.41	8.31	(B)	8.26
Bell Plaza 1031, LLC	1	890,000	11/2002		544,391	17.33	12.30		16.05
Inland 210 Celebration Place DBT	1	6,300,000	01/2003		2,001,329	8.90	8.23		8.23
CompUSA Retail Building, LLC	11	3,950,000	02/2004		1,036,027	8.39	8.17		8.17
Janesville Deere Distribution Facility 1031, LLC	28	10,050,000	01/2004		2,261,598	8.01	7.62		7.35
Fleet Office Building 1031, LLC	30	10,000,000	01/2004		2,288,978	8.52	8.08		7.19
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004		3,159,818	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004		1,539,896	8.52	8.51	(B)	8.49
Macon Office DST	29	6,600,000	03/2004		1,473,640	8.20	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003		332,013	8.34	8.34		8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004		2,172,872	7.21	7.13		7.09
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004		735,666	7.44	7.44		7.20
Long Run 1031, LLC	1	4,935,000	05/2004		1,474,885	9.92	8.47		9.42
Forestville 1031, LLC	1	3,900,000	05/2004		647,250	6.98	6.98		7.55
Bed, Bath & Beyond 1031, LLC	20	6,633,000	10/2004		1,046,422	7.51	7.55		7.58
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004		1,133,170	7.34	7.31		7.30
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005		1,292,413	7.86	7.68		7.69
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005		500,820	6.67	6.69		6.65
Port Richey 1031, LLC	1	3,075,000	06/2004		623,469	9.50	9.30		9.24
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005		3,951,440	6.91	6.44		5.78
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	12/2004		749,977	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005		2,027,094	6.47	6.50		6.48
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005		613,626	6.73	6.73		6.73
Jefferson City 1031, LLC	28	10,973,000	04/2005		1,315,224	7.96	7.96		N/A
Stoughton 1031, LLC	27	19,950,000	05/2005		1,080,759	6.67	6.67		6.66
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004		149,238	7.15	7.13		7.15
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004		106,948	7.16	7.14		7.16
Chenal Commons 1031, LLC	19	14,346,000	06/2005		824,762	7.51	8.00	(B)	N/A
Oak Brook Kensington 1031, LLC	60	23,500,000	10/2005		2,176,857	7.09	7.28	(C)	N/A
Columbus 1031, LLC	38	23,230,000	10/2005		1,857,654	7.87	7.93	(C)	N/A
Edmond 1031, LLC	1	1,920,000	05/2005		204,987	7.96	7.73		N/A
Taunton Broadway 1031, LLC	1	1,948,000	08/2005		164,739	7.79	7.47		N/A
Wilmington 1031, LLC	1	2,495,000	09/2005		177,288	7.09	7.11		N/A
Wood Dale 1031, LLC	16	3,787,500	10/2005		246,927	6.82	6.78		N/A
Cincinnati Eastgate 1031, LLC	11	3,210,000		*	151,073	7.00	N/A		N/A
Norcross 1031, LLC	1	3,000,000	11/2005		184,580	6.90	6.86		N/A
Martinsville 1031, LLC	1	2,360,000	12/2005		124,023	6.74	N/A		N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006		1,015,711	7.35	N/A		N/A
Yorkville 1031, LLC	21	8,910,000		*	265,816	5.75	N/A		N/A
Louisville 1031, LLC	39	18,830,000	06/2006		568,262	7.00	N/A		N/A
Madison 1031, LLC	1	1,472,000		*	41,559	7.00	N/A		N/A
Murfreesboro 1031, LLC	20	7,185,000		*	127,869	5.75	N/A		N/A

	Number of	Offering	Offering		Distributions	2006 Annual	2005 Annual	2004 Annual
Name of Entity	Investors	Equity	Completed		To Date	Distribution	Distribution	Distribution
		($)			($)	(%)	(%)	(%)
Aurora 1031, LLC	1	1,740,000	03/2006		34,040	7.01	N/A	N/A
Craig Crossing 1031, LLC	29	14,030,000		*	178,546	6.07	N/A	N/A
Charlotte 1031, LLC	42	24,105,000		*	226,036	6.09	N/A	N/A
Olivet Church 1031, LLC	6	10,760,000		*	6,163	6.34	N/A	N/A
Glenview 1031, LLC	0	23,350,000		*	—	—	N/A	N/A
Yuma Palms 1031, LLC	0	42,720,000		*	—	—	N/A	N/A
		$513,641,500			$68,239,833

*                 Offering was not complete as of September 30, 2006.

(A)      This property was sold in July 2005.

(B)        The 2005 distribution includes additional distribution of excess operating funds.

(C)        No property reserve contributions were taken in 2005 and fund were distributed to investors per projections.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for managing and controlling our business affairs.  The board has retained Inland American Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations.  Our articles and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven.  The articles further provide that the majority of our directors must be “independent.”  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our Business Manager, Property Managers or their respective affiliates either currently or at any time in the previous two years.  An ownership interest in another program sponsored by IREIC will not, by itself, preclude status as an independent director.

Each director serves until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.  A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal.  The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed.  Unless filled by a vote of the stockholders, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors.

Our directors and officers are not required to devote all of their time to our business; however, our directors meet at least once each quarter.  In the exercise of their duties, our directors rely heavily on our Business Manager, Property Managers and their affiliates.  Our board has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Property Managers.

Our directors may establish further written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.  We follow the policies on investments and borrowing set forth in our organizational documents and described in this prospectus until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents - Amendment of the Organizational Documents.”

Inland Affiliated Companies

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Group, Inc.  The Inland Group was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area.  Over the past thirty-nine years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  The Inland Real Estate Group of Companies, sometimes referred to as “Inland,” represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by IREIC.  Inland, in the aggregate, was ranked by Crain’s

Chicago Business in April 2006 as the fifteenth largest privately held company headquartered in the Chicago area.  In the May 2006 issue of Chain Store Age, The Inland Real Estate Group of Companies was ranked as the fastest growing acquirer of retail property in the United States.  In the November 2005 issue of the International Council of Shopping Centers’ publication, Shopping Centers Today, The Inland Real Estate Group of Companies was ranked the fifth largest owner of shopping centers in North America.  Also, in the April 6, 2005 issue of Retail Traffic, The Inland Real Estate Group of Companies was ranked as the fifth largest owner and manager of retail property in the United States.  An affiliate of Inland is one of the largest property management firms in Illinois and another is one of the largest commercial real estate and mortgage banking firms in the Midwest.  As of September 30, 2006, The Inland Group and its affiliates have raised more than $11.5 billion from investment product sales to over 250,000 investors.  Inland has completed more than 254 investment programs; in each case no investor has received less than his or her contributed capital.

As of September 30, 2006, Inland and its affiliates had more than 1,300 employees, owned properties in forty-six states and managed assets with a value exceeding $18 billion.  Our senior management includes executives of The Inland Group and its affiliates.  Through September 30, 2006, IREIC was the general partner of limited partnerships which owned in excess of 2,297 acres of pre-development land in the Chicago area, as well as over 5.9 million square feet of real property and 6,796 apartment units.  As of September 30, 2006, another affiliate, Inland Mortgage Corporation had originated more than $10 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $230 million.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value of approximately $9.2 billion.

A group of Inland affiliated companies responsible for managing investment properties managed approximately 168 million square feet of commercial properties in forty-six states as of September 30, 2006.  A substantial portion of the portfolio, approximately 24.5 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  This group also manages more than 8,000 multi-family units that are principally located in the Chicago area.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired approximately 2,000 properties.

Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 15.2 million square feet of retail land and 7.6 million square feet of industrial land.  Inland Real Estate Development has been responsible for the land development of over 3,400 of those residential units, 9.3 million square feet of the retail land and all 7.6 million square feet of the industrial land.  Inland Real Estate Development currently manages an inventory of over 4,000 acres of land for development of which approximately 1,800 acres it or its affiliates own.  Another affiliate, Inland Real Estate Sales, Inc., is one of the largest “mid-market” commercial brokerage specialists in the Midwest.  Between January 1, 2003 and September 30, 2006, it has completed more than $428 million in commercial real estate sales and has been involved in the sale of more than 2,944 multi-family units and over 53.2 million square feet of commercial property.  See also “Prior Performance of IREIC Affiliates” in this prospectus and Appendix A, “Prior Performance Tables,” for additional information.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

Name	Age*	Position
Daniel L. Goodwin	62	Chairman and President
Robert H. Baum	62	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	62	Vice Chairman
Robert D. Parks	62	Director

*As of January 1, 2006

Messrs. Goodwin, Baum, Cosenza and Parks are the founders of The Inland Group.

Daniel L. Goodwin is a founding and controlling stockholder of, and the chairman of the board and chief executive officer of, The Inland Group.  Mr. Goodwin, who has been with The Inland Group and its affiliates since 1968, also serves as a director or officer of entities wholly owned or controlled by The Inland Group.  In addition, Mr. Goodwin is the chairman of the board of Inland Real Estate Corporation, chairman of the board and chief executive officer of Inland Mortgage Investment Corporation and chairman and chief executive officer of Inland Bancorp Holding Company, a bank holding company.  Mr. Goodwin also serves on the management committee of Inland Real Estate Corporation.

Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors.  He also is the author of a nationally recognized real estate reference book for managing residential properties.  Mr. Goodwin serves on the board of the Illinois State Affordable Housing Trust Fund.  He has served as an advisor for the Office of Housing Coordination Services of the State of Illinois and as a member of the Seniors Housing Committee of the National Multi-Housing Council.  He has served as chairman of the DuPage County Affordable Housing Task Force and presently serves as chairman of New Directions Affordable Housing Corporation.

Mr. Goodwin obtained his bachelor and master degrees from Illinois State Universities.  Following graduation, he taught for five years in the Chicago public school system.  More recently, Mr. Goodwin has served as a member of the board of governors of Illinois State Colleges and Universities.  He is vice chairman of the board of trustees of Benedictine University, vice chairman of the board of trustees of Springfield College and chairman of the board of trustees of Northeastern Illinois University.

Robert H. Baum has been with The Inland Group and its affiliates since 1968 and is one of the founding stockholders.  Mr. Baum is vice chairman, executive vice president and general counsel of The Inland Group.  In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates including supervising The Inland Group Law Department and serving as liaison with outside counsel.  Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois.  He is a member of the American Corporation Counsel Association and also has been a guest lecturer for the Illinois State Bar Association.  Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois.  He also is an Illinois licensed real estate broker.  He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank, a state chartered bank.  Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

G. Joseph Cosenza has been with The Inland Group and its affiliates since 1968 and is one of the founding stockholders.  Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs Inland’s many enterprises.  In addition, Mr. Cosenza immediately supervises a staff of nineteen persons who engaged in property acquisition and due diligence.  Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.  He has directly overseen the purchase of close to $18 billion of income-producing real estate from 1968 to present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master’s degree from Northern Illinois University, DeKalb, Illinois.  From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts and he served as assistant principal and taught in the Wheeling, Illinois School District.  Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

Mr. Cosenza also has been chairman of the board of American Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace.  He was the chairman and is presently a director on the board of Inland Bancorp Holding Company.  Mr. Cosenza also serves on the management committee of Inland Real Estate Corporation.

Robert D. Parks is a director of The Inland Group, Inc. and is one of the founding stockholders.  Mr. Parks, who has been with The Inland Group and its affiliates since 1968, is chairman of IREIC, director of Inland Securities Corporation and a director of Inland Investment Advisors, Inc.  He also is president, chief executive officer and a director of Inland Real Estate Corporation, and serves on its management committee.  In addition, he is a director of Inland Western Retail Real Estate Trust, Inc.  Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all investments and investor relations.

Prior to joining Inland, Mr. Parks taught in Chicago’s public schools. He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master degree from the University of Chicago.  He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers.  He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts.

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.  The biography of Mr. Parks is set forth above.

Name	Age*	Position
Robert D. Parks	62	Director and Chairman of the Board
Brenda G. Gujral	63	Director and President
J. Michael Borden	69	Independent Director
David Mahon	43	Independent Director
Thomas F. Meagher	75	Independent Director
Paula Saban	52	Independent Director
William J. Wierzbicki	60	Independent Director
Roberta S. Matlin	61	Vice President – Administration
Lori Foust	41	Treasurer
Scott W. Wilton	45	Secretary

*As of January 1, 2006

Brenda G. Gujral, president and director, also is the president, chief operating officer and a director of IREIC, the parent company of our Business Manager.  She also is president, chief operating officer and a director of Inland Securities Corporation, chief executive officer and a director of Inland Western Retail Real Estate Trust, Inc. and a director of Inland Investment Advisors, Inc., an investment advisor, and Inland Retail Real Estate Trust, Inc.  Ms. Gujral also is chairperson of the board of Inland Real Estate Exchange Corporation.

Ms. Gujral has been with the Inland organization for twenty-four years, becoming an officer in 1982.  Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon to implement land use legislation for that state.  She is a graduate of California State University, Fresno, California.  She holds Series 7, 22, 39 and 63 certifications from the National Association of Securities Dealers, Inc. and is a member of The National Association of Real Estate Investment Trusts.  Ms. Gujral also is a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

J. Michael Borden, an independent director, is president and chief executive officer of Freedom Plastics, Inc., Rock Valley Trucking Co., Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc., Airwall, Inc. and Soft Heat.  Mr. Borden also is the chief executive officer of F. P. Investments.  Over the last twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets.  He currently serves on the board of directors of SSI Technologies, Inc., Dowco, Inc., M&I Bank, Employers Health Cooperative, Competitive Wisconsin, St. Anthony of Padua Charitable Trust and Great Lakes Packaging, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering.  Mr. Borden also is a member of the National Governor’s Association Workforce Investment Act, the Federal Reserve Bank Advisory Board.  Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council.  He was named Wisconsin entrepreneur of the year in 1998.  Mr. Borden received a bachelor degree in accounting and finance from Marquette University, Milwaukee, Wisconsin.  He also attended an MBA program in finance at Marquette University.

David Mahon, an independent director, currently serves as managing director of GE Antares Capital and is one of GE Antares’ senior deal professionals with over eighteen years of leveraged finance experience.  Mr. Mahon is responsible for structuring and syndicating GE Antares’ transactions.   Previously, Mr. Mahon also was primarily responsible for purchasing and trading investments for Antares’ securitized investment funds.  Prior to forming Antares, Mr. Mahon spent six years at Heller Financial, the last three years of which he worked within the capital markets group.  He also spent three years with Citicorp’s leveraged capital group and started his career at Arthur Andersen.  Mr. Mahon currently serves on the board of directors for Noodles & Company, an operator of approximately 125 casual dining restaurants based in Boulder, Colorado.  Mr. Mahon is a CPA and a graduate of Augustana College, Rock Island, Illinois.

Thomas F. Meagher, an independent director, currently serves on the board of directors of The Private Bank of Chicago, DuPage Airport Authority, the TWA Plan Oversight Committee and Festival Airlines.  He also is a former member of the board of trustees of Edward Lowe Foundation.  Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc. and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for their management training program.  He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964.  In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972.  In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company, a large heavy construction equipment dealership, and sold the company in April 2005.  He is the principal stockholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher is a native of Chicago, Illinois.  He received his bachelor degree from St. Mary’s University of Minnesota.  Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain.  Mr. Meagher also attended graduate business school at the University of Chicago.

Paula Saban, an independent director, has worked in the financial services and banking industry for over twenty-five years.  She began her career in 1978 with Continental Bank, which later merged into Bank of America.  From 1978 to 1990, Mrs. Saban held various consultative sales roles in treasury management and in traditional lending areas.  She also managed client service teams and developed numerous client satisfaction programs.  In 1990, Mrs. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc.  Her clients included top management of publicly-held companies and entrepreneurs.  In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction.  She recently retired from Bank of America as a senior vice president/private client manager.  In 1994, Mrs. Saban and her husband started a construction products company, Newport Distribution, Inc., of which she is president and a principal stockholder.

Mrs. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois.  She holds Series 7 and 63 certifications from the National Association of Securities Dealers, Inc.  She is president of the Fairview Elementary School PTA and is a former trustee of both the Goodman Theatre and Urban Gateways.

William J. Wierzbicki, an independent director, is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute.  Mr. Wierzbicki is the sole proprietor of “Planning Advisory Services,” a land-use planning consulting service providing consultation and advice to various local governments, developers and individuals.

Mr. Wierzbicki has recently retired from his position as the Coordinator of Current Planning with the City of Sault Ste. Marie, Ontario.  In that capacity, his expertise was in the review of residential, commercial and industrial development proposals.  Mr. Wierzbicki led the program to develop a new

Comprehensive Zoning By-Law for the City of Sault Ste. Marie.  Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy, which identified approximately 1,000 acres of land that has the potential for industrial development.  He also administered the implementation of the first phase of the strategy, which resulted in the city purchasing, servicing, and putting approximately 150 acres on the market at competitive prices.  The program is designed to use and replenish the city’s Industrial Development Fund.

Mr. Wierzbicki is the chairman of the Sault North Planning Board, which is responsible for land-use planning for thirty-two unorganized townships north of the City of Sault Ste. Marie.  Membership on the Sault North Planning Board is through a provincial government appointment.  He has served three consecutive three-year terms with six years as the chairman of the board.  Mr. Wierzbicki is an independent director on the Sault Area Hospital board of directors and sits on that board’s New Hospital Planning Committee and the Quality and Performance Committee.

Roberta S. Matlin has been our vice president – administration since our formation.  Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as senior vice president of IREIC, directing its day-to-day internal operations.  Ms. Matlin is a director of IREIC, a director and president of Inland Investment Advisors, Inc., and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation.  She is the president of our Business Manager.  She has been vice president of administration of Inland Western Retail Real Estate Trust, Inc. since its formation.  From 1998 until 2004, she was vice president of administration of Inland Retail Real Estate Trust, Inc.  She was vice president of administration of Inland Real Estate Corporation from 1995 until 2000.  From June 2001 until April 2004 she was a trustee and executive vice president of Inland Mutual Fund Trust.  Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin is a graduate of the University of Illinois, Champaign, Illinois.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from the National Association of Securities Dealers, Inc.

Lori J. Foust has been our treasurer and principal accounting officer, and the chief financial officer of our Business Manager, since October 2005.  She joined the Inland organization as vice president of Inland Western Retail Real Estate Advisory Services, Inc. in 2003 and became the principal accounting officer for Inland Western Retail Real Estate Trust, Inc. in 2004.  Ms. Foust is responsible for our overall financial management and reporting.  Ms. Foust has an extensive background in real estate, encompassing significant real estate transactions including acquisitions, dispositions, financings, and joint ventures.  Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP.  She received her bachelor degree in accounting and her master of business administration degree from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the AICPA.  Ms. Foust also serves on the board of directors of Minto Builders (Florida), Inc., a subsidiary of the company.

Scott W. Wilton has been our secretary since our formation.  Mr. Wilton joined The Inland Group in January 1995.  He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department.  In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc.  In 2001, he became the secretary of Inland Real Estate Exchange Corporation.  In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc.  Mr. Wilton is involved in all aspects of The Inland Group’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters and litigation management.  He received bachelor degrees in economics and history from the University of Illinois, Champaign, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985.  Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

Committees of Our Board of Directors

Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion.  Our bylaws require, however, that a majority of the members of each committee be independent directors.

Audit Committee

Our board has formed an audit committee consisting of three independent directors:  J. Michael Borden, David Mahon and Thomas F. Meagher.  Mr. Mahon serves as chairperson of the committee.  The audit committee is responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls.

Compensation of Directors and Officers

We pay our independent directors an annual fee of $15,000 plus $500 for each in-person meeting of the board or a committee of the board (other than the audit committee) and $350 for each meeting of the board or a committee of the board (other than the audit committee) attended by telephone.  We also pay the chairperson of the audit committee an annual fee of $5,000, and members of the audit committee receive $750 for each in-person meeting and $500 for each meeting attended by telephone.  We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.

Independent Director Stock Option Plan

We have adopted an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.  We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan.  The number and type of shares that could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if we split our stock, are consolidated or are recapitalized.  If this occurs, the exercise price of the options will be correspondingly adjusted.

The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan.  The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder’s meeting to each independent director then in office.  However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 9.8% of our issued and outstanding shares.  The option price for all options is fixed at $8.95 per share prior to the time that there is a public market for our shares.

One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant and the remaining one-third will first become exercisable on the second anniversary of the date of their grant.  All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

Options granted under the independent director stock option plan are exercisable until the first to occur of:

•                                          the tenth anniversary of the date of grant;

•                                          the removal for cause of the person as an independent director; or

•                                          three months following the date the person ceases to be an independent director for any other reason except death or disability.

All options generally are exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director.  However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option.  Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if exercise would jeopardize our status as a REIT under the Internal Revenue Code.  No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited.  However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger.  Additionally, our board may provide for any or all of the following alternatives:

•                                          for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

•                                          for the continuance of the independent director stock option plan by the successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

•                                          for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

As of September 30, 2006, we have issued to our independent directors options to purchase 17,500 shares of our common stock, in the aggregate, at exercise prices equal to $8.95 per share.

Compensation of Executive Officers

All of our executive officers are officers of one or more of our affiliates and compensated by those entities, in part, for their service rendered to us.  We do not separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or Property Managers for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the business management agreement or the property management agreements.  In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers.  We also may, from time to time, grant restricted shares of our common stock to one or more of our officers.

Our Business Manager

Our Business Manager, Inland American Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Parks, Cosenza and Goodwin are set forth above under “– Inland Affiliated Companies” and the biography of Ms. Matlin and Mr. Wilton is set forth above under “– Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	62	Director
Robert D. Parks	62	Director
G. Joseph Cosenza	62	Director
Roberta S. Matlin	61	President
Catherine L. Lynch	47	Treasurer
Scott W. Wilton	45	Secretary

*As of January 1, 2006

Catherine L. Lynch joined the Inland organization in 1989 and is the treasurer and secretary of IREIC, responsible for managing the corporate accounting department.  Ms. Lynch also is the treasurer and secretary and a director of Inland Securities and treasurer of Inland Investment Advisors, Inc.  From 1980 until joining the Inland organization, Ms. Lynch was employed by KPMG Peat Marwick LLP.  Ms. Lynch received her bachelor degree in accounting from Illinois State University, Normal, Illinois, is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Ms. Lynch also is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

Our Property Managers

Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are Delaware limited liability companies.  The Property Managers are indirect wholly owned subsidiaries of corporations currently owned by the four individuals owning substantially all of the outstanding voting stock of The Inland Group, Messrs. Goodwin, Baum, Cosenza and Parks.  Each Property Manager manages the specific type of property indicated by its name.  For example, Inland American Retail Management LLC manages any retail properties we acquire and Inland American Office Management LLC manages any office buildings we acquire.  Each Property Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

The ultimate parent corporations of our Property Mangers are Inland North American Property Management Corp., Inland North American Retail Management Corp. and Inland North American Office Management Corp., each a Delaware corporation.  Employees of these corporations oversee and manage the day-to-day operations of our Property Managers.  The following table sets forth information regarding the executive officers and directors of these corporations.

Name	Age*	Position
Thomas P. McGuinness	50	Chairman, Director and Chief Executive Officer
Robert M. Barg	52	Director, Senior Vice President, Treasurer and Secretary
Elizabeth D. McNeeley	51	Director and Vice President
Alan F. Kremin	59	Director
Ulana Horalewskyj	59	Director
Thomas Lithgow	43	Vice President

*As of January 1, 2006

Thomas P. McGuinness joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001.  He also is president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management.  Mr. McGuinness is a licensed real estate broker and is past president of the Chicagoland Apartment Association and past regional vice president of the National Apartment Association.  He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

Robert M. Barg joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc.  Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp.  In July 2004 he became a director of Inland Western Management Corp.  as well as a senior vice president, secretary, treasurer, and a director of Inland Northwest Management Corp., Inland Pacific Management Corp. and Inland Southwest Management Corp.  He is also a director, senior vice president, and treasurer of Mid-America Management Corp.  He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001.  Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co.  He received his bachelor degree in business administration from the University of Illinois at Chicago and a master degree in accounting from Western Illinois University, Macomb, Illinois.  Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society, and is a licensed real estate broker.

Elizabeth D. McNeeley joined Inland Southeast Property Management as a property accountant in January 2002.  In January 2003, she was promoted to senior property accountant for Inland Western Management Corp., and in July 2003, was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp.  Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices.  She also taught mathematics at both the middle school and junior college level.  Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master degree from DePaul University, Chicago, Illinois.  She is a licensed real estate sales agent.

Alan F. Kremin joined The Inland Group in 1982 and became treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other subsidiaries of The Inland Group in March 1991.  He also became the chief financial officer of The Inland Group in 1991, responsible for financial management, cash budgeting and corporate taxes for the consolidated group.  He also serves as a director for various subsidiaries of The Inland Group and affiliated entities.  Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation.  Prior thereto, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company.  He received his bachelor degree in accounting from Loyola University, Chicago, Illinois.  Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

Ulana Horalewskyj joined Inland in 1990 and is currently senior vice president of IREIC and president of Partnership Ownership.  She is also a vice president of Intervest Southern Real Estate Corporation and a director of Midwest Real Estate Equities, Inc.  In her capacity as vice president of IREIC, Ms. Horalewskyj oversees the cash management and accounting for over 250 Inland private limited partnerships. She was the treasurer of Inland Real Estate Exchange Corporation, or IREX, from 2002 through 2005.  Prior to joining Inland, Ms. Horalewskyj spent four years working for an accounting firm and ten years in the banking industry.  Ms. Horalewskyj received her bachelor degree from Roosevelt University, Chicago, Illinois.

Thomas Lithgow joined Inland in 2004 and was promoted to vice president.  Mr. Lithgow is the chief due diligence director responsible for all due diligence, and he also oversees thirteen million square feet of commercial property throughout the United States.  Prior to joining Inland, Mr. Lithgow was the due diligence director for Heritage Realty.  Mr. Lithgow has twenty years of real estate experience in the areas of accounting, finance, asset management, due diligence, acquisitions and dispositions.  Mr. Lithgow received his bachelor degree from Eastern Illinois University, Charleston, Illinois, and is a certified public accountant.

The Business Management Agreement

Duties of Our Business Manager.  We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including:

•                                          identifying potential investment opportunities in real estate assets and assisting our board of directors in evaluating those opportunities;

•                                          preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

•                                          administering our bookkeeping and accounting functions; and

•                                          undertaking and performing all services or other activities necessary and proper to carry out our investment objectives.

See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the business management agreement.  To assist the Business Manager in handling its responsibilities, the Business Manager has established a management and disclosure committee to review and critique our periodic reports and other public disclosures, as well as our day-to-day business practices, controls and procedures.  The committee includes certain of our officers and directors, officers and directors of our Business Manager and the ultimate parent corporations owning our Property Managers, and officers and directors of The Inland Group or its affiliates.  The responsibilities and powers of the management and disclosure committee are set forth in a written charter approved by our board.  Notwithstanding the formation of the committee, our business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders.

Ancillary Agreements.  Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business.  To do so, the Business Manager, or we in the case of the trademark license agreement, have entered into various agreements with IREIC and its affiliates.  We have agreed to reimburse the Business Manager, IREIC and its affiliates, each referred to as a “service provider” or, collectively, the “service providers,” for the expenses paid or incurred to provide these services including all direct expenses and the costs of salaries and benefits of persons employed by these entities and performing services for us.  Direct expenses include, but are not limited to:

•                                          taxes and assessments on income or real property and taxes;

•                                          premiums and other associated fees for insurance policies including director and officer liability insurance;

•                                          all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                                          administrative service expenses;

•                                          audit, accounting and legal fees paid to third parties;

•                                          transfer agent and registrar’s fees and charges paid to third parties; and

•                                          expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

We also reimburse the service providers for salaries and benefits of persons employed by these entities and performing services for us.  In the case of IREIC, whose employees also provide services for other entities sponsored by, or affiliated with, IREIC, we reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by that person on matters for us compared to the time spent by that same person on all matters including our matters.  Except in the case of computer services provided by Inland Computer Services, Inc., which is described below, the salary and benefit costs for each service provider other than IREIC is determined by multiplying (i) the number of hours spent by all employees of the service provider in providing services for us by (ii) that service provider’s “hourly billing rate.”  For these purposes, the “hourly billing rate” will approximate the hourly cost to the service provider to provide services to us based on:

•                                          the average amount of all salaries and bonuses paid to the employees of the service provider; and

•                                          an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider, as described above.

All billing rates are subject to change, but we believe that the billing rates we pay do not exceed 90% of the market rates for similar services.  These ancillary agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise.

•                                          Communications Services.  Inland Communications, Inc. provides marketing, communications and media relations services, including designing and placing advertisements; editing marketing materials; preparing and reviewing press releases; distributing certain stockholder communications; and maintaining branding standards.

•                                          Computer Services.  Inland Computer Services, Inc., or ICS, provides data processing, computer equipment and support services and other information technology services, including custom application, development and programming; support and troubleshooting; data storage and backup; email services; printing services; and networking services, including Internet access.  ICS is compensated for all direct costs incurred and reasonable expenses paid in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

•                                          Insurance and Risk Management Services.  Inland Risk and Insurance Management Services, Inc. provides insurance and risk management services, including negotiating and obtaining insurance policies; managing and settling claims; and reviewing and monitoring our insurance policies.

•                                          Legal Services.  The Inland Real Estate Group, Inc. provides legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents; performing due diligence; and rendering legal opinions.

•                                          Office and Facilities Management Services.  Inland Office Services, Inc. and Inland Facilities Management, Inc. provide office and facilities management services, including purchasing and maintaining office supplies and furniture; installing telephones; maintaining security; providing mailroom, courier and switchboard services; and contracting with and supervising housekeeping and other facilities maintenance service providers.

•                                          Personnel Services.  Inland Human Resource Services, Inc. provides personnel services, including pre-employment services; new hire services; human resources; benefit administration; and payroll and tax administration.

•                                          Property Tax Services.  Investors Property Tax Services, Inc. provides property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•                                          Software License.  ICS has granted the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement.  ICS provides the Business Manager with all upgrades to the licensed software.

•                                          Trademark License.  We have entered into a license agreement with The Inland Real Estate Group, Inc., or TIREG, granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.  TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement.  The license agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of its obligations under the trademark license agreement.  Either party may terminate the license agreement upon thirty days prior written notice.  If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.

Term.  The business management agreement has a term of one year and is renewable for successive one year terms upon the mutual consent of the parties, including an affirmative vote of a majority of our independent directors.  The agreement may be terminated by mutual consent of the parties.  We may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to our Business Manager.  The agreement also will terminate upon a business combination with our Business Manager, as described below.  If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

Compensation.  Because our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager a fee of up to 1% of our “average invested assets,” payable quarterly in an amount equal to 0.25% of our average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other “real estate operating companies,” before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during the period.  See “Compensation Table – Actual Compensation” for a summary of the actual fees and expenses that we have paid to our Business Manager through September 30, 2006.

In addition, any time we acquire a controlling interest in a REIT or other “real estate operating company,” we will pay our Business Manager or its designee a fee equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.  See “- Property Acquisition Agreement” below for a discussion of what constitutes a “real estate operating company.”  We will pay acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share.  If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares.  If our board does not waive the limit, any excess fee will be paid in cash.  Through September 30, 2006, we have not incurred any acquisition fees.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the acquisition fee.

Further, after our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their invested capital, as defined above, we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.  Through September 30, 2006, we have not paid any incentive fees to our Business Manager.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding fees paid to the Business Manager.

Reimbursement.  Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•                                          2% of our average invested assets for that fiscal year; or

•                                          25% of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

Items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges and acquisition fees and expenses are excluded from the definition of total operating expenses.  Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels.  See “Compensation Table” for a description of the fees and reimbursements to which our Business Manager is entitled.

Business Combination.  We will consider internalizing the functions of the Business Manager once our assets and income are of sufficient size such that internalizing these functions is, in our board’s view, in the best interests of our stockholders.  For a detailed discussion of a potential business combination with our Business Manager, see “- Business Combinations” below.

Liability and Indemnification.  Under the business management agreement, and the property management agreements described below, we are required to indemnify our Business Manager, Property Managers and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•                                          the person seeking indemnity determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

•                                          the person seeking indemnity was acting on behalf of, or performing services for, us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and

•                                          the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

•                                          a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•                                          the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

•                                          the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

•                                          the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Property Management Agreements

Duties of our Property Managers.  Our Property Managers, their affiliates or agents manage each of our real properties that is not internally managed by persons employed by companies that we acquire.  When we acquire a property that we would like any of our Property Managers to manage, we will enter into a separate agreement specific to that property with the applicable Property Manager.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the property management agreements.

Compensation.  For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Managers a monthly fee equal to four 4.5% of the gross income from each such property.  We pay this fee for services in connection with renting, leasing, operating and managing each property.  As is customary in the industry, we reimburse the Property Manager, its affiliates and agents for property-level expenses that it or they pay such as salaries and benefit expenses for on-site employees and other miscellaneous expenses.  See “Compensation Table – Actual Compensation” for a summary of the actual fees and expenses that we have paid to our Property Managers through September 30, 2006.

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property.  We pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of our Property Managers.  In no event do any of our Property Managers receive a property management fee and an oversight fee with respect to a particular property.  Further, in no event does the aggregate amount of the property management fee paid to entities other than our Property Managers, their affiliates or agents plus the oversight fee paid to any Property Manager exceed a total of 4.5% of the gross income of the particular property.  Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be.  Through September 30, 2006, we have not incurred any oversight fees.  See “Risk Factors – Risks Related to Our

Business Manager, Property Managers and their Affiliates” for additional discussion regarding fees paid to our Property Managers.

Term.  Each property is managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property is acquired.  Each management agreement provides for successive one-year renewals, unless either party notifies the other in writing of its intent to terminate between sixty and ninety days prior to the expiration of the initial or renewal term.  We also may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the applicable Property Manager.  The Property Manager may subcontract with an affiliate or a third party agent to provide the required property management services for less than the management fee provided in the management agreement.  Our Property Managers or their ultimate parent corporations may form additional subsidiary property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

Business Combination.  We will consider internalizing the functions of our Property Managers once our assets and income are of sufficient size such that internalizing these functions is, in our board’s view, in the best interests of our stockholders.  For a detailed discussion of a potential business combination with our Property Managers, see “– Business Combinations” below.

Property Acquisition Agreement

We have entered into an agreement with Inland Real Estate Acquisitions, Inc., or IREA, under which IREA assists us in acquiring properties, REITs, real estate operating companies or other real estate assets.  This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, IREA or our Business Manager or their affiliates are then serving as our officers and directors.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the property acquisition agreement.

Duties of Inland Real Estate Acquisitions.  Under the terms of this agreement, IREA has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire.  This right is subject to prior rights granted by IREA to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States.  A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet.  A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet.  A single user property is real estate improved for use as a single tenant or commercial property.  If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties.

Compensation.  At any time we acquire a controlling interest in a REIT or other “real estate operating company,” we will pay our Business Manager or its designee a fee equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.  This fee will not be paid when we acquire only a property but not the REIT or other real estate operating company owning the property.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding this fee paid to the Business Manager.  For these purposes, “control” means owning 50.1% or more of the voting securities of the entity in question.  For these purposes “real estate operating company” means:

•                                          any entity that has equity securities registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•                                          any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or

•                                          any entity that, either itself or through its subsidiaries:

•                                          owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

•                                          has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

•                                          has its own directors, managers or managing general partners, as applicable; and

•                                          either:

•                                          has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or

•                                          has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

We will pay acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share.  If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares.  If our board does not waive the limit, any excess fee will be paid in cash.  Through September 30, 2006, we have not incurred any acquisition fees.  See “Federal Income Tax Considerations – General Share Ownership Tests” and “Description of Securities – Restrictions on Ownership and Transfer.”

Business Combinations

Many REITs that are listed on a national securities exchange are considered self-administered, which means that they employ persons or agents to perform all significant management functions.  The costs to perform these management functions are “internalized” rather than external and no third-party fees, such as advisory fees, are paid by the REIT.  We will consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing the management functions performed by our Business Manager and Property Managers is in the best interests of our stockholders.

If our board should make this determination in the future, we have agreed to pay one-half of the costs, and our Business Manager and Property Managers have agreed to pay the other half, of an independent investment banking firm.  This firm would jointly advise us and IREIC on the value of our

Business Manager and Property Managers.  After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

Following the presentation by the investment banking firm, our board would form a special committee comprised entirely of independent directors to consider a possible business combination with our Business Manager and Property Managers.  The board will, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters.  The special committee also will be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Business Manager and Property Managers regarding a possible business combination.  In any event, before we can complete any business combination with either our Business Manager or Property Managers, our articles require that the following two conditions be satisfied:

•                                          the special committee receives an opinion from a recognized investment banking firm, separate and distinct from the firm jointly retained to provide a valuation analysis, concluding that the consideration to be paid to acquire our Business Manager or Property Managers, as the case may be, is fair to our stockholders from a financial point of view; and

•                                          the holders of a majority of the votes cast at a meeting of our stockholders called for such purpose (if a quorum is present at the meeting) approves the acquisition; provided that, for these purposes only, any shares held by The Inland Group, Inc., Inland Real Estate Investment Corporation or any of their affiliates will be counted for purposes of determining the presence of quorum.  The shares will not, however, initially constitute a vote cast for purposes of determining the number of votes necessary to approve the acquisition.  If the proposal receives the necessary votes to approve the acquisition, these shares may then be voted in favor of the transaction.

We anticipate that any consideration we may offer in connection with a business combination with our Business Manager and Property Managers will be payable solely in shares of our common stock.  Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Business Manager or Property Managers.

Inland Securities Corporation

Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States.  Inland Securities also is licensed to sell securities in the province of Ontario, Canada as an international dealer.  Since being formed, Inland Securities has served as the dealer manager in connection with the offering of investment products sponsored by IREIC.  Inland Securities has not rendered these services to anyone other than affiliates of The Inland Group.  Inland Securities is a member firm of the National Association of Securities Dealers, Inc.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section.  Ms. Lynch’s biography is set forth above under “– Our Business Manager” in this section.

Name	Age*	Position
Brenda G. Gujral	63	Director, President and Chief Operating Officer
Roberta S. Matlin	61	Director and Vice President
Catherine L. Lynch	47	Director, Treasurer and Secretary
Robert D. Parks	62	Director
Brian M. Conlon	47	Executive Vice President – National Sales Director
R. Martel Day	56	Executive Vice President – Director of Business Development
Fred C. Fisher	61	Senior Vice President
David Bassitt	63	Senior Vice President
John Cunningham	47	Senior Vice President
Tomas Giardino	31	Vice President
Curtis Shoch	33	Vice President
Shawn Vaughan	34	Vice President
Mark Lavery	30	Vice President
Ralph Rudolph	42	Vice President
Robert J. Babcock	30	Vice President
Frank V. Pinelli	59	Vice President
Matthew Podolsky	34	Vice President
Darrell Rau	50	Vice President
Andrew Dornbusch	29	Vice President
Jeffrey S. Hertz	32	Vice President
Carl Pikus	39	Vice President
Nathan Rachels	31	Vice President
Michele Sorce	41	Assistant Vice President and Controller
Sandra L. Perion	49	Assistant Vice President

*As of January 1, 2006

Brian M. Conlon joined Inland Securities Corporation as executive vice president – national sales director in September 1999.  Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives.  Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations.  Mr. Conlon currently serves on the national board of directors for the Financial Planning Association.  Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

R. Martel Day is executive vice president – director of business development for Inland Securities Corporation.  He joined Inland Securities Corporation in 1984 as a regional representative in the southeast.  Since then, he has served as regional vice president, senior vice president and national marketing director.  Mr. Day is currently responsible for expanding Inland Securities Corporation’s selling group and working closely with broker-dealers in the selling group.

Mr. Day has developed and presented numerous motivational and sales training workshops over the past twenty years.  He graduated with an engineering degree from the Georgia Institute of Technology, Atlanta, Georgia.  Mr. Day holds general securities and registered investment advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts.  He is a director of Inland Investment Advisors, Inc., an affiliate of the Inland Group.

Fred C. Fisher is a senior vice president of Inland Securities Corporation, which he joined in 1984.  Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region.  In 1994, he was promoted to senior vice president.  Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio.  Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company.  Mr. Fisher holds Series 7, 22 and 63 certifications with the National Association of Securities Dealers, Inc.

David Bassitt joined Inland Securities Corporation as a senior vice president in March 2001.  Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners.  Mr. Bassitt received a bachelor degree from Ferris State University, Big Rapids, Minnesota, and a master degree from St. Cloud University, St. Cloud, Minnesota.  Mr. Bassitt holds Series 6, 7, 22 and 63 certifications with the National Association of Securities Dealers, Inc.

John Cunningham is a senior vice president of Inland Securities Corporation.  He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker and joined Inland Securities Corporation as a regional representative for the western region in March 1997.  He became a vice president in 1999.  In 2002, he became senior vice president of the western region.  Mr. Cunningham graduated from Governors State University, University Park, Illinois, with a bachelor degree in business administration, concentrating in marketing.  Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate.  He holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Tomas Giardino joined Inland Securities Corporation as vice president in September 2000.  Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities.  Prior thereto, Mr. Giardino was in the advertising field for four years.  Mr. Giardino received his bachelor degree in political science from Arizona State University, Tempe, Arizona, in May 1998.  He holds Series 7, 63 and 65 certifications with the National Association of Securities Dealers, Inc.

Curtis Shoch joined Inland Securities Corporation as vice president in January 2000.  Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds.  Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services.  Mr. Shoch graduated from Lynchburg College, Lynchburg, Virginia, in 1994 with a major in marketing and an emphasis in finance.  He is a registered representative as well as a registered investment advisor.  Mr. Shoch holds Series 7, 63 and 65 certifications with the National Association of Securities Dealers, Inc.

Shawn Vaughan joined Inland Securities Corporation as vice president in August 2000.  Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region.  Mr. Vaughan started his career in financial services in 1994.  Mr. Vaughan holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Mark Lavery joined Inland Securities Corporation as a vice president in April 2001.  Prior to joining Inland, Mr. Lavery worked for Charles Schwab.  Mr. Lavery began his career with Investment Planners.  Mr. Lavery graduated from Milliken University, Decatur, Illinois, in 1997 with a bachelor degree in finance.  Mr. Lavery holds Series 7 and 66 certifications with the National Association of Securities Dealers, Inc.

Ralph Rudolph joined Inland Securities Corporation in 1995 as a regional representative for the Midwest team and was promoted to a vice president in 2000.  Prior to joining Inland, Mr. Rudolph served in the United States Marine Corps and worked for a broker-dealer firm.  He is a graduate of Elmhurst College, Elmhurst, Illinois, with a degree in business administration.  Mr. Rudolph holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Robert J. Babcock joined Inland Securities Corporation as vice president in March 2004.  Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners.  Mr. Babcock began his career as a financial advisor with American Express Financial Advisors in 1999.  He received his bachelor degree from Gustavus Adolphus College, St. Peter, Minnesota.  Mr. Babcock holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Frank V. Pinelli joined Inland Securities Corporation in 2004 as a vice president.  He was previously employed with The Inland Group from 1973 to 1983 where he worked in property management, real estate sales and real estate acquisitions.  Prior to rejoining Inland, from 1984 to 2003, Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization.  Mr. Pinelli is a graduate of Southern Illinois University, Carbondale, Illinois.  He holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc. and also is licensed as a real estate broker in Illinois and Oregon.

Matthew Podolsky joined Inland Securities Corporation as a vice president in April 2003.  In 1994, Mr. Podolsky started his real estate career with Cushman and Wakefield of California, Inc. in the area of commercial sales and leasing.  Prior to joining Inland Securities Corporation, he was a vice president at CB Richard Ellis, Inc.  Mr. Podolsky graduated from the University of Arizona, Tucson, Arizona, with a bachelor degree in regional development/urban planning.  He holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc. and a real estate license in the State of California.

Darrell Rau joined Inland Securities Corporation in 2004 as a vice president of the Midwest region.  Prior to joining Inland, Mr. Rau was vice president of developing markets at CTE Pension Advisors.  Mr. Rau graduated from Northwood University, Midland, Michigan, with a degree in business administration.  He holds Series 6, 7, 62 and 63 certifications with the National Association of Securities Dealers, Inc.

Andrew Dornbusch joined Inland Securities Corporation as a vice president in September 2004.  Previously, Mr. Dornbusch was an attorney at Dorsey & Whitney LLP in Minneapolis, Minnesota.  Mr. Dornbusch graduated from the University of Minnesota, Minneapolis, Minnesota, with a bachelor degree in International Relations.  He obtained his law degree from Cornell Law School, Itasca, New York.  Mr. Dornbusch holds Series 7 and 63 certifications with the National Association of Securities Dealers, Inc.

Jeffrey S. Hertz joined Inland Securities Corporation as a vice president in September 2004.  Mr. Hertz started his career in the securities industry in 2000 with Nuveen Investments as a trader, working with unit investment trusts and exchange traded funds.  Prior to joining Inland Securities Corporation, he was an advisor services representative for Nuveen.  Mr. Hertz graduated from the University of Oregon, Eugene, Oregon, with a bachelor degree in psychology.  He holds Series 7, 63 and 65 certifications with the National Association of Securities Dealers, Inc.

Carl Pikus joined Inland Securities Corporation as a vice president in September 2004.  His responsibilities include development of new broker/dealer relationships for Inland in the Midwest. Prior to joining Inland Securities Corporation, Mr. Pikus was a Midwest sales manager for Ultimus, a software company, managing existing clients and establishing new accounts.  Mr. Pikus is a graduate of the University of Wisconsin, Madison, Wisconsin.

Nathan Rachels joined Inland Securities Corporation as vice president in September 2004.  Prior to joining Inland Securities Corporation, Mr. Rachels was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the southeast region of the United States.  Mr. Rachels began his career in financial services in 1997 on the retail side of the business with a planning firm and then as an account manager at Deutsche Bank.  He graduated from the University of Alabama, Tuscaloosa, Alabama, with degrees in public relations and business.  Mr. Rachels holds Series 7 and 63 certifications with National Association of Securities Dealers, Inc.

Michele Sorce joined Inland Securities as assistant vice president and controller in November 2003.  However, Ms. Sorce started her career with Inland almost nineteen years ago.  She previously served as controller for Inland commercial, residential and real estate auction companies.  She received a bachelor degree in accounting from Elmhurst College, Elmhurst, Illinois.  She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal and also holds an Illinois real estate broker’s license.

Sandra L. Perion joined Inland in 1994 as an administrative assistant to the senior vice president of IREIC.  In 2002, Ms. Perion was promoted to administrator of Inland Securities Corporation, where she became responsible for securities industry registration, compliance procedures and maintaining corporation and stockholder records.  In 2003, she was promoted to assistant vice president of Inland Securities Corporation.  She was promoted to vice president of IREIC in March 2006.  Ms. Perion holds Series 7, 24 and 63 certifications from the National Association of Securities Dealers, Inc.

CONFLICTS OF INTEREST

Conflicts of interest exist between us and other entities sponsored by, or affiliated with, IREIC.  The most significant conflicts of interest we may face in operating our business are described below.

Our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC.

Our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC.  These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities.  IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Property Managers.  During times of intense activity, these individuals may not be able to devote all of their time and resources to our business.

We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Property Managers or any other affiliates of IREIC were negotiated at arm’s-length.  Although these agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties, we believe that these agreements and arrangements are no less favorable to us than those available from an unaffiliated party under the same circumstances.  Further, a majority of our independent directors makes all decisions regarding enforcing these agreements or arrangements with our Business Manager, Property Managers and other affiliates of IREIC.

Our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets.

Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs and other real estate operating companies.  Further, our Property Managers receive fees based on the gross income from properties under management and Inland Mortgage Brokerage Corporation receives a service fee when it places a loan for us.  The book value of our assets includes amounts borrowed to acquire these assets.  These compensation arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets, even if our stockholders may be better served by sale or disposition of the assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired.  In addition, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.

Our Business Manager, Property Managers and Inland Mortgage Brokerage Corporation may, therefore, recommend that we make investments, or take actions, that generate fees, but are not necessarily the most suitable investment for our portfolio.  The interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties.

The other REITs sponsored by IREIC all focus on acquiring and operating neighborhood and community shopping centers located throughout the United States.  Each of these REITs also may purchase single tenant net-leased properties located anywhere in the United States.  A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet.  A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet.  A single user property is real estate improved for use as a single tenant or commercial property.  We, along with certain of these REITs, rely to some degree on IREA to identify and assist in acquiring real estate assets.  IREA is a wholly owned indirect subsidiary of The Inland Group, Inc.  Mr. Parks is a director of The Inland Group and two of the other REITs.  Ms. Gujral is a director of IREIC and one of the other REITs.  See “Management” above for additional discussion on the positions held by Mr. Parks and Ms. Gujral with these entities.

Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire.  This right is subject to prior rights granted by IREA to the other three REITs to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States.  If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties.  Under principles of corporate law known as the “corporate opportunity doctrine,” a director may not take for him or herself, either directly or through a controlled entity, any opportunity that the corporation has a reasonable expectancy because it falls within the corporation’s line of business.  In our case, the agreement with IREA may result in a property being offered to another entity sponsored or affiliated with IREIC, even though we may also be interested in, and have the ability to acquire, the subject property.

We acquire real estate assets from affiliates of IREIC.

We have acquired real estate assets from affiliates of IREIC, and may do so in the future.  Although the purchase price we paid for the assets was equal to the price paid for the properties or other assets by the affiliate plus any costs incurred by the affiliate in acquiring or financing the property or asset, it is possible that we could have negotiated a better price if we had negotiated directly with the seller.  Our articles require a majority of our directors, who have no financial interest in the transaction, to approve the transaction and conclude that it is fair and reasonable to us.  If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC.  Our interests in these transactions may be different from the interests of affiliates in these transactions.

From time to time, we purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC.  The officers, directors or employees of our Business Manager, IREA or our Property Managers who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand.

Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC.

Our Business Manager may seek to acquire an interest in a real estate asset through a joint venture with affiliates of IREIC.  In these circumstances, persons employed by our Business Manager who also are employed by IREIC or its affiliates may have a fiduciary duty to both us and the affiliates of IREIC participating in the joint venture.  In order to minimize the conflict between these fiduciary duties, our articles require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the joint venture.

Inland Securities, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.  Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings.

PRINCIPAL STOCKHOLDERS

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of November 30, 2006. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table. Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
J. Michael Borden, Independent Director	2,000	(2)	*

Brenda G. Gujral, Director and President	5,204.3115	(3)	*

David Mahon, Independent Director	2,000	(2)	*

Thomas F. Meagher, Independent Director	7,160.086	(2)	*

Robert D. Parks, Director and Chairman of the Board	32,548	(4)	—

Paula Saban, Independent Director	2,000	(2)	*

William J. Wierzbicki, Independent Director	3,022.1148	(2)	*

Roberta S. Matlin, Vice President – Administration	132.5664		*

Lori J. Foust, Treasurer	—		—

Scott W. Wilton, Secretary	—		—

All Directors and Officers as a group (ten persons)	54,067.0787		*

*    Less than 1%

(1)          The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)          Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.  Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(3)          Includes 2,937.0862 shares owned by Ms. Gujral’s spouse through his individual IRA.

(4)          Consists of 15,789 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 16,759 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

BUSINESS AND POLICIES

We were formed on October 4, 2004 to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States or Canada.  We acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in REITs or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  See “Management – Property Acquisition Agreement” above for a more complete definition of “real estate operating company.”  We also may invest in other real estate assets such as collateralized mortgage-backed securities.  Investments in collateralized mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk.  See “Risk Factors – Risks Related to Our Business” for a more detailed discussion of these risks.  In addition, we may make loans to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan.  Aside from these requirements, we do not have, and do not expect to adopt, any policies limiting the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC.  Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment.  Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets such as collateralized mortgage-backed securities.  We do not intend to acquire real estate assets located outside of the United States and Canada.

We have been qualified to be taxed as a real estate investment trust, or REIT, commencing with the tax year ending December 31, 2005.  A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties.  To qualify as a REIT, a company must generally distribute at least 90% of its “REIT taxable income” to its stockholders on an annual basis.

Investment Strategy

We expect to use substantially all of the net proceeds from this offering primarily to acquire:

•                                          shopping or retail centers;

•                                          malls;

•                                          multi-family buildings; and

•                                          office and industrial buildings.

We do not focus our property acquisitions in any one particular geographic location within the United States.  Although we also may purchase properties located in Canada, we have not done so to date.  We generally endeavor to acquire multiple properties within the same major metropolitan market so that we can efficiently manage each property.  However, we also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into sale and leaseback transactions in which we purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  See “Risk Factors – Risks Related to Our Business” beginning on page 18 for additional discussion regarding our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we would be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  We also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services does not cause us to lose our qualification to be taxed as a REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Each acquired entity would be operated as either a wholly owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties to affiliates of our sponsor or others, that, in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the acquisition of REITs and other real estate operating companies.

Change in Investment Objectives and Policies

Our board of directors is responsible for implementing our investment objectives and policies. Our investment objectives are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

Our board may make material changes to the restrictions on investment objectives and policies set forth in our articles only by amending the articles.  Any amendment requires the affirmative vote of a majority of our then outstanding shares of common stock.  For these purposes, shares held by IREIC and its affiliates will be counted toward the majority vote required to amend the articles and change the restrictions on our investment objectives and policies.  See “Summary of Our Organizational Documents – Restrictions on Investments.”

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You seek regular distributions, because we intend to continue paying regular monthly cash distributions to our stockholders.

•                                          You seek a hedge against inflation, because we typically enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•                                          You seek to preserve your capital with appreciation, because we intend to acquire diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.  For example, although we enter into leases that contain scheduled rent escalation provisions, our operating expenses may increase with inflation and may not be offset by increases in scheduled rent payments.  Further, our board does not anticipate evaluating a listing of our shares until at least 2010.  There is no assurance that we will list our shares or that a public market will develop if we list our shares.  See “Risk Factors – Risks Related to the Offering” and “—Risks Related to Our Business” for additional discussion of these risks.

Investment Limitations

We do not intend to:

•                                          invest in commodities or commodity future contracts;

•                                          issue redeemable shares of common stock;

•                                          issue shares on a deferred payment basis or other similar arrangement; or

•                                          operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.

See “Summary of Our Organizational Documents – Restrictions on Investments” for additional investment limitations.  We do not intend to engage in hedging or similar activities for speculative purposes.  We may invest proceeds from this offering or other funds for the purpose of exercising control over REITs or other real estate operating companies.  Subject to the limits set forth above, we also may invest in the securities of other entities regardless of whether they own commercial real estate or other developed or undeveloped properties and we may make loans to third parties owning commercial real estate or other developed or undeveloped properties.

Acquisition Standards

We consider a number of factors in evaluating whether to acquire any particular asset, including:

•                                          geographic location and property type;

•                                          condition and use of the assets;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the assets are located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the assets; and

•                                          tax considerations.

Borrowing

In some instances, we borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with IREIC or us.  These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our borrowings.

As a matter of policy, the aggregate borrowings secured by all of our assets will not exceed 55% of their combined fair market value.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets, which are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Notes Receivable

On September 29, 2006, we funded, through our subsidiary, IA Orlando Sand, L.L.C., referred to herein as Orlando Sand, a loan of approximately $41.5 million to an unaffiliated third party, Fourth Quarter Properties 124, LLC, a Georgia limited liability company, referred to herein as Fourth Quarter Properties.  In connection with the loan, Fourth Quarter Properties will make monthly interest-only payments at an annual interest rate of 9.25% until the loan is repaid in full.  Fourth Quarter Properties has deposited the first three monthly payments into an interest reserve account to be paid to Orlando Sand as such payments become due.  The loan matures on December 31, 2006.  Subject to certain conditions, Fourth Quarter Properties may extend the term of the loan to March 30, 2007 by paying an extension fee of $25,000.  Fourth Quarter Properties has granted Orlando Sand a security interest in the reserve account and first mortgage security interests in approximately 100 acres of land located between Sand Lake Road, Kirkman Road and Mandarin Road in Orlando, Florida and any buildings or improvements on that land.  Fourth Quarter Properties also has assigned its interests in contracts relating to the land as additional collateral securing the loan.  In connection with the loan, Fourth Quarter Properties, Stanley E. Thomas and Thomas Enterprises, Inc. have agreed to indemnify Orlando Sand, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land up to five years after a foreclosure.  Stanley E. Thomas and Thomas Enterprises, Inc. have guaranteed the performance by Fourth Quarter Properties of its obligations under the loan documents.

On October 26, 2006, Orlando Sand entered into a loan participation agreement with Inland Real Estate Corporation, referred to herein as IRC, under which IRC purchased a 25% interest in the loan for approximately $10.4 million in cash.  Pursuant to this agreement, IRC will share proportionately the rights and obligations of Orlando Sand under the loan and has received a 25% portion of the loan fee and interest paid by the borrower at the initial closing of the loan and up to October 26, 2006.

Joint Ventures and Other Co-Ownership Arrangements

To date, we have entered into joint ventures with Minto Delaware, Inc., CE Investment Associates 2001, LLC and Columbia Hyde Group, L.L.C. to acquire, develop and improve properties.  These three joint ventures are described below.  For financial statement reporting purposes, we consolidate our investment in these joint ventures in accordance with generally accepted accounting principles.  The assets, liabilities, equity and results of operations of the joint venture entities are consolidated in our financial statements.  In the future, we may acquire, develop or improve properties through additional joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or unaffiliated third parties.  As a matter of policy, we generally will invest in joint ventures only where we have a right of first refusal to purchase the co-venturer’s interest in the venture.  Nevertheless, our interests may not be totally aligned.  For example, if the co-venturer elects to sell a property, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property.  We may only enter into joint ventures with affiliates if a majority of our independent directors determine that the transaction is fair and reasonable to us.

Minto Builders (Florida), Inc.  On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc., referred to herein as Minto Delaware, which owned all of the outstanding equity of Minto Builders (Florida), Inc., referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, we agreed to purchase up to 920,000 shares of MB REIT common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion.  We were required to purchase $150 million in shares of common stock by December 31, 2005, an additional $150 million in shares of common stock by March 31, 2006 and the remaining $976 million in shares of common stock by December 31, 2006.  On October 27, 2006, the holders of the series A preferred stock of MB REIT agreed to extend the final contribution deadline to March 31, 2007.

As of December 1, 2006, we had invested approximately $900 million in MB REIT, resulting in us owning 705,332 shares of the common stock of MB REIT, or approximately 97% of MB REIT’s outstanding common stock.  As of December 1, 2006, Minto Delaware owned $293 million of equity in MB REIT, comprised of $264 million in shares of MB REIT series A preferred stock and $29 million in shares of MB REIT common stock.

The board of directors of MB REIT is comprised of five individuals, three of which we appointed and two of which Minto Delaware appointed.  Ms. Gujral, Ms. Foust and Mr. Parks serve on the MB REIT board as our designees.  In addition, our Business Manager and Property Managers perform services for MB REIT on terms and conditions substantially similar to the terms and conditions set forth in the agreements that we have with these entities.  Our independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that we have with our Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than we would pay for the same services.

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming we fully fund our purchase requirements and MB REIT borrows up to 55% of the total investment in the assets.  As of December 1, 2006, MB REIT had acquired approximately $1.8 billion in real estate assets and borrowed approximately $738.6 million secured by mortgages on its assets.

Pursuant to the purchase agreement with Minto Delaware, we are required to redeem or purchase Minto Delaware’s investment in MB REIT at Minto Delaware’s request, which can be accomplished no earlier than October 11, 2011.  Specifically, on October 11, 2011, and subject to complying with notice requirements, Minto Delaware can require us to purchase its series A preferred stock for an amount equal to $264 million plus accrued and unpaid dividends and its common stock as follows: (1) if our common stock is listed on a national securities exchange, Minto Delaware must exchange its common stock in MB REIT for approximately three million shares of our common stock; or (2) if our stock is not so listed, approximately $29 million in cash.  If Minto Delaware chooses to wait until October 11, 2012 to exercise its redemption right, and subject to complying with notice requirements, Minto Delaware can require us to purchase its series A preferred stock for an amount equal to $264 million plus accrued and unpaid dividends and its common stock as follows: (x) if our common stock is listed on a national securities exchange, Minto Delaware must exchange its common stock in MB REIT for approximately three million shares of our common stock; or (y) if our common stock is not so listed, we will be required to purchase or redeem the common stock for cash at a value determined by a formula contained in the purchase agreement with Minto Delaware.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc., referred to herein as Inland Western, pursuant to which Inland Western was obligated to purchase shares of series C preferred stock of MB REIT.  Inland Western purchased a total of 206,899 shares of series C preferred stock pursuant to this agreement.  As of December 1, 2006, MB REIT had redeemed all of the outstanding shares of series C preferred stock.  Inland Western has no remaining obligation to purchase shares of series C preferred stock.

As a holder of shares of MB REIT common stock, we are entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends. Further, MB REIT is not permitted to pay any distributions to the holders of common stock in excess of its funds from operations or “FFO.”  From October 11, 2005 through December 1, 2006, MB REIT had paid cash distributions in the aggregate amount of $14.3 million to all common stockholders of record.  As of December 1, 2006, we owned approximately 97% of the outstanding common stock of MB REIT and received a total of approximately $12.6 million in distributions.

Each share of MB REIT series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of its $1,276 liquidation preference per share (or $44.66 per share). Each share of MB REIT series B preferred stock, as held by 125 accredited investors, entitles the holder to receive dividends, payable semi-annually, equal to 12.5% of its $1,000 liquidation preference per share (or $125 per share).  MB REIT issued these shares of series B preferred stock in order to comply with the ownership requirements imposed by the Internal Revenue Code on entities desiring to be taxed as REITs. Each share of MB REIT series C preferred stock entitles the holder to receive dividends, payable monthly, equal to 7% of its liquidation preference per share (or $89.32 per share).

Ceruzzi Holdings – Ahold Portfolio.  On June 8, 2006, we, indirectly through certain of our subsidiaries, entered into eight joint ventures (collectively referred to herein as the “Ahold Joint Ventures”) with CE Investment Associates 2001, LLC, referred to herein as Ceruzzi Holdings.  Each joint venture consists of a separate joint venture agreement to purchase fee title in one of the eight existing freestanding retail buildings collectively known as the “Ahold Portfolio.”  The Ahold Portfolio is comprised of approximately 547,330 gross leasable square feet of property located in the States of Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina.

Subject to the terms of the joint venture agreements, we contributed approximately $87 million and Ceruzzi Holdings contributed approximately $43.4 million into the joint ventures for an aggregate capital contribution of $130.4 million.  We act as managing member of the joint ventures and oversee property management functions.

Through our subsidiaries, we own 980 investment units in each joint venture entity, and Ceruzzi Holdings owns twenty investment units.   Each joint venture agreement gives our subsidiary member exclusive rights to manage the property held by that joint venture entity.  Ceruzzi Holdings is entitled to a first priority preferred return of 5.5% per annum on its capital contribution.  Through our subsidiary members, we are entitled to a second priority preferred return under each joint venture agreement equal to 15% on our capital contribution for the first five years and 20% thereafter.  Ceruzzi Holdings is obligated to maintain its investment in the joint venture through December 15, 2010, and entitled to receive its capital contribution at any time after December 15, 2010.

In connection with signing the joint venture agreements, we have entered into a series of guarantees for the benefit of Ceruzzi Holdings, which in the aggregate guarantee a 5.5% annual return on its capital contribution, amounting to approximately $2.3 million annually.  We also guarantee payment of the liquidation amount due to Ceruzzi Holdings when its exits the joint ventures.  The principal liquidation amount is $43,430,000.

Hyde Park – Stop ‘N Shop.   On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. through which we acquired, through the joint venture, an indirect interest in a freestanding retail building leased to The Stop & Shop Supermarket Company.  The building contains approximately 52,500 of gross leasable square feet and is located at 5 St. Andrews Road in Hyde Park, New York.  We made a capital contribution to the joint venture in the amount of $8.7 million ($8.1 million of which was borrowed) and received an equity interest representing approximately 67%.

Disposition of Properties and other Real Estate Assets

We intend to hold acquired assets for an extended period.  Circumstances may arise, however, that could result in the early sale of any asset.  We may sell an asset or assets if we believe the sale would be in the best interests of our stockholders.  We will consider all relevant factors in determining to sell an asset including prevailing economic conditions and current tenant creditworthiness.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the sale of assets.

Appraisals

Prior to acquiring any property, we obtain an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute.  As a matter of policy, the purchase price that we pay will not exceed the appraised value.  Appraisals are, however, only estimates of value and may not reflect true worth of realizable value.  We will not necessarily obtain appraisals to acquire a REIT or other real estate operating company.  We may, however, obtain a fairness opinion prepared by an independent third party regarding the fairness, to our stockholders, of the consideration paid and received by us in the transaction.  We maintain copies of all appraisals and fairness opinions on our records for at least five years.  These copies are available for review by our stockholders.

Return of Uninvested Proceeds

We will return any of the proceeds of this offering that are not invested in real estate assets within the later of twenty-four months from the original effective date of this prospectus or twelve months from the termination of the offering.  All funds we receive out of the escrow account are available for our general use from the time we receive them until expiration of the period discussed in the prior sentence.  We use these funds to:

•                                          pay expenses incurred to acquire real estate assets;

•                                          make capital contributions or additional investments in real estate assets;

•                                          reimburse IREIC for expenses it has paid;

•                                          pay property management fees or other acquisition fees; and

•                                          pay day-to-day operating expenses.

See “Use of Proceeds” and “Plan of Distribution – Escrow Conditions.”  We do not segregate funds from our other funds pending investment.

Exchange Listing and Liquidity Events

Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements.  Our board does not anticipate evaluating a listing until at least 2010.  A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital.  There is no assurance however that we will list our shares or that a public market will develop if we list our shares.  Our board may decide to sell our assets individually, liquidate or seek listing at a later date.  The sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock.  We will not pay a listing fee to IREIC or any of its affiliates in the event of a listing.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities.  We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property.  Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation.  See “Risk Factors – Risks Related to Our Business” for additional discussion of these risks.  To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing.  In addition, we may use “taxable REIT subsidiaries” or retain independent contractors to carry out these oversight and review functions.  See “Federal Future Tax Considerations – Federal Income Taxation as a REIT” for a discussion of a “taxable REIT subsidiary.”  We intend to retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Competition

We are subject to significant competition in seeking real estate investments.  We compete with many third parties engaged in real estate investment activities including other REITs, including other REITs sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from real estate investment programs, including three REITs, sponsored by IREIC and its affiliates for retail shopping centers and single tenant net-leased properties that may be suitable for our investment.  See “Risk Factors – Risks Related to Our Business” for additional discussion.  Some of these competitors, including larger REITs, have substantially greater financial resources than we do and generally may be able to accept more risk.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our funds from operations and negatively affect our ability to make or maintain distributions.

Insurance

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties.  There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war.  If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding insurance.

Effective October 1, 2006, we entered into an agreement with a limited liability company formed as an insurance association captive, referred to herein as the “Captive,” which is wholly owned by us and the three other entities previously sponsored by IREIC.  Inland Risk & Insurance Management Services, Inc., an affiliate of The Inland Group, provides services to the Captive.  The Captive was formed to more efficiently manage the respective insurance coverage of the members and the premiums associated with property casualty coverage.  The Captive will annually oversee the purchase of one or more insurance policies from a third party insurer on properties of its members that will be acceptable to all members. Portions of these insurance policies agreed upon by all members will be funded or reimbursed by insurance policies purchased from the Captive by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the Captive will be divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  Each member initially contributed approximately $188,000 to the Captive in the form of a capital contribution.  The Captive will use this capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the Captive subject to deductibles applicable to each occurrence.  These losses will be paid by the Captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.  We are required to remain as a member of the Captive for a period of five years.

Government Regulations

Our business is subject to many laws and governmental regulations.  Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans With Disabilities Act.  Under the Americans With Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons.  These requirements became effective in 1992.  Complying with the ADA requirements could require us to remove access barriers.  Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants.  Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA.  In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons.  Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons.  Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters.  Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances.  These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances.  The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances.  If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us.  We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate.  Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.  See “Risk Factors – Risk Related to Our Business” for additional discussion regarding environmental matters.

Other Regulations.  The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements.  Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.  We intend to acquire properties that are in material compliance with all such regulatory requirements.  However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Other Policies

Pending investment in real estate assets, we invest monies so as to allow us to continue to qualify as a REIT.  We seek highly liquid investments that provide for safety of principal and may include, but are not limited to, collateralized mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs.  See “Federal Income Tax Considerations – Federal Income Taxation as a REIT.”

We will not make distributions-in-kind, except for:

•                                          distributions of readily marketable securities;

•                                          distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles; or

•                                          distributions of in-kind property which meet all of the following conditions:

•                                          our board advises each stockholder of the risks associated with direct ownership of the in-kind property;

•                                          our board offers each stockholder the election of receiving in-kind property distributions; and

•                                          we distribute in-kind property only to those stockholders who accept our offer.

We have no current plans to invest the proceeds of the offering, other than on a temporary basis, in non-real-estate-related investments.  Although we are authorized to issue senior securities, we have no current plans to do so.  See “Description of Securities – Preferred Stock,” “– Issuance of Additional Securities and Debt Instruments” and “– Restrictions on Issuance of Securities.”

Distributions

We intend to continue paying regular monthly cash distributions to our stockholders.  For the period from August 31, 2005 through November 30, 2006, we have paid cash distributions to our stockholders aggregating approximately $27 million.  We paid cash distributions per share of $0.50 on an annualized basis prior to January 1, 2006 and $0.60 on an annualized basis prior to November 1, 2006.  Effective November 1, 2006, we began paying cash distributions per share equal to $0.61 on an annualized basis, which is equivalent to an annual distribution rate of 6.1% assuming the share was purchased for $10.00 per share.  Because we pay distributions in arrears, the cash distribution paid in December 2006 will be the first to reflect this increase.

For the nine months ended September 30, 2006, we paid cash distributions of approximately $17.3 million.  Approximately $17 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.3 million of the distributions were funded from financing activities including contributions from our sponsor.  For the year ended December 31, 2005, we paid cash distributions of approximately $123,000, all of which were funded from contributions from our sponsor.

DESCRIPTION OF REAL ESTATE ASSETS

As of December 1, 2006, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned interests in eighty-three properties located in California, Connecticut, Florida, Georgia, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia, Wisconsin and Washington.  We own interests in retail, office, industrial and multi-tenant properties.  Our retail properties represent approximately 4,775,556 aggregate gross leasable square feet, our office properties represent approximately 4,190,424 aggregate gross leasable square feet and our industrial properties represent approximately 1,687,819 aggregate gross leasable square feet.  Our multi-family properties consist of 233 units.  The following table provides summary information about the business segment, the location and character of these properties.

Property	Location	GLA Occupied	% Occupied as of 12/01/06	No. of Tenants as of 12/01/06	Total GLA	Mortgage Payable ($)

RETAIL PROPERTIES:
24 Hour Fitness	Houston, TX	78,000	92%	4	85,000
24 Hour Fitness	Woodlands, TX	45,906	100%	1	45,906
6101 Richmond Ave	Houston, TX	19,230	100%	2	19,230
Pinehurst Shopping Center	Humble, TX	26,322	66%	18	39,934
Paradise Shops of Largo	Largo, FL	53,241	97%	6	54,641	7,325,000
Saratoga Town Center	Corpus Christi, TX	60,282	98%	22	61,682
Willis Town Center	Willis, TX	15,240	87%	9	17,540
Woodforest Square	Houston, TX	25,866	65%	15	39,966
Windermere Village	Houston, TX	23,200	92%	12	25,200
Eldridge Town Center	Houston, TX	234,777	100%	30	234,777
NTB Eldridge	Houston, TX	6,290	100%	1	6,290
Blackhawk Town Center	Houston, TX	127,128	100%	12	127,128
Carver Creek	Dallas, TX	23,732	71%	2	33,321
Chili’s- Hunting Bayou	Jacinto City, TX	5,476	100%	1	5,476
Joe’s Crab Shack	Jacinto City, TX	7,282	100%	1	7,282
Cinemark Theaters	Jacinto City, TX	68,000	100%	1	68,000
Antoine Town Center	Houston, TX	36,230	92%	19	39,507
Ashford Plaza	Houston, TX	26,442	74%	14	35,819
Highland Plaza	Houston, TX	72,730	99%	21	73,780
West End Square	Houston, TX	30,103	70%	12	43,171
Winchester Town Center	Houston, TX	16,500	92%	9	18,000
Atascocita Shopping Center	Humble, TX	46,146	98%	7	47,326
Cypress Town Center	Houston, TX	49,620	90%	24	55,000
Friendswood Shopping Center	Friendswood, TX	64,458	90%	14	71,326
Cinemark Theaters	Webster, TX	80,000	100%	1	80,000
Stables at Town Center (Phase I & II)	Spring, TX	83,431	88%	31	95,318
Walgreens	Springfield, MO	14,560	100%	1	14,560
Tomball Town Center	Tomball, TX	52,934	87%	21	60,690
Bay Colony Town Center	League City, TX	179,687	94%	25	191,150

Property	Location	GLA Occupied	% Occupied as of 12/01/06	No. of Tenants as of 12/01/06	Total GLA	Mortgage Payable ($)
Triangle Center	Longview, WA	250,614	99%	38	253,064	23,600,000
Cinemark 12	Pearland, TX	38,910	100%	1	38,910
Hunting Bayou	Jacinto City, TX	123,785	94%	20	134,265
Lakewood Shopping Center	Margate, FL	145,877	95%	31	154,277	11,714,963
Monadnock Marketplace	Keene, NH	200,633	100%	12	200,633	26,785,000
Stop & Shop	Hyde Park, NY	52,500	100%	1	52,500	8,100,000
Canfield Plaza	Canfield, OH	88,744	80%	10	110,284	7,575,000
Shakopee Center	Shakopee, MN	103,442	100%	2	103,442	8,800,000
Lincoln Mall	Lincoln, RI	429,646	98%	48	439,132	33,835,000
Stop & Shop	Cumberland, RI	85,799	100%	1	85,799	11,531,000
Stop & Shop	Malden, MA	79,229	100%	1	79,229	12,752,742
Stop & Shop	Swampscott, MA	65,268	100%	1	65,268	11,066,477
Stop & Shop	Southington, CT	64,948	100%	1	64,948	11,145,000
Stop & Shop	Framingham, MA	64,917	100%	1	64,917	9,268,514
Stop & Shop	Bristol, RI	63,128	100%	1	63,128	8,368,067
Stop & Shop	Sicklerville, NJ	68,323	100%	1	68,323	8,535,000
Bi-Lo	Greenville, SC	55,718	100%	1	55,718	4,286,000
Brooks Corner	San Antonio, TX	140,705	85%	20	166,205	14,275,800
Fabyan Randall	Batavia, IL	83,285	81%	11	102,283	13,400,000
The Market at Hilliard	Hilliard, OH	104,656	97%	17	107,544	11,220,000
Eldridge Lakes Town Center	Houston, TX	54,980	100%	21	54,980	7,504,381
Spring Town Center	Spring, TX	78,998	98%	15	80,658	7,628,739
CyFair Town Center	Cypress, TX	55,520	100%	28	55,520	5,672,816
Sherman Town Center	Sherman, TX	283,318	99%	33	285,498	38,448,939
Buckhorn Plaza	Bloomsburg, PA	74,065	93%	15	79,427	9,025,000
Lincoln Village	Chicago, IL	130,601	97%	28	134,623	22,035,000
Parkway Centre North	Grove City, OH	101,282	94%	3	107,279
Plaza at Eagles Landing	Stockbridge, GA	33,265	100%	11	33,265	5,310,000
Bradley Portfolio-Glendale Heights I, II, III	Glendale Heights, IL	50,820	84%	2	60,820
Bradley Portfolio-Lexington Road	Athens, GA	46,000	100%	1	46,000
Bradley Portfolio-Newtown	Virginia Beach, VA	7,488	100%	1	7,488

OFFICE PROPERTIES:
6234 Richmond Ave	Houston, TX	15,701	61%	3	25,601
11500 Market Street	Houston, TX	2,719	100%	1	2,719
SBC Center	Hoffman Estates, IL	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point	Pittsburgh, PA	153,110	100%	1	153,110	17,325,000
Lake View Technology Center I	Suffolk, VA	110,007	100%	1	110,007	14,470,000
Dulles Executive Offices I & II	Herndon, VA	346,559	91%	8	379,596	68,800,000
IDS	Minneapolis, MN	1,253,417	93%	212	1,398,746	161,000,000
Washington Mutual	Arlington, TX	239,905	100%	1	239,905	20,115,000
Bradley Portfolio-Regional Road	Greensboro, NC	113,526	100%	1	113,526
Bradley Portfolio-Santee	Santee, CA	76,977	100%	1	76,977

Property	Location	GLA Occupied	% Occupied as of 12/01/06	No. of Tenants as of 12/01/06	Total GLA	Mortgage Payable ($)
INDUSTRIAL PROPERTIES:
McKesson Distribution Center	Conroe, TX	162,613	100%	1	162,613	5,760,000
Thermo Process	Sugarland, TX	150,000	100%	1	150,000	8,201,000
Bradley Portfolio - Doral	Waukesha, WI	43,500	100%	1	43,500
Bradley Portfolio - 500 Hartland	Hartland, WI	134,210	100%	1	134,210
Bradley Portfolio - 55th Street	Kenosha, WI	175,062	100%	1	175,062
Bradley Portfolio - Industrial Drive	Horicon, WI	139,000	100%	1	139,000
Bradley Portfolio - Deerpark	Deer Park, TX	23,218	100%	1	23,218
Bradley Portfolio - Kirk Road	St. Charles, IL	299,176	100%	1	299,176
Bradley Portfolio - Westport	Mechanicsburg, PA	178,600	100%	1	178,600
Bradley Portfolio - Commons Drive	Aurora, IL	60,000	100%	2	60,000
Bradley Portfolio - 1800 Bruning Drive	Itasca, IL	202,000	100%	1	202,000
Bradley Portfolio - Baymeadow	Glen Burnie, MD	120,000	100%	1	120,000

MULTI-FAMILY PROPERTIES:
Southgate Apartments	Louisville, KY	14.4 acres	91%	233	233,514	10,725,000

The following table provides a summary of the property types that comprised our portfolio as of December 1, 2006.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

Retail Shopping Center and Malls	60	4,775,556	43.86%	66,874,206	47.64%
Office Buildings	10	4,190,424	38.49%	61,423,720	43.76%
Industrial/Distribution Centers	12	1,687,819	15.50%	10,197,157	7.26%
Apartment Complex	1	233,514	2.14%	1,880,988	1.34%

Total	83	10,887,313	100.00%	140,376,072	100.00%

The following table provides a summary of the market concentration of our portfolio as of December 1, 2006.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income

California	1	77,000	0.71%	1,678,600	1.20%
Connecticut	1	64,948	0.60%	1,230,031	0.88%
Florida	2	203,718	1.87%	2,770,748	1.97%

Georgia	2	86,255	0.79%	1,345,483	0.96%
Illinois	7	2,542,567	23.35%	30,763,718	21.92%
Kentucky	1	233,514	2.14%	1,880,988	1.34%
Maryland	1	120,000	1.10%	1,882,800	1.34%
Massachusetts	3	209,414	1.92%	3,647,675	2.60%
Minnesota	2	1,502,188	13.80%	19,331,516	13.77%
Missouri	1	14,560	0.13%	315,331	0.22%
North Carolina	1	113,526	1.04%	1,211,932	0.86%
New Hampshire	1	200,633	1.84%	3,411,893	2.43%
New Jersey	1	68,323	0.63%	933,126	0.66%
New York	1	52,500	0.48%	929,775	0.66%
Ohio	3	342,180	3.14%	3,617,227	2.58%
Pennsylvania	3	411,137	3.78%	3,987,470	2.84%
Rhode Island	3	588,059	5.40%	7,022,282	5.00%
South Carolina	1	55,718	0.51%	458,080	0.33%
Texas	40	2,758,706	25.34%	36,590,930	26.07%
Virginia	3	497,091	4.57%	11,858,671	8.45%
Washington	1	253,064	2.32%	2,899,391	2.07%
Wisconsin	4	492,212	4.52%	2,608,404	1.86%
Total	83	10,887,313	100.00%	140,376,072	100.00%

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leaseable area and greatest 2006 annualized base rent based on the properties owned as of December 1, 2006.

Tenant Name	Total Number	Square Footage	% of Total Portfolio Square Footage	Annualized Income
SBC Services	1	1,690,214	15.52%	22,687,573
Stop & Shop	10	601,652	5.53%	9,845,389
Lockheed Martin Corporation	3	288,632	2.65%	7,498,466
Providian Bancorp Services	1	239,905	2.20%	3,046,794
24-Hour Fitness	7	238,621	2.19%	3,587,378
Cinemark USA, Inc.	4	225,507	2.07%	2,903,217
Oce, USA	1	202,000	1.86%	1,377,640
AMK Holdings, Ltd.	2	177,710	1.63%	1,008,859
Pure-Flo MPC, Inc.	1	175,052	1.61%	999,058
McKesson Distribution	1	162,613	1.49%	661,035

With respect to those leases in place as of December 1, 2006, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	17	31,117	0.29%	575,320	0.71%
2007	60	186,526	1.71%	3,668,356	4.55%
2008	100	328,137	3.01%	6,740,350	8.49%
2009	158	360,744	3.31%	6,614,749	8.62%
2010	153	418,789	3.85%	8,331,605	11.48%
2011	107	672,406	6.18%	16,853,064	25.29%
2012	38	285,820	2.63%	4,717,286	8.46%
2013	44	248,608	2.28%	5,760,289	10.99%
2014	51	576,392	5.29%	11,222,278	23.09%
2015	95	723,667	6.65%	13,302,065	32.00%

(1)  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Acquired Properties

We and MB REIT have purchased the following properties on the dates indicated below:

Bradley Portfolio: California, Maryland and Virginia.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one retail property and one industrial property and a leasehold interest in one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased interests in seventeen properties out of the portfolio of thirty-three properties. The following table sets forth certain information with respect to the location and the approximate gross leasable area, or “GLA,” of the three properties most recently purchased:

Date Closed	Type	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price
11/29/06	I	6752 Baymeadow Drive, Glen Burnie, Maryland	120,000	$26,000,000
11/30/06	O	101 Civic Center Drive, Santee, California	77,000	$19,900,000
12/01/06	R	629 Newtown Road, Virginia Beach, Virginia	7,488	$1,900,000

R = Retail

O = Office

I = Industrial

MB REIT purchased its interests in three properties for a total purchase price of approximately $47.8 million in cash.  MB REIT may later borrow monies using one or more of the properties as collateral.

MB REIT has assumed the rights and obligations of the tenant under a ground lease with the County of San Diego with respect to the office property in Santee, California.  The term of this ground lease began on August 3, 2002 and is scheduled to expire on July 31, 2057.  MB REIT has four, five-year renewal options.  MB REIT is obligated under the lease to pay annual rent in the amount of $204,348 through July 31, 2007, at which time, and every five years thereafter, the rent will be adjusted by the lesser of the increase or decrease in the Consumer Price Index (referred to herein as the CPI) over this period or 3% per year.  The CPI-adjusted rent notwithstanding, the rent is also subject to adjustment every fifteen years through the sixtieth anniversary of the commencement to an amount equal to the mean of the CPI-adjusted rent and the fair market rent as agreed upon by the parties or as determined by appraisal.

At the time of acquisition, the three properties competed with similar properties within their respective market areas.  Each property competes with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
6752 Baymeadow Drive, Glen Burnie, Maryland	Metropolitan Baltimore, Maryland/Baltimore Washington Corridor	344
101 Civic Center Drive, Santee, California	San Diego, California/East County	2
629 Newtown Road, Virginia Beach, Virginia	Virginia Beach, Virginia/Kempsville and Bayside	2

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
6752 Baymeadow Drive, Glen Burnie, Maryland	1984/Renovated in 1998
101 Civic Center Drive, Santee, California	2003
629 Newtown Road, Virginia Beach, Virginia	1997

As of November 15, 2006, the three properties were 100% occupied.  The leases for the three properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

6752 Baymeadow Drive, Glen Burnie, Maryland	Millennium Inorganic Chemicals, Inc.	120,000	5/5 yrs.	15.69	(1)	01/06	12/21

101 Civic Center Drive, Santee, California	Hartford Fire Insurance Company	76,977	2/5 yrs.	21.80		11/06	10/10

629 Newtown Road, Virginia Beach, Virginia	Hollywood Entertainment Corporation	7,488	2/5 yrs.	18.63		04/97	04/12

(1)  This lease provides for an annual 2.5% base rent increase.

The tenants at each of the properties are required by their respective leases to pay real estate taxes, common area maintenance and insurance costs. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ respective assessed values by the corresponding tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these three properties is approximately $35.9 million.  We and MB REIT calculate depreciation expense for tax purposes using the straight-line method. We and MB REIT depreciate buildings and improvements based upon estimated useful lives of forty and twenty years, respectively. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Approximate Real Estate	Real Estate	Approximate Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

6752 Baymeadow Drive, Glen Burnie, Maryland	149,647	1.03	19.5 million
101 Civic Center Drive, Santee, California	223,047	1.05	14.9 million
629 Newtown Road, Virginia Beach, Virginia	8,993	1.02	1.4 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2005.

	Occupancy Rates as of December 31,
Address	2001	2002	2003	2004	2005

6752 Baymeadow Drive, Glen Burnie, Maryland,	100%	100%	100%	100%	100%

101 Civic Center Drive, Santee, California	N/A	N/A	100%	100%	100%

629 Newtown Road, Virginia Beach, Virginia	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2001	2002	2003	2004	2005

6752 Baymeadow Drive, Glen Burnie, Maryland,	14.22	14.22	14.57	14.94	15.31

101 Civic Center Drive, Santee, California	N/A	N/A	21.81	21.81	21.81

629 Newtown Road, Virginia Beach, Virginia	16.56	18.63	18.63	18.63	18.63

Bradley Portfolio: Illinois.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one office property and one industrial property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased fourteen properties out of the portfolio of thirty-three properties.  The following table sets forth certain information with respect to the location and the approximate GLA of the two properties most recently purchased:

Date Closed	Type	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price
11/13/06	O	3901 Liberty Street, Aurora, Illinois	60,000	$8,300,000
11/17/06	I	1800 Bruning Drive, Itasca, Illinois	202,000	$19,000,000

O = Office

I = Industrial

MB REIT purchased these two properties for a total purchase price of approximately $27.3 million in cash.  MB REIT may later borrow monies using one or both of the properties as collateral.

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
3901 Liberty Street, Aurora, Illinois	1995
1800 Bruning Drive, Itasca, Illinois	1975/Renovated in 2001

At the time of acquisition, the two properties competed with similar properties within their respective market areas.  Each property competes with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
3901 Liberty Street, Aurora, Illinois	Suburban Chicago, Illinois/East-West Tollway	5
1800 Bruning Drive, Itasca, Illinois	Chicago, Illinois/O’Hare Airport area	5

As of November 15, 2006, the two properties were 100% occupied.  The leases for the two properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

3901 Liberty Street, Aurora, Illinois	BRK Brands, Inc.	30,000	—	12.04	(1)	01/03	06/10
	Powermate Corporation	30,000	7/1 yr.	9.18		09/04	08/07

1800 Bruning Drive Itasca, Illinois	OCE, USA	202,000	2/5 yrs.	6.82	(2)	01/01	06/17

(1)           This lease provides for a 2% base rent increase per year.

(2)           This lease provides for a 3% base rent increase per year.

The tenants at each of the properties are responsible for paying real estate taxes in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed value by the respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these three properties is approximately $20.5 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Approximate Real Estate	Real Estate	Approximate Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

3901 Liberty Street, Aurora, Illinois	140,908	7.78	6.2 million
1800 Bruning Drive, Itasca, Illinois	197,061	5.67	14.3 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2005.

	Occupancy Rates as of December 31,
Address	2001	2002	2003	2004	2005

3901 Liberty Street, Aurora, Illinois	100%	100%	75%	100%	100%

1800 Bruning Drive, Itasca, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2001	2002	2003	2004	2005

3901 Liberty Street, Aurora, Illinois	12.54	12.91	10.71	10.19	10.36

1800 Bruning Drive, Itasca, Illinois	5.88	6.06	6.24	6.43	6.62

Plaza at Eagles Landing.  On November 2, 2006, MB REIT acquired through MB Eagles Stockbridge, LLC, a Delaware limited liability company, (“MBES”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  Plaza at Eagles Landing was built in late 2005 and 2006.  As of November 15, 2006, this property was 100% occupied, with a total of approximately 33,265 square feet leased to eleven tenants.   This property is located in the Atlanta retail market and Forest Park/Jonesboro/ Clayton retail submarket and, at the time of acquisition, competed with at least six other retail centers within its submarket.

MB REIT purchased this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.5 million.  MB REIT purchased this property for cash.  At closing, MBES entered into loan documents as the borrower of approximately $5.3 million from Allstate Life Insurance Company (referred to herein as Allstate). MBES’s obligations are secured by a first priority mortgage on the property. MBES also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBES related to the property.  The loan bears interest at the rate of 5.70% per annum. MBES is required to make interest-only payments on a monthly basis in the approximate amount of $25,223 until the loan matures on November 1, 2011. Upon maturity, MBES will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due pursuant to any of the loan documents. MBES may, in certain circumstances, after December 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Allstate may declare, subject to customary cure rights granted to MBES, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBES, may be liable for the obligations of MBES under the loan documents. In connection with the loan, MBES has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBES and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81(1)

(1) Walgreens has the option to terminate its lease as of March 31, 2031 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount. Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $62,861.  The real estate taxes paid were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 3.747%.  The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	8	14,300	310,149	40.91%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	1,645	60,865	13.28%

The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00

We and MB REIT calculate depreciation expense for tax purposes using the straight-line method. We and MB REIT depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. For federal income tax purposes, the depreciable basis in this property will be approximately $7.1 million

Bradley Portfolio: Georgia, Illinois, North Carolina, Pennsylvania and Texas.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in four retail properties, one office property and three industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  MB REIT purchased these properties for a total purchase price of approximately $61.1 million in cash.

The following table sets forth certain information with respect to the location and the approximate gross leasable area of the eight properties closed:

Date			Approximate GLA	Approximate Purchase
Closed	Type	Address	(Sq. Ft.)	Price ($)
11/03/06	R	125 E. Army Trail Road, Glendale Heights, Illinois	42,000	5,700,000
11/03/06	R	135 E. Army Trail Road, Glendale Heights, Illinois	10,000	1,900,000
11/03/06	R	145 E. Army Trail Road, Glendale Heights, Illinois	8,820	1,800,000
11/07/06	O	725 Regional Road, Greensboro, North Carolina	113,526	13,000,000
11/08/06	R	1575 Lexington Road, Athens, Georgia	46,000	10,500,000
11/09/06	I	4500 Westport Drive, Mechanicsburg, Pennsylvania	178,600	7,900,000
11/09/06	I	1114 Seaco Avenue, Deer Park, Texas	23,218	5,900,000
11/09/06	I	315 Kirk Road, St. Charles, Illinois	299,176	14,400,000

R = Retail

O = Office

I = Industrial

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
125 E. Army Trail Road, Glendale Heights, Illinois	1987
135 E. Army Trail Road, Glendale Heights, Illinois	1987
145 E. Army Trail Road, Glendale Heights, Illinois	1987
725 Regional Road, Greensboro, North Carolina	1988
1575 Lexington Road, Athens, Georgia	1999
4500 Westport Drive, Mechanicsburg, Pennsylvania	1996
1114 Seaco Avenue, Deer Park, Texas	1999
315 Kirk Road, St. Charles, Illinois	1970 (53,000 square feet)
1993 (81,000 square feet)
1995 (175,000 square feet)

The eight properties compete with similar properties within their respective market areas.  At the time of acquisition, each property competed with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
125, 135 and 145 E. Army Trail Road Glendale Heights, Illinois	Chicago, Illinois/Far West Suburbs	127
725 Regional Road, Greensboro, North Carolina	Greensboro, North Carolina/Greensboro Airport	6
1575 Lexington Road, Athens, Georgia	Athens, Georgia/Clarke County	2
4500 Westport Drive, Mechanicsburg, Pennsylvania	Central Pennsylvania/Greater Harrisburg	Not Available
1114 Seaco Avenue, Deer Park, Texas	Houston, Texas/Northwest	5
315 Kirk Road, St. Charles, Illinois	Chicago, Illinois/Central Kane and DuPage County	5

As of November 15, 2006, seven properties were 100% occupied and one property was 84% occupied.  Each of the eight properties has one tenant that occupies 100% of the total gross leasable area of that property. The leases for the eight properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot	Lease Term
Address	Tenant	Square Feet	Options	per Annum ($)	Beginning	To

125 E. Army Trail Road,	TSA Sports, Inc.	42,000	4/5 yrs.	10.05	02/05	01/10
Glendale Heights, Illinois					02/10	01/15

145 E. Army Trail Road, Glendale Heights, Illinois	Ulta Salon, Cosmetics & Fragrance, Inc.	8,820	1/5 yrs.	15.57	04/04	03/09

725 Regional Road, Greensboro, North Carolina	EDS Information Services LLC	113,526	3/5 yr.	10.68	09/03	08/08

1575 Lexington Road,	Eastwynn Theaters,	46,000	1/7 yrs.	13.95	07/04	06/09
Athens, Georgia	Inc.			18.21	07/09	06/14
				20.03	07/14	06/19
				22.04	07/19	06/23

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot	Lease Term
Address	Tenant	Square Feet	Options	per Annum ($)	Beginning	To
4500 Westport Drive,	FMC Corporation-	178,600	3/5 yrs.	3.15	07/06	06/07
Mechanicsburg,	Bioployme			3.19	07/07	06/08
Pennsylvania				3.22	07/08	06/09
				3.27	07/09	06/10
				3.31	07/10	06/11
				3.35	07/11	06/12
				3.39	07/12	06/13
				3.43	07/13	06/14

1114 Seaco Avenue,	Caleb Brett USA,	23,218	2/5 yrs.	17.83	09/04	08/09
Deer Park, Texas,	Inc.			18.63	09/09	08/14

315 Kirk Road,	DOPACO	299,176	1/5 yrs.	3.67	08/03	12/08
St. Charles, Illinois				4.05	01/09	12/13
				4.47	01/14	12/15

(1)  Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The three properties located in Glendale Heights, Illinois are combined on one tax parcel and are obligated to pay their pro rata share in accordance with the terms of their respective leases.  The tenants at each of the other properties may be responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 or 2006, depending on the respective taxing authorities, (the most recent tax year for which information is generally available) were calculated by multiplying the assessed value of the property by the respective tax rate listed below.  The amounts listed below for the Glendale Heights, Illinois properties were allocated proportionately based on the gross leasable square feet of each respective property.

For federal income tax purposes, the total depreciable basis in these eight properties is approximately $45.8 million.  The following table indicates the real estate tax amounts, real estate tax rates and estimated income tax basis for each property.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
			(in millions)

125 E. Army Trail Road, Glendale Heights, Illinois	94,903	7.72	4.3
135 E. Army Trail Road, Glendale Heights, Illinois	22,595	7.72	1.4
145 E. Army Trail Road, Glendale Heights, Illinois	19,943	7.72	1.4
725 Regional Road, Greensboro, North Carolina(1)	135,467	1.27	9.8
1575 Lexington Road, Athens, Georgia(1)	79,379	3.30	7.8
4500 Westport Drive, Mechanicsburg, Pennsylvania	80,057	14.23	5.9
1114 Seaco Avenue, Deer Park, Texas	40,612	3.32	4.4
315 Kirk Road, St. Charles, Illinois	226,364	6.73	10.8

(1) Tenant is obligated to pay its real estate taxes directly to the taxing authorities.

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the three properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2005.

	Occupancy Rates as of December 31,
Address	2001	2002	2003	2004	2005

125 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

135 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

145 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

725 Regional Road, Greensboro, North Carolina	100%	100%	100%	100%	100%

1575 Lexington Road, Athens, Georgia	100%	100%	100%	100%	100%

4500 Westport Drive, Mechanicsburg, Pennsylvania	100%	100%	100%	100%	100%

1114 Seaco Avenue, Deer Park, Texas	100%	100%	100%	100%	100%

315 Kirk Road, St. Charles, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2001	2002	2003	2004	2005

125 E. Army Trail Road, Glendale Heights, Illinois	8.93	8.93	8.93	8.93	10.05

135 E. Army Trail Road, Glendale Heights, Illinois	15.00	15.00	15.00	15.00	15.00

145 E. Army Trail Road, Glendale Heights, Illinois	14.09	14.09	14.09	15.57	15.57

725 Regional Road, Greensboro, North Carolina	10.03	10.03	10.68	10.68	10.68

1575 Lexington Road, Athens, Georgia	15.05	15.05	15.05	16.56	16.56

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2001	2002	2003	2004	2005

4500 Westport Drive, Mechanicsburg, Pennsylvania	N/A	N/A	N/A	3.07	3.10

1114 Seaco Avenue, Deer Park, Texas	16.35	16.35	16.35	17.83	17.83

315 Kirk Road, St. Charles, Illinois	N/A	N/A	3.67	3.67	3.67

Bradley Portfolio: Brookfield, Hartland, Horicon and Kenosha, Wisconsin.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in four industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  MB REIT purchased these properties for a total purchase price of approximately $34 million in cash.  These four  properties are the first four  properties to be purchased out of a portfolio of thirty-three properties MB REIT anticipates purchasing from affiliates of Bradley Associates Limited Partnership.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of the four industrial properties closed:

Date		Approximate GLA	Approximate Purchase
Closed	Address	(Sq. Ft.)	Price ($)
10/18/06	21875 Doral Road, Brookfield, Wisconsin	43,500	2,400,000
10/19/06	500 W. North Shore Drive, Hartland, Wisconsin	134,210	10,800,000
10/20/06	9625 55th Street, Kenosha, Wisconsin	175,052	13,500,000
10/23/06	301 Industrial Drive, Horicon, Wisconsin	139,000	7,400,000

The Brookfield property was constructed in four phases; the first phase was completed in 1967, the second phase was completed in 1976, the third phase was completed in 1990 and the fourth phase was completed in 1991.  The Hartland property was completed in 2000.  The Kenosha property was constructed in three phases; the first phase was complete in 1995, the second phase was complete in 1999 and the third phase was complete in 2001.  The Horicom property was completed in 1996.

The four industrial properties compete with similar properties within their respective market areas.  At the time of acquisition, each property competed with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
21875 Doral Road; Brookfield, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
500 W. North Shore Drive; Hartland, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
9625 55th Street; Kenosha, Wisconsin	Milwaukee, Wisconsin/Kenosha County	4
301 Industrial Drive; Horicon, Wisconsin	Milwaukee, Wisconsin/Dodge County	4

As of November 15, 2006, each of the four properties was, and has been for each of the past five years, 100% occupied.  Each of the four industrial properties has one tenant that occupies 100% of the total gross leasable area of that property. The leases for the four industrial properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

21875 Doral Road Brookfield, Wisconsin	The Lang Companies, LLC	43,500	2/5 yrs.	4.38	(1)	05/03	05/18

500 W. North Shore Dr., Hartland, Wisconsin	The Lang Companies, LLC	134,210	2/10 yrs.	6.10	(1)	08/02	08/22

9625 55th Street Kenosha, Wisconsin	Pure-Flo MPC, Inc.	175,052	—	5.69	(2)	12/02	12/12

301 Industrial Drive Horicon, Wisconsin	Metals USA, Inc.	139,000	—	4.12	(3)	07/97	01/21

(1)           These leases provide for a 3% base rent increase per year.

(2)           This lease provides for a 2.5% base rent increase per year.

(3)           Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The tenants at each property are responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these four properties is approximately $25.5 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
			(in millions)

21875 Doral Road, Brookfield, Wisconsin	22,519	1.43	1.8
500 W. North Shore Drive, Hartland, Wisconsin	134,303	1.85	8.1
9625 55th Street, Kenosha, Wisconsin	230,200	2.30	10.1
301 Industrial Drive, Horicon, Wisconsin	85,400	2.60	5.5

The table below sets forth certain information, to the extent historical information is available, with respect to the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2005.

	Effective Annual Rent per Square Foot as of December 31,
Address	2001	2002	2003	2004	2005
	$	$	$	$	$
21875 Doral Road, Brookfield, Wisconsin	N/A	N/A	4.13	4.21	4.29
500 W. North Shore Drive, Hartland, Wisconsin	N/A	5.38	5.51	5.59	5.59
9625 55th Street, Kenosha, Wisconsin	N/A	N/A	5.37	5.53	5.69
301 Industrial Drive, Horicon, Wisconsin	3.54	3.54	3.73	3.73	3.73

Washington Mutual Office/Data Center.  On October 20, 2006, MB REIT purchased, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the Washington Mutual Office/Data Center.  MB REIT purchased this property for approximately $38 million in cash from an unaffiliated third party, Collins Walton Buckner, L.P.  The property is located at 3801 South Collins in Arlington, Texas, and consists of 180,000 square feet of office space and 59,905 square feet of Tier Three level data center space, for a total of approximately 239,905 gross leasable square feet.  The Washington Mutual Office/Data Center was originally constructed as an interior outlet mall in 1983 and was later renovated into an office and data center complex.  The property is located in the Dallas/Ft. Worth market and Arlington submarket.  At the time of acquisition, the property competed with at least six other office properties in its submarket for tenants.

The lease obligates the landlord to replace the HVAC units in the property if the landlord and tenant reasonably determine that the HVAC system is not functioning properly and tenant’s repair would be impracticable.  A property condition assessment has indicated an immediate need to replace all of the HVAC units in the property at an estimated cost of $550,000.  This cost will be reimbursed ratably by the tenant over the fifteen year expected life of the units for the remainder of the tenant’s lease term, as it may be extended.  The tenant has decided to replace the HVAC units itself at its sole expense.

As of November 15, 2006, this property was 100% occupied by Providian Bancorp Services (Providian), a California corporation and subsidiary of Washington Mutual Bank.  The lease for this property generates total annual base rental income of $3,046,794 and expires in August 2013.  Washington Mutual Bank has guaranteed the performance by Providian of its obligations under the lease.  The lease requires Providian to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Total GLA	Annum ($)	Options	Beginning	To
Providian Bancorp Services	239,905	100	12.70	2/5 yr.	10/06	08/11
			13.20		09/11	08/13

In addition to the monthly base rent, MB REIT anticipates receiving monthly payments totaling approximately $233,606 over the thirty-four months following the date of acquisition for parking lot reimbursements.  In general, the tenant is required to pay real estate taxes, insurance, utilities and common area maintenance costs, although the lease with this tenant limits the liability for controllable common area maintenance costs to 105% of the costs that were incurred in the previous year.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $483,800.  The real estate taxes payable were calculated by multiplying Washington Mutual Office/Data Center’s assessed value by a tax rate of 3.04%.

The table below sets forth certain historical information with respect to the occupancy rate at Washington Mutual Office/Data Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot

2005	100%	$10.00
2004	100%	$10.00
2003	100%	$9.88
2002	100%	$9.75
2001	86%	$9.75

For federal income tax purposes, the depreciable basis in this property is approximately $28.5 million.

Parkway Centre North – Phases I and II.  On October 13, 2006, we entered into a joint venture with Stringtown Partners North, LLC, an unaffiliated third party.  The joint venture holds a fee title to a newly constructed shopping center known as Parkway Centre North – Phases I and II containing approximately 133,678 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.  The center will be constructed in two phases and both are located on the same property.  Parkway Centre North Phase I was built over an eighteen-month period beginning in 2005.  Parkway Centre North Phase II is substantially completed and contains 32,396 square feet.  As of November 15, 2006, Phase I was 100% occupied, with a total of approximately 101,282 square feet leased to three tenants.   At the time of acquisition, the property competed with at least six other retail centers in the Columbus retail market and greater Columbus submarket for sales, tenants or both.

Stringtown Partners North contributed the Phase I and Phase II property to the joint venture, and we made a capital contribution to the joint venture in the amount of $14.9 million, which represents Phase I’s purchase price.  In return, we received almost 100% of the equity interests in the joint venture, and Springtown Partners North received an interest of nominal value.  Springtown Partners North will receive additional equity interests in the joint venture as part of an earnout arrangement with respect to Phase II.  The Phase II earnout relates to approximately 32,396 square feet of vacant and unoccupied space, and the Phase II maximum earnout interests are valued at approximately $12.1 million.  The earnout period is twenty-four months, during which Stringtown Partners North is entitled to receive earnout interests in the joint venture when a vacant, unoccupied Phase II space is leased and the tenant has taken possession and commenced paying rent.  If the earnout is fully earned, we would own approximately 54% of the invested capital in the joint venture, and the remaining invested capital would be attributed to Stringtown Partners North.  Stringtown Partners North earns 5% per annum as a preferred return on its invested capital.  After Stringtown Partners North has received its preferred return, we earn 15% per annum through our subsidiary member as a preferred return on our invested capital.  Stringtown Partners North has a fifteen month option to require us to purchase its interest beginning October 13, 2007.  Upon the expiration of this option, we have a twenty-one month option to purchase all of the interests of Stringtown Partners North in the joint venture.  The option purchase price of the Stringtown Partners North interests is the sum of (i) its invested capital plus (ii) a 6% per annum return on invested capital, as adjusted from time to time, less distributions.  We may borrow monies using this property as collateral.

The three retail tenants located in Phase I, Dick’s Sporting Goods, Best Buy and Michaels, each lease more than 10% of the total gross leasable area of the property.  No lease expires prior to December 31, 2015.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

		% of	Base Rent
	Approximate	Total	Per Square
	GLA Leased	GLA	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Phase I only	Annum ($)	Options	Beginning	To
Dick’s Sporting Goods	49,447	49	10.00	4/5 yr.	10/06	01/12
			10.50		02/12	01/17

Best Buy	30,000	30	14.00	4/5 yr.	10/06	01/12
			14.50		02/12	01/17

Michaels	21,835	22	11.10	4/5 yr.	10/06	09/16

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid for Phase I in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $87,701.  The real estate taxes paid were calculated by multiplying Parkway Centre North’s assessed value by a tax rate of 7.7%.

For federal income tax purposes, the depreciable basis in this property is approximately $20.2 million.

Lincoln Village.  On October 13, 2006, we purchased, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in approximately 7.6 acres of land that contains an existing shopping center known as Lincoln Village.  We purchased this property from an unaffiliated third party, BGP Lincoln Village L.L.C., for approximately $40.1 million in cash.  Lincoln Village consists of approximately 134,623 gross leasable square feet, excluding ground lease space.  The center is located at 6201 North Lincoln Avenue in Chicago, Illinois.  Lincoln Village was built during the 1950’s and renovated in 2002.  As of November 15, 2006, this property was 94% occupied, with a total of approximately 126,569 square feet, excluding two ground lease tenants, leased to twenty-seven tenants.  The property is located in the Chicago retail market and the city north submarket and, at the time of acquisition, competed with at least five other retail centers in its submarket for sales, tenants or both.

In connection with the acquisition of Lincoln Village, we assumed a ground lease of approximately 2.4 acres of adjacent land owned by the Metropolitan Water Reclamation District of Greater Chicago.  This ground lease terminates on December 31, 2063 and provides for fixed rent of $106,000 per annum (10% of the appraised value of the land as of the effective date of January 1, 2003) until December 31, 2013.  The rent is subject to adjustment on January 1, 2014 and on January 1st every ten years thereafter and will be an amount equal to 10% of the value of the land as appraised according to the terms of the lease.  One of the tenants that subleases the ground leased property described above is obligated by its lease to construct a senior living facility, which construction will essentially complete the development.

Two tenants, Borders Books & Music and Office Depot, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Borders Books & Music	24,500	18	22.00	4/5 yr.	10/06	04/13
			24.20		05/13	04/18
			26.62		05/18	04/23

Office Depot	24,112	18	9.95	3/5 yr.	10/06	12/07

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $723,190.  The real estate taxes paid were calculated by multiplying Lincoln Village’s assessed value by a tax rate of 16.34%.

We have assumed all remaining rights and obligations of the seller under a redevelopment agreement between the seller and the City of Chicago and a tax income allocation revenue note made by the City in favor of the seller.  Pursuant to the redevelopment agreement and note, the City has agreed, subject to certain conditions, to make payments of tax increment financing (TIF) funds to us pursuant to certain City ordinances based on amounts expended in redeveloping the property.  The remaining principal balance of the TIF funds available to be paid to us is $4.95 million.  The note from the City of Chicago accrues interest at an annual 8% interest rate.  Among other obligations we have assumed, we must complete the redevelopment and generally maintain a 70% lease and occupancy rate.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	6	39,804	488,588	19.82%
2008	6	6,568	164,250	8.21%
2009	2	5,109	112,962	6.05%
2010	1	2,736	42,408	2.41%
2011	2	12,788	211,968	12.31%
2012	1	7,855	131,964	8.63%
2013	4	10,162	341,089	23.16%
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lincoln Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental Per
December 31	December 31	Square Foot

2005	84%	18.93
2004	82%	18.99
2003	78%	18.43
2002	37%	12.45
2001	33%	11.29

For federal income tax purposes, the depreciable basis in this property is approximately $30.1 million.

Buckhorn Plaza.  On August 30, 2006, MB REIT acquired, through MB Bloomsburg Buckhorn DST (“MBBB”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Buckhorn Plaza.  The property is comprised of approximately 79,427 gross leasable square feet (including ground lease space), and is located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania. Buckhorn Plaza was built over a two-year period beginning in 2004. As of November 15, 2006, this property was 93% occupied, with a total of approximately 74,065 square feet leased to 14 tenants (including one ground lease tenant).  The property is located in northeastern Pennsylvania in Columbia County within the Scranton/Wilkes-Barre/Hazelton primary metropolitan statistical area.  At the time of acquisition, the property competed with at least three other shopping centers in its submarket for sales, tenants or both.

MBBB acquired this property from an unaffiliated third party, Bloomsburg Community Center L.P., for a purchase price of approximately $15.7 million, of which up to approximately $2.2 million remains subject to a future earnout regarding 5,362 gross leasable square feet and two outlots. MBBB purchased this property for cash. The seller has up to twelve months to lease the earnout space and earn all or a portion of the earnout amount.

Two tenants, Office Depot and Dollar Tree, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Office Depot	19,910	25	13.00	3/5 yr.	09/05	12/10
			14.04		01/11	09/15

Dollar Tree	10,260	13	8.00	2/5 yr.	03/05	03/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to specified amount.  Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $81,309.  The real estate taxes paid were calculated by multiplying Buckhorn Plaza’s assessed value by a tax rate of 3.5%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,840	166,920	17.06%
2010	7	23,760	301,530	37.15%
2011	1	2,840	39,760	7.41%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	2	26,750	368,456	72.18%

The table below sets forth certain information with respect to the occupancy rate at Buckhorn Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	13.15
2004	17%	13.00

For federal income tax purposes, the depreciable basis in this property is approximately $11.8 million.

IDS Center.  On August 17, 2006, MB REIT acquired, through MB Minneapolis 8th Street Limited Liability Company (referred to herein as “MBM8S”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the IDS Center.  The property contains a total of approximately 1.4 million gross leasable square feet and is is located at 80 South 8th Street in Minneapolis, Minnesota.  In connection with the transaction, MB REIT acquired ownership of approximately 77% of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a pro rata share of the income, expenses and capital expenditures of the parking garage.  IDS Center was built in 1972.  As of November 15, 2006, this property was 93% occupied, with a total of approximately 1.3 million square feet leased to 212 tenants.  The property is located in the Minneapolis/St. Paul market area and the Minneapolis submarket.  At the time of acquisition, the property competed in its submarket with at least seven other office centers for tenants and at least two other comparable properties for retail tenants.

MBM8S purchased this property from an unaffiliated third party, 80 South Eighth, L.L.C., for approximately $277.9 million.  At closing, MBM8S assumed a mortgage loan in the principal amount of approximately $161.0 million from Teachers Insurance and Annuity Association of America (referred to herein as Teachers IAA) and paid the remaining amount of the purchase price, approximately $116.9 million, in cash.  The interest rate of the loan is fixed at 5% per annum.  The terms of the loan require MBM8S to make monthly interest-only payments in the amount of approximately $670,833 until the loan matures in January 2010.  The unpaid principal balance and all accrued unpaid interest thereon is due at maturity.  MBM8S may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  MBM8S’s obligations are secured by a first priority mortgage on the property.  MBM8S also granted a security interest to Teachers IAA in, among other things, all of the personal property owned by MBM8S at the property.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Teachers IAA may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable subject to customary cure rights granted to MBM8S.

In connection with the assumption of the loan, MBM8S has agreed to be liable to Teachers IAA for, among other things, losses caused by certain misconduct of MBM8S, such as the commission of fraud or engaging in a prohibited transfer, rents derived from the property after an event of default that is the basis of a collection proceeding by Teachers IAA and losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as the sole member of MBM8S, has agreed to guarantee payment and performance of these obligations of MBM8S and expenses related thereto.  MB REIT also has entered into a separate environmental indemnity agreement whereby it has agreed to indemnify Teachers IAA against losses and other costs related to violations of environmental laws, the presence or release of asbestos or other hazardous substances.  Claims under this environmental indemnity agreement are independent of the loan and are not secured by the lien of the mortgage or any other loan document.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months that are expected to cost approximately $1.27 million.  A majority of this $1.27 million will be utilized to pay for repairs and improvements to the underground parking garage, other parking, paving and sidewalk repairs and repairs to the building mechanical and electrical systems.  The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

No tenant leases more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.  Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $6.3 million.  The real estate taxes payable were calculated by multiplying IDS Center’s assessed value by a tax rate of 3.8%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	3	5,405	133,323	0.69%
2007	25	57,726	1,767,608	9.13%
2008	22	105,438	3,322,445	17.24%
2009	43	44,823	1,569,189	8.21%
2010	21	79,165	2,662,845	13.99%
2011	38	209,656	5,828,349	30.84%
2012	19	154,032	2,970,317	15.96%
2013	16	59,048	1,783,574	9.66%
2014	16	172,946	4,575,063	24.91%
2015	40	243,005	6,096,663	33.61%

The table below sets forth certain information with respect to the occupancy rate at IDS Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The seller purchased this property in December 2004; therefore, the historical rent rolls for 2001, 2002 and 2003 are not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	90%	14.23
2004	90%	13.78

For federal income tax purposes, the depreciable basis in this property is approximately $208.5 million.

Sherman Town Center.  On August 17, 2006, MB REIT acquired, through MB Sherman Town Center, Limited Partnership (referred to herein as “MBSherman”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Sherman Town Center.  The center contains approximately 285,498 gross leasable square feet, excluding ground lease space.  The center is located at Highway 75 North in Sherman, Texas.  Sherman Town Center was built in 2002.  As of November 15, 2006, this property was 99% occupied, with approximately 283,318 square feet (excluding ground lease space) leased to thirty-three tenants (including one ground lease tenant).  The subject is located in the Sherman market with a primary trade area.  At the time of acquisition, this property competed with at least four retail centers in its market area for tenants, sales or both.

MBSherman purchased this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., for approximately $60.1 million.  At closing, MBSherman assumed the existing loan as the borrower of approximately $38.4 million from Wells Fargo Bank, N.A. (referred to herein as Wells Fargo), as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2004-CIBC1O, and paid the remaining amount of the purchase price, approximately $21.6 million, in cash.  Approximately $300,000 of the $21.6 million cash payment is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is defeased and the seller has paid all expenses and costs associated with the defeasance of the loan other than the payment of the unpaid principal balance and interest.

MBSherman’s obligations are secured by a first priority mortgage on the property.  MBSherman also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSherman at the property.  The annual interest rate of the loan is fixed at 4.95% per annum.  The terms of the loan require MBSherman to make monthly principal and interest payments in the amount of approximately $211,640 and monthly tax and insurance reserve payments until the loan matures in July 2014.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  MBSherman may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBSherman, Wells Fargo may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBSherman also has agreed to indemnify Wells Fargo against losses suffered by Wells Fargo arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guarantee the performance of the obligations of its subsidiary with respect to the foregoing environmental indemnity and with respect to certain other losses that may be caused by the certain acts of misconduct of its subsidiary, for example, any fraud or willful misconduct by the subsidiary in connection with the loan.

Three tenants, Ross Dress for Less, Hobby Lobby and Cinemark USA, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,187	11	9.50	5/5 yr.	09/04	01/15

Hobby Lobby	65,000	23	7.25	3/5 yr.	04/04	04/09
			7.75		05/09	04/14
			8.25		05/14	04/19

Cinemark USA	38,597	14	14.50	4/5 yr.	12/03	12/23

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000.  The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	10	31,314	539,692	13.18%
2010	3	22,830	346,275	9.53%
2011	—	—	—	—
2012	—	—	—	—
2013	2	—	129,100	3.94%
2014	6	31,160	618,775	19.36%
2015	6	94,417	1,040,494	39.79%

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

For federal income tax purposes, the depreciable basis in this property is approximately $44.4 million.

Dulles Executive Office Plaza.  On July 25, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in two freestanding office buildings known as Dulles Executive Office Plaza.  MB REIT purchased this property from an unaffiliated third party, Valley View Associates, Limited Partnership, for approximately $124.0 million in cash.  The property consists of approximately 379,596 of gross leasable square feet.  The buildings are located at 13530 and 13560 Dulles Technology Drive, in Herndon, Virginia. The 13530 building (Plaza I) has approximately 156,795 square feet leased to seven tenants.  The 13560 building (Plaza II) has approximately 189,764 square feet leased to one tenant.  Dulles Executive Office Plaza was built over a two-year period beginning in 2000.  As of November 15, 2006, Plaza I was approximately 83% occupied and Plaza II was 100% occupied.  At the time of acquisition, the property competed with at least thirty-four other office centers in the Northern Virginia area.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months.  Window caulking on the buildings in the amount of approximately $477,000 and repairs to a parking garage floor in the amount of approximately $150,000 were credited by the seller against the purchase price at closing to defray the costs of improvement.  The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

Two tenants, Lockheed Martin Corporation and Cisco Systems, each lease more than 10% of the total gross leasable area of the property.  The leases require these tenants to pay base annual rent on a monthly basis as follows:

		% of	Base Rent
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Plaza I:
Lockheed Martin Corporation	65,831	17	25.50	(1)	03/06	02/07
			26.14		03/07	02/08
			26.79		03/08	02/09
			27.46		03/09	02/10
			28.15		03/10	02/11
			28.85		03/11	02/12
			29.57		03/12	02/13
Plaza II:
Lockheed Martin Corporation	33,037	9	26.50	1/5 yr.	06/06	05/07
			27.30		06/07	05/08
			28.12		06/08	05/09
			28.96		06/09	05/10
			29.83		06/10	05/11
			30.72		06/11	12/11

Cisco Systems, Inc./ Lockheed Martin Corporation (2)	189,764	50	26.05	2/5 yr	06/06	05/07
			26.77		06/07	05/08
			27.51		06/08	05/09
			28.26		06/09	05/10
			29.04		06/10	05/11

(1)    Tenant has one option of extending the term of the lease for either three or five years.

(2)    Valley View Associates, as landlord, Cisco Systems, Inc. (Cisco) and Lockheed Martin Corporation (Lockheed) entered into an agreement in August 2004 to sublease this space to Lockheed pursuant to which the parties agreed, among other things, that Lockheed would pay rent to Cisco and Cisco would remain primarily liable to the landlord for rent obligations under the lease until the expiration of the initial term on May 31, 2011.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a prorata share in excess of the expenses for a specified base year.   Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $862,073.  The real estate taxes payable were calculated by multiplying Dulles Executive Office Plaza’s assessed value by a tax rate of 1.0910%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	1	1,744	49,704	0.52%
2007	1	14,777	518,153	5.35%
2008	1	4,326	112,822	1.21%
2009	—	—	—	—
2010	—	—	—	—
2011	4	259,881	7,988,861	80.79%
2012	—	—	—	—
2013	1	65,831	1,946,623	100.00%
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Dulles Executive Office Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	59%	28.95
2004	59%	27.51
2003	59%	26.33
2002	59%	26.68
2001	59%	26.16

For federal income tax purposes, the depreciable basis in this property is approximately $93.8 million.

CyFair Town Center.  On July 21, 2006, MB REIT acquired, through MB Cypress Cyfair Limited Partnership (referred to herein as “MBCC”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center and an adjacent parcel known as CyFair Town Center, comprised of approximately 51,520 of gross leasable square feet (including ground lease space).  The center is located at 17445 Spring Cypress in Cypress, Texas.  CyFair Town Center was built over a two-year period beginning in 2003.  As of November 15, 2006, this property was 100% occupied, with approximately 51,520 square feet leased to twenty-eight tenants (including two ground lease tenants).  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from two unaffiliated third parties, A-S 46 Hwy 290-Spring Cypress L. P., for approximately $15.0 million and A-S 45 Hwy 249-Boudreaux, L.P., for approximately $1.0 million, for a total purchase price of $16.0 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $5.7 million and paid the remaining amount of $10.3 million in cash.  Approximately $4.8 million of the $10.3 million cash payment is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBCC assumed the existing loan as the borrower of approximately $5.7 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3.  MBCC’s obligations are secured by a first priority mortgage on the property.  MBCC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBCC at the property.  The annual interest rate of the loan is fixed at 4.83% per annum.  The terms of the loan will require MBCC to make monthly principal and interest payments in the amount of approximately $47,895 and monthly tax and insurance reserve payments until the loan matures in December 2014.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  MBCC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

None of the tenants lease more than 10% of the total gross leasable area of this property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $154,000.  The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	6	8,714	177,570	15.67%
2009	13	22,796	468,594	48.32%
2010	2	5,183	100,175	20.19%
2011	—	—	—	—
2012	—	—	—	—
2013	3	7,350	161,700	39.83%
2014	1	3,477	59,109	24.20%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	79%	20.04
2004	37%	19.69

For federal income tax purposes, the depreciable basis in this property is approximately $11.7 million.

Eldridge Lakes Town Center.  On July 21, 2006, MB REIT acquired, through MB Houston Eldridge Lakes Limited Partnership (referred to herein as MBHEL), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 of gross leasable square feet.  The center is located at 6340 North Eldridge Parkway in Houston, Texas.  Eldridge Lakes Town Center was built over a three-year period beginning in 2003.  As of November 15, 2006, this property was 100% occupied, with approximately 54,980 square feet leased to 19 tenants. At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S-K 41 Eldridge-W. Little York, L.P., for approximately $16.6 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.5 million and paid the remaining amount of $9.1 million in cash.  Approximately $5.9 million is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBHEL assumed the existing loan as the borrower of approximately $7.5 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3.  MBHEL’s obligations are secured by a first priority mortgage on the property.  MBHEL also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBHEL at the property.  The loan bears interest at the rate of 4.88% per annum.  MBHEL is required to make principal and interest payments on a monthly basis in the amount of approximately $63,549 and monthly tax and insurance reserve payments until the loan matures on December 1, 2014.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity.  MBHEL may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

Three tenants, Walgreens, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	27	20.85	—	10/04	09/79(1)

Dollar Hut	6,000	11	16.00	2/5 yr.	12/03	11/08
			17.60		12/08	11/13

Pizza Factory	5,710	10	18.42	2/5 yr.	12/04	12/09

(1)  Walgreens has the option to terminate its lease as of September 30, 2029 upon giving six months prior      notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five        years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $166,000.  The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	1	1,400	27,650	2.34%
2009	8	17,440	327,161	28.10%
2010	3	8,360	154,178	16.32%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,750	132,575	16.52%
2014	3	6,220	111,792	17.02%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	20.61
2004	98%	12.25

For federal income tax purposes, the depreciable basis in this property is approximately $12.4 million.

Spring Town Center.  On July 21, 2006, MB REIT acquired, through MB Spring Town Center Limited Partnership (referred to herein as MBSTC), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet, excluding ground lease space.  The center is located at 21212 Kyukendahl Road in Spring, Texas.  Spring Town Center was built over a two year period beginning in 2003.  As of November 15, 2006, this property was 96% occupied with approximately 38,911 square feet leased, excluding ground lease space, to fourteen tenants, including three ground lease tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S 75 NEC Spring Town Center, L.P. for approximately $17.0 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.6 million and paid the remaining amount of $9.4 million in cash.  Approximately $6.1 million of the $7.6 million cash payment is being held in escrow and remains subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.  In addition, approximately $871,000 was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of vacant, unoccupied spaces of 1,660 and 1,524 square feet, respectively.  The escrow will be maintained for a period not to exceed thirty-six months.  The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their spaces and commenced the payment of rent.  The purchase price may fluctuate up to 10% of the escrow amount if the base rent amount stipulated in the lease differs from the escrowed amount as determined by using the base rent multiplier.

MBSTC assumed the existing loan as the borrower of approximately $7.6 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP1.  MBSTC’s obligations are secured by a first priority mortgage on the property.  MBSTC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSTCL at the property.  The loan bears interest at the rate of 4.87% per annum.  MBSTC is required to make principal and interest payments on a monthly basis in the amount of approximately $64,291, monthly tax and insurance reserve payments and tenant improvement and leasing commission reserve payments until the loan matures on January 1, 2015.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity.  MBSTC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

Two tenants, Walgreens and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,560	36	23.35	—	01/04	12/78(1)

Bank of America	4,700	12	37.23	4/5 yr.	12/03	12/08
			40.96		01/09	12/13
			45.05		01/14	12/18

(1) Walgreens has the option to terminate its lease as of December 31, 2029 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $216,000.  The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310%.

The following table sets forth certain information with respect to the expirations of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	5	8,670	169,852	14.99%
2010	—	—	—	—
2011	1	1,500	36,000	3.55%
2012	—	—	—	—
2013	—	—	—	—
2014	5	7,957	339,238	33.85%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	92%	29.28
2004	92%	29.24
2003	12%	37.23

For federal income tax purposes, the depreciable basis in this property is approximately $12 million.

The Market at Hilliard.  On July 11, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a shopping center known as The Market at Hilliard containing approximately 107,544 gross leasable square feet (excluding ground lease space).  The center is located at 1852 Hilliard Rome Road in Hilliard, Ohio in the southwest submarket of the Columbus retail market.  The Market at Hilliard was built over a three-year period beginning in 2003.  As of November 15, 2006, this property was 97% occupied, with a total of approximately 104,656 square feet leased to ten tenants.   At the time of acquisition, the property competed with at least five other retail centers in the Columbus retail market for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Continental/HR, LLC, for approximately $20.3 million, of which approximately $1.0 million remains subject to a future earnout regarding 2,888 gross leasable square feet of vacant and unoccupied space. MB REIT may later borrow monies using this property as collateral.  In connection with the acquisition of this property by MB REIT, the seller has agreed to place approximately $476,000 in escrow which amount will be paid back to the seller over the course of nine months following the closing if Office Max meets certain rent and pass-through obligations under its lease.  If Office Max fails to meet any of its monthly rent or pass-through obligations and does not timely cure that default under its lease, the remaining escrowed amount will be released to the purchaser.

Also in connection with the acquisition of this property, MB REIT has agreed to purchase a contiguous parcel of land to the north at the seller’s option if certain conditions are met by seller, including a condition that the property be developed and that 75% of the gross leasable area be leased and occupied within thirty-six months of the closing of the purchase of The Market at Hilliard by MB REIT.  Seller is under no obligation to develop or sell the property to MB REIT and may sell this contiguous parcel to a third party.  Seller also has the right to contribute this contiguous parcel to a joint venture with MB REIT in which seller would retain an interest.  If this contiguous parcel is sold to Target Corporation, MB REIT has agreed to sell a small portion of parking lot space of The Market at Hilliard back to seller for $1.00, which portion will in turn be conveyed by seller to Target.  These two properties are subject to a reciprocal easement agreement which provides, among other things, that each property will be subject to the “exclusive use” clauses in the leases of the existing tenants of the other property, except that this restriction will only apply to leases of the parcel owned by MB REIT if the tenant in the contiguous parcel with a right to “exclusive use” leases at least 10,000 square feet.

Four retail tenants, Michaels, Bed, Bath & Beyond, OfficeMax and Old Navy, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Michaels	21,517	20	12.00	4/5 yr.	07/04	08/14

Bed, Bath & Beyond	20,000	19	12.48	3/5 yr.	12/03	01/14

OfficeMax	19,961	19	12.00	3/5 yr.	02/06	03/16

Old Navy	16,800	16	13.75	2/5 yr.	09/04	08/09
			15.13		09/09	08/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $220,000.  The real estate taxes paid were calculated by multiplying The Market at Hilliard’s assessed value by a tax rate of 3.689%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,467	221,074	14.55%
2010	1	1,460	37,960	2.92%
2011	2	6,127	125,794	9.98%
2012	1	6,324	132,804	11.71%
2013	—	—	—	—
2014	3	58,317	761,904	76.08%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at the Market at Hilliard expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	11.58
2004	94%	6.65
2003	100%	12.48

For federal income tax purposes, the depreciable basis in this property will be approximately $15.2 million..

Fabyan Randall Plaza.  On June 29, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Fabyan Randall Plaza.  The center is comprised of approximately 91,395 gross leasable square feet, and is located at 1942 West Fabyan Parkway in Batavia, Illinois.  Fabyan Randall Plaza was built over a two-year period beginning in 2002.  As of November 15, 2006, this property was 91% occupied, with a total of approximately 83,285 square feet leased to eleven tenants.  The property is located in the Chicago market area and the Kane County submarket and At the time of acquisition, competed with at least four other retail centers in this submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Quincy Development, LLC, for approximately $26 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $13.4 million and paid the remaining amount of $12.6 million in cash.  The annual interest rate of the loan is fixed at 5.375% per annum.  The terms of the loan will require MB REIT to make monthly interest payments in the amount of approximately $60,101 until the loan matures on November 1, 2013.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MB REIT may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Four retail tenants, Trader Joe’s, Walgreens, Circuit City and Office Depot, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Trader Joe’s	10,900	12	14.22	3/5 yr.	12/03	01/08
			15.35		02/08	02/08
			15.64		03/08	01/13
			16.87		02/13	02/13
			17.21		03/13	01/14

Walgreens	14,490	16	25.53	—	05/03	05/78(1)

Circuit City	32,924	36	19.00	4/5 yr.	11/02	01/13
			19.49		02/13	01/18
			19.99		02/18	01/23

Office Depot	11,300	12	17.50	4/5 yr.	09/03	09/18

(1)  Walgreens has the option to terminate its lease as of May 31, 2028 upon giving twelve months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving twelve months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $286,000.  The real estate taxes payable were calculated by multiplying Fabyan Randall Plaza’s assessed value by a tax rate of 7.0%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	4	5,779	187,346	10.82%
2009	2	3,309	91,980	5.91%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	10,904	187,550	14.42%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Fabyan Randall Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	91%	20.48
2004	91%	20.48
2003	90%	20.32
2002	36%	19.00

For federal income tax purposes, the depreciable basis in this property will be approximately $19.5 million.

Brooks Corner.  On June 26, 2006, MB REIT purchased a fee simple interest in an newly constructed shopping center known as Brooks Corner Shopping Center.  The property contains approximately 166,205 gross leasable square feet, excluding ground lease space, and is located at 3143 SE Military Road in San Antonio, Texas.  Brooks Corner was built over a two-year period beginning in 2004.  As of November 15, 2006, this property was 85% occupied, with a total of approximately 140,705 square feet leased to twenty tenants (including ground lease tenants).  This property is located in the San Antonio primary trade area and, at the time of acquisition, competed with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million in cash, of which approximately $4.4 million was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of 25,500 square feet of vacant and unoccupied space. The escrow will be maintained for a period not to exceed eighteen months; the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount

Two retail tenants, Ross Dress for Less and Conns, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,105	18	9.00	5/5 yr.	09/05	01/16

Conns	30,000	18	9.00	4/5 yr.	11/05	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226.  The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	5	13,300	299,600	15.46%
2011	6	29,800	438,013	33.23%
2012	2	8,250	146,250	14.79%
2013	—	—	—	—
2014	—	—	—	—
2015	3	40,000	519,200	52.50%

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	40%	15.19

For federal income tax purposes, the depreciable basis in this property will be approximately $22.8 million.

Ahold Portfolio.  On June 8, 2006, we entered into eight joint ventures with CE Investment Associations 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings leased to the following tenants:

Property	Address	Square Feet

Stop & Shop	605 Metacom Avenue, Bristol, Rhode Island	63,128
Stop & Shop	70 Mendon Road, Cumberland, Rhode Island	85,799
Stop & Shop	19 Temple Street, Framingham, Massachusetts	64,917
Stop & Shop	99 Charles Street, Malden, Massachusetts	79,229
Stop & Shop	505 N. Main Street, Southington, Connecticut	64,948
Stop & Shop	450 Paradise Road, Swampscott, Massachusetts	65,268
Stop & Shop	542 Berlin-Cross Keys Road, Sicklerville, New Jersey	68,323
Bi-Lo Store	1315 South Pleasantburg Drive, Greenville, South Carolina	55,718
		547,330

The equity contributed by the joint venture partner is as follows:

Property	Equity Contributed	Equity Interest

Stop & Shop – Bristol	$4,722,647	5.50%
Stop & Shop – Cumberland	$6,507,875	5.50%
Stop & Shop – Framingham	$5,230,828	5.50%
Stop & Shop – Malden	$7,197,205	5.50%
Stop & Shop – Southington	$6,289,891	5.50%
Stop & Shop – Swampscott	$6,245,536	5.50%
Stop & Shop – Sicklerville	$4,816,874	5.50%
Bi-Lo Store – Greenville	$2,419,144	5.50%

In connection with the closing of the transactions, we made capital contributions in exchange for controlling equity interests in the joint venture entities that own the properties.  We made the capital contributions funded out of working capital and from the proceeds of a loan obtained at the time of closing.  Each loan is secured by its corresponding property and requires interest-only payments until maturity.  The loans are in the amounts, terms, and at the rates as follows:

Property	Amount	Term in Years	Rate

Stop & Shop – Bristol	$8,368,067	25	5.01
Stop & Shop – Cumberland	11,531,000	7	5.17
Stop & Shop – Framingham	9,268,514	25	5.17
Stop & Shop – Malden	12,752,742	7	5.17
Stop & Shop – Southington	11,145,000	7	5.17
Stop & Shop – Swampscott	11,066,477	25	5.17
Stop & Shop – Sicklerville	8,535,000	7	5.17
Bi-Lo Store – Greenville	4,286,000	7	5.17

These properties compete with other supermarket-anchored centers within the area and their economic performance could be affected by changes in local economic conditions.  The following table indicates the number of competitive supermarkets for each property in this portfolio at the time of acquisition:

Lessee	Competitive Supermarkets	County/Market Area

Stop & Shop – Bristol	22	Bristol, Providence & Boston
Stop & Shop – Cumberland	20	Providence
Stop & Shop – Framingham	29	Middlesex & Boston
Stop & Shop – Malden	37	Middlesex & Boston
Stop & Shop – Southington	4	Hartford/Hartford
Stop & Shop – Swampscott	37	Essex/Boston
Stop & Shop – Sicklerville	7	Camden/Philadelphia Metro
Bi-Lo Store – Greenville	11	Greenville/Greenville

Each tenant leases 100% of the total gross area of its property in this portfolio.  None of these leases will expire within the next ten years. The leases require the respective tenant to pay base annual rent on a monthly basis as follows:

	Square	Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Feet	Options	Annum ($)	Beginning	To

Stop & Shop – Bristol	63,128	8/5 yr.	14.51	01/02	12/06
			15.02	01/07	12/11
			15.53	01/12	12/16
			16.04	01/17	12/21
			16.55	01/22	12/26

Stop & Shop – Cumberland	85,799	11/5 yr.	14.73	01/02	12/06
			15.23	01/07	12/11
			15.73	01/12	12/16
			16.23	01/17	12/21
			16.73	01/22	12/26

Stop & Shop – Framingham	64,917	11/5 yr.	15.68	01/02	12/06
			16.18	01/07	12/11
			16.68	01/12	12/16
			17.18	01/17	12/21
			17.68	01/22	12/26

Stop & Shop – Malden	79,299	11/5 yr.	17.77	01/02	12/06
			18.24	01/07	12/11
			18.71	01/12	12/16
			19.18	01/17	12/21
			19.65	01/22	12/26

Stop & Shop – Southington	64,948	11/5 yr.	18.94	01/02	12/06
			19.45	01/07	12/11
			19.96	01/12	12/16
			20.47	01/17	12/21
			20.97	01/22	12/26

Stop & Shop – Swampscott	65,268	11/5 yr.	18.72	01/02	12/06
			19.22	01/07	12/11
			19.72	01/12	12/16
			20.22	01/17	12/21
			20.72	01/22	12/26

Stop & Shop – Sicklerville	68,323	11/5 yr.	13.66	01/02	12/06
			14.16	01/07	12/11
			14.66	01/12	12/16
			15.16	01/17	12/21
			15.66	01/22	12/26

Bi-Lo Store – Greenville	55,718	11/5 yr.	8.22	01/02	12/06
			8.72	01/07	12/11
			9.22	01/12	12/16

	Square	Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Feet	Options	Annum ($)	Beginning	To

			9.71	01/17	12/21
			10.21	01/22	12/25

The tenants for each respective property in this portfolio are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $4,013,300 in the aggregate.  The real estate taxes payable were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the depreciable basis in these properties is approximately $97.8 million.  The following table indicates the taxes, tax rates and estimated tax depreciation for each property.

	Real Estate	Real Estate	Income Tax
Property	Tax Amount ($)	Tax Rate (%)	Depreciation Basis

Stop & Shop – Bristol	113,209	10.25	10,600,000
Stop & Shop – Cumberland	94,648	10.75	14,700,000
Stop & Shop – Framingham	264,792	31.21	11,800,000
Stop & Shop – Malden	211,862	19.39	16,200,000
Stop & Shop – Southington	120,637	29.43	14,200,000
Stop & Shop – Swampscott	2,906,273	20.87	14,100,000
Stop & Shop – Sicklerville	243,353	43.69	10,800,000
Bi-Lo Store – Greenville	58,526	30.47	5,400,000
Totals:	4,013,300		97,800,000

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2001, 2002, 2003, 2004 and 2005.

Property	Occupancy Rate as of December 31, 2001 - 2005	Effective Annual Rental Per Square Foot ($) December 31, 2001 - 2005
Stop & Shop – Bristol	100%	14.51
Stop & Shop – Cumberland	100%	14.73
Stop & Shop – Framingham	100%	15.68
Stop & Shop – Malden	100%	17.77
Stop & Shop – Southington	100%	18.94
Stop & Shop – Swampscott	100%	18.72
Stop & Shop – Sicklerville	100%	13.66
Bi-Lo Store – Greenville	100%	8.22

Lincoln Mall.  On May 31, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Lincoln Mall.  MB REIT purchased this property from an unaffiliated third party, LB Lincoln Mall Holdings, LLC, for approximately $60.5 million in cash.  Lincoln Mall is located at 620 George Washington Highway in Lincoln, Rhode Island and contains approximately 379,132 gross leasable square feet, excluding ground lease space.   Lincoln Mall was originally constructed as an enclosed regional mall in 1974.  Beginning in 1999 with the demolition of a portion of the mall, the property underwent significant transformation and renovation with two phases completed in 2002 and 2005, respectively.  As of November 15, 2006, this property was approximately 97% occupied, with a total of approximately 369,646 square feet (excluding ground lease space) leased to forty-six tenants, including one ground lease tenant.  This property is part of the Warwick/Cranston retail market and, at the time of acquisition, competed with at least seven other retail centers within this market area for sales, tenants or both.

Three tenants, Stop & Shop, Lincoln Educational Services and Marshalls, each lease 10% or more of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Stop & Shop	56,040	15	16.50	10/5 yr	09/05	08/10
			17.00		09/10	08/15
			17.50		09/15	08/20

Lincoln Educational Services(1)	58,881	16	10.00	2/5 yr	05/04	05/14

Marshalls	39,239	10	7.88	3/5 yr	12/03	10/07
			8.38		10/07	10/12

(1)  This tenant is expected to expand its space by 18,881 gross leasable square feet at $10.00 per square foot.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 and 2006 for the tax year ended December 2005 (the most recent tax year for which information is generally available) were approximately $764,409.  The real estate taxes payable were calculated by multiplying Lincoln Mall’s assessed value by a tax rate of 24.62%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	2	3,590	106,415	2.17%
2007	1	N/A	3,600	0.07%
2008	5	43,214	442,999	9.18%
2009	2	2,157	34,998	0.79%
2010	5	30,950	417,412	9.33%
2011	4	11,286	179,705	4.40%
2012	3	49,828	470,184	12.02%
2013	2	29,280	186,100	5.40%
2014	2	70,381	753,260	23.06%
2015	9	34,644	613,754	23.57%

The table below sets forth certain information with respect to the occupancy rate at Lincoln Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The historical information relating to the occupancy of the property for 2001 was not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	13.14
2004	71%	12.72
2003	57%	11.54
2002	55%	11.67

For federal income tax purposes, the depreciable basis in this property is approximately $45.4 million.

Shakopee Shopping Center.  On April 6, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center.  MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million.  The center contains approximately 103,442 gross leasable square feet, and is located at 1698 Vierling Drive in Shakopee, Minnesota.  Shakopee Shopping Center was built in 2000 and retrofitted in 2004.  As of November 15, 2006, this property was 100% occupied, with a total of approximately 103,442 square feet leased to two tenants.  This property is located in the Minneapolis/St. Paul market and the southwest submarket.  At the time of acquisition, this property competed with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

Two tenants, Roundy’s and Gold’s Gym, each lease more than 10% of the total gross leasable area of the property.  None of the leases at this property expire in any of the next ten years.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	4/5 yr	11/03	12/25

Gold’s Gym	35,972	35	8.76	2/5 yr	04/06	03/11
			9.23		04/11	03/16
			10.17		04/16	03/20

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.  The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.  Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600.  The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	9.48
2004	65%	12.95

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million.

Canfield Plaza.  On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,958 gross leasable square feet.  MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million.  The center is located at 525 East Main Street in Canfield, Ohio.  Canfield Plaza was built in 1961 and substantially renovated in 1999.  As of November 15, 2006, this property was 88% occupied, with a total of approximately 88,744 square feet leased to ten tenants.  This property is located in a primary trade area the center of which is southeast of Youngstown, Ohio and, at the time of acquisition, competed with approximately 36 other retail centers within this area for sales, tenants or both.

Two tenants, Giant Eagle and Dollar Tree, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Giant Eagle	58,449	58	11.25	6/5 yr	06/99	06/19

Dollar Tree	10,074	10	6.50	2/5 yr	03/02	03/07

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345.  The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	2	4,993	60,513	6.27%
2007	1	10,074	65,481	7.22%
2008	2	4,065	57,780	6.87%
2009	3	5,112	71,568	9.06%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	6,051	60,510	8.43%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	88%	10.88
2004	85%	10.85
2003	74%	10.80
2002	74%	10.64
2001	64%	11.28

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million.

Southgate Apartments.  On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments. MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million. The property has eleven three-story apartment buildings containing 256 apartment units and thirty-three garage spaces.  There are 116 one-bedroom units and 140 two-bedroom units.  Some of the units are two levels with a loft area.  The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky.  Southgate Apartments was built during 2001 and 2002.  As of November 15, 2006, this property was 91% occupied, with approximately 233 units leased.   This property is located in the metropolitan Louisville market and South Central submarket.  At the time of acquisition, there were at least five comparable apartment rental properties in the submarket that might compete with this property.

No tenant occupies 10% or more of the rentable square footage.  Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.  Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,300.  The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	48	43,707	429,852	22.12%
2007	183	154,984	1,513,860	100.00%
2008	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million.

Hunting Bayou.  On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet.  The center is located at 11410-11430 I-10 East in Jacinto City, Texas. Hunting Bayou was built in 1985.  As of November 15, 2006, this property was 93% occupied, with approximately 123,785 square feet leased to twenty tenants, including Chase Bank ATM.   This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million, of which approximately $3.2 million was placed in escrow with a third party escrow agent to fund a potential earnout payable upon the leasing of certain vacant and unoccupied space.  In addition, the aggregate purchase price may be increased up to approximately $22.3 million if actual rents achieved for vacant space leased after the closing exceed certain specified pro forma amounts.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than 10% of the total gross leasable area of the property.  24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities.  MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second language.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	43,460	33	9.80	4/5 yr	11/05	01/14

MTI College of Business	33,650	25	7.50	1/5 yr	05/04	05/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000.  The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	3	10,095	133,007	11.46%
2008	2	5,660	82,116	7.04%
2009	5	38,625	343,545	31.68%
2010	5	6,225	107,535	14.29%
2011	3	14,885	116,476	18.06%
2012	—	—	—	—
2013	—	—	—	—
2014	1	43,460	426,000	80.63%
2015	2	6,235	102,365	100.00%

The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37
2001	42%	8.98

For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million.

Lakewood Shopping Center.  On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 149,077 gross leasable square feet, including ground lease space.  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida. Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004.  As of November 15, 2006, this property was 98% occupied with approximately 145,877 square feet leased to thirty tenants (including ground lease tenants).  This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate.  There were four new or proposed developments within this submarket as of July 2005 and eleven retail centers that were built or under construction in 2004 within Broward County, each of which might compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million.  Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash.  The annual interest rate of the loan is fixed at 6.01% per annum.  The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024.  The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  Until ninety days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty days prior and payment of a prepayment premium.  Within 90 days of maturity, prepayment may be made in full without a prepayment premium.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than 10% of the total gross leasable area of this property.  Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Marshalls	29,923	20	8.25	3/5 yr	08/02	08/07
			9.00		08/07	08/12

Walgreens	14,490	10	19.46	—	11/02	11/77(1)

(1)  Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000.  The amount of real estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

The following table sets forth certain information with respect to leases the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	2	18,376	223,990	10.65%
2008	9	32,356	499,047	26.35%
2009	7	22,052	351,500	25.07%
2010	5	9,500	162,488	15.37%
2011	2	7,410	120,710	15.05%
2012	2	31,113	287,762	36.93%
2013	1	8,100	102,915	20.82%
2014	2	5,680	111,209	28.28%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	12.67
2004	96%	12.13
2003	85%	11.59

For federal income tax purposes, the depreciable basis in this property is approximately $20 million.

Thermo Process Systems Office/Warehouse & Distribution Facility.  On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems.  MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million.  The property contains approximately 150,000 gross leasable square feet, and is located at 1410 Gillingham Lane in Sugar Land, Texas.  The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases 100% of the total gross leasable area of the property.  However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leasable square feet.  The remaining 26,000 gross leasable square feet can be used by the tenant but they are not obligated to pay rent.  At the time of acquisition, this property competed with five industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Renewal	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Beginning	To

Thermo Process Systems	150,000	100	None	6.40	12/05	9/10
				7.04	10/10	11/15

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000.  The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	150,000	1,056,000	100%

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million.

Stop & Shop.  On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet.  The building is located at 5 St. Andrews Road in Hyde Park, New York.  The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately 67%. We made a capital contribution to the joint venture funded out of working capital and from the proceeds of a loan obtained at the time of closing.  The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000.  The real estate taxes payable were calculated by multiplying Stop & Shop – Hyde Park’s assessed value by a tax rate of 38.61%.

The lease does not expire within the next ten years.  The lease requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate GLA Leased	% of Total	Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

The Stop & Shop Supermarket Company	52,500	100	17.71	10/5 yr.	12/04	11/07
			18.71		12/07	11/12
			19.71		12/12	11/17
			20.71		12/17	11/22
			21.71		12/22	11/25

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71
2001	100%	15.71

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million.

Monadnock Marketplace.  On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace.  MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.8 million.  The property contains approximately 200,633 gross leasable square feet.  The center is located at 20 Ashbrook Road in Keene, New Hampshire.  Monadnock Marketplace was built between 2003 and 2005.  As of November 15, 2006, this property was 100% occupied, with a total of approximately 200,633 square feet leased to twelve tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent Per
	GLA Leased	% of Total	Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum ($)	Option	Beginning	To
Price Chopper	73,883	37	17.89	4/5 yr	11/05	12/25

Michaels	21,718	11	16.25	3/5 yr	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	3/5 yr	10/03	01/14
			13.75		02/14	01/19

Circuit City	20,413	10	16.00	5/5 yr	10/05	01/17

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.   Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000.  The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,900	43,700	1.27%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	9,590	171,181	4.98%
2014	—	—	—	—
2015	3	23,585	405,250	12.27%

The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.6 million.

Cinemark 12 – Silverlake.  On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet.  The building was built in 2004.  One tenant, Cinemark, leases 100% of the total gross leasable area of the building.  At the time of acquisition, this property competed with five other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc. to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.3 million.  This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc.  Inland American Acquisitions repaid this loan using the proceeds from the assignment.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per
	GLA Leased	Total	Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum	Options	Beginning	To

Cinemark	38,910	100	16.00	4/5 yr	07/05	06/10
			16.50		07/10	06/15
			17.00		07/15	06/20
			17.50		07/20	06/25

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	100%	16.00

Triangle Center.  On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 253,064 gross leasable square feet.  The center is located at 1305 Ocean Beach Highway in Longview, Washington.  Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005.  As of November 15, 2006, this property was 99% occupied, with a total of approximately 250,614 square feet leased to thirty-six tenants.  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million. A third party escrow agent retains master lease funds for approximately 2,800 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s lease has been approved by MB REIT and the tenant has moved into its spacee and rent has commenced.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Ace Hardware	31,574	12	8.80	3/5 yr.	12/04	11/09
			9.68		12/09	11/14

Ross Dress for Less	29,793	12	Abated	4/5 yr.	12/04	05/05
			9.50		06/05	01/11
			10.00		02/11	01/16

Triangle Bowl	30,000	12	3.50	2/5 yr.	09/05	08/10
			4.00		09/10	08/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875.  The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576%.

The following tables set forth certain information with respect to the expiration of leases: currently in place at the property

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,230	22,415	0.78%
2007	2	2,500	46,980	1.65%
2008	1	3,600	62,986	2.24%
2009	7	17,006	252,568	9.01%
2010	9	22,969	481,424	18.52%
2011	5	27,500	239,104	11.14%
2012	—	—	—	—
2013	—	—	—	—
2014	1	31,574	305,640	16.00%
2015	7	73,646	816,159	50.87%

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	11.01
2004	36%	10.63

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million.

Bay Colony Town Center.  On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 92,200 of gross leasable square feet, excluding ground lease space.  The center is located at 1807 FM 646 in League City, Texas.  Bay Colony Town Center was built in 2004.  As of November 15, 2006, this property was 88% occupied, with approximately 80,737 square feet, excluding ground lease space, leased to twenty-four tenants, including two ground lease tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $4.5 million remains in a separate escrow to fund a future earnout regarding 14,103 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent.  The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Three tenants, HCA Hospital, University of Texas Medical Branch and Walgreens, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Mainland Medical Center	10,000	11	18.00	—	02/05	02/10

The University of Texas Medical Branch	9,920	11	22.00	—	03/05	03/10
			23.00	—	04/10	03/15

Walgreens	14,820	16	20.71	—	11/05	09/80(1)

(1)  Walgreens has an option to terminate the lease on September 30, 2030, and a similar option every five years thereafter until September 30, 2075, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.   Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000.  The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	3	5,639	144,352	5.83%
2010	8	21,725	460,094	19.25%
2011	2	6,654	129,382	6.70%
2012	1	2,787	55,740	3.10%
2013	—	—	—	—
2014	—	—	—	—
2015	6	21,972	523,071	29.33%

The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	82%	30.33
2004	50%	36.54

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million.

Tomball Town Center.  On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 63,258 of gross leasable square feet.  The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas.  Tomball Town Center was built in 2004.  As of November 15, 2006, this property was 81% occupied, with approximately 51,113 square feet leased to twenty tenants.   At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Hollywood Video, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Hollywood Video	6,100	10	21.50	4/5 yr	02/05	02/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000.  The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	2	3,500	79,100	6.86%
2010	9	19,962	454,663	41.31%
2011	2	3,400	74,800	11.37%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	5	16,377	380,460	64.08%

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	72%	22.03
2004	37%	22.55

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million.

Walgreens.  On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens.  MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million.  The property contains approximately 14,560 of gross leasable square feet.  The building is located at National and Cherokee in Springfield, Missouri.  The building was built in 2003.  One tenant, Walgreens, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

The lease with Walgreens requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum, ($)	Options	Beginning	To

Walgreens	14,560	100	21.66	—	01/06	01/73

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000.  The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72%.

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million.

Stables at Town Center.  On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 93,813 gross leasable square feet, excluding ground lease space.  The center is located at 8765 Spring Cypress in Corpus Christi, Texas.  Stables at Town Center was built between 2001 and 2002.  As of November 15, 2006, this property was 89% occupied, with approximately 83,431 square feet, excluding ground lease space, leased to twenty-nine tenants, including one ground lease tenant.  At the time of acquisition, this property was subject to competition from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-S 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $2.3 million remains in a separate escrow to fund a future earnout regarding 11,672 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Walgreens	14,490	15	19.25	—	04/02	04/62

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000.  The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)
2006	1	1,400	26,250	1.61%
2007	1	5,000	92,500	5.54%
2008	5	13,353	246,859	16.48%
2009	3	9,300	170,450	12.73%
2010	5	9,202	185,658	15.78%
2011	5	10,783	264,631	26.51%
2012	2	3,371	74,717	9.98%
2013	1	2,449	46,531	6.89%
2014	—	—	—	—
2015	2	4,448	92,908	14.78%

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	87%	21.00
2004	73%	21.29
2003	70%	21.40
2002	63%	21.82
2001	17%	26.00

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million.

Cinemark – Webster.  On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster.  MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million.  The property contains approximately 80,000 of gross leasable square feet.  The building is located at 20915 Gulf Freeway in Webster, Texas.  The building was built in 2001.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with five other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

The lease with this Cinemark requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To

Cinemark	80,000	100	12.94	4/5 yr.	08/00	02/21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount. Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911.  The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904% for county and 1.775% for city taxes, respectively.

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94
2001	100%	12.94

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.8 million.

Friendswood Shopping Center.  On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space).  The center is located at 140 West Parkway in Friendswood, Texas.  Friendswood Shopping Center was built in 2000.  As of November 15, 2006, this property was 90% occupied, with a total of approximately 60,560 square feet, excluding ground lease space, leased to thirteen tenants, including one ground lease tenant.  At the time of acquisition, this property was subject to competition from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million of which approximately $1.3 million was placed in a separate escrow to fund a future earnout of 6,523 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the seller has met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds are released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	35,684	53	12.88	3/5 yr.	10/05	09/10
			14.42		10/10	09/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007.  The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52% for both county and city taxes.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	2	2,635	39,316	4.17%
2008	1	2,701	41,865	4.63%
2009	2	5,119	76,785	8.89%
2010	1	5,867	88,005	10.45%
2011	5	8,461	151,907	20.06%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	35,684	514,563	84.50%

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30
2001	65%	13.15

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.8 million.

Lake View Technology Center I.  On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million.  The center contains approximately 110,007 of gross leasable square feet.  The building is located at 115 Lakeview Parkway in Suffolk, Virginia.  Lake View Technology Center I was built in 2001 and was expanded during 2004.  At the time of acquisition, this property competed with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million.  The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred.  MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc.  The membership interest was transferred to MB REIT for no consideration.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  This loan was subsequently repaid on December 6, 2005 by MB REIT.  On January 24, 2006, MB REIT obtained financing in the amount of approximately $14.5 million.  The loan requires interest only payments at an annual rate of 4.90% and matures in February 2011.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.61		06/06	04/07
			19.09		05/07	05/07
			19.61		06/07	05/14

GSA - U.S. Joint Forces Command	41,677	38	23.41	2/1 yr.	10/04	09/09
			26.27		10/09	10/09
			26.82		11/09	10/14

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	2	110,007	2,457,889	100%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2005	100%	20.22
2004	100%	20.22

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.

Atascocita Shopping Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center.  MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million.  The property contains approximately 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of November 15, 2006, this property was 98% occupied, with approximately 46,146 square feet leased to seven tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24-Hour Fitness	37,264	79	13.00	3/5 yr	07/00	07/05
			14.50		08/05	07/10
			16.00		08/10	07/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	1,100	16,500	2.40%
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	3	3,600	64,200	8.80%
2011	2	4,182	69,003	10.37%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	37,264	596,224	100.00%

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44
2001	95%	13.44

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.

Cypress Town Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,000 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  Cypress Town Center was built in 2003.  As of August 16, 2006, this property was 86% occupied, with approximately 47,170 square feet leased to twenty-two tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Total Renal Care	5,950	11	18.00	—	11/05	11/10
			19.80		12/10	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	6	10,010	185,710	19.97%
2009	4	11,600	220,200	29.41%
2010	5	5,950	111,825	20.74%
2011	—	—	—	—
2012	1	2,450	47,775	11.09%
2013	3	7,010	177,518	46.33%
2014	1	2,100	56,350	27.40%
2015	2	8,050	149,310	100.00%

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	94%	18.95

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.

Bridgeside Point Office Building.  On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International.  MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.5 million.  The property contains approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  The building was built in 2001.  One tenant, Fisher Scientific International, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Fisher Scientific International requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Fisher Scientific International	153,110	100	16.00	2/5 yr.	10/06	09/11
			18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41%.

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	14.25
2004	100%	14.25
2003	100%	14.25
2002	100%	12.64
2001	100%	9.41

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.6 million.

Winchester Town Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center.  MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million.  The center contains approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of November 15, 2006, this property was 92% occupied, with approximately 16,500 square feet leased to nine tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Washington Mutual Bank, The Noodle House and Advances in Vision, lease more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Washington Mutual Bank	3,500	19	22.00	3/5 yr.	03/05	02/10

Advances in Vision	2,400	13	16.50	1/5 yr.	9/05	09/06
			17.50		10/06	09/07
			18.50		10/07	09/08
			19.50		10/08	09/09
			20.50		10/09	09/10

The Noodle House	2,400	13	13.20	2/5 yr.	02/06	02/06
			18.00		03/06	02/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	12,500	252,800	77.64%
2011	2	4,000	72,800	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	69%	19.46

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.6 million.

Antoine Town Center.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center. MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million.  The center contains approximately 36,007 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of November 15, 2006, this property was 91% occupied, with approximately 32,730 square feet (excluding ground lease space) leased to sixteen tenants (including three ground lease tenants).  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Nothing Over $1.00 Store	6,000	17	13.50	1/5 yr.	04/05	03/08

CICI’s Pizza	4,500	12	15.00	2/5 yr.	03/03	03/08
			16.50		04/08	03/13

Cato Corporation	4,000	11	12.00	2/5 yr.	11/04	01/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	7	15,900	262,425	36.99%
2009	2	3,580	58,768	13.27%
2010	1	4,000	48,000	12.50%
2011	—	—	—	—
2012	—	—	—	—
2013	3	9,250	168,300	47.09%
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.4 million.

Ashford Plaza.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza.  MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million.  The center contains approximately 33,094 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  Ashford Plaza was built in 1980.  As of November 15, 2006, this property was 80% occupied, with approximately 26,442 square feet. excluding ground lease space, leased to fourteen tenants, including two ground lease tenants.  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Christine’s Salon	3,833	12	10.20	1/5 yr.	06/01	11/09

Better Image Photography	5,850	18	10.20	1/5 yr.	10/05	10/07
			10.80		11/07	10/09
			11.40		11/09	10/10
			12.00		11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	7.56		07/06	06/07
			7.80		07/07	06/08
			8.16		07/08	06/09
			8.40		07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	8.40		07/05	06/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	3	4,335	41,616	14.08%
2007	2	1,950	18,135	6.91%
2008	1	780	7,956	3.23%
2009	2	4,833	48,697	20.04%
2010	2	5,439	45,688	23.04%
2011	4	3,255	42,849	28.75%
2012	2	5,850	109,800	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.73

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

Highland Plaza.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza.  MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million.  The center contains approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  Highland Plaza was built in three phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of November 15, 2006, this property was 99% occupied, with approximately 72,730 square feet leased to twenty-one tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	35,357	48	17.00	3/5 yr.	04/04	04/19

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	3	7,320	118,584	9.18%
2007	—	—	—	—
2008	3	4,126	80,638	6.75%
2009	9	11,630	221,120	19.67%
2010	1	1,050	20,475	2.27%
2011	1	829	16,166	1.83%
2012	—	—	—	—
2013	3	9,298	166,318	19.18%
2014	1	3,120	96,096	13.78%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot (4)
2005	100%	17.71
2004	99%	17.60

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.

West End Square.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet.  The center is located at 2201 Highway Six South in Houston, Texas.  West End Square was built in 1980.  As of November 15, 2006, this property was 82% occupied, with approximately 30,103 square feet leased to eleven tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million of which approximately $746,000 was placed in a separate escrow to be paid to the seller for 6,534 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Weddings by Debbie, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Weddings by Debbie	14,076	38	10.80	1/5 yr.	10/06	09/08
			11.40		10/08	09/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	2	2,000	22,800	6.78%
2008	2	3,325	37,095	11.74%
2009	3	16,186	181,820	63.17%
2010	3	6,172	73,141	68.34%
2011	1	2,420	33,880	100%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.26
2004	88%	10.21

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

SBC Center.  On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  The commercial office complex which consists of three buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with four office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million.  On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.  Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214%.

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	13.42

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.

Cinemark – Jacinto City.  On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City.  MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million.  The building contains approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

The lease with Cinemark requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent per Square Foot per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To

Cinemark	68,000	100	10.09	4/5 yr.	05/98	05/18

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149%.

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09
2001	100%	10.09

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.6 million.

11500 Market Street Building.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building.  MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000.  The building contains approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Houston, Texas.  The building was built in 1987.  One tenant, Magnum Staffing, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base rent per square Foot per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Magnum Staffing	2,719	100	13.52	—	11/05	10/08
			14.16		11/08	10/10

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	2,719	38,504	100%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.25
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.

Blackhawk Town Center.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center.  MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. The center contains approximately 34,128 of gross leasable square feet, excluding ground lease space.  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  Blackhawk Town Center was built in 2005.  As of November 15, 2006, this property was 100% occupied, with approximately 34,128 square feet, excluding ground lease space, leased to twelve tenants, including one ground lease tenant.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Two tenants, Walgreens and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	43	24.97	—	04/05	04/80(1)

Bank of America	4,400	13	49.43	6/5 yr	04/05	03/10
			54.38		04/10	03/15
			59.81		04/15	03/20
			65.79		04/20	03/25

(1)  Walgreens has an option to terminate the lease on April 30, 2030, and a similar option every five years thereafter until April 30, 2075, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	6	10,728	241,185	15.23%
2011	1	1,520	36,480	2.72%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	2	2,660	66,120	4.86%

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	96%	27.09

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.

Carver Creek Shopping Center.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in Dallas, Texas.  Carver Creek Shopping Center was built in 1985.  As of November 15, 2006, this property was 71% occupied, with approximately 23,732 square feet leased to two tenants.  The leases with these tenants require the tenant to pay annual base rent.  At the time of acquisition, this property competed with four retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Two tenants, Progressive Child Development and the State of Texas, each lease more than 10% of the total gross leasable area of the property.

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
State of Texas Department of Human Services	18,402	55	9.64	4/1 yr.	09/06	08/11

Progressive Child Development	5,330	16	6.36	—	08/98	09/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	5,330	33,899	16.04%
2011	1	18,402	177,384	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	71%	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44
2001	100%	9.44

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.

Chili’s.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Chili’s, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with six full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Chili’s requires the tenant to pay annual base rent on the ground lease on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

Chili’s (Ground Lease)	N/A	100	63,500	4/5 yr.	09/98	09/03
					10/03	09/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	1	N/A	63,500	100.00%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	11.60
2004	100%	11.60
2003	100%	11.12
2002	100%	10.96
2001	100%	10.96

Joe’s Crab Shack.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Joe’s Crab Shack, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with six full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To
Joe’s Crab Shack (Ground Lease)	N/A	100	87,450	4/5 yr.	07/98	07/03
					08/03	07/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991%.

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.01
2004	100%	12.01
2003	100%	11.55
2002	100%	10.92
2001	100%	10.92

Eldridge Town Center.  On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center.  MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million.  The center contains approximately 71,778 of gross leasable square feet (excluding ground lease).  The center is located at 12442 FM 1960 West in Houston, Texas.  Eldridge Town Center was built in 2000.  As of November 15, 2006, this property was 100% occupied, with approximately 71,778 square feet (excluding ground lease space) leased to twenty-eight tenants (including two ground lease tenants).  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, Petco, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Petco	13,440	19	13.50	3/5 yr.	06/02	06/07
			TBD		07/07	01/13

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	6	8,886	167,301	10.99%
2008	4	13,212	231,845	17.06%
2009	1	1,604	29,193	2.56%
2010	7	10,299	226,516	20.30%
2011	3	8,457	180,281	20.14%
2012	2	10,500	241,857	33.45%
2013	1	13,440	181,440	37.71%
2014	1	1,500	33,000	11.01%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	18.63
2004	98%	18.34
2003	93%	17.64
2002	81%	17.57
2001	31%	17.47

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.

NTB Eldridge.  On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge.  MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. The ground lease is located at 12150 FM 1960 West in Houston, Texas.  The building on this ground lease property was built in 2003.  One tenant, NTB Eldridge, leases 100% of the total gross leasable area of this ground lease property.  At the time of acquisition, this property competed with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Current Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

NTB Eldridge (Ground Lease)	N/A	100	65,000	5/5 yr.	08/03	08/08
					09/08	08/13
					09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000.  The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261%.

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center.  On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet.  The building is located at 3301 Pollok Drive, Conroe, Texas.  The building was constructed during 2005. One tenant, McKesson Corporation, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash.  On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million.  The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
McKesson Corporation	162,613	100	4.07	4/4 yr.	10/05	10/10
			4.47		11/10	05/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000.  The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877%.

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	4.07

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million.

Windermere Village.  On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 25,200 of gross leasable square feet.  The center is located at Eldridge Parkway and FM 1960 in Houston, Texas.  Windermere Village was built in 2004.  As of November 15, 2006, this property was approximately 92% occupied, with approximately 23,200 square feet leased to twelve tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 3,600 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Two tenants, Pei Wei Asian Diner and Buffalo SW Cafe, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Buffalo SW Cafe	4,880	19	26.75	2/5 yr.	03/05	02/10
			28.60		03/10	02/15

Pei Wei Asian Diner	3,200	13	26.56	2/5 yr.	11/04	11/09
			29.06		12/09	11/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000.  The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,200	27,600	4.89%
2010	6	9,120	209,390	38.08%
2011	2	3,200	68,320	20.07%
2012	—	—	—	—
2013	—	—	—	—
2014	1	3,200	92,992	34.17%
2015	2	6,480	179,168	100.00%

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	81%	23.52
2004	20%	25.04

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million.

Woodforest Square Shopping Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center.  The center contains approximately 39,966 of gross leasable square feet, and is located at 180 Uvalde B in Houston, Texas.  Woodforest Square Shopping Center was built in 1980.  As of November 15, 2006, this property was 65% occupied, with a total of approximately 25,866 square feet leased to eleven tenants. At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million, of which approximately $712,000 was placed in a separate escrow to be paid to the seller for 9,100 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Two tenants, Mr. Gatti’s Pizza and Clean Scene Washateria, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Mr. Gatti’s Pizza	2,800	7	12.00		10/05	01/08

Mr. Gatti’s Pizza	3,500	9	12.00	—	10/05	01/08

Clean Scene Washateria	4,200	11	3.01		01/06	MTM

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000.  The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	4,200	12,680	5.85%
2007	2	2,541	21,546	10.37%
2008	4	8,540	98,910	52.09%
2009	—	—	—	—
2010	4	7,035	60,522	65.17%
2011	2	3,550	32,340	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	8.33
2004	87%	8.49
2003	81%	6.56

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million.

Willis Town Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 gross leasable square feet.  The center is located at 904 West Montgomery in Willis, Texas.  Willis Town Center was built in 2000.  As of November 15, 2006, this property was 82% occupied, with a total of approximately 14,240 square feet leased to eight tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 4,800 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

M.G.A.	3,220	18	15.00	2/3 yr.	11/02	10/09

Time Cleaners	2,000	11	15.00	1/5 yr.	12/01	12/06
			17.00		01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	1/5 yr. – 5/1 yr.	06/04	05/07
			17.05		06/07	05/12

Texas Hair Express	1,920	11	15.00	1/5 yr.	11/01	11/06
			17.25		12/06	11/07
			17.75		12/07	11/08
			18.25		12/08	11/09
			18.75		12/09	11/10
			19.25		12/10	11/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000.  The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	1	3,220	48,300	19.16%
2010	—	—	—	—
2011	5	7,520	136,526	66.51%
2012	1	2,000	34,100	49.60%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million.

Saratoga Town Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet, excluding ground lease space.  The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas.  Saratoga Town Center was built in 2004.  As of November 15, 2006, this property was 98% occupied, with a total of approximately 56,782 square feet, which excludes ground lease space, leased to twenty-one tenants, which includes one ground lease tenant.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million, of which approximately $1 million was placed in a separate escrow to be paid to the seller for 3,500 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Two tenants, Utopia World Cuisine and Petco, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Utopia World Cuisine	5,918	10	18.34	1/5 yr.	03/05	02/07
			18.94		03/07	02/08
			19.54		03/08	02/10

Petco	13,500	23	14.00	3/5 yr.	07/04	12/09
			TBD		01/10	01/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000.  The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	9	18,126	337,756	30.34%
2010	6	14,718	282,078	35.72%
2011	1	2,100	41,580	8.27%
2012	—	—	—	—
2013	—	—	—	—
2014	3	8,338	175,901	37.51%
2015	1	13,500	189,000	62.18%

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	17.64
2004	70%	17.18

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million.

6234 Richmond Avenue.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 25,601 of gross leasable square feet.  The office building is located at 6234 Richmond Avenue in Houston, Texas.  The building was built in 1972.  As of November 15, 2006, this property was 61% occupied, with a total of approximately 15,701 square feet leased to three tenants.  At the time of acquisition, this property competed with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million, of which approximately $1.2 million was placed in a separate escrow to be paid to the seller for 9,900 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	6,000	23	11.67	—	06/06	05/08

6447 Corporation	8,781	34	16.13	1/5 yr.	02/03	01/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000.  The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the properties:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	1	920	12,000	5.37%
2007	—	—	—	—
2008	1	6,000	69,996	33.08%
2009	1	8,781	141,600	100.00%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	61%	14.24
2004	94%	14.17
2003	94%	13.80
2002	94%	11.54
2001	94%	12.83

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.

Paradise Shops of Largo.  On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,641 of gross leasable square feet.  The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida.  Paradise Shops of Largo was newly constructed during 2005.  As of November 15, 2006, this property was 97% occupied, with a total of 53,241 square feet leased to six tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash.  On December 7, 2005, MB REIT obtained financing in the amount of approximately $7.3 million.  The loan requires interest only payments at an annual rate of 4.88% and matures January 2011.

One tenant, Publix Super Markets, leases more than 10% of the total gross leasable area of this property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Publix Super Markets	44,841	82	13.80	—	07/05	07/25

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000.  The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	4	8,400	212,091	24.22%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	15.51%

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million.

Pinehurst Shopping Center.  On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet.  The center is located at 8005 FM 1960 East in Humble, Texas.  Pinehurst Shopping Center was built in 1984.  As of November 15, 2006, this property was 66% occupied, with a total of approximately 26,322 square feet leased to seventeen tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

No tenants lease more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000.  The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	3	5,962	59,351	23.20%
2008	6	9,840	91,638	46.63%
2009	2	1,806	18,905	17.92%
2010	6	7,254	72,546	83.81%
2011	—	—	—	—
2012	1	1,460	14,061	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	70%	8.20%
2004	58%	5.68%

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

6101 Richmond Building.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building.  MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. The property contains approximately 19,230 of gross leasable square feet.  The office building is located at 6101 Richmond Avenue in Houston, Texas.  The building was built in 1994. One tenant, Wild West Club, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Wild West Club requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Wild West Club	19,230	100	12.92	2/5 yr.	03/03	02/08

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200.  The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	1	19,230	248,400	100.00%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86
2001	100%	11.86

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.

24 Hour Fitness Center.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness – Woodlands.  MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million.  The building contains approximately 45,906 of gross leasable square feet.  The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas.  The building was built in 2001.  One tenant, 24-Hour Fitness, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with 24-Hour Fitness requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
24-Hour Fitness	45,906	100	19.84	3/5 yr.	06/02	06/07
			21.82		07/07	06/12
			24.01		07/12	06/17

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633%.

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.84
2004	100%	19.84
2003	100%	19.84
2002	100%	11.57

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million.

24 Hour Fitness Center.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones.  MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million.  The center contains approximately 85,000 of gross leasable square feet.  The center is located at 21602 Tomball Parkway in Houston, Texas.  The building was built in 1984 and renovated during 2001.  As of November 15, 2006, this property was 92% occupied, with a total of approximately 78,000 square feet leased to four tenants.  At the time of acquisition, this property competed with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

Four tenants, 24-Hour Fitness, Hapkido UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	34,950	41	16.58	3/5 yr.	01/06	12/10
			18.57		01/11	12/15

Hapkido UMA Taekwondo	10,050	12	5.00		06/06	05/08
			5.50		06/08	05/10
			6.00		06/10	05/12
			6.50		06/12	05/13

Greg Majors Auctions	9,000	11	5.07		04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13		04/05	04/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	1	9,000	45,600	6.04%
2010	1	24,000	75,000	10.49%
2011	—	—	—	—
2012	—	—	—	—
2013	1	10,050	65,325	9.15%
2014	—	—	—	—
2015	1	34,950	648,900	100.00%

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.96
2004	72%	11.17
2003	61%	11.32
2002	41%	13.20
2001	41%	13.71

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million.

Potential Acquisitions

As of December 1, 2006, we and MB REIT have approximately $361.3 million in probable acquisitions and we believe, based in part on projected sales of common stock, that cash on hand and future financings will provide us with sufficient cash to close these properties at the time of their projected closings.

Bradley Portfolio: Arkansas, Colorado, Illinois, Indiana, Iowa, Michigan, North Carolina, Ohio, Texas and Wisconsin.  MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, fee simple interests the remaining fifteen properties from a portfolio of thirty-three properties. Seventeen properties were purchased between October 18, 2006 and December 1, 2006. Based on information obtained during the due diligence process, and pursuant to discussions with the seller, MB REIT anticipates that one property, 1405 South Main Street, Fountain Inn, South Carolina, will be terminated from the industrial portfolio.  The total purchase price of the remaining fifteen properties is approximately $317.5 million.  The remaining fifteen properties in this portfolio consist of three office buildings and twelve industrial buildings.  The following table sets forth certain information with respect to the location and the approximate gross leasable area, or GLA:

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price
Office Properties:
8900 Lakes at 610 Drive, Houston, Texas	119,527	17,267,000
8822 S. Ridgeline Boulevard, Highland Ranch, Colorado	85,680	14,600,000
3900 Kinross Lakes Parkway, Richfield, Ohio	85,214	17,500,000

Industrial Properties:
9201 Faulkner Lake Road, North Little Rock, Arkansas	712,000	45,675,000
321 Foster Avenue, Wood Dale, Illinois	137,607	9,272,000
7300 Airport Road, Houston, Texas	223,599	13,560,000
1050 Indianhead Drive, Mosinee, Wisconsin	193,200	9,382,000
11500 Melrose Avenue, Franklin Park, Illinois	97,766	8,093,000
4412 Coloma Road, Coloma, Michigan	423,230	18,798,000
700 North Highway 45, Libertyville, Illinois	197,100	26,500,000
300 10th Street, Clarion, Iowa	126,900	5,241,000
5568 West Chester Road, Westchester, Ohio	970,168	64,800,000
104 Enterprise Boulevard, Kinston, North Carolina	400,000	16,265,000
421 E. Stevenson Road, Ottawa, Illinois	38,285	3,300,000
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1,091,435	47,200,000

Totals	4,901,711	317,453,000

In connection with the closing, MB REIT expects to assume two mortgage loans totaling approximately $49.7 million and expects to pay the remaining amount of the purchase price in cash. MB REIT expects that each loan will be secured by a first priority mortgage on the corresponding property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property.  The following table sets forth certain information regarding the mortgage loans that are expected to be assumed:

Address	Loan Amount ($)	Maturity Date	Annual Interest Rate (%)	Monthly Payment Type
8822 S. Ridgeline Boulevard	10,500,000	November 1, 2025	5.6627	Interest Only

5568 W. Chester Road	39,233,733	January 1, 2013	5.5400	Principal & Interest

The remaining fifteen properties in this portfolio compete with similar properties within their respective market areas.  The minimum number of similar competitive properties is reflected in the following table, to the extent such information is available:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)
Office Properties:
8900 Lakes at 610 Drive; Houston, Texas	Greater Houston, Texas/South Main and Medical Center	5
8822 S. Ridgeline Boulevard; Highland Ranch, Colorado	Metro Denver, Colorado/Southwest	6
3900 Kinross Lakes Parkway; Richfield, Ohio	Cleveland, Ohio/Southeast	5

Industrial Properties:
9201 Faulkner Lake Road; North Little Rock, Arkansas	Little Rock, Arkansas/North Little Rock	5
321 Foster Avenue; Wood Dale, Illinois	Chicago, Illinois/O’Hare Airport area	6
7300 Airport Road; Houston, Texas	Houston, Texas/Northwest	5
1050 Indianhead Drive; Mosinee, Wisconsin	Marathon and Portage County	4
11500 Melrose Avenue; Franklin Park, Illinois	Chicago, Illinois/Near West Suburbs	5
4412 Coloma Road; Coloma, Michigan	Southwest Lower Michigan	Not Available
700 North Highway 45; Libertyville, Illinois	Chicago, Illinois/Lake County	5
300 10th Street; Clarion, Iowa	Clarion, Iowa	Not Available
5568 West Chester Road; Westchester, Ohio	Cincinnati, Ohio/Northwest	5
104 Enterprise Boulevard; Kinston, North Carolina	Lenoir County, North Carolina	6
421 E. Stevenson Road; Ottawa, Illinois	Ottawa, Illinois/LaSalle County	6
135 S. Mount Zion Road, Building 577; Lebanon, Indiana	Lebanon, Indiana/Boone County	Not Available

The remaining fifteen properties in this portfolio were built between 1950 and 2003.  As of November 15, 2006, each of the remaining fifteen properties in this portfolio was 100% occupied.  Each of these properties has one (1) tenant that occupies 100% of the total gross leasable area of that property.  The leases of the remaining fifteen properties in this portfolio require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
Office Properties:

8900 Lakes at 610 Drive, Houston, Texas	Kelsey Seybold Clinic	119,527	2/5 yrs.	10.50		04/99	06/09
				10.35		07/09	01/10

8822 S. Ridgeline Boulevard, Highland Ranch, Colorado	Software AG, Inc.	85,680	3/5 yrs.	12.76	(1)	12/95	12/06
				12.91		01/07	12/07
				13.23		01/08	12/10
				13.83		01/11	12/12
				14.82		01/13	12/15

3900 Kinross Lakes Parkway, Richfield, Ohio	Proquest Business Solutions, Inc.	85,214	2/5 yrs.	17.31		06/04	05/09

Industrial Properties:
9201 Faulkner Lake Road, North Little Rock, Arkansas	Deluxe Video Services, LLC	712,000	2/10 yrs.	4.93	(3)	12/01	12/21

321 Foster Avenue, Wood Dale, Illinois	Entegra Fasteners Corp.	137,607	2/10 yrs.	5.19	(1)	01/02	01/22

7300 Airport Road, Houston, Texas	Lemons Metal Gasket Company	223,599	2/10 yrs.	4.18	(1)	01/02	01/22

1050 Indianhead Drive, Mosinee, Wisconsin	Fulton Performance Products Inc.	193,200	2/10 yrs.	3.40	(1)	02/02	01/22

11500 Melrose Avenue, Franklin Park, Illinois	Alco Manufacturing Company	97,766	—	5.42		12/98	11/06
				5.52		12/06	11/07
				5.57		12/07	11/08
				5.63		12/08	12/09

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
4412 Coloma Road, Coloma, Michigan	GATX Logistics	423,230	—	3.91		04/98	05/08
				4.30		06/08	06/13

700 North Highway 45, Libertyville, Illinois	USG Corporation	197,100	3/5 yrs.	10.64	(1)	09/98	08/13

300 - 10th Street Clarion, Iowa	Centrobe Inc.	126,900	2/5 yrs.	3.39	(2)	01/98	12/09

5568 West Chester Road, Westchester, Ohio	Cornerstone Consolidated Service Group, Inc.	970,168	1/10 yrs.	5.55	(3)	04/99	10/12

104 Enterprise Boulevard, Kinston, North Carolina	DOPACO	400,000	2/5 yrs.	2.98	(1)	06/96	05/11

421 E. Stevenson Road, Ottawa, Illinois	OfficeMax Contract, Inc.	38,285	2/5 yr.	6.77	(1)	11/92	10/12

135 S. Mount Zion Road, Lebanon, Indiana	Pearson Education	1,091,435	1/5 yrs.	3.04		01/03	10/06
				3.20		11/06	12/07
				3.36		01/08	10/11
				3.55		11/11	12/12
				3.72		01/13	10/16

(1)                    Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

(2)                    These leases provide for a 3% base rent increase per year.

(3)                    These leases provide for a 2% base rent increase per year.

The tenants for each respective property remaining in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these remaining fifteen properties, if acquired, will be approximately $238.2 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate Tax	Real Estate	Income Tax Depreciable
Address	Amount ($)	Tax Rate (%)	Basis
			(in millions)
Office Properties:
8900 Lakes at 610 Drive, Houston, Texas	227,428	3.04	13.0
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	233,060	9.57	11.0
3900 Kinross Lakes Parkway, Richfield, Ohio	167,029	3.62	13.1

Industrial Properties:
9201 Faulkner Lake Road, North Little Rock, Arkansas	257,890	6.31	34.3
321 Foster Avenue, Wood Dale, Illinois	133,328	5.27	7.0
7300 Airport Road, Houston, Texas	287,549	2.23	10.1
1050 Indianhead Drive, Mosinee, Wisconsin	146,157	2.23	7.0
11500 Melrose Avenue, Franklin Park, Illinois	201,034	8.06	6.1
4412 Coloma Road, Coloma, Michigan	88,437	0.76	14.1
700 North Highway 45, Libertyville, Illinois	214,106	6.44	19.9
300 10th Street, Clarion, Iowa	96,667	3.72	3.9
5568 West Chester Road, Westchester, Ohio	171,022	65.00	48.6
104 Enterprise Boulevard, Kinston, North Carolina	81,028	0.81	12.2
421 E. Stevenson Road, Ottawa, Illinois	75,793	8.58	2.5
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	461,643	2.77	35.4

Totals	$2,842,171		$238.2

The table below sets forth certain information with respect to the occupancy rate at each of the remaining fifteen properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2001, 2002, 2003, 2004 and 2005.

	Occupancy Rate as of December 31,
Address	2001	2002	2003	2004	2005
Office Properties:
8900 Lakes at 610 Drive, Houston, Texas	100%	100%	100%	100%	100%
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	100%	100%	100%	100%	100%
3900 Kinross Lakes Parkway, Richfield, Ohio	—	—	—	100%	100%

Industrial Properties:
9201 Faulkner Lake Road, North Little Rock, Arkansas	100%	100%	100%	100%	100%
321 Foster Avenue, Wood Dale, Illinois	—	100%	100%	100%	100%
7300 Airport Road, Houston, Texas	—	100%	100%	100%	100%
1050 Indianhead Drive, Mosinee, Wisconsin	—	100%	100%	100%	100%
11500 Melrose Avenue, Franklin Park, Illinois	100%	100%	100%	100%	100%
4412 Coloma Road, Coloma, Michigan	100%	100%	100%	100%	100%
700 North Highway 45, Libertyville, Illinois	100%	100%	100%	100%	100%
300 10th Street, Clarion, Iowa	100%	100%	100%	100%	100%
5568 West Chester Road, Westchester, Ohio	100%	100%	100%	100%	100%
104 Enterprise Boulevard, Kinston, North Carolina	100%	100%	100%	100%	100%
421 E. Stevenson Road, Ottawa, Illinois	100%	100%	100%	100%	100%
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	—	—	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2001	2002	2003	2004	2005
Office Properties:
8900 Lakes at 610 Drive, Houston, Texas	—	—	11.37	10.50	10.50
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	12.26	12.26	12.26	12.58	12.76
3900 Kinross Lakes Parkway, Richfield, Ohio	—	—	—	17.31	17.31

Industrial Properties:
9201 Faulkner Lake Road, North Little Rock, Arkansas	4.74	4.74	4.74	4.74	4.83
321 Foster Avenue, Wood Dale, Illinois	—	4.63	4.78	4.86	5.01
7300 Airport Road, Houston, Texas	—	4.18	4.18	4.18	4.18
1050 Indianhead Drive, Mosinee, Wisconsin	—	3.06	3.15	3.19	3.29
11500 Melrose Avenue, Franklin Park, Illinois	5.22	5.27	5.32	5.37	5.42
4412 Coloma Road, Coloma, Michigan	3.56	3.56	3.91	3.91	3.91
700 North Highway 45, Libertyville, Illinois	10.64	10.64	10.64	10.64	10.64
300 10th Street, Clarion, Iowa	2.89	2.99	3.09	3.19	3.29
5568 West Chester Road, Westchester, Ohio	5.12	5.23	5.33	5.44	5.55
104 Enterprise Boulevard, Kinston, North Carolina	2.52	2.60	2.68	2.70	2.87
421 E. Stevenson Road, Ottawa, Illinois	6.77	6.77	6.77	6.77	6.77
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	—	—	3.04	3.04	3.04

The Market at Morse.  We anticipate entering into a joint venture with Hamilton Road Retail, LLC (“HRR”), an unaffiliated third party, which joint venture will acquire fee title in a newly constructed shopping center known as The Market at Morse containing approximately 35,627 gross leasable square feet, excluding two ground lease spaces.  The center is located at 1320-80 North Hamilton Road in Gahanna, Ohio.  The Market at Morse was built over a one-year period beginning in late 2005.  As of November 15, 2006, the property was 34% occupied with a total of approximately 12,074 square feet, excluding two ground lease spaces, leased to eight tenants.  In addition, 21,151 gross leasable square feet has been leased to three tenants whose anticipated rent commencement dates are on/about December 1, 2006. Upon the commencement of these three leases, the occupancy rate of the property will increase to 93%.  This property is located in the northeast Columbus retail market and the North Gahanna- New Albany retail submarket and competes with at least twenty-one other retail centers in its submarket for sales, tenants or both.

We anticipate that HRR will contribute The Market at Morse to the joint venture.  The estimated value of the Market at Morse, assuming 100% occupancy, is approximately $14.5 million.  We expect to make a capital contribution to the joint venture in cash of approximately $10.3 million, which will be used to pay off the amount of all mortgage liens on the property.  HRR will receive an initial equity interest in the joint venture entity equal to the amount of equity it has in the property which is approximately $3.1 million.  If the property is less than 100% occupied at the time of contribution, HRR may be given an opportunity to increase the amount of its equity interest in the joint venture within a specified earnout period to the extent that certain specified space is leased and rent payments are commenced during the period.  We would receive an equity interest in the joint venture equal to the amount of our cash contribution which we expect to be approximately $10.3 million.  HRR would have an option to require us to purchase its interest beginning approximately one year after entering into the joint venture agreement.  Upon the expiration of this option, we would have an option to purchase all of the interests of HRR in the joint venture.  We may borrow monies using this property as collateral.

Three tenants, Lifestyle Fitness, Sleep Outfitters and Casa Fiesta, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Lifestyle Fitness (1)	14,637	41	22.16	3/5 yr.	12/06	11/11
			24.38		12/11	11/16
			26.81		12/16	11/21

Sleep Outfitters	4,475	13	27.50	1/5 yr.	10/06	10/11

Casa Fiesta (1)	4,004	11	27.00	1/5 yr.	12/06	11/11

(1) These tenants’ lease terms reflect the anticipated beginning month of their respective leases. The actual beginning of the lease term may vary according to the provisions of these tenants’ respective leases.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $23,389. The real estate taxes payable were calculated by multiplying Market at Morse’s assessed value by a tax rate of 6.61%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	7	16,788	456,622	38.62%
2012	1	2,402	74,462	10.12%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $10.9 million.

Parkway Centre North - Outlot Building B.  We anticipate entering into a joint venture with BA-Grove City North, LLC, (“BAGCN”) an unaffiliated third party, which joint venture will hold fee title in a newly constructed shopping center outlot known as Parkway Centre North - Outlot Building B, containing approximately 10,175 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.   Parkway Centre North - Outlot Building B was constructed during 2006.  As of November 15, 2006, Parkway Centre North - Outlot Building B was 28% occupied, with a total of approximately 2,882 square feet leased to two tenants.  In December 2006, we anticipate that 4,482 gross leasable square feet leased to two tenants will become occupied by those tenants, thereby increasing the occupancy rate of the property to 72%. In January 2007, we anticipate that 1,271 gross leasable square feet leased to one tenant will become occupied by that tenant, thereby increasing the occupancy rate to 85%.   The property is located in the Columbus retail market and southwest Columbus submarket and competes with at least six other retail centers in its submarket for sales, tenants or both.

We anticipate that BAGCN will contribute Parkway Centre North - Outlot Building B to the joint venture.  The estimated value of Parkway Centre North - Outlot Building B, assuming 100% occupancy, is approximately $4.0 million.  We expect to make a capital contribution to the joint venture in cash of approximately $2.8 million, which will be used to pay off the amount of all mortgage liens on the property.  BAGCN will receive an initial equity interest in the joint venture entity equal to the amount of equity it has in the property which is approximately $1.2 million.  If the property is less than 100% occupied at the time of contribution, BAGCN may be given an opportunity to increase the amount of its equity interest in the joint venture within a specified earnout period to the extent that certain specified space is leased and rent payments are commenced during the period.  We would receive an equity interest in the joint venture equal to the amount of our cash contribution which we expect to be approximately $2.8 million.  BAGCN would have an option to require us to purchase its interest beginning approximately one year after entering into the joint venture agreement.  Upon the expiration of this option, we would have an option to purchase all of the interests of BAGCN in the joint venture.  We may borrow monies using this property as collateral.

Four retail tenants, Sports Clips, Advance America, Starbucks and Cardboard Heroes Sports Stuff and one office tenant, Manpower, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Sports Clips (1)	1,271	12	26.50	1/5 yr.	01/07	12/21

Advance America	1,232	12	28.00	1/5 yr.	11/06	11/11

Starbucks	1,650	16	35.25	4/5 yr.	10/06	10/11
			38.78		11/11	02/17

Cardboard Heroes Sports Stuff	2,762	27	26.05	1/5 yr.	101/06	01/12

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Manpower (1)	1,720	17	26.00	1/5 yr.	12/06	12/11

(1) These tenants’ lease terms reflect the anticipated beginning month of their respective leases. The actual beginning of the lease term may vary according to the provisions of these tenants’ respective leases.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,749.  The real estate taxes paid were calculated by multiplying Parkway Centre North’s assessed value by a tax rate of 7.79%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

The following table sets forth information with respect to the expiration of leases currently in place at this property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	3	4,223	112,898	45.37%
2012	1	2,762	71,950	52.93%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $3.0 million.

New Forest Crossing - Phase II.  MB REIT anticipates purchasing a fee simple interest in a newly constructed shopping center known as New Forest Crossing - Phase II containing approximately 26,680 gross leasable square feet.  The center is located at Wallisville Road and Beltway 8 in Houston, Texas.  New Forest Crossing - Phase II was built in 2006.  As of November 15, 2006, this property was 94% occupied, with a total of approximately 25,080 square feet leased to seven tenants.  The property is located in the northeast submarket of the Houston market.  The property is located in the northeast submarket of the Houston market.  The property competes with at least five other shopping centers in its submarket for sales, tenants or both.

MB REIT anticipates purchasing this property from an unaffiliated third party, Ley-Lane Partnership No. 7, L.P., for a cash purchase price of approximately $6.3 million.  MB REIT may borrow monies using this property as collateral.

Three tenants, Buffalo Wild Wings, Anna’s Linens and Dots Fashions, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Buffalo Wild Wings	5,614	21	19.50	4/5 yr.	05/06	05/11
			21.45		06/11	05/16

Anna’s Linens	8,050	30	13.00	3/5 yr.	05/06	05/11
			14.00		06/11	05/16

Dots Fashions	4,000	15	14.00	2/5 yr.	02/06	05/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a specified amount.  Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $9,984.  The real estate taxes paid were calculated by multiplying New Forest Crossing’s assessed value by a tax rate of 3.69%.  The property is newly constructed so there is no annual rental per square foot data for the last five years.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2009	—	—	—	—
2010	—	—	—	—
2011	4	8,916	166,857	38.49%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $4.6 million.

The Shops at Sherman Plaza.  MB REIT anticipates purchasing a newly constructed shopping center known as The Shops at Sherman Plaza containing approximately 152,187 gross leasable square feet, approximately 142,150 of which will be owned in fee and approximately 10,037 of which will be leased from the City of Evanston.  The term of the City of Evanston lease is forty years.  MB REIT will pay rent pursuant to this lease in an amount equal to approximately 20% of the rent from subtenants that sublease this space from MB REIT.  The closing of the purchase of this property by MB REIT is conditioned upon receipt of the consent of the City of Evanston.

The property is located at 1620 Sherman Avenue in Evanston, Illinois in the metropolitan Chicago retail market and the North Suburbs submarket.  Construction on The Shops at Sherman Plaza was completed in late summer 2006.  As of November 15, 2006, approximately 135,950 square feet of the property, which represents 89% of the gross leasable square footage, was leased to ten tenants.  Of this amount, approximately 111,694 square feet, which represents 73% of the gross leasable square footage, was occupied by seven tenants.  The property competes with at least five other retail centers in its submarket for sales, tenants or both.

MB REIT anticipates purchasing this property from an unaffiliated third party, Sherman Plaza Partners, LLC, for approximately $55 million in cash.  Approximately $10.8 million of the purchase price would be held in escrow for a potential earnout to the seller.  Approximately 24,256 square feet of leased and unoccupied space and 16,237 square feet of unleased and unoccupied space would be subject to the earnout.  Earnout funds held in escrow will be released to the seller for up to eighteen months when a lease has been approved by MB REIT, the tenant has moved into the leased space, payment of rent has commenced and tenant has provided an acceptable estoppel certificate.  The amount paid pursuant to the earnout may vary from the amount held in escrow to the extent the actual base rent differs from the projected base rent amount; however, in no event will the amount paid be more than 110% of the escrow amount.

The Lincoln National Life Insurance Company (hereinafter referred to as “Lincoln”) has a right of first refusal to purchase the property, and the closing of the purchase of the property by MB REIT is conditioned on Lincoln’s waiver of this right.  Lincoln has agreed to waive this right contingent upon payment by the seller to Lincoln of $5.25 million not later than December 22, 2006.  Upon the request of seller, MB REIT has agreed to loan (the “Sherman Closing Loan”) the seller at the initial closing an amount equal to the difference between the proceeds from the initial closing and the amount necessary to satisfy any outstanding amounts under the Lincoln credit facility, provided that in no event will the Sherman Closing Loan exceed $5.5 million.  The Sherman Closing Loan would be evidenced by a promissory note that will bear interest at 9% per annum and will have an eighteen month maturity.  Tim Anderson and Jim Klutznick, owners of the seller, will jointly and severally guarantee the obligations of seller under the Sherman Closing Loan, and these obligations will also be secured by the right of seller to any earnout proceeds and any rent paid for space subject to the earnout prior to the earnout closing for that space.

Two tenants, Barnes & Noble and L.A. Fitness, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent Per
	Approximate	% of	Square
	GLA Leased	Total	Foot Per		Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)		Options	Beginning	To
Barnes & Noble (1) (2)	30,034	20	21.64		2/5 yr.	03/06	08/16

L.A. Fitness (3)	53,322	35	20.00		3/5 yr.	01/07	12/09
			21.00			01/10	12/13
			22.00			01/14	12/16
			24.20	(4)		01/17	01/22

(1)  This tenant occupies 30,105 square feet but is only obligated to pay for 28,564 square feet because 1,451 square feet of stairway within the space is not subject to rent.

(2)  This tenant’s lease term commenced in March 2006, but the lease did not require the tenant to begin paying rent until September 2006.

(3)  This tenant’s lease term commenced in August 2006, but the lease did not require the tenant to begin paying rent until January 2007.

(4)  This tenant’s rent during this period will be adjusted proportionately with the increase in the Consumer Price Index over the previous three-year period, if such increase is less than the 10% increase reflected in the table.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $175,354.  The real estate taxes paid were calculated by multiplying The Shops at Sherman Plaza’s assessed value by a tax rate of 7.83%.  The property is newly constructed so there is no annual rent per square foot data for the last five years.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	3,350	72,863	2.23%
2015	—	—	—	—

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $41.3 million.

State Street Market.  MB REIT anticipates purchasing a fee simple interest in a retail center known as State Street Market.  MB REIT anticipates purchasing this property from an unaffiliated third party, Market Shopping Center LLC, for approximately $19 million in cash.  The retail center contains approximately 193,777 gross leasable square feet.  The center is located at 6380 East State Street in Rockford, Illinois.  As of November 15, 2006, this property was 100% occupied, with a total of six tenants.  The property competes with at least four other retail centers in the Rockford retail market for sales, tenants or both.

Three tenants, Dick’s Sporting Goods, PetSmart and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Dick’s Sporting Goods	60,000	31	10.25	3/5 yr.	05/06	04/11

PetSmart	26,507	14	10.00	4/5 yr.	02/02	01/07
			10.50		02/07	01/12

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Burlington Coat Factory	72,720	37	7.25	4/5 yr.	08/05	08/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with two tenants only require the tenants to pay these expenses in excess of a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $419,800.  The real estate taxes paid were calculated by multiplying State Street Market’s assessed value by a tax rate of 10.78%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	1	18,800	155,100	8.88%
2010	2	82,740	604,350	37.96%
2011	1	60,000	615,000	62.26%
2012	2	32,507	372,824	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at State Street Market expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.75
2004	100%	8.67
2003	100%	8.67
2002	100%	8.67
2001	100%	8.57

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $14 million.

acquire this property and our affiliate has terminated the property on this portfolio of property acquisitions.

Financing Transactions

Lincoln Village.  On December 1, 2006, two subsidiaries of Inland American, Inland American Chicago Lincoln, L.L.C. and Inland American Chicago Lincoln II, L.L.C., (referred to herein collectively as “IACL”), entered into loan documents as the borrower of approximately $22.0 million from Bear Stearns Commercial Mortgage, Inc. (referred to herein as “Bear Stearns”).  IACL’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Village located at 6201 North Lincoln Avenue in Chicago, Illinois.  IACL also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of IACL related to the property.  Lincoln Village was acquired by us on October 13, 2006.

The loan bears interest at the rate of 5.321% per annum.  IACL is required to make monthly interest-only payments of approximately $97,707 until the loan matures on December 1, 2016.  Upon maturity, IACL is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  IACL may, in certain circumstances, after January 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. IACL is also required to contribute periodically to a required repair fund, a tax and insurance escrow fund, a replacement reserve fund, and a ground rent escrow fund. The failure to make certain of the required contributions is an event of default, and the amounts in the reserve funds are security for payment of the loan. IACL must also comply with the terms and conditions of an asbestos operations and maintenance program. A material failure to so comply also would constitute an event of default under the loan documents.  If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted IACL.  In connection with the loan, IACL has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  We, as sole member of IACL, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of IACL, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by IACL of the environmental indemnity agreement.  We also have agreed to guarantee full payment of the obligations by IACL under the loan documents upon the occurrence of certain bankruptcy or insolvency events of IACL.

Buckhorn Plaza.  On November 21, 2006, a subsidiary of MB REIT, MB Bloomsburg Buckhorn DST (referred to herein as “MBBB”), entered into loan documents as the borrower of approximately $9 million from Bear Stearns.  MBBB’s obligations are secured by a first priority mortgage on the property commonly known as Buckhorn Plaza located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania.  MBBB also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBBB related to the property.  Buckhorn Plaza was acquired by MB REIT on August 30, 2006.

The loan bears interest at the rate of 5.993% per annum.  MBBB is required to make monthly interest-only payments of approximately $45,072 until the loan matures on December 1, 2016.  Upon maturity, MBBB is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBBB may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBBB.  In connection with the loan, MBBB has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBBB, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBBB, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBBB of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBBB under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBBB and payment of MBBB’s $2.2 million contingent obligation under the earnout agreement executed in connection with its purchase of Buckhorn Plaza.

Washington Mutual Bank Building.  On November 21, 2006, a subsidiary of MB REIT, MB Arlington Collins Limited Partnership (referred to herein as “MBAC”), entered into loan documents as the borrower of approximately $20.1 million from Bear Stearns.  MBAC’s obligations are secured by a first priority mortgage on the property commonly known as Washington Mutual Bank Building, located at 3801 South Collins in Arlington, Texas.  MBAC also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBAC related to the property.  Washington Mutual Bank was acquired by MB REIT on October 20, 2006.

The loan bears interest at the rate of 5.943% per annum.  MBAC is required to make monthly interest-only payments of approximately $99,620 until the loan matures on December 1, 2016.  Upon maturity, MBAC is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBAC may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. MBAC must also comply with the terms and conditions of an asbestos operations and maintenance program. A material failure to so comply would also constitute an event of default under the loan documents.  If an event of default occurs, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBAC.  In connection with the loan, MBAC has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBAC, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBAC, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBAC of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBAC under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBAC.

The Market at Hilliard.  On November 9, 2006, a subsidiary of MB REIT, MB Columbus Hilliard, L.L.C., (referred to herein as “MBCH”), entered into loan documents as the borrower of approximately $11.2 million from Bear Stearns.  MBCH’s obligations are secured by a first priority mortgage on the property commonly known as The Market at Hilliard located at 1852 Hilliard Rome Road in Hilliard, Ohio.  MBCH also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCH related to the property.  The Market at Hilliard was acquired by MB REIT on July 11, 2006.

The loan bears interest at the rate of 5.963% per annum.  MBCH is required to make monthly interest-only payments of approximately $55,754 until the loan matures on December 1, 2016.  Upon maturity, MBCH is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBCH may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCH.  In connection with the loan, MBCH has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBCH, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBCH, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCH of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBCH under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCH.

Dulles Executive Office Plaza.  On August 30, 2006, a subsidiary of MB REIT, MB Herndon, L.L.C. (referred to herein as “MB Herndon”), entered into an agreement to borrow approximately $68.8 million from Bear Stearns.  MB Herndon’s obligations are secured by a first priority mortgage on the property commonly known as Dulles Executive Office Plaza, located at 13530 and 13560 Dulles Technology Drive in Herndon, Virginia.  MB Herndon also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MB Herndon related to the property.  MB REIT acquired Dulles Executive Office Plaza on July 25, 2006.

The loan bears interest at the rate of 5.851% per annum.  MB Herndon is required to make monthly interest-only payments of approximately $335,214 until the loan matures on September 1, 2016.  Upon maturity, MB Herndon is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MB Herndon may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MB Herndon.  In connection with the loan, MB Herndon has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MB Herndon, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MB Herndon, such as the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MB Herndon of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MB Herndon under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MB Herndon.

Lincoln Mall.  On August 9, 2006, a subsidiary of MB REIT, MB Lincoln Mall L.L.C. (referred to herein as “MBLM”), entered into an agreement to borrow approximately $33.8 million from Bear Stearns.  MBLM’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Mall, located at 620 George Washington Highway in Lincoln, Rhode Island.  MBLM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBLM related to the property.  MB REIT acquired Lincoln Mall on May 31, 2006.

The loan bears interest at the rate of 5.275% per annum.  MBLM is required to make monthly interest-only payments of approximately $148,733 until the loan matures on September 1, 2013.  Upon maturity, MBLM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MBLM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBLM.  In connection with the loan, MBLM has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBLM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MBLM, such as the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBLM of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MBLM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBLM.

Canfield Plaza.  On August 7, 2006, a subsidiary of MB REIT, MB Canfield Main L.L.C. (referred to herein as “MBCM”), entered into an agreement to borrow approximately $7.6 million from Bear Stearns.  MBCM’s obligations are secured by a first priority mortgage on the property commonly known as Canfield Plaza, located at 525 East Main Street in Canfield, Ohio.  MBCM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCM related to the property.  MB REIT acquired Canfield Plaza on April 5, 2006.

The loan bears interest at the rate of 5.225% per annum.  MBCM is required to make monthly interest-only payments of approximately $32,983 until the loan matures on September 1, 2013.  Upon maturity, MBCM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1,

2009, MBCM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCM.  In connection with the loan, MBCM has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBCM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MBCM, such as, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCM of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MBCM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCM.

Brooks Corner.  On June 29, 2006, a subsidiary of MB REIT, MB San Antonio Brooks Limited (referred to herein as “MBSBL”), entered into an agreement to borrow approximately $14.3 million from Allstate Life Insurance Company (referred to herein as “Allstate”).  MBSBL’s obligations are secured by a first priority mortgage on the property commonly known as the Brooks Corner Shopping Center, located at 3143 SE Military Road in San Antonio, Texas.  MBSBL also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSBL related to the property.  MB REIT acquired Brooks Corner on June 26, 2006.

The loan bears interest at the rate of 5.38% per annum.  MBSBL is required to make interest-only payments on a monthly basis in the approximate amount of $64,003.17 until the loan matures on June 1, 2011.  Upon maturity, MBSBL will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After July 1, 2007, MBSBL may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Allstate may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSBL, may be liable for the obligations of MBSBL under the loan documents.  In connection with the loan, MBSBL has agreed to indemnify Allstate against losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSBL and MB REIT jointly and severally have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Ahold Portfolio – Principal Commercial Funding, LLC and Principal Life Insurance Company.  On June 8, 2006, wholly owned subsidiaries of four of the Ahold Joint Venture entities (collectively referred to herein as “Principal Borrowers”) entered into an agreement to borrow a total of approximately $35.5 million from Principal Commercial Funding, LLC and Principal Life Insurance Company (collectively referred to herein as the “Principal Lenders”).  Each of the Principal Borrower’s

obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Principal Borrowers also granted a security interest to the Principal Lenders and their successors and assigns, in, among other things, certain tangible and intangible personal property interests of the Principal Borrowers related to the properties.  We acquired the Ahold Portfolio properties held by the Principal Borrowers on June 8, 2006.

The Principal Borrowers’ loans bear interest at the rates of 5.17% per annum through maturity on July 1, 2013.  The Principal Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $18,465.52 to $49,679.39 beginning on August 1, 2006, until the loans mature.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Provided there is no event of default and after the “lockout Date,” defined as (1) the date which is one year after the date of securitization or (2) the date which is two years after the date of the first full debt service payment, the Principal Borrowers may, with not less than 30 days prior written notice, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, the Principal Lenders may, subject to the customary cure rights granted to the Principal Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

We have agreed to indemnify the Principal Lenders, or their successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the properties.  We also have agreed to guaranty the obligations of the Principal Borrowers under the loan documents, including the environmental indemnity given by the Principal Borrowers.

Ahold Portfolio – Nomura Credit & Capital, Inc.  On June 8, 2006, wholly owned subsidiaries of four of the Ahold Joint Venture entities (collectively referred to herein as the “Nomura Borrowers”) entered into agreements to borrow a total of approximately $41.5 million from Nomura Credit & Capital, Inc. (referred to herein as “Nomura”).  Each of the Nomura Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Nomura Borrowers also granted a security interest to Nomura Credit & Capital, Inc., its successors and assigns in, among other things, certain tangible and intangible personal property interests of the Nomura Borrowers related to the properties.  We acquired the Ahold Portfolio properties held by the Nomura Borrowers on June 8, 2006.

The Nomura Borrowers’ loans bear interest at rates ranging from 5.01% to 5.17% per annum.  The Nomura Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $34,936.68 to $54,943.06 beginning on August 1, 2006, until the anticipated repayment date of June 11, 2011, or if the loans are extended pursuant to their respective loan agreements, until the loans mature on June 11, 2031. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Except as otherwise provided in the loan documents, the Nomura Borrowers shall not have the right to prepay the Loan in whole or in part prior to the permitted prepayment date, which is the eleventh day of the month occurring after the date which is three years following securitization of the loan.   After the permitted prepayment date, the Nomura Borrowers may, after providing Lender with written notice, prepay the unpaid principal balance of the loan in whole, but not in part, along with a prepayment fee.  The Nomura Borrowers may prepay the loan ninety days prior to the maturity date without premium, which prepayment shall be paid on a regularly scheduled payment date.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under any of the loans, Nomura may, subject to the customary cure rights granted to the Nomura Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

We have agreed to indemnify Nomura, or its successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the Ahold Portfolio properties.  We also have agreed to guaranty the obligations of the Nomura Borrowers under the loan documents, including the environmental indemnity given by the Nomura Borrowers.

Shakopee Shopping Center.  On May 25, 2006, a subsidiary of MB REIT, MB Shakopee Vierling L.L.C. (referred to herein as “MBSV”), entered into an agreement to borrow approximately $8.8 million from Allstate.  MBSV’s obligations are secured by a first priority mortgage on the property commonly known as the Shakopee Shopping Center, located at 1698 Vierling Drive in Shakopee, Minnesota. MBSV also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSV related to the property.  MB REIT acquired the Shakopee Shopping Center on April 6, 2006.

The loan bears interest at the rate of 5.30% per annum.  MBSV is required to make interest-only payments on a monthly basis in the approximate amount of $38,867 until the loan matures on May 1, 2011.  Upon maturity, MBSV will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After June 1, 2007, MBSV may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Allstate may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSV, may be liable for the obligations of MBSV under the loan documents.  In connection with the loan, MBSV has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSV and MB REIT jointly and severally have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Southgate Apartments.  On April 21, 2006, a subsidiary of MB REIT, MB Louisville Southgate, L.L.C. (referred to herein as “MBLS”), entered into an agreement to borrow approximately $10.725 million from Merrill Lynch Mortgage Lending, Inc. (referred to herein as “Merrill Lynch”).  MBLS’s obligations are secured by a first priority mortgage on the property commonly known as the Southgate Apartments, located at 10960 Southgate Manor Drive in Louisville, Kentucky.  MBLS also granted a security interest to Merrill Lynch in, among other things, all of the personal property owned by MBLS at the property.  MB REIT acquired Southgate Apartments on March 2, 2006.

The loan bears interest at the rate of 5.413% per annum.  MBLS is required to pay interest only on a monthly basis in the amount of $48,379 until the loan matures on May 1, 2016.  After May 1, 2016,

MBLS is also required to pay Merrill Lynch any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBLS may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Merrill Lynch securitizes the loan.  Merrill Lynch is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to May 1, 2016, and through the maturity date, MBLS may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Merrill Lynch may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBLS has also agreed to indemnify Merrill Lynch against losses suffered by Merrill Lynch arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBLS under the loan documents, including the environmental indemnity given by MBLS.

Thermo Process Systems Facility.  On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as “MBSLG”), entered into a loan agreement to borrow approximately $8.2 million from Nomura.  MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility, located at 1410 Gillingham Lane in Sugar Land, Texas.  MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property.  MB REIT acquired the Thermo Process Systems facility on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum.  MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031.  After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLG may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

Monadnock Marketplace.  On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as “MBKM”), entered into an agreement to borrow approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as “PCF”).  MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace, located at 20 Ashbrook Road in Keene, New Hampshire.  MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property.  MB REIT acquired the Monadnock Marketplace property on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity.  MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity.  MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (1) one year after PCF securitizes the loan or (2) two years after the date of the first full debt service payment.  PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Bridgeside Point Office Building.  On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as “MBPB”), entered into an agreement to borrow approximately $17.3 million from Nomura.  MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building, located at 100 Technology Drive in Pittsburgh, Pennsylvania.  MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property.  MB REIT acquired the Bridgeside Point Office Building on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum.  MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031.  After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property.  Inland Western Retail Real Estate Trust, Inc., or Inland Western, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.

Triangle Center.  On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as “MBLT”), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”).  MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center, located at 1305 Ocean Beach Highway in Longview, Washington.  MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property. MB REIT acquired Triangle Place on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum.  MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011.  MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan.  LaSalle is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property.  Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million.

Competition

We are subject to significant competition in seeking real estate investments and tenants.  We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from other real estate investment programs, including other REITs sponsored by IREIC, for investments that may be suitable for us.  Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than we do.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Repairs and Improvements

Unless otherwise noted herein, we do not intend, in the next several years, to make significant repairs and improvements to any of the real estate assets that we currently own or that we intend to acquire. However, if any repairs or improvements are made to these properties, the tenants will be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases, except as otherwise herein noted.

Insurance

We believe that all of the properties that we currently own or that we intend to acquire are, or will be, adequately insured.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis relates to the three and nine months ended September 30, 2006 and the year ended December 31, 2005 and the period from October 4, 2004 (inception) to December 31, 2004.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are stated in thousands, except per share amounts.  A discussion of activity for the three and nine months ended September 30, 2005 and for the period from October 4, 2004 (inception) to December 31, 2004 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Executive Summary

As noted herein, Inland American Real Estate Trust, Inc. was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada.

As of September 30, 2006, subscriptions for a total of approximately 93.7 million shares had been received from our “best efforts” offering, which includes 20,000 shares issued to our sponsor.  In addition, we sold approximately 1.2 million shares through our DRP as of September 30, 2006.  As a result of these sales, we have raised a total of $947,857 of gross offering proceeds as of September 30, 2006.

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with U.S. generally accepted accounting principles or GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease.  We anticipate collecting all cash rent due over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We don’t expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.  As of September 30, 2006, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities

We consider APB 18: The Equity Method of Accounting for Investments in Common Stock, SOP 78-9: Accounting for Investments in Real Estate Ventures, Emerging Issues Task Force (“EITF”) 96-16: Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights, FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”) and EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,.” to determine the method of accounting for each of our partially-owned entities.  In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable both entities to qualify as a real estate investment trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its “REIT taxable income” to its stockholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders.  If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

Liquidity and Capital Resources

General

Our principal demand for funds has been to invest in joint ventures including MB REIT, to pay operating and expenses associated with the offering and to make distributions to our stockholders. Generally, cash needs for items other than our investment in MB REIT and the other joint ventures have been funded from:

•                                          the net proceeds from the public offering of our shares of common stock;

•                                          from interest and investment income earned on our investment in marketable securities;

•                                          distributions from MB REIT and our other joint venture investments; or

•                                          advances or contributions from our sponsor.

Our current offering of shares of common stock expires on August 31, 2007 unless extended.  As noted herein, through September 30, 2006, we had sold a total of 93,683,497 shares in the primary offering and 1,152,634 shares pursuant to the offering of shares through the dividend reinvestment plan leaving us with approximately 406,316,503 shares available for sale in the primary offering and 38,847,366 shares through the dividend reinvestment plan.  We may also generate additional capital through borrowings secured by existing or future properties.  All of our fee simple interests in properties are owned through our joint venture investments.  As a matter of policy, we limit our total indebtedness to approximately 55% of the combined fair market value of our assets on a consolidated basis.  For these purposes “fair market value” of each asset will be equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  As of September 30, 2006, we had borrowed approximately $777,956 equivalent to 45% of the combined fair market value of these assets on a consolidated basis.  As of December 31, 2005, we had borrowed approximately $214,000 equivalent to 28% of the combined fair market value of our assets on a consolidated basis.  We may also generate additional capital through borrowings on an unsecured basis and from income generated from our existing real estate investments and investments in marketable securities.  We believe these various sources of cash will provide us with sufficient monies to pay our operating expenses, fund our capital contributions to MB REIT and to pay distributions to our stockholders at the existing rate for the foreseeable future.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Liquidity

Offering

As of September 30, 2006, subscriptions for a total of 93,683,497 shares in the primary offering had been received and accepted, resulting in gross proceeds of $936,835.  We have also sold an additional 1,152,634 shares pursuant to the DRP increasing the gross offering proceeds to $947,857.

As of December 31, 2005, subscriptions for a total of 9,866,224 shares had been received and accepted, resulting in gross proceeds of $98,600, not including 7,610 shares sold pursuant to the DRP as of December 31, 2005.  As a result of the DRP sales, we had received a total of $98,613 of gross offering proceeds as of December 31, 2005.

As of September 30, 2006, we had incurred $101,681 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding such commissions and fees, which were $12,280 as of September 30, 2006, in excess of 4.5% of the gross offering proceeds. As of September 30, 2006, organization and offering expenses, excluding commissions and fees, did not exceed the 4.5% limitation. We anticipate that these costs will not exceed this limitation upon completion of the offering.

As of December 31, 2005, we had incurred $13,147 of offering and organization costs, of which $2,709 was advanced by our sponsor.  As of December 31, 2005, organization and offering expenses did not exceed the 4.5% limitation.

MB REIT Capital Contribution Requirements

We are required to invest $1,200,000 in MB REIT by March 31, 2007.  As of September 30, 2006, we have invested a total of $450,000 into MB REIT for 352,667 shares of MB REIT common stock equivalent to 94% of its outstanding common stock.  MB REIT will use additional capital contributed by us plus borrowings secured by new or existing properties to fund additional investments in real estate.  MB REIT is obligated to repurchase the series C preferred shares owned by Inland Western by January 31, 2007 in the amount of $264,000.

Mortgage Debt

As of September 30, 2006, on a consolidated basis, we had mortgage debt secured by thirty properties totaling approximately $777,956, which excludes mortgage discounts net of accumulated amortization of $3,764 as of September 30, 2006.  These debt obligations require monthly payments and bear interest at a range of 4.83% to 6.01% per annum.  As of September 30, 2006, the weighted average interest rate on the mortgage debt was 5.13%.

As of December 31, 2005, MB REIT had obtained mortgage debt secured by three properties totaling approximately $213,600.  These debt obligations require monthly payments of interest only and bear interest at a range of 4.88% to 4.995% per annum.

We have entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties we own or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of September 30, 2006, we have approximately $8,500 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $565,000 in principal.

On December 27, 2005, we entered into a rate lock agreement with Bear Stearns Commercial Mortgage, Inc. which can be used to finance properties acquired by us or MB REIT.  We paid a rate lock deposit of $2,000 to lock the interest rate at 5.321% for a period of 90 days for $100,000 in principal.  We entered into the rate lock to secure the interest on mortgage debt to be identified as debt is placed on properties we currently own or will purchase in the future.  The deposit is applied to the mortgage funding as they occur.

On February 21, 2006, MB REIT entered into a rate lock agreement with Merrill Lynch Mortgage Lending.  MB REIT paid a rate lock deposit of $107 to lock the interest rate at 5.413% for a period of 90 days for $10,725 in principal.  MB REIT entered into the rate lock to secure the interest on mortgage debt it intends to place on Southgate Apartments.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of September 30, 2006, we have recorded a payable of $61,219 for securities purchased on margin against a total securities portfolio of $148,933.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At September 30, 2006, the rates we were paying were in a range of between 5.58% and 5.83%, with a weighted average interest rate of 5.64%.

As of December 31, 2005, we had recorded a payable of $14,097 for securities purchased on margin.  This debt bears variable interest rates ranging between the LIBOR plus 25 basis points and LIBOR plus 50 basis points.  At December 31, 2005, the rates we were paying equaled a range between 5.35% and 5.78%

MB REIT Put/Call Agreement

The put/call agreement entered into with Minto Delaware is considered a free standing financial instrument and is thus accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.”  We may be required to redeem Minto Delaware’s interest in the MB REIT in the following circumstances:

•                                          On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1,276 per share for 207,000 shares of series A preferred stock plus accrued and unpaid dividends.

•                                          On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

•                                          On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, 100% of Minto Delaware’s investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

A DRP which allows stockholders to automatically reinvest cash distributions by purchasing additional shares from us at a price equal to $9.50 per share with no reduction in the gross proceeds for selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program enables existing stockholders with limited, interim liquidity to sell shares back to us.  The prices at which shares may be sold back to us are as follows:

•                                          One year from the purchase date, $9.25 per share;

•                                          Two years from the purchase date, $9.50 per share;

•                                          Three years from the purchase date, $9.75 per share; and

•                                          Four years from the purchase date, a price determined by our board of directors but in no event less than $10.00 per share.

As of September 30, 2006, no shares have been repurchased.

Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the existing and any future offering of common stock and the availability of, and interest rate on, mortgage debt.  Recent increases in interest rates may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Consolidated cash flows from operating activities were $44,846 for the nine months ended September 30, 2006.  Consolidated cash flows from operating activities were $11,500 for the year ended December 31, 2005.

Inland American cash flows provided by operating activities were approximately $14,772 for the nine months ended September 30, 2006 and were generated primarily from interest and dividends and our investment in MB REIT and the JV Properties.  Inland American cash flows provided by operating activities were approximately $1,100 for the year ended December 31, 2005 and were generated primarily from interest and dividend and our investment in MB REIT.

The JV Properties and MB REIT’s cash flows provided by operating activities were approximately $30,074 for the nine months ended September 30, 2006 and are due primarily to operating income from property operations and interest income for the nine months ended September 30, 2006.   MB REIT’s cash flows provided by operating activities were approximately $10,400 for the year ended December 31, 2005.  The net cash provided by operating activities from MB REIT are due primarily to revenues from property operations and interest income for the year ended December 31, 2005.

Cash Flows From Investing Activities

Consolidated cash flows used in investing activities were $831,127 for the nine months ended September 30, 2006.  Consolidated cash flows from investing activities were $810,700 for the year ended December 31, 2005.

Inland American cash flows used in investing activities were approximately $154,399 for the nine months ended September 30, 2006 and were primarily used for the purchase of marketable securities and the funding of a note receivable.  Inland American cash flows used in investing activities were approximately $28,300 for the year ended December 31, 2005 and were primarily used for the purchase of marketable securities.

The JV Properties and MB REIT’s cash flows used in investing activities were approximately $676,728 for the nine months ended September 30, 2006 and were primarily used for the acquisition of eight properties during the nine months ended September 30, 2006.  MB REIT’s cash flows used in investing activities were approximately $782,400 for the year ended December 31, 2005 and were primarily used for the acquisition of thirty-seven properties in 2005.

Cash Flows From Financing Activities

Consolidated cash flows from financing activities were $1,105,061 for the nine months ended September 30, 2006.  Consolidated cash flows from financing activities were $836,200 for the year ended December 31, 2005.

Inland American cash flows provided by financing activities were approximately $784,476 for the nine months ended September 30, 2006.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $762,059.  We generated approximately $47,122 by borrowing against our portfolio of marketable securities.  We paid approximately $17,254 in distributions to our common stockholders, paid approximately $4,597 in loan fee deposits and repaid sponsor advances in the amount of $3,081.

Inland American cash flows provided by financing activities was approximately $103,200 for the year ended December 31, 2005.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $85,700.  We generated approximately $14,000 by borrowing against our portfolio of marketable securities.  We paid approximately $123 in distributions to our common shareholders. Our sponsor has contributed amounts to pay the common shareholder distributions until funds from our operations are adequate to cover distributions.  The sponsor contributed $800 and advanced approximately $2,700 for the year ended December 31, 2005 for the payment of common share distributions and certain of our expenses.

The JV Properties and MB REIT’s cash flows provided by financing activities were approximately $320,585 for the nine months ended September 30, 2006.  The JV Properties and MB REIT generated approximately $319,395 from borrowings secured by mortgages on twenty-seven properties and approximately $40,125 from the issuance of MB REIT preferred and common shares during the nine months ended September 30, 2006.  Also, MB REIT and the JV Properties paid approximately $7,913 for loan fees. MB REIT paid approximately $24,167 in distributions to its common and preferred stockholders during the nine months ended September 30, 2006.

MB REIT’s cash provided by financing activities was approximately $733,000 for the year ended December 31, 2005.  MB REIT generated approximately $213,600 from the issuance of new mortgages secured by three properties, approximately $8,000 is due to related parties, and approximately $517,000 on the issuance of MB REIT common and preferred shares during 2005.  Also, MB REIT paid approximately $3,500 for loan fees and approximately $2,100 in distributions to MB REIT preferred shareholders during 2005.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our, the JV Properties and MB REIT’s real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we and MB REIT borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates.  As of September 30, 2006, the only variable rate debt we had was on the marketable securities.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of September 30, 2006 to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	—	161,000	616,956

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	5.00%	5.17%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,764, net of accumulated amortization, is outstanding as of September 30, 2006.

The table below presents MB REIT’s principal amounts and weighted average interest rates by year and expected maturity as of December 31, 2005 to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	—	—	213,557

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	4.99%

Results of Operations

General

The following discussion is based on our consolidated financial statements for the three and nine months ended September 30, 2006 and for the year ended December 31, 2005.  As of September 30, 2006, all of our property acquisitions, except for the JV Properties and related borrowings have been completed through MB REIT.  As of December 31, 2005, all of our property acquisitions and related borrowings had been completed through MB REIT, which began purchasing properties shortly after we completed the purchase agreement with Minto (Delaware), LLC on October 11, 2005.

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067
September 30, 2006	8	2,386,757	$544,340

Total	64	8,329,738	$1,718,457

Rental Income, Tenant Recovery Income, and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $35,127 and $73,954 for the three and nine months ended September 30, 2006.   Total property revenues were $6,668 for the year and quarter ended December 31, 2005.  The tables below present property revenues by segment.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the JV Properties and MB REIT for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

For the three months ended September 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$26,422	$10,956	$14,610	$406	$470
Straight-line rents	1,280	680	579	21	—
Amortization of acquired above and below market leases, net	325	(84)	409	—	—
Total rental income	$28,047	$11,552	$15,598	$427	$470

Tenant recoveries	6,382	2,232	4,113	37	—
Other income	698	300	347	—	51
Total property revenues	$35,127	$14,084	$20,058	$464	$521

For the nine months ended September 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$58,686	$24,618	$31,848	$1,119	$1,101
Straight-line rents	2,770	1,470	1,240	60	—
Amortization of acquired above and below market leases, net	613	(104)	717	—	—
Total rental income	$62,069	$25,984	$33,805	$1,179	$1,101

Tenant recoveries	11,040	2,386	8,543	111	—
Other income	845	308	423	—	114
Total property revenues	$73,954	$28,678	$42,771	$1,290	$1,215

For the year ended December 31, 2005.

	Total	Office	Retail	Industrial

Property rentals	$5,877	$3,260	$2,455	$161
Straight-line rents	250	140	104	6
Amortization of acquired above and below market leases, net	25	(6)	31	—
Total rental income	$6,152	$3,394	$2,590	$167

Tenant recoveries	509	26	481	2
Other income	7	1	7	—
Total property revenues	$6,668	$3,421	$3,078	$169

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Retail segment property rental revenues are greater than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be passed on to the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect a sales tax from their tenants which we record as other income and operating expense.

Industrial segment rental revenues are less than the office and retail segments because there are only two tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. The two tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Multi-family segment property rental revenues and income are lower than the other segments because MB REIT owned only one property owned in this segment as of September 30, 2006.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to property managers and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $9,618 and $16,740 for the three and nine months ended September 30, 2006, respectively.  Total expenses were $987 for the year ended December 31, 2005.

Effective October 1, 2006, we entered into an agreement with the Captive, which is wholly owned by us and the three other entities previously sponsored by IREIC.  Inland Risk & Insurance Management Services, Inc., an affiliate of The Inland Group, provides services to the Captive.  The Captive was formed to more efficiently manage the respective insurance coverage of the members and the premiums associated with property casualty coverage.  The Captive will annually oversee the purchase of one or more insurance policies from a third party insurer on properties of its members that will be acceptable to all members. Portions of these insurance policies agreed upon by all members will be funded or reimbursed by insurance policies purchased from the Captive by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the Captive will be divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  Each member initially contributed approximately $188 to the Captive in the form of a capital contribution.  The Captive will use this capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the Captive subject to deductibles applicable to each occurrence.  These losses will be paid by the Captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.  We are required to remain as a member of the Captive for a period of five years.

General and Administrative Expenses. General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates of the business manager for maintaining our accounting and investor records, affiliates of the business manager common share purchase discounts, directors and officers insurance, postage, board of directors fees and printer costs.  Our expenses were $1,296 and $3,812 for the three and nine months ended September 30, 2006.  Our expenses were $1,086 for the year ended December 31, 2005, and results from services required as we grow our portfolio of investment properties.  MB REIT’s expenses were $181 for the year ended December 31, 2005.

Depreciation and Amortization.  Depreciation and amortization expense was $13,546 and $30,495 and reflects depreciation on the properties purchased during the year and during 2005 and amortization expense resulting from the amortization of intangible assets for the three and nine months ended September 30, 2006.  MB REIT’s depreciation and amortization expense was $3,459 and is a result of depreciation on the properties purchased during the year in the amount of $2,752 and amortization expense resulting from the amortization of intangible assets and loan fees in the amount of $707 for the year ended December 31, 2005.

The tables below present property operating expenses and real estate taxes, by segment.

For the three months ended September 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family
Operating expenses and real estate taxes	9,618	3,768	5,511	61	278

For the nine months ended September 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family
Operating expenses and real estate taxes	16,740	4,625	11,436	172	507

For the year ended December 31, 2005.

	Total	Office	Retail	Industrial
Operating expenses and real estate taxes	987	277	699	11

Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance.  There are also fewer office properties than retail properties.  Office segment properties purchased during the year ended December 31, 2005 had higher purchase prices than the other segments and therefore, depreciation and amortization expense were higher for the office segment during that period.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and then receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

Industrial segment operating expenses are lower than the other segments because MB REIT only owns two properties as of September 30, 2006 and the tenants have net leases and they are directly responsible for operating costs.  Industrial segment operating expenses were lower than the other segments for the year ended December 31, 2005, as the one tenant had a net lease and they were directly responsible for operating costs but reimbursed the management company for real estate taxes and insurance.

Multi-family segment operating expenses are lower than the office and retail segments because MB REIT only owns one property as of September 30, 2006.

Office and industrial operating margins are better for these segments as compared to the other segments because of the amount of tenants in these segments that have net leases and pay all of their own expenses.

Interest and Dividend Income and Realized Gain on Securities.  Interest income consists of interest earned on short term investments and distributions from investments in REIT shares.  Inland American’s interest and dividend income was $5,534 and $10,880 for the three and nine months ended September 30, 2006, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments.  Inland American’s realized gain on securities was $1,351 and $1,973 for the three and nine months ended September 30, 2006. Interest income for MB REIT was $1,101 and $3,174 for the three and nine months ended September 30, 2006, resulting primarily from interest earned on cash investments.  There is no assurance that we will be able to generate the same level of gains in the future.

Inland American’s interest and dividend income was $334 for the year ended December 31, 2005, and results primarily from interest earned on cash and dividends earned on marketable securities investments. Interest and dividend income for MB REIT was $1,406 for the year ended December 31, 2005, resulting primarily from interest earned on cash investments.  MB REIT’s other income was $2 for the year ended December 31, 2005.

Interest Expense.  Mortgage interest expense was $8,087 and $16,204 for the three and nine months ended September 30, 2006 and reflects the interest paid and accrued on mortgage debt secured by 30 properties owned by MB REIT and the JV Properties.  Interest expense on margin accounts for marketable securities investments was $877 and $1,666 and other interest expense including preferred returns to distribute to investors in the JV Properties was $602 and $944 for the three and nine months ended September 30, 2006.

MB REIT’s mortgage interest was $1,323 for the year ended December 31, 2005 and is due to the financing of three properties during 2005.  Our interest expense on margin accounts for marketable securities investments was $21 and other interest expense was $68 for the year ended December 31, 2005.

Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

For the three months ended September 30, 2006.

	Beginning
	Capital		Income
	Balance	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$(2,311)	$2,311	$264,132
Series B preferred stock (2)	125	(4)	4	125
Series C preferred stock (3)	264,003	(4,658)	4,658	264,003
Common stock (1)	25,190	(262)	(286)	24,642

	$553,450	$(7,235)	$6,687	$552,902

For the nine months ended September 30, 2006.

	Beginning
	Capital		Income
	Balance	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$(6,933)	$6,933	$264,132
Series B preferred stock (2)	125	(12)	12	125
Series C preferred stock (3)	264,003	(13,809)	13,809	264,003
Common stock (1)	27,585	(1,308)	(1,635)	24,642

	$555,845	$(22,062)	$19,119	$552,902

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    income allocation not indicative of income tax allocation.

For the year ended December 31, 2005.

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock	$264,132	$(2,077)	$2,077	$264,132
Series C preferred stock	224,003	(2,108)	2,108	224,003
Common stock	29,348	—	(1,763)	27,585

	$517,483	$(4,185)	$2,422	$515,720

Allocations of profit and loss are made first to series A, B, and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest.  The income allocation for the common stockholders for the three and nine months ended September 30, 2006 was based on the average monthly ownership percentages of the stockholders during the period.  As of September 30, 2006, Inland American and MD’s effective ownership interest of the common stock was 94% and 6%, respectively.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed previously are considered derivative instruments.  The asset and liabilities under these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $237 as of December 31, 2005 and a liability with a value of $23 as of September 30, 2006.  Other income (expense) of ($401) and $214 was recognized for the three and nine months ended September 30, 2006. The value of the put/call arrangements increased from December 31, 2005 to September 30, 2006 due the timing of the arrangements being nine months less and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

The following table shows selected financial data relating to the historical financial condition and results of operations of Inland American, the JV Properties and MB REIT, our controlled and consolidated subsidiaries, as of September 30, 2006 and for the years ended December 31, 2005 and December 31, 2004.

	As of September 30, 2006	As of December 31, 2005	As of December 31, 2004
Total assets
Inland American	$921,548	66,263	731
MB REIT and the JV Properties	$1,431,641	799,588	—
Total	$2,353,189	865,851	731

Mortgages and margins payable
Inland American	$61,219	14,097	—
MB REIT and the JV Properties	$774,192	213,557	—
Total	$835,411	227,654	—

	For the three months ended	For the nine months ended	For the year ended	For the period October 4, 2004 (inception) to
	September 30, 2006	September 30, 2006	December 31, 2005	December 31, 2004

Total income
Inland American	$—	—	—	—
MB REIT and the JV Properties	$35,127	73,954	6,668	—
Total	$35,127	73,954	6,668	—

Total interest and dividend income
Inland American	$5,534	10,880	334	—
MB REIT and the JV Properties	$1,101	3,174	1,406	—
Total	$6,635	14,054	1,740	—

Net income (loss) applicable to common shares (new)	$916	(1,530)	(1,373)	(24)

Funds From Operations (a)	$13,067	24,160	(784)	—

Cash flows provided by (used in) operating activities
Inland American	$12,959	14,772	1,077	(14)
MB REIT and the JV Properties	$13,120	30,074	10,421	—
Total	$26,079	44,846	11,498	(14)

Cash flows (used) in investing activities
Inland American	$(43,069)	(154,399)	(28,340)	—
MB REIT and the JV Properties	$(346,288)	(676,728)	(782,385)	—
Total	$(389,357)	(831,127)	(810,725)	—

Cash flows provided by financing activities
Inland American	$299,692	784,476	103,189	214
MB REIT and the JV Properties	$100,345	320,585	732,966	—
Total	$400,037	1,105,061	836,155	214

Weighted average number of common shares outstanding, basic and diluted	76,848,460	47,631,587	884,058	20,000

(a)                                  One of our objectives is to provide cash distributions to our stockholders from cash generated by our operating activities.  Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO,” which it believes more accurately reflects the operating performance of a REIT.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to “net income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our performance because FFO excludes non-cash items from GAAP net income.  Our management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the three months ended September 30, 2006	For the nine months ended September 30, 2006	For the year ended December 31, 2005
	Net income (loss) applicable to common shares	$916	(1,530)	(1,373)
Add:	Depreciation and amortization related to investment properties	13,546	30,495	3,450
Less:	Minority interests’ share of the above adjustment	1,395	4,805	2,861

	Funds from operations	$13,067	24,160	(784)

Contractual Obligations

The table below presents the consolidated entities’ obligations and commitments to make future payments under debt obligations, and lease agreements as of September 30, 2006.

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$1,294,353	26,058	125,025	330,074	813,196

Ground Lease Payments	$12,737	150	307	311	11,969

The table below presents the consolidated entities’ obligations and commitments to make future payments under debt obligations, and lease agreements as of December 31, 2005.

	Payments due by period
		Less than			More than
Contractual Obligations	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$518,110	10,656	31,969	33,833	441,652

Ground Lease Payments	$11,296	141	432	294	10,429

MB REIT has acquired several properties subject to the obligation to pay the seller additional monies depending on the future performance of the property. MB REIT may be required to pay additional purchase price to the sellers. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, MB REIT will not have any further obligation. Based on pro forma leasing rates, as of September 30, 2006, MB REIT may be obligated to pay as much as $30,872 in the future as vacant space covered by these so-called earnout agreements is occupied and becomes rent producing.  Based on pro forma leasing rates, as of December 31, 2005, MB REIT might have paid as much as $29,228 in the future as vacant space covered by earnout agreements was occupied and became rent producing.  The information in the above table does not reflect these contractual obligations.

The JV Properties and MB REIT are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the business manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.  The JV Properties and MB REIT incurred and paid property management fees of $2,946 for nine months ended September 30, 2006.  MB REIT incurred and paid property management fees of $359 for the year ended December 31, 2005. The fees have been recorded in property operating expenses to related parties for the nine months ended September 30, 2006 and for the year ended December 31, 2005.  No fees remained unpaid as of September 30, 2006 and as of December 31, 2005.  In addition, no asset management fees or reimbursements were due from MB REIT for the year ended December 31, 2005.

After our stockholders have received a non-cumulative, non-compounded return of 5.0% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1.0% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The JV Properties and MB REIT incurred business management fees of $1,200 for the three months ended September 30, 2006, all of which remained unpaid as of September 30, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $1,200, for the nine months ended September 30, 2006.  No fees or reimbursements were due or paid for the year ended December 31, 2005.

Inland American was required to purchase the remaining shares of MB REIT worth approximately $722,000 by December 31, 2006, however on October 27, 2006, the series A preferred stockholders have agreed to extend the obligation to March 31, 2007. In addition, MB REIT was obligated to repurchase the series C preferred in the amount of $264,000 by December 31, 2006, however the series A preferred stockholders have agreed to extend the obligation to January 31, 2007.

If we fail to make the required contributions by March 31, 2007, we will be in breach under the documents governing our investment in the MB REIT entitling Minto Delaware to, among other things, seek damages from us for breach.  Depending on the type of remedies obtained by Minto Delaware if we breach the various investment documents, we may not be able to account for our investment in the MB REIT by consolidating it into our financial statements which could have a material adverse effect on our results of operations and financial condition.  Further, we may no longer be able to control the timing and amount of distributions from the MB REIT which could have a material adverse effect on our ability to pay distributions.  If we fail to make the required contributions, we may, among other things, be required to pay monetary damages to Minto Delaware, which could have a material-adverse effect on our results of operations, financial condition and ability to pay distributions.

Subsequent Events

We paid distributions to our stockholders of $0.05 per share totaling $4,460 in October 2006.

We issued 13,315,188 shares of common stock from October 1, 2006 through October 27, 2006, resulting in a total of 108,151,319 shares of common stock outstanding. As of October 27, 2006, subscriptions for a total of 106,704,608 shares were received and accepted resulting in total gross offering proceeds of $1,067,046 and an additional 1,446,711 shares were issued pursuant to the DRP for $13,816 of additional gross proceeds.

On October 26, 2006, we sold 25% or $10,369 participation interest in a note receivable to Inland Real Estate Corporation (IRC), a related party.  We maintain the risk of non-payment by the borrower.  IRC will receive their pro rata share of interest and loan fees.  After we sold the 25% interest, our note receivable balance is approximately $31,108.

In October 2006, MB REIT paid distributions to Inland Western as the holder of the series C preferred stock of $1,570 and paid distributions of $6,000 to the common stockholders.

We and MB REIT have acquired the following properties during the period October 1, 2006 through October 27, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
10/13	Lincoln Village	2002	40,068	128,962	Borders, Famous Footwear, Panera Bread
10/13	Parkway Centre North	2005	14,880	101,282	Dick’s Sporting Goods, Best Buy, Michaels
10/18	Doral-Waukesha	1990/1991	2,400	43,940	Lang Companies
10/19	500 Hartland	2000	10,801	134,210	AMK Holding, Ltd.
10/20	55th Street	1997/1999	13,500	175,062	Pure-Flo MPC, Inc.
10/20	Washington Mutual-Arlington	1983	38,000	239,905	Providian Bancorp Services
10/23	Industrial Drive	1995	7,379	139,000	Metals USA

MB REIT is obligated under earnout agreements to pay additional funds to certain sellers once space that was vacant at the time MB REIT acquired the property becomes occupied and the tenants begin paying rent.  During the period from October 1, 2006 through October 27, 2006, MB REIT funded earnouts totaling $672 at one of its existing properties.

No mortgage debt financings were obtained during the period from October 1, 2006 through October 27, 2006.

On October 27, 2006 the Series A shareholders of MB REIT signed a letter to extend the date that we are required to invest $1,200,000 into MB REIT to March 31, 2007 and to extend the date that the Series C shareholders are to be redeemed to January 31, 2007.  In addition the series A shareholders also signed a letter to modify the definition of “Adjusted Total Assets” as defined in the MB REIT’s Second Amended and Restated Articles of Incorporation to be equal to the sum of: (A) the Adjusted Total Assets (as calculated under the articles) plus (B) the Company’s cash and cash equivalents (including marketable securities).  For purposes of the prior sentence:  (1) “cash and cash equivalents” shall mean all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, and (2) “marketable securities” shall mean financial instruments and foreign currencies (such as notes, stock, preferred shares, bonds, debentures, options, futures, swaps, rights, warrants and other similar financial assets) which are actively traded on an established securities market, a secondary market or the substantial equivalent thereof.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29, (“SFAS 153”). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured on the fair value of assets exchanged. It eliminates the exceptions for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. The statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.  Adoption of SFAS 153 did not have a material impact on our consolidated financial statements.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143.” FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset. This interpretation is effective no later than the end of fiscal years ending after December 31, 2005. Adoption did not have a material effect on our consolidated financial statements.

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to us and MB REIT for new or modified partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. We have evaluated the effect of this consensus and have concluded it does not have an impact on our consolidated financial statements.

In September 2006, the SEC’s staff issued Staff Accounting Bulletin (SAB) No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  This Bulletin provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  The guidance in this Bulletin must be applied to financial reports covering the first fiscal year ending after November 15, 2006.  We do not believe that implementing the guidance in this Bulletin will have a material effect on our 2006 annual financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  We do not believe that implementing the guidance in this Interpretation will have a material effect on our 2006 annual financial statements.

Inflation

For our investment properties, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions.  Our and MB REIT’s rental income and operating expenses for those properties owned, or to be owned and operated under triple-net leases are not likely to be directly affected by future inflation related to expenses, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants.  The capital appreciation of triple-net leased properties, as well as all properties, is likely to be influenced by interest rate fluctuations.  To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties.  As of December 31, 2005, we owned, on a consolidated basis, seven single-user triple-net leased properties.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of September 30, 2006 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

We monitor interest rate risk using a variety of techniques. The table below presents, as of September 30, 2006, mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	—	161,000	616,956

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	5.00%	5.17%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,764, net of accumulated amortization, is outstanding as of September 30, 2006.

The table below presents, as of December 31, 2005, mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	—	—	213,557

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	4.99%

We did not have any variable rate mortgage debt as of September 30, 2006 or as of December 31, 2005.

We and MB REIT entered into a put/call agreement as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives are required to be recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

DESCRIPTION OF SECURITIES

We are a corporation formed under the laws of the State of Maryland.  Your rights as a stockholder are governed by Maryland law, our articles of incorporation and our bylaws.  The following summarizes the material terms of our common stock as described in our articles and bylaws which you should refer to for a full description.  Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part.  You also can obtain copies of these documents if you desire.  See “Where You Can Find More Information” below.

Authorized Stock

Our articles authorize us to issue up to 1,460,000,000 shares of common stock and 40,000,000 shares of preferred stock.  Upon completing this offering, if the maximum number of 540,000,000 shares is sold, there will be 540,020,000 shares of common stock outstanding and no preferred stock outstanding.  Subject to certain restrictions, our articles contain a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock.  We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the issuance of shares.

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued only in book entry form.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.  We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter.  However, stockholder approval is not required for mergers that are effected through one of our wholly owned subsidiaries, where the consideration to be paid by us in the merger consists solely of cash, unless a party to the merger is an affiliate of our sponsor.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Distributions

We intend to continue paying regular monthly cash distributions to our stockholders.  For the period from August 31, 2005 through November 30, 2006, we have paid cash distributions to our stockholders aggregating approximately $27 million.  We paid cash distributions per share of $0.50 on an annualized basis prior to January 1, 2006 and $0.60 on an annualized basis prior to November 1, 2006.  Effective November 1, 2006, we began paying cash distributions per share equal to $0.61 on an annualized basis, which is equivalent to an annual distribution rate of 6.1% assuming the share was purchased for $10.00 per share.  Because we pay distributions in arrears, the cash distribution paid in December 2006 will be the first to reflect this increase.

For the nine months ended September 30, 2006, we paid cash distributions of approximately $17.3 million.  Approximately $17 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.3 million of the distributions were funded from financing activities including contributions from our sponsor.  For the year ended December 31, 2005, we paid cash distributions of approximately $123,000, all of which were funded from contributions from our sponsor.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Book Entry System

Our articles of incorporation provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board.  As a result, all shares of our common stock are issued only in book entry form.  This means that, except to the extent expressly authorized by our board, we do not issue actual share certificates to any holder of our common stock.  The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs.  Once we accept a subscription to purchase shares of our common stock, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account.  We will send each stockholder a book entry receipt indicating acceptance of his or her subscription.  All issuances of common stock through our distribution reinvestment plan also are made only in book entry form.

Preferred Stock

Subject to certain restrictions set forth in our articles, we may issue shares of our preferred stock in the future in one or more series as authorized by our board.  Prior to issuing the shares of any series, our board is required by Maryland law and our articles to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series.  Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our articles.  The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding change of control restrictions.  We have no current plans to issue any preferred stock.

Issuance of Additional Securities and Debt Instruments

We may issue additional stock or other convertible securities for cash, property or other consideration on such terms as our board deems advisable.  Subject to certain restrictions set forth in our articles, our directors also are authorized to classify, or reclassify, any unissued shares of our preferred stock without approval of the holders of our outstanding securities.  Subject to some restrictions, we may issue debt obligations, including debt with conversion privileges into more than one class of our capital stock on such terms and conditions as determined by our board in its discretion, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock.  Subject to some restrictions, we also may issue warrants, options and rights to buy our common stock on such terms as determined by our board in its discretion, as part of a financing arrangement, or pursuant to stock option plans.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding issuances of additional securities and debt instruments.

Restrictions on Issuance of Securities

We may not issue:

•                                          common stock which is redeemable;

•                                          debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter, is equal to or greater than 1.0.  For these purposes, debt service coverage means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service.  Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

•                                          options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Property Managers, except on the same terms as sold to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% of our outstanding common or preferred stock on the date of grant of any options or warrants unless waived by the board; or

•                                          stock on a deferred payment basis or similar arrangement.

We may not issue nonvoting or assessable common stock or options, warrants or similar evidences of rights to buy nonvoting or assessable common stock unless issued ratably to all holders of common stock, as part of a financing arrangement or as part of a stock plan involving our directors, officers or employees.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our articles, subject to some exceptions, prohibit any person from acquiring or holding, directly or indirectly, more than 9.8% in value or number of the aggregate outstanding shares of common stock.  Our board of directors, in its sole discretion, may exempt a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT or if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our articles prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code.  Our articles further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than one hundred 100 persons will be void.  Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.  The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our common stock occurs that, if effective, would result in any person violating above transfer or ownership limitations, then the number of shares of our common stock causing the person to violate the limitations will be automatically transferred under the provisions of our articles to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code.  The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares.  The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions.  Shares of stock held in the trust will continue to be treated as issued and outstanding.  The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends or distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust.  The voting rights and rights to dividends or distributions will be exercised for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee.  Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of:  (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our articles, of the shares on the day of the event causing the shares to beheld in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.  Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer.  We can accept this offer until the trustee has sold the shares held in the trust.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Our articles require all persons who own more than 5%, or any lower percentage required by the Internal Revenue Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held.  In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit.  In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our articles of incorporation and bylaws.  The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our articles and bylaws.  See “Where You Can Find More Information.”

Business Combinations.  Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder.  Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder.  A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.  The board of directors may condition its approval on the person complying with terms and conditions determined by the board.  Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•                                          80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                                          two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder.  As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Property Managers are exempt from the Maryland business combinations statute.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition.  The Maryland Control Share Acquisition Act prohibits “interested stockholders” from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation’s disinterested stockholders.  Maryland law provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation’s disinterested stockholders, whom the statute defines as: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors.  “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares.  A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty (50) days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares.  If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock.  The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisition is approved or exempted by the articles of incorporation or bylaws of the corporation.  Our articles contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by The Inland Group or any affiliate of The Inland Group, including our Business Manager or Property Managers, of our shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Securities

Outstanding Securities.  Upon the completion of the offering, we expect to have 540,020,000 shares of common stock issued and outstanding including:

•                                          the 20,000 shares purchased by IREIC;

and assuming that:

•                                          we sell all 500,000,000 shares of common stock offered in the “best efforts” portion of this offering;

•                                          we sell all 40,000,000 shares to be issued under our distribution reinvestment plan described in this prospectus; and

•                                          no options are exercised.

All of the common stock we are offering by this prospectus will be free of any restrictions on transfer by any person not otherwise affiliated with the Company, which, in this offering, is deemed an underwriter.  All common stock issued by us in this offering or otherwise will be subject to the restrictions explained under “Description Of Securities – Restrictions on Ownership and Transfer.”

Securities Act Restrictions

Shares of common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.  In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, is entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of: (1) 1% of the then outstanding number of shares; or (2) the average weekly reported trading volume of the common stock on a national securities exchange or national market system during the four calendar weeks preceding each sale.  Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us.  Any person who: (1) is not deemed to have been an affiliate at any time during the three months preceding a sale; and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144.  An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

Independent Director Stock Option Plan

To attract and retain qualified persons to serve as independent directors, we have established an independent director stock option plan.  See “Management – Compensation of Directors and Officers.”  Under the plan, we have the authority to issue options to purchase up to 3,000 shares at $8.95 per share to each person upon becoming an independent director.  The plan also provides us with authority to issue subsequent grants of options to purchase up to 500 additional shares on the date of each annual stockholders’ meeting to each independent director then in office.  We have authorized and reserved a total of 75,000 shares of our common stock for issuance under this plan.  See “Management – Compensation of Directors and Officers” for additional information regarding the independent director stock option plan.  We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on Form S-8 or other appropriate SEC form.

Effect of Availability of Shares on Market Price of Shares

There is no public market for our common stock and no assurance that a public market will develop.  See “Risk Factors – Risks Related to This Offering.”  If a market develops, we cannot predict the effect that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time.  Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities.

Registration Rights

In the future we may grant “demand” or “piggyback” registration rights to persons receiving our common stock in exchange for their equity interests in assets we acquire or properties we acquire. “Piggyback” registration rights allow the holder to have his, her or its shares registered at such time(s) in the future when we would choose to register shares.  “Demand” registration rights permit the holder of the rights to require us to register his, her or its shares at such time(s) in the future as the holder requests.  The terms and conditions of any registration rights agreement will be negotiated and determined in the future.  We could incur substantial expense in connection with filing the necessary registration statements.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF
DIRECTORS AND OFFICERS

Under Maryland law and our articles and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, subject to the limitations contained in our articles, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  We have included this limit on monetary damages in our articles and bylaws.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

Notwithstanding the above, our articles provide that no director or officer may be held harmless for any loss or liability suffered by us unless:

•                                          the director or officer has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                                          the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

In addition to the foregoing, our articles prohibits us from entering into a contract or agreement with our Business Manager or any of its affiliates that includes provisions holding our Business Manager or its affiliate, as the case may be, harmless from loss or liability unless, at a minimum, the aforementioned requirements are included in the contract or agreement and are required to be satisfied.  Notwithstanding the immediately foregoing sentence, the inclusion of these requirements in any contract or agreement between us and our Business Manager or its affiliates will not limit the exposure of the Business Manager or its affiliate, as the case may be.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding claims against our officers and directors.

Notwithstanding the above, we will not indemnify any director, officer, employee or agent for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•                                          there has been a successful defense on the merits of each count involving alleged securities law violations;

•                                          the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In accordance with Maryland law, we will advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•                                          the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf.  We may not, however, pay the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under our articles.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our articles.

We anticipate entering into separate indemnification agreements with each of our directors and officers.  These agreements will require us to indemnify our directors and officers to the fullest extent permitted by our articles and to advance all related expenses including expenses of enforcing the agreement, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  Although indemnification agreements offer the same scope of coverage afforded by our articles and the bylaws, these agreements provide the directors and officers with greater assurance that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our articles of incorporation and bylaws.  Our directors have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on October 4, 2004.  Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on April 26, 2006.  The articles, as so amended and restated, became operative on April 26, 2006.  Our current bylaws were adopted by our board on June 20, 2006, and are effective as of July 1, 2006.  Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

Articles of Incorporation and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law.  Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors – Risks Related to Our Business.”

Stockholders’ Meetings and Voting Rights

Our bylaws require us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders.  The purpose of each annual meeting will be to elect directors and to transact any other business.  The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders.  The secretary must call a special meeting when stockholders holding in the aggregate not less than 10% of our outstanding shares entitled to vote make a written request.  The written request must state the purpose(s) of the meeting and the matters to be acted upon.  The secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting.  Once the stockholders making the request pay these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting.  The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting.  The notice must state the purpose of the meeting.  At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date.  In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum.  The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to take action at the meeting such as electing directors and taking any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our articles.  Any action permitted or required to be taken at a meeting of stockholders may also be taken by written consent of the requisite holders.

Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors.  Our articles currently fix the number of directors at seven.  A majority of these directors must be “independent.”  A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf.  A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.  A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.  Vacancies resulting from the removal of a director by our stockholders must be filled by a majority vote of our stockholders.  Our bylaws require our audit committee to be comprised entirely of independent directors.

Persons must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director.  Our articles provide that at least one of our independent directors must have three years of relevant real estate experience.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

•              amend our articles of incorporation;

•              transfer all or substantially all of our assets other than in the ordinary course of business;

•              engage in mergers, consolidations or share exchanges, except in certain circumstances; or

•              dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets.  See “Description of Securities – Common Stock” for an explanation of instances where stockholder approval is not required.

Under the articles, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them.  For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter.  In the case of a business combination with our Business Manager or Property Managers, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Rights of Objecting Stockholders

As permitted by Maryland law, dissenting holders are typically granted, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of common stock in lieu of receiving securities.  Our articles, however, do not grant stockholders the ability to exercise the rights of an “objecting stockholder.”  As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our articles.  Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger.  Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them.  Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size.  A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records.  If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our articles, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect.  As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Amendment of the Organizational Documents

Our articles may be amended, after approval by our board, by the affirmative vote of a majority of the then outstanding shares of common stock.  Our bylaws may be amended in any manner not inconsistent with the articles by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time upon the approval of a majority of the then outstanding shares of common stock.  Our board will determine when, and if, to:

•              apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•              commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least 2010.  If listing our shares of common stock is not feasible, our board may decide to:

•              sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;

•              continue our business and evaluate a listing of our shares of common stock at a future date; or

•              adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws.  The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting.  However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of persons for election to the board may be made at an annual meeting or a special meeting, but only:

•              in accordance with the notice of the meeting;

•              by or at the direction of our board; or

•              provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A notice of a stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•              not later than ninety days nor earlier than one hundred twenty days prior to the first anniversary of the date of mailing of the notice of the previous year’s annual meeting; or

•              if the date of the meeting is advanced by more than thirty or delayed by more than sixty days from the anniversary date or if an annual meeting has not yet been held, not later than ninety days nor earlier than one hundred twenty days prior to the annual meeting or not later than the ninetieth day prior to the annual meeting or the tenth day following our first public announcement.

A notice of a stockholder proposal to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•              not earlier than one hundred twenty days prior to the special meeting; and

•              not later than the close of business on the later of either:

•              ninety days prior to the special meeting; or

•              ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-ups

Our articles require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the articles as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock.  Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT.  Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction.  A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•              stockholders’ voting rights;

•              our term and existence;

•              sponsor or business manager compensation; or

•              investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors.  Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own.  The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares.  As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.  The assets must be appraised in a consistent manner and the appraisal must:

•              be based on an evaluation of all relevant information;

•              indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•              assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders.  A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•              result in the stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our articles, including any restriction on the frequency of meetings;

•              result in the stockholders having less comprehensive voting rights than are provided in our articles;

•              result in the stockholders having greater liability than provided in our articles;

•              result in the stockholders having fewer rights to receive reports than those provided in our articles;

•              result in the stockholders having access to records that are more limited than those provided for in our articles;

•              include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•              limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•              place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•              accepting the securities of the roll-up entity offered; or

•              one of either:

•              remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

•              receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our articles, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors – Risks Related to Our Business.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average assets or 25% of our net income for that year.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits.  Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses.  Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors.  If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the reason for exceeding the limit.  If our board does not believe that exceeding the limit was justified, our Business Manager must, within sixty days, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates

Our articles also restrict certain transactions between us and IREIC, and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions and our directors as follows:

•              Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the real estate assets is no greater than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable.  In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset.  We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•              Loans.  We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries.  Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.  For these purposes, amounts owed but not yet paid by us under the business management agreement, or any property management agreements, shall not constitute amounts advanced pursuant to a loan.

•              Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.  We also may not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.  We may, however, purchase interests in “publicly-traded entities.”  For these purposes, a “publicly-traded entity” shall mean any entity having securities listed on a national securities exchange.

•              Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

We may not borrow money to pay distributions except as necessary to satisfy the requirement to distribute at least 90% of our “REIT taxable income.”  Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets.  In general, the aggregate borrowings secured by all our assets will not exceed 300% of their combined fair market value.  Any borrowings exceeding this limit must be:

•              approved by a majority of our independent directors; and

•              disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth in our articles have been approved by a majority of our independent directors.  Our articles prohibit our investments in:

•              any foreign currency or bullion;

•              short sales of securities; and

•              any security in any entity holding investments or engaging in activities prohibited by our articles.

In addition, we will observe the following restrictions on our investments as set forth in our articles:

(1)           Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property.  For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

(2)           We will not invest in commodities or commodity future contracts.  This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)           We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value.  This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.  For these purposes, a “publicly-traded entity” means any entity having securities listed on a national securities exchange.  In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Property Managers, directors or their respective affiliates, we must obtain the appraisal from an independent third party.  We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder.  In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

(4)           We will not invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

(5)           We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans.  The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.  This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, which owns, invests in or makes mortgage loans.

(6)           We will not make or invest in any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.

(7)           We will not invest in equity securities unless a majority of our disinterested directors approves the transaction as being fair, competitive and commercially reasonable. This restriction will not apply, however, to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests; (ii) the securities of a “publicly-traded entity,” as defined in clause (3) above, if the purchases are otherwise approved by a majority of our disinterested directors and are effected in a recognized securities market; or (iii) the securities of a REIT or other “real estate operating company” as defined herein.

(8)           We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

(9)           We will neither engage in any short sale of securities nor will we borrow on an unsecured basis if the borrowing will result in asset coverage of less than three 300%.

(10)         A majority of the directors, including a majority of the independent directors, must approve all of our investments in real estate assets.

(11)         We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property.  The value of all of these investments may not exceed 25% of our tangible assets.  The value of all investments in subordinated debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limit.  This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, owning this type of debt.

(12)         We will not engage in trading, as compared with investment, activities.

(13)         We will not engage in underwriting activities, or distribute as agent, securities issued by others.

(14)         We will not invest or acquire interests or securities in any entity or trust formed to complete any Section 1031 Exchange Transaction if the entity or trust was sponsored by Inland Real Estate Exchange Corporation or any of its affiliates.

(15)         We will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (14) except for cash which may be invested on a temporary basis in these entities.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders.  The board may make material changes to our investment policies only by amending our articles of incorporation.  Any amendment to our articles or incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of our common stock.  For purposes of this section under the heading “Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only Inland American Real Estate Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.  No advance ruling has been or will be sought from the Internal Revenue Service regarding any matter discussed in this prospectus.  The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreement.  This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of the investor’s investment or tax circumstances, or to investors subject to special tax rules, such as:

•                                          financial institutions;

•                                          insurance companies;

•                                          broker-dealers;

•                                          regulated investment companies;

•                                          holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•                                          holders of our common stock who hold as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•                                          partnership and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

and, except to the extent discussed below:

•                                          tax-exempt organizations; and

•                                          foreign investors.

See “Risk Factors – Federal Income Tax Risks” for additional discussion.

This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS

OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES.  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

Federal Income Taxation as a REIT

We intend to qualify as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below.  However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex.  The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you.  Shefsky & Froelich Ltd. has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below.  Some of the federal income tax implications of your investment are set forth in the “– Federal Income Taxation of Stockholders” section below.  We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common stock which may be particular to your tax situation.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Code, qualify as a REIT and claim federal income tax deductions for dividends it pays to its stockholders.  Such a corporation generally is not taxed on its net income that is currently distributed to its stockholders.  This treatment substantially eliminates the “double taxation” that a corporation and its stockholders generally bear together.  However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.  We elected REIT status for the taxable year ending December 31, 2005, and have maintained and intend to continue to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

Shefsky & Froelich Ltd. is of the opinion that commencing with the our taxable year that ended on December 31, 2005, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date of the opinion has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT.  This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Shefsky & Froelich Ltd. and representations made to Shefsky & Froelich Ltd. by us as to factual matters.  Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws.  Shefsky & Froelich Ltd. has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws.  Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year.  In addition, this opinion represents Shefsky & Froelich Ltd.’s legal judgment and is not binding on the Internal Revenue Service.

General

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT taxable income as defined Section 857(b)(2) of the Code or REIT capital gain which is distributed to our stockholders.  We will, however, be subject to federal income tax at normal corporate rates on any REIT taxable income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income.  If we fail to satisfy either the 95% gross income test or the 75% gross income test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income that caused us to fail these tests, as described below.  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test.  Furthermore, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each failure.  We also will be subject to a 100% federal income tax on the net income from any “prohibited transaction,” as described below.  In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT taxable income for such year.  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.  While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on our REIT net capital gain income to the extent we do not distribute it in the year we recognize the gain.  We also may be subject to the corporate alternative minimum tax.  Additionally, we will be subject to federal income tax at the highest corporate rate on certain “nonqualifying” income from foreclosure property.  In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

REIT Qualification Tests.  The Code defines a REIT as a corporation, trust or association:

•                                          that is managed by one or more trustees or directors;

•                                          the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•                                          that would be taxable as a domestic corporation but for its status as a REIT;

•                                          that is neither a financial institution nor an insurance company;

•                                          the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•                                          generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or certain entities; and

•                                          that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four conditions and the last condition must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.  We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy the conditions described above, during the relevant time periods.

Although the restrictions on assets held by a REIT (as described below) generally prevents a REIT from owning more than 10% of the stock of an entity by vote or value other than another REIT, the Code provides an exception for ownership of stock in a “qualified REIT subsidiary.” A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, that is wholly owned by a REIT throughout the subsidiary’s existence.  For purposes of the asset and income tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary that we own are treated as owned directly by us.  A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax.  We may hold investments through qualified REIT subsidiaries.  A REIT that is a partner in a partnership generally is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income for purposes of the REIT qualification tests.  We may hold investments through partnership (and other entities, such as limited liability companies, that are treated as partnerships for federal income tax purposes).

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests.  The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years.  In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock).  However, these two requirements do not apply until after the first taxable year an entity elects REIT status.  In addition, our articles of incorporation contain provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying both requirements.  These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above.  If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate.  See “–Failure to Qualify as a REIT.”  Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock.  Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners.  If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

Those stockholders failing or refusing to comply with our written demand are required by the Code to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information.  See “Description of Securities – Restrictions on Ownership and Transfer.”

Asset Tests.  We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets.  After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets.  In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter.  We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities.  Real estate assets include:

•                                          real property (including interests in real property and interests in mortgages on real property);

•                                          shares in other qualifying REITs; and

•                                          any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets.  However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code.  In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75% asset test.  Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75% asset test.

Other Asset Tests.  There are three other asset tests that apply to us.  First, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.  Second, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.  The 5% and 10% asset tests do not apply to certain securities of other REITs and securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below), and the 10% value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT.  Finally, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 20% of the value of our total assets.  We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary’s existence.  All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT.  A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax.  We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary.  Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries.  A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary.  A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa.  As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income.  In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

We own a significant interest in MB REIT which must also satisfy the REIT requirements outlined herein.  Under MB REIT’s organizational documents, if our ownership of capital stock in MB REIT would cause MB REIT not to qualify as a REIT, sufficient shares of capital stock to correct the defect may be transferred from us to a charitable trust.  In addition, if MB REIT fails to qualify as a REIT, we would suffer adverse tax consequences, possibly including loss of status as a REIT.

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% REIT asset test which take into account the REIT’s interest in certain securities issues by the partnership), and to earn its proportionate share of the partnership’s income, for purposes of the asset tests described above (and the gross income tests applicable to REITs as described below).  In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT.  Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements.  Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.  A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax

Aspects of Investments in Partnerships.”  We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

Gross Income Tests.  We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

75% Gross Income Test.  At least 75% of our gross income for the taxable year must result from:

•                                          rents from real property;

•                                          interest on obligations secured by mortgages on real property or on interests in real property;

•                                          gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•                                          dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•                                          other specified investments relating to real property or mortgages thereon; and

•                                          for a limited time, qualified temporary investment income, as defined under the 75% asset test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee.  This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  The Internal Revenue Service issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests described above, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test.  Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law.  If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with Shefsky & Froelich Ltd. that, on the basis of relevant Treasury regulations and Internal Revenue Service rulings, the mezzanine loans should qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of the loans.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

•                                          Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

•                                          The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

•                                          Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property.  However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•                                          Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary.  This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant.  Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (and the 95% gross income test, described below).  Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with Shefsky & Froelich Ltd., are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

The 95% Gross Income Test.  In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from:

•                                          sources which satisfy the 75% gross income test;

•                                          dividends;

•                                          interest; or

•                                          gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test.  We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% gross income test and 95% gross income test.  Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income.  If this relief provision is available, we would remain subject to a tax based upon the amount by which we failed the 75% gross income test or the 95% gross income test.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of:

•                                          the sum of:

•                                          90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                                          90% of the excess of the net income (after tax) from foreclosure property;

•                                          less the sum of certain types of items of non-cash income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                                          declare a dividend before the due date of our tax return (including extensions);

•                                          distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                                          file an election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year.  If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the Internal Revenue Service) within a specified period.

If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion.  Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT taxable income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains.  It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences.  We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to fully provide the necessary cash flow.

Failure to Qualify as a REIT.  If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions.  In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income.  Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate, and corporate taxpayers may be eligible for the dividend received deduction.  The potential “double taxation” results from our failure to qualify as a REIT.  Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement (other than the asset tests and the gross income tests, which relief provisions have been described above) if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure.  We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement.  See “Risk Factors – Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions.  As discussed above, we will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property.  There is an exception to this rule for sales of property that:

•                                          is a real estate asset under the 75% asset test;

•                                          has been held for at least four years;

•                                          has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

•                                          in certain cases, was held for production of rental income for at least four years;

•                                          when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

•                                          in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Foreign Investments.  To the extent that we and our subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to or used by, our stockholders, as a foreign tax credit or otherwise.  Any foreign investments also may generate foreign currency gains and losses.  Foreign currency gains are treated as income that does not qualify under the 75% gross income test or the 95% gross income test, unless certain technical requirements are met.  No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, or that any such gains will not adversely affect our ability to satisfy the REIT qualification requirements.

Derivatives and Hedging Transactions.  We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities.  Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options.  If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95% gross income test, but would be treated as non-qualifying income for purposes of the 75% gross income test.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.  We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries.  No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                                          substantially all of its assets consist of debt obligations or interests in debt obligations;

•                                          more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                                          the entity has issued debt obligations (liabilities) that have two or more maturities; and

•                                          the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.  Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes.  In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply.  The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT.  Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.  The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below.  A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.”  The REIT’s excess inclusion income would be allocated among its stockholders.  A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.  See “— Federal Income Taxation of Stockholders” in this section.  To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%).  The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law.  Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply.  Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax.  In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements.  We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Tax Aspects of Investments in Partnerships

General.  We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.  In general, partnerships are “pass-through” entities that are not subject to federal income tax.  Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership.  We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income.  Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification.  Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the Internal Revenue Service were to assert that a subsidiary partnership is a TMP).  See “General – Taxable Mortgage Pools” in this section.  If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income.  In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “General – Asset Tests” and “– Gross Income Tests,” and in turn could prevent us from qualifying as a REIT.  See “General – Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.  In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the Annual Distribution Requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties.  Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”).  Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.  Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners.  These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock.  As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership.  This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the Annual Distribution Requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders.  As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced 15% maximum federal tax rate to non-corporate taxpayers).  Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis, as capital gain.  Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital.  Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses.  Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status.  Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year.  However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income.  Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.  Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities.  We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon.  In this case, stockholders would include their proportionate share of the gains in income and receive a credit on their returns for their proportionate share of our tax payments.

In general, the sale of common stock held for more than twelve months will produce long-term capital gain or loss.  All other sales of common stock generally will produce short-term gain or loss.  In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s tax basis in the common stock sold.  However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold.  A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements.  A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service.  Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability.  In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us.  See “— Taxation of Foreign Stockholders” in this section.

Taxation of Tax-Exempt Stockholders.  Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts.  If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI.  This rule applies if:

•                                          at least one tax-exempt pension trust owns more than 25% by value of our shares; or

•                                          one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses).  If this percentage is less than 5%, however, none of the dividends will be treated as UBTI.  Because of the restrictions in our articles of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules.  However, because shares of our common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders.  The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates.  These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is “effectively connected” with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% “branch profits tax” under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions were gains “effectively connected” with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•                                          35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder who owns more than 5% of our stock at any time during the one-year period ending on the distribution date (or to all foreign stockholders if the dividend occurs at a time during which our stock is not regularly traded on an established securities market located in the United States) and remit to the Internal Revenue Service; and

•                                          30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder’s entitlement to the benefits of any treaty.

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity once we satisfy the five-year period requirement, and, therefore, the sale of our shares should not be subject to such taxation for foreign stockholders after that date, except as discussed above or in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity. If we do not constitute a domestically controlled qualified investment entity, whether a foreign stockholder’s gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common stock is “regularly traded” on an established securities market and on whether the stockholder owns less than 5% of our common stock through the five-year period ending on the date of the sale. If the gain on the sale of common stock is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Other Tax Considerations

Distribution Reinvestment Plan.  Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends from a REIT. If a stockholder purchases stock through the distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. See “Taxation of Stockholders” in this section. Stock received throughout our distribution reinvestment plan will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State and Local Taxes.  We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals.  You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code.  This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN.  BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•                                          will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

•                                          will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

•                                          will result in UBTI to the benefit plan (see “Federal Income Tax Considerations – Taxation of Stockholders – Taxation of Tax-Exempt Stockholders”);

•                                          will be sufficiently liquid for the benefit plan after taking this investment into account; and

•                                          is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code.  In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.  We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Fiduciary Obligations—Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein.  For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan.  Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Internal Revenue Code.  ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets were deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our Business Manager would, and other employees of our affiliates might, be deemed fiduciaries of any plans investing as stockholders.  If this were to occur, certain contemplated transactions between us, our directors and business manager, and other employees of or affiliates could be deemed to be “prohibited transactions.”  Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and business manager, and possibly to other employees of our affiliates as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets—Definition

A definition of plan assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets.  Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment will generally be deemed to be assets of such a plan unless the entity satisfies one of the exceptions to this general rule.  Generally, the exceptions require that the investment in the entity be one of the following:

•                                          securities issued by an investment company registered under the Investment Company Act;

•                                          “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                                          in which equity participation by “benefit plan investors” is not significant; or

•                                          in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors.  The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans.  We anticipate that we will qualify for this exception since we do not expect to have equity participation by “benefit plan investors” exceeding 25%, which would be deemed to be significant, as defined above.  However, if we are deemed to have significant participation by benefit plan investors we believe that we would qualify for the exemptions discussed below.

Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation.  The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.  Although our shares are intended to satisfy the registration requirements under this definition, the determination of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer.  We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption.  The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less.  The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems.  We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that the requirement is met by our shares.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT.  The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that the securities are “freely transferable.”  The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus.  If our underlying assets are not deemed to be “plan assets,” the problems discussed below are not expected to arise.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.”  We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities.  We intend to devote more than 50% of our assets to the management and development of real estate.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself,

if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption.  Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager of the fiduciary duties mandated under ERISA.  Further, if our assets are deemed to be plan assets, an investment by a plan in our shares might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or affiliates were treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets.  These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.  Alternatively, we might have to provide plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets.  The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code.  These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.  For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets.  Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs.  Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing plans and IRAs.  If we or our affiliates are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares.

Prohibited Transactions—Consequences

ERISA forbids plans from engaging in prohibited transactions.  Fiduciaries of a plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation was willful) penalties.  If the Department of Labor or the Internal Revenue Service determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a plan, compensate the plan for any loss resulting therefrom.  Additionally, the Internal Revenue Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.  For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

Valuation

We will send on an annual basis, to all stockholders subject to ERISA and certain other plan stockholders, a statement of value of the shares.  This statement will report the value of each share of common stock based as of the close of our fiscal year.  No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation.  The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering.  Because this is only an estimate, we may subsequently revise any annual valuation that is provided.

PLAN OF DISTRIBUTION

General

Of the 540,000,000 shares of our common stock offered by this prospectus, we are offering:

•                                          up to 500,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a “best efforts” basis.  Our dealer manager is one of our affiliates.  A “best efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered.  Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

•                                          up to 40,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.

The offering price of our common stock was determined by our board of directors based on the offering price of earlier REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the dealer manager.  See “Risk Factors – Risks Related to This Offering.”  The offering commenced on August 31, 2005.  This offering will end no later than August 31, 2007, unless we elect to extend it to a later date in any jurisdiction that allows us to extend.  We reserve the right to terminate this offering at any time.  Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Our dealer manager is a wholly owned subsidiary of IREIC.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding our dealer manager.  Our dealer manager also was the dealer manager for the offerings made by Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc.  Inland Real Estate Corporation has realized total gross offering proceeds of approximately $713 million through a total of four public offerings.  Inland Retail Real Estate Trust, Inc. raised approximately has realized total gross offering proceeds of approximately $2.4 billion through a total of three public offerings.  As of September 30, 2006, Inland Western Retail Real Estate Trust, Inc. has realized total gross offering proceeds of approximately $4.4 billion through a total of two public offerings.

The following table provides information regarding shares sold in our offering as of December 1, 2006.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	144,596,735	1,445,967,346	151,826,571	1,294,140,775

Shares sold pursuant to our distribution reinvestment program:	1,775,698	16,869,127	—	16,869,127
	146,392,433	1,463,036,473	151,826,571	1,311,209,902

(1)                                  Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)                                  Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)                                  Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, typically LaSalle Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us.  Your investment will not be commingled with any other funds.  We will accept or reject subscriptions within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.

After your initial admission as a stockholder you will not be entitled to interest earned on our funds or to receive interest on your investment.

Subscription Process

The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements.  We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies.  As a result, if the dealer manager or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving these documents electronically.  In any case, however, you may always receive a paper copy upon request.  We will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above.  We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.  If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance.  No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents.  If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•                                          your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•                                          you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Who May Invest,” which appears earlier in this prospectus;

•                                          you are purchasing our common stock for your own account; and

•                                          you acknowledge that our common stock cannot be readily resold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained.  We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Determination of Your Suitability as an Investor

We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you.  The soliciting dealers must determine whether you can reasonably benefit from this investment.  In making this determination, the soliciting dealers will consider whether:

•                                          you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; and

•                                          you have an apparent understanding of:

•                                          the fundamental risks and possible financial hazards of this type of investment;

•                                          that shares of our common stock cannot be readily sold;

•                                          the role of our Business Manager in directing or managing your investment in us;

•                                          the tax consequences of your investment; and

•                                          you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you.  Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you.  Our Business Manager will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

Except for the special sales or volume discounts described later in this section, we pay the dealer manager selling commissions of 7.5% of the selling price of the shares of common stock sold on a “best efforts” basis.  The dealer manager may reallow up to 7% of the selling commissions to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions.  Except for the special sales or volume discounts described later in this section, we pay an additional 2.5% of the gross proceeds from the offering of shares sold on a “best efforts” basis to the dealer manager as a marketing contribution, and we may reimburse the dealer manager an additional 0.5% of the gross proceeds from the offering of shares sold on a “best efforts” basis for its bona fide due diligence expenses and for those of the soliciting dealers.  The dealer manager may, in its discretion, reallow up to 1.5% of the marketing contribution and all or any portion of the due diligence expense allowance to soliciting dealers.   Marketing and due diligence costs paid by the dealer manager on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers. The following table shows the compensation payable to our dealer manager for sale of shares in the “best efforts” portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling Commissions	7.5% of the sale price for each share	$375,000,000
Marketing Contribution	2.5% of the gross offering proceeds	$125,000,000
Due Diligence Expense Allowance	0.5% of the gross offering proceeds	$25,000,000

See “Compensation Table – Actual Compensation” for a summary of the actual compensation that we have paid to our dealer manager through September 30, 2006.

We do not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

•                                          the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;

•                                          the first purchase of common stock by each of Inland Securities or any of its or our directors, officers, employees or affiliates for $8.95 per share; however, the discount on any subsequent purchases of common stock by these entities or individuals may not exceed 5%;

•                                          the purchase of common stock under our distribution reinvestment plan; and

•                                          the issuance of shares in connection with acquiring any entity, property or other real estate asset.

Reallowable 7% selling commissions are not paid in connection with the following special sales:

•                                          the first purchase of common stock by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of common stock by these individuals or entities may not exceed 5%;

•                                          the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and

•                                          the common stock credited to an investor as a result of a volume discount.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790.  We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to our Business Manager to advise you to purchase our common stock.  A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor.  See “How to Subscribe.”

Volume Discounts

Investors making an initial purchase of at least $250,000 worth of common stock (25,000 shares) through the same soliciting dealer will receive a reduction in the reallowable 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

Amount of Selling Commission Volume	Amount of Purchaser’s Investment		Maximum Reallowable Commission
Discount	From	To	Per Share
1%	$250,000	$499,999	6%
2%	$500,000	$999,999	5%
3%	$1,000,000	$2,499,999	4%
4%	$2,500,000	$4,999,999	3%
5%	$5,000,000	$9,999,999	2%
6%	$10,000,000	and over	1%

Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional whole shares.  Selling commissions will not be paid on any whole shares issued for a volume discount.

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commission payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer.  Subscriptions made in this offering will be combined with other subscriptions in this offering for the purposes of computing amounts invested.  Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested.  For these purposes, a “primary household group” includes you, your spouse or “domestic or life partner” and all of your unmarried children under the age of twenty-one.  For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests.

Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine.  If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined.  You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined.  We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis.  If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission.  However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares.  This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint.   For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,000 breakpoint, which will entitle you to a lower sales commission on your $50,000 investment.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

•                                          a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations.  The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable.  The dealer manager and each of the soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock.  See “Who May Invest” and “Plan of Distribution – Determination of Your Suitability as an Investor,” above, for the suitability standards.  Investors who want to purchase shares must proceed as follows:

•                                          Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

•                                          Complete the execution copy of the applicable subscription agreement.  Specimen copies of the subscription agreements, including instructions for completing each agreement, are included in the prospectus as Appendix C-1.

•                                          Deliver a check for the full purchase price of the shares being subscribed for, payable to the entity designated on your subscription agreement, along with the completed subscription agreement to the soliciting dealer.  If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with an escrow agent, typically LaSalle Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us.  Your investment will not be commingled with any other funds.  Subscription proceeds are expected to be released to us as subscriptions are accepted.  We will accept or reject subscriptions within ten days after we receive them.  The name of your soliciting dealer appears on your subscription agreement.

•                                          By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus.  Within ten days, and generally within twenty-four (24) hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription.  If we accept the subscription, we will mail a confirmation within three days.  If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans.  In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering.  A TOD designation transfers ownership of the shares to your designated beneficiary upon your death.  This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares.  This option, however, is not available to residents of the States of Louisiana and North Carolina.  If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E-1 to this prospectus).  The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis.  The letter of instruction will be irrevocable and we will continue to pay business management and advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E-2 to this prospectus) of your election to terminate deductions from your account for the purposes of such business management and advisory fees.

SALES LITERATURE

In addition to, and apart from, this prospectus, we use certain supplemental sales material in this offering.  This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives.  The material also may contain pictures and summary descriptions of properties similar to those we intend to acquire that entities organized and sponsored by IREIC have acquired, or properties that we have acquired.  This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate.  Business reply cards, introductory letters and seminar invitation forms may be sent to the National Association of Securities Dealers members designated by Inland Securities Corporation and prospective investors.  No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies.  Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus.  Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions.  Stockholders who elect to participate in the distribution reinvestment plan authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares.  A participant is not able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limit or will violate any of the other share ownership restrictions imposed by our articles.  Because our articles provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically are issued only in book entry form.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price because of a decrease in costs associated with these issuances.  Common stock is purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock.  Distributions on common stock acquired under the distribution reinvestment plan are paid at the same time that distributions are paid on common stock purchased outside the plan.

Registrar and Transfer Company serves as the plan administrator.  Registrar and Transfer Company administers the plan, keeps records and, as soon as practicable after each distribution payment date, provides each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement.  Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan.  If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan.  We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time.  Following the termination of the offering, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form.  Prospective enrollees will then receive a copy of the prospectus included in that registration statement, once it is declared effective, prior to enrolling in the distribution reinvestment plan.

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing an enrollment form and returning it to the plan administrator.  By signing the enrollment form, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan.  A stockholder may enroll all, or less than all, of the shares registered in his or her name.  If the stockholder’s enrollment form is received by the administrator on or prior to a record date for a distribution payment date, reinvestment of distributions will begin with that distribution payment date.  If the enrollment form is received after the record date for a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date.  Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date.  Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by completing a new enrollment form.

When we declare a distribution, participants are able to purchase shares at a fixed price of $9.50 per share until the earlier of: (1) the increase of the public offering price per share of common stock in the offering from $10.00 per share, if there is an increase; and (2) termination of the offering.  Thereafter, participants may acquire our shares at a price equal to 95% of the “market price” of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange (a “liquidity event”).  For these purposes, market price will mean the last price at which shares were offered by us in a public offering of our shares and until a liquidity event occurs.  If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange or national market system on which our shares are listed or quoted, whichever is applicable, on the distribution payment date.

The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above.  We do not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board.

All shares of common stock held under the plan as of a given record date are entitled to the distributions, if any, that we declare.  However, shares acquired after the record date for a given distribution, but before the distribution payment date, are not entitled to particular distributions until next succeeding record date.

A participant who wishes to transfer whole shares held in the plan must first transfer those shares out of his or her plan account and register the whole shares in his or her name.  Distributions on shares remaining in the plan after a partial transfer will continue to be invested under the plan.  However, if any partial transfer would result in less than twenty-five shares remaining in a participant’s plan account, the request to transfer shares will be considered a request to terminate participation in the plan.  Further, if a participant wishes to pledge, assign or otherwise encumber his or her shares, he or she must first remove those shares from the plan and register the shares in his or her name.

Participants may terminate their participation in the plan at any time.  With the exception of instances where participation is automatically terminated because a participant has less than twenty-five shares remaining in his or her account, as described above, a participant must notify the plan administrator in order to terminate participation in the plan.  However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan.  Upon termination, a participant’s fractional shares will be converted to cash at a price, calculated in the same manner as though shares were being purchased for the participant on a distribution payment date.  We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend or terminate the distribution reinvestment plan at any time without prior notice to participants, but notice will be mailed to participants following the date of the amendment or termination.  Neither we nor our affiliates receive a fee for selling shares through the distribution reinvestment plan.  We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

Stockholders who participate in the distribution reinvestment plan recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan.  These deemed dividends are treated as actual dividends and retain the character and tax effects applicable to all dividends.  In addition, the 5% discount applicable to shares purchased under the distribution reinvestment plan itself are treated as a deemed distribution to the purchaser.  Shares received under the distribution reinvestment plan have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.  See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders” for a full discussion of the tax effects of dividend distributions.

Share Repurchase Program

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us.  Subject to certain restrictions discussed below, we may repurchase whole shares only, from time to time, at the following prices:

•                                          $9.25 per share for stockholders who have owned their shares for at least one year;

•                                          $9.50 per share for stockholders who have owned their shares for at least two years;

•                                          $9.75 per share for stockholders who have owned their shares for at least three years; and

•                                          for stockholders who have owned their shares for at least four years, a price determined by our board of directors but in no event less than $10.00 per share.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in any offering.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares.  The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.  We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board.  Following the repurchase, we will send the stockholder the cash proceeds of the repurchase.

Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available to complete the repurchase.  We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, if any, as the board, in its sole discretion, may reserve for the purpose of funding the share repurchase program.  In the event that our funds exceed the amount necessary to repurchase shares, we may carry over the excess amount to the subsequent calendar month to repurchase shares during that month.  In the event that our funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular month, shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held until next month unless withdrawn.  Subject to funds being available, we will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of outstanding shares of common stock at the beginning of that twelve month period.

Any stockholder that has beneficially owned the shares for at least one year may participate in the share repurchase program with respect to his or her whole shares only.  However, if a stockholder dies prior to owning the shares for one year, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate.  To request repurchase, the stockholder should direct a written request for repurchase to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.  The request must state the name of the person who owns the shares, the date that the subject shares were purchased and the number of shares to be repurchased.  Once we receive this request, we will forward an assignment form to the applicable stockholder.  The requesting stockholder must properly execute the form and return it to us.  All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request and must be fully transferable and not subject to any liens or encumbrances.  In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances.  If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.  The stockholder must notify us in writing if a stockholder wishes to withdraw his or her request to have shares repurchased.  We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw prior to the time we send payment to the applicable stockholder.

The share repurchase program may be suspended or terminated if:

•                                          our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

•                                          our board of directors determines that it is in our best interest to suspend or terminate the share repurchase program.

We may amend or modify any provision of the program at any time in our board’s discretion.  In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change(s) at least thirty days prior to the change(s), and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program.  The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program.

INDIVIDUAL RETIREMENT ACCOUNT PROGRAM

To provide our stockholders with an opportunity to hold their investment in a Traditional, ROTH or SEP individual retirement account, we have entered into an agreement with the First Trust Company of Onaga (FTCO), a Kansas chartered trust company, pursuant to which FTCO will act as custodian for new or current accountholders of a Traditional, ROTH or SEP IRA (referred to herein as a FTCO IRA).  Each FTCO IRA account opened on or after October 16, 2006 will be able to participate in this program if it satisfies the following criteria:

•                                          The initial investment by the FTCO IRA in shares of our common stock must be equal to or greater than $10,000.

•                                          A transferred retirement account to a FTCO IRA must contain an additional investment in shares of our common stock that is equal to or greater than $10,000, exclusive of any investment in our company prior to October 16, 2006.

•                                          Enrollment forms must be submitted directly to FTCO in order to open the FTCO IRA.

Our agreement with FTCO offers a FTCO IRA accountholder the following benefits:

•                                          The FTCO IRA account set up fee of $25 will be waived for those accountholders who purchase $10,000 or more of shares of our common stock to be held in that FTCO IRA.

•                                          The ACH distribution fee of $1 per distribution will be waived.*

•                                          The $15 fee charged for the first purchase of our company shares will be waived.  However, subsequent purchases of our shares by the FTCO IRA will incur a $15 fee which will be charged to the accountholder.*

•                                          The FTCO IRA closing fee has been reduced to $100.  This fee will be charged to the accountholder.*

•                                          The accountholder will receive an annual statement from FTCO.  If an accountholder elects to receive statements on a monthly or quarterly basis, a fee will be charged to the accountholder based on the frequency of statement receipt.  The annual fee to receive monthly statements is $27, and the annual fee to receive quarterly statements is $12.*

•                                          We will pay the annual account fee for a FTCO IRA as long as that FTCO IRA holds shares of our company worth $10,000 or more.*

*Effective January 1, 2007, any FTCO IRA accountholders who made an investment in shares of our common stock prior to October 16, 2006 and whose investment in shares of our common stock transferred to, or otherwise held by, the FTCO IRA is at least $10,000 can take advantage of these benefits.

The FTCO IRA program may be suspended or terminated if:

•                                          our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are the subject of bona fide quotes in the pink sheets; or

•                                          our board of directors determines that it is in our best interest to suspend or terminate the FTCO IRA program.

We may amend or modify any provision of the program at any time in our board’s discretion.  In the event that we amend, suspend or terminate the FTCO IRA program, however, we will send stockholders notice of the change(s) at least thirty days prior to the change(s), and we will disclose the change(s) in an annual, quarterly or current reports that we will file with the Securities and Exchange Commission.

For additional information and forms regarding the establishment of a FTCO IRA account, please contact the First Trust Company of Onaga by phone at 1-800-521-9897 (customer service) or 785-889-4213 (main phone number), by facsimile at 785-889-7169 or by visiting its web site at http://www.ftconaga.com/.

REPORTS TO STOCKHOLDERS

Our Business Manager keeps, or causes to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles.  All of these books of account, together with a copy of our articles, are at all times maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We send an annual report to each stockholder within 120 days following the close of each fiscal year.  Each annual report contains:

•                                          audited income statements and balance sheets for the previous three and two years, respectively or, the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•                                          if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•                                          the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

•                                          our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

•                                          a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

•                                          separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions, occurring in the most recently completed fiscal year.

In addition, unaudited quarterly reports containing the information required by Form 10-Q are submitted to each stockholder within sixty days after the end of the first three fiscal quarters.

At the same time as any distribution, we file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide stockholders with a statement disclosing the source of the funds distributed.  If the information is not available when the distribution is made, we provide a statement setting forth the reasons why the information is not available.  In no event is the information provided to stockholders more than sixty days after we make the distribution.

Within sixty days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a real estate asset, we submit a report to each stockholder containing:

•                                          a description of the asset;

•                                          the terms of any material leases affecting the property; and

•                                          the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan.

In addition, we send a report to each stockholder and notify prospective investors when our Business Manager believes a real estate asset will “probably” be acquired.

After completing our last acquisition, our Business Manager will, upon request, send a schedule to the Commissioner of Corporations of the State of California.  The schedule, verified under the penalty of perjury, will reflect: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles.  We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to stockholders pursuant to our articles or any applicable law or regulation.

We submit appropriate tax information to the stockholders within thirty-one (31) days following the end of each fiscal year but we do not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders.  However, the reconciling information is available in our office for inspection and review by any interested stockholder.  At the same time we send the appropriate tax information to stockholders, we provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year.  This individual statement includes any purchases of shares under the distribution reinvestment plan.  Stockholders requiring reports on a more frequent basis may request these reports.  We make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus.  This notice describes our current privacy policy and practices.  Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions certain fees or other compensation for providing services to us.  These arrangements were not determined by arm’s length negotiations.  In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager, Property Managers and Inland Real Estate Acquisitions may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.  Set forth below is a brief summary of the material terms of our agreements with our Business Manager, Property Managers and other affiliates of IREIC.  For a more detailed discussion of these agreements, see “Management” above.

Business Management Agreement.  We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations, including entering into agreements with IREIC and its affiliates to provide the services and licenses needed to operate our business.  This agreement has an initial term of one year, renewable for successive one year terms, but will terminate upon the mutual consent of the parties.  We may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty days written notice to our Business Manager.  The agreement will also terminate upon a business combination with our Business Manager.  We compensate and reimburse the Business Manager in the manner set forth in the brief summary of the compensation table below.  For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Ancillary Agreements.   Pursuant to the business management agreement, the Business Manager, or we, in the case of the trademark license agreement, have entered into the following service and license agreements.  We have agreed to reimburse the Business Manager, IREIC and its affiliates for the expenses paid or incurred to provide these services, including direct expenses and the costs of the salaries and benefits of the persons employed by these entities that perform services for us.

•                                          Communications Services Agreement with Inland Communications, Inc., to provide us with marketing, communications and media relations services.

•                                          Computer Services Agreement with Inland Computer Services, Inc., to provide us with data processing, computer equipment and support services and other information technology services.

•                                          Insurance and Risk Management Services Agreement with Inland Risk and Insurance Management Services, Inc., to provide us with insurance and risk management services.

•                                          Legal Services Agreement with the Inland Real Estate Group, Inc., to provide us with legal services.

•                                          Office and Facilities Management Services Agreement with Inland Office Services, Inc. and Inland Facilities Management, Inc., to provide us with office and facilities management services.

•                                          Personnel Services Agreement with Inland Human Resource Services, Inc., to provide us with personnel services.

•                                          Property Tax Service Agreement with Investors Property Tax Services, Inc., to provide us with property tax services.

•                                          Software License Agreement with Inland Computer Services, Inc., to provide the Business Manager a right and license to use and copy certain software in connection with the Business Manager ‘s obligations under the business management agreement.

•                                          Trademark License Agreement with The Inland Real Estate Group, Inc., or TIREG, to provide us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.

Property Management Agreements.  We have entered into property management agreements with each of our Property Managers under which each Property Manager, its affiliates or agents will manage each of our real properties that is not managed internally or by an unaffiliated third party.  Each property will be managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property was acquired, renewable for successive one-year terms, unless either party notifies the other in writing of its intent to terminate between sixty and ninety days prior to the expiration of the initial or renewal term.  We also may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty days written notice to the Property Manager.  We compensate and reimburse the Property Manager in the manner set forth in the brief summary of the compensation table below.  For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Property Acquisition Agreement.  We have entered into an agreement with Inland Real Estate Acquisitions, Inc., or IREA, under which IREA will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets.  Under the terms of this agreement, IREA has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to prior rights granted to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States.  This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, IREA or our Business Manager or their affiliates are then serving as our officers and directors.  We reimburse IREA in the manner set forth in the brief summary of the compensation table below.  For a more detailed discussion on compensation, see the complete “Compensation Table” above.

Compensation To Be Paid To Our Affiliates

Set forth below is a summary of the most significant fees and expenses that we pay these entities.  For purposes of illustrating offering stage fees and expenses, we have assumed that we sell the maximum of 500,000,000 shares in the “best efforts” portion of this offering at $10.00 per share.  We have not given effect to any special sales or volume discounts that could reduce selling commissions.  We will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.  See “Compensation Table – Actual Compensation” for a summary of the actual fees and expenses that we have paid from inception through September 30, 2006.

Type of Compensation

Offering Stage
Selling Commission	7.5% of the sale price for each share Estimated maximum: $375,000,000

Marketing Contribution	2.5% of the gross offering proceeds Estimated maximum: $125,000,000

Due Diligence Expense Allowance	0.5% of the gross offering proceeds Estimated maximum:$25,000,000

Reimbursable Expenses And Other Expenses Of Issuance

We will reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. Our Business Manager has agreed to pay any organization and offering expenses that exceed 15% of the gross offering proceeds.

Operational Stage
Acquisition Expenses

We reimburse our Business Manager, the Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced. The actual amount depends on each asset and cannot be determined at this time.

Acquisition Fee

We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee will be equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. The actual amount depends on the amount invested in each asset and cannot be determined at this time.

Property Management Fee

For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable property manager a monthly fee equal to a total of 4.5% of the gross income from each property. The actual amount depends on the gross income generated from each property and cannot be determined at this time

Oversight Fee

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable property manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property. In no event do our Property Managers receive both a property management fee and an oversight fee with respect to a particular property. The actual amount depends on the gross income generated from each property and cannot be determined at this time.

Business Management Fee

We pay our Business Manager an annual business management fee of up to 1% of our “average invested assets.” Separate and distinct from any business management fee, we also reimburse our Business Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager. The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at this time.

Incentive Fee

After our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets. The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at this time.

Interest Expense

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates. The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time and cannot be determined at this time.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages

We pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. The actual amount depends on results of operations and cannot be determined at this time.

Ancillary Services Reimbursements

We reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. The actual amount depends on the services provided and the methods by which reimbursement rates are calculated and cannot be determined at this time.

Investment Advisor Fee

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We pay annual fees totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance. The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Liquidation Stage
Property Disposition Fee

We may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. in an amount equal to the lesser of: (1) 3% of the contract sales price of the property; or (2) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. The actual amounts to be received depend upon the sale price of our properties and cannot be determined at this time.

Other relationships and fees

On October 12, 2005, we agreed to purchase 1,000 shares of common stock in The Inland Real Estate Group of Companies for $1,000.  The Inland Real Estate Group of Companies, Inc. is a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact stockholders.

On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command for approximately $24.5 million.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  MB REIT repaid the loan on December 6, 2005.

IREIC has contributed funds sufficient to pay our distributions to stockholders and has advanced funds to pay for deferred offering costs until funds from our operations were adequate to cover the distributions and costs. For the year ended December 31, 2005, IREIC advanced approximately $3.1 million for the payment of costs, which was repaid as of March 31, 2006.  For the year ended December 31, 2005, IREIC contributed approximately $800,000 to pay our distributions and expenses.  IREIC has not made any further contributions.

Effective October 1, 2006, we entered into an agreement with the Captive, which is wholly owned by us and the three other entities previously sponsored by IREIC.  Inland Risk & Insurance Management Services, Inc., an affiliate of The Inland Group, provides services to the Captive.  The Captive was formed to more efficiently manage the respective insurance coverage of the members and the premiums associated with property casualty coverage.  The Captive will annually oversee the purchase of one or more insurance policies from a third party insurer on properties of its members that will be acceptable to all members. Portions of these insurance policies agreed upon by all members will be funded or reimbursed by insurance policies purchased from the Captive by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the Captive will be divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  Each member initially contributed approximately $188,000 to the Captive in the form of a capital contribution.  The Captive will use this capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the Captive subject to deductibles applicable to each occurrence.  These losses will be paid by the Captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.  We are required to remain as a member of the Captive for a period of five years.

LEGAL MATTERS

Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon certain legal matters in connection with this offering including our status as a REIT for federal income tax purposes.  Shefsky & Froelich Ltd. has also served as counsel for the dealer manager.  Shapiro Sher Guinot & Sandler P.A., Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•                                          the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lake View Technology Center for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lakewood Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Hilliard Marketplace for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Dulles Executive Plaza I & II for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of IDS Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Village for the year ended December 31, 2005 and

•                                          the historical summary of gross income and direct operating expenses of Washington Mutual Office/Data Center for the year ended December 31, 2005.

The audit reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering.  We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules.  Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov.  You also may read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.  20549.  You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C.  20549.  Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

Page

Inland American Real Estate Trust, Inc.:

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2005 and December 31, 2004	F-2

Consolidated Statements of Operations and Other Comprehensive Income for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004	F-4

Consolidated Statement of Stockholders’ Equity for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004	F-5

Consolidated Statements of Cash Flows for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004	F-6

Notes to Consolidated Financial Statements at December 31, 2005	F-8

Schedule III Real Estate and Accumulated Depreciation	F-27

Consolidated Balance Sheets at September 30, 2006 (unaudited) and December 31, 2005	F-32

Consolidated Statements of Operations and Other Comprehensive Income for the three and nine months ended September 30, 2006 and 2005 (unaudited)	F-34

Consolidated Statement of Stockholders Equity for the nine months ended September 30, 2006 (unaudited)	F-36

Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005 (unaudited)	F-37

Notes to Consolidated Financial Statements at September 30, 2006 (unaudited)	F-39

Pro Forma Consolidated Balance Sheet at September 30, 2006 (unaudited)	F-56

Notes to Pro Forma Consolidated Balance Sheet at September 30, 2006 (unaudited)	F-58

Pro Forma Consolidated Statement of Operations and Other Comprehensive Income for the nine months ended September 30, 2006 (unaudited)	F-60

Notes to Pro Forma Consolidated Statement of Operations and Other Comprehensive Income for the nine months ended September 30, 2006 (unaudited)	F-62

Pro Forma Consolidated Statement of Operations and Other Comprehensive Income for the year ended December 31, 2005 (unaudited)	F-64

Notes to Pro Forma Consolidated Statement of Operations and Other Comprehensive Income for the year ended December 31, 2005 (unaudited)	F-66

Triangle Mall:

Independent Auditors’ Report	F-69

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-70

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-71

F-i

Properties Acquired from New Quest Properties:

Independent Auditors’ Report	F-73

Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-74

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-75

Paradise Shops of Largo:

Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-78

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-79

SBC Center:

Summary Financial Information for SBC Communications, Inc., as of December 31, 2004, 2003, and 2002, which is subject to net lease.	F-80

Monadnock Marketplace:

Independent Auditors’ Report	F-82

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-83

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-84

Lakewood Mall:

Independent Auditors’ Report	F-86

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-87

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-88

Lake View Technology Center:

Independent Auditors’ Report	F-90

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-91

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-92

Southgate Apartments:

Independent Auditors’ Report	F-94

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-95

F-ii

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-96

Canfield Plaza:

Independent Auditors’ Report	F-97

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-98

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-99

Shakopee Center:

Independent Auditors’ Report	F-101

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-102

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-103

Ahold Portfolio:

Independent Auditors’ Report	F-105

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-106

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-107

Lincoln Mall:

Independent Auditors’ Report	F-108

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-109

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-110

Dulles Executive Plaza I & II:

Independent Auditors’ Report	F-111

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-112

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-113

Hilliard Marketplace:

Independent Auditors’ Report	F-114

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-115

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-116

F-iii

Bradley Portfolio:

Independent Auditors’ Report	F-117

Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-118

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-119

IDS Center:

Independent Auditors’ Report	F-121

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-122

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-123

Buckhorn Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations ) and December 31, 2005 (unaudited)

F-125

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations ) and December 31, 2005 (unaudited)

F-126

Fabyan Randall:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-127

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-128

Lincoln Village:

Independent Auditors’ Report	F-129

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-130

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-131

Washington Mutual Office/Data Center:

Independent Auditor’s Report	F-133

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-134

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-135

F-iv

State Street Market:

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-137

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-138

F-v

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Inland American Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland American Real Estate Trust, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and the period from October 4, 2004 (inception) to December 31, 2004. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule III.  These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the year ended December 31, 2005 and the period from October 4, 2004 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Chicago, Illinois

March 14, 2006

F-1

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Consolidated Balance Sheets

Assets

	December 31,	December 31,
	2005	2004

Investment properties:
Land	$101,144,000	$—
Building and other improvements	609,362,360	—

	710,506,360	—
Less accumulated depreciation	(2,751,586)	—

Net investment properties	707,754,774	—

Cash and cash equivalents (including cash held by management company of $7,329,351 as of December 31, 2005)	37,129,050	200,000
Restricted cash (Note 2)	8,626,216	—
Restricted escrows (Note 2)	30,708,191	—
Investment in marketable securities	28,614,472	—
Accounts and rents receivable	1,100,022	—
Due from related parties (Note 3)	451,485	—
Acquired in-place lease intangibles (net of accumulated amortization of $698,121)	45,620,596	—
Acquired above market lease intangibles (net of accumulated amortization of $8,780)	243,567	—
Loan fees and loan fee deposits (net of accumulated amortization of $8,978)	3,534,895	—
Other assets	2,067,637	531,465

Total assets	$865,850,905	$731,465

See accompanying notes to consolidated financial statements.

F-2

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

Liabilities and Stockholders’ Equity

	December 31,	December 31,
	2005	2004
Liabilities:
Mortgages and margins payable (Note 5)	$227,654,145	$—
Accounts payable	1,381,182	10,000
Accrued offering costs to related parties	292,170	2,310
Accrued offering costs to non-related parties	321,415	170,936
Accrued interest payable	862,349	—
Tenant improvement payable	788,616	—
Accrued real estate taxes	1,600,900	—
Distributions payable	315,096	—
Security deposits	669,260	—
Prepaid rental and recovery income	4,648,745	—
Advances from sponsor	3,080,967	372,219
Acquired below market lease intangibles (net of accumulated amortization of $33,938)	3,058,935	—
Restricted cash liability (Note 2)	8,626,216	—
Other liabilities	990,200	—
Due to related parties (Note 3)	10,755,612	—

Total liabilities	265,045,808	555,465

Minority interest:
Series A preferred shares-MB REIT (Note 6)	264,132,000	—
Series B preferred shares-MB REIT (Note 6)	—	—
Series C preferred shares-MB REIT (Note 6)	224,003,076	—
Common shares-MB REIT (Note 6)	27,585,473	—

Total minority interest	515,720,549	—

Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 500,000,000 shares authorized, 9,893,834 and 20,000 shares issued and outstanding as of December 31, 2005 and December 31, 2004, respectively	9,874	20
Additional paid in capital (net of offering costs of $13,146,930 as of December 31, 2005, of which $7,662,785 was paid or accrued to affiliates as of December 31, 2005)	86,409,764	199,980
Accumulated distributions in excess of net loss	(1,835,334)	(24,000)
Accumulated other comprehensive income	500,244	—

Total stockholders’ equity	85,084,548	176,000

Commitments and contingencies (Note 9)

Total liabilities and stockholders’ equity	$865,850,905	731,465

See accompanying notes to consolidated financial statements.

F-3

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

	Year Ended	Period from October 4, 2004 (inception) through
	December 31, 2005	December 31, 2004
Income:
Rental income	$6,151,732	$—
Tenant recovery income	508,948	—
Other property income	7,660	—

Total income	6,668,340	—

Expenses:
General and administrative expenses to related parties	339,377	—
General and administrative expenses to non-related parties	927,316	24,000
Property operating expenses to related parties	358,532	—
Property operating expenses to non-related parties	266,650	—
Real estate taxes	361,490	—
Depreciation and amortization	3,458,685	—

Total expenses	5,712,050	24,000

Operating income (loss)	$956,290	(24,000)

Interest and dividend income	1,740,162	—
Other income	1,830	—
Interest expense	(1,411,819)	—
Other expense (Note 6)	(237,000)	—
Minority interest (Note 6)	(2,422,399)	—

Net loss applicable to common shares	$(1,372,936)	(24,000)

Other comprehensive income:
Unrealized gain on investment securities	500,244	—

Comprehensive loss	$(872,692)	$—

Net loss available to common shareholders per common share, basic and diluted	$(1.55)	$(1.20)

Weighted average number of common shares outstanding, basic and diluted	884,058	20,000

See accompanying notes to consolidated financial statements

F-4

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

For the year ended December 31, 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Loss	Accumulated Other Comprehensive Income	Total

Balance at October 4, 2004 (inception)	—	—	—	—	—	—

Net loss	—	—	—	(24,000)	—	(24,000)

Contributions by sponsor	20,000	20	199,980	—	—	200,000

Balance at December 31, 2004	20,000	20	199,980	(24,000)	—	176,000

Net loss	—	—	—	(1,372,936)	—	(1,372,936)
Unrealized gain on investment securities	—	—	—		500,244	500,244

Distributions declared				(438,398)	—	(438,398)
Proceeds from offering	9,846,224	9,846	98,331,043	—	—	98,340,889
Offering costs	—	—	(13,146,930)	—	—	(13,146,930)
Proceeds from distribution reinvestment program	7,610	8	72,292	—	—	72,299
Contribution from sponsor advances	—	—	800,000	—	—	800,000
Issuance of stock options and discounts on shares issued to affiliates	—	—	153,379	—	—	153,379

Balance at December 31, 2005	9,873,834	9,874	86,409,764	(1,835,334)	500,244	85,084,548

See accompanying notes to consolidated financial statements

F-5

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

	Year ended December 31,	For the period from October 4, 2004 (inception) to December 31,
	2005	2004
Cash flows from operations:
Net loss available to common shareholders	$(1,372,936)	$(24,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,751,586	—
Amortization	707,099	—
Amortization on acquired above market leases	8,780	—
Amortization on acquired below market leases	(33,937)	—
Straight-line rental income	(250,083)	—
Straight-line lease expense	2,691	—
Other expense	237,000	—
Minority interests	2,422,399	—
Discount on shares issued to related parties	153,379	—
Changes in assets and liabilities:
Accounts and rents receivable	(761,780)	—
Accounts payable	1,371,181	10,000
Other assets	(310,436)	—
Accrued real estate taxes	(340,674)	—
Accrued interest payable	862,349	—
Prepaid rental and recovery income	4,648,745	—
Due to related parties	649,060	—
Other liabilities	750,509	—
Security deposits	3,465	—

Net cash flows provided by (used in) operating activities	11,498,397	(14,000)

Cash flows from investing activities:
Purchase of investment securities	(28,114,228)	—
Restricted escrows	(30,708,191)	—
Rental income under master leases	5,922	—
Acquired in-place lease intangibles	(46,318,717)	—
Tenant improvement payable	788,616	—
Purchase of investment properties	(707,993,072)	—
Acquired above market leases	(252,347)	—
Acquired below market leases	3,092,872	—
Other assets	(1,225,736)	—

Net cash flows used in investing activities	(810,724,881)	—

Cash flows from financing activities:
Proceeds from offering	98,340,889	200,000
Proceeds from the dividend reinvestment program	72,299	—
Payment of offering costs	(12,706,590)	(358,219)

See accompanying notes to consolidated financial statements

F-6

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statements of Cash Flows
(continued)

	Year ended December 31	For the period from October 4, 2004 (inception) to December 31,
	2005	2004
Proceeds from mortgage debt and notes payable	213,557,000	—
Proceeds from margin securities debt	14,097,144	—
Payment of loan fees and deposits	(3,543,873)	—
Distributions paid	(123,300)	—
Distributions paid - MB REIT preferred series A and C	(2,076,874)	—
Due from related parties	2,592,382	—
Due to related parties	4,954,633	—
Proceeds of issuance of preferred shares and common shares - MB REIT	517,483,076	—
Sponsor advances	2,708,748	372,219
Contributions from sponsor	800,000	—

Net cash flows provided by financing activities	836,155,534	214,000

Net increase in cash and cash equivalents	36,929,050	200,000
Cash and cash equivalents, at beginning of period	200,000	—

Cash and cash equivalents, at end of period	$37,129,050	$200,000

Supplemental disclosure of cash flow information:

Purchase of investment properties	(710,512,282)	—
Real estate tax liabilities assumed at acquisition	1,941,574	—
Security deposit liabilities assumed at acquisition	665,795	—
Tenant receivables assumed at acquisition	(88,159)	—

	(707,993,072)	—

Cash paid for interest	$460,481	$—

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$315,096	$—

Accrued offering costs payable	$613,585	$173,246

See accompanying notes to consolidated financial statements

F-7

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

December 31, 2005 and 2004

(1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time to time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offering, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments including MB REIT.  Wholly owned subsidiaries generally consist of limited liability companies (LLC’s) and limited partnerships (LP’s).  The effects of all significant intercompany transactions have been eliminated.

F-8

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity (“VIE”) and it is the primary beneficiary (as defined in FASB Interpretation 46(R) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). For joint ventures that are not VIE’s of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.  See Note 6 of these consolidated financial statements for a discussion of MB REIT.

A put/call agreement that was entered into by us and MB REIT as a part of the MB REIT transaction on October 11, 2005 granting Minto (Delaware), LLC, referred to herein as MD, certain redemption rights.  The agreement is considered a derivative instrument and is accounted for pursuant to Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.  This had no effect on operating results for 2005.

The fair value of derivative instruments is estimated using third party estimates or the Black-Scholes model.  The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security an appropriate discount rate.  The Company obtains volatility rates from independent sources based on expected volatility of the underlying security over the term of the derivative instrument.  The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted.  A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company’s estimate of the discount rate at which it could currently settle the derivative instrument.  Considerable management judgment   is required in estimating the Black-Scholes variables.  Actual results upon settlement upon settlement or unwinding of derivative instruments may differ materially from these estimates.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 presentations.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

F-9

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.  The Company records percentage rental revenue in accordance with the SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2005 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on December 31, 2005, the Company has accumulated other comprehensive income of $500,244.

Real estate acquisitions are recorded at cost less accumulated depreciation.  Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method.  Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of December 31, 2005.

F-10

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates.  The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values.  The Company considers various factors including geographic location and size of leased space.  The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate.” This discount rate is a significant factor in determining the market valuation which requires the Company’s judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the year ended December 31, 2005. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $8,780 was applied as a reduction to rental income for the year ended December 31, 2005.  Amortization pertaining to the below market lease costs of $33,937 was applied as an increase to rental income for the year ended December 31, 2005.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $698,121 for the year ended December 31, 2005.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2005.

F-11

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

Amortization of:	2006	2007	2008	2009	2010	Thereafter

Acquired above market lease costs	$(69,880)	(69,880)	(59,547)	(23,230)	(7,888)	(13,142)

Acquired below market lease costs	273,546	246,509	211,078	195,657	168,424	1,963,721

Net rental income Increase	$203,666	176,629	151,531	172,427	160,536	1,950,579

Acquired in-place lease Intangibles	$5,563,288	5,321,413	4,932,795	4,485,953	4,411,912	20,905,236

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company’s properties.  Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years.  These funds may be released to either the Company or the seller when certain leasing conditions are met.  Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements.  The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

Restricted cash consists of funds received from investors that have not been executed to purchase shares.

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain leasing conditions have been met.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, SBC, accounted for 44% of consolidated rental revenues in 2005.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The carrying amount of the Company’s debt approximates fair value. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

Costs associated with the Offering were deferred and charged against the gross proceeds of the Offering upon the sale of the minimum offering.  Formation and organizational costs are expensed as incurred. A total of $14,000 of organizational costs was expensed in 2004. No organizational expenses were incurred in 2005.

The Company will apply the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options to be granted.  Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.  No stock options were granted as of December 31, 2005.

F-12

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29, (“SFAS 153”). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured on the fair value of assets exchanged. It eliminates the exceptions for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. The statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company adopted SFAS 153 on January 1, 2005 and it did not have a material impact on the consolidated financial statements.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143.” FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset. This interpretation is effective no later than the end of fiscal years ending after December 31, 2005. Adoption did not have a material effect on the Company’s consolidated financial statements.

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to the Company for new or modified partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. The Company has evaluated the effect of this consensus and has concluded it does not have an impact on its consolidated financial statements.

(3)  Transactions with Related Parties

The Company’s sponsor, Inland Real Estate Investments Corporation (the “sponsor”) contributed $200,000 in 2004 to the capital of the Company for which it received 20,000 shares of common stock.

The sponsor has agreed to advance to the Company funds sufficient to pay distributions to stockholders until funds from our operations are adequate to cover the distributions.  For the year ended December 31, 2004, the sponsor advanced a total of $372,219 for the payment of costs.  For the year ended December 31, 2005, the sponsor advanced a total of $2,708,748 for the payment of costs and contributed $800,000 to pay distributions of $123,300 and the Company’s expenses of $676,700.

F-13

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

On December 2, 2005, the Company acquired Lakeview Technology Center through the purchase of all of the membership interests of a limited liability company holding title to this property for approximately $24.5 million.  The limited liability company acquired this property on October 7, 2005 from an unrelated third party for approximately $24.5 million.  A related party, Inland American Acquisitions, Inc., agreed to sell the Company their membership interests in the limited liability company for the price it paid to the unrelated third party for the property, plus any actual costs incurred.  The Company subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc.  The membership interest was transferred to the Company for no consideration.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  The Company subsequently repaid this loan on December 6, 2005.

On December 28, 2005, the Company acquired Cinemark-12 through the assignment from Inland American Acquisitions, Inc., a related party, to the Company of all of the outstanding membership interests in two limited liability companies owning all of the outstanding general and limited partnership interests in the partnership, which holds title to the property for approximately $9.2 million.  This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc.  Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

As of December 31, 2005, the Company had incurred $13,146,930 of offering costs, of which $7,662,785 was paid or accrued to related parties. In accordance with the terms of the offerings, the business manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of December 31, 2005, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the business manager.

The business manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the business manager and its related parties relating to the offerings.  In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $0 for the period from October 4, 2004 (inception) to December 31, 2004 and $9,420,396 for the year ended December 31, 2005, of which $292,060 was unpaid as of December 31, 2005.

The business manager and its related parties are entitled to reimbursement for general and administrative expenses of the business manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  During the period from October 4, 2004 (inception) to December 31, 2004 and for the year ended December 31, 2005, the Company incurred $544 and $418,860 of these costs, respectively, of which $62,616 remained unpaid as of December 31, 2005.

A related party of the business manager will provide loan servicing to the Company for an annual fee.  Such costs are included in property operating expenses to related parties.  The agreement allows for annual fees totaling ..03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly.  There were no fees paid for the year ended December 31, 2005.

The Company will pay a related party of the business manager .2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the year ended December 31, 2005, the Company paid loan fees totaling $427,249 to this related party.

F-14

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the business manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the business manager.  Separate and distinct from any business management fee, the Company also will reimburse the business manager or any relayed party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the business manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the business manager.  For any year in which the Company qualifies as a REIT, its business manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the business manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

The property manager, an entity owned principally by individuals who are related parties of the business manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $358,532. The fees have been recorded in property operating expenses to related parties for the year ended December 31, 2005.  None remained unpaid as of December 31, 2005.

The Company established a discount stock purchase policy for related parties and related parties of the business manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 130,737 shares to related parties and recognized an expense related to these discounts of $153,379 for the year ended December 31, 2005.

The Company used a related party of the business manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $23,534 during the year ended December 31, 2005.

As of December 31, 2005 the Company was due funds from related parties in the amount of $451,485 which is due from related parties for costs paid by the Company on their behalf.  Of this amount, $278,696 is due from Inland Western Retail Real Estate Trust, Inc., or Inland Western, and $172,789 is due from the Inland Real Estate Transactions Group, Inc.

F-15

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

As of December 31, 2005 the Company owed funds to related parties in the amount of approximately $10,755,612.   This amount includes costs paid by the related parties on the company’s behalf relating to the acquisition of investment properties or financings totaling $3,692,927, of which $3,043,867 is due to Inland Western and $649,060 is due to various related parties of the business manager.  The Company intends on paying this amount during the first quarter of 2006. In addition, Inland Western is owed funds of $2,108,032 for series C preferred distribution.  This amount was paid in January of 2006. The Company also owes a related party, Minto (Delaware), LLC, $4,954,633.  This amount was paid in February of 2006.

(4) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The cumulative amount of such payments was $5,922 as of December 31, 2005. No such payments were received in 2004.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease
Payments
2006	$46,651,476
2007	47,224,124
2008	46,890,389
2009	45,928,205
2010	43,787,124
Thereafter	259,688,797

Total	$490,170,115

F-16

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

The remaining lease terms range from one year to 20 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent and/or percentage rent payments.  The majority of the revenue from our properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to us for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  For the year ended December 31, 2005, ground lease rent was $15,631. No ground lease payments were made in 2004.  Minimum future rental payments to be paid under the ground leases are as follows:

Minimum Lease
Payments
2006	$904,661
2007	904,661
2008	904,661
2009	905,151
2010	928,109
Thereafter	27,538,460

Total	$32,085,703

F-17

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

(5) Mortgages and Margins Payable

Mortgage loans outstanding as of December 31, 2005 were $213,557,000 and had a weighted average interest rate of 4.99%.  All of the loans have fixed interest rates ranging from 4.88% to 4.995% and a weighted average fixed rate of 4.99% at December 31, 2005.  Properties with a net carrying value of $342,821,000 at December 31, 2005 and related tenant leases are pledged as collateral. As of December 31, 2005, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of December 31, 2005, the Company was in compliance with such covenants.

	2006	2007	2008	2009	2010	Thereafter

Maturing debt:
Fixed rate debt	—	—	—	—	—	213,557,000

The company has purchased a portion of its securities through margin accounts.  As of December 31, 2005, the company has recorded a payable of $14,097,145 for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At December 31, 2005, these rates were equal to a range between 5.35% and 5.78%

(6)  Minority Interest

On October 11, 2005, the Company entered into a joint venture with MD, which owns all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, the Company has agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $293 million of equity in MB REIT.  A total of $264 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  The Company was required to purchase $150 million of common stock of MB REIT by December 31, 2005.  A second purchase of $150 million of common stock is due by March 31, 2006. The Company is required to purchase the remaining shares worth approximately $874 million by December 31, 2006. Once the Company has purchased all 920,000 shares of common stock, the Company will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1,276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, the Company will own approximately 97.5% of the total outstanding common stock. MB REIT elected to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

F-18

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming the Company fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT will be the same as the Company. MB REIT has five directors, three of whom are also directors of the Company. In addition, all of the executive officers of MB REIT are also executive officers of the Company. Day to day decision making will be completed the same for MB REIT and the Company. The Company’s Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for the Company.  The Company’s independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that the Company has with the Company’s Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than the Company would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if the Company does not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by the Company provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006.  The series C preferred stock will entitle the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to approximately 126 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, the Company will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock.  As of December 31, 2005, the Company has purchased shares in MB REIT for a total investment of $47,000,184.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred shareholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings through March 31, 2006 and to include MB REIT’s cash as part of its total assets for purposes of calculating compliance with the debt covenant ratio.  As of December 31 2005, the debt ratio was 27% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REit’s cash as part of it’s total assets.  As of December 31, 2005, the debt ratio was 63% without this change in the calculation.

F-19

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, or MH, an affiliate of MD, has the option to require the Company to purchase, in whole, but not in part, 100% of the MD equity (consisting of the series A preferred stock and any common stock in the MB REIT) for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348,000 or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.  The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, MH shall have an option to require the Company to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchase the MD equity or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by MD on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by MD or (B) if the shares of the Company’s common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

Under SFAS 133 the put/call arrangements described above are considered derivative instruments.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.

The value of the put/call arrangements was $($237,000) as of December 31, 2005 resulting in other expense of $237,000 for the year ended December 31, 2005.

F-20

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

The following tables present condensed financial information for MB REIT as of December 31, 2005 and for the period from October 11, 2005 through December 31, 2005.

December 31, 2005
Assets
Real estate, net	$707,255,725
Cash and cash equivalents	10,804,649
Other assets	81,527,104

Total assets	$799,587,478

Liability and stockholders’ equity:
Mortgage notes payable	213,557,000
Other liabilities	23,993,826
Stockholders’ equity	562,036,652

Total liabilities and stockholders’ equity	$799,587,478

For the period from October 11, 2005 through December 31, 2005
Total income	$8,076,557
Other expenses	1,167,641
Interest expense	1,390,497
Depreciation and amortization	3,458,685

Net income	$2,059,734

The minority interest represents outside interests in MB REIT and is comprised of:

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock	264,132,000	(2,076,874)	2,076,874	264,132,000
Series C preferred stock	224,003,076	(2,108,052)	2,108,052	224,003,076
Common stock owned by MD	29,348,000	—	(1,762,527)	27,585,473

	517,483,076	(4,184,926)	2,422,399	515,720,549

Allocations of profit and loss are made first to series A and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest.  As of December 31, 2005, Inland American and Minto’s effective ownership interest was 17% and 83%, respectively.

F-21

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

December 31, 2005 and 2004

(7)  Segment Reporting

The Company has three business segments: Office, Retail and Industrial.  The Company evaluates segment performance primarily based on income from operations. Operating income of the segments does not include interest expense or interest and other investment income from corporate investments.

	Total	Office	Retail	Industrial

Property rentals	$5,876,492	$3,260,283	$2,454,622	$161,586
Straight-line rents	250,083	140,174	104,096	5,812
Amortization of acquired above and below market leases, net	25,157	(6,432)	31,589	—
Total rentals	$6,151,732	$3,394,025	$2,590,308	$167,399

Tenant recoveries	508,948	26,202	480,816	1,930
Other income	7,660	764	6,896	—
Total revenues	$6,668,340	$3,420,992	$3,078,020	$169,328

Operating expenses	986,672	276,936	699,185	10,550
Depreciation and amortization	3,458,685	2,136,319	1,260,109	62,257
General and administrative	1,266,693	671,347	582,679	12,667
Total expenses	$5,712,050	$3,084,603	$2,541,973	$85,475

Operating income	956,290	336,389	536,047	83,854
Interest and other investment income	1,741,992	—	—	—
Interest expense	(1,411,819)	(1,357,625)	(52,023)	(2,171)
Other expense	(237,000)	—	—	—
Minority interest	(2,422,399)	(1,283,871)	(1,114,304)	(24,224)
Net income (loss)	$(1,372,936)	$(2,305,106)	$(630,280)	$(57,459

Balance Sheet Data:
Real estate, net	$707,754,774	$376,322,597	$322,191,782	$9,240,395

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC, which individually accounted for 44% of the Company’s consolidated rental revenues as of December 31, 2005.

F-22

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

December 31, 2005 and 2004

(8)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing income by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred in 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding was 884,058 and 20,000 for the year ended December 31, 2005 and the period from October 4, 2004 (inception) through December 31, 2004, respectively.

(9)  Commitments and Contingencies

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and the sale of the minimum 200,000 shares and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2005, we have not issued any options to acquire shares to any of our Independent Directors.

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $29,228,183 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.  At the time of acquisition, the Company placed $25,428,371 into restricted escrows for the purchase of earnout space.

The Company has entered into an interest rate lock agreement with a lender to secure an interest rate on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has deposited $2,000,000 as of December 31, 2005 to lock this rate.  The deposit is applied as credits to the mortgage funding as they occur.  The agreement locks the interest rate at 5.321% for a period of 90 days on $100 million in principal.

F-23

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

December 31, 2005 and 2004

(10)  Subsequent Events

The Company paid distributions of $315,096 to our stockholders in January 2006 and $623,125 in February 2006.

The Company issued 14,318,005 shares of common stock from January 1, 2006 through March 6, 2006, resulting in a total of 24,199,449 shares of common stock outstanding. As of March 6, 2006, subscriptions for a total of 24,128,167 shares were received resulting in total gross offering proceeds of $241,281,670 and an additional 71,282 shares were issued pursuant to the DRP for $315,102 of additional gross proceeds.

On February 21, 2006, the Company granted options to purchase 3,000 shares to each Independent Director pursuant to the Independent Director Stock Option Plan.  The initial options will be exercisable at $8.95 per share.

The Company has acquired the following properties during the period January 1 to March 6, 2006.  The respective acquisitions are summarized in the table below.

			Approximate	Gross Leasable
Date Acquired	Property	Year Built	Purchase Price ($)	Area (Sq. Ft.)	Major Tenants

01/04/05	Monadnock Marketplace Keene, NH	2003/2005	48,762,759	200,775	Price Chopper Bed, Bath & Beyond Circuit City Borders Michaels

01/05/06	Stop N Shop Hyde Park, NY	1998	13,000,000	52,500	Stop N Shop

01/17/06	Thermo Process Facility Sugarland, TX	2001/2005	13,900,000	150,000	Thermo Process Inc.

01/27/06	Lakewood Shopping Center, Phase I Margate, FL	2002/2004	26,290,000	149,077	Walgreens Marshalls

02/09/06	Hunting Bayou Jacinto City, TX	1985	17,095,807	133,165	24 Hour Fitness MTI College of Business

03/01/06	Southgate Apartments Louisville, KY	2002	19,500,000	233,496	256 apartment units

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from January 1 to March 6, 2006, the Company funded earnouts totaling $605,000 at one of the existing properties.  Upon acquisition of Hunting Bayou, the Company placed $3,237,000 of the purchase price  into restricted escrow for earnout fundings.

F-24

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

December 31, 2005 and 2004

The mortgage debt financings obtained subsequent to December 31, 2005, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

01/05/06	Stop N Shop	5.245%	02/2013	8,100,000

01/24/06	Lakeview Technology	4.900%	02/2011	14,470,000

01/27/06	Lakewood Shopping Center, Phase I	6.01%	04/2024	11,714,963

02/09/06	Triangle Center	4.83%	03/2011	23,600,000

02/10/06	Bridgeside Point	5.20%	02/2031	17,325,000

02/27/06	Monadnock Marketplace	4.88%	04/2013	26,785,000

03/03/06	Thermo Process Facility	5.24%	03/2031	8,201,000

On February 21, 2006, the Company entered into a rate lock agreement with Merrill Lynch Mortgage Lending.  The Company paid a rate lock deposit of $107,250 to lock the interest rate of 5.413% for a period of 90 days for $10,725,000 in principal.  The Company entered into the rate lock to secure mortgage debt financing for Southgate Apartments which it purchased on March 1, 2006.

MB REIT paid distributions of $1.8 million to its common stockholders in February 2006.  MB REIT also paid distributions to series C preferred stockholders of $1,552,246 in January 2006 and $1,417,661 in February 2006.  In March 2006, MB REIT paid common stock distributions of $353,770 to Inland American and $146,230 to Minto (Delaware), LLC.

MB REIT issued 81,505 shares of common stock from January 1, 2006 through March 6, 2006, resulting in a total of $180,348,564 and 141,339 shares of common stock outstanding as of March 6, 2006. MB REIT also issued 31,348 series C preferred shares from January 1 to March 6, 2006, resulting in a total of $264,003,124 and 206,899 series C shares outstanding as of March 6, 2006.  On January 3, 2006, 1,000 shares of series B preferred, totaling $125,000, were issued to accredited investors.

F-25

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

December 31, 2005 and 2004

(11) Supplemental Financial Information (unaudited)

The following represents the results of operations, for each quarterly period, during 2005 and 2004.

	2005
	Dec. 31	Sept. 30	June 30	March 31

Total income	$6,668,340	—	—	—

Net loss	1,372,936	115,085	67,886	44,800

Net loss, per common share, basic and diluted:	1.55	5.75	3.39	2.24

Weighted average number of common shares outstanding, basic and diluted	884,058	20,000	20,000	20,000

	2004
	Dec. 31	Sept. 30	June 30	March 31

Total income	$—	—	—	—

Net loss	24,000	—	—	—

Net loss, per common share, basic and diluted:	1.20	—	—	—

Weighted average number of common shares outstanding, basic and diluted	20,000	—	—	—

F-26

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Schedule III
Real Estate and Accumulated Depreciation

December 31, 2005

		Initial Cost (A)			Gross amount carried at end of period
Retail	Encumbrances	Land	Buildings and Improvements	Adjustments to Basis (C)	Land	Buildings and Improvements	Total (B) (D)	Accumulated Depreciation (E)	Date Constructed	Date Acquired
24 Hour Fitness Houston, TX	—	2,650,000	7,076,068	—	2,650,000	7,076,068	9,726,068	64,904	2000	10/13/05

24 Hour Fitness Woodlands, TX	—	1,540,000	11,277,163		1,540,000	11,277,163	12,817,163	98,748	2002	10/13/05

6101 Richmond Ave Houston, TX	—	1,700,000	1,263,207	—	1,700,000	1,263,207	2,963,207	11,590	1980	10/13/05

Antoine Town Center Houston, TX	—	1,645,000	7,366,354	—	1,645,000	7,366,354	9,011,354	21,501	2003	11/16/05

Ashford Plaza Houston, TX	—	900,000	2,438,299	—	900,000	2,438,299	3,338,299	7,453	1980	11/16/05

Atascocita Shopping Center Humble, TX	—	1,550,000	8,058,784	—	1,550,000	8,058,784	9,608,784	24,607	2000	11/22/05

Bay Colony Town Center League City, TX	—	3,190,000	29,329,854	—	3,190,000	29,329,854	32,519,854	—	2004	12/22/05

Blackhawk Town Center Houston, TX	—	1,645,000	19,940,271	—	1,645,000	19,940,271	21,585,271	116,196	2004/2005	11/08/05

Carver Creek Dallas, TX	—	650,000	413,926	—	650,000	413,926	1,063,926	2,530	1980	11/08/05

Chili’s Jacinto City, TX	—	400,000	—	—	400,000	—	400,000	—	2000	11/08/05

F-27

		Initial Cost (A)			Gross amount carried at end of period
Retail	Encumbrances	Land	Buildings and Improvements	Adjustments to Basis (C)	Land	Buildings and Improvements	Total (B) (D)	Accumulated Depreciation (E)	Date Constructed	Date Acquired
Cinemark 12 Pearland, TX	—	1,310,000	7,516,532	—	1,310,000	7,516,532	8,826,532	—	2004	12/28/05

Cinemark Jacinto City, TX	—	1,160,000	10,521,518	—	1,160,000	10,521,518	11,681,518	64,057	2003	11/10/05

Cinemark Webster, TX	—	1,830,000	12,034,600	—	1,830,000	12,034,600	13,864,600	36,790	2001	12/09/05

Cypress Town Center Houston, TX	—	1,850,000	10,455,795	—	1,850,000	10,455,795	12,305,795	31,960	2003	11/22/05

Eldridge Town Center Houston, TX	—	3,200,000	16,717,139	—	3,200,000	16,717,139	19,917,139	102,024	2000	11/02/05

Friendswood Shopping Center Friendswood, TX	—	1,550,000	10,605,614	—	1,550,000	10,605,614	12,155,614	32,427	2000	12/08/05

Highland Plaza Katy, TX	—	2,450,000	15,663,784	—	2,450,000	15,663,784	18,113,784	45,636	2001	11/16/05

Joe’s Crab Shack Jacinto City, TX	—	540,000	—	—	540,000	—	540,000	—	2000	11/08/05

NTB Eldridge Houston, TX	—	960,000	—	—	960,000	—	960,000	—	2003	11/02/05

Paradise Shops of Largo Largo, FL	7,325,000	4,640,000	7,443,044	(5,922)	4,640,000	7,437,122	12,077,122	45,340	2005	10/17/05

Pinehurst Shopping Center Humble, TX	—	625,000	2,155,792	—	625,000	2,155,792	2,780,792	19,764	1980	10/14/05

Saratoga Town Center Corpus Christi, TX	—	1,500,000	12,025,395	—	1,500,000	12,025,395	13,525,395	70,198	2004	10/27/05

Stables at Town Center Spring, TX	—	4,650,000	18,035,017	—	4,650,000	18,035,017	22,685,017	—	2004	12/16/05

F-28

		Initial Cost (A)			Gross amount carried at end of period
Retail	Encumbrances	Land	Buildings and Improvements	Adjustments to Basis (C)	Land	Buildings and Improvements	Total (B) (D)	Accumulated Depreciation (E)	Date Constructed	Date Acquired
Tomball Town Center Tomball, TX	—	1,950,000	14,223,562	—	1,950,000	14,223,562	16,173,562	—	2004	12/22/05

Triangle Center Longview, WA	—	12,770,000	20,386,659	—	12,770,000	20,386,659	33,156,659	162	2004/2005	12/22/05

Walgreens Springfield, MO	—	855,000	2,528,912		855,000	2,528,912	3,383,912	—	2003	12/19/05

West End Square Houston, TX	—	675,000	2,036,657	—	675,000	2,036,657	2,711,657	6,224	1980	11/16/05

Willis Town Center Willis, TX	—	1,550,000	1,117,646	—	1,550,000	1,117,646	2,667,646	6,809	2001	10/27/05

Winchester Town Center Houston, TX	—	495,000	2,644,735	—	495,000	2,644,735	3,139,735	8,082	2004	11/22/05

Windermere Shopping Center Houston, TX	—	1,220,000	5,702,749	—	1,220,000	5,702,749	6,922,749	34,862	2004	11/11/05

Woodforest Square Houston, TX	—	300,000	2,135,295	—	300,000	2,135,295	2,435,295	13,050	1980	10/27/05

Total Investment Properties Retail	7,325,000	61,950,000	261,114,371	(5,922)	61,950,000	261,108,449	323,058,449	864,914

Office
11500 Market Street Jacinto City, TX	—	140,000	345,662	—	140,000	345,662	485,662	2,114	2000	11/08/05

6234 Richmond Ave. Houston, TX	—	500,000	968,889	—	500,000	968,889	1,468,889	5,948	1980	10/27/05

F-29

		Initial Cost (A)			Gross amount carried at end of period
Retail	Encumbrances	Land	Buildings and Improvements	Adjustments to Basis (C)	Land	Buildings and Improvements	Total (B) (D)	Accumulated Depreciation (E)	Date Constructed	Date Acquired
Bridgeside Office Park Pittsburgh, PA	—	1,525,000	28,598,049	—	1,525,000	28,598,049	30,123,049	83,407	2001	11/22/05

Lake View Technology Center Suffolk, VA	—	884,000	21,971,915	—	884,000	21,971,915	22,855,915	64,103	2004	12/02/05

SBC Center Hoffman Estates, IL	200,472,000	35,800,000	287,419,320	—	35,800,000	287,419,320	323,219,320	1,676,419	1990/1991	11/15/05

Total Investment Properties Office	200,472,000	38,849,000	339,303,835	—	38,849,000	339,303,835	378,152,835	1,831,991

Industrial
McKesson Distribution Conroe, TX	5,760,000	345,000	8,950,076	—	345,000	8,950,076	9,295,076	54,682	2005	11/02/05

Total Investment Properties Industrial	5,760,000	345,000	8,950,076		345,000	8,950,076	9,295,076	54,682

Grand Total Properties	213,557,000	101,144,000	609,368,282	(5,922)	101,144,000	609,362,360	710,506,360	2,751,586

F-30

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Schedule III (continued)
Real Estate and Accumulated Depreciation

December 31, 2005

Notes:

(A)       The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)        The aggregate cost of real estate owned at December 31, 2005 for Federal income tax purposes was approximately $753,800,000 (unaudited).

(C)        Reconciliation of real estate owned:

2005

Balance at beginning of period	$—
Purchases of investment properties	753,990,474
Payments received under master leases	(5,922)
Acquired in-place lease intangibles	(46,318,717)
Acquired above market lease intangibles	(252,347)
Acquired below market lease intangibles	3,092,872

Balance at December 31	$710,506,360

(D)                      Reconciliation of accumulated depreciation:

Balance at January 1	$ —
Depreciation expense	2,751,586

Balance at December 31	$ 2,751,586

F-31

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Balance Sheets
(Dollar amounts in thousands)

Assets

	September 30, 2006	December 31, 2005
	(unaudited)	(audited)
Investment properties:
Land	$239,541	$101,144
Building and other improvements	1,345,458	609,362

	1,584,999	710,506
Less accumulated depreciation	(25,900)	(2,751)

Net investment properties	1,559,099	707,755

Cash and cash equivalents (including cash held by management company of $2,154 and $7,329 as of September 30, 2006 and December 31, 2005, respectively)	355,909	37,129
Restricted cash	29,195	8,626
Restricted escrows	28,945	30,708
Investments in marketable securities	148,933	28,614
Accounts and rents receivable	9,321	1,100
Note receivable (Note 4)	41,477	—
Due from related parties (Note 3)	—	451
Acquired in-place lease intangibles (net of accumulated amortization of $7,976 and $698 as of September 30, 2006 and December 31, 2005, respectively)	146,601	45,621
Acquired above market lease intangibles (net of accumulated amortization of $229 and $9 as of September 30, 2006 and December 31, 2005, respectively)	5,984	244
Loan fees and loan fee deposits (net of accumulated amortization of $341 and $9 as of September 30, 2006 and December 31, 2005, respectively)	15,713	3,535
Other assets	12,012	2,068

Total assets	$2,353,189	$865,851

The accompanying notes are an integral part of the consolidated financial statements.

F-32

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	September 30, 2006	December 31, 2005
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 8)	$835,411	$227,654
Accounts payable	1,802	1,381
Accrued offering costs to related parties	1,657	292
Accrued offering costs to non-related parties	451	321
Accrued interest payable	911	862
Tenant improvement payable	3,985	789
Accrued real estate taxes	8,226	1,601
Distributions payable	4,464	315
Security deposits	1,376	669
Prepaid rental and recovery income and other liabilities	13,377	5,639
Advances from sponsor	—	3,081
Acquired below market lease intangibles (net of accumulated amortization of $868 and $34 as of September 30, 2006 and December 31, 2005, respectively)	17,043	3,059
Restricted cash liability	29,195	8,626
Other financings (Note 1)	47,762	—
Due to related parties (Note 3)	1,939	10,756
Deferred income tax liability (Note 10)	1,558	—

Total liabilities	969,157	265,045

Minority interest	552,902	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 94,836,131 and 9,873,834 shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	95	10
Additional paid in capital (net of offering costs of $101,681 and $13,147 as of September 30, 2006 and December 31, 2005, of which $90,294 and $7,663 was paid or accrued to affiliates as of September 30, 2006 and December 31, 2005, respectively)	847,033	86,410
Accumulated distributions in excess of net loss	(24,764)	(1,835)
Accumulated other comprehensive income	8,766	500

Total stockholders’ equity	831,130	85,085

Commitments and contingencies (Note 13)

Total liabilities and stockholders’ equity	$2,353,189	865,851

The accompanying notes are an integral part of the consolidated financial statements.

F-33

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

(unaudited)

	Three months	Three months	Nine months	Nine months
	ended	ended	Ended	ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income:
Rental income	$28,047	$—	$62,069	$—
Tenant recovery income	6,382	—	11,040	—
Other property income	698	—	845	—

Total income	35,127	—	73,954	—

Expenses:
General and administrative expenses to related parties	811	—	1,977	—
General and administrative expenses to non-related parties	485	48	1,835	115
Property operating expenses to related parties	1,466	—	2,946	—
Property operating expenses to non-related parties	4,833	—	7,521	—
Real estate taxes	3,319	—	6,273	—
Depreciation and amortization	13,546	—	30,495	—
Business manager management fee	1,200	—	1,200	—

Total expenses	25,660	(48)	52,247	115

Operating income (loss)	$9,467	$(48)	$21,707	$(115)

Interest and dividend income	6,635	—	14,054	—
Other income (expense) (Note 9)	(388)	—	227	—
Interest expense	(9,566)	—	(18,814)	—
Realized gain on securities	1,351	—	1,973	—

Income (loss) before income taxes and minority interest	$7,499	$(48)	$19,147	$(115)

Income tax benefit (expense) (Note 10)	104	—	(1,558)	—
Minority interest (Note 9)	(6,687)	—	(19,119)	—

Net income (loss) applicable to common shares	$916	$(48)	$(1,530)	$(115)

The accompanying notes are an integral part of the consolidated financial statements.

F-34

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

(unaudited)

	Three months	Three months	Nine months	Nine months
	ended	ended	Ended	ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Other comprehensive income:
Unrealized gain on investment securities	8,507	—	8,266	—

Comprehensive income (loss)	$9,423	$(48)	$6,736	$(115)

Net income (loss) available to common stockholders per common share, basic and diluted	$.01	$(2.39)	$(.03)	$(5.78)
Weighted average number of common shares outstanding, basic and diluted	76,848,460	20,000	47,631,587	20,000

The accompanying notes are an integral part of the consolidated financial statements.

F-35

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statement of Stockholders’ Equity

For the nine month period ended September 30, 2006

(Dollar amounts in thousands)

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Loss	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net loss	—	—	—	(1,530)	—	(1,530)
Unrealized gain on investment securities	—	—	—	—	8,266	8,266

Distributions declared	—	—	—	(21,399)	—	(21,399)
Proceeds from offering	83,809,663	84	838,062	—	—	838,146
Offering costs	—	—	(88,534)	—	—	(88,534)
Proceeds from distribution reinvestment program	1,152,634	1	10,950	—	—	10,951
Issuance of stock options and discounts on shares issued to affiliates	—	—	145	—	—	145

Balance at September 30, 2006	94,836,131	95	847,033	(24,764)	8,766	831,130

The accompanying notes are an integral part of the consolidated financial statements.

F-36

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Nine months ended	Nine months ended
	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)
Cash flows from operations:
Net loss available to common shareholders	$(1,530)	$(115)
Adjustments to reconcile net loss available to common shareholders to net cash provided by (used in) operating activities:
Depreciation	23,149	—
Amortization	7,282	—
Amortization of loan fees	332	—
Amortization on acquired above market leases	220	—
Amortization on acquired below market leases	(834)	—
Amortization of mortgage discount	50	—
Straight-line rental income	(2,770)	—
Straight-line lease expense	49	—
Other income	(38)	—
Other expense	71
Minority interests	19,119	—
Discount on shares issued to related parties	145	—
Realized gain on sale of marketable securities	(1,973)	—
Changes in assets and liabilities:
Accounts and rents receivable	(5,451)	—
Accounts payable	421	35
Accrued real estate taxes	6,025	—
Accrued interest payable	47	—
Prepaid rental and recovery income	(1,351)	—
Other liabilities	287	—
Deferred income tax liability	1,558	—
Security deposits	12	—
Other assets	26	—

Net cash flows provided by (used in) operating activities	44,846	(80)

Cash flows from investing activities:
Purchase of investment securities	(126,676)	—
Sale of investment securities	16,596	—
Restricted escrows	1,763	—
Rental income under master leases	157	—
Acquired in-place lease intangibles	(108,262)	—
Tenant improvement payable	(1,340)	—
Purchase of investment properties, net	(574,799)	—
Acquired above market leases	(5,961)	—
Acquired below market leases	14,818	—
Funding of note receivable	(41,477)
Other assets	(5,946)	(124)

Net cash flows used in investing activities	(831,127)	(124)

The accompanying notes are an integral part of the consolidated financial statements.

F-37

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Consolidated Statements of Cash Flows
(Dollar amounts in thousands)

(continued)

(unaudited)

	Nine months ended	Nine months ended
	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)
Cash flows from financing activities:
Proceeds from offering	838,146	—
Proceeds from the dividend reinvestment program	10,951	—
Payment of offering costs	(87,038)	—
Proceeds from mortgage debt and notes payable	319,395	—
Principal payments of mortgage debt	(371)	—
Proceeds from margin securities debt	47,122	—
Payment of loan fees and deposits	(12,510)	—
Distributions paid	(17,254)	—
Distributions paid - MB REIT preferred series A, B and C	(24,167)	—
Due from related parties	451	—
Due to related parties	(6,708)	—
Proceeds of issuance of preferred shares and common shares - MB REIT	40,125	—
Sponsor advances	(3,081)	—

Net cash flows provided by financing activities	1,105,061	—

Net increase in cash and cash equivalents	318,780	17
Cash and cash equivalents, at beginning of period	37,129	200

Cash and cash equivalents, at end of period	$355,909	$217

Supplemental disclosure of cash flow information:

Purchase of investment properties	(875,702)	—
Tenant improvement liabilities assumed at acquisition	4,536	—
Real estate tax liabilities assumed at acquisition	600	—
Security deposit liabilities assumed at acquisition	695	—
Assumption of mortgage debt at acquisition	245,375	—
Mortgage discount recorded at acquisition	(2,937)	—
Asset retirement obligation liability recorded at acquisition	8,919	—
Assumption of lender held escrows at acquisition	(4,047)	—
Other financings	47,762	—

	(574,799)	—

Cash paid for interest	$18,165	$—

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$4,464	$—

Accrued offering costs payable	$2,108	$224

Write-off of in-place lease intangibles	$62	$—
Write-off of building and other improvements	$180	$—

The accompanying notes are an integral part of the consolidated financial statements.

F-38

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited consolidated financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2005, which are included in the Company’s 2005 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited consolidated financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

(1)  Organization and Basis of Accounting

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) appoints Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Sponsor, to be the Business Manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and up to 40,000,000 shares at $9.50 each, which may be distributed pursuant to the Company’s distribution reinvestment plan.

The Company qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ended December 31, 2005.  So long as the Company qualifies for treatment as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLC’s) and limited partnerships (LP’s).  The effects of all significant intercompany transactions have been eliminated.

The Company has ownership interests of 67% to 75% in LLC’s which own nine shopping centers.  These entities are considered VIE’s as defined in FIN 46(R) and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLC’s to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

F-39

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.  (See Note 9)

A put/call agreement that was entered into by us and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain redemption rights.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.

 (2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications were made to the 2005 financial statements to conform to the 2006 presentations.

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of September 30, 2006.

F-40

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the nine months ended September 30, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $220 was applied as a reduction to rental income for the nine months ended September 30, 2006.  Amortization pertaining to the below market lease costs of $834 was applied as an increase to rental income for the nine months ended September 30, 2006.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $7,278 for the nine months ended September 30, 2006.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at September 30, 2006.

	2006 (1)	2007	2008	2009	2010	Thereafter
Amortization of:

Acquired above market lease costs	$(315)	(1,261)	(977)	(769)	(740)	(1,922)

Acquired below market lease costs	574	2,273	2,188	2,020	1,774	8,214

Net rental income Increase	$259	1,012	1,211	1,251	1,034	6,292

Acquired in-place lease Intangibles	$5,213	19,543	18,921	18,474	18,284	66,166

(1)                    For the three month period from October 1, 2006 through December 31, 2006.

F-41

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, SBC, accounted for 28% of consolidated rental revenues for the nine months ended September 30, 2006.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $754,845 as of September 30, 2006. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

Income taxes for certain state and local taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

The application of Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143” resulted in the recognition upon acquisition of additional real estate assets and liabilities of $8,919, which is recorded in building and other improvements and prepaid rental and recovery income and other liabilities on the balance sheet.  FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset.  For the three and nine months ended September 30, 2006, the Company recognized $71 of expense related to the accretion of the asset retirement obligation which is recorded in property operating expenses to non-related parties.

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to the Company for all partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership.

F-42

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

In September 2006, the SEC’s staff issued Staff Accounting Bulletin (SAB) No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  This Bulletin provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  The guidance in this Bulletin must be applied to financial reports covering the first fiscal year ending after November 15, 2006.  We do not believe that implementing the guidance in this Bulletin will have a material effect on our 2006 annual financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  We do not believe that implementing the guidance in this Interpretation will have a material effect on our 2006 annual financial statements.

(3)  Transactions with Related Parties

As of September 30, 2006 and December 31, 2005, the Company had incurred $101,681 and $13,147 of Offering costs, respectively, of which $90,294 and $7,663 was paid or accrued to related parties. In accordance with the terms of the Offering, the Business Manager has guaranteed payment of all offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the Offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of September 30, 2006 and December 31, 2005, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the Offering.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the Offering.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $32,764 and $80,736 for the three and nine months ended September 30, 2006, respectively, of which $1,657 was unpaid as of September 30, 2006.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the three and nine months ended September 30, 2006, the Company incurred $1,355 and $2,940 of these costs, respectively, of which $418 remained unpaid as of September 30, 2006.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in property operating expenses to related parties.  The agreement allows for annual fees totaling ..03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly.  For the three and nine months ended September 30, 2006, these fees totaled $18 and $30, respectively.  None remained unpaid as of September 30, 2006.

F-43

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

The Company pays a related party of the Business Manager a fee equal to .2% of the principal amount of each loan placed for the Company.  Such amounts are capitalized as loan fees and amortized over the respective loan term.  For the three and nine months ended September 30, 2006, the Company paid loan fees totaling $685 and $1,186, respectively, to this related party.  None remained unpaid as of September 30, 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also reimburses the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse the Company for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $1,200 for the three months ended September 30, 2006, all of which remained unpaid as of September 30, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $1,200, for the nine months ended September 30, 2006.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross income, for management and leasing services.  The Company incurred and paid property management fees of $1,466 and $2,946, respectively, and has been recorded in property operating expenses to related parties for the three and nine months ended September 30, 2006.  None remained unpaid as of September 30, 2006.

The Company has entered into a fee arrangement with Inland Western Retail Real Estate Trust, Inc., (“Inland Western”) whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty.  The fee arrangement calls for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000.  The Company incurred fees totaling $44 and $134, respectively, for the three and nine months ended September 30, 2006.  All fees had been paid to Inland Western as of September 30, 2006.  On September 30, 2006, five of the six remaining guarantees were released by the lenders.

F-44

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Inland Western has invested $264,003 and $224,003 in MB REIT in series C preferred shares as of September 30, 2006 and December 31, 2005, respectively.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 49,608 and 160,416 shares to related parties and recognized an expense related to these discounts of $37 and $141, respectively, for the three and nine months ended September 30, 2006.

The Company retains a related party of the Business Manager to manage the Company’s portfolio of marketable securities.  The Company incurred fees to this entity totaling $257 and $565, respectively, during the three and nine months ended September 30, 2006, of which $87 was unpaid as of September 30, 2006.

As of September 30, 2006 the Company was repaid funds from related parties in the amount of $451 which was due from related parties for costs paid by the Company on their behalf.

The Company entered into an agreement with a limited liability company formed as an insurance association captive, which is wholly owned by three other related parties, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and Insurance Management Services Inc.  The Company became a member of the limited liability company (L.L.C.) on October 1, 2006.  The L.L.C. was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the L.L.C. to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  The L.L.C. will be capitalized with $750 in cash, of which the Company’s initial contribution will be $188.

(4)  Note receivable

The note receivable balance of $41,477 as of September 30, 2006 consisted of one installment note from Fourth Quarter Properties 124, LLC that matures on December 31, 2006 with an optional extension term of three months.  The note is secured by a first mortgage on the 9.68 acres located in Orange County, Florida.    Interest only is due in advance on the first of each month at a rate of 9.25% per annum.  Upon closing, an interest reserve escrow totaling three months of interest payments was established for the note.

F-45

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(5)  Investment Securities

Investment in securities of $148,933 and $28,614 at September 30, 2006 and December 31, 2005, respectively, consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on September 30, 2006 and December 31, 2005, the Company has accumulated other comprehensive income of $8,766 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three and nine months ended September 30, 2006 the Company realized a gain of $1,351 and $1,973, respectively, on the sale of shares. Dividend income is recognized when earned. During the three and nine months ended September 30, 2006, dividend income of $2,392 and $4,933, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of September 30, 2006, and December 31, 2005, the Company has recorded a payable of $61,219 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At September 30, 2006, these rates were equal to a range between 5.58% and 5.83%. Interest expense in the amount of $877 and $1,666 is recognized in interest expense on the Consolidated Statement of Operations for the three and nine months ended September 30, 2006, respectively.

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the three and nine months ended September 30, 2006, the Company issued 0 and 17,500 options to its independent directors, respectively.  As of September 30, 2006 there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model.   During the three and nine months ended September 30, 2006, the Company recorded $1 and $4, respectively, of expense related to stock options.

(7)  Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received for the three and nine months ended September 30, 2006 was $118 and $157, respectively.

F-46

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2006	$88,168	*
2007	120,344
2008	116,922
2009	113,422
2010	107,233
Thereafter	696,108

Total	$1,242,197

*  For the twelve month period from January 1, 2006 through December 31, 2006, taking into account the date of acquisition of the properties acquired as of September 30, 2006.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  For the three and nine months ended September 30, 2006, ground lease rent was $54 and $161, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments

2006	$150	*
2007	153
2008	154
2009	155
2010	156
Thereafter	11,969

Total	$12,737

*  For the twelve month period from January 1, 2006 through December 31, 2006, taking into account the date of acquisition of the properties acquired as of September 30, 2006.

(8)  Mortgages and Margins Payable

Mortgage loans outstanding as of September 30, 2006, and December 31, 2005, were $777,956 and $213,557, respectively, and had a weighted average interest rate of 5.13% and 4.99%, respectively.  All of the loans have fixed interest rates ranging from 4.83% to 6.01%.  Properties with a net carrying value of $1,231,723 and $342,821 at September 30, 2006, and December 31, 2005, respectively, and related tenant leases are pledged as collateral. As of September 30, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

F-47

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of September 30, 2006, the Company was in compliance with such covenants.

	2006	2007	2008	2009	2010	Thereafter

Maturing debt:
Fixed rate debt	—	—	—	—	161,000	616,956

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,764, net of accumulated amortization, is outstanding as of September 30, 2006.

The Company has purchased a portion of its investment securities through margin accounts.  As of September 30, 2006, and December 31, 2005, the Company has recorded a payable of $61,219 and $14,097, respectively, for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At September 30, 2006, these rates were equal to a range between 5.58% and 5.83%.

(9)  Minority Interest

As a holder of common stock of MB REIT, the Company is entitled to receive distributions, paid on a monthly basis (or otherwise as declared by the Board of Directors or a committee of the Board of Directors authorized to declare dividends) from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock.  The series B preferred stock entitles the holder to an annual dividend of 12.5% on the face amount of the series B stock, payable semi-annually.  The series C preferred stock entitles the holder to receive dividends, payable monthly, equal to 7% of the face amount of the series C preferred stock.  As of September 30, 2006 and October 27, 2006, the Company has purchased common shares in MB REIT for a total investment of $450,000 and $550,000, respectively.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred shareholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings and to include MB REIT’s cash and the Company’s cash (including marketable securities) to the extent not committed and available for investment in common stock in MB REIT as part of its total assets for purposes of calculating compliance with the debt covenant ratio.  As of September 30, 2006, the debt ratio was 34% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets.

F-48

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT.  Under SFAS 150 and SFAS 133 the put/call arrangements are considered free standing derivative instruments.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was a liability of ($23) and ($237) as of September 30, 2006 and December 31, 2005, respectively, included in prepaid rental and recovery income and other liabilities, resulting in unrealized gains (losses) on derivative instruments of ($401) and $214, respectively, included in other income for the three and nine months ended September 30, 2006.

The following tables present condensed financial information for MB REIT as of September 30, 2006 and December 31, 2005, and for the three and nine months ended September 30, 2006.

	September 30, 2006	December 31, 2005
Assets
Real estate, net	$1,421,982	707,579
Cash and cash equivalents	100,899	10,805
Other assets	218,566	81,203

Total assets	$1,741,447	799,587

Liability and stockholders’ equity:
Mortgage notes payable	689,139	213,557
Other liabilities	65,102	23,672
Stockholders’ equity	987,206	562,358

Total liabilities and stockholders’ equity	$1,741,447	799,587

	For the three months ended September 30, 2006	For the nine months ended September 30, 2006
Total income	$33,525	73,280
Other expenses	(10,752)	(20,011)
Interest expense	(6,864)	(14,518)
Depreciation and amortization	(12,515)	(28,926)

Net income	$3,394	9,825

The minority interest represents outside interests in MB REIT and is comprised of:

F-49

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

For the three months ended September 30, 2006.

	Beginning
	Capital		Income
	Balance	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$(2,311)	$2,311	$264,132
Series B preferred stock (2)	125	(4)	4	125
Series C preferred stock (3)	264,003	(4,658)	4,658	264,003
Common stock (1)	25,190	(262)	(286)	24,642

	$553,450	$(7,235)	$6,687	$552,902

For the nine months ended September 30, 2006.

	Beginning
	Capital		Income
	Balance	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$(6,933)	$6,933	$264,132
Series B preferred stock(2)	125	(12)	12	125
Series C preferred stock(3)	264,003	(13,809)	13,809	264,003
Common stock (1)	27,585	(1,308)	(1,635)	24,642

	$555,845	$(22,062)	$19,119	$552,902

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    income allocation not indicative of income tax allocation.

Allocations of profit and loss are made first to series A, B, and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest.  The income allocation for the common shareholders for the three and nine months ended September 30, 2006 was based on the monthly average ownership percentages of the shareholders during the period.  As of September 30, 2006, Inland American and MD’s effective ownership interest of the common stock was 94% and 6%, respectively.

(10)  Income Taxes

In the second quarter of 2006, the state of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  As such, the Company has recorded a net deferred tax liability and deferred income tax (benefit) expense related to temporary differences of ($104) and $1,558 for the three and nine months ended September 30, 2006, respectively

F-50

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

The temporary differences that give rise to the net deferred tax liability at September 30, 2006 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,588
Depreciation	(38)
Straight-line rents	17
Others	(9)

Total cumulative temporary differences	$$1,558

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

F-51

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements (Continued)

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(11)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense, or interest and other investment income from corporate investments.  The following table summarizes net property operations income by segment for the three and nine months ended September 30, 2006.

For the three months ended September 30, 2006

	Total	Office	Retail	Industrial	Multi- Family
Property rentals	$26,442	$10,956	$14,610	$406	$470
Straight-line rents	1,280	680	579	21	—
Amortization of acquired above and below market leases, net	325	(84)	409	—	—
Total rentals	$28,047	$11,552	$15,598	$427	$470

Tenant recoveries	6,382	2,232	4,113	37	—
Other income	698	300	347	—	51
Total revenues	$35,127	$14,084	$20,058	$464	$521

Operating expenses	$9,618	$3,768	$5,511	$61	278

Total expenses	$9,618	$3,768	$5,511	$61	278

Net property operations	$25,509	$10,316	$14,547	$403	243

Depreciation and amortization	$(13,546)
Business manager management fee	$(1,200)
General and administrative	$(1,296)
Interest and other investment income	$7,986
Interest expense	$(9,566)
Income tax expense	$104
Other income	$(388)
Minority interest	$(6,687)

Net income	$916

F-52

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)
(unaudited)
(Dollar amounts in thousands, except per share amounts)

September 30, 2006

For the nine months ended September 30, 2006.

	Total	Office	Retail	Industrial	Multi- Family

Property rentals	$58,686	$24,618	$31,848	$1,119	$1,101
Straight-line rents	2,770	1,470	1,240	60	—
Amortization of acquired above and below market leases, net	613	(104)	717	—	—
Total rentals	$62,069	$25,984	$33,805	$1,179	$1,101

Tenant recoveries	11,040	2,386	8,543	111	—
Other income	845	308	423	—	114
Total revenues	$73,954	$28,678	$42,771	$1,290	$1,215

Operating expenses	$16,740	$4,625	$11,436	$172	$507

Total expenses	$16,740	$4,625	$11,436	$172	$507

Net property operations	$57,214	$24,053	$31,335	$1,118	$708

Depreciation and amortization	$(30,495)
Business manager management fee	$(1,200)
General and administrative	$(3,812)
Interest and other investment income	$16,027
Interest expense	$(18,814)
Income tax expense	$(1,558)
Other income	$227
Minority interest	$(19,119)

Net loss	$(1,530)

Balance Sheet Data:
Real estate assets, net	$1,711,684	$794,095	$876,187	$23,057	$18,345
Non-segmented assets	641,505

Total assets	$2,353,189

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC, which individually accounted for 28% of the Company’s consolidated rental revenues for the nine months ended September 30, 2006.

F-53

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)
(unaudited)
(Dollar amounts in thousands, except per share amounts)

September 30, 2006

(12)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the three months ended September 30, 2006 and the net loss incurred for the nine months ended September 30, 2006 and the three and nine months ended 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 76,848,460 and 47,631,587 for the three and nine months ended September 30, 2006.

(13)  Commitments and Contingencies

The Company has acquired several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $30,872 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of September 30, 2006, the Company has approximately $8,500 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $565,000 in principal.

Inland American was required to purchase the remaining shares of MB REIT worth approximately $722,000 by December 31, 2006, however on October 27, 2006, the series A preferred shareholders agreed to extend the obligation to March 31, 2007. In addition, MB REIT was obligated to repurchase the series C preferred in the amount of $264,000 by December 31, 2006, however, the series A preferred shareholders have agreed to extend the obligation to January 31, 2007.

(14)  Subsequent Events

The Company paid distributions of $4,460 to our stockholders in October 2006.

The Company issued 13,315,188 shares of common stock from October 1, 2006 through October 27, 2006, resulting in a total of 108,151,319 shares of common stock outstanding. As of October 27, 2006, subscriptions for a total of 106,704,608 shares were received resulting in total gross offering proceeds of $1,067,046 and an additional 1,446,711 shares were issued pursuant to the DRP for $13,816 of additional gross proceeds.

F-54

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)
(unaudited)
(Dollar amounts in thousands, except per share amounts)

September 30, 2006

The Company has acquired the following properties during the period October 1 to October 27, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
10/13	Lincoln Village	2002	40,068	128,962	Borders, Famous Footwear, Panera Bread
10/13	Parkway Centre North	2005	14,880	101,282	Dick’s Sporting Goods, Best Buy, Michaels
10/18	Doral-Waukesha	1990/1991	2,400	43,940	Lang Companies
10/19	500 Hartland	2000	10,801	134,210	AMK Holding, Ltd.
10/20	55th Street	1997/1999	13,500	175,062	Pura-flo MPC, Inc.
10/20	Washington Mutual-Arlington	1983	38,000	239,905	Providian Bancorp Services
10/23	Industrial Drive	1995	7,379	139,000	Metals USA

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from October 1 to October 27, 2006, the Company funded earnouts totaling $672 at one of the existing properties.

There were no mortgage debt financings obtained from the period October 1 to October 27, 2006.

In October 2006, MB REIT paid distributions to series C preferred stockholders of $1,570 and paid distributions of $6,000 to common stockholders.

Inland American purchased 78,370 shares of the special voting stock of MB REIT in the amount of $100,000 in October 2006.

On October 26, 2006, Inland American participated out 25% or $10,369 of the note receivable (See Note 4) to Inland Real Estate Corporation (IRC), a related party.  IRC will receive their prorata share of interest and loan fees.

On October 27, 2006 the Series A shareholders of MB REIT signed a letter to extend the date that the Company is required to invest $1,200,000 into MB REIT to March 31, 2007 and to extend the date that the Series C shareholders are to be redeemed to January 31, 2007.  In addition the series A shareholders also signed a letter to modify the definition of “Adjusted Total Assets” as defined in the MB REIT’s Second Amended and Restated Articles of Incorporation to be equal to the sum of :(A) the Adjusted Total Assets (as calculated under the articles) plus (B) the Company’s cash and cash equivalents (including marketable securities).  For purposes of the prior sentence:  (1) “cash and cash equivalents” shall mean all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, and (2) “marketable securities” shall mean financial instruments and foreign currencies (such as notes, stock, preferred shares, bonds, debentures, options, futures, swaps, rights, warrants and other similar financial assets) which are actively traded on an established securities market, a secondary market or the substantial equivalent thereof.

F-55

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2006

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on September 30, 2006.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2006, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the Bradley Portfolio, Plaza at Eagle’s Landing, Parkway Centre North – Outlot Building B, Lincoln Village, Parkway Centre North I, Washington Mutual, State Street Market, The Market at Morse, The Shops at Sherman Plaza and New Forest Crossing II.  The Company considers the unpurchased properties in the Bradley Portfolio, Parkway Centre North – Outlot Building B, State Street Market, The Market at Morse and The Shops at Sherman Plaza to be probable under rule 3-14 of Regulation S-X.

F-56

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$1,559,099	640,393	2,199,492
Cash and cash equivalents	355,909	112,867	468,776
Restricted cash	29,195	—	29,195
Restricted escrows	28,945	(2,689)	26,256
Investment in marketable securities	148,933	—	148,933
Accounts and rents receivable	9,321	—	9,321
Note receivable	41,477	—	41,477
Due from related parties	—	—	—
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	146,601	54,961	201,562
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	5,984	1,529	7,513
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	15,713	492	16,205
Other assets (F)	12,012	(6,916)	5,096

Total assets	$2,353,189	800,637	3,153,826

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	835,411	302,719	1,138,130
Accounts payable	1,802	—	1,802
Accrued offering costs	2,108	—	2,108
Accrued interest payable	911	—	911
Tenant improvement payable	3,985	—	3,985
Accrued real estate taxes	8,226	—	8,226
Distributions payable	4,464	—	4,464
Security deposits	1,376	—	1,376
Prepaid rental income and recovery income	13,377	—	13,377
Advances from sponsor	—	—	—
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	17,043	—	17,043
Restricted cash liability	29,195	—	29,195
Other financings (G)	47,762	5,650	53,412
Due to related parties	1,939	—	1,939
Deferred income tax	1,558	—	1,558

Total liabilities	969,157	308,369	1,277,526

Minority interests	552,902	—	552,902

Common stock (C)	95	54	149
Additional paid-in capital (net of offering costs for pro forma) (C)	847,033	492,214	1,339,247
Accumulated distributions in excess of net income (E)	(24,764)	—	(24,764)
Accumulated other comprehensive income	8,766	—	8,766

Total stockholders’ equity	831,130	492,268	1,323,398

Total liabilities and stockholders’ equity	$2,353,189	800,637	3,153,826

See accompanying notes to pro forma consolidated balance sheet.

F-57

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(A)      The historical column represents the Company’s Consolidated Balance Sheet as of September 30, 2006 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. MB REIT is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Bradley Portfolio	$492,910	$277,164
Plaza at Eagle’s Landing	9,510	5,310
Lincoln Village	40,068
Parkway Centre North I	14,880
Washington Mutual	38,000
State Street Market	19,000
The Market at Morse	14,750
Parkway Centre North – Outlot Building B	3,930
The Shops at Sherman Plaza	54,896
New Forest Crossing II	6,250
Hunting Bayou - earnout	2,017
Cypress - earnout	672
The Market at Hilliard		11,220
Buckhorn Plaza		9,025

Total	$696,883	$302,719

Allocation of net investments in properties:

Land	$136,109
Building and improvements	504,284
Acquired in-place lease intangibles and customer relationship value	54,961
Acquired above market lease intangibles	1,529
Acquired below market lease intangibles	—
Total	$696,883

(C)        Additional offering proceeds of $539,562, net of additional offering costs of $47,294 are reflected as received as of September 30, 2006 based on offering proceeds actually received as of December 6, 2006. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships.  The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

F-58

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

September 30, 2006

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(F)   Change in Other assets of $(6,916) represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)        IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde Park, Parkway Centre North-Outlot Building B and The Market at Morse.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

F-59

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations and Other Comprehensive Income

For the nine months ended September 30, 2006

(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations and Other Comprehensive Income is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and Other Comprehensive Income as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for Lincoln Village, State Street Market, Washington Mutual, the Bradley Portfolio, and for properties purchased during the first, second and third quarter of 2006.  The Company considers the unpurchased properties in the Bradley Portfolio and State Street Market as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for The Plaza at Eagle’s Landing, Brooks Corner, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Market at Morse, The Shops at Sherman Plaza or New Forest Crossing II as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations and Other Comprehensive Income is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2006, nor does it purport to represent our future results of operations.

F-60

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations and Other Comprehensive Income
For the nine months ended September 30, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments
	(A)	(B)	Pro Forma

Rental income (D)	$62,069	61,637	123,706
Tenant recovery income	11,040	20,971	32,011
Other property income	845	—	845

Total income	73,954	82,608	156,562

General and administrative expenses	3,812	—	3,812
Business manager management fee (C)	1,200	—	1,200
Property operating expenses (F)	10,467	25,159	35,626
Real estate taxes	6,273	—	6,273
Depreciation and amortization (D)	30,495	31,363	61,858

Total expenses	52,247	56,522	108,769

Operating income	21,707	26,086	47,793

Interest and dividend income	14,054	—	14,054
Other income	227	—	227
Interest expense (G), (H)	(18,814)	(26,163)	(44,977)
Realized gain on securities	1,973	—	1,973

Net income (loss) before income tax and minority interest	$19,147	(77)	19,070

Income tax expense	(1,558)	—	(1,558)
Minority interest (I)	(19,119)	(1,101)	(20,220)

Net income (loss) applicable to common shareholders	$(1,530)	(1,178)	(2,708)

Other comprehensive income:
Unrealized gain on investment securities	8,266	—	8,266

Comprehensive income (loss)	$6,736	(1,178)	5,558

Weighted average number of shares of common stock outstanding, basic and diluted (E)	47,631,587		148,837,035

Net loss per share, basic and diluted (E)	(0.03)		(0.02)

See accompanying notes to pro forma consolidated statement of operations and other comprehensive income.

F-61

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations and Other Comprehensive Income

For the nine months ended September 30, 2006

(unaudited)

(A)      The historical information represents the consolidated historical statement of operations and other comprehensive income of the Company for the nine months ended September 30, 2006 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of December 6, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for The Plaza at Eagle’s Landing, Brooks Corner, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Market at Morse, The Shops at Sherman Plaza, or New Forest Crossing II as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through the date of acquisition based on information provided by the Seller for the following properties:

Hyde Park Stop N Shop	Ahold Portfolio	CyFair Town Center	Fabyan Randall
Lakewood Mall	Lincoln Mall	The Market at Hilliard	State Street Market
Monadnock Marketplace	Southgate Apartments	Dulles	Lincoln Village
Thermo Process Facilities	Sherman Town Center	Buckhorn Plaza	Washington Mutual
Canfield Plaza	Spring Town Center	IDS Building
Shakopee Center	Eldridge Lakes	Bradley Portfolio

(C)        No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of these additional properties.

(D)       Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(E)         The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2005.

(F)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses. For the nine months ended September 30, 2006, pro forma property operating expenses included management fees of $6,662.

(G)        IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, Parkway Centre North-Outlot Building B and The Market at Morse.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the nine months ended September 30, 2006, the pro forma interest expense included other financing interest expense of $1,981.

F-62

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations and Other Comprehensive Income
For the nine months ended September 30, 2006
(unaudited)

(H)       The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles	68,750	5.8510%	09/01/2016
IDS Building	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016

(I)            Minority interests represents outside interests in MB REIT and is calculated as follows:

	Historical
	Income	Pro Forma	Pro Forma
	Allocation	Adjustments	Income Allocation

Series A preferred stock	6,933	—	6,933
Series B preferred stock	12	—	12
Series C preferred stock	13,809	13	13,822
Common stock owned by MD	(1,635)	1,088	(547)

Pro Forma Balance	19,119	1,101	20,220

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest. It is assumed all shares of series A, B and C preferred shares were outstanding as of January 1, 2005.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

F-63

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations and Other Comprehensive Income

For the year ended December 31, 2005

(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations and Other Comprehensive Income is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and Other Comprehensive Income as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio, Lincoln Village, State Street Market, Washington Mutual and for properties purchased in the first, second and third quarter of 2006 and during 2005.  The Company considers the unpurchased properties in the Bradley Portfolio and State Street Market as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Market at Morse, The Shops at Sherman Plaza or New Forest Crossing II as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations and Other Comprehensive Income is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2005, nor does it purport to represent our future results of operations.

F-64

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations and Other Comprehensive Income
For the year ended December 31, 2005 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$6,152	85,827	59,025	151,004
Tenant recovery income	509	27,347	9,234	37,090
Other property income	8	—	—	8

Total income	6,669	113,174	68,259	188,102

General and administrative expenses	1,267	—	—	1,267
Business manager management fee (D)	—	—	—	—
Property operating expenses (G)	625	34,669	13,907	49,201
Real estate taxes	361	—	—	361
Depreciation and amortization (E)	3,459	44,682	34,138	82,279

Total expenses	5,712	79,351	48,045	133,108

Operating income	957	33,823	20,214	54,994

Interest and dividend income	1,740	—	—	1,740
Other income	1	—	—	1
Interest expense (H) (I)	(1,412)	(38,474)	(17,998)	(57,884)
Other expense	(237)	—	—	(237)
Minority interests (J)	(2,422)	—	(23,976)	(26,398)

Net income (loss)	$(1,373)	(4,651)	(21,760)	(27,784)

Other comprehensive income:
Unrealized gain on investment securities	500	—	—	500

Comprehensive income (loss)	(873)	(4,651)	(21,760)	(27,284)

Weighted average number of shares of common stock outstanding, basic and diluted (F)	884,058	—		148,837,035

Net loss per share, basic and diluted (F)	(1.55)			(0.19)

See accompanying notes to pro forma consolidated statement of operations and other comprehensive income.

F-65

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations and Other Comprehensive Income

For the year ended December 31, 2005

(unaudited)

(A)      The historical information represents the consolidated historical statement of operations and other comprehensive income of the Company for the year ended December 31, 2005 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of December 6, 2006 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2005.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Southgate Apartments	The Market at Hilliard	Washington Mutual
Canfield Plaza	Dulles
Shakopee Shopping Center	IDS Building
Ahold Portfolio	Bradley Portfolio
Lincoln Mall	Lincoln Village

(C)        Total pro forma adjustments for acquisitions consummated as of December 6, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Market at Morse, The Shops at Sherman Plaza, or New Forest Crossing II as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through December 31, 2005 based on information provided by the Seller for the following properties:

SBC Center	Paradise Shops of Largo	Thermo Process Facilities
Bridgeside Point	Lakeview Technology Center I	Fabyan Randall
Hyde Park Stop N Shop	Buckhorn Plaza	State Street Market
Lakewood Mall	Triangle Mall
New Quest Portfolio	Monadnock Marketplace

(D)       No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of these additional properties.

(E)         Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(F)         The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2005 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2005.

(G)        Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses. For the twelve months ended December 31, 2005, pro forma property operating expenses included management fees of $8,168.

F-66

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations and Other Comprehensive Income

For the year ended December 31, 2005

(unaudited)

(H)       IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, Parkway Centre North-Outlot Building B and The Market at Morse.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the twelve months ended December 31, 2005, the Interest expense included other financing interest expense of $2,649.

(I)            The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
SBC Center	200,472	4.9950%	12/01/2035
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall	11,715	6.0100%	04/01/2024
Paradise Shops of Largo	7,325	4.8800%	01/01/2011
Lakeview Technology Center I	14,470	4.9000%	02/01/2011
Triangle Mall	23,600	4.8300%	03/01/2011
Bridgeside Point	17,325	5.2000%	02/11/2011
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016

F-67

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations and Other Comprehensive Income

For the year ended December 31, 2005

(unaudited)

(J)           Minority interests represents outside interests in MB REIT and is calculated as follows:

	Historical	Pro Forma	Pro Forma
	Income Allocation	Adjustment	Income Allocation
Series A preferred	2,077	7,168	9,245
Series B preferred	—	16	16
Series B preferred	2,108	16,372	18,480
Common Stock owned by MD	(1,763)	420	(1,343)

Pro Forma Balance	2,422	23,976	26,398

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest. It is assumed all shares of A, B and C preferred shares were outstanding as of January 1, 2005.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

F-68

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Triangle Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Triangle Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

F-69

Triangle Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,446,756	$905,025
Operating expense and real estate tax recoveries	205,143	146,082

Total gross income	1,651,899	1,051,107

Direct operating expenses:
Operating expenses	86,138	147,217
Insurance	25,705	9,214
Real estate taxes	148,586	76,305

Total direct operating expenses	260,429	232,736

Excess of gross income over direct operating expenses	$1,391,470	$818,371

See accompanying notes to historical summary of gross income and direct operating expenses.

F-70

Triangle Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Triangle Mall (“the Property”) is located in Longview, Washington.  The Property consists of approximately 162,755 square feet of gross leasable area and was approximately 59% occupied at December 31, 2004. The Property is leased to a total of 19 tenants, of which two tenants account for approximately 41.7% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property by December 31, 2005 with Kimco Realty Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $101,418 for the year ended December 31, 2004.

F-71

Triangle Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, as of December 31, 2004, are as follows:

Year
2005	$1,701,670
2006	2,638,019
2007	2,597,763
2008	2,596,824
2009	2,458,419
Thereafter	10,951,467

$22,944,162

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-72

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Properties acquired from New Quest Properties (“the Properties”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from New Quest Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

F-73

Properties Acquired From New Quest Properties

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$19,471,376	$18,782,140
Operating expense and real estate tax recoveries	5,274,575	3,146,098

Total gross income	24,745,951	21,928,238

Direct operating expenses:
Operating expenses	1,889,316	1,981,853
Insurance	319,424	351,736
Real estate taxes	3,830,277	2,511,254
Interest expense	2,329,823	1,150,896

Total direct operating expenses	8,368,840	5,995,739

Excess of gross income over direct operating expenses	$16,377,111	$15,932,499

See accompanying notes to historical summary of gross income and direct operating expenses.

F-74

Properties Acquired From New Quest Properties

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed, through its joint venture, Minto Builders (Florida), Inc. (MB REIT), to acquire 36 properties from New Quest Properties, an unaffiliated third party.  MB REIT acquired 30 properties from October 13, 2005 through December 22, 2005, and expects to close on the remaining properties by January 31, 2006.  The following properties are included in the portfolio:

			Occupancy at
Name	Gross Leasable Area	Location	December 31, 2004
Windemere Village *	25,200	Houston, TX	2.9%
Antoine Town Center *	36,003	Houston, TX	90.9%
Blackhawk Town Center *	32,920	Houston, TX	0%
Carver Creek *	33,321	Dallas, TX	100%
6101 Richmond Building *	19,230	Houston, TX	100%
6234 Richmond Building *	28,391	Houston, TX	52%
Ashford Plaza *	33,094	Houston, TX	82.3%
Atascocita Shopping Center *	47,326	East Humble, TX	100%
Cinemark-Jacinto City *	107,926	Houston, TX	100%
Cinemark-Webster *	80,000	Webster, TX	100%
Cinemark-Silver Lake	39,081	Pearland, TX	0%
Saratoga Town Center *	92,982	Corpus Christi, TX	84.9%
Tomball Town Center *	65,013	Tomball, TX	7.5%
Woodforest Square *	39,677	Houston, TX	64.6%
Pinehurst Shopping Center *	39,934	Humble, TX	76.3%
Hunting Bayou Shopping Center	134,715	Houston, TX	85.1%
24 Hour Woodlands *	45,906	The Woodlands, TX	100%
Chili’s-Hunting Bayou *	32,505	Houston, TX	100%
Walgreens-Springfield MO *	14,560	Springfield, MO	100%
24 Fitness (249 & Jones) *	85,000	Houston, TX	100%
Stables at Town Center *	66,682	Spring, TX	98%
NTB Eldridge *	37,946	Houston, TX	100%
Highland Plaza *	72,280	Houston, TX	98.6%
West End Square *	36,637	Houston, TX	87%
Sherman Town Center	441,729	Sherman, TX	91.3%
Friendswood Crossing *	67,328	Friendswood, TX	95.4%
Cypress Town Center *	34,300	Houston, TX	87.4%
Eldridge Lakes Town Center	54,980	Houston, TX	87.2%
Eldridge Town Center *	71,768	Houston, TX	98.3%
Winchester Town Center *	19,200	Houston, TX	0%
Spring Town Center	21,511	Spring, TX	85.2%
Willis Town Center *	12,740	Willis, TX	100%
11500 Market St. *	2,719	Houston, TX	100%
Bay Colony *	194,163	League City, TX	54.9%
Cyfair Town Center	51,592	Cypress, TX	98.1%
Joe’s Crab Shack *	65,340	Houston, TX	100%

*Denotes that MB REIT closed on this property by December 22, 2005.

The Properties are leased to a total of 403 tenants, of which no tenants account for more than 10% of base rental revenue for the year ended December 31, 2004.

F-75

Properties Acquired From New Quest Properties

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(2)                    Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,881,258 for the year ended December 31, 2004.

F-76

Properties Acquired From New Quest Properties

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 68 years, as of December 31, 2004, are as follows:

Year
2005	$25,495,690
2006	26,979,866
2007	26,375,116
2008	25,310,128
2009	23,190,289
Thereafter	277,906,688

$405,257,777

(3)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(4)                    Interest Expense

MB REIT will assume mortgage loans secured by Huntington Bayou, Sherman Town Center, Shops at Spring Town, Eldridge Lakes Town Center, and CyFair Town Center in connection with the portfolio acquisition. For each loan, the mortgage loan original balance, current balance, interest rate, and maturity date are as follows:

Property	Beginning Balance	Current Balance	Interest Rate	Maturity Date
Huntington Bayou	$4,500,000	$4,033,710	4.74%	7/30/2009
Sherman Town Center	$39,650,000	$38,946,660	4.95%	7/1/2014
Shops at Spring Town	$8,200,000	$7,919,598	4.87%	1/1/2015
Eldridge Lakes Town Center	$8,100,000	$7,794,114	4.88%	12/1/2014
CyFair Town Center	$6,125,000	$5,891,599	4.83%	12/1/2014

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$374,009
2006	2,094,125
2007	2,190,048
2008	2,282,429
2009	4,606,892
Thereafter	53,038,178

$64,585,681

F-77

Paradise Shops Of Largo

Historical Summary of Gross Income and Direct Operating Expenses
For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

For the period from July 1, 2005 (commencement of operations) to
September 30, 2005
(unaudited)
Gross income:
Base rental income	$203,818
Operating expense and real estate tax recoveries	19,124

Total gross income	222,942

Direct operating expenses:
Operating expenses	12,563
Real estate taxes	51,524
Insurance	3,740

Total direct operating expenses	67,827

Excess of gross income over direct operating expenses	$155,115

See accompanying notes to historical summary of gross income and direct operating expense.

F-78

Paradise Shops Of Largo

Note to Historical Summary of Gross Income and Direct Operating Expenses
For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 (commencement of operations) to September 30, 2005 has been prepared from the operating statements provided by the owners of the property during this period and requires management of Paradise Shops of Largo to make estimates and assumptions that affect the amounts of the revenues and expense during this period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from July 1, 2005 (commencement of operations) to September 30, 2005.

F-79

SBC Center

On November 15, 2005, MB REIT purchased SBC Center from an unaffiliated third party. The center’s only tenant is SBC Communications, Inc. (the Tenant) which is subject to a net lease in which all the non-financial operating and holding costs of the center are transferred to the tenant.  The Company has provided selected financial and operating data below for the tenant.  The tenant’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from the tenant’s December 31, 2004 Form 10-K

Selected Financial and Operating Data

Dollars in millions except per share amounts

At December 31 or for the year ended:	2004	2003	2002

Financial Data (1)
Operating revenues	$40,787	$40,498	$42,821
Operating expenses	$34,886	$34,214	$34,383
Operating income	$5,901	$6,284	$8,438
Interest expense	$1,023	$1,242	$1,382
Equity in net income of affiliates	$873	$1,253	$1,921
Other income (expense) - net	$922	$1,818	$733
Income taxes	$2,186	$2,857	$2,910
Income from continuing operations	$4,979	$5,859	$7,361
Income from discontinued operations, net of tax (2)	$908	$112	$112
Income before extraordinary item and cumulative effect of accounting changes	$5,887	$5,971	$7,473
Net income (3)	$5,887	$8,505	$5,653

Earnings per common share:
Income from continuing operations	$1.50	$1.77	$2.21
Income before extraordinary item and cumulative effect of accounting changes	$1.78	$1.80	$2.24
Net income (3)	$1.78	$2.56	$1.70

Earnings per common share - assuming dilution:
Income from continuing operations	$1.50	$1.76	$2.20
Income before extraordinary item and cumulative effect of accounting changes	$1.77	$1.80	$2.23
Net income (3)	$1.77	$2.56	$1.69

Total assets	$108,844	$100,233	$95,170
Long-term debt	$21,231	$16,097	$18,578
Construction and capital expenditures	$5,099	$5,219	$6,808
Dividends declared per common share (4)	$1.26	$1.41	$1.08
Book value per common share	$12.27	$11.57	$10.01
Ratio of earnings to fixed charges	6.32	6.35	6.20
Debt ratio	40.00%	32.00%	39.90%
Weighted-average common shares outstanding (000,000)	3,310	3,318	3,330
Weighted-average common shares outstanding with dilution (000,000)	3,322	3,329	3,348
End of period common shares outstanding (000,000)	3,301	3,305	3,318

F-80

Operating Data
Network access lines in service (000)	52,356	54,683	57,083
Long-distance lines in service (000)	20,868	14,416	6,071
DSL lines in service (000)	5,104	3,515	2,199
Wireless customers (000) - Cingular (5)	49,109	24,027	21,925
Number of employees	162,700	168,950	175,980

(1)  Amounts in the above table have been prepared in accordance with U.S. generally accepted accounting principles.

(2)  Financial statements for all periods presented reflect results from our sold directory advertising business in Illinois and northwest Indiana as discontinued operations. The operational results and the gain associated with the sale of that business are presented in “Income from discontinued operations, net of tax.”

(3)  Amounts include the following extraordinary item and cumulative effect of accounting changes: 2003, extraordinary loss of $7 related to the adoption of Financial Accounting Standards Board Interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (FIN 46) and the cumulative effect of accounting changes of $2,541, which includes a $3,677 benefit related to the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (FAS 143) and a $1,136 charge related to the January 1, 2003 change in the method in which we recognize revenues and expenses related to publishing directories from the “issue basis” method to the “amortization” method; 2002, charges related to a January 1, 2002 adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

(4)  Dividends declared by SBC’s Board of Directors reflect the following: 2003, includes three additional dividends totaling $0.25 per share above our regular quarterly dividend payout.

(5)  The number presented represents 100% of Cingular Wireless’ (Cingular) cellular/PCS customers. The 2004 number includes customers from the acquisition of AT&T Wireless Services Inc. (AT&T Wireless). Cingular is a joint venture in which we own 60% and is accounted for under the equity method.

F-81

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Monadnock Marketplace (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Monadnock Marketplace for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 23, 2005

F-82

Monadnock Marketplace

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$974,852	$868,999
Operating expense and real estate tax recoveries	200,257	221,679

Total gross income	1,175,109	1,090,678

Direct operating expenses:
Operating expenses	97,827	45,647
Insurance	36,548	37,485
Real estate taxes	151,707	121,278

Total direct operating expenses	286,082	204,410

Excess of gross income over direct operating expenses	$889,027	$886,268

See accompanying notes to historical summary of gross income and direct operating expenses.

F-83

Monadnock Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Monadnock Marketplace (“the Property”) is located in Keene, New Hampshire.  The Property consists of approximately 65,237 square feet of gross leasable area and was approximately 76% occupied at December 31, 2004. The Property is leased to a total of 4 tenants, of which 3 tenants account for approximately 91% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to complete the acquisition of the property in January 2006 with Konover Development Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain a provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,189 for the year ended December 31, 2004.

F-84

Monadnock Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from four to 20 years, as of September 30, 2005, are as follows:

Year
2005	$1,162,483
2006	3,411,144
2007	3,411,894
2008	3,414,794
2009	3,389,235
Thereafter	39,269,000

$54,058,550

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-85

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakewood Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

F-86

Lakewood Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,353,445	$1,641,208
Operating expense and real estate tax recoveries	543,873	436,119

Total gross income	1,897,318	2,077,327

Direct operating expenses:
Operating expenses	328,002	165,015
Insurance	49,155	59,581
Real estate taxes	195,341	284,260
Interest expense	541,338	613,049

Total direct operating expenses	1,113,836	1,121,905

Excess of gross income over direct operating expenses	$783,482	$955,422

See accompanying notes to historical summary of gross income and direct operating expenses.

F-87

Lakewood Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Lakewood Mall (“the Property”) is located in Margate, Florida.  The Property consists of approximately 127,780 square feet of gross leasable area and was approximately 95% occupied at December 31, 2004. The Property is leased to a total of 29 tenants, of which two tenants account for approximately 32.9% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), expects to close on the acquisition of the Property in the first quarter of 2006 with Courtelis Company, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $43,575 for the year ended December 31, 2004.

F-88

Lakewood Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from two to 63 years, as of September 30, 2005, are as follows:

Year
2005	$1,903,855
2006	1,939,647
2007	1,829,941
2008	1,535,156
2009	1,082,386
Thereafter	20,846,070

$29,137,055

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

(5)                    Interest Expense

MB REIT will assume a mortgage loan secured by Lakewood Mall in connection with the acquisition.  This mortgage loan had an original balance of $12,100,000.  As of December 31, 2004, the mortgage loan balance is $11,932,841.  The mortgage loan bears a fixed interest rate of 6.01%, payable in monthly installments of interest only through May 1, 2004 and principal and interest thereafter, and matures on April 1, 2024.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$214,000
2006	228,000
2007	242,000
2008	255,000
2009	273,000
Thereafter	10,720,841

$11,932,841

F-89

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lake View Technology Center (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake View Technology Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

F-90

Lake View Technology Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$1,520,467	$1,497,837
Operating expense and real estate tax recoveries	151,134	162,043

Total gross income	1,671,601	1,659,880

Direct operating expenses:
Operating expenses	220,867	247,224
Insurance	8,252	8,150
Real estate taxes	122,354	125,399

Total direct operating expenses	351,473	380,773

Excess of gross income over direct operating expenses	$1,320,128	$1,279,107

See accompanying notes to historical summary of gross income and direct operating expenses.

F-91

Lake View Technology Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Lake View Technology Center (“the Property”) is located in Suffolk, VA.  The Property consists of approximately 110,007 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is currently leased to a total of two tenants which accounts for approximately 61% of base rental revenue for the year ended December 31, 2004, as a lease expired during the year.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), closed on the acquisition of the Property on December 2, 2005 with the Jorman Partners, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $83,186 for the year ended December 31, 2004.

F-92

Lake View Technology Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, with terms of 10 years, as of September 30, 2005, are as follows:

Year
2005	$1,871,254
2006	1,909,581
2007	1,960,999
2008	1,986,623
2009	2,019,192
Thereafter	9,699,276

$19,446,925

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-93

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

F-94

Southgate Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

F-95

Southgate Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)       Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)       Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

F-96

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

F-97

Canfield Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

F-98

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

F-99

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543

$9,912,325

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-100

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

F-101

Shakopee Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

F-102

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

F-103

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-104

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 5, 2006

F-105

Ahold Portfolio

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)

Gross income— base rental income	$8,993,935	2,248,484

Direct operating expenses— insurance expense	12,118	3,030

Excess of gross income over direct operating expenses	$8,981,817	2,245,454

See accompanying notes to historical summary of gross income and direct operating expenses.

F-106

Ahold Portfolio

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-107

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 9, 2006

F-108

Lincoln Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)

Gross income:
Base rental income	$3,877,259	$1,163,375
Percentage rent	131,111	20,615
Operating expense, insurance, and real estate tax recoveries	2,191,892	830,732

Total gross income	6,200,262	2,014,722

Direct operating expenses:
Operating expenses	2,137,926	671,998
Insurance	217,950	191,102
Real estate taxes	670,364	59,936

Total direct operating expenses	3,026,240	923,036

Excess of gross income over direct operating expenses	$3,174,022	$1,091,686

See accompanying notes to historical summary of gross income and direct operating expenses.

F-109

Lincoln Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151

$46,073,449

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

F-110

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Dulles Executive Plaza I & II (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dulles Executive Plaza I & II for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

F-111

Dulles Executive Plaza I & II

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$3,945,798	$6,622,160
Operating expense, insurance, and real estate tax recoveries	559,538	1,167,048

Total gross income	4,505,336	7,789,208

Direct operating expenses:
Operating expenses	240,085	887,454
Insurance	46,513	112,096
Real estate taxes	408,307	712,890

Total direct operating expenses	694,905	1,712,440

Excess of gross income over direct operating expenses	$3,810,431	$6,076,768

See accompanying notes to historical summary of gross income and direct operating expenses.

F-112

Dulles Executive Plaza I & II

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Dulles Executive Plaza I & II (“the Property”) is located in Herndon, Virginia.  The Property consists of two buildings. Dulles I has approximately 190,000 square feet of gross leasable area and was 28% occupied at December 31, 2005.  Dulles II has approximately 190,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 7 tenants, of which 2 tenants accounted for approximately 66% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), acquired the Property on July 25, 2006 from Valley View Associates LP, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $233,051 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$8,681,662
2007	9,590,884
2008	9,214,378
2009	9,456,336
2010	9,714,724
Thereafter	8,606,696

$55,264,680

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees were charged by a third party manager and are included in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

F-113

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Hilliard Marketplace (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hilliard Marketplace for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

F-114

Hilliard Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$663,977	$1,070,287
Operating expense, insurance, and real estate tax recoveries	124,000	149,138

Total gross income	787,977	1,219,425

Direct operating expenses:
Operating expenses	107,104	172,094
Insurance	2,983	9,526
Real estate taxes	57,117	86,745

Total direct operating expenses	167,204	268,365

Excess of gross income over direct operating expenses	$620,773	$951,060

See accompanying notes to historical summary of gross income and direct operating expenses.

F-115

Hilliard Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Hilliard Marketplace (“the Property”) is located in Hilliard, Ohio.  The Property consists of one building. Hilliard Marketplace has approximately 107,583 square feet of gross leasable area, and was 93% occupied at December 31, 2005. The Property is leased to a total of 9 tenants, of which 4 tenants accounted for approximately 71% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on July 11, 2006 from Continental/HR, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of these leases contain a provision for contingent rentals.  Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $159,204 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$1,386,858
2007	1,496,101
2008	1,496,436
2009	1,477,535
2010	1,269,992
Thereafter	4,068,367

$11,195,289

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the Property by IARETI.

F-116

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

F-117

Bradley Portfolio
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$18,767,386	$37,294,171
Operating expense, insurance, and real estate tax recoveries	2,225,860	4,270,442

Total gross income	20,993,246	41,564,613

Direct operating expenses:
Operating expenses	869,059	1,693,508
Insurance	46,701	84,911
Real estate taxes	1,491,733	2,841,397
Interest expense	1,401,660	2,350,030

Total direct operating expenses	3,809,153	6,969,846

Excess of gross income over direct operating expenses	$17,184,093	$34,594,767

See accompanying notes to combined historical summary of gross income and direct operating expenses.

F-118

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirty-three properties located in the following states; Illinois, Wisconsin, Indiana, Virginia, Pennsylvania, Colorado, South Carolina, North Carolina, Georgia, Texas, Michigan, Maryland, California, Ohio, and Arkansas.  The Portfolio consists of approximately 6,709,477 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Portfolio in the third quarter of 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,165,889 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$36,745,144
2007	37,435,366
2008	36,104,864
2009	34,750,060
2010	33,987,714
Thereafter	204,352,103

$383,375,251

F-119

Bradley Portfolio
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

(5)                    Interest Expense

MB REIT will assume mortgage loans secured by 8822 S. Ridgeline Boulevard and 5568 W. Chester Rd. in connection with the portfolio acquisition.  For each loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2005	Interest Rate	Origination Date	Maturity Date

8822 S. Ridgeline Boulevard	$10,500,000	$10,500,000	5.66%	September 19, 2005	October 1, 2025
5568 W. Chester Rd.	$40,500,000	$39,818,975	5.54%	January 13, 2005	February 1, 2013

Annual principal payments under the terms of the mortgage debt are as follows:

Year
2006	$779,716
2007	824,657
2008	866,036
2009	922,105
2010	975,254
Thereafter	45,951,207

$50,318,975

F-120

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of IDS Center (the Property) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of IDS Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

F-121

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$9,381,812	$16,713,667
Operating expense, insurance, and real estate tax recoveries	7,070,170	11,274,743
Percentage rent	—	148,211
Other income	2,745,563	5,525,778

Total gross income	19,197,545	33,662,399

Direct operating expenses:
Operating expenses	5,777,319	11,844,527
Insurance	204,172	474,201
Real estate taxes	3,169,379	4,355,736
Interest expense	4,025,000	8,049,999

Total direct operating expenses	13,175,870	24,724,463

Excess of gross income over direct operating expenses	$6,021,675	$8,937,936

See accompanying notes to historical summary of gross income and direct operating expenses.

F-122

IDS Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

IDS Center (the Property) is located in Minneapolis, Minnesota.  The Property contains approximately 1.4 million gross leasable square feet.  As of December 31, 2005, the property was 90% occupied, with approximately 1.2 million square feet leased to 126 tenants.  On August 17, 2006, Inland American Real Estate Trust, Inc (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired a fee simple interest in the property from 80 South Eighth, L.L.C., an unaffiliated third party.  In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a share of the income, expenses and capital expenditures of the parking garage.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $148,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $980,683 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 13 years, as of December 31, 2005, are as follows:

Year
2006	$16,614,906
2007	16,533,346
2008	15,635,900
2009	14,861,848
2010	14,262,875
Thereafter	46,260,642

$124,169,517

F-123

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, environmental remediation, and professional fees are excluded from the Historical Summary.   These management fees may not be comparable to management fees charged to the Property by IARETI.

(5)                    Interest Expense

MB REIT assumed a mortgage loan secured by IDS Center in connection with the acquisition.  The mortgage had a balance as of $161,000,000 at December 31, 2005.  The mortgage loan bears a fixed interest rate of 5% and is payable in monthly installments of interest only through January 2010 when the loan matures.

F-124

Buckhorn Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(Commencement of Operations) and December 31, 2005 (unaudited)

	Six months ended June 30, 2006	For the period from August 1, 2005 (commencement of operations) through December 31, 2005
	(unaudited)	(unaudited)

Gross income:
Base rental income	$652,828	567,788
Operating expense, insurance, and real estate tax recoveries	137,429	158,283

Total gross income	790,257	726,071

Direct operating expenses:
Operating expenses	88,447	101,081
Insurance	44,050	35,696
Real estate taxes	13,777	7,150

Total direct operating expenses	146,274	143,927

Excess of gross income over direct operating expenses	$643,983	$582,114

F-125

Buckhorn Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(Commencement of Operations) and December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Buckhorn Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from August 1, 2005 (commencement of operations) to December 31, 2005.

F-126

Fabyan Randall

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Six months ended June 30, 2006	Year ended December 31, 2005
	(unaudited)	(unaudited)

Gross income:
Base rental income	$951,112	1,853,923
Operating expense, insurance, and real estate tax recoveries	269,949	523,700

Total gross income	1,221,061	2,377,623

Direct operating expenses:
Operating expenses	112,535	356,599
Insurance	143,084	146,040
Real estate taxes	6,947	6,739

Total direct operating expenses	262,566	509,378

Excess of gross income over direct operating expenses	$958,496	1,868,245

F-127

Fabyan Randall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 1, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Fabyan Randall to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

F-128

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lincoln Village (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lincoln Village for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
November 10, 2006

F-129

Lincoln Village

 Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$1,879,981	$2,289,475
Percentage Rent	37,667	33,031
Operating expense, insurance, and real estate tax recoveries	663,656	865,626

Total gross income	2,581,304	3,188,132

Direct operating expenses:
Operating expenses	287,808	390,015
Insurance	22,158	55,355
Real estate taxes	550,604	723,190

Total direct operating expenses	860,570	1,168,560

Excess of gross income over direct operating expenses	$1,720,734	$2,019,572

See accompanying notes to combined historical summary of gross income and direct operating expenses.

F-130

Lincoln Village

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Lincoln Village (“the Property”) is located in Chicago, Illinois. The Property is a shopping complex with 28 tenants and 134,362 gross leasable square feet (excluding ground lease space). The complex was 84% occupied as of December 31, 2005 with two tenants accounting for 35% of rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 13, 2006 with BGP Lincoln Village, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $33,031 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $88,001 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from one to 57 years, as of December 31, 2005, are as follows:

Year
2006	$2,337,097
2007	2,462,957
2008	2,040,509
2009	1,899,483
2010	1,851,139
Thereafter	17,624,865

$28,216,050

F-131

Lincoln Village

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. These management fees may not be comparable to management fees charged to the Property by IARETI.

In connection with the acquisition Lincoln Village, Inland American assumed a ground lease payable to an unaffiliated third party. The ground lease expires in 2063. The ground lease provides for increases in minimum rent payments over the term of the lease every ten years based on a calculation of 10% of the appraised fair market value of the fee simple estate and land.  Minimum rents to be paid quarterly to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $106,000.

F-132

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Washington Mutual Office/Data Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Washington Mutual Office/Data Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
November 22, 2006

F-133

Washington Mutual Office/Data Center
Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$1,993,731	$2,658,308
Operating expense, insurance, and real estate tax recoveries	526,516	694,782

Total gross income	2,520,247	3,353,090

Direct operating expenses:
Operating expenses	141,639	247,112
Insurance	42,688	57,083
Real estate taxes	402,876	483,821

Total direct operating expenses	587,203	788,016

Excess of gross income over direct operating expenses	$1,933,044	$2,565,074

See accompanying notes to historical summary of gross income and direct operating expenses.

F-134

Washington Mutual Office/Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Washington Mutual Office/Data Center (“the Property”) is located in Arlington, Texas. The Property is an office building with 239,905 gross leasable square feet. The property was 100% occupied as of December 31, 2005 by one tenant accounting for 100% of the rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 20, 2006 with Collins, Walton, Buckner LLP, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $259,246 for the year ended December 31, 2005.

Minimum rents to be received from the one tenant under multiple operating leases, with a lease term of seven years for all the leases, as of December 31, 2005, are as follows:

Year
2006	$2,614,972
2007	3,046,793
2008	3,046,793
2009	3,046,793
2010	3,046,793
Thereafter	8,364,688

$23,166,832

F-135

Washington Mutual Office/Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

F-136

State Street Market
Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Nine months ended September 30, 2006	Year ended December 31, 2005
	(unaudited)	(unaudited)

Gross income:
Base rental income	$998,012	1,678,852
Operating expense, insurance, and real estate tax recoveries	251,010	411,956

Total gross income	1,249,022	2,090,808

Direct operating expenses:
Operating expenses	80,020	98,328
Insurance	269,832	476,355
Real estate taxes	39,784	27,670

Total direct operating expenses	389,636	602,353

Excess of gross income over direct operating expenses	$859,386	1,488,455

F-137

State Street Market
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of State Street Market to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

F-138

APPENDIX A
PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2005.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc.			1031 Exchange Programs
Number of programs:	1 Program		%	1 Program		%	34 Programs	%

Dollar amount offered	$5,200,000	(C)		2,500,000	(A)		256,016
Dollar amount raised	4,347,968	(D)	100.00	2,371,012	(B)	100.00	255,257	100.00
Less offering expenses:
Syndication fees (E)	442,622		10.18	194,194		8.19	18,924	7.41
Other fees (F)	14,385		0.33	21,010		0.89	28,012	10.97
Organizational fees	—		—	—		—	2,444	0.96
Reserves (G)	38,908		0.89	76,590		0.97	4,048	1.59

Available for investment	$3,852,053		88.60	2,079,218		89.95	201,828	79.07

Acquisition costs:
Cash down payments	$3,201,716			1,270,577			201,828
Repayment of indebtedness	37,333			896,304			—
Temporary cash investments	613,004			—			—
Investment in securities	—			109,336			—
Total acquisition costs	$3,852,053			2,276,217			201,828

Percent leverage	55%			55%			49%
Date offerings commenced		(I)			(H)		2002-2005
Length of offering		(I)			(H)		1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)		1-14 months

A-2

TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)  This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.’s distribution reinvestment program.

(B)   These figures are cumulative and are as of December 31, 2005.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)   This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)  These figures are cumulative and are as of December 31, 2005.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)   Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares.  All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)   Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)   Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)  On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share.  On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis.  On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)    In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share.  In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2005, approximately 83% of the proceeds available for investment from the offerings were invested in real properties.

A-3

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2005 in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc.		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,347,968		2,371,012		710,147

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,767		2,762		2,350
Acquisition cost and expense	5,145		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	315,165		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	26,085		33,624		0
Advisor asset management fee (J)	17,925		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	634		1,135		0
Acquisition costs expensed	398		0		0
Other administrative services	4,589		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

A-4

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (43 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		255,257

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	16,193	(C)
Other offering expenses (D)	116		230		2,491
Acquisition cost and expense	2,550	(E)	1,706	(E)	19,145	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		20,393

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	45		47		23,915
Advisor asset management fee (J)	0		0		1,710
Accounting services	53		45		0
Data processing service	23		23		0
Legal services	11		7		0
Professional services	0		0		0
Mortgage servicing fees	0		0		358
Acquisition costs expensed	0		0		0
Other administrative services	83		45		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	3,557		0		0
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

A-5

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)  The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2005 and the figures relating to cash available from operations are for the three years ending December 31, 2005.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)   The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)   The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)  Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)   Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)   An affiliate provides property management services for all properties acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)   See Table V and Notes thereto regarding sales and disposals of properties.

(H)  On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”).  Each of these entities was merged into subsidiaries that are wholly owned by IRC.  As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)    On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by IRRETI.  As a result of the merger, IRRETI is now “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)    With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period.  IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

A-6

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2005.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IWEST, IRRETI and the forty-three 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

A-7

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2005	2004	2003

Gross revenues	$517,791	130,405	745
Profit on sale of properties	0	0	0
Other income (expenses)	27,320	(177)	38

Less:
Operating expenses (G)	137,454	32,522	143
Interest expense	136,817	33,175	136
Program expenses (I)	31,738	4,857	460
Depreciation & amortization	193,853	47,973	217

Net income (loss)-GAAP basis	$45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0

Cash available (deficiency) from operations	204,315	60,495	724

Cash available from investing Payments under master leases (K)	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(1,416)	(175)	—
Advances from sponsor	(3,523)	—	1,203

Total cash available before distributions and special items	206,181	63,345	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	211,327	54,542	358
From sales	0	0	0
	211,327	54,542	358

Cash available after distributions before special items (D)	(5,146)	8,803	1,569

Special items:	0	0	0
Cash available after distributions and special items (D)	$(5,146)	8,803	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	5,146	0	0
Cash from financing activities	0	0	0

Total available cash used to partially fund distributions	$5,146	0	0

Tax data per $1,000 invested (B):	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	66	15
Source (on cash basis):
Sales	0	0	0
Operations (F)	64	66	15

Percent of properties remaining unsold	100%	100%

A-8

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc.

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (E)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing
Payments under master leases (G)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475
Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

A-9

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(43 Programs)

	2005	2004	2003	2002

Number of programs	43	27	17	9
Gross revenues	$42,866	24,497	13,563	4,171
Profit on sale of properties	5,554	—	—	—

Less:
Operating expenses (E)	7,471	4,333	1,910	612
Interest expense	13,351	8,031	5,049	1,782
Program expenses (F)	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—

Net income (loss)	$26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—

Cash available (deficiency) from operations	26,067	10,930	5,933	1,603
Cash available from sales	10,604	0	0	0
Cash available from financing	0	0	0	0
Principal payment of debt amortization	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	19,734	10,721	5,457	1,404
From sales	10,604	0	0	0
	30,338	10,721	5,457	1,404

Cash available after distributions before special items	6,263	125	404	156

Special items	0	0	0	0
Cash available after distributions and special items	$6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0
Source (on cash basis):
Sales	1,156.67	0	0	0
Operations	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%

A-10

TABLE III--(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)         For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)         Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

A-11

Inland Western Retail Real Estate Trust, Inc.

	2005	2004	2003
% of Distribution Representing:
Ordinary income	54.00	55.00	0.00
Return of Capital	46.00	45.00	100.00

	100.00	100.00	100.00

(G)        Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)       Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.  In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)            Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)           From time to time, IRRETI may acquire a property that includes one or more unleased premises.  In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)       From time to time, IWEST may acquire a property that includes one or more unleased premises.  In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

A-12

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2005 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2005.

Program Name	Landings of Sarasota
Dollar amount raised	$11,800
Number of properties purchased	One
Date of closing of offering	07/02
Date of first sale of property	07/05
Date of final sale of property	07/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)
Recapture		(A)

Capital gain		(B)

Deferred gain:
Capital		(B)
Ordinary		(B)

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715
Operations	1,279

(A)      For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)        For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

A-13

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2005.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

A-14

TABLE V (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Popeye’s	06/97	04/08/03	343	0	0	0	0	343	0	346	346
IRC - Summit of Park Ridge	12/96	12/02	3,578	0	1,600	0	0	5,178	0	5,181	5,181
IRC - Eagle Country Market	11/97	12/24/03	5,182	0	1,450	0	0	6,632	0	6,635	6,635
IRC - Eagle Ridge Center	04/99	12/30/03	3,185	0	3,000	0	0	6,185	0	6,187	6,187
IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,217	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	3,352	3,352
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	23,070	23,070
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	4,217	4,217
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	3,352	3,352
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	23,070	23,070
IREX - Landings of Sarasota	08/01	07/30/05	7,614	557	7,729	0	0	15,900	8,000	11,800	19,800

A-15

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IRC - Eagle Country Market	1,290	0	0	(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0	0
IRC - Zany Brainy	(190)	0	0	(E)	0	0
IRC - Prospect Heights	49	0	0	(E)	0	0
IRC - Fairview Heights	541	0	0	(E)	0	0
IRC - Prairie Square	135	0	0	(E)	0	0
IRC - Sequoia Shopping Center	54	0	0	(E)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0	33
IRC - Ace Hardware (Crystal Point)	—	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	—	0	302		0	302
IRC - Calumet Square	120	0	0	(E)	0	0
IREX - Landing of Sarasota	1,279	0	0	(E)	0	0

A-16

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2005.  All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

A-17

APPENDIX B

INLAND AMERICAN REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN

Inland American Real Estate Trust, Inc. (“Inland American” or the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”).  The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock.  Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record.  If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan.  Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock.  You do not have to enroll all of your shares of common stock in the Plan.

“Shares held in the Plan” or “Plan Shares” are shares of the Company’s common stock purchased by your reinvested distributions.  Shares held in the Plan are registered in the name of the Administrator, or its nominee, but are credited to your individual Plan Account maintained by the Administrator.  Distributions on all shares held in the Plan are automatically reinvested in additional shares of the Company’s common stock.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of August 31, 2005.

Purpose

1.                                      What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple, convenient and economical way to invest cash distributions in additional shares of the Company’s common stock.  The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock and for building your holdings in the Company’s common stock.

Maximum Ownership of Shares.  To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year.  To ensure that we meet this test, our articles of incorporation provide that no person may own more than 9.8% of our issued and outstanding common stock.  Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% of our issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.                                      What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock.  Cash distributions on all shares held in the Plan for you are automatically reinvested to purchase additional shares of common stock regardless of which investment option is selected:

Full Distribution Reinvestment Option.  You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option.  You may reinvest distributions on a portion of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name.  You can take advantage of this option by enrolling in the Plan only those shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.                                      What are the benefits and disadvantages of the Plan?

Benefits.  Before deciding whether to participate, you should consider the following benefits of the Plan:

•                                          You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name.  You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•                                          No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                                          Your funds will be fully invested because the Plan permits fractions of shares of common stock to be credited to your account.  Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and credited to your account.

•                                          You may direct the Administrator to transfer, at any time and at no cost to you, all or a portion of your shares held in the Plan to a new or existing Plan Account for another person.

•                                          Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages.  Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                                          You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock credited to your Plan Account as a result of the reinvestment of cash distributions.  This distribution will be taxable to the extent of our earnings and profits.  Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•                                          You may not know the actual number of shares of common stock credited to your Plan Account until after the applicable Distribution Payment Date, as defined in Question 15.

•                                          Transfers or withdrawal of common stock held in your Plan Account may take up to five business days to process.

•                                          You may incur brokerage commissions, fees and income taxes, as described in Question 23.

•                                          You may not pledge shares of common stock deposited in your Plan Account unless you withdraw the shares from the Plan.

•                                          We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

4.                                      Who administers the Plan for participants?

Registrar and Transfer Company (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan.  Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will maintain an individual account for you to record your interests in the Plan.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan.  The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion.  The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan.  The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

The Administrator may be reached as shown below:

INFORMATION ABOUT THE PLAN

For answers to questions regarding the Plan

and to request Plan forms, please contact:

Registrar and Transfer Company

Investor Relations Department

(800) 368-5948

email: info@rtco.com

website: http://www.rtco.com

From outside the continental United States,

call (908) 497-2300

Send enrollment forms or

termination requests to:

Registrar and Transfer Company

Distribution Reinvestment Department

P.O. Box 664

Cranford, New Jersey 07016

Please include your account number or Social Security
number on all correspondence. Also, please include a telephone number where you can be reached during business hours.

Eligibility and Enrollment

5.                                      Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan.  If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan.  If not, you should become the owner of record by having your shares of common stock registered directly in your own name.  You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

6.                                      When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time.  Your enrollment will become effective as described below in Question 11.

7.                                      How does an eligible person join the Plan?

You may join the Plan by signing an Enrollment Form and returning it to the Administrator.  In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the Enrollment Form.  You may obtain an Enrollment Form at any time by calling the telephone number for the Administrator set forth in Question 4.

8.                                      Is partial participation possible under the Plan?

Yes.  You may elect to enroll in the Plan all, or less than all, of the shares registered in your name.  However, distributions on all Plan Shares will be reinvested so long as those shares of common stock are held in the Plan.

9.                                      For what reinvestment options does the Enrollment Form provide?

The Enrollment Form authorizes the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan.  Cash distributions paid on your shares of common stock held by the Administrator in your Plan Account will be reinvested in accordance with the Plan.  The Enrollment Form also provides for the partial enrollment in the Plan of your shares of common stock.  If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the number of shares of common stock you do wish enrolled.

10.                               How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a new Enrollment Form and returning it to the Administrator at the address set forth in Question 4.  Any change in reinvestment option must be received by the Administrator not later than the Record Date for the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

11.                               When does enrollment in the Plan become effective?

Your signed Enrollment Form will be processed as quickly as practicable after its receipt by the Administrator.  Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•                                          If your signed Enrollment Form is received by the Administrator on or prior to the Record Date for a Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•                                          If your signed Enrollment Form is received by the Administrator after the Record Date for a Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

12.                               Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 23).

Purchases

13.                               When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.  For a given distribution, the Company will announce the Distribution Payment Date and corresponding Record Date at least ten days prior to the Record Date in question.

The Company currently has no plans to declare any special or extraordinary distributions.  However, should any such special distribution be declared, the Record Dates and Distribution Payment Dates for it will be announced by the Company, and the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.                               What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

15.                               When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”).  Your Plan Account generally will be credited with purchased shares on the Distribution Payment Date, and your distribution and voting rights as to purchased shares of common stock generally will commence on that date.

16.                               What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                                          the increase of the public offering price per share of common stock in the initial public offering of the Company’s common stock from $10.00 per share, if there is an increase; and

•                                          termination of the initial public offering of the Company’s common stock.

After the termination of the initial public offering of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the “market price” of a share of the Company’s common stock until the shares become listed for trading on a national securities exchange (a “liquidity event”).  For these purposes, “market price” means the last price at which shares were offered by the Company in a public offering of its shares and until a liquidity event occurs.  If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

17.                               How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16.  Your account will be credited with that number of shares of common stock, including fractions computed to four decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 23), divided by the applicable purchase price per share.  The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date.  We will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board of directors.

18.                               Will shares purchased through the Plan earn distributions?

Yes.  All Plan Shares held for your account under the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company.  All cash distributions payable on all shares credited to your account under the Plan will be automatically reinvested in additional shares at a price as described in Question 16.

Only shares of common stock held as of the Record Date for a given distribution are entitled to that distribution.  Thus, shares of common stock acquired after the Record Date for a given distribution, but before the Distribution Payment Date for that distribution, will not be entitled to that particular distribution, but will be entitled to any subsequent distribution for which they are shares of record on the Record Date (see also Question 13).

Sales and Transfers of Shares Held in the Plan

19.                               May a participant sell shares held in a Plan Account?

Yes.  You may request to have any whole number of shares held in your Plan Account transferred out of your Plan Account and registered in your name.  Once the shares are registered in your name and no longer part of the Plan, you can either sell them to a third party through efforts of your own or you can sell them back to the Company by participating in the Company’s Share Repurchase Program.  There is no guarantee, however, that you will be able to sell your shares to the Company through the Share Repurchase Program.

If shares are transferred out of your Plan Account on or after an “ex-distribution date” but before the related Distribution Payment Date, the transfer will be processed as described above and you will be entitled to receive the distribution on those shares.  This distribution will be reinvested in the Plan unless the transfer is part of a termination (see Question 28).  An “ex-distribution date” is generally two business days before the Record Date for the distribution.

Distributions on shares of common stock remaining in your Plan Account after a partial transfer will continue to be reinvested under the Plan.  However, a request to transfer shares, the execution of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan.  Following such a request, your Plan Account will be closed (see Question 29).

20.                               May a participant assign, transfer or pledge to another person all or part of his or her shares held in the Plan?

You may change the ownership of all or part of your shares held in the Plan through gift, private sale or otherwise.  If you wish to transfer ownership, you should contact the Administrator by telephone as set forth in Question 4.  The Administrator will provide you with instructions on how to complete the transfer.  This transfer generally will be completed at no cost to you.

You may not pledge (e.g., use as security for a loan), assign or otherwise encumber shares held in the Plan.  If you wish to pledge, assign or encumber Plan Shares, you must request that your Plan Shares be removed from the Plan and registered in your name (see Question 27).

21.                               If Plan Shares are transferred to another person, how will the Company document the transfer on its books?

The Administrator will remain the registered owner for the shares but the shares will be credited to the transferee’s Plan Account.  If the transferee is not already a Plan participant, the transfer will be accomplished as soon as the Administrator receives a signed Enrollment Form (the transferee will be considered a registered stockholder for purposes of enrollment whether or not he or she owned shares of the Company’s common stock prior to the transfer).  Distributions on all shares transferred to and held in the transferee’s Plan Account will be reinvested under the terms of the Plan.

22.                               How will a transferee be advised of his or her stock ownership?

The transferee will begin to receive Statements of Account just like other Plan participants.

Taxes

23.                               What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan.  You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)           Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock.

(2)           The tax basis per share of shares of common stock purchased under the Plan is the average purchase price per share of the common stock as described in Question 16.

(3)           The holding period for shares of common stock acquired with reinvested distributions will begin on the day following the Distribution Payment Date on which the shares were credited to your Plan Account (see Question 15).

(4)           You may realize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your Plan Account.  The amount of the gain or loss will be the difference between the amount you receive for the fraction of a share and the tax basis attributable to the fraction of a share, as defined in subsection (2) above.

24.                               How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares.  The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested.  In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder whose distributions are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of distributions and the remaining amount of distributions will be reinvested.

Reports to Participants

25.                               What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator.  These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan.  They also will include the tax consequences of reinvestment, and should be retained for tax purposes.  In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes.  If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 27 and 28 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator.  Therefore, you must promptly notify the Administrator of any change of address.  To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator prior to the Record Date for the next Distribution Payment Date.

Certificates for Shares

26.                               Will certificates be issued for shares purchased?

No.  Shares of our common stock purchased through the Plan will be issued in book entry form only.  This means that we will not issue actual share certificates to you or any holders of our common stock.  The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs.  Shares of common stock purchased through the Plan will be credited to your Plan Account under your name, but they will not be registered in your name.  The number of shares of common stock credited to your Plan Account will be shown on your statement of your account.

Termination of Participation

27.                               How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so.  Notice of termination should be sent to the address set forth in Question 4.  To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your summary statement.  Upon termination, you will receive a check for the net proceeds from the sale of all fractional shares of common stock held in your Plan Account.

On the termination date, the Administrator will convert to cash any fractional shares held in your Plan Account at the same price that the shares could be purchased through the Plan, calculated in accordance with Question 16 above, on the termination date.

28.                               When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time.  However, you should allow for several weeks from the time you request termination until you receive a check for the net proceeds of any fractional shares converted to cash, as described in Question 27.  Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

29.                               May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense.  Also, as described in Question 19, a request to transfer shares, the transfer of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan.  The Company also reserves the right to terminate the Plan with respect to participants in one or more jurisdictions (see Question 36).

Sales of Shares Registered in your Name

30.                               What happens when a participant sells or transfers all of the shares registered in the participant’s name?

If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time.  Also, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

31.                               What happens when a participant sells or transfers some but not all of the shares registered in the participant’s name?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a portion of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan.  For example, if you requested the Company to enroll in the Plan 50 shares of the 100 shares registered in your name, and then you transferred or sold 25 shares, the Company would continue to reinvest the distributions on 50 shares.  If instead, you transferred or sold 75 shares, the Company would continue to reinvest the distributions on all of the remaining 25 shares.  If you later acquire additional shares registered in your name, those shares will automatically be enrolled in the Plan (and their distributions reinvested) so long as your total enrollment is less than your original enrollment request of 50.

In all cases, after a sale or transfer of shares registered in your name, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

Other Information

32.                               If the Company has a rights offering, how will the rights on the Plan Shares be handled?

You will participate in any rights offering, based upon your total holdings of whole shares, including whole shares enrolled in the Plan and whole shares credited to your Plan Account.

33.                               What happens if the Company issues a distribution payable in stock or declares a stock split?

Any distribution payable in stock or split shares distributed by the Company on shares enrolled in the Plan and on shares of common stock held in your Plan Account will be credited to your account.

34.                               How will a participant’s shares held by the Administrator be voted at stockholders’ meetings?

Shares of common stock held by the Administrator for you will be voted as you direct.  A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan.  This proxy will apply to all whole shares registered in your own name including those enrolled in the Plan, if any, as well as to all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.  If the proxy card is not returned, or if it is returned unsigned by you, none of your shares will be voted.

As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares – those shares registered in your name (including those enrolled in the Plan), and those credited to your account under the Plan – will be voted in accordance with the recommendation of the Company’s management.

35.                               What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s articles of incorporation, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or from failure to terminate your Plan Account upon your death or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

36.                               May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan.  Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

Appendix C-1

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated December 8, 2006

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a                Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:

Item (11)a              Check to mail distributions to the address of record in Section C, Item (4) above.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

Item (11)c              If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:

Item (12)a              Check to mail distributions to custodian.

Item (12)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (13)                The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

5050ISA-3

C-1-1

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” SHOULD BE MAILED TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

NOTE:           If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either:  (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Missouri, Massachusetts, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

5050ISA-3

C-1-2

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated December 8, 2006

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a         This subscription is in the amount of $                     or the purchase of                      shares of Inland American Real Estate Trust, Inc. at $10 per share.  Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page is required for each initial and additional investment.

(1)b         ☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: LBNA/ESCROW AGENT FOR IARETI

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act -
		one signature required		authorized signature		all parties must sign		custodian
				required				signature required

	☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety		State of a Custodian for
		Right of Survivorship		authorized signature		all parties must sign
		all parties must sign		required

	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect	☐	Partnership Ownership authorized signature	☐	Pension or Profit Sharing Plan - trustee signature(s) required
				designation)		required
	☐	Trust
		trustee or grantor signature(s) required						☐ Taxable	☐ Exempt under §501A

		☐ Taxable	☐ Grantor A or B	Date Established			☐	Estate - personal representative signature required

		If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator					☐	Other (Specify)

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA custodian signature required	(2)b Name of Custodian or Trustee

	☐	Roth IRA	Mailing Address
custodian signature required

	☐	KEOGH	City		State	Zip
trustee signature required

	☐	Simplified Employee	CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
		Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #
custodian signature required

	☐	Pension or Profit Sharing Plan
		custodian signature required	Custodial Account #

		☐ Taxable	☐ Exempt under §501A

Custodian Telephone

Name of Custodian or other Administrator

	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

	CO-INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

(4)	Residence Address (Required)

	City				State	Zip

(5)	Alternate Mailing Address

	City				State	Zip

(6)	Home Telephone - -				Business Telephone - -

Email Address

(7)	Birth Date / Date / /			MM/DD/YYYY	Co-Investor Birth Date / / Date	MM/DD/YYYY
of Incorporation

(8)	Social Security # - -				Co-Investor Social - - Security #

Tax ID # -

(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen	☐ Resident Alien		☐ Non-Resident Alien*

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

5050ISA-3

C-1-3

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(11)a	☐	Mail To Address of Record

(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

(11)c	☐	Distributions Directed To:	☐ Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the instructions. (Required)
	☐	Via Mail Complete information below	☐ Checking	☐ Savings

Name of Bank, Brokerage

Firm or Individual

Distribution Mailing Address

City	State	Zip

Bank ABA # (For ACH Only)	Account Number -
MUST enclose voided check	(Required)

Distribution Options for Custodial Accounts

(12)a	☐	Mail To Custodial Account	(12)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

E - SIGNATURE

(13)                            THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

(A)           For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)           Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)          Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D)           Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)           If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered	Mr. ☐	Mrs. ☐	Ms. ☐
Representative Name

Mailing Address

	City				State	Zip

	Broker/Dealer Name	#

	B/D Home Office	#
Mailing Address

	City				State	Zip

B/D Client
Account Number

	B/D Rep ID Number				Registered Representative Telephone - -

Have you changed
	Broker/Dealers?		Registered Representative E-mail

	☐ Yes	☐ No

	Signature - Registered Representative				Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐  Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

5050ISA-3

C-1-4

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated December 8, 2006

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a                Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commisions.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:

Item (11)a              Check to mail distributions to the address of record in Section C, Item (4) above.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

Item (11)c              If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:

Item (12)a              Check to mail distributions to custodian.

Item (12)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (13)                The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

5050ISAS-3

C-1-5

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” SHOULD BE MAILED TO:

Inland Securities Corporation

Attn: Investor Services

2901 Butterfield Road

Oak Brook, Illinois 60523

FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

NOTE:           If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either:  (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Massachusetts, Missouri, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

5050ISAS-3

C-1-6

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated December 8, 2006

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a This subscription is in the amount of $                     or the purchase of                      shares of Inland American Real Estate Trust, Inc. at $10 per share.  Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page is required for each initial and additional investment.

(1)b ☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: LBNA/ESCROW AGENT FOR IARETI

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act -
		one signature required		authorized signature		all parties must sign		custodian signature required
required

	☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety		State of a Custodian for
		Right of Survivorship		authorized signature required		all parties must sign
all parties must sign

	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required

	☐	Trust						☐ Taxable	☐ Exempt under §501A
trustee or grantor signature(s) required

		☐ Taxable	☐ Grantor A or B		Date Established		☐	Estate - personal representative signature required

		If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator					☐	Other (Specify)

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA custodian signature required	(2)b Name of Custodian or Trustee

	☐	Roth IRA		Mailing Address
custodian signature required

	☐	KEOGH		City	State	Zip
trustee signature required

	☐	Simplified Employee	CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
Pension/Trust (S.E.P.)
		custodian signature required	(2)c	Custodian Tax ID # -

	☐	Pension or Profit Sharing Plan
		custodian signature required		Custodial Account #

		☐ Taxable		☐ Exempt under §501A
Custodian Telephone - -

Name of Custodian or other Administrator

	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	Mr. ☐	Mrs. ☐	Ms. ☐

	CO-INVESTOR	Mr. ☐	Mrs. ☐	Ms. ☐

(4)	Residence Address (Required)

	City					State	Zip

(5)	Alternate Mailing Address

	City					State	Zip

(6)	Home Telephone - -				Business Telephone - -

Email Address

(7)	Birth Date / Date / /			MM/DD/YYYY	Co-Investor Birth / /	MM/DD/YYYY
	of Incorporation				Date

(8)	Social Security # - -				Co-Investor Social - -
Security #
Tax ID # -

(9)	Please Indicate Citizenship Status (Required)
	☐	U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien*

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

5050ISAS-3

C-1-7

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(11)a  ☐ Mail To Address of Record

(11)b  ☐ Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

(11)c	☐	Distributions Directed To:	☐	Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the instructions. (Required)
	☐	Via Mail Complete information below
				☐ Checking	☐ Savings

Name of Bank, Brokerage

Firm or Individual

Distribution Mailing Address

City	State	Zip

Bank ABA # (For ACH Only)	Account Number -
MUST enclose voided check	(Required)

Distribution Options for Custodial Accounts

(12)a	☐	Mail To Custodial Account	(12)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

E - SIGNATURE

(13)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

Initial
(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Initial

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

Initial

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
Initial
(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Initial

Signature — Investor		Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered		Mr. ☐	Mrs. ☐	Ms. ☐
Representative Name

Mailing Address

	City					State	Zip

Broker/Dealer Name

B/D Home Office
Mailing Address

	City					State	Zip

	B/D Client		#
Account Number

	B/D Rep ID Number		#			Registered Representative Telephone - -

Have you changed
	Broker/Dealers?			Registered Representative E-mail

	☐ Yes	☐ No

	Signature - Registered Representative					Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

5050ISAS-3

C-1-8

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated December 8, 2006

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)                  Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a              Check to mail distributions to custodian.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)                The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

5050IAMPF-2

C-1-9

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments”.

NOTE:           If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either: (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Missouri, Massachusetts, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

5050IAMPF-2

C-1-10

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated December 8, 2006

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 682 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)   This subscription is in the amount of $                       or the purchase of                        shares of Inland American Real Estate Trust, Inc. at $10 per share.  Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b ☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act -
		one signature required		authorized signature required		all parties must sign		custodian signature required

	☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety		State of a Custodian for
		Right of Survivorship		authorized signature required		all parties must sign
all parties must sign

	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required

	☐	Trust						☐ Taxable	☐ Exempt under §501A
trustee or grantor signature(s) required

		☐ Taxable	☐ Grantor A or B		☐ Date Established		☐	Estate - personal representative signature required

	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required	(2)b Name of Custodian or Trustee

	☐	Roth IRA	Mailing Address	682 AMPF Financial Drive
custodian signature required

	☐	KEOGH	City	Minneapolis		State MN	Zip 55474
trustee signature required

	☐	Simplified Employee	CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
		Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	51-6041053
custodian signature required

	☐	Pension or Profit Sharing Plan
		custodian signature required		Custodial Account #

		☐ Taxable	☐ Exempt under §501A

				Custodian Telephone	800-297-6663

Name of Custodian or other Administrator

	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

	CO-INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

(4)	Residence Address (Required)

	City					State	Zip

(5)	Alternate Mailing Address

	City					State	Zip

(6)	Home Telephone - -				Business Telephone - -

Email Address

(7)	Birth Date / Date / /			MM/DD/YYYY	Co-Investor BirthDate / /		MM/DD/YYYY
	of Incorporation				Date

(8)	Social Security # - -				Co-Investor Social - -
Security #
Tax ID # -

(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen	☐ Resident Alien		☐ Non-Resident Alien*

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

5050IAMPF-2

C-1-11

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account	(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

Insert Account Number

E - SIGNATURE

(12)         THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

(A)           For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)           Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)          Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(D)           Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)           If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; If not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered	Mr. ☐	Mrs. ☐	Ms. ☐
Representative Name

Mailing Address

	City				State	Zip

Broker/Dealer Name

B/D Home Office
Mailing Address

	City				State	Zip

B/D Client #
Account Number

	B/D Rep ID Number #				Registered Representative Telephone - -

Have you changed
	Broker/Dealers?		Registered Representative E-mail

	☐ Yes	☐ No

	Signature - Registered Representative				Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)         REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. ☐  Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

5050IAMPF-2

C-1-12

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated December 8, 2006

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)                  Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a              Check to mail distributions to custodian.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)                The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

5050IAMPFSA-2

C-1-13

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TOAMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments”.

NOTE:           If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either: (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Massachusetts, Missouri, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

5050IAMPFSA-2

C-1-14

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated December 8, 2006

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 682 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)   This subscription is in the amount of $                       or the purchase of                        shares of Inland American Real Estate Trust, Inc. at $10 per share.  Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b ☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act -
		one signature required		authorized signature required		all parties must sign		custodian signature required

	☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety		State of a Custodian for
		Right of Survivorship		authorized signature required		all parties must sign
all parties must sign

	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required

	☐	Trust						☐ Taxable	☐ Exempt under §501A
trustee or grantor signature(s) required

		☐ Taxable	☐ Grantor A or B	Date Established			☐	Estate - personal representative signature required

	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required	(2)b Name of Custodian or Trustee

	☐	Roth IRA	Mailing Address	682 AMPF Financial Drive
custodian signature required

	☐	KEOGH	City	Minneapolis		State MN	Zip 55474
trustee signature required

	☐	Simplified Employee	CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
		Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	51-6041053
custodian signature required

	☐	Pension or Profit Sharing Plan
		custodian signature required		Custodial Account #

		☐ Taxable	☐ Exempt under §501A

				Custodian Telephone	800-297-6663

Name of Custodian or other Administrator

	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

	CO-INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

(4)	Residence Address (Required)

	City					State	Zip

(5)	Alternate Mailing Address

	City					State	Zip

(6)	Home Telephone - -				Business Telephone

Email Address

(7)	Birth Date / Date / /			MM/DD/YYYY	Co-Investor BirthDate / /		MM/DD/YYYY
	of Incorporation				Date

(8)	Social Security # - -				Co-Investor Social - -
Security #
Tax ID # -

(9)	Please Indicate Citizenship Status (Required)
	☐	U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien*

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

5050IAMPFSA-2

C-1-15

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Accounts

(11)a ☐	Mail To Ameriprise Brokerage Account	(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of Initial shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
Initial
(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Initial

Signature — Investor		Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered	Mr. ☐	Mrs. ☐	Ms. ☐
Representative Name

Mailing Address

	City				State	Zip

Broker/Dealer Name

B/D Home Office
Mailing Address

	City				State	Zip

B/D Client #
Account Number

	B/D Rep ID Number #				Registered Representative Telephone - -

Have you changed
	Broker/Dealers?		Registered Representative E-mail

	☐ Yes	☐ No

	Signature - Registered Representative				Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)         REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐  Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

5050IAMPFSA-2

C-1-16

Appendix C-2

Inland American Real Estate Trust, Inc. DISTRIBUTION REINVESTMENT PLAN FORM

Any current shareholder wishing to begin or terminate participation in the Distribution Reinvestment Plan (“Plan”) described in the Prospectus must check one of the following boxes.

☐                                    BEGIN Participation in the Distribution Reinvestment Plan. I hereby direct that future cash distributions be used to purchase additional shares in the Company through the Distribution Reinvestment Plan, as described in the Prospectus.

(Go to Distribution Reinvestment Options section below).

☐                                    TERMINATE Participation in the Distribution Reinvestment Plan (Go to Receipt of Distributions section on back).

INSTRUCTIONS

Initial Investment (Non Custodial)	Change to Distribution Election

If this is an initial investment and you would like to reinvest cash distributions on all of your shares of common stock, you can do so by filling out the Distribution Options section of the Subscription Agreement and returning it to Inland Securities Corporation at the address shown below. You do not need to complete this form.

If this is a change to your current participation in the Distribution Reinvestment Plan (beginning or terminating your current option), this form must be sent directly to Registrar and Transfer Company at the address shown below.

If this is an initial investment and you are electing a partial cash distribution reinvestment of your shares of common stock, this form must accompany the original Subscription Agreement and be sent to Inland Securities Corporation at the address shown below.

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, IL 60523

Shares of Common Stock Registered in Multiple Names
In the event you wish to enroll shares of common stock in the Plan that are registered in more than one name, all registered owners must sign this form and return it to Registrar and Transfer Company at the address shown below. Terms that are used but not defined in this form can be found in the Distribution Reinvestment Plan section in the Prospectus.

Questions: 800-826-8228
Registrar and Transfer Company Attn: Dividend Reinvestment Department P.O. Box 1727 10 Commerce Drive Cranford, NJ 07016
Initial Investment (Custodial)

If this is an initial investment for a custodial account electing full distribution reinvestment, fill out the Distribution Options section of the Subscription Agreement and return it to your custodian. This form does not need to be completed.

If this is an initial investment for a custodial account electing partial cash distribution reinvestment, this form must accompany the original Subscription Agreement and be sent to your custodian.	Questions: 866-734-7010 Fax: 908-272-9481

DISTRIBUTION REINVESTMENT OPTIONS

You may choose to enroll in the Plan with all or part of the shares registered in your name. Cash distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of Inland American Real Estate Trust, Inc. common stock. You do not have to enroll all of your shares of common stock in the Plan. Cash distributions on shares held in the Plan (i.e., shares of common stock that were purchased by your reinvested cash distributions) are automatically used to purchase additional shares of common stock regardless of which reinvestment option is selected. Please check the appropriate box below and provide the requested information.

☐                                    Full Distribution Reinvestment Option - Please automatically reinvest cash distributions on all of my shares of common stock; or

☐                                    Partial Distribution Reinvestment Option – (Provide whole number of shares only; not percentages.)

Please automatically reinvest cash distributions on                                  of my shares of common stock. I understand that cash distributions on my remaining shares of common stock can be received via mail or electronic deposit.

CONTINUE ON REVERSE SIDE

50501DRP-2

C-2-1

RECEIPT OF DISTRIBUTIONS

I would like my distributions sent (check one):

(By electing an option below, participation in the Distribution Reinvestment Plan will be terminated - if applicable.)

☐                                    Via Mail Complete information below

☐                                    Via Electronic Deposit (ACH) Not available for custodial accounts

☐      Checking Complete information below             ☐   Savings Complete information below

Bank ABA # (For ACH Only)

MUST enclose voided check

and complete information below

Account Number -

if applicable

Name of Bank, Brokerage
Firm or Individual

Mailing Address

City	State	Zip

SIGNATURES

Please confirm that you would like to either Begin or Terminate participation in the Distribution Reinvestment Plan, and provide your signature and information as required below.

☐                                    BEGIN Participation in the Distribution Reinvestment Plan.

By signing this form, I (we) request enrollment in the Plan, certify that I (we) have received and read the Prospectus describing the Inland American Real Estate Trust, Inc. Distribution Reinvestment Plan, and agree to abide by the terms and conditions of the Plan. I (we) hereby appoint Registrar and Transfer Company as my agent with respect to the Plan and authorize Registrar and Transfer Company (and any successor Plan administrator) to apply cash distributions toward the purchase of additional shares of common stock of Inland American Real Estate Trust, Inc. as specified in this form and in accordance with the terms and conditions of the Plan. I (we) understand that I (we) may revoke or change this authorization at any time by written notice to Registrar and Transfer Company in accordance with the terms and conditions of the Plan. ALL REGISTERED OWNERS AND CUSTODIANS MUST SIGN.

☐                                    TERMINATE Participation in the Distribution Reinvestment Plan.

	Signature of Registered Owner	Signature of Co-Owner (If Applicable)

	Printed Name of Registered Owner	Printed Name of Co-Owner (If Applicable)

Social Security # - -		Social Security # - -

Date / /	MM/DD/YYYY	Date / /	MM/DD/YYYY

	Telephone Number - -	Signature of Custodian (Required if custodial account.)

NOT FDIC INSURED - MAY LOSE VALUE - NOT BANK GUARANTEED

50501DRP-2

C-2-2

Appendix D

Inland American Real Estate Trust, Inc. TRANSFER ON DEATH FORM (TOD) This form is NOT VALID for Trust or IRA accounts.	Please mail this form to:
Inland Securities Corporation
Attn: Investor Services
2901 Butterfield Road
Oak Brook, Illinois 60523
800.826.8228

TRANSFER ON DEATH INFORMATION

•      Use this form to designate a TOD beneficiary for individual and joint accounts at the time of initial purchase. To change the beneficiar(ies) or percentage allocated to each beneficiary whom you have previously designated to your account, please fill out a Change of Transfer On Death (TOD) Beneficiary Form.

•      A TOD designation transfers ownership of shares to the investor’s beneficiary(ies) upon death; provided that Inland American Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary, appropriate or advisable to transfer ownership.

•      Until the death of the account investor(s), the TOD beneficiary has no present interest in, or authority over, the shares.

•      A TOD designation will be accepted only where shares are owned (1) by a natural person and registered in that individual’s name or (2) by two or more natural persons as joint tenants with rights of survivorship.

•      Accounts registered to trusts, corporations, charities and other such entities may not declare a TOD designation because they are considered perpetual. These entities, however, may be listed as a TOD beneficiary for shares registered to a natural person.

•      A TOD designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple investors dies. The surviving investors may revoke or change the TOD designation at any time.

•      If the beneficiary does not survive the investor(s), the shares will be treated as belonging to the deceased stockholder’s estate.

•      A minor may not be named as a TOD beneficiary.

•      A TOD designation will not be accepted from residents of Louisiana.

•      A TOD designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Illinois without giving effect to its conflict of laws principles.

•      A TOD designation may be voided at any time by Inland American Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of the TOD designation.

A - INVESTOR INFORMATION

1.	Name of investor(s), exactly as name(s) appear(s) on subscription agreement or statement of account:

	First Name:

	Last Name:

2.	Social Security number(s) of investor(s):

	- -	4.	Daytime Phone Number: - -

	- -	5.	State of Residence:

			Not accepted from residents of Louisiana

3.	Account number (if known):

B - TRANSFER ON DEATH DESIGNATION

I (we) authorize Inland American Real Estate Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary named below. Use an additional sheet of paper or the reverse side of this form if space is needed to designate multiple TOD beneficiaries.

1.	First Name of TOD Beneficiary:

2.	Last Name of TOD Beneficiary:

3.	Select either the percentage of shares or 100% of common stock to be registered in beneficiary form. Please note: Multiple TOD beneficiary percentages must total 100%.

☐ Percentage of Shares ; or ☐ 100%

C - SIGNATURE

By signing below, I (we) authorize Inland American Real Estate Trust, Inc. to register the percentage of shares of common stock set forth above in beneficiary form. The designation will be effective on the date this form is received and accepted by the Company. Accordingly, I (we) hereby revoke any TOD designation(s) made previously with respect to these shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland American Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this TOD designation.

I (we) further understand that Inland American Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the subscription agreement or statement of account. All investors must sign. This authorization form is subject to the acceptance of Inland American Real Estate Trust, Inc.

X			X
	Investor	Date		Co-Investor	Date

5050ITOD-2

D-1

APPENDIX E-1

LETTER OF DIRECTION

                                  , 20

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:                               Registered Investment Advisory Fees
Account No.                              (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to                                 , my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland American Real Estate Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

(a)           $                                ; or

(b)                                         % Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

E-1-1

APPENDIX E-2

NOTICE OF REVOCATION

                                  , 20

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:                               Revocation of Instruction
Account No.                              (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to                                   , my registered investment advisor, pursuant to my letter to you dated                           .

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

E-2-1

APPENDIX G

INLAND AMERICAN REAL ESTATE TRUST, INC.

PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY.  We consider customer privacy to be fundamental to our relationship with our stockholders.  In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”).  We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information.  It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us.  This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland American Real Estate Trust, Inc.

Information We May Collect.  We may collect Non-Public Personal Information about you from three sources:

•                                          Information on applications, subscription agreements or other forms.  This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•                                          Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

•                                          Information obtained from others, such as from consumer credit reporting agencies.  This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information.  We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•                                          Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation.  Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•                                          Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

•                                          If we suspect fraud.

•                                          To protect the security of our records, web site and telephone customer service center.

G-1

•                                          Information you have authorized us to disclose.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually.  We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?
If you have any questions about this Policy,
please do not hesitate to call Ms. Roberta S. Matlin at (630) 218-8000.

G-2

Up to 540,000,000 shares

Inland American Real Estate Trust, Inc.

Common Stock

PROSPECTUS

December 8, 2006

Inland Securities Corporation

You should rely only on the information contained in this prospectus.  No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland American Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.  You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Filed pursuant to Rule 424(b)(3)
Registration No. 333-122743

SUPPLEMENT NO. 6
DATED MARCH 8, 2007
TO THE PROSPECTUS DATED DECEMBER 8, 2006
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 6 supercedes and replaces the following prior supplements to the prospectus dated December 8, 2006:  Supplement No. 5 dated February 8, 2007; Supplement No. 4 dated January 26, 2007; Supplement No. 3 dated January 12, 2007; Supplement No. 2 dated December 29, 2006; and Supplement No. 1 dated December 19, 2006.  This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 6  together with our prospectus dated December 8, 2006.  Unless otherwise defined in this Supplement No. 6, capitalized terms used in this Supplement No. 6 have the same meanings as set forth in the prospectus.

	Supplement No. 6 Page No.	Prospectus Page No.
Prospectus Summary	1	1
Risk Factors	4	17
Selected Financial Data	13	41
Capitalization	15	43
Compensation Table	16	44
Use of Proceeds	17	56
Prior Performance of IREIC Affiliates	18	57
Management	54	92
Principal Stockholders	55	119
Business and Policies	56	120
Description of Real Estate Assets	61	131
Management’s Discussion and Analysis of Financial Condition and Results of Operations	216	255
Plan of Distribution	240	322
Independent Registered Public Accounting Firm	241	345
Financial Statements	F-i	F-i
Prior Performance Tables	A-1	A-1

PROSPECTUS SUMMARY

We May Borrow Money

This subsection, which starts on page 4 in the “Prospectus Summary” section of the prospectus, has been modified as follows:

In some instances, we finance a portion of the purchase price of any real estate asset that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other lenders, including lenders affiliated with our sponsor.  We also may borrow monies to acquire a REIT or other real estate operating company.  Any money that we borrow typically is the subject of a written loan agreement and secured by a mortgage or other interest in the real estate asset.  The interest we pay on our loans may be fixed or variable.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan.  As a matter of policy, the aggregate borrowings secured by all of our assets may not exceed 55% of their combined fair market value.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  Our articles limit the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets unless our board determines that a higher level is appropriate.  The loan agreements with our lenders may impose additional restrictions on the amount we may borrow.  As of December 31, 2006, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by fifty-three properties totaling approximately $1.1 billion, equivalent to approximately 45% of the combined fair market value of our assets on a consolidated basis.  The weighted average interest rate on these loans was 5.27% as of December 31, 2006.  See “Business and Policies — Borrowing” for additional discussion of our borrowing policies.

Use of Proceeds of Offering

This subsection, which starts on page 5 in the “Prospectus Summary” section of the prospectus, has been modified as follows:

We anticipate investing approximately 87% of the gross proceeds of this offering, assuming the maximum offering amount is sold, in real estate assets.  The remaining offering proceeds will be used to pay selling commissions, fees and the costs of this offering and to fund a working capital reserve. For the period from August 31, 2005 through December 31, 2006, we have sold approximately 166.4 million shares in the “best efforts” offering and 2.2 million shares through our distribution reinvestment plan, generating approximately $1.7 billion in gross offering proceeds, excluding $0.2 million in proceeds from shares purchased by IREIC.  Through December 31, 2006, we had incurred approximately $178.0 million in offering and organization costs, including selling commissions, marketing contributions and other expenses paid to affiliates of the Business Manager.

Distribution Policy

This subsection, which starts on page 9 in the “Prospectus Summary” section of the prospectus, has been modified as follows:

We intend to continue paying regular monthly cash distributions to our stockholders.  For the period from August 31, 2005 through January 31, 2007, we have paid or declared cash distributions to our stockholders aggregating approximately $50.7 million.  We paid cash distributions per share of $0.50 on

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an annualized basis prior to January 1, 2006 and $0.60 on an annualized basis prior to November 1, 2006.  Effective November 1, 2006, we began paying cash distributions per share equal to $0.61 on an annualized basis, which is equivalent to an annual distribution rate of 6.1% assuming the share was purchased for $10.00 per share.  Because we pay distributions in arrears, the cash distribution paid in December 2006 was the first to reflect this increase.

For the twelve months ended December 31, 2006, we paid cash distributions of approximately $33.4 million.  Approximately $33.1 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.3 million of the distributions were funded from financing activities including contributions from our sponsor.  For the year ended December 31, 2005, we paid cash distributions of approximately $123,000, all of which were funded from contributions from our sponsor.

Terms of the Offering

This subsection, which starts on page 10 in the “Prospectus Summary” section of the prospectus, has been modified as follows:

We are offering a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis.  We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  We also may issue up to 75,000 shares pursuant to the exercise of options which may be granted under our independent director stock option plan.  A “best efforts” offering is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered.  No specified number of securities are, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering.  For the period from August 31, 2005 through December 31, 2006, we have sold approximately 166.4 million shares in the “best efforts” offering and 2.2 million shares through our distribution reinvestment plan generating approximately $1.7 million in gross offering proceeds, excluding $0.2 million in proceeds from shares purchased by IREIC.  Also through December 31, 2006, we have issued 17,500 options pursuant to our independent stock option plan, none of which had been exercised as of December 31, 2006.  See “Risk Factors — Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

The offering price of our shares was arbitrarily determined by our board of directors in its sole discretion.  Our board of directors determined the offering price based upon the offering price of other REITs organized by our sponsor, the offering price of other REITs that do not have a public trading market and the recommendation of Inland Securities, our dealer manager.  See “Risk Factors — Risks Related to the Offering” for additional discussion regarding the offering price of our shares.

Distribution Reinvestment Plan

This subsection, which starts on page 11 in the “Prospectus Summary” section of the prospectus, has been modified as follows:

We also are offering up to 40,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan.  You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share equal to $9.50.  Distributions may be fully reinvested because the distribution reinvestment plan permits fractional shares to be purchased and credited to participant accounts.  If you participate, you will be taxed on income attributable to the reinvested distributions.  Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions.  As a result, you may have a tax liability without receiving cash

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distributions to pay the tax liability.  Our board may terminate or amend the plan, including increasing the per share purchase price, in its sole discretion at any time on ten days notice to plan participants.  For the period from August 31, 2005 through December 31, 2006, we have sold approximately 2.2 million shares through our distribution reinvestment plan.  See “Risk Factors — Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

Use of Proceeds

This subsection, which starts on page 12 in the “Prospectus Summary” section of the prospectus, has been modified as follows:

The amounts reflected in the “estimated proceeds” column below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The “actual proceeds” column reflects our actual use of offering proceeds through December 31, 2006.  Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.”  The “estimated proceeds” column does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.  (All dollar amounts are rounded to the nearest thousand.)

	Estimated Proceeds		Actual Proceeds as of December 31, 2006
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$5,000,000,000	100.00%	$1,681,765,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$117,465,000	6.96%
Marketing Contribution	$125,000,000	2.50%	$40,795,000	2.48%
Due Diligence Expense Allowance	$25,000,000	0.50%	—	0.00%
Organization and OfferingExpenses (2)	$50,500,000	1.01%	$19,752,000	1.30%
TOTAL EXPENSES:	$575,500,000	11.51%	$178,012,000	10.73%
Gross Amount Available	$4,424,500,000	88.49%	$1,503,753,000	89.27%
Less:
Working Capital Reserve (3)	$50,000,000	1.00%	$12,314,000	0.00%
Acquisition Expenses (4)	$25,000,000	0.50%	$944,000	0.05%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,349,500,000	86.99%	$1,490,495,000	89.23%

(1)          In the “actual proceeds” column, gross proceeds of $1,681,765,000 includes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering and excludes the 25,406 shares repurchased for $235,005.

(2)          Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)          As of December 31, 2006, we have funded a working capital reserve.  Our working capital, as of that date, was approximately $12.3 million.  We expect to fund a working capital reserve of up to 1% of gross offering proceeds by the time the offering terminates.

(4)          The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real

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estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

RISK FACTORS

The following risk factor supercedes in its entirety the risk factor “We compete with numerous other parties or entities for real estate assets and tenants,” and the related discussion thereunder, which appears in the prospectus on page 18 under the heading “Risk Factors — Risks Related to Our Business.”

We compete with numerous other parties or entities for real estate assets and tenants.

We compete with numerous other persons or entities seeking to buy real estate assets, or to attract tenants to properties we already own, including REITs or other real estate operating companies.  These persons or entities may have greater experience and financial strength.  There is no assurance that we will be able to acquire additional real estate assets or attract tenants on favorable terms, if at all.  For example, our competitors may be willing to purchase properties at prices that result in yields below what we believe is our minimum required yield or may offer space at properties that compete with ours at rental rates below our existing rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties.  All of these factors could adversely affect our results of operations, financial condition and ability to pay distributions.

The following risk factor supercedes in its entirety the risk factor “Delays in locating suitable investments could adversely affect the return on your investment,” and the related discussion thereunder,  which appears in the prospectus on page 18 under the heading “Risk Factors — Risks Related to Our Business.”

Delays in locating suitable investments could adversely affect the return on your investment.

Even if we are able to access sufficient capital, we may suffer from delays in deploying the capital into properties or other real estate assets.  Delays may occur, for example, as a result of our relying on our Business Manager and its affiliates, including IREA, to identify these opportunities given that these entities are simultaneously seeking to locate suitable investments for other programs sponsored by IREIC.  Delays in selecting, acquiring and developing real estate assets could adversely affect investor returns.  In addition, when we acquire a property prior to the start of construction or during the early stages of construction, it typically takes several months to complete construction and rent available space.  Therefore, cash flow attributable to those particular properties could be delayed.  If we are unable to deploy capital not otherwise invested in income-producing real estate assets in a timely manner, our ability to pay distributions to you will be adversely affected.  As of the date of this prospectus, we have not identified all of the real estate assets that we will purchase with the proceeds of this offering.   Because we are conducting this offering on a “best efforts” basis over several months, our ability to purchase specific real estate assets will depend partially on the amount of net proceeds realized from this offering.  We also may experience delays as a result of selling shares or negotiating or obtaining the necessary purchase documentation to close an acquisition.  We also may invest all proceeds we receive from this offering in short-term, highly-liquid investments.  These short-term investments typically yield less than investments in commercial real estate.  Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay fees in connection with our current offering and the expenses of our Business Manager, Property Managers and other affiliates of IREIC in connection with acquiring real estate assets for us.

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The following risk factor supercedes in its entirety the risk factor “Your investment is directly affected by general economic and regulatory factors that impact real estate investments,” and the related discussion thereunder, which appears in the prospectus on page 19 under the heading “Risk Factors — Risks Related to Our Business.”

Your investment is directly affected by general economic and regulatory factors that impact real estate investments.

Because we invest primarily in commercial real estate, our financial condition, results of operations and our ability to pay distributions is directly affected by general economic and regulatory factors impacting real estate investments.  These factors are generally outside of our control.  Among the factors that could impact our real estate assets and the value of your investment are:

•                  local conditions such as an oversupply of space or reduced demand for real estate assets of the type that we own or seek to acquire;

•                  inability to collect rent from tenants;

•                  vacancies or inability to rent space on favorable terms;

•                  inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•                  adverse changes in the laws and regulations applicable to us;

•                  the relative illiquidity of real estate investments;

•                  changing market demographics;

•                  an inability to acquire and finance properties on favorable terms;

•                  acts of God, such as earthquakes, floods or other uninsured losses; and

•                  changes or increases in interest rates and availability of permanent mortgage funds.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases, which could adversely affect our financial condition, results of operations and ability to pay distributions.

The following risk factor supercedes in its entirety the risk factor “Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans,” and the related discussion thereunder, which appears in the prospectus on page 21 under the heading “Risk Factors — Risks Related to Our Business.”

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

In some instances, we acquire real estate assets by using either existing financing or borrowing new monies.  Our articles generally limit the total amount we may borrow to 300% of our net assets.  See “Summary of Our Organizational Documents — Restrictions on Borrowing” for additional discussion

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regarding these restrictions.  In addition, we may obtain loans secured by some or all of our properties or other assets to fund additional acquisitions or operations including to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes.  Payments required on any amounts we borrow reduce the funds available for, among other things, distributions to our stockholders because cash otherwise available for distribution is required to pay principal and interest associated with amounts we borrow.

Defaults on loans secured by a property we own may result in us losing the property or properties securing the loan that is in default as a result of foreclosure actions initiated by a lender.  For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property.  If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds.  We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets.  In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so.  If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default.  If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions will be adversely affected.

The following risk factor supercedes in its entirety the risk factor “We compete with real estate investment programs sponsored by IREIC for the time and services of personnel,” and the related discussion thereunder,  which appears in the prospectus on page 21 under the heading “Risk Factors — Risks Related to Our Business.”

We do not have our own acquisition group.

We do not employ directly any person(s) responsible for identifying and acquiring properties or other real estate assets.  Instead, we rely on entities affiliated with IREIC such as Inland Real Estate Acquisitions, Inc., referred to herein as IREA, and Inland Capital Markets to identify and acquire other real estate assets.  Other entities formed and organized by IREIC likewise utilize these entities to identify and acquire real estate assets, including the type of assets that we seek to acquire.  IREA is a wholly owned indirect subsidiary of The Inland Group, Inc.  Mr. Parks is a director of The Inland Group and two of the other REITs formed and organized by IREIC.  Ms. Gujral is a director of IREIC and one of the other REITs.  Under the property acquisition agreement we have entered into with IREA, we have been granted certain rights to acquire all properties, REITs or real estate operating companies IREA identifies, acquires or obtains the right to acquire.  This right is subject to prior rights granted by IREA to other REITs formed and organized by IREIC, which grant these entities rights superior to ours to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States.  The agreement with IREA may result in a property being offered to another entity, even though we may also be interested in, and have the ability to acquire, the subject property.

The following risk factor supercedes in its entirety the risk factor “We may lend money to affiliates of, or entities sponsored by, IREIC,” and the related discussion thereunder, which appears in the prospectus on page 24 under the heading “Risk Factors — Risks Related to Our Business.”

We may make a mortgage loan to affiliates of, or entities sponsored by, IREIC.

If we have excess working capital, we may, from time to time, and subject to the conditions in our articles, make a mortgage loan to affiliates of, or entities sponsored by, IREIC.  These loan arrangements may not be negotiated at arm’s length and may contain terms and conditions that are not in

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our best interest and would not otherwise be applicable if we entered into arrangements with a third-party borrower not affiliated with these entities.  Further, defaults on any of these loans could have an adverse effect on our financial condition, results of operations and ability to pay distributions.

The following risk factor supercedes in its entirety the risk factor “There are inherent risks with real estate investments,” and the related discussion thereunder, which appears in the prospectus on page 24 under the heading “Risk Factors — Risks Related to Our Business.”

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk.  For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions.  Investments in real estate assets also are subject to adverse changes in general economic conditions which reduce the demand for rental space.  Other factors also affect the value of real estate assets, including:

•                  federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions;

•                  the attractiveness of a property to tenants; and

•                  labor and material costs.

Further, if our investments do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions will be adversely affected.

The following risk factor supercedes in its entirety the risk factor “We depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect,” and the related discussion thereunder, which appears in the prospectus on page 24 under the heading “Risk Factors — Risks Related to Our Business.”

We depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.

Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with that lease and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action.  If a tenant defaults or declares bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment.  Termination of significant leases also would have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Further, we may enter into leases containing co-tenancy provisions.  Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant.  A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease.  The exercise of any co-tenancy rights by tenants could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

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The following risk factor supercedes in its entirety the risk factor “We may incur additional costs in acquiring or re-leasing properties,” and the related discussion thereunder, which appears in the prospectus on page 25 under the heading “Risk Factors — Risks Related to Our Business.”

We may incur additional costs in acquiring or re-leasing properties.

We may invest in properties designed or built primarily for a particular tenant or a specific type of use known as a “single-user facility.”  If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs.  We also may incur significant costs to enforce our rights as a landlord against the defaulting tenant, all of which could adversely affect our revenues and expenses and reduce the cash available for distribution.

The following risk factor supercedes in its entirety the risk factor “We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations,” and the related discussion thereunder, which appears in the prospectus on page 25 under the heading “Risk Factors — Risks Related to Our Business.”

We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of February 15, 2007, approximately 18% of our rental revenue was generated by the SBC Center in Hoffman Estates, Illinois and One AT&T Center in St. Louis, Missouri.  One tenant, AT&T, Inc., leases 100% of the total gross leasable area of these two properties.  As a result of the concentration of revenue generated from these properties, if AT&T were to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the defaults were cured or the two properties were leased to a new tenant or tenants.

This following risk factor is added directly following the risk factor “We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations,” and the related discussion thereunder, which appears in the prospectus on page 25 under the heading “Risk Factors — Risks Related to Our Business.”

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area.  A stockholder’s investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.  For example, as of December 31, 2006, approximately 18% and 13% of our portfolio consists of properties located in the Chicago metropolitan area and the Houston area, respectively, and consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

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The following risk factor supercedes in its entirety the risk factor “If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser,” and the related discussion thereunder, which appears in the prospectus on page 26 under the heading “Risk Factors — Risks Related to Our Business.”

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property or other asset by providing financing to the purchaser.  There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price.  The terms of payment to us will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions.  If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed.  In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.  We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser.  Defaults by any purchaser under any financing arrangement with us could, therefore, adversely affect our financial condition, results of operations and our ability to pay distributions.

The following risk factor supercedes in its entirety the risk factor “Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act,” and the related discussion thereunder, which appears in the prospectus on page 29 under the heading “Risk Factors — Risks Related to Our Business.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940.  If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company.  If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•                  place limits on our capital structure;

•                  impose restrictions on specified investments;

•                  prohibit transactions with affiliates; and

•                  require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

To maintain the exemption, we must engage primarily in the business of buying or investing in real estate.  In addition, to comply with the exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise want to retain.  In addition, we may have to acquire assets that generate additional income or loss that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire consistent with our strategy.

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If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

The following risk factor supercedes in its entirety the risk factor “The costs associated with complying with the American Disabilities Act may reduce the amount of cash available to distribute to you,” and the related discussion thereunder, which appears in the prospectus on page 30 under the heading “Risk Factors — Risks Related to Our Business.”

We may incur significant costs to comply with the Americans With Disabilities Act.

Investment in real estate assets also may be subject to the Americans With Disabilities Act of 1990, as amended.  Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  We attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act.  We may, however, be required to spend significant monies to comply with this act.  See “Business and Policies — Government Regulations” for additional discussion regarding the Americans with Disabilities Act of 1990.

The following risk factor supercedes in its entirety the risk factor “Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a ‘control premium’ for your shares,” and the related discussion thereunder, which appears in the prospectus on page 32 under the heading “Risk Factors — Risks Related to Our Business.”

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares.

Corporations organized under Maryland law are permitted to protect themselves from unsolicited proposals or offers to acquire the company.  Although we are not subject to these provisions, our stockholders could approve an amendment to our articles eliminating this restriction.  If we do become subject to these provisions, our board of directors would have the power under Maryland law to, among other things, amend our articles without stockholder approval to:

•                  stagger our board of directors into three classes;

•                  require a two-thirds vote of stockholders to remove directors;

•                  empower only remaining directors to fill any vacancies on the board;

•                  provide that only the board can fix the size of the board;

•                  provide that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

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•                  require that special stockholders meetings be called only by holders of a majority of the voting shares entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for your shares.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent purchase of stock by the interested stockholder.  After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•                  80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•                  two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our articles exempt any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Property Managers, from the provisions of this law.  See “Description of Securities — Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws” for additional discussion regarding business combinations under the Maryland Business Combination Act and our articles.

The following risk factor supercedes in its entirety the risk factor “IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers,” and the related discussion thereunder, which appears in the prospectus on page 35 under the heading “Risk Factors — Risks Related to Our Business Manager, Property Managers and their Affiliates.”

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers.

We rely on persons employed by our Business Manager and Property Managers to manage our day-to-day operations.  Some of these individuals, including two of our directors, Ms. Gujral and Mr. Parks, who serve as our president and chairman of the board, respectively, also are employed by IREIC or its affiliates, and may provide services to one or more investment programs previously sponsored by IREIC.  These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and the business of IREIC, its affiliates and the other entities formed and organized by IREIC.  These individuals may not be able to devote all of their time and resources to our business even if needed, which could have an adverse effect on our financial condition, results of operations and ability to pay distributions.

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The following risk factor supercedes in its entirety the risk factor “If our assets are deemed to be ERISA plan assets, we may be exposed to liability under Title I of ERISA and the Internal Revenue Code,” and the related discussion thereunder, which appears in the prospectus on page 37 under the heading “Risk Factors — Federal Income Tax Risks.”

If our assets are deemed to be ERISA plan assets, we may be exposed to liability under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies.  This is known as the “look-through rule.”  Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code.  If we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected.  Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance.  See “ERISA Considerations” generally for additional discussion regarding ERISA plan assets.

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SELECTED FINANCIAL DATA

This section supplements the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 41 of the prospectus.

The following table shows our consolidated selected financial data relating to the historical financial condition and results of operations.  This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus.  All dollar amounts are stated in thousands, except per share amounts.

	As of December 31, 2006	As of December 31, 2005	As of December 31, 2004
	(Dollar amounts in thousands)

Total assets	$3,040,544	865,851	731

Mortgages and margins payable	$1,107,113	227,654	—

	Year Ended December 31,		For the period October 4, 2004 (inception) to December 31,
	2006	2005	2004
	(Dollar amounts in thousands)

Total income	$123,202	6,668	—

Total interest and dividend income	$23,289	1,740	—

Net income (loss) applicable to common shares	$1,131	(1,373)	(24)

Net income (loss) per common share, basic and diluted (a)	$.02	(1.55)	(1.20)

Distributions declared to common stockholders	$41,178	438	—

Distributions per weighted average common share (a)	$.60	.11	—

Funds From Operations (a)(b)	$45,626	(775)	—

Cash flows provided by (used in) operating activities	$65,883	11,498	(14)

Cash flows (used) in investing activities	$(1,552,014)	(810,725)	—

Cash flows provided by financing activities	$1,751,494	836,155	214

Weighted average number of common shares outstanding, basic and diluted	68,374,630	884,058	20,000

(a)                                  The net loss per share basic and diluted is based upon the weighted average number of common shares outstanding for the year ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the year ended December 31, 2006 and for the period from August 31, 2005 (commencement of the offering) to December 31, 2005.  See Footnote (b) below for information regarding our calculation of FFO.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income; however in 2005 we had a tax loss which resulted in a 100% return of capital for tax purposes.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder's shares.  For the year ended December 31, 2006, $16,697 (or approximately 50% of the $33,393 distribution paid in 2006) represented a return of capital.  For the year ended December 31, 2005, $123 (or 100% of the distributions paid for 2005) represented a return of capital due to the tax loss in 2005.  No distributions were made in 2004.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

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(b)                                 One of our objectives is to provide cash distributions to our stockholders from cash generated by our operating activities. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO,” which it believes more accurately reflects the operating performance of a REIT.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to “net income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our performance because FFO excludes non-cash items from GAAP net income.  Our management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the year ended December 31,
		2006	2005
		(In Thousands)
	Net income (loss) applicable to common shares	$1,131	$(1,373)
Add:	Depreciation and amortization related to investment properties	49,681	3,459
Less:	Minority interests’ share of the above adjustment	5,186	2,861

	Funds from operations	$45,626	$(775)

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CAPITALIZATION

This section supplements the discussion contained in the prospectus under the heading “Capitalization,” which begins on page 43 of the prospectus.

The following table sets forth our capitalization as of December 31, 2005 and December 31, 2006.  The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan.  The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

	December 31,
	2005	2006
	(In Thousands)
Debt:
Mortgage Notes Payable	$213,557	$1,062,703
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—	—
Common Stock, $0.001 Par Value, 1,460,000,000 Shares Authorized, 168,620,150 and 9,873,834 shares issued and outstanding as of December 31, 2006 and December 31, 2005, respectively	10	96
Additional Paid-In Capital	86,410	1,504,576
Retained Earnings Deficit	(1,335)	(20,224)
Total Stockholders’ Equity:	85,085	1,484,448
Total Capitalization:	$298,642	$2,547,151

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COMPENSATION TABLE

This section supplements the discussion contained in the prospectus under the heading “Compensation Table,” which begins on page 44 of the prospectus.

Actual Compensation

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds.  Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. Through December 31, 2006, these organization and offering expenses did not exceed the 4.5% or 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

For the period from October 4, 2004 (inception) through December 31, 2006, we have incurred the following expenses in connection with the offering and sale of our shares (all dollar amounts are rounded to the nearest thousand):

Offering Stage
Selling commissions	$117,465,000
Marketing contributions	40,795,000
Other expenses to affiliates of the Business Manager	1,139,000
Other expenses	18,613,000
Total organization and offering expenses:	$178,012,000

For the period from October 4, 2004 (inception) through December 31, 2006, we, MB REIT or our other JVs have paid or incurred the following operating expenses in connection with our operational stage activities (all dollar amounts are rounded to the nearest thousand):

Operational Stage
Acquisition expenses	$627,000
Acquisition fees	0
Property management fees	4,850,000
Oversight fees	0
Interest expense	0
Service fee associated with purchasing, selling and servicing mortgages	2,246,000
Ancillary services reimbursements	3,244,000
Business management fees	2,400,000
Investment advisor fees	2,086,000
Incentive fees	0
Total operating fees and expenses:	$15,453,000

We have not sold any properties and, therefore, no disposition fees have been paid or incurred by us or MB REIT for the period from October 4, 2004 (inception) through December 31, 2006.

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USE OF PROCEEDS

This section supplements the discussion contained in the prospectus under the heading “Use of Proceeds,” which begins on page 56 of the prospectus.

The amounts reflected in the “estimated proceeds” column below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The “actual proceeds” column reflects our actual use of offering proceeds through December 31, 2006.  Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.”  The “estimated proceeds” column does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan. (All dollar amounts are rounded to the nearest thousand.)

	Estimated Proceeds		Actual Proceeds as of December 31, 2006
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$5,000,000,000	100.00%	$1,681,765,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$117,465,000	6.96%
Marketing Contribution	$125,000,000	2.50%	$40,795,000	2.48%
Due Diligence Expense Allowance	$25,000,000	0.50%	—	0.00%
Organization and Offering Expenses (2)	$50,500,000	1.01%	$19,752,000	1.30%
TOTAL EXPENSES:	$575,500,000	11.51%	$178,012,000	10.73%
Gross Amount Available	$4,424,500,000	88.49%	$1,503,753,000	89.27%
Less:
Working Capital Reserve (3)	$50,000,000	1.00%	$12,314,000	0.00%
Acquisition Expenses (4)	$25,000,000	0.50%	$944,000	0.05%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,349,500,000	86.99%	$1,490,495,000	89.23%

(1)          In the “actual proceeds” column, gross proceeds of $1,681,765,000 includes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering and excludes the 25,406 shares repurchased for $235,005.

(2)          Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)  As of December 31, 2006, we have funded a working capital reserve.  Our working capital, as of that date, was approximately $12.3 million.  We expect to fund a working capital reserve of up to 1% of gross offering proceeds by the time the offering terminates.

(4)          The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

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PRIOR PERFORMANCE OF IREIC AFFILIATES

This section updates and supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 57 of the prospectus.

Prior Investment Programs

During the ten year period ending December 31, 2006, IREIC and its affiliates have sponsored three other REITs and fifty-six real estate exchange private placements, which altogether have raised more than $7.9 billion from over 180,000 investors in offerings for which Inland Securities has served as dealer manager.  During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, have raised approximately $7.5 billion from over 179,900 investors. Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these private placement programs do not have investment objectives similar to ours.  However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies.  The three REITs that seek current income and capital appreciation represent approximately 99% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 93% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc. (“IRRETI”) at or for the year ended December 31, 2006, as this information is not publicly available.  On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement.  DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR.  The transaction has a total enterprise value of approximately $6.2 billion.

We pay fees to Inland Securities and our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which is reallowed to soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing

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services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Further, we pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of Inland Retail Real Estate Trust, Inc., for the ten year period ending December 31, 2006, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus.  With respect to Inland Retail Real Estate Trust, Inc., information is presented for the ten year period ended September 30, 2006.  This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager.  All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc.  is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT.  ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

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	Inland Western Retail Real Estate Trust, Inc. REIT Program as of December 31, 2006	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of December 31, 2006 (1)	Inland Real Estate Exchange Private Placement Offerings as of December 31, 2006

Number of programs sponsored	1	1	1	56
Aggregate amount raised from investors	$4,454,804,000	2,424,515,000	664,559,000	439,272,000
Approximate aggregate number of investors	116,000	57,600	6,300	1,000
Number of properties purchased	306	287	164	56
Aggregate cost of properties	$7,624,599,000	4,138,046,000	1,716,454,000	947,570,000
Number of mortgages/notes receivable	6	0	0	0
Principal amount of mortgages/notes receivable	$129,905,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	69.00%	89.00%	89.00%	40.00%
Single-user net lease	31.00%	11.00%	11.00%	10.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	41.00%
Industrial	0.00%	0.00%	0.00%	9.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	35.00%	39.00%	38.00%	29.00%
Existing construction	65.00%	61.00%	62.00%	71.00%

Number of properties sold in whole or in part	0	13	18	1

Number of properties exchanged	0	0	0	0

(1)          On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments.  IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering.  Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement.  Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

During the three years prior to December 31, 2006, Inland Western Retail Real Estate Trust, Inc. purchased 298 properties and Inland Real Estate Corporation purchased twenty commercial properties.  During the three years prior to September 30, 2006, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI

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provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed by Inland Securities in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through December 31, 2006, IRC had issued approximately 15.2 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $664.6 million as of December 31, 2006. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On December 31, 2006, the closing price of the stock on the New York Stock Exchange was $18.72 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances.  All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of December 31, 2006, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, equal portions of which are paid monthly.

As of December 31, 2006, IRC owned 146 properties for an aggregate purchase price of approximately $1.7 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties and draws on its line of credit. As of December 31, 2006, IRC had debt of approximately $622.2 million secured by its properties and had $28 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI has realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of

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September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003.  Through a total of two public offerings, the last of which was completed by Inland Securities in 2005. Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through December 31, 2006, Inland Western had issued approximately 31 million shares through its distribution reinvestment program and has repurchased approximately 6 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.5 billion as of December 31, 2006.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of December 31, 2006, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of December 31, 2006, Inland Western owned 306 properties for an aggregate purchase price of approximately $7.6 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of December 31, 2006, Inland Western has borrowed approximately $4.3 billion secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western from the date each was formed or commenced its offering through December 31, 2006. The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions.

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Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional amount of approximately $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through December 31, 2006, IREIC or its affiliates received approximately $60.4 million in advisor fees and agreed to forgo an additional amount of approximately $84.4 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining amount of approximately $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation — Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$	$	$		$		$
1995	736,627	694,213	42,414		—		.76
1996	3,704,943	3,093,525	611,418		—		.82
1997	13,127,597	9,739,233	3,388,364		—		.86
1998	35,443,213	27,015,143	8,428,070		—		.88
1999	48,379,621	35,640,732	12,738,889		—		.89
2000	52,964,010	40,445,730	12,518,280		—		.90
2001	58,791,604	45,754,604	12,662,414		374,586.93
2002	60,090,685	41,579,944	18,315,640		195,101.94
2003	61,165,608	47,254,096	13,577,679		333,833.94
2004	62,586,577	53,458,760	7,883,026		1,244,791.94
2005	64,212,187	57,502,980	—		1,364,810.95
2006	64,689,179	55,737,360	8,520,125	(4)	431,694	(4)	.96
	525,891,851	417,916,320	98,686,319		3,944,815

(1)                                  The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                                  Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                                  Represents a capital gain distribution for federal income tax purposes.

(4)                                  The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

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Inland Retail Real Estate Trust, Inc. — Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution (2)		Capital Gain Distribution (3)		Total Distributions per Share
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(4)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(5)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,894,534		568,875,233		220,909,301		1,200,000

(1)                                  The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.  Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)                                  Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                                  Represents a capital gain distribution for federal income tax purposes.

(4)                                  IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

(5)                                  For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

Inland Western Retail Real Estate Trust, Inc. — Last Offering By Inland Securities Completed In 2005

	Total Distributions Paid	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions Paid per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—
	549,996,000	273,077,000	276,919,000	—

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

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(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   Inland Western began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A
1995	8.45%		N/A		N/A
1996	9.55%		N/A		N/A
1997	11.00%		N/A		N/A
1998	12.14%		N/A		N/A
1999	13.36%		7.79	%(5)	N/A
2000	14.99%		9.00%		N/A
2001	17.88%		9.92%		N/A
2002	18.35%		11.07%		N/A
2003	20.07%		12.08%		4.97	%(6)
2004	21.71%		13.18%		6.91%
2005	23.99%		14.32%		7.32%
2006	25.50%		N/A	(7)	7.94%

(1)                   IRC sold shares for $10.00 per share from October 1994 through March 1998 in offerings for which Inland Securities has served as dealer manager.  During this time, the DRP purchase price was $9.05 per share.  From April 1998 through December 1998, IRC sold shares for $11.00 per share.  During that time and through May 2004, the DRP purchase price was $10.50 per share.  In June 2004, IRC became publicly traded.  Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution.  This price is calculated on a monthly basis.  As of December 31, 2005, the DRP purchase price was $15.10 per share.  As of December 31, 2006, the DRP purchase price per share was $18.24.

(2)                   IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.  As of September 30, 2006, the DRP purchase price per share was $11.00.

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(3)                   Inland Western commenced selling shares in September 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.  As of December 31, 2006, the DRP purchase price per share was $10.00.

(4)                   Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994.  During 1995, IRC paid three quarterly distributions and began paying monthly distributions in November 1995.

(5)                   IRRETI began paying monthly distributions in June 1999.  This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)                   Inland Western began paying monthly distributions in November 2003.  This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

(7)                   Because of the acquisition by DDR, this information is not available for IRRETI as of December 31, 2006.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. If this had occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through December 31, 2006, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 487 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From October 1, 1996 through December 31, 2006, investors in these private partnerships have received total distributions in excess of $482 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining

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partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004.  As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002.  This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through December 31, 2006, IREX has offered the sale of fifty-six properties with a total property value of approximately $901 million.

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Landings Of Sarasota Delaware Business Trust (DBT). Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9.8 million. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8 million from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $8 million in debt assumption and $4 million in equity investment. $0.2 million of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

On July 15, 2005, this property was sold for approximately $15.9 million after the repayment of the mortgage balance of approximately $7.7 million and payment of the costs of sales totaling approximately $977,000, the investors received approximately $7.2 million in net sales proceeds.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7.5 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $11 million, which consisted of $7.5 million in debt assumption and $3.5 million in equity investment. $0.1 million of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

On April 12, 2006, the $7.2 million mortgage was refinanced with approximately $7.6 million mortgage.  After paying refinancing expenses totaling approximately $164,000, the investors received the net refinancing proceeds of approximately $267,000.

Pets Bowie DBT, a Delaware business trust, purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of approximately $2.6 million from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1.3 million with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of $1.3 million in debt assumption and $2.6 million in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

On October 31, 2006, the $1.3 million mortgage was refinanced with an approximately $3 million mortgage.  After paying refinancing expenses totaling approximately $174,000, the investors received the net refinancing proceeds of approximately $1.5 million.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1.5 million from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.4 million, which consisted of $1.5 million in debt assumption

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and $1.9 million in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

On December 22, 2006, the $1.5 million mortgage was refinanced with an approximately $2.4 million mortgage.  After paying refinancing expenses totaling approximately $100,000, the investors received the net refinancing proceeds of $800,000.

Lansing Shopping Center DBT, a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5.9 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10.9 million, which consisted of $5.9 million in debt assumption and $5 million in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

On May 26, 2006, the $5.9 million mortgage was refinanced with an approximately $7.5 million mortgage.  After paying refinancing expenses totaling $323,000, the investors received the net refinancing proceeds of approximately $1.3 million.

Inland 220 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18 million first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33.8 million, which consisted of $18 million in debt assumption and $158 million in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons DBT, a Delaware business trust, acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of approximately $8.9 million from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $17.3 million, which consisted of approximately $8.9 million in debt assumption and $8.4 million in

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equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

On January 20, 2006, the $8.9 million mortgage was refinances with an approximately $11 million mortgage.  After paying refinancing expenses totaling approximately $349,000, the investors received the net refinancing proceeds of approximately $1.8 million.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

On May 13, 2005, the $3.1 million mortgage was refinanced with an approximately $3.1 million mortgage.  The refinancing expenses totaled $30,000.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building - Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4 million loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8 million, which consisted of $4 million in debt assumption and approximately $4 million in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $4 million equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10.5 million loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the

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real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20.5 million, which consisted of approximately $10.5 million in debt assumption and approximately $10.1 million in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building - Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12.9 million loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22.9 million, which consisted of $12.9 million in debt assumption and $10 million in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. Approximately $0.2 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for approximately $15.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28.2 million, which consisted of $12.5 million in debt assumption and $15.7 million in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.7 million from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12 million, which consisted of approximately $5.7 million in debt assumption and approximately $6.4 million in equity investment. Approximately $0.5 million of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

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Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.6 million from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12.2 million, which consisted of approximately $5.6 million in debt assumption and $6.6 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of approximately $2 million. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.8 million, which consisted of $1.4 million in debt assumption and $1.4 million in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for approximately $12.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24.4 million, which consisted of approximately $11.9 million in debt assumption and approximately $12.5 million in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21.7 million and the total price of $24.4 million consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1.6 million of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.2 million, which consisted of approximately $3.9 million in debt assumption and $4.3 million in equity

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investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.1 million and the total price of approximately $8.2 million consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4.7 million from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of approximately $1.8 million in mortgage financing from Parkway Bank and Trust Co. and approximately $2.1 million in equity investment. The difference between the real estate acquisition price of approximately $3.5 million and the total price of $3.9 million consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center.  BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for approximately $6.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $13.6 million, which consisted of approximately $6.9 million in debt assumption and $6.7 million in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of approximately $11.7 million and the total price of $13.6 million consists of $0.6 million acquisition fee, $0.4 million for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C.

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financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for approximately $6.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised approximately $2.8 million. The total price was approximately $12.1 million, which consisted of approximately $5.1 million in debt assumption and $7 million in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of approximately $10.3 million and the total price of approximately $12.1 million consists of $520,000 acquisition fee, $150,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center in East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for approximately $8.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $15.9 million, which consisted of $7.4 million in debt assumption and approximately $8.5 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13.5 million and the total price of approximately $15.9 million consists of $675,000 acquisition fee, $150,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center in Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for approximately $3.2 million and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $7.1 million, which consisted of approximately $3.2 million in debt assumption and approximately $4 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6.1 million and the total price of approximately $7.1 million consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2.9 million from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2.9 million in debt assumption and approximately $3.1 million

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 in equity investment. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6 million consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store in Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.5 million, which consisted of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.6 million and the total price of approximately $6.5 million consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

On January 20, 2006, this property was financed with a $3,500,000 mortgage.  After paying refinancing expenses totaling approximately $71,000, the investors received the net financing proceeds of approximately $3.4 million.

Kraft Cold Storage Facility in Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for approximately $5.3 million and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for approximately $5.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11 million, which consisted of approximately $5.3 million in debt assumption and approximately $5.7 million in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of approximately $9.6 million and the total price of $11 million consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for approximately $19.2 million, a junior loan in the amount of approximately $6.2 million and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for approximately $20.1 million in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39.2 million, which consisted of approximately $19.2 million in debt assumption and approximately $20.1 million in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of $39.2 million consists of $1.5 million acquisition fee, $150,000 for a property reserve account and approximately $2.7 million of estimated costs and expenses. The offering was completed in June 2005 after approximately $19.1 million was raised.

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Best Buy Store in Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $5 million and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for approximately $5.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $10.3 million, which consisted of approximately $5 million in debt assumption and approximately $5.4 million in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9 million and the total price of approximately $10.3 million consists of $450,000 acquisition fee, $100,000 for a property reserve account and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for approximately $11 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20.7 million, which consisted of approximately $9.8 million in debt assumption and approximately $11 million in equity investment, 1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.8 million and the total price of approximately $20.7 million consists of $1.3 million acquisition fee and market value adjustment, $0.1 million for a property reserve account and approximately $1.6 million of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $12.1 million and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for approximately $10.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20 million, which consisted of approximately $9.8 million in debt assumption and $10.2 million in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.7 million and the total price of approximately $20 million consists of $775,000 acquisition fee, $0.1 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the

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property in the amount of approximately $1.1 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.2 million, which consisted of $1.1 million in debt assumption and approximately $1.1 million in equity investment. The difference between the real estate acquisition price of approximately $1.9 million and the total price of approximately $2.2 million consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $0.8 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $1.6 million, which consisted of $0.8 million in debt assumption and approximately $0.8 million in equity investment. The difference between the real estate acquisition price of approximately $1.4 million and the total price of approximately $1.6 million consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of approximately $2.5 million from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for approximately $7.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.3 million, which consisted of approximately $6.7 million in debt assumption and approximately $7.6 million in equity investment, 1% of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of approximately $12.3 million and the total price of approximately $14.3 million consists of $0.7 million acquisition fee, $320,000 for a property reserve account and approximately $1 million of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for 100% of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for approximately $21.4 million, a junior loan in the amount of $7.8 million from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust. The property is located at 2200 and 2222 Kensington Court, Oak Brook for approximately $23.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45 million, which consisted of approximately

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$21.5 million in debt assumption and $23.5 million in equity investment, 1% of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of approximately $40.2 million and the total price of approximately $45 million consists of $1.8 million acquisition fee, $0.4 million for a property reserve account, and approximately $2.5 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47.8 million from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for approximately $30.2 million, a junior loan in the amount of $8 million from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for approximately $23 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $53.5 million, which consisted of approximately $30.2 million in debt assumption and approximately $23.2 million in equity investment, 1% of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47.8 million and the total price of approximately $53.5 million consists of approximately $2.4 million acquisition fee, $0.5 million for a property reserve account, and approximately $2.8 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of approximately $2.4 million from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to approximately $1.8 million. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.8 million, which consisted of approximately $1.8 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.8 million consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of approximately $3.1 million. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $1.7 million. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.7 million, which consisted of approximately $1.7 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.7 million consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

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Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of approximately $4.2 million. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.3 million the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.8 million, which consisted of approximately $2.4 million in debt assumption and approximately $2.5 million in equity investment. The difference between the real estate acquisition price of approximately $4.2 million and the total price of approximately $4.8 million consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50. The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for approximately $5.3 million from an unrelated third party, La Place Center limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $3.1 million. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for approximately $3.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.1 million which consisted of $2.9 million in debt assumption and approximately $3.2 million in equity investment, of which 1% was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6.1 million consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

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Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of approximately $5 million. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $2.6 million. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $5.6 million, which consisted of approximately $2.6 million in debt assumption and $3 million in equity investment. The difference between the real estate acquisition price of approximately $5 million and the total price of approximately $5.6 million consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for approximately $4.1 million. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of approximately $1.9 million and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.1 million. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.5 million, which consisted of approximately $2.1 million in debt assumption and approximately $2.4 million. The difference between the real estate acquisition price of approximately $4.1 million and the total price of approximately $4.5 million consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for approximately $34.8 million from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of approximately $20.9 million and a B note for approximately $5.2 million from Bear Stearns Commercial mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered 99% of the undivided tenant-in-common interests in the property for approximately $18.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $39.1 million which consisted of approximately $20.9 million in debt assumption and approximately $18.2 million in equity investment, 1% of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of approximately $39.1 million consists of approximately $2 million acquisition fee, approximately $0.5 million for a property reserve account, and approximately $2.2 million of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for approximately $7.5 million from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property

40

with cash. In December 2005 Yorkville 1031, L.L.C. offered 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.9 million, which consisted of equity investment, 1% to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.5 million and the total price of approximately $8.9 million consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building in Louisville, Kentucky. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $26.6 million from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered 99% of the undivided tenant in common interests in the property for approximately $18.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45.4 million, which consisted of approximately $26.6 million in debt assumption and approximately $18.8 million in equity investment, 1% of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of approximately $41.3 million and the total price of approximately $45.4 million consists of $1.5 million acquisition fee, $0.2 million for a property reserve account, and approximately $2.4 million of estimated costs and expenses. The offering was completed in May 2006 when the maximum offering amount was raised.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $2.6 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of approximately $2.6 million. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.6 million, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3 million, which consisted of $1.6 million in debt assumptions and approximately $1.4 million in equity investment. The difference between the real estate acquisition price of approximately $2.6 million and the total price of approximately $3 million consists of $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center in Murfreesboro, Tennessee. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land upon which is located multi-tenant retail shopping center currently 87.34% leased and occupied for $12.5 million in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee. Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC interest in the property for a total of approximately $7.1 million in cash plus the assumption of the existing indebtedness. The difference between the real estate

41

acquisition price of $12,5. million and the total price of approximately $14.7 million consists of $625,000 acquisition fee, $425,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The seller obtained permanent financing from the lender in the amount of $7.5 million evidenced by a promissory note and secured by a first-lien deed of trust. The offering was completed in July 2006 when the maximum offering amount was raised.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $3.1 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of approximately $3.1 million. On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.9 million, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was $3,640,000, which consisted of $1.9 million in debt assumptions and approximately $1.7 million in equity investment. The difference between the real estate acquisition price of approximately $3.1 million and the total price of approximately $3.6 million consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center in McKinney, Texas. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land upon which is located an multi-tenant retail shopping center currently 100% leased by 17 tenants, on October 6, 2005 for approximately $27.7 million from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $16.6 million from LaSalle National Bank. In March 2006, Craig Crossing 1031, L.L.C., offered 99% of the undivided tenant in common interests in the property for approximately $13.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $30.6 million, which consisted of $16.6 million in debt assumption and approximately $14 million in equity investment, 1% of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of approximately $27.7 million and the total price of approximately $30.6 million consists of $700,000 acquisition fee, $250,000 for a property reserve account, and approximately $2 million of estimated costs and expenses.  The offering was completed in August 2006 when the maximum offering amount was raised.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina 28217 and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for approximately $53.3 million from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of approximately $34.6 million. In May 2006, Charlotte 1031, L.L.C., offered 99.5% of the undivided tenant in common interests in the property for approximately $24 million in cash. The total price was

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approximately $58.8 million, which consisted of approximately $34.6 million in debt assumption and approximately $24.1 million in equity investment. The difference between the real estate acquisition price of $53.3 million and the total price of approximately $58.8 million includes the seller’s share of the interest, represents all estimated costs and expenses related to the acquisition and financing of the property, offering, marketing, transferring of the interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of approximately $2.7 million.  As of December 31, 2006, the offering had raised approximately $23.2 million from investors.

Olivet Church Crossing in Paducah, Kentucky. Olivet Church 1031, L.L.C., a Delaware limited liability company, purchased a 16.13-acre parcel of land upon which is located an multi-tenant shopping center consisting of two buildings from which one of them is currently 100% occupied by Kohl’s Department Store and the second building is leased and occupied by eight tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond, Cost Plus World Market.  The L.L.C. purchased the property on March 17, 2006 for approximately $20.9 million from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of approximately $12.5 million which is secured by the property. The loan is evidenced by a promissory note and a mortgage and security agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky 42001. The buildings were built in 2005 and contain approximately 165,598 square feet of leasable area.  In June 2006, the seller offered to qualified accredited investors 99% of the undivided tenant in common interests in the property for approximately $10.7 million in cash plus the assumption of the existing indebtedness as described herein. The total price was approximately $23.3 million, which consisted of approximately $12.5 million in debt assumption and approximately $10.8 million in equity investment. The difference between the real estate acquisition price of approximately $20.9 million and the total price of approximately $23.3 million consists of $750,000 acquisition fee, $200,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses including, offering, marketing, and transferring of the tenant in common Interests. As of December 31, 2006, the offering had raised approximately $10.2 million from investors.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land upon which four interconnected buildings totaling 256,700 square feet are located at 1900 East Lake Avenue, Glenview, Cook County, Illinois 60025 for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman.  The seller funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006.  In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons.  The purchase price was approximately $51.8 million and the total price of approximately $57 million, which consisted of an acquisition fee of approximately $2.2 million, $0.2 million property reserve account and approximately $2.9 million of estimated costs and expenses.  As of December 31, 2006, the offering had raised approximately $18.3 million from investors.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona 85365 for approximately $42.3 million in cash plus the assumption of the existing indebtedness, consisting of a portion of an open air multi-tenant shopping center, included, but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street from the Power Center. The property includes approximately 496,631 rentable square feet of the total 1.1

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million rentable square feet in the shopping center.  The seller acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC.  The seller funded the acquisition of the property with approximately $27 million in cash, the proceeds from the Mezzanine Loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property.  In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons.  The purchase price was $96.2 million and the total price of approximately $105.3 million, which consisted of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses.  As of December 31, 2006, the offering had raised approximately $18.1 million from investors.

Honey Creek Commons Shopping Center in Terre Haute, Indiana. Honey Creek, L.L.C., a Delaware limited liability company, purchased on January 11, 2006, a 19.9 acre parcel of land located at 5601-5793 South US Highway 41, Terre Haute, Vigo County, Indiana, for approximately $23.8 million from unrelated third parties, consisting of a multi-tenant retail shopping center that is shadow anchored by Wal-Mart. The shopping center is currently 100% leased and occupied by twelve tenants. The property contains two building totaling approximately 172,866 square feet of leasable area.  Subsequent to the initial purchase, the seller funded certain earn-outs totaling $2.6 million.  These earn-outs and the purchase price totaled approximately $26.4 million. The seller funded the acquisition of the property with cash, and on June 29, 2006, secured a mortgage loan from the lender in the principal amount of approximately $16 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In October 2006, the seller offered to qualified accredited investors 99% of the TIC Interests in the property for a total of approximately $13.1 million in cash plus the assumption of the existing indebtedness.  The difference between the total purchase price of approximately $26.4 million and the total price of approximately $29.3 million consists of a $750,000 acquisition fee, $200,000 in property reserves, and approximately $1.9 million of estimated costs and expenses. As of December 31, 2006, the offering has raised approximately $8 million from investors.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

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Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

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	Fleet Office Building 1031 LLC	Davenport Deere Distribution Facility 1031 LLC	Grand Chute DST	Macon Office DST	White Settlement Road Investment LLC	Plainfield Marketplace 1031 LLC

Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center 1031 LLC	Long Run 1031 LLC	Forestville 1031 LLC	Bed, Bath & Beyond 1031 LLC	Cross Creek Commons 1031 LLC	BJ’s Shopping Center 1031 LLC

Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

46

	Barnes & Noble Retail Center 1031 LLC	Port Richey 1031 LLC	Walgreens Store Hobart 1031 LLC	Kraft Cold Storage Facility 1031 LLC	Huntington Square Plaza 1031 LLC	Best Buy Store Reynoldsburg 1031 LLC

Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

47

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	4.50%	3.0%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

48

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	Paid by Asset Manager	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Yorkville 1031	Louisville 1031	Madison 1031	Murfreesboro 1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	4.5%	Paid by Asset Manager	5.00%

Backend Sales Commission	N/A	3.00%	3.00%	3.00%

49

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	Paid by Asset Manager	5.00%	3.00%	5.00%

Backend Sales Commission	3.00%	3.00%	3.00%	3.00%

	Glenview 1031	Yuma Palms 1031	Honey Creek 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%	Up to 8.50%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%

Offering & Organization	0.67%	0.46%	1.00%

Mortgage Broker Fee (2)	0.57%	0.53%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%	2.84%

Bridge Financing Fees	0.20%	0.27%	—

Total Load(4)	21.49%	19.31%	20.00%

Asset Management Fees(5)	0.25%	0.04%	5.53%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission	3.00%	3.00%	3.00%

50

(1)             Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)             The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)             Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)             The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)             Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)             Property Management Fees are calculated as a percentage of gross income from the property.

(7)             Refinancing Fees are equal to 1% of the new mortgage

(8)             Backend Sales Commission are equal to 3% of the sales price or the then current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease:  8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

51

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through December 31, 2006:

	Number of	Offering	Offering	Distributions	2006 Annual	2005 Annual		2004 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution		Distribution
		($)		($)	(%)	(%)		(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,381,766	N/A	9.45		8.39
Sentry Office Building DBT	7	3,500,000	04/2002	2,005,899	13.43	9.79		9.25
Pets Bowie DBT	7	2,600,000	07/2002	2,578,083	9.29	9.24		9.12
1031 Chattanooga DBT	9	1,900,000	05/2002	659,048	8.26	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,133,820	9.07	9.01		8.96
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	5,378,529	8.89	8.89		8.10
Taunton Circuit DBT	1	3,750,000	09/2002	1,327,498	8.31	8.30		8.31
Broadway Commons DBT	32	8,400,000	12/2003	4,375,389	10.18	8.62	B	8.26
Bell Plaza 1031, LLC	1	890,000	11/2003	544,391	17.33	15.56		16.05
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,141,471	8.90	8.90		8.23
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,118,031	8.39	8.28		8.17
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	2,460,628	7.75	7.62		7.35
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	2,499,931	8.52	8.08		7.19
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	3,445,622	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004	1,675,645	8.52	9.37	B	8.49
Macon Office DST	29	6,600,000	03/2004	1,608,926	8.20	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	361,630	8.34	8.34		8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	2,395,346	7.21	7.13		7.09
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	814,699	7.43	7.44		7.20
Long Run 1031, LLC	1	4,935,000	05/2004	1,719,737	N/A	8.47		9.42
Forestville 1031, LLC	1	3,900,000	05/2004	715,288	7.55	6.98		7.55
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	1,170,716	7.51	7.55		7.58
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,260,262	7.34	7.31		7.30
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	1,456,860	7.86	7.68		7.69
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	566,346	6.67	6.69		6.65
Port Richey 1031, LLC	1	3,075,000	07/2004	696,502	9.50	9.30		9.24
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,039,915	6.91	6.44		5.78
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	12/2004	848,097	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	2,335,792	6.47	6.50		6.48
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	702,921	6.73	6.75		6.73
Jefferson City 1031, LLC	28	10,973,000	04/2005	1,531,267	7.96	7.99		N/A
Stoughton 1031, LLC	27	19,950,000	05/2005	1,249,540	6.66	6.67		6.66
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	169,415	7.15	7.13		7.15
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	121,420	7.16	7.14		7.16
Chenal Commons 1031, LLC	19	14,346,000	06/2005	964,848	7.51	8.00	B	N/A
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	2,591,515	7.09	7.28	C	N/A
Columbus 1031, LLC	38	23,230,000	12/2006	2,310,262	7.87	7.93	C	N/A
Edmond 1031, LLC	1	1,920,000	05/2005	243,180	7.96	7.73		N/A
Taunton Broadway 1031, LLC	1	1,948,000	08/2005	201,138	7.79	7.47		N/A
Wilmington 1031, LLC	1	2,495,000	09/2005	221,487	7.09	7.11		N/A
Wood Dale 1031, LLC	16	3,787,500	03/2006	314,752	6.82	6.78		N/A
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	207,256	7.00	N/A		N/A
Norcross 1031, LLC	1	3,000,000	11/2005	236,332	6.90	6.86		N/A
Martinsville 1031, LLC	1	2,360,000	12/2005	163,795	6.74	N/A		N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006	1,350,114	7.62	N/A		N/A
Yorkville 1031, LLC	21	8,910,000	03/2006	392,996	5.75	N/A		N/A

52

Louisville 1031, LLC	39	18,830,000	06/2006	894,035	7.00	N/A	N/A
Madison 1031, LLC	1	1,472,000	03/2006	65,846	6.70	N/A	N/A
Murfreesboro 1031, LLC	20	7,185,000	06/2006	230,076	5.75	N/A	N/A
Aurora 1031, LLC	1	1,740,000	06/2006	62,942	6.73	N/A	N/A
Craig Crossing 1031, LLC	29	14,030,000	08/2006	389,405	6.07	N/A	N/A
Charlotte 1031, LLC	50	24,105,000	*	570,818	6.05	N/A	N/A
Olivet Church 1031, LLC	31	10,760,000	*	121,707	6.25	N/A	N/A
Glenview 1031, LLC	31	23,350,000	*	126,624	6.25	N/A	N/A
Yuma Palms 1031, LLC	13	42,720,000	*	658,921	6.17	N/A	N/A
Honey Creek	26	13,137,300	*	6,903	6.29	N/A	N/A
		$526,778,800		$77,815,382

*                 Offering was not complete as of December 31, 2006.

(A)      This property was sold in July 2005.

(B)        The 2005 distribution includes additional distribution of excess operating funds.

(C)        No property reserve contributions were taken in 2005 and fund were distributed to investors per projections.

53

MANAGEMENT

This section modifies the discussion contained in our prospectus under the heading “Management - Our Business Manager,” which begins on page 101 of the prospectus.

Our Business Manager

Our Business Manager, Inland American Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Parks, Cosenza and Goodwin are set forth above under “— Inland Affiliated Companies” and the biography of Ms. Matlin, Ms. Foust and Mr. Wilton is set forth above under “— Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	63	Director
Robert D. Parks	63	Director
G. Joseph Cosenza	63	Director
Roberta S. Matlin	62	President
Lori J. Foust	42	Treasurer
Scott W. Wilton	46	Secretary
Debra J. Randall	51	Vice President/Controller

*As of January 1, 2007

Our previous treasurer, Ms. Catherine L. Lynch, resigned in October 2005 to pursue other opportunities within the Inland organization.

Debra J. Randall became vice president and controller of our Business Manager effective January 1, 2006.  Ms. Randall oversees our financial and SEC reporting compliance.  She joined the Inland organization on January 30, 2004, serving as assistant vice president of our Business Manager.  Prior to joining the Business Manager, Ms. Randall was a corporate controller for a privately held real estate company.  She also has over ten years of real estate experience at several public accounting firms.  She received her bachelor’s degree in liberal arts from DePaul University in Chicago, Illinois, and is a certified public accountant and licensed real estate salesperson.

54

PRINCIPAL STOCKHOLDERS

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 119 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of March 1, 2007. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table. Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
J. Michael Borden, Independent Director	2,000	(2)	*
Brenda G. Gujral, Director and President	5,288.302	(3)	*
David Mahon, Independent Director	2,000	(2)	*
Thomas F. Meagher, Independent Director	7,244.1768	(2)	*
Robert D. Parks, Director and Chairman of the Board	85,399.42	(4)	*
Paula Saban, Independent Director	2,000	(2)	*
William J. Wierzbicki, Independent Director	3,038.6116	(2)	*
Roberta S. Matlin, Vice President — Administration	195.0696		*
Lori J. Foust, Treasurer	—		—
Scott W. Wilton, Secretary	—		—
All Directors and Officers as a group (ten persons)	107,165.58		*

*                 Less than 1%

(1)          The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)          Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.  Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(3)          Includes 2,984.4862 shares owned by Ms. Gujral’s spouse through his individual IRA.

(4)          Consists of 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 27,286 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

55

BUSINESS AND POLICIES

Acquisition of REITs

This subsection has been added to page 123 of the “Business and Policies” section of the prospectus, directly following “Acquisition Standards.”

Through Inland Capital Markets Group, Inc., an affiliate of our advisor, we have submitted a proposal to acquire, through a wholly-owned subsidiary, all of the outstanding shares and units of Winston Hotels, Inc. and its operating partnership (collectively, “Winston”) for $15.00 per share payable entirely in cash or approximately $457 million. According to filings made by Winston with the SEC, Winston is a REIT specializing in the development, acquisition, repositioning and ownership of limited-service, extended-stay and full-service hotel properties. As of February 22, 2007, Winston owned investments in fifty-three hotels in eighteen states, and as of December 31, 2006 had assets of approximately $540 million and liabilities of approximately $270 million.

Winston is currently the subject of an agreement with Wilbur Acquisition Holding Company, LLC entered into on February 22, 2007, pursuant to which Wilbur agreed to acquire all of the outstanding shares and units of Winston at a price of $14.10 per share or unit. The agreement obligates Winston to pay a break-up fee to Wilbur of $11.0 million plus Wilbur’s expenses up to $9.0 million if Winston terminates its agreement with Wilbur to accept a “superior proposal.” There is no assurance that we will be invited to enter discussions with Winston’s board of directors regarding our proposal or that if we do, the board will find our proposal acceptable.

Notes Receivable

This subsection, which starts on page 123 in the “Business and Policies” section of the prospectus, has been modified as follows:

Alcoa Exchange.  We anticipate funding, through our subsidiary, Inland American Bryant Alcoa, L.L.C., (referred to herein as IABA), a loan of approximately $19.2 million to an unaffiliated third party, Alcoa Exchange Associates, LLC, a Georgia limited liability company (referred to herein as AEA).  In connection with the loan, AEA will make monthly interest-only payments at an annual interest rate of 7.1864% until the loan is repaid in full.  We will retain an interest reserve equal to three months of interest.  The loan matures on December 31, 2007.  Subject to certain conditions, AEA may request to extend the term of the loan to December 31, 2008 by paying an extension fee of two hundred basis points on the then current balance, at an interest rate of 8.1864%.  AEA will grant IABA a first mortgage security interest in Alcoa Exchange Shopping Center Phase I, which is comprised of 90,750 square feet of building and related improvements.  In connection with the loan, AEA will agree to indemnify IABA, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land up to five years after a foreclosure.  Certain principals of AEA will guarantee AEA’s performance of its obligations under the loan documents.

Riverview Park Partners, LLC.  On December 27, 2006, we funded a loan of approximately $19.3 million to an unaffiliated third party, Riverview Park Partners, LLC, an Indiana limited liability company, referred to herein as RPP.  In connection with the loan, RPP paid a 1.5% loan origination fee and will make monthly interest-only payments at an annual interest rate of 9.5% until the loan is repaid in full.  RPP has deposited twelve monthly interest-only payments into an interest reserve account to be paid to us as such payments become due.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be paid by RPP at maturity on June 27, 2007.  Subject to certain conditions, RPP may extend the term of the loan to December 27, 2007 by paying an extension fee of $50,000.  RPP has granted us a security interest in the reserve account and a first mortgage security interest in approximately thirty-eight acres of land located east of the southeast corner of Dobson Road and Loop 202 in Mesa, Arizona and any buildings or improvements on that land.  RPP also has assigned its interests in contracts relating to the land as additional collateral securing the loan.  In connection with the loan, RPP and four of its individual owners have agreed to indemnify us, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land.  These four individual owners of RPP have also agreed to guarantee the performance of RPP’s obligations under the loan documents.

Fourth Quarter Properties 124, LLC.  The original maturity date of the loan was December 31, 2006.  On December 15, 2006, Fourth Quarter Properties elected to extend the term of the loan to March 30, 2007 and paid the extension fee of $25,000.

Joint Ventures and Other Co-Ownership Arrangements

This subsection, which starts on page 124 in the “Business and Policies” section of the prospectus, has been updated and modified as follows:

To date, we have entered into joint ventures with Utley Residential Company, L.P., Hamilton Road Retail, LLC, BA-Grove City North, LLC, Stringtown Partners North, LLC, Minto Delaware, Inc., CE Investment Associates 2001, LLC and Columbia Hyde Group, L.L.C. to acquire, develop and improve properties.  These three joint ventures are described below.  For financial statement reporting purposes, we consolidate our investment in these joint ventures in accordance with generally accepted accounting principles.  The assets, liabilities, equity and results of operations of the joint venture entities are consolidated in our financial statements.  In the future, we may acquire, develop or improve properties through additional joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or unaffiliated third parties.  As a matter of policy, we generally will invest in joint ventures only where we have a right of first refusal to purchase the co-venturer’s interest in the venture.  Nevertheless, our interests may not be totally aligned.  For example, if the co-venturer elects to sell a property, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property.  We may only enter into joint ventures with affiliates if a majority of our independent directors determine that the transaction is fair and reasonable to us.

3900 Market Street.  On March 7, 2007, we, through a wholly owned subsidiary, entered into a joint venture with Utley Residential Company, L.P. (“Utley”), an unaffiliated third party.  The joint venture will lease from University City Associates, a Pennsylvania nonprofit corporation, pursuant to a ground lease, the property known as 3900 Market Street, located in Philadelphia, Pennsylvania.  Under the ground lease, a subsidiary of the joint venture entity will undertake to construct a university student rental apartment community and retail/commercial complex that will house no more than 500 residents, and that will include a club room and meeting room (the “Complex”).  The Complex will contain approximately 166,400 leaseable square feet of residential space, divided into approximately 154 apartments, and approximately 44,000 leaseable square feet of retail/commercial space.  The lessee of the ground lease will enter into agreements with certain affiliates of Utley, under which those affiliates will assist in the development and management of the Complex.

                We are required to make an aggregate capital contribution of approximately $28.3 million to the joint venture, or 90% of the aggregate capital commitment, of which we have contributed approximately $2.5 million to date.  Utley is required to make an aggregate capital contribution of approximately $3.1 million to the joint venture, or 10% of the aggregate capital commitment, of which it has contributed approximately $0.3 million to date.  We and Utley first will receive, on a pro rata basis, a preferred return equal to 10% per annum on our and its invested capital.  After payment of the preferred return and repayment of invested capital, we will receive 60%, and Utley will receive 40%, of any further distributions.  If either member defaults on its required capital contributions, its returns will be reduced in accordance with the terms of the joint venture agreement.  Additionally, each member of the joint venture has the right to purchase the other member’s interests from that member or to sell its own interests to the other member, in accordance with the terms of the joint venture agreement.

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The Market at Hamilton. (f/k/a The Market at Morse)  On January 12, 2007, we, through a wholly owned subsidiary, entered into a joint venture with Hamilton Road Retail, LLC (“HRR”), an unaffiliated third party, to acquire fee title to a newly constructed shopping center known as The Market at Hamilton.  HRR contributed The Market at Hamilton to the joint venture.  The estimated value of The Market at Hamilton, assuming 100% occupancy, is approximately $14.5 million.  We made a capital contribution to the joint venture in cash of approximately $13.4 million for which we received equity interests (referred to as “invested capital”) in the joint venture valued at approximately $10.7 million.  $10.3 million of our initial contribution was used by the joint venture to pay off indebtedness encumbering the property.  The initial invested capital of HRR in the joint venture entity was approximately $2.8 million, an amount equal to its equity interest in the property.  Because the property was less than 100% occupied at the time of HRR’s contribution, HRR will receive additional equity interests in the joint venture as part of an earnout arrangement with respect to 2,402 square feet of leased and unoccupied space with the maximum earnout interests valued at approximately $1.1 million.  HRR is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If HRR receives the maximum number of earnout interests, we would own approximately 73% of the invested capital in the joint venture, and the remaining 27% ($3.9 million) of the invested capital would be owned by HRR.  HRR will receive a preferred return equal to 5% per annum on its invested capital.  After HRR has received its preferred return, we will receive a preferred return equal to 15% per annum on our invested capital.  If the property is sold, HRR would receive any unpaid preferred return and its invested capital, whereupon we would receive our unpaid preferred return and our invested capital.  HRR will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, HRR has an option to require us to purchase its interest.  Our company has agreed to guaranty this obligation of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of HRR in the joint venture.  The option purchase price of the HRR interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the HRR’s invested capital will be increased to 6% since the commencement of the joint venture.  Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow up to $8,711,476 using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Parkway Centre North - Outlot Building B.  On January 12, 2007, we, through a wholly owned subsidiary,  entered into a joint venture with BA-Grove City North, LLC (“BAGCN”), an unaffiliated third party, to acquire fee title to a newly constructed shopping center outlot known as Parkway Centre North - Outlot Building B located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.  BAGCN contributed Parkway Centre North - Outlot Building B to the joint venture.  The estimated value of Parkway Centre North - Outlot Building B, assuming 100% occupancy, is approximately $4.0 million.  We made a capital contribution to the joint venture in cash of approximately $2.7 million for which we received 100% of the equity interests (also referred to as “invested capital”) in the joint venture.  BAGCN will receive equity interests in the joint venture as part of an earnout arrangement with respect to 2,881 square feet of leased and unoccupied space with the maximum amount of earnout interests valued at approximately $1.3 million.  BAGCN is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If BAGCN receives the maximum number of earnout interests, we would own approximately 68% of the invested capital in the joint venture, and the remaining 32% ($1.3 million) of the invested capital would be owned by BAGCN.  BAGCN will receive a preferred return equal to 5% per annum on its invested capital.  After BAGCN has received it preferred return, we will receive a preferred return of 15% per annum on our invested capital.   If the property is sold, BAGCN would receive any unpaid preferred return on its invested capital, whereupon we would receive our unpaid preferred return on our invested capital.  BAGCN will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, BAGCN has an option to require us to purchase its interest.  Our company has agreed to guaranty the obligations of the subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the

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interests of BAGCN in the joint venture.  The option purchase price of the BAGCN interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the BAGCN’s invested capital will be increased to 6% since the commencement of the joint venture.  Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow money using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Parkway Centre North – Phases I and II.  On October 13, 2006, we, through a wholly owned subsidiary, entered into a joint venture with Stringtown Partners North, LLC, an unaffiliated third party.  The joint venture holds fee title to a newly constructed shopping center known as Parkway Centre North — Phases I and II containing approximately 133,678 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.  The center will be constructed in two phases and both are located on the same property.  Parkway Centre North Phase I was built over an eighteen-month period beginning in 2005.  Parkway Centre North Phase II is substantially completed and contains 32,396 square feet.  Stringtown Partners North contributed the Phase I and Phase II property to the joint venture, and we made a capital contribution to the joint venture in the amount of $14.9 million, which represents the estimated value of Phase I, assuming 100% occupancy.  In return, we received almost 100% of the equity interests (also referred to as “invested capital”) in the joint venture, and Springtown Partners North received an interest of nominal value.  Springtown Partners North will receive additional equity interests in the joint venture as part of an earnout arrangement with respect to Phase II.  The Phase II earnout relates to approximately 32,396 square feet of vacant and unoccupied space, and the Phase II maximum earnout interests are valued at approximately $12.1 million.  The earnout period is twenty-four months, during which Stringtown Partners North is entitled to receive earnout interests in the joint venture when a vacant, unoccupied Phase II space is leased and the tenant has taken possession and commenced paying rent.  If the earnout is fully earned, we would own approximately 54% of the invested capital in the joint venture, and the remaining 46% ($12.1 million) of the invested capital would be owned by Stringtown Partners North.  Stringtown Partners North will receive 5% per annum as a preferred return on its invested capital.  After Stringtown Partners North has received its preferred return, we will receive a preferred return of 15% per annum on our invested capital.  Our company has agreed to guaranty this obligation of our subsidiary member.  Beginning January 14, 2008 and ending on April 14, 2008, Stringtown Partners North has an option to require us to purchase its interest.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of Stringtown Partners North in the joint venture.  The option purchase price of the Stringtown Partners North interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the Stringtown Partners North’s invested capital will be increased to 6% since the commencement of the joint venture.  Our subsidiary member, in its capacity as manager of the joint

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venture, may cause the joint venture to borrow money using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Minto Builders (Florida), Inc.  On January 23, 2007, we purchased 97,113 shares of the convertible special voting stock of our joint venture, MB REIT, for $1,276 per share.  The total purchase price paid for these shares was approximately $123.9 million.  These shares were immediately converted into 97,113 shares of common stock of MB REIT.  With this purchase, we have fulfilled our obligation to purchase 920,000 shares of convertible special voting stock by March 31, 2007.  As of January 23, 2007, we had invested a total of approximately $1.17 billion in MB REIT resulting in our ownership of 920,000 shares of MB REIT common stock, or approximately 98% of the outstanding common stock of MB REIT.  MB REIT had a right of first refusal with respect to our company’s opportunities to acquire certain interests in real estate as long as our obligation to invest in shares of MB REIT stock was outstanding.  Because we have met this investment obligation, MB REIT no longer enjoys the right of first refusal that was based on this obligation.

Distributions

This subsection, which starts on page 130 in the “Business and Policies” section of the prospectus, has been modified as follows:

We intend to continue paying regular monthly cash distributions to our stockholders.  For the period from August 31, 2005 through January 31, 2007 we have paid cash distributions to our stockholders aggregating approximately $50.7 million.  We paid cash distributions per share of $0.50 on an annualized basis prior to January 1, 2006 and $0.60 on an annualized basis prior to November 1, 2006.  Effective November 1, 2006, we began paying cash distributions per share equal to $0.61 on an annualized basis, which is equivalent to an annual distribution rate of 6.1% assuming the share was purchased for $10.00 per share.  Because we pay distributions in arrears, the cash distribution paid in December 2006 was the first to reflect this increase.

For the twelve months ended December 31, 2006, we paid cash distributions of approximately $33.4 million.  Approximately $33.1 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.3 million of the distributions were funded from financing activities including contributions from our sponsor.  For the year ended December 31, 2005, we paid cash distributions of approximately $123,000, all of which were funded from contributions from our sponsor.

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DESCRIPTION OF REAL ESTATE ASSETS

As of March 1, 2007, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned interests in one hundred six properties located in Arkansas, California, Connecticut, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia, Wisconsin and Washington.  We own interests in retail, office, industrial and multi-tenant properties. Our retail properties represent approximately 5,305,968 aggregate gross leasable square feet, our office properties represent approximately 6,003,106 aggregate gross leasable square feet and our industrial properties represent approximately 6,612,495 aggregate gross leasable square feet. Our multi-family properties consist of 541 units.  The following table provides summary information about the business segment, the location and character of these properties.

	Location	GLA Occupied	% Occupied as of 03/01/07	No. of Tenants as of 03/01/07	Total GLA	Mortgage Payable ($)
24 Hour Fitness	Houston, TX	78,000	92%	4	85,000
25 Hour Fitness	Woodlands, TX	45,906	100%	1	45,906
6101 Richmond Ave	Houston, TX	19,230	100%	2	19,230
Pinehurst Shopping Center	Humble, TX	26,322	66%	18	39,934
Paradise Shops of Largo	Largo, FL	54,641	100%	6	54,641	7,325,000
Saratoga Town Center	Corpus Christie, TX	60,282	98%	22	61,682
Willis Town Center	Willis, TX	15,240	87%	8	17,540
Woodforest Square	Houston, TX	28,666	93%	11	30,866
Windermere Village	Houston, TX	18,320	73%	12	25,200
Eldridge Town Center	Houston, TX	78,471	100%	30	78,471
NTB Eldridge	Houston, TX	6,290	100%	1	6,290
Blackhawk Town Center	Houston, TX	127,128	100%	12	127,128
Carver Creek	Dallas, TX	23,732	71%	2	33,321
Chili’s- Hunting Bayou	Jacinto City, TX	5,476	100%	1	5,476
Joe’s Crab Shack	Jacinto City, TX	7,282	100%	1	7,282
Cinemark Theaters	Jacinto City, TX	68,000	100%	1	68,000
Antoine Town Center	Houston, TX	36,230	92%	19	39,507
Ashford Plaza	Houston, TX	25,467	71%	13	35,819
Highland Plaza	Houston, TX	73,780	99%	22	73,780
West End Square	Houston, TX	33,556	78%	13	43,171
Winchester Town Center	Houston, TX	16,500	92%	9	18,000
Atascocita Shopping Center	Humble, TX	47,326	100%	8	47,326
Cypress Town Center	Houston,TX	51,720	94%	26	55,000
Friendswood Shopping Center	Friendswood, TX	64,458	90%	14	71,326
Cinemark Theaters	Webster, TX	80,000	100%	1	80,000
Stables at Town Center (Phase I & II)	Spring, TX	86,581	88%	31	98,148
Walgreens	Springfield, MO	14,560	100%	1	14,560
Tomball Town Center	Tomball, TX	50,498	73%	20	68,732
Bay Colony Town Center	League City, TX	177,047	93%	25	191,150
Triangle Center	Longview, WA	249,384	99%	38	253,064	23,600,000

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Cinemark 12	Pearland, TX	38,910	100%	1	38,910
Hunting Bayou	Jacinto City, TX	125,185	93%	20	134,265
Lakewood Shopping Center	Margate, FL	144,677	94%	31	154,277	11,714,963
Monadnock Marketplace	Keene, NH	200,633	100%	12	200,633	26,785,000
Stop & Shop	Hyde Park, NY	52,500	100%	1	52,500	8,100,000
Canfield Plaza	Canfield, OH	88,744	88%	10	100,958	7,575,000
Shakopee Center	Shakopee, MN	103,442	100%	2	103,442	8,800,000
Lincoln Mall	Lincoln, RI	427,856	97%	48	439,132	33,835,000
Stop & Shop	Cumberland, RI	85,799	100%	1	85,799	11,531,000
Stop & Shop	Malden, MA	79,229	100%	1	79,229	12,752,742
Stop & Shop	Swampscott, MA	65,268	100%	1	65,268	11,066,477
Stop & Shop	Southington, CT	64,948	100%	1	64,948	11,145,000
Stop & Shop	Framingham,MA	64,917	100%	1	64,917	9,268,514
Stop & Shop	Bristol, RI	63,128	100%	1	63,128	8,368,067
Stop & Shop	Sicklerville, NJ	68,323	100%	1	68,323	8,535,000
Bi-Lo	Greenville, SC	55,718	100%	1	55,718	4,286,000
Brooks Corner	San Antonio, TX	140,705	95%	20	148,244	14,275,800
Fabyan Randall	Batavia, IL	83,285	87%	11	96,253	13,405,383
The Market at Hilliard	Hilliard, OH	104,656	97%	17	107,544	11,220,000
Eldridge Lakes Town Center	Houston, TX	54,980	100%	21	54,980	7,308,242
Spring Town Center	Spring, TX	78,998	98%	15	80,658	7,430,846
CyFair Town Center	Cypress, TX	55,520	100%	28	55,520	5,523,969
Sherman Town Center	Sherman, TX	283,318	99%	33	285,498	38,197,503
Buckhorn Plaza	Bloomsburg, PA	74,065	93%	15	79,427	9,025,000
Lincoln Village	Chicago, IL	130,601	95%	28	138,123	22,035,000
Parkway Centre North	Grove City, OH	108,646	76%	3	142,727
Plaza at Eagles Landing	Stockbridge, GA	33,265	100%	11	33,265	5,310,000
Bradley Portfolio-Glendale Heights I, II, III	Glendale Heights, IL	60,820	100%	3	60,820	4,704,680
Bradley Portfolio-Lexington Road	Athens, GA	46,000	100%	1	46,000	5,453,805
Bradley Portfolio-Newtown	Virgina Beach, VA	7,488	100%	1	7,488	967,799
State Street Market	Rockford, IL	193,657	100%	6	193,657
New Forest Crossing	Houston, TX	25,080	94%	7	26,680
Shoppes at Sherman Plaza	Evanston, IL	127,100	100%	12	127,100
The Market at Hamilton	Gahanna, OH	42,340	95%	11	44,742
Parkway Centre North Outlot Building B	Grove City, OH	7,364	72%	4	10,245

Total Retail Properties GLA Occupied:		5,007,554	93%		5,305,968	$349,545,789

Office Properties	Location	GLA Occupied	% Occupied as of 03/01/07	No. of Tenants as of 03/01/07	Total GLA	Mortgage Payable ($)
6234 Richmond Ave	Houston, TX	15,701	61%	3	25,601
11500 Market Street	Houston, TX	2,719	100%	1	2,719
SBC Center	Hoffman Estates, IL	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point	Pittsburgh, PA	153,110	100%	1	153,110	17,325,000

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Lakeview Technology Center I	Suffolk, VA	110,007	100%	1	110,007	14,470,000
Dulles Executive Offices I & II	Herndon, VA	346,559	91%	8	379,596	68,750,000
IDS	Minneapolis, MN	1,277,663	91%	218	1,398,970	161,000,000
Washington Mutual	Arlington, TX	239,905	100%	1	239,905	20,115,000
Bradley Portfolio - Commons Drive	Aurora, IL	60,000	100%	2	60,000	3,662,584
Bradley Portfolio-Regional Road	Greensboro, NC	113,526	100%	1	113,526	8,678,875
Bradley Portfolio-Santee	Santee, CA	76,977	100%	1	76,977	12,022,693
Bradley - Houston Lakes	Houston, TX	119,527	100%	1	119,527	8,987,523
AT&T St.Louis	St. Louis, MO	1,461,274	100%	1	1,461,274	112,695,000
Bradley - Kinross Lakes	Richfield, OH	86,000	100%	1	86,000
Bradley - Denver Highlands	Highlands Ranch, CO	85,680	100%	1	85,680

Total Office Properties GLA Occupied:		5,838,862	97%		6,003,106	$628,178,675

Industrial/Distribution Properties	Location	GLA Occupied	% Occupied as of 03/01/07	No. of Tenants as of 03/01/07	Total GLA	Mortgage Payable ($)
McKesson Distribution Center	Conroe, TX	162,613	100%	1	162,613	5,760,000
Thermo Process	Sugarland, TX	150,000	100%	1	150,000	8,201,000
Bradley Portfolio - Doral	Waukesha, WI	43,500	100%	1	43,500	1,364,493
Bradley Portfolio - 500 Hartland	Hartland, WI	134,210	100%	1	134,210	5,860,131
Bradley Portfolio - 55th Street	Kenosha, WI	175,052	100%	1	175,052	7,350,732
Bradley Portfolio - Industrial Drive	Horicon, WI	139,000	100%	1	139,000	3,708,608
Bradley Portfolio - Deerpark	Deer Park, TX	23,218	100%	1	23,218	2,964,819
Bradley Portfolio - Kirk Road	St. Charles, IL	299,176	100%	1	299,176	7,862,815
Bradley Portfolio - Westport	Mechanicsburg, PA	178,600	100%	1	178,600	4,028,814
Bradley Portfolio - 1800 Bruning Drive	Itasca, IL	202,000	100%	1	202,000	10,156,344
Bradley Portfolio - Baymeadow	Glend Burnie, MD	120,000	100%	1	120,000	13,824,427
Bradley Portfolio - Clarion	Clarion, IL	126,900	100%	1	126,900	3,171,555
C&S Wholesale - Westfield	Westfield, Ma	520,000	100%	1	520,000
C&S Wholesale - Hatfield North	North Hatfield, MA	467,000	100%	1	467,000
C&S Wholesale - Hatfield South	South Hatfield, MA	333,000	100%	1	333,000
C&S Wholesale - Aberdeen	Aberdeen, MD	400,000	100%	1	400,000
Bradley - Stevenson Road	Ottawa, IL	32,285	100%	1	38,285
Bradley - Faulkner Road	North Little Rock, AR	712,000	100%	1	712,000
Bradley - Foster Road (Tri State Holdings I)	Wood Dale, IL	137,607	100%	1	137,607

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Bradley - Airport Road (Tir State Holdings II)	Houston, TX	223,599	100%	1	223,599
Bradley - Indianhead Road (Tir State Holdings III)	Mosinee, WI	193,200	100%	1	193,200
Bradley - Mt. Zion Road	Lebannon, IN	1,091,435	100%	1	1,091,435
Bradley - US Highway 45	Libertyville, IL	197,100	100%	1	197,100
Schneider Electric	Loves Park, IL	575,000	100%	1	545,000

Total Industrial/Distribution Properties GLA Occupied:		6,636,495	100%		6,612,495	74,253,738

Multi-Family Properties
Southgate Apartments	Louisville, KY	212,498	91%	233	233,514	10,725,000
Fields Apartment Homes	Bloomington, IN	310,611	97%	275	321,010

Total Multi-Family Properties		523,109	94%		554,524	10,725,000

Grand Total all properties GLA Occupied		17,481,111			18,476,093	$1,062,703,202

The following table provides a summary of the property types that comprised our portfolio as of March 1, 2007.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Retail Shopping Center and Malls	65	5,305,968	28.72%	73,719,885	37.77%

Office Building	15	6,003,106	32.48%	81,773,601	41.89%

Industrial/Distribution Center	24	6,612,495	35.79%	34,508,148	17.68%

Apartment Complex	2	554,524	3.00%	5,201,748	2.66%

Total	106	18,476,093	100.00%	$195,203,382	100.00%

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The following table provides a summary of the market concentration of our portfolio as of March 1, 2007.

Allocation by State	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Arkansas	1	712,000	3.85%	3,579,816	1.83%
California	1	76,977	0.42%	1,678,868	0.86%
Connecticut	1	64,948	0.35%	1,230,031	0.63%
Colorado	1	85,680	0.46%	1,106,300	0.57%
Florida	2	208,918	1.13%	2,523,837	1.29%
Georgia	2	79,265	0.43%	1,345,483	0.69%
Illinois	13	3,785,335	20.48%	41,374,888	21.20%
Indiana	2	1,412,445	7.64%	6,813,048	3.49%
Iowa	1	126,900	0.69%	430,191	0.22%
Kentucky	1	233,514	1.26%	1,880,988	0.96%
Maryland	2	520,000	2.81%	4,683,381	2.40%
Massachusetts	6	1,529,414	8.27%	11,188,175	5.73%
Minnesota	2	1,502,412	8.13%	20,496,524	10.50%
Missouri	2	1,475,834	7.98%	15,030,847	7.70%
North Carolina	1	113,526	0.61%	1,211,932	0.62%
New Hampshire	1	200,633	1.09%	3,411,893	1.75%
New Jersey	1	68,323	0.37%	933,126	0.48%
New York	1	52,500	0.28%	929,775	0.48%
Ohio	6	492,216	2.66%	6,543,930	3.35%
Pennsylvania	3	411,137	2.22%	3,987,470	2.04%
Rhode Island	3	588,059	3.18%	7,044,868	3.61%
South Carolina	1	55,718	0.30%	458,080	0.23%
Texas	44	3,384,212	18.36%	39,888,469	20.43%
Virginia	3	497,091	2.69%	11,858,683	6.08%
Washington	1	253,064	1.37%	2,876,973	1.47%
Wisconsin	4	545,972	2.95%	2,695,804	1.38%

Total	106	18,476,093	100.00%	$195,203,382	100.00%

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leaseable area and greatest 2006 annualized base rent based on the properties owned as of March 1, 2007.

Tenant Name	Number of Tenants	Square Footage	% of Total Portfolio Square Footage	Annualized Income ($)
C&S Wholesale Grocers	4	1,720,000	9.30%	10,340,500
AT&T Centers	2	3,151,488	17.05%	37,649,060
Pearson Education, Inc.	1	1,091,435	5.90%	3,492,288

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Deluxe Video Services, Inc.	1	712,000	3.85%	3,579,816
Stop & Shop	10	601,652	3.25%	10,116,298
Invensys Business	1	545,000	2.95%	2,403,450
Dopaco, Inc.	1	299,176	1.62%	1,097,976
Lockheed Martin Corporation	3	288,632	1.56%	7,498,466
Providian Bancorp Services	1	239,905	1.30%	3,046,794
24-Hour Fitness	7	238,621	1.29%	3,587,378

With respect to those leases in place as of March 1, 2007, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	254	367,693	1.99%	5,249,202	2.69%
2008	121	461,106	2.50%	8,434,921	4.32%
2009	172	606,439	3.28%	9,084,711	4.65%
2010	158	726,699	3.93%	12,327,157	6.32%
2011	198	792,434	4.29%	18,733,390	9.60%
2012	56	395,637	2.14%	6,309,304	3.23%
2013	48	462,009	2.50%	7,999,920	4.10%
2014	55	781,560	4.23%	12,548,067	6.43%
2015	98	1,308,948	7.08%	17,480,562	8.96%
2016	49	1,677,010	9.08%	14,657,854	7.51%

(1) For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Acquired Properties

We, directly or indirectly through MB REIT or another joint venture, purchased the following properties on the respective dates indicated below.

The Fields Apartment Homes. On March 1, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in an existing apartment complex known as The Fields Apartment Homes located on approximately fifty-three acres of land. The property has nineteen apartment buildings, ten town homes and a triplex, containing a total of 285 units and a commercial building with two tenants. There are seventy-two one-bedroom units, one hundred seventy three two-bedroom units, thirty-nine three-bedroom units, one four-bedroom unit and a commercial barn. The apartment complex is located at 1333 Fenbrook Lane in Bloomington, Indiana. The property is located in the Bloomington market and the southeastern portion of Bloomington submarket and competes with at least seven other apartment complexes in its submarket for tenants.

We purchased this property from unaffiliated third parties, Rogers Farm, LLC; Rogers Farm II, LLC; Rogers Farm III, LLC; Rogers Farm IV, LLC; Rogers Farm V, LLC and Rogers Farm VI, LLC, for an aggregate purchase price of approximately $34.0 million. We purchased this property for cash but may later borrow monies using this property as collateral.

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Real estate and personal property taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $455,544 and $2,333, respectively. The real estate taxes paid were calculated by multiplying the assessed value of The Fields Apartment Homes by a tax rate of 1.97%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	227	253,933	2,720,580	81.93%
2008	47	54,786	588,480	98.05%
2009	1	1,142	11,700	100.00%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The Fields Apartment Homes was built between 1997 and 2001. As of February 15, 2007, this property was 98% occupied, with approximately 275 residential units leased. All residential leases expire during 2007, with the exception of forty-seven residential leases, which expire during 2008 and one residential lease which expires in 2009. The second floor of one of the buildings is leased to two commercial tenants with the terms of their leases as follows:

	Approximate		Base Rent
	GLA Leased	% of Total	Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Consultech Technologies, Inc.	N/A	N/A	10,392	02/07	01/10
			10,794	02/10	01/12

Envisage Technologies, Inc.	N/A	N/A	31,068	03/07	06/11

For federal income tax purposes, the depreciable basis in this property is approximately $25.5 million.

Schneider Electric Building. On February 23, 2007, we purchased through a wholly owned subsidiary formed for this purpose, a fee simple interest in an industrial building known as the Schneider Electric Building, containing approximately 545,000 gross leasable square feet located at 1354 Clifford Avenue in Loves Park, Illinois. The Schneider Electric Building was originally built in 1953 and was expanded in three phases through 1966. The property is located in the Rockford regional industrial market about 4.5 miles northeast of the Rockford central business district and approximately ninety miles northwest of Chicago. The property competes with at least four other industrial buildings within its market.

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We purchased this property from McLaren Rockford, L.P., an unaffiliated third party, for a cash purchase price of approximately $20.0 million. We may later borrow monies using this property as collateral.

One tenant, TAC, LLC, leases 100% of the total gross leasable area of the property. The initial term of the lease is twenty years, which will expire in April 2012. The lease requires the tenant to pay base annual rent on a quarterly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
TAC, LLC	545,000	100	4.41	4/5 yr.	04/02	03/07
			4.45		04/07	04/12

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $107,580. The real estate taxes payable were calculated by multiplying the assessed value of the Schneider Electric Building by a tax rate of 8.65%.

The table below sets forth certain information with respect to the occupancy rate at the Schneider Electric Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	4.41
2005	100%	4.41
2004	100%	4.41
2003	100%	4.41
2002	100%	4.38

For federal income tax purposes, the depreciable basis in this property is approximately $15.0 million.

Bradley Portfolio: Colorado, Illinois, Indiana, Texas and Wisconsin. On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in five industrial properties and one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party. With these purchases, MB REIT has now purchased twenty-eight properties out of the thirty-two properties contained in the Bradley Portfolio. MB REIT anticipates also acquiring the four remaining properties in the portfolio. The following table sets forth certain information with respect to the location and the approximate gross leasable area (GLA) of these six properties:

Date			Approximate GLA	Approximate Purchase
Closed	Type	Address	(Sq. Ft.)	Price ($)
01/23/07	I	321 Foster Avenue, Wood Dale, Illinois	137,607	9,300,000
01/23/07	I	50 Indianhead Drive, Mosinee, Wisconsin	193,200	9,400,000
01/23/07	I	7300 Airport Road, Houston, Texas	223,599	13,600,000
01/23/07	O	8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	85,680	14,600,000
01/24/07	I	135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1,091,435	47,200,000
01/30/07	I	700 N. U.S. Highway 45, Libertyville, Illinois	197,100	26,500,000

I = Industrial

O = Office

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MB REIT purchased these six properties for a total purchase price of approximately $120.6 million. MB REIT may borrow monies using one or more of these properties as collateral.

In connection with the acquisition of 8822 S. Ridgeline Boulevard in Highlands Ranch, Colorado property, the purchasing subsidiary of MB REIT, MB Highlands Ranch Ridgeline, L.L.C. (referred to herein as “MBHRR”), assumed a mortgage loan totaling approximately $10.5 million from Principal Commercial Funding, LLC (referred to herein as “PCF”) and paid the remaining amount of the purchase price, approximately $4.1 million, in cash. MBHRR’s obligations under the loan are secured by a first priority mortgage on the property. MBHRR also granted a security interest to PCF in, among other things, interests in certain tangible and intangible personal property of MBHRR used at the property.

MBHRR is required under the loan documents to make interest-only payments on a monthly basis at the rate of 5.48% per annum through October 1, 2010. If the loan is not paid in full by October 1, 2010, then, among other things, the interest rate will be increased by 2.5% or converted to the 10-year on the run U.S. Treasury Issue plus 250 basis points, whichever is greater, and PCF will have the right to receive and apply all rents pursuant to the terms of the promissory note until the loan is paid in full. The unpaid principal balance, all accrued unpaid interest thereon and other indebtedness, if not sooner paid, are due at maturity on October 1, 2025 . MBHRR may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: two years after PCF securitizes the loan or October 31, 2009. PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MB REIT has agreed to guaranty the recourse obligations of MBHRR under the loan documents, including the environmental indemnity given by MBHRR.

These properties compete with similar properties within their respective market areas. These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
321 Foster Avenue, Wood Dale, Illinois	Chicago, Illinois/O’Hare Airport area	6
50 Indianhead Drive, Mosinee, Wisconsin	Portage County	4
7300 Airport Road, Houston, Texas	Houston, Texas	5
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	Metro Denver, Colorado/Southwest	6
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	Boone County	Not Available
700 N. U.S. Highway 45, Libertyville, Illinois	Chicago, Illinois/Lake County	5

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The following table reflects the respective years during which these properties were built:

Property	Year of Construction
321 Foster Avenue, Wood Dale, Illinois	1987
50 Indianhead Drive, Mosinee, Wisconsin	1992
7300 Airport Road, Houston, Texas	1999
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	1986
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1998 and expanded in 2001
700 N. U.S. Highway 45, Libertyville, Illinois	1965 and 1995

As of February 15, 2007, each of these properties was 100% occupied. The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease	Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
321 Foster Avenue Wood Dale, Illinois	Trimas Fasteners Inc.	137,607	2/10 yrs.	5.17	(1)	01/02	01/22

50 Indianhead Drive, Mosinee, Wisconsin	Cequent Trailer Products Inc.	193,200	2/10 yrs.	3.42	(1)	01/02	01/22

7300 Airport Road, Houston, Texas	Lamons Metal Gasket Company	223,599	2/10 yrs.	4.34	(1)	01/02	01/22

8822 S. Ridgeline Boulevard Highlands Ranch, Colorado	Software AG, Inc.	85,680	3/5 yrs.	12.91	(1)	12/95	12/15

135 S. Mount Zion Road,	Pearson Education, Inc.	1,091,435	1/5 yrs.	3.20		11/06	12/07
Building 577				3.36		01/08	10/11
Lebanon, Indiana				3.55		11/11	12/12
				3.72		01/13	10/16

700 N. U.S. Highway 45, Libertyville, Illinois	USG Corporation	197,100	3/5 yrs.	10.64		09/98	08/13

(1)           Future base rent per square foot is increased annually based upon the corresponding increase in the Consumer Price Index.

The tenants at each respective property are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 and 2007 for the tax years ended 2005 and 2006 (the most recent tax years for which information is generally available) were calculated by multiplying the properties’ assessed values by the respective tax rates listed in the table below.

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For federal income tax purposes, the total depreciable basis in these properties is approximately $90.5 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties.

Address	Tax Year	Year Paid	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($ in millions)
321 Foster Avenue Wood Dale, Illinois	2005	2006	133,328	5.27	7.0

50 Indianhead Drive Mosinee, Wisconsin	2005	2006	139,197	2.24	7.0

7300 Airport Road Houston, Texas	2005	2006	228,171	2.72	10.2

8822 S. Ridgeline Boulevard Highlands Ranch, Colorado	2005	2006	233,059	2.78	11.0

135 S. Mount Zion Road, Building 577 Lebanon, Indiana	2005	2006	439,661	2.10	35.4

700 N. U.S. Highway 45 Libertyville, Illinois	2005	2006	189,511	5.72	19.9

The tables below set forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
321 Foster Avenue Wood Dale, Illinois	100%	100%	100%	100%	100%

50 Indianhead Drive Mosinee, Wisconsin	100%	100%	100%	100%	100%

7300 Airport Road Houston, Texas	100%	100%	100%	100%	100%

8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	100%	100%	100%	100%	100%

135 S. Mount Zion Road, Building 577, Lebanon, Indiana	100%	100%	100%	100%	100%

700 N. U.S. Highway 45 Libertyville, Illinois	100%	100%	100%	100%	100%

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	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
321 Foster Avenue Wood Dale, Illinois	4.63	4.76	4.82	4.97	5.17

50 Indianhead Drive Mosinee, Wisconsin	3.06	3.15	3.19	3.29	3.42

07300 Airport Road Houston, Texas	3.90	4.01	4.06	4.18	4.34

8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	12.26	12.26	12.58	12.76	12.76

135 S. Mount Zion Road, Building 577, Lebanon, Indiana	2.89	3.04	3.04	3.04	3.20

700 N. U.S. Highway 45 Libertyville, Illinois	10.64	10.64	10.64	10.64	10.64

The Market at Hamilton (f/k/a The Market at Morse).  On January 12, 2007, we, through a wholly owned subsidiary formed for this purpose, entered into a joint venture with Hamilton Road Retail, LLC (“HRR”), an unaffiliated third party, to acquire fee title to a newly constructed shopping center known as The Market at Hamilton.  The Market at Hamilton, contains approximately 44,742 gross leasable square feet (including ground lease space).  The center is located at 1320-80 North Hamilton Road in Gahanna, Ohio.  The Market at Hamilton was built over a one-year period beginning in late 2005.  As of February 15, 2007, the property was 95% occupied with a total of approximately 42,340 square feet, including the ground lease space, leased to eleven tenants.  This property is located in the northeast Columbus retail market and the North Gahanna-New Albany retail submarket and  competes with at least twenty-one other retail centers in its submarket for sales, tenants or both.

HRR contributed The Market at Hamilton to the joint venture.  The estimated value of The Market at Hamilton, assuming 100% occupancy, is approximately $14.5 million.  We made a capital contribution to the joint venture in cash of approximately $13.4 million for which we received equity interests (referred to as “invested capital”) in the joint venture valued at approximately $10.7 million.  $10.3 million of our initial contribution was used by the joint venture to pay off indebtedness encumbering the property.  The initial invested capital of HRR in the joint venture entity was approximately $2.8 million, an amount equal to its equity interest in the property.  Because the property was less than 100% occupied at the time of HRR’s contribution, HRR will receive additional equity interests in the joint venture as part of an earnout arrangement with respect to 2,402 square feet of leased and unoccupied space with the maximum earnout interests valued at approximately $1.1 million.  HRR is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If HRR receives the maximum number of earnout interests, we would own approximately 73% of the invested capital in the joint venture, and the remaining 27% ($3.9 million) of the invested capital would be owned by HRR.  HRR will receive a preferred return equal to 5% per annum on its invested capital.  After HRR has received its preferred return, we will receive a preferred return equal to 15% per annum on our invested capital.  If the property is sold, HRR would receive any unpaid preferred return and its invested capital, whereupon we would

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receive our unpaid preferred return and our invested capital.  HRR will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, HRR has an option to require us to purchase its interest.  Our company has agreed to guaranty this obligation of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of HRR in the joint venture. The option purchase price of the HRR interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the HRR’s invested capital will be increased to 6% since the commencement of the joint venture. Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow up to $8,711,476 using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Three tenants, Lifestyle Fitness, Sleep Outfitters and Casa Fiesta, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
California Fitness Centers	14,637	33	22.16	3/5 yr.	01/07	12/11
			24.37		01/12	12/16
			26.87		01/17	12/21

Sleep Outfitters	4,475	10	27.50	1/5 yr.	10/06	10/11

Bob Evans (Ground Lease)	5,615	13	17.81	4/5 yr.	09/06	09/11
			19.59		10/11	09/16
			21.55		10/16	09/21
			23.70		10/21	09/26

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $26,350. The real estate taxes payable were calculated by multiplying Market at Hamilton’s assessed value by a tax rate of 7.41%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	7	16,788	456,627	39.02%
2012	1	2,402	74,462	9.98%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	1,800	90,000	12.96%

For federal income tax purposes, the joint venture’s depreciable basis in this property is approximately $10.9 million.

Parkway Centre North - Outlot Building B.  On January 12, 2007, we entered into a joint venture, through a wholly owned subsidiary formed for this purpose, with BA-Grove City North, LLC (“BAGCN”), an unaffiliated third party, that acquired fee title to a newly constructed shopping center outlot known as Parkway Centre North - Outlot Building B, which contains approximately 10,245 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.   Parkway Centre North - Outlot Building B was constructed during 2006.  As of February 15, 2007, Parkway Centre North - Outlot Building B was 72% occupied, with a total of approximately 7,364 square feet occupied by four tenants.  We anticipate that 2,881 gross leasable square feet leased to two tenants will become occupied by those tenants in March and May 2007, respectively, whereupon the occupancy rate would increase to 100%.   The property is located in the Columbus retail market and southwest Columbus submarket and competes with at least six other retail centers in its submarket for sales, tenants or both.

BAGCN contributed Parkway Centre North - Outlot Building B to the joint venture.  The estimated value of Parkway Centre North - Outlot Building B, assuming 100% occupancy, is approximately $4.0 million.  We made a capital contribution to the joint venture in cash of approximately $2.7 million for which we received 100% of the equity interests (also referred to as “invested capital”) in the joint venture.  BAGCN will receive equity interests in the joint venture as part of an earnout arrangement with respect to 2,881 square feet of leased and unoccupied space with the maximum amount of earnout interests valued at approximately $1.3 million.  BAGCN is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If BAGCN receives the maximum number of earnout interests, we would own approximately 68% of the invested capital in the joint venture, and the remaining 32% ($1.3 million) of the invested capital would be owned by BAGCN.  BAGCN will receive a preferred return equal to 5% per annum on its invested capital.  After BAGCN has received it preferred return, we will receive a preferred return of 15% per annum on our invested capital.   If the property is sold, BAGCN would receive any unpaid preferred return on its invested capital, whereupon we would receive our unpaid preferred return on our invested capital.  BAGCN will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, BAGCN has an option to require us to purchase its interest.  Our company has agreed to guaranty the obligations of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of BAGCN in the joint venture. The option purchase price of the BAGCN interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the BAGCN’s invested capital will be increased to 6% since the commencement of the joint venture.   Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow money using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

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Six retail tenants, Sports Clips, Advance America, Starbucks, Cardboard Heroes Sports Stuff, Rotolo’s Pizza and Manpower, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Sports Clips (1)	1,271	12	26.50	1/5 yr.	03/07	01/12

Advance America	1,232	12	28.00	1/5 yr.	10/06	10/11

Starbucks	1,650	16	35.25	4/5 yr.	10/06	02/12
			38.78		03/12	02/17

Cardboard Heroes Sports Stuff	2,762	27	26.05	1/5 yr.	11/06	01/12

Manpower	1,720	17	26.00	1/5 yr.	12/06	12/11

Rotolo’s Pizza (1)	1,610	16	26.00	1/5 yr.	05/07	05/12

(1) These tenants’ lease terms reflect the anticipated beginning month of their respective leases. The actual beginning of the lease term may vary according to the provisions of these tenants’ respective leases.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $3,581.  The real estate taxes paid were calculated by multiplying Parkway Centre North - Outlot Building B’s assessed value by a tax rate of 7.75%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

The following table sets forth information with respect to the expiration of leases currently in place at this property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	2	2,952	79,216	31.64%
2012	3	5,643	147,492	69.74%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

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For federal income tax purposes, the depreciable basis in this property is approximately $3.0 million.

Bradley Portfolio; Richfield, Ohio, North Little Rock, Arkansas and Ottawa, Illinois.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one office property and two industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With this purchase, MB REIT has now purchased twenty-two properties out of the portfolio of thirty-two properties.  The following table sets forth certain information with respect to the location and the approximate gross leasable area (GLA) of these three properties:

Date Closed	Type	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price ($)
01/10/07	O	3900 Kinross Lakes Parkway, Richfield, Ohio	86,000	17,500,000
01/12/07	I	9201 Faulkner Lake Road, North Little Rock, Arkansas	712,000	45,700,000
01/12/07	I	421 E. Stevenson Road, Ottawa, Illinois	38,285	3,300,000

I = Industrial

O = Office

MB REIT purchased these properties for a total purchase price of approximately $66.5 million in cash.  MB REIT may later borrow monies using one or both of these properties as collateral.

These properties compete with similar properties within their respective market areas.  These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
3900 Kinross Lakes Parkway, Richfield, Ohio	Cleveland, Ohio/Southeast	5
9201 Faulkner Lake Road, North Little Rock, Arkansas	Little Rock, Arkansas/North Little Rock	5
421 E. Stevenson Road, Ottawa, Illinois	LaSalle County	6

The following table reflects the respective years during which these properties were built:

Property	Year of Construction
3900 Kinross Lakes Parkway, Richfield, Ohio	1997
9201 Faulkner Lake Road, North Little Rock, Arkansas	1995
421 E. Stevenson Road, Ottawa, Illinois	1992

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As of February 15, 2007, these properties were 100% occupied.  The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

Address	Tenant	Approximate GLA (Sq. Ft.) Square Feet	Renewal Options	Base Rent per Square Foot per Annum ($)		Lease Beginning	Term To
3900 Kinross Lakes Parkway, Richfield, Ohio	Proquest Business Solutions, Inc.	86,000	2/5 yrs.	17.15		07/98	05/09

9201 Faulkner Lake Road, North Little Rock, Arkansas	Deluxe Video Services, LLC	712,000	2/10 yrs.	5.03	(1)	01/07	12/21

421 E. Stevenson Road, Ottawa, Illinois	The Reliable Corporation	38,285	2/5 yrs.	6.77		11/92	10/12

(1)           This lease provides for an annual 2% base rent increase.

The tenants at each of the properties are required by their respective leases to pay for real estate taxes, common area maintenance and insurance costs.  Real estate taxes paid for the properties were calculated by multiplying the properties’ assessed values by the respective tax rates listed in the table below.  For federal income tax purposes, the total depreciable basis in these properties is approximately $49.9 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties for the most recent tax year for which information is available.

Address	Tax Year	Year Paid	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($)
3900 Kinross Lakes Parkway Richfield, Ohio	2005	2006	220,126	5.01	13.1

9201 Faulkner Lake Road North Little Rock, Arkansas	2005	2006	328,875	5.92	34.3

421 E. Stevenson Road Ottawa, Illinois	2005	2006	72,615	8.63	2.50

The tables below set forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

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	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
3900 Kinross Lakes Parkway Richfield, Ohio	100%	100%	100%	100%	100%

9201 Faulkner Lake Road North Little Rock, Arkansas	100%	100%	100%	100%	100%

421 E. Stevenson Road Ottawa, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
3900 Kinross Lakes Parkway Richfield, Ohio	17.15	17.15	17.15	17.15	17.15

9201 Faulkner Lake Road North Little Rock, Arkansas	4.74	4.74	4.74	4.83	4.93

421 E. Stevenson Road Ottawa, Illinois	6.77	6.77	6.77	6.77	6.77

C & S Wholesale Grocers, Inc.; Westfield, Massachusetts, North Hatfield, Massachusetts, South Hatfield, Massachusetts and Aberdeen, Maryland.  On December 27, 2006, we purchased, through wholly owned subsidiaries formed this purpose, from C & S Wholesale Grocers, Inc., L & S Associates, L.P., J R & D Associates Limited Partnership and Wagner/Kinsley L.L.C., unaffiliated third parties, fee simple interests in four industrial buildings for a total purchase price of approximately $150 million.  The following table sets forth certain information with respect to the location and the approximate gross leasable area (GLA) of each of these properties:

Address	Approximate GLA (Sq. Ft.) Square Feet	Approximate Purchase Price ($)
53 Summit Lock Road, Westfield MA	520,000	52,800,000
95 North Hatfield Road, North Hatfield, MA	467,000	37,300,000
142 Elm Street, South Hatfield, MA	333,000	19,300,000
1000 Old Philadelphia Boulevard, Aberdeen, MD	400,000	40,600,000

Totals	1,720,000	150,000,000

Pertinent GAAP financial data related to C & S Wholesaler Grocers, Inc.’s subsidiaries and affiliates for the year ended September 30, 2006 is presented as follows:

For the year ended September 30, 2006
Total Assets	$2,239,936,000
Net Worth	$133,211,000
Net Sales	$19,843,443,000

We do not intend to make any  repairs or improvements to any of these properties over the next few years. However, if any repairs or improvements are required, C & S Wholesale Grocers is obligated to pay for them pursuant to the provisions of the respective leases.  In response to the results of an environmental assessment, the seller has agreed to take the following actions promptly following closing:  (i) remove contaminated soil near the fuel oil storage tank at Westfield;  (ii) examine the storm water drain pipe and implement measures to avoid contamination of adjacent soils, which measures may include installation of an oil water separator, at Westfield and North Hatfield (iii) change the filters in the oil/water separators regularly at Westfield, North Hatfield and South Hatfield and (iv) remove contaminated soils near the AST containment area at North Hatfield.  Each tenant has agreed in its lease to  indemnify the landlord against environmental liabilities and losses that arise from actions or omissions during the term of the lease, except to the extent caused by landlord.

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The four industrial properties compete with similar properties within their respective market areas. The minimum number of similar competitive properties is reflected in the following table to the extent such information is available:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market if no Submarket)
53 Summit Lock Road, Westfield, MA	Greater Springfield Industrial	Not available
95 North Hatfield Road, North Hatfield, MA	Greater Springfield Industrial	Not available
142 Elm Street, South Hatfield, MA	Greater Springfield Industrial	Not available
1000 Old Philadelphia Boulevard, Aberdeen, MD	Baltimore MSA Industrial/Harford/Cecil County Submarket	5

The following table reflects the years during which each of the properties was built.

Property	Year of Construction
53 Summit Lock Road, Westfield, MA	1995/expanded in 2004
95 North Hatfield Road, North Hatfield, MA	1994/expanded in 1996
142 Elm Street, South Hatfield, MA	1968/expanded in 1972
1000 Old Philadelphia Boulevard, Aberdeen, MD	1995/expanded in 2000

As of February 15, 2007, all of the properties were one hundred percent (100%) occupied by C & S Wholesale Grocers.  The leases of the properties require C & S Wholesale Grocers to pay base annual rent on a monthly basis as follows:

Address	Approximate GLA (Sq. Ft.) Square Feet	Renewal Options	Base Rent per Square Foot per Annum ($)		Lease Beginning	Term To
53 Summit Lock Road Westfield, MA	520,000	4/5 yr.	7.00	(1)	12/06	06/22

95 North Hatfield Road North Hatfield, MA	467,000	4/5 yr.	5.50	(1)	12/06	06/22

142 Elm Street South Hatfield, MA	333,000	4/5 yr.	4.00	(1)	12/06	06/22

1000 Old Philadelphia Boulevard, Aberdeen, MD	400,000	4/5 yr.	7.00	(1)	12/06	06/22

(1)  These leases provide for an annual 1.5% base rent increase.

C & S Wholesale Grocers will be responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their respective leases.  Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

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For federal income tax purposes, the total depreciable basis in these properties is approximately $112.5 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

53 Summit Lock Road, Westfield, MA	1,121,270	2.69	39.6 million
95 North Hatfield Road, North Hatfield, MA	354,325	1.18	28.0 million
142 Elm Street, South Hatfield, MA	45,948	0.56	14.5 million
1000 Old Philadelphia Boulevard, Aberdeen, MD	243,129	1.01	30.4 million

Totals	$1,764,672		112.5 million

The Shops at Sherman Plaza.  On December 21, 2006, MB REIT purchased, through a wholly owned subsidiary formed for this purpose, a newly constructed shopping center known as The Shops at Sherman Plaza containing approximately 152,264 gross leasable square feet, approximately 142,227 of which will be owned in fee and approximately 10,037 of which will be leased from the City of Evanston.  The term of the City of Evanston lease is forty years.  MB REIT will pay rent pursuant to this lease in an amount equal to approximately 20% of the rent from subtenants that sublease this space from MB REIT.

The property is located at 1620 Sherman Avenue in Evanston, Illinois in the metropolitan Chicago retail market and the North Suburbs submarket.  Construction on The Shops at Sherman Plaza was completed in late summer 2006.  As of February 15, 2007.  The property competes with at least five other retail centers in its submarket for sales, tenants or both.  This property is 83% occupied with a total of approximately 127,100 square feet leased to twelve tenants.

MB REIT purchased this property from an unaffiliated third party, Sherman Plaza Partners, LLC, for approximately $55.2 million in cash.  Approximately $10.9 million of the purchase price will be held in escrow for a potential earnout to the seller.  Approximately 8,927 square feet of leased and unoccupied space and 16,237 square feet of unleased and unoccupied space will be subject to the earnout.  Earnout funds held in escrow will be released to the seller for up to eighteen months when a lease has been approved by MB REIT, the tenant has moved into the leased space, payment of rent has commenced and the tenant has provided an acceptable estoppel certificate.  The amount paid pursuant to the earnout may vary from the amount held in escrow to the extent the actual base rent differs from the projected base rent amount; however, in no event will the amount paid be more than 110% of the escrow amount.

On December 21, 2006, MB REIT loaned approximately $2.7 million to the seller, which is due and payable on June 20, 2008.  The loan is evidenced by a promissory note that bears interest at 9% per annum and has an eighteen month maturity.  Tim Anderson and Jim Klutznick, owners of the seller, jointly and severally guarantee the obligations of seller under the Sherman Closing Loan, and these obligations are secured by the right of seller to any earnout proceeds and any rent paid for space subject to the earnout prior to the earnout closing for that space.

Two tenants, Barnes & Noble and L.A. Fitness, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Barnes & Noble (1) (2)	30,034	20	21.64	2/5 yr.	04/06	08/16

L.A. Fitness (3)	53,322	35	20.00	3/5 yr.	01/07	01/10
			21.00		01/10	01/14
			22.00		01/14	01/17
			(4)		01/17	01/22

(1)	This tenant occupies 30,034 square feet but is only obligated to pay for 28,545 square feet because 1,451 square feet of stairway within the space is not subject to rent.

(2)	This tenant’s lease term commenced in April, 2006, but the lease did not require the tenant to begin paying rent until September 2006.

(3)	This tenant’s lease term commenced in August 2006, but the lease does not require the tenant to begin paying rent until January 2007.

(4)	This tenant’s rent for this period will be increased by the lesser of the Consumer Price Index over the previous three-year period or 10% of the base rent in effect at that time.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $175,354.  The real estate taxes paid were calculated by multiplying The Shops at Sherman Plaza’s assessed value by a tax rate of 7.83%.  The property is newly constructed so there is no annual rent per square foot data for the last five years.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	3,350	83,750	2.39%
2015	—	—	—	—
2016	10	70,428	2,251,657	65.75%

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For federal income tax purposes, the depreciable basis in this property is approximately $41.4 million.

One AT&T Center.  On December 21, 2006, MB REIT acquired though MB St. Louis Chestnut, L.L.C., a Delaware limited liability company, (“MBSLC”), a wholly owned subsidiary formed for this purpose, a fee simple interest in a forty-two story office building known as One AT&T Center, containing approximately 1.5 million gross leasable square feet located at 909 Chestnut Street in St. Louis, Missouri.  MB REIT purchased this property from Southwestern Bell Telephone, L.P., an unaffiliated third party, for cash  in the amount of approximately $204.9 million.  One AT&T Center was built in 1986.  As of February 15, 2007, this property was 100% leased by AT&T.  The property is located in the St. Louis market and downtown submarket and competes with at least five other office buildings within its submarket.

One tenant, AT&T Services, Inc., entered into a lease at closing for 100% of the total gross leasable area of the property, and closing was conditioned upon execution of this lease.  The lease with this tenant is for an initial term of ten years and nine months and to require the tenant to pay base annual rent on a monthly basis in an amount of approximately $1.2 million. The total rent for the first year is tentatively expected to be approximately $14.7 million with annual increases of 2% per year thereafter.  AT&T Inc., the parent of the tenant, has agreed to guarantee the tenant’s obligations under the lease.

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $2.1 million.  The real estate taxes payable were calculated by multiplying One AT&T Center’s assessed value by a tax rate of 8.63%.

For federal income tax purposes, the depreciable basis in this property is approximately $154.2 million.

New Forest Crossing - Phase II.  On December 19, 2006, MB REIT purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in a newly constructed shopping center known as New Forest Crossing - Phase II containing approximately 26,680 gross leasable square feet.  The center is located at Wallisville Road and Beltway 8 in Houston, Texas.  New Forest Crossing - Phase II was built in 2006.  As of February 15, 2007, this property was 94% occupied, with a total of approximately 25,080 square feet leased to seven tenants.  The property is located in the northeast submarket of the Houston market and competes with at least five other shopping centers in its submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Ley-Lane Partnership No. 7, L.P., for a cash purchase price of approximately $6.3 million, of which up to approximately $406,000 remains subject to a future earnout regarding 1,600 gross leasable square feet of vacant and unleased space.  The seller has up to twenty-four months to lease earnout space and earn all or a portion of the earnout amount.   MB REIT may borrow monies using this property as collateral.

Two tenants, Buffalo Wild Wings and Anna’s Linens, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Buffalo Wild Wings	5,614	21	19.50	4/5 yr.	05/06	05/11
			21.45		06/11	05/16

Anna’s Linens	8,050	30	13.00	3/5 yr.	05/06	05/11
			14.00		05/11	05/16

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a specified amount.  Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $9,984.  The real estate taxes paid were calculated by multiplying New Forest Crossing - Phase II’s assessed value by a tax rate of 3.69%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	3	4,916	113,824	28.13%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	3	16,164	279,923	100.00%

For federal income tax purposes, the depreciable basis in this property is approximately $4.7 million.

State Street Market; Rockford, Illinois.  On December 14, 2006, MB REIT purchased a fee simple interest in a retail center known as State Street Market.  MB REIT purchased this property from an unaffiliated third party, Market Shopping Center LLC, for approximately $19 million in cash.  The retail center contains approximately 193,657 gross leasable square feet.  The center is located at 6380 East State Street in Rockford, Illinois.  As of February 15, 2007, this property was 100% occupied, with a total of six tenants.  The property competes with at least four other retail centers in the Rockford retail market for sales, tenants or both.

MB REIT intends to make significant repairs to this property over the next few years that are expected to cost approximately $309,000.  A majority of this $309,000 will go to roof repairs and deferred

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maintenance. However, if any other repairs or improvements are required, the tenants may be obligated to pay a portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Dick’s Sporting Goods, PetSmart and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Dick’s Sporting Goods	60,000	31	10.25	3/5 yr.	05/06	04/11

PetSmart	26,507	14	10.00	4/5 yr.	02/02	01/07
			10.50		02/07	01/12

Burlington Coat Factory	72,600	37	7.25	4/5 yr.	08/05	08/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with two tenants only require the tenants to pay these expenses in excess of a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $419,800.  The real estate taxes paid were calculated by multiplying State Street Market’s assessed value by a tax rate of 10.78%.

For federal income tax purposes, the depreciable basis in this property is approximately $14 million.  The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	1	18,800	155,100	8.88%
2010	2	82,350	604,350	37.96%
2011	1	60,000	615,000	62.26%
2012	2	32,507	372,824	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at State Street Market expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

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Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	8.92
2005	100%	8.75
2004	100%	8.67
2003	100%	8.67
2002	100%	8.67

Bradley Portfolio; Clarion, Iowa and Houston, Texas.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one industrial property and one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With this purchase, MB REIT has now purchased nineteen properties out of the portfolio of thirty-two properties.  The following table sets forth certain information with respect to the location and the approximate gross leasable area (GLA) of these two properties:

Date Closed	Type	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price
12/13/06	I	300 - 10th Street, Clarion, Iowa	126,900	$5,241,000
12/18/06	O	8900 Lakes at 610 Drive, Houston, Texas	119,527	$17,267,000

I = Industrial

O = Office

MB REIT purchased these properties for a total purchase price of approximately $22.5 million in cash.  MB REIT may later borrow monies using one or both of these properties as collateral.

These properties compete with similar properties within their respective market areas.  These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
300 - 10th Street; Clarion, Iowa	Clarion, Iowa	Not Available
8900 Lakes at 610 Drive, Houston, Texas	Greater Houston, Texas/South Main and Medical Center	5

The following table reflects the respective years during which these properties were built:

Property	Year of Construction
300 - 10th Street, Clarion, Iowa	1997
8900 Lakes at 610 Drive, Houston, Texas	1993

As of February 15, 2007, these properties were 100% occupied.  The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

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		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

300 - 10th Street Clarion, Iowa	EDS Information Services, LLC	126,900	2/5 yr.	3.49	(1)	01/07	12/09

8900 Lakes at 610 Drive Houston, Texas	Kelsey-Seybold Clinic	119,527	2/5 yr.	10.50 10.35		04/04 07/09	06/09 01/10

(1)           This lease provides for an annual base rent increase of $.10 per square foot.

Real estate taxes payable in 2006 and 2007 for the tax years ended 2005 and 2006  for the Clarion, Iowa property, and paid in 2006 for the 2006 tax year for the Houston, Texas property (the most recent tax years for which information is generally available) were calculated by multiplying the  properties’ assessed values by the respective tax rates listed in the table below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $16.9 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties.

Address	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($)

300 - 10th Street, Clarion, Iowa	95,000	3.87	3.9 million
8900 Lakes at 610 Drive, Houston, Texas	214,148	2.86	13.0 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006

300 - 10th Street Clarion, Iowa	100%	100%	100%	100%	100%

8900 Lakes at 610 Drive Houston, Texas	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006

300 - 10th Street Clarion, Iowa	2.99	3.09	3.19	3.29	3.39

8900 Lakes at 610 Drive Houston, Texas	10.35	10.35	10.50	10.50	10.50

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Bradley Portfolio: California, Maryland and Virginia.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one retail property and one industrial property and a leasehold interest in one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased interests in seventeen properties out of the portfolio of thirty-three properties. The following table sets forth certain information with respect to the location and the approximate gross leasable area, or “GLA,” of the three properties most recently purchased:

Date Closed	Type	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price

11/29/06	I	6752 Baymeadow Drive, Glen Burnie, Maryland	120,000	$26,000,000
11/30/06	O	101 Civic Center Drive, Santee, California	77,000	$19,000,000
12/01/06	R	629 Newtown Road, Virginia Beach, Virginia	7,488	$1,900,000

R = Retail

O = Office

I = Industrial

MB REIT purchased its interests in three properties for a total purchase price of approximately $47.8 million in cash.  MB REIT may later borrow monies using one or more of the properties as collateral.

MB REIT has assumed the rights and obligations of the tenant under a ground lease with the County of San Diego with respect to the office property in Santee, California.  The term of this ground lease began on August 3, 2002 and is scheduled to expire on July 31, 2057.  MB REIT has four, five-year renewal options.  MB REIT is obligated under the lease to pay annual rent in the amount of $204,348 through July 31, 2007, at which time, and every five years thereafter, the rent will be adjusted by the lesser of the increase or decrease in the Consumer Price Index (referred to herein as the CPI) over this period or 3% per year.  The CPI-adjusted rent notwithstanding, the rent is also subject to adjustment every fifteen years through the sixtieth anniversary of the commencement to an amount equal to the mean of the CPI-adjusted rent and the fair market rent as agreed upon by the parties or as determined by appraisal.

At the time of acquisition, the three properties competed with similar properties within their respective market areas.  Each property competes with at least the number of similar properties reflected in the following table:

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Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
6752 Baymeadow Drive, Glen Burnie, Maryland	Metropolitan Baltimore, Maryland/Baltimore Washington Corridor	344
101 Civic Center Drive, Santee, California	San Diego, California/East County	2
629 Newtown Road, Virginia Beach, Virginia	Virginia Beach, Virginia/Kempsville and Bayside	2

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
6752 Baymeadow Drive, Glen Burnie, Maryland	1984/Renovated in 1998
101 Civic Center Drive, Santee, California	2003
629 Newtown Road, Virginia Beach, Virginia	1997

As of February 15, 2007, the three properties were 100% occupied.  The leases for the three properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

6752 Baymeadow Drive, Glen Burnie, Maryland	Millennium Inorganic Chemicals, Inc.	120,000	5/5 yrs.	15.69	(1)	01/06	12/21

101 Civic Center Drive, Santee, California	Hartford Fire Insurance Company	76,977	1/5 yrs.	21.81		11/06	10/10

629 Newtown Road, Virginia Beach, Virginia	Hollywood Entertainment Corporation	7,488	2/5 yrs.	18.63		12/06	04/12

                (1)  This lease provides for an annual 2.5% base rent increase.

The tenants at each of the properties are required by their respective leases to pay for real estate taxes, common area maintenance and insurance costs. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ respective assessed values by the corresponding tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these three properties is approximately $35.9 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

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Address	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($)

6752 Baymeadow Drive, Glen Burnie, Maryland	149,647	1.03	19.5 million
101 Civic Center Drive, Santee, California	223,047	1.05	14.9 million
629 Newtown Road, Virginia Beach, Virginia	8,993	1.02	1.4 million

                The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006

6752 Baymeadow Drive, Glen Burnie, Maryland	100%	100%	100%	100%	100%

101 Civic Center Drive, Santee, California	N/A	100%	100%	100%	100%

629 Newtown Road, Virginia Beach, Virginia	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006

6752 Baymeadow Drive, Glen Burnie, Maryland	14.22	14.57	14.94	15.31	15.69

101 Civic Center Drive, Santee, California	N/A	21.81	21.81	21.81	21.81

629 Newtown Road, Virginia Beach, Virginia	18.63	18.63	18.63	18.63	18.63

Bradley Portfolio: Illinois.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one office property and one industrial property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased fourteen properties out of the portfolio of thirty-three properties.  The following table sets forth certain information with respect to the location and the approximate GLA of the two properties most recently purchased:

Date Closed	Type	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price

11/13/06	O	3901 Liberty Street, Aurora, Illinois	60,000	$ 8,300,000
11/17/06	I	1800 Bruning Drive, Itasca, Illinois	202,000	$ 19,000,000

O = Office

I = Industrial

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MB REIT purchased these two properties for a total purchase price of approximately $27.3 million in cash.  MB REIT may later borrow monies using one or both of the properties as collateral.

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
3901 Liberty Street, Aurora, Illinois	1995
1800 Bruning Drive, Itasca, Illinois	1975/Renovated in 2001

At the time of acquisition, the two properties competed with similar properties within their respective market areas.  Each property competes with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
3901 Liberty Street, Aurora, Illinois	Suburban Chicago, Illinois/East-West Tollway	5
1800 Bruning Drive, Itasca, Illinois	Chicago, Illinois/O’Hare Airport area	5

As of February 15, 2007, the two properties were 100% occupied.  The leases for the two properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
3901 Liberty Street, Aurora, Illinois	BRK Brands, Inc.	30,000	—	12.04	(1)	01/03	06/10
	Powermate Corporation	30,000	7/1 yr.	9.18		09/04	08/07

1800 Bruning Drive Itasca, Illinois	OCE, USA	202,000	2/5 yrs.	7.02	(2)	01/01	06/17

(1)           This lease provides for a 2% base rent increase per year.

(2)           This lease provides for a 3% base rent increase per year.

The tenants at each of the properties are responsible for paying real estate taxes in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed value by the respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these three properties is approximately $20.5 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

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Address	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($)
3901 Liberty Street, Aurora, Illinois	140,908	7.78	6.2 million
1800 Bruning Drive, Itasca, Illinois	197,061	5.67	14.3 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
3901 Liberty Street, Aurora, Illinois	100%	75%	100%	100%	100%
1800 Bruning Drive, Itasca, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
3901 Liberty Street, Aurora, Illinois	12.91	10.71	10.19	10.36	10.74
1800 Bruning Drive, Itasca, Illinois	6.06	6.24	6.43	6.62	6.82

Plaza at Eagles Landing.  On November 2, 2006, MB REIT acquired through MB Eagles Stockbridge, LLC, a Delaware limited liability company, (“MBES”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  Plaza at Eagles Landing was built in late 2005 and 2006.  As of February 15, 2007, this property was 100% occupied, with a total of approximately 33,265 square feet leased to eleven tenants.   This property is located in the Atlanta retail market and Forest Park/Jonesboro/Clayton retail submarket and, at the time of acquisition, competed with at least six other retail centers within its submarket.

MB REIT purchased this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.5 million.  MB REIT purchased this property for cash.  At closing, MBES entered into loan documents as the borrower of approximately $5.3 million from Allstate Life Insurance Company (referred to herein as Allstate). MBES’s obligations are secured by a first priority mortgage on the property. MBES also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBES related to the property.  The loan bears interest at the rate of 5.70% per annum. MBES is required to make interest-only payments on a monthly basis in the approximate amount of $25,223 until the loan matures on November 1, 2011. Upon maturity, MBES will

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pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due pursuant to any of the loan documents. MBES may, in certain circumstances, after December 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Allstate may declare, subject to customary cure rights granted to MBES, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBES, may be liable for the obligations of MBES under the loan documents. In connection with the loan, MBES has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBES and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81	(1)

(1)             Walgreens has the option to terminate its lease as of March 31, 2031 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount. Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $62,861.  The real estate taxes paid were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 3.747%.  The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	8	14,300	302,722	40.46%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	2	4,145	159,572	34.50%

The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00
2006	100%	21.16

For federal income tax purposes, the depreciable basis in this property will be approximately $7.1 million

Bradley Portfolio: Georgia, Illinois, North Carolina, Pennsylvania and Texas.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in four retail properties, one office property and three industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  MB REIT purchased these properties for a total purchase price of approximately $61.1 million in cash.

The following table sets forth certain information with respect to the location and the approximate gross leasable area of the eight properties closed:

			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price ($)
11/03/06	R	125 E. Army Trail Road, Glendale Heights, Illinois	42,000	5,700,000
11/03/06	R	135 E. Army Trail Road, Glendale Heights, Illinois	10,000	1,900,000
11/03/06	R	145 E. Army Trail Road, Glendale Heights, Illinois	8,820	1,800,000
11/07/06	O	725 Regional Road, Greensboro, North Carolina	113,526	13,000,000
11/08/06	R	1575 Lexington Road, Athens, Georgia	46,000	10,500,000
11/09/06	I	4500 Westport Drive, Mechanicsburg, Pennsylvania	178,600	7,900,000
11/09/06	I	1114 Seaco Avenue, Deer Park, Texas	23,218	5,900,000
11/09/06	I	315 Kirk Road, St. Charles, Illinois	299,176	14,400,000

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R = Retail

O = Office

I = Industrial

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
125 E. Army Trail Road, Glendale Heights, Illinois	1987
135 E. Army Trail Road, Glendale Heights, Illinois	1987
145 E. Army Trail Road, Glendale Heights, Illinois	1987
725 Regional Road, Greensboro, North Carolina	1988
1575 Lexington Road, Athens, Georgia	1999
4500 Westport Drive, Mechanicsburg, Pennsylvania	1996
1114 Seaco Avenue, Deer Park, Texas	1999
315 Kirk Road, St. Charles, Illinois	1970 (53,000 square feet)
1993 (81,000 square feet)
1995 (175,000 square feet)

                The eight properties compete with similar properties within their respective market areas.  At the time of acquisition, each property competed with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
125, 135 and 145 E. Army Trail Road Glendale Heights, Illinois	Chicago, Illinois/Far West Suburbs	127
725 Regional Road, Greensboro, North Carolina	Greensboro, North Carolina/Greensboro Airport	6
1575 Lexington Road, Athens, Georgia	Athens, Georgia/Clarke County	2
4500 Westport Drive, Mechanicsburg, Pennsylvania	Central Pennsylvania/Greater Harrisburg	Not Available
1114 Seaco Avenue, Deer Park, Texas	Houston, Texas/Northwest	5
315 Kirk Road, St. Charles, Illinois	Chicago, Illinois/Central Kane and DuPage County	5

As of February 15, 2007, all eight properties were 100% occupied.  Each of the eight properties has one tenant that occupies 100% of the total gross leasable area of that property. The leases for the eight properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot	Lease Term
Address	Tenant	Square Feet	Options	per Annum ($)	Beginning	To
125 E. Army Trail Road, Glendale Heights, Illinois	TSA Sports, Inc.	42,000	4/5 yrs.	10.05	02/05	01/15

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		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot	Lease Term
Address	Tenant	Square Feet	Options	per Annum ($)	Beginning	To
145 E. Army Trail Road, Glendale Heights, Illinois	Ulta Salon, Cosmetics & Fragrance, Inc	8,820	1/5 yrs.	15.57	04/04	03/09
135 E. Army Trail Rd.	Cardinal Fitness	10,000	2/5 yrs.	13.50	12/06	12/11
Glendale Heights, Illinois				14.85	01/12	12/16
725 Regional Road, Greensboro, North Carolina	EDS Information Services LLC	113,526	3/5 yr.	10.68	09/03	08/08
1575 Lexington Road,	EastwynnTheaters,	46,000	1/7 yrs.	13.95	07/04	11/06
Athens, Georgia	Inc.			16.56	11/06	06/09
				18.21	07/09	06/14
				20.03	07/14	06/19
				22.04	07/19	06/23
4500 Westport Drive,	FMC Corporation-	178,600	3/5 yrs.	3.15	07/06	06/07
Mechanicsburg,	Bioployme			3.19	07/07	06/08
Pennsylvania				3.22	07/08	06/09
				3.27	07/09	06/10
				3.31	07/10	06/11
				3.35	07/11	06/12
				3.39	07/12	06/13
				3.43	07/13	06/14
1114 Seaco Avenue,	Caleb Brett USA,	23,218	2/5 yrs.	17.83	09/04	08/09
Deer Park, Texas,	Inc.			18.63	09/09	08/14
315 Kirk Road,	DOPACO	299,176	1/5 yrs.	3.67	08/03	12/08
St. Charles, Illinois				4.05	01/09	12/13
				4.47	01/14	12/15

(1)             Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The three properties located in Glendale Heights, Illinois are combined on one tax parcel and are obligated to pay their pro rata share in accordance with the terms of their respective leases.  The tenants at each of the other properties may be responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 or 2006, depending on the respective taxing authorities, (the most recent tax year for which information is generally available) were calculated by multiplying the assessed value of the property by the respective tax rate listed below.  The amounts listed below for the Glendale Heights, Illinois properties were allocated proportionately based on the gross leasable square feet of each respective property.

For federal income tax purposes, the total depreciable basis in these eight properties is approximately $45.8 million.  The following table indicates the real estate tax amounts, real estate tax rates and estimated income tax basis for each property.

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	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
			(in millions)
125 E. Army Trail Road, Glendale Heights, Illinois	94,903	7.72	4.3
135 E. Army Trail Road, Glendale Heights, Illinois	22,595	7.72	1.4
145 E. Army Trail Road, Glendale Heights, Illinois	19,943	7.72	1.4
725 Regional Road, Greensboro, North Carolina(1)	135,467	1.27	9.8
1575 Lexington Road, Athens, Georgia(1)	79,379	3.30	7.8
4500 Westport Drive, Mechanicsburg, Pennsylvania	80,057	14.23	5.9
1114 Seaco Avenue, Deer Park, Texas	40,612	3.32	4.4
315 Kirk Road, St. Charles, Illinois	226,364	6.73	10.8

(1) Tenant is obligated to pay its real estate taxes directly to the taxing authorities.

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the three properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
125 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%
135 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%
145 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%
725 Regional Road, Greensboro, North Carolina	100%	100%	100%	100%	100%
1575 Lexington Road, Athens, Georgia	100%	100%	100%	100%	100%
4500 Westport Drive, Mechanicsburg, Pennsylvania	100%	100%	100%	100%	100%
1114 Seaco Avenue, Deer Park, Texas	100%	100%	100%	100%	100%
315 Kirk Road, St. Charles, Illinois	100%	100%	100%	100%	100%

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	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
125 E. Army Trail Road, Glendale Heights, Illinois	8.93	8.93	8.93	10.05	10.05
135 E. Army Trail Road, Glendale Heights, Illinois	15.00	15.00	15.00	15.00	13.50
145 E. Army Trail Road, Glendale Heights, Illinois	14.09	14.09	15.57	15.57	15.57
725 Regional Road, Greensboro, North Carolina	10.03	10.68	10.68	10.68	10.68
1575 Lexington Road, Athens, Georgia	15.05	15.05	16.56	16.56	16.56
4500 Westport Drive, Mechanicsburg, Pennsylvania	N/A	N/A	3.07	3.10	3.15
1114 Seaco Avenue, Deer Park, Texas	16.35	16.35	17.83	17.83	17.83
315 Kirk Road, St. Charles, Illinois	N/A	3.67	3.67	3.67	3.67

Bradley Portfolio: Brookfield, Hartland, Horicon and Kenosha, Wisconsin.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in four industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  MB REIT purchased these properties for a total purchase price of approximately $34 million in cash.  These four  properties are the first four  properties to be purchased out of a portfolio of thirty-three properties MB REIT anticipates purchasing from affiliates of Bradley Associates Limited Partnership.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of the four industrial properties closed:

Date Closed	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price ($)
10/18/06	21875 Doral Road, Brookfield, Wisconsin	43,500	2,400,000
10/19/06	500 W. North Shore Drive, Hartland, Wisconsin	134,210	10,800,000
10/20/06	9625 55th Street, Kenosha, Wisconsin	175,052	13,500,000
10/23/06	301 Industrial Drive, Horicon, Wisconsin	139,000	7,400,000

The Brookfield property was constructed in four phases; the first phase was completed in 1967, the second phase was completed in 1976, the third phase was completed in 1990 and the fourth phase was completed in 1991.  The Hartland property was completed in 2000.  The Kenosha property was constructed in three phases; the first phase was complete in 1995, the second phase was complete in 1999 and the third phase was complete in 2001.  The Horicom property was completed in 1996.

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The four industrial properties compete with similar properties within their respective market areas.  At the time of acquisition, each property competed with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
21875 Doral Road; Brookfield, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
500 W. North Shore Drive; Hartland, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
9625 55th Street; Kenosha, Wisconsin	Milwaukee, Wisconsin/Kenosha County	4
301 Industrial Drive; Horicon, Wisconsin	Milwaukee, Wisconsin/Dodge County	4

As of February 15, 2007, each of the four properties was, and has been for each of the past five years, 100% occupied.  Each of the four industrial properties has one tenant that occupies 100% of the total gross leasable area of that property. The leases for the four industrial properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
21875 Doral Road Brookfield, Wisconsin	The Lang Companies, LLC	43,500	2/5 yrs.	4.38	(1)	05/03	05/18
500 W. North Shore Dr., Hartland, Wisconsin	The Lang Companies, LLC	134,210	2/10 yrs.	6.10	(1)	08/02	08/22
9625 55th Street Kenosha, Wisconsin	Pure-Flo MPC, Inc.	175,052	—	5.86	(2)	12/02	12/12
301 Industrial Drive Horicon, Wisconsin	Metals USA, Inc.	139,000	—	4.12	(3)	07/97	01/21

(1)             These leases provide for a 2% base rent increase per year.

(2)             This lease provides for a 3% base rent increase per year.

(3)             Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The tenants at each property are responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these four properties is approximately $25.5 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

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	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
			(in millions)
21875 Doral Road, Brookfield, Wisconsin	22,519	1.43	1.8
500 W. North Shore Drive, Hartland, Wisconsin	134,303	1.85	8.1
9625 55th Street, Kenosha, Wisconsin	230,200	2.30	10.1
301 Industrial Drive, Horicon, Wisconsin	85,400	2.60	5.5

The table below sets forth certain information, to the extent historical information is available, with respect to the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Effective Annual Rent per Square Foot as of December 31,
Address	2002	2003	2004	2005	2006
	$	$	$	$	$
21875 Doral Road, Brookfield, Wisconsin	N/A	4.13	4.21	4.29	4.38
500 W. North Shore Drive, Hartland, Wisconsin	5.38	5.51	5.59	5.59	6.10
9625 55th Street, Kenosha, Wisconsin	N/A	5.37	5.53	5.69	5.86
301 Industrial Drive, Horicon, Wisconsin	3.54	3.73	3.73	3.73	4.12

Washington Mutual Office/Data Center.  On October 20, 2006, MB REIT purchased, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the Washington Mutual Office/Data Center.  MB REIT purchased this property for approximately $38 million in cash from an unaffiliated third party, Collins Walton Buckner, L.P.  The property is located at 3801 South Collins in Arlington, Texas, and consists of 180,000 square feet of office space and 59,905 square feet of Tier Three level data center space, for a total of approximately 239,905 gross leasable square feet.  The Washington Mutual Office/Data Center was originally constructed as an interior outlet mall in 1983 and was later renovated into an office and data center complex.  The property is located in the Dallas/Ft. Worth market and Arlington submarket.  At the time of acquisition, the property competed with at least six other office properties in its submarket for tenants.

The lease obligates the landlord to replace the HVAC units in the property if the landlord and tenant reasonably determine that the HVAC system is not functioning properly and tenant’s repair would be impracticable.  A property condition assessment has indicated an immediate need to replace all of the HVAC units in the property at an estimated cost of $550,000.  This cost will be reimbursed ratably by the tenant over the fifteen year expected life of the units for the remainder of the tenant’s lease term, as it may be extended.  The tenant has decided to replace the HVAC units itself at its sole expense.

As of February 15, 2007, this property was 100% occupied by Providian Bancorp Services (Providian), a California corporation and subsidiary of Washington Mutual Bank.  The lease for this property generates total annual base rental income of $3,046,794 and expires in August 2013.  Washington Mutual Bank has guaranteed the performance by Providian of its obligations under the lease.  The lease requires Providian to pay base annual rent on a monthly basis as follows:

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Base Rent
	Approximate		Per Square
	GLA Leased	% of	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Total GLA	Annum ($)	Options	Beginning	To
Providian Bancorp Services	239,905	100	12.70	2/5 yr.	10/06	08/11
			13.20		09/11	08/13

In addition to the monthly base rent, MB REIT anticipates receiving monthly payments totaling approximately $233,606 over the thirty-four months following the date of acquisition for parking lot reimbursements.  In general, the tenant is required to pay real estate taxes, insurance, utilities and common area maintenance costs, although the lease with this tenant limits the liability for controllable common area maintenance costs to 105% of the costs that were incurred in the previous year.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $483,800.  The real estate taxes payable were calculated by multiplying Washington Mutual Office/Data Center’s assessed value by a tax rate of 3.04%.

The table below sets forth certain historical information with respect to the occupancy rate at Washington Mutual Office/Data Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	$12.70
2005	100%	$10.00
2004	100%	$10.00
2003	100%	$9.88
2002	100%	$9.75

For federal income tax purposes, the depreciable basis in this property is approximately $28.5 million.

Parkway Centre North — Phases I and II.  On October 13, 2006, we entered into a joint venture with Stringtown Partners North, LLC, an unaffiliated third party.  The joint venture holds a fee title to a newly constructed shopping center known as Parkway Centre North — Phases I and II containing approximately 132,482 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.  The center will be constructed in two phases and both are located on the same property.  Parkway Centre North Phase I was built over an eighteen-month period beginning in 2005.  Parkway Centre North Phase II is substantially completed and contains 31,200 square feet.  As of February 15, 2007, Phase I was 100% occupied, with a total of approximately 101,282 square feet leased to three tenants.   At the time of acquisition, the property competed with at least six other retail centers in the Columbus retail market and greater Columbus submarket for sales, tenants or both.

Stringtown Partners North contributed the Phase I and Phase II property to the joint venture, and we made a capital contribution to the joint venture in the amount of $14.9 million, which represents Phase I’s purchase price.  In return, we received almost 100% of the equity interests in the joint venture, and Springtown Partners North received an interest of nominal value.  Springtown Partners North will receive

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additional equity interests in the joint venture as part of an earnout arrangement with respect to Phase II.  The Phase II earnout relates to approximately 32,396 square feet of vacant and unoccupied space, and the Phase II maximum earnout interests are valued at approximately $12.1 million.  The earnout period is twenty-four months, during which Stringtown Partners North is entitled to receive earnout interests in the joint venture when a vacant, unoccupied Phase II space is leased and the tenant has taken possession and commenced paying rent.  If the earnout is fully earned, we would own approximately 54% of the invested capital in the joint venture, and the remaining invested capital would be attributed to Stringtown Partners North.  Stringtown Partners North earns 5% per annum as a preferred return on its invested capital.  After Stringtown Partners North has received its preferred return, we earn 15% per annum through our subsidiary member as a preferred return on our invested capital.  Stringtown Partners North has a fifteen month option to require us to purchase its interest beginning October 13, 2007.  Upon the expiration of this option, we have a twenty-one month option to purchase all of the interests of Stringtown Partners North in the joint venture.  The option purchase price of the Stringtown Partners North interests is the sum of (i) its invested capital plus (ii) a 6% per annum return on invested capital, as adjusted from time to time, less distributions.  We may borrow monies using this property as collateral.

The three retail tenants located in Phase I, Dick’s Sporting Goods, Best Buy and Michaels, each lease more than 10% of the total gross leasable area of the property.  No lease expires prior to December 31, 2015.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

		% of	Base Rent
	Approximate	Total	Per Square
	GLA Leased	GLA	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Phase I only	Annum ($)	Options	Beginning	To
Dick’s Sporting Goods	49,447	49	10.00	4/5 yr.	10/06	01/12
			10.50		02/12	01/17
Best Buy	30,000	30	14.00	4/5 yr.	09/06	01/12
			14.50		02/12	01/17
Michaels	21,835	22	11.10	4/5 yr.	09/06	09/16

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid for Phase I in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $87,701.  The real estate taxes paid were calculated by multiplying Parkway Centre North’s assessed value by a tax rate of 7.7%.

For federal income tax purposes, the depreciable basis in this property is approximately $20.2 million.

Lincoln Village.  On October 13, 2006, we purchased, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in approximately 7.6 acres of land that contains an existing shopping center known as Lincoln Village.  We purchased this property from an unaffiliated third party, BGP Lincoln Village L.L.C., for approximately $40.1 million in cash.  Lincoln Village consists of approximately 138,123 gross leasable square feet, excluding ground lease space.  The center is located at 6201 North Lincoln Avenue in Chicago, Illinois.  Lincoln Village was built during the 1950’s and renovated in 2002.  As of February 15, 2007, this property was 95% occupied, with a total of

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approximately 130,601 square feet, excluding two ground lease tenants, leased to twenty-seven tenants.  The property is located in the Chicago retail market and the city north submarket and, at the time of acquisition, competed with at least five other retail centers in its submarket for sales, tenants or both.

In connection with the acquisition of Lincoln Village, we assumed a ground lease of approximately 2.4 acres of adjacent land owned by the Metropolitan Water Reclamation District of Greater Chicago.  This ground lease terminates on December 31, 2063 and provides for fixed rent of $106,000 per annum (10% of the appraised value of the land as of the effective date of January 1, 2003) until December 31, 2013.  The rent is subject to adjustment on January 1, 2014 and on January 1st every ten years thereafter and will be an amount equal to 10% of the value of the land as appraised according to the terms of the lease.  One of the tenants that subleases the ground leased property described above is obligated by its lease to construct a senior living facility, which construction will essentially complete the development.

Two tenants, Borders Books & Music and Office Depot, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Borders Books & Music	24,500	18	22.00	4/5 yr.	10/06	04/13
			24.20		05/13	04/18
			26.62		05/18	06/23
Office Depot	24,112	17	9.95	3/5 yr.	10/06	12/07

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $723,190.  The real estate taxes paid were calculated by multiplying Lincoln Village’s assessed value by a tax rate of 16.34%.

We have assumed all remaining rights and obligations of the seller under a redevelopment agreement between the seller and the City of Chicago and a tax income allocation revenue note made by the City in favor of the seller.  Pursuant to the redevelopment agreement and note, the City has agreed, subject to certain conditions, to make payments of tax increment financing (TIF) funds to us pursuant to certain City ordinances based on amounts expended in redeveloping the property.  The remaining principal balance of the TIF funds available to be paid to us is $4.95 million.  The note from the City of Chicago accrues interest at an annual 8% interest rate.  Among other obligations we have assumed, we must complete the redevelopment and generally maintain a 70% lease and occupancy rate.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	3	35,999	437,984	17.13%
2008	7	7,523	178,993	8.38%
2009	4	7,959	144,383	7.40%
2010	1	2,736	42,408	2.28%
2011	2	12,788	211,968	11.61%
2012	2	11,887	236,796	15.49%
2013	4	10,162	341,089	23.16%
2014	—	—	—	—
2015	—	—	—	—
2016	1	11,518	149,734	13.16%

The table below sets forth certain information with respect to the occupancy rate at Lincoln Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental Per
December 31	December 31	Square Foot
2006	95%	19.37
2005	84%	18.93
2004	82%	18.99
2003	78%	18.43
2002	37%	12.45

For federal income tax purposes, the depreciable basis in this property is approximately $30.1 million.

Buckhorn Plaza.  On August 30, 2006, MB REIT acquired, through MB Bloomsburg Buckhorn DST (“MBBB”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Buckhorn Plaza.  The property is comprised of approximately 79,427 gross leasable square feet (including ground lease space), and is located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania. Buckhorn Plaza was built over a two-year period beginning in 2004. As of February 15, 2007, this property was 92% occupied, with a total of approximately 72,865 square feet leased to 13 tenants (including one ground lease tenant).  The property is located in northeastern Pennsylvania in Columbia County within the Scranton/Wilkes-Barre/Hazelton primary metropolitan statistical area.  At the time of acquisition, the property competed with at least three other shopping centers in its submarket for sales, tenants or both.

MBBB acquired this property from an unaffiliated third party, Bloomsburg Community Center L.P., for a purchase price of approximately $15.7 million, of which up to approximately $2.2 million remains subject to a future earnout regarding 5,362 gross leasable square feet and two outlots. MBBB purchased this property for cash. The seller has up to twelve months to lease the earnout space and earn all or a portion of the earnout amount.

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Two tenants, Office Depot and Dollar Tree, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Office Depot	19,910	25	13.00	3/5 yr.	09/05	12/10
			14.04		01/11	09/15

Dollar Tree	10,260	13	8.00	2/5 yr.	03/05	03/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to specified amount.  Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $81,309.  The real estate taxes paid were calculated by multiplying Buckhorn Plaza’s assessed value by a tax rate of 3.5%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	2	12,840	166,920	17.53%
2010	6	22,560	275,130	35.04%
2011	1	2,840	39,760	7.41%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	2	26,750	368,456	72.18%
2016	1	5,000	100,000	67.57%

The table below sets forth certain information with respect to the occupancy rate at Buckhorn Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	93%	12.68
2005	95%	13.15
2004	17%	13.00

For federal income tax purposes, the depreciable basis in this property is approximately $11.8 million.

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IDS Center.  On August 17, 2006, MB REIT acquired, through MB Minneapolis 8th Street Limited Liability Company (referred to herein as “MBM8S”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the IDS Center.  The property contains a total of approximately 1.4 million gross leasable square feet and is located at 80 South 8th Street in Minneapolis, Minnesota.  In connection with the transaction, MB REIT acquired ownership of approximately 77% of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a pro rata share of the income, expenses and capital expenditures of the parking garage.  IDS Center was built in 1972.  As of February 15, 2007, this property was 92% occupied, with a total of approximately 1.3 million square feet leased to 218 tenants.  The property is located in the Minneapolis/St. Paul market area and the Minneapolis submarket.  At the time of acquisition, the property competed in its submarket with at least seven other office centers for tenants and at least two other comparable properties for retail tenants.

MBM8S purchased this property from an unaffiliated third party, 80 South Eighth, L.L.C., for approximately $277.9 million.  At closing, MBM8S assumed a mortgage loan in the principal amount of approximately $161.0 million from Teachers Insurance and Annuity Association of America (referred to herein as Teachers IAA) and paid the remaining amount of the purchase price, approximately $116.9 million, in cash.  The interest rate of the loan is fixed at 5% per annum.  The terms of the loan require MBM8S to make monthly interest-only payments in the amount of approximately $670,833 until the loan matures in January 2010.  The unpaid principal balance and all accrued unpaid interest thereon is due at maturity.  MBM8S may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  MBM8S’s obligations are secured by a first priority mortgage on the property.  MBM8S also granted a security interest to Teachers IAA in, among other things, all of the personal property owned by MBM8S at the property.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Teachers IAA may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable subject to customary cure rights granted to MBM8S.

In connection with the assumption of the loan, MBM8S has agreed to be liable to Teachers IAA for, among other things, losses caused by certain misconduct of MBM8S, such as the commission of fraud or engaging in a prohibited transfer, rents derived from the property after an event of default that is the basis of a collection proceeding by Teachers IAA and losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as the sole member of MBM8S, has agreed to guarantee payment and performance of these obligations of MBM8S and expenses related thereto.  MB REIT also has entered into a separate environmental indemnity agreement whereby it has agreed to indemnify Teachers IAA against losses and other costs related to violations of environmental laws, the presence or release of asbestos or other hazardous substances.  Claims under this environmental indemnity agreement are independent of the loan and are not secured by the lien of the mortgage or any other loan document.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months that are expected to cost approximately $1.27 million.  A majority of this $1.27 million will be utilized to pay for repairs and improvements to the underground parking garage, other parking, paving and sidewalk repairs and repairs to the building mechanical and electrical systems.  The tenants are

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obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

No tenant leases more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.  Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $6.3 million.  The real estate taxes payable were calculated by multiplying IDS Center’s assessed value by a tax rate of 3.8%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	23	49,074	1,392,310	7.17%
2008	25	111,886	3,588,075	18.54%
2009	46	45,755	1,631,357	8.51%
2010	22	83,350	2,851,242	14.94%
2011	38	211,730	5,950,084	31.41%
2012	22	156,806	3,444,104	18.47%
2013	18	67,241	1,877,665	10.16%
2014	16	172,946	4,771,266	25.96%
2015	40	243,005	6,307,556	34.77%
2016	13	154,099	4,830,344	27.10%

The table below sets forth certain information with respect to the occupancy rate at IDS Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The seller purchased this property in December 2004; therefore, the historical rent rolls for 2001, 2002 and 2003 are not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006
2005	90%	14.23
2004	90%	13.78

                For federal income tax purposes, the depreciable basis in this property is approximately $208.5 million.

Sherman Town Center.  On August 17, 2006, MB REIT acquired, through MB Sherman Town Center, Limited Partnership (referred to herein as “MBSherman”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Sherman Town Center.  The center contains approximately 285,498 gross leasable square feet, excluding ground lease space.  The center is located at Highway 75 North in Sherman, Texas.  Sherman Town Center was built in 2002.  As of February 15, 2007, this property was 99% occupied, with approximately 283,318 square feet (excluding ground lease space) leased to thirty-three tenants (including one ground lease tenant).  The subject is

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located in the Sherman market with a primary trade area.  At the time of acquisition, this property competed with at least four retail centers in its market area for tenants, sales or both.

MBSherman purchased this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., for approximately $60.1 million.  At closing, MBSherman assumed the existing loan as the borrower of approximately $38.4 million from Wells Fargo Bank, N.A. (referred to herein as Wells Fargo), as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2004-CIBC1O, and paid the remaining amount of the purchase price, approximately $21.6 million, in cash.  Approximately $300,000 of the $21.6 million cash payment is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is defeased and the seller has paid all expenses and costs associated with the defeasance of the loan other than the payment of the unpaid principal balance and interest.

MBSherman’s obligations are secured by a first priority mortgage on the property.  MBSherman also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSherman at the property.  The annual interest rate of the loan is fixed at 4.95% per annum.  The terms of the loan require MBSherman to make monthly principal and interest payments in the amount of approximately $211,640 and monthly tax and insurance reserve payments until the loan matures in July 2014.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  MBSherman may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBSherman, Wells Fargo may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBSherman also has agreed to indemnify Wells Fargo against losses suffered by Wells Fargo arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guarantee the performance of the obligations of its subsidiary with respect to the foregoing environmental indemnity and with respect to certain other losses that may be caused by the certain acts of misconduct of its subsidiary, for example, any fraud or willful misconduct by the subsidiary in connection with the loan.

Three tenants, Ross Dress for Less, Hobby Lobby and Cinemark USA, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate GLA Leased	% of Total	Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,187	11	9.50	5/5 yr.	09/04	01/15

Hobby Lobby	65,000	23	7.25	3/5 yr.	04/04	04/09

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Base Rent
	Approximate GLA Leased	% of Total	Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
			7.75		05/09	04/14
			8.25		05/14	04/19

Cinemark USA	38,597	14	14.50	4/5 yr.	12/03	12/23

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000.  The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	10	31,314	539,692	13.03%
2010	3	22,830	346,275	9.53%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,108	141,196	4.29%
2014	6	31,160	618,775	19.36%
2015	7	109,477	1,252,417	47.89%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	99%	13.84
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

                For federal income tax purposes, the depreciable basis in this property is approximately $44.4 million.

Dulles Executive Office Plaza.  On July 25, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in two freestanding office buildings known as Dulles Executive Office Plaza.  MB REIT purchased this property from an unaffiliated third party, Valley

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View Associates, Limited Partnership, for approximately $124.0 million in cash.  The property consists of approximately 379,596 of gross leasable square feet.  The buildings are located at 13530 and 13560 Dulles Technology Drive, in Herndon, Virginia. The 13530 building (Plaza I) has approximately 156,795 square feet leased to seven tenants.  The 13560 building (Plaza II) has approximately 189,764 square feet leased to one tenant.  Dulles Executive Office Plaza was built over a two-year period beginning in 2000.  As of February 15, 2007, Plaza I was approximately 83% occupied and Plaza II was 100% occupied.  At the time of acquisition, the property competed with at least thirty-four other office centers in the Northern Virginia area.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months.  Window caulking on the buildings in the amount of approximately $477,000 and repairs to a parking garage floor in the amount of approximately $150,000 were credited by the seller against the purchase price at closing to defray the costs of improvement.  The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

Two tenants, Lockheed Martin Corporation and Cisco Systems, each lease more than 10% of the total gross leasable area of the property.  The leases require these tenants to pay base annual rent on a monthly basis as follows:

		% of	Base Rent
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Plaza I:
Lockheed Martin Corporation	65,831	17	25.50	(1)	03/06	02/07
			26.14		03/07	02/08
			26.79		03/08	02/09
			27.46		03/09	02/10
			28.15		03/10	02/11
			28.85		03/11	02/12
			29.57		03/12	02/13

Lockheed Martin Corporation	33,037	9	26.50	1/5 yr.	06/06	05/07
			27.30		06/07	05/08
			28.12		06/08	05/09
			28.96		06/09	05/10
			29.83		06/10	05/11
			30.72		06/11	12/11
Plaza II:
Cisco Systems, Inc./ Lockheed Martin Corporation (2)	189,764	50	26.05	2/5 yr	06/06	05/07
			26.77		06/07	05/08
			27.51		06/08	05/09
			28.26		06/09	05/10
			29.04		06/10	05/11

(1)    Tenant has one option of extending the term of the lease for either three or five years.

(2)    Valley View Associates, as landlord, Cisco Systems, Inc. (Cisco) and Lockheed Martin Corporation (Lockheed) entered into an agreement in August 2004 to sublease this space to Lockheed pursuant to which

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the parties agreed, among other things, that Lockheed would pay rent to Cisco and Cisco would remain primarily liable to the landlord for rent obligations under the lease until the expiration of the initial term on May 31, 2011.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a prorata share in excess of the expenses for a specified base year.   Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $862,073.  The real estate taxes payable were calculated by multiplying Dulles Executive Office Plaza’s assessed value by a tax rate of 1.0910%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	1	14,777	518,153	5.35%
2008	1	4,326	112,822	1.21%
2009	—	—	—	—
2010	—	—	—	—
2011	4	259,881	7,988,861	80.79%
2012	—	—	—	—
2013	1	65,831	1,946,623	100.00%
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Dulles Executive Office Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	91%	27.33
2005	59%	28.95
2004	59%	27.51
2003	59%	26.33
2002	59%	26.68

                For federal income tax purposes, the depreciable basis in this property is approximately $93.8 million.

CyFair Town Center.  On July 21, 2006, MB REIT acquired, through MB Cypress Cyfair Limited Partnership (referred to herein as “MBCC”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center and an adjacent parcel known as CyFair Town Center, comprised of approximately 51,520 of gross leasable square feet (including ground lease space).  The center is located

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at 17445 Spring Cypress in Cypress, Texas.  CyFair Town Center was built over a two-year period beginning in 2003.  As of February 15, 2007, this property was 100% occupied, with approximately 51,520 square feet leased to twenty-eight tenants (including two ground lease tenants).  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from two unaffiliated third parties, A-S 46 Hwy 290-Spring Cypress L. P., for approximately $15.0 million and A-S 45 Hwy 249-Boudreaux, L.P., for approximately $1.0 million, for a total purchase price of $16.0 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $5.7 million and paid the remaining amount of $10.3 million in cash.  Approximately $4.8 million of the $10.3 million cash payment is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBCC assumed the existing loan as the borrower of approximately $5.7 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3.  MBCC’s obligations are secured by a first priority mortgage on the property.  MBCC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBCC at the property.  The annual interest rate of the loan is fixed at 4.83% per annum.  The terms of the loan will require MBCC to make monthly principal and interest payments in the amount of approximately $47,895 and monthly tax and insurance reserve payments until the loan matures in December 2014.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  MBCC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

None of the tenants lease more than 10% of the total gross leasable area of this property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $154,000.  The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	6	8,714	177,570	15.72%
2009	13	22,796	477,024	49.19%
2010	2	5,183	103,957	20.79%
2011	—	—	—	—
2012	—	—	—	—

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2013	3	7,350	161,700	39.83%
2014	1	3,477	69,540	28.47%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	19.89
2005	79%	20.04
2004	37%	19.69

                For federal income tax purposes, the depreciable basis in this property is approximately $11.7 million.

Eldridge Lakes Town Center.  On July 21, 2006, MB REIT acquired, through MB Houston Eldridge Lakes Limited Partnership (referred to herein as MBHEL), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 of gross leasable square feet.  The center is located at 6340 North Eldridge Parkway in Houston, Texas.  Eldridge Lakes Town Center was built over a three-year period beginning in 2003.  As of February 15, 2007, this property was 100% occupied, with approximately 54,980 square feet leased to 19 tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S-K 41 Eldridge-W. Little York, L.P., for approximately $16.6 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.5 million and paid the remaining amount of $9.1 million in cash.  Approximately $5.9 million is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBHEL assumed the existing loan as the borrower of approximately $7.5 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3.  MBHEL’s obligations are secured by a first priority mortgage on the property.  MBHEL also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBHEL at the property.  The loan bears interest at the rate of 4.88% per annum.  MBHEL is required to make principal and interest payments on a monthly basis in the amount of approximately $63,549 and monthly tax and insurance reserve payments until the loan matures on December 1, 2014.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity.  MBHEL may only prepay the unpaid principal balance of the loan, in

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whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

Three tenants, Walgreens, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	27	20.85	—	10/04	09/79	(1)

Dollar Hut	6,000	11	16.00	2/5 yr.	12/03	11/08
			17.60		12/08	11/13

Pizza Factory	5,710	10	18.42	2/5 yr.	12/04	12/09

                (1)  Walgreens has the option to terminate its lease as of September 30, 2029 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $166,000.  The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	1	1,400	27,650	2.34%
2009	9	17,440	330,361	28.23%
2010	2	2,650	49,000	5.83%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,750	142,175	17.50%
2014	3	6,220	125,148	18.68%
2015	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	20.63
2005	100%	20.61
2004	98%	12.25

                For federal income tax purposes, the depreciable basis in this property is approximately $12.4 million.

Spring Town Center.  On July 21, 2006, MB REIT acquired, through MB Spring Town Center Limited Partnership (referred to herein as MBSTC), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet, excluding ground lease space.  The center is located at 21212 Kyukendahl Road in Spring, Texas.  Spring Town Center was built over a two year period beginning in 2003.  As of February 15, 2007, this property was 96% occupied with approximately 38,911 square feet leased, excluding ground lease space, to fifteen tenants, including three ground lease tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S 75 NEC Spring Town Center, L.P. for approximately $17.0 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.6 million and paid the remaining amount of $9.4 million in cash.  Approximately $6.1 million of the $7.6 million cash payment is being held in escrow and remains subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBSTC assumed the existing loan as the borrower of approximately $7.6 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP1.  MBSTC’s obligations are secured by a first priority mortgage on the property.  MBSTC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSTCL at the property.  The loan bears interest at the rate of 4.87% per annum.  MBSTC is required to make principal and interest payments on a monthly basis in the amount of approximately $64,291, monthly tax and insurance reserve payments and tenant improvement and leasing commission reserve payments until the loan matures on January 1, 2015.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity.  MBSTC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

Two tenants, Walgreens and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,560	36	23.35	—	01/04	12/78(1)

Bank of America	4,700	12	37.23	4/5 yr.	12/03	12/08
			40.96		01/09	12/13
			45.05		01/14	12/18

(1)                  Walgreens has the option to terminate its lease as of December 31, 2029 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $216,000.  The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310%.

The following table sets forth certain information with respect to the expirations of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	5	8,670	169,852	14.49%
2010	—	—	—	—
2011	1	1,500	36,000	3.55%
2012	—	—	—	—
2013	—	—	—	—
2014	5	7,957	339,238	33.85%
2015	—	—	—	—
2016	1	1,524	31,013	4.91%

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	96%	29.03
2005	92%	29.28
2004	92%	29.24
2003	12%	37.23

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For federal income tax purposes, the depreciable basis in this property is approximately $12 million.

The Market at Hilliard.  On July 11, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a shopping center known as The Market at Hilliard containing approximately 107,544 gross leasable square feet (excluding ground lease space).  The center is located at 1852 Hilliard Rome Road in Hilliard, Ohio in the southwest submarket of the Columbus retail market.  The Market at Hilliard was built over a three-year period beginning in 2003.  As of February 15, 2007, this property was 97% occupied, with a total of approximately 104,656 square feet leased to ten tenants.   At the time of acquisition, the property competed with at least five other retail centers in the Columbus retail market for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Continental/HR, LLC, for approximately $20.3 million, of which approximately $1.0 million remains subject to a future earnout regarding 2,888 gross leasable square feet of vacant and unoccupied space. MB REIT may later borrow monies using this property as collateral.  In connection with the acquisition of this property by MB REIT, the seller has agreed to place approximately $476,000 in escrow which amount will be paid back to the seller over the course of nine months following the closing if Office Max meets certain rent and pass-through obligations under its lease.  If Office Max fails to meet any of its monthly rent or pass-through obligations and does not timely cure that default under its lease, the remaining escrowed amount will be released to the purchaser.

Also in connection with the acquisition of this property, MB REIT has agreed to purchase a contiguous parcel of land to the north at the seller’s option if certain conditions are met by seller, including a condition that the property be developed and that 75% of the gross leasable area be leased and occupied within thirty-six months of the closing of the purchase of The Market at Hilliard by MB REIT.  Seller is under no obligation to develop or sell the property to MB REIT and may sell this contiguous parcel to a third party.  Seller also has the right to contribute this contiguous parcel to a joint venture with MB REIT in which seller would retain an interest.  If this contiguous parcel is sold to Target Corporation, MB REIT has agreed to sell a small portion of parking lot space of The Market at Hilliard back to seller for $1.00, which portion will in turn be conveyed by seller to Target.  These two properties are subject to a reciprocal easement agreement which provides, among other things, that each property will be subject to the “exclusive use” clauses in the leases of the existing tenants of the other property, except that this restriction will only apply to leases of the parcel owned by MB REIT if the tenant in the contiguous parcel with a right to “exclusive use” leases at least 10,000 square feet.

Four retail tenants, Michaels, Bed, Bath & Beyond, OfficeMax and Old Navy, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Michaels	21,517	20	12.00	4/5 yr.	07/04	08/14

Bed, Bath & Beyond	20,000	19	12.48	3/5 yr.	12/03	01/14

OfficeMax	19,961	19	12.00	3/5 yr.	02/06	03/16

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Old Navy	16,800	16	13.75	2/5 yr.	09/04	08/09
			15.13		09/09	08/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $220,000.  The real estate taxes paid were calculated by multiplying The Market at Hilliard’s assessed value by a tax rate of 3.689%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,467	221,074	14.62%
2010	1	1,460	36,500	2.81%
2011	2	6,127	125,794	9.98%
2012	1	6,324	132,804	11.71%
2013	—	—	—	—
2014	3	58,317	738,804	73.77%
2015	—	—	—	—
2016	1	19,961	239,532	100%

The table below sets forth certain information with respect to the occupancy rate at the Market at Hilliard expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	97%	14.28
2005	100%	11.58
2004	94%	6.65
2003	100%	12.48

For federal income tax purposes, the depreciable basis in this property will be approximately $15.2 million..

Fabyan Randall Plaza.  On June 29, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Fabyan Randall Plaza.  The center is comprised of approximately 96,253 gross leasable square feet, and is located at 1942 West Fabyan Parkway in Batavia, Illinois.  Fabyan Randall Plaza was built over a two-year period beginning in 2002.  As of February 15, 2007, this property was 89% occupied, with a total of approximately 85,385 square feet leased to twelve tenants.   The property is located in the Chicago market area and the Kane County submarket and At the time of acquisition, competed with at least four other retail centers in this submarket for sales, tenants or both.

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MB REIT purchased this property from an unaffiliated third party, Quincy Development, LLC, for approximately $26 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $13.4 million and paid the remaining amount of $12.6 million in cash.  The annual interest rate of the loan is fixed at 5.375% per annum.  The terms of the loan will require MB REIT to make monthly interest payments in the amount of approximately $60,101 until the loan matures on November 1, 2013.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MB REIT may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Four retail tenants, Trader Joe’s, Walgreens, Circuit City and Office Depot, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Trader Joe’s	10,900	11	14.22	3/5 yr.	12/03	01/08
			15.35		02/08	02/08
			15.64		03/08	01/13
			16.87		02/13	02/13
			17.21		03/13	01/14

Walgreens	14,490	15	25.53	—	05/03	05/78	(1)

Circuit City	32,924	34	19.00	4/5 yr.	11/02	01/13
			19.49		02/13	01/18
			19.99		02/18	01/23

Office Depot	11,300	12	17.50	4/5 yr.	09/03	09/18

(1)  Walgreens has the option to terminate its lease as of May 31, 2028 upon giving twelve months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving twelve months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $286,000.  The real estate taxes payable were calculated by multiplying Fabyan Randall Plaza’s assessed value by a tax rate of 7.0%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	4	5,779	187,346	10.54%
2009	3	5,409	139,480	9.05%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	10,904	187,550	12.61%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Fabyan Randall Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	89%	20.54
2005	91%	20.48
2004	91%	20.48
2003	90%	20.32
2002	36%	19.00

For federal income tax purposes, the depreciable basis in this property will be approximately $19.5 million.

Brooks Corner.  On June 26, 2006, MB REIT purchased a fee simple interest in an newly constructed shopping center known as Brooks Corner Shopping Center.  The property contains approximately 166,205 gross leasable square feet, excluding ground lease space, and is located at 3143 SE Military Road in San Antonio, Texas.  Brooks Corner was built over a two-year period beginning in 2004.  As of February 15, 2007, this property was 85% occupied, with a total of approximately 140,705 square feet leased to nineteen tenants (including ground lease tenants).  This property is located in the San Antonio primary trade area and, at the time of acquisition, competed with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million in cash, of which approximately $4.4 million was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of 25,500 square feet of vacant and unoccupied space. The escrow will be maintained for a period not to exceed eighteen months; the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent

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amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount

Two retail tenants, Ross Dress for Less and Conns, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,105	18	9.00	5/5 yr.	09/05	01/16

Conns	30,000	18	9.00	4/5 yr.	11/05	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226.  The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	5	13,300	299,600	15.46%
2011	7	34,050	510,263	31.01%
2012	2	8,250	146,250	12.88%
2013	—	—	—	—
2014	—	—	—	—
2015	3	40,000	519,200	52.50%
2016	2	45,105	469,695	100.00%

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	85%	13.62
2005	40%	15.19

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For federal income tax purposes, the depreciable basis in this property will be approximately $22.8 million.

Ahold Portfolio.  On June 8, 2006, we entered into eight joint ventures with CE Investment Associations 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings leased to the following tenants:

Property	Address	Square Feet

Stop & Shop	605 Metacom Avenue, Bristol, Rhode Island	63,128
Stop & Shop	70 Mendon Road, Cumberland, Rhode Island	85,799
Stop & Shop	19 Temple Street, Framingham, Massachusetts	64,917
Stop & Shop	99 Charles Street, Malden, Massachusetts	79,229
Stop & Shop	505 N. Main Street, Southington, Connecticut	64,948
Stop & Shop	450 Paradise Road, Swampscott, Massachusetts	65,268
Stop & Shop	542 Berlin-Cross Keys Road, Sicklerville, New Jersey	68,323
Bi-Lo Store	1315 South Pleasantburg Drive, Greenville, South Carolina	55,718
		547,330

The equity contributed by the joint venture partner is as follows:

Property	Equity Contributed	Equity Interest

Stop & Shop — Bristol	$4,722,647	5.50%
Stop & Shop — Cumberland	$6,507,875	5.50%
Stop & Shop — Framingham	$5,230,828	5.50%
Stop & Shop — Malden	$7,197,205	5.50%
Stop & Shop — Southington	$6,289,891	5.50%
Stop & Shop — Swampscott	$6,245,536	5.50%
Stop & Shop — Sicklerville	$4,816,874	5.50%
Bi-Lo Store — Greenville	$2,419,144	5.50%

In connection with the closing of the transactions, we made capital contributions in exchange for controlling equity interests in the joint venture entities that own the properties.  We made the capital contributions funded out of working capital and from the proceeds of a loan obtained at the time of closing.  Each loan is secured by its corresponding property and requires interest only payments until maturity.  The loans are in the amounts, terms, and at the rates as follows:

Property	Amount	Term in Years	Rate

Stop & Shop — Bristol	$8,368,067	25	5.01
Stop & Shop — Cumberland	11,531,000	7	5.17
Stop & Shop — Framingham	9,268,514	25	5.17
Stop & Shop — Malden	12,752,742	7	5.17
Stop & Shop — Southington	11,145,000	7	5.17
Stop & Shop — Swampscott	11,066,477	25	5.17
Stop & Shop — Sicklerville	8,535,000	7	5.17
Bi-Lo Store — Greenville	4,286,000	7	5.17

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                These properties compete with other supermarket-anchored centers within the area and their economic performance could be affected by changes in local economic conditions.  The following table indicates the number of competitive supermarkets for each property in this portfolio at the time of acquisition:

Lessee	Competitive Supermarkets	County/Market Area

Stop & Shop — Bristol	22	Bristol, Providence & Boston
Stop & Shop — Cumberland	20	Providence
Stop & Shop — Framingham	29	Middlesex & Boston
Stop & Shop — Malden	37	Middlesex & Boston
Stop & Shop — Southington	4	Hartford/Hartford
Stop & Shop — Swampscott	37	Essex/Boston
Stop & Shop — Sicklerville	7	Camden/Philadelphia Metro
Bi-Lo Store — Greenville	11	Greenville/Greenville

                Each tenant leases 100% of the total gross area of its property in this portfolio.  None of these leases will expire within the next ten years. The leases require the respective tenants to pay base annual rent on a monthly basis as follows:

	Square	Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Feet	Options	Annum ($)	Beginning	To

Stop & Shop — Bristol	63,128	11/5 yr.	15.02	01/07	12/11
			15.53	01/12	12/16
			16.04	01/17	12/21
			16.55	01/22	12/26

Stop & Shop — Cumberland	85,799	11/5 yr.	15.23	01/07	12/11
			15.73	01/12	12/16
			16.23	01/17	12/21
			16.73	01/22	12/26

Stop & Shop — Framingham	64,917	11/5 yr.	16.18	01/07	12/11
			16.68	01/12	12/16
			17.18	01/17	12/21
			17.68	01/22	12/26

Stop & Shop — Malden	79,299	11/5 yr.	18.24	01/07	12/11
			18.71	01/12	12/16
			19.18	01/17	12/21
			19.65	01/22	12/26

Stop & Shop — Southington	64,948	11/5 yr.	19.45	01/07	12/11
			19.96	01/12	12/16
			20.47	01/17	12/21
			20.97	01/22	12/26

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	Square	Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Feet	Options	Annum ($)	Beginning	To
Stop & Shop — Swampscott	65,268	11/5 yr.	19.22	01/07	12/11
			19.72	01/12	12/16
			20.22	01/17	12/21
			20.72	01/22	12/26

Stop & Shop — Sicklerville	68,323	11/5 yr.	14.16	01/07	12/11
			14.66	01/12	12/16
			15.16	01/17	12/21
			15.66	01/22	12/26

Bi-Lo Store — Greenville	55,718	11/5 yr.	8.72	01/07	12/11
			9.22	01/12	12/16
			9.71	01/17	12/21
			10.21	01/22	12/25

The tenants for each respective property in this portfolio are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $4,013,300 in the aggregate.  The real estate taxes payable were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the depreciable basis in these properties is approximately $97.8 million.  The following table indicates the taxes, tax rates and estimated tax depreciation for each property.

	Real Estate	Real Estate	Income Tax
Property	Tax Amount ($)	Tax Rate (%)	Depreciation Basis
Stop & Shop — Bristol	113,209	10.25	10,600,000
Stop & Shop — Cumberland	94,648	10.75	14,700,000
Stop & Shop — Framingham	264,792	31.21	11,800,000
Stop & Shop — Malden	211,862	19.39	16,200,000
Stop & Shop — Southington	120,637	29.43	14,200,000
Stop & Shop — Swampscott	2,906,273	20.87	14,100,000
Stop & Shop — Sicklerville	243,353	43.69	10,800,000

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Bi-Lo Store — Greenville	58,526	30.47	5,400,000
Totals:	4,013,300		$97,800,000

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2002, 2003, 2004, 2005 and 2006.

Property	Occupancy Rate as of December 31, 2002 - 2006	Effective Annual Rental Per Square Foot ($) December 31, 2002 - 2006
Stop & Shop — Bristol	100%	14.51
Stop & Shop — Cumberland	100%	14.73
Stop & Shop — Framingham	100%	15.68
Stop & Shop — Malden	100%	17.77
Stop & Shop — Southington	100%	18.94
Stop & Shop — Swampscott	100%	18.72
Stop & Shop — Sicklerville	100%	13.66
Bi-Lo Store — Greenville	100%	8.22

Lincoln Mall.  On May 31, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Lincoln Mall.  MB REIT purchased this property from an unaffiliated third party, LB Lincoln Mall Holdings, LLC, for approximately $60.5 million in cash.  Lincoln Mall is located at 620 George Washington Highway in Lincoln, Rhode Island and contains approximately 379,132 gross leasable square feet, excluding ground lease space.   Lincoln Mall was originally constructed as an enclosed regional mall in 1974.  Beginning in 1999 with the demolition of a portion of the mall, the property underwent significant transformation and renovation with two phases completed in 2002 and 2005, respectively.  As of February 15, 2007, this property was approximately 97% occupied, with a total of approximately 367,856 square feet (excluding ground lease space) leased to forty-four tenants, including two ground lease tenants.  This property is part of the Warwick/Cranston retail market and, at the time of acquisition, competed with at least seven other retail centers within this market area for sales, tenants or both.

 Three tenants, Stop & Shop, Lincoln Educational Services and Marshalls, each lease 10% or more of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Stop & Shop	56,040	15	16.50	10/5 yr	09/05	08/10
			17.00		09/10	08/15
			17.50		09/15	08/20

Lincoln Educational Services	58,881	16	10.00	2/5 yr	05/04	05/14

Marshalls	39,239	10	7.88	3/5 yr	12/03	10/07
			8.38		10/07	10/12

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 and 2006 for the tax year ended December 2005 (the most recent tax year for which information is generally available) were approximately $764,409.  The real estate taxes payable were calculated by multiplying Lincoln Mall’s assessed value by a tax rate of 24.62%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	1	N/A	3,600	0.07%
2008	5	43,214	442,999	9.16%
2009	2	2,157	34,998	0.79%
2010	5	30,950	417,412	9.31%
2011	4	11,286	179,697	4.38%
2012	3	49,828	469,359	11.97%
2013	2	29,280	186,100	5.39%
2014	3	70,381	753,260	22.75%
2015	9	34,644	613,756	23.48%
2016	5	18,761	305,384	15.26

                The table below sets forth certain information with respect to the occupancy rate at Lincoln Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The historical information relating to the occupancy of the property for 2001 was not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	93%	13.25
2005	78%	13.14
2004	71%	12.72
2003	57%	11.54
2002	55	11.67

For federal income tax purposes, the depreciable basis in this property is approximately $45.4 million.

Shakopee Shopping Center.  On April 6, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center.  MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million.  The center contains approximately 103,442 gross leasable square feet, and is

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located at 1698 Vierling Drive in Shakopee, Minnesota.  Shakopee Shopping Center was built in 2000 and retrofitted in 2004.  As of February 15, 2007, this property was 100% occupied, with a total of approximately 103,442 square feet leased to two tenants.  This property is located in the Minneapolis/St. Paul market and the southwest submarket.  At the time of acquisition, this property competed with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

Two tenants, Roundy’s and Gold’s Gym, each lease more than 10% of the total gross leasable area of the property.  None of the leases at this property expire in any of the next ten years.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	4/5 yr	11/03	12/25

Gold’s Gym	35,972	35	8.76	2/5 yr	04/06	03/11
			9.23		04/11	03/16
			10.17		04/16	03/20

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.  The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.  Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600.  The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	11.49
2005	100%	9.48
2004	65%	12.95

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million.

Canfield Plaza.  On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,958 gross leasable square feet.  MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million.  The center is located at 525 East Main Street in Canfield, Ohio.  Canfield Plaza was built in 1961 and substantially renovated in 1999.  As of February 15, 2007, this property was 88% occupied, with a total of approximately 88,744 square feet leased to ten tenants.  This property is located in a primary trade area the center of which is southeast of Youngstown,

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Ohio and, at the time of acquisition, competed with approximately 36 other retail centers within this area for sales, tenants or both.

Two tenants, Giant Eagle and Dollar Tree, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Giant Eagle	58,449	58	11.25	6/5 yr	06/99	06/19

Dollar Tree	10,074	10	6.50	2/5 yr	03/02	03/07
			7.00		04/07	03/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345.  The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	2	4,065	57,780	6.20%
2009	3	5,112	71,568	8.13%
2010	—	—	—	—
2011	—	—	—	—
2012	1	10,074	70,518	9.82%
2013	—	—	—	—
2014	1	6,051	60,510	8.43%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	88%	10.91
2005	88%	10.88
2004	85%	10.85

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2003	74%	10.80
2002	74%	10.64

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million.

Southgate Apartments.  On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments. MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million. The property has eleven three-story apartment buildings containing 256 apartment units and thirty-three garage spaces.  There are 116 one-bedroom units and 140 two-bedroom units.  Some of the units are two levels with a loft area.  The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky.  Southgate Apartments was built during 2001 and 2002.  As of February 15, 2007, this property was 91% occupied, with approximately 233 units leased.   This property is located in the metropolitan Louisville market and South Central submarket.  At the time of acquisition, there were at least five comparable apartment rental properties in the submarket that might compete with this property.

No tenant occupies 10% or more of the rentable square footage.  Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.  Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,300.  The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	202	187,891	1,787,913	93.00%
2008	16	13,761	127,320	100.00%

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2006	91%	9.19
2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

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For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million.

Hunting Bayou.  On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet.  MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million.  The center is located at 11410-11430 I-10 East in Jacinto City, Texas. Hunting Bayou was built in 1985.  As of February 15, 2007, this property was 94% occupied, with approximately 125,185 square feet leased to twenty-one tenants, including Chase Bank ATM.   This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than 10% of the total gross leasable area of the property.  24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities.  MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second language.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24 Hour Fitness	43,460	33	9.80	4/5 yr	11/05	01/14
MTI College of Business	33,650	25	7.50	1/5 yr	05/04	05/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000.  The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

		Approx. Gross	Total Annual	% of Total
		Leasable Area	Base Rental	Annual Base
	Number of	of Expiring	Income of	Rental Income
Year Ending	Leases	Leases	Expiring Leases	Represented by
December 31	Expiring	(Sq. Ft.)	($)	Expiring Leases
2007	3	10,095	133,007	10.28%
2008	2	5,660	82,116	7.04%
2009	5	38,625	343,545	31.68%
2010	5	6,225	107,535	14.29%
2011	3	14,885	116,476	18.06%
2012	—	—	—	—

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2013	—	—	—	—
2014	1	43,460	426,000	80.63%
2015	2	6,235	102,365	100.00%
2016	—	—	—	—

                The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year ending December 31	December 31	Per Square Foot ($)
2006	95%	10.38
2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37

For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million.

Lakewood Shopping Center.  On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 149,077 gross leasable square feet, including ground lease space.  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida. Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004.  As of February 15, 2007, this property was 98% occupied with approximately 144,677 square feet leased to thirty tenants (including ground lease tenants).  This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate.  There were four new or proposed developments within this submarket as of July 2005 and eleven retail centers that were built or under construction in 2004 within Broward County, each of which might compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million.  Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash.  The annual interest rate of the loan is fixed at 6.01% per annum.  The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024.  The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  Until ninety days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty days prior and payment of a prepayment premium.  Within 90 days of maturity, prepayment may be made in full without a prepayment premium.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than 10% of the total gross leasable area of this property.  Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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			Base Rent Per
	Approximate	% of Total	Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Marshalls	29,923	20	8.25	3/5 yr	08/02	08/07
			9.00		09/07	08/12
Walgreens	14,490	10	19.46	—	11/02	11/77(1)

(1)             Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000.  The amount of real estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

The following table sets forth certain information with respect to leases the expiration of leases currently in place at the property:

		Approx. Gross		% of Total Annual
	Number of	Leasable Area of	Total Annual Base	Base Rental Income
Year Ending	Leases	Expiring Leases	Rental Income of	Represented by
December 31	Expiring	(Sq. Ft.)	Expiring Leases ($)	Expiring Leases
2007	2	5,635	228,897	11.36%
2008	9	29,435	496,033	27.56%
2009	6	18,852	294,323	22.31%
2010	4	8,300	140,888	13.61%
2011	1	7,410	25,600	3.19%
2012	2	31,113	287,762	36.93%
2013	1	8,100	102,915	20.82%
2014	2	5,680	111,209	28.28%
2015	—	—	—	—
2016	—	—	—	—

                The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental Per
Year Ending December 31	December 31	Square Foot ($)
2006	86%	15.33
2005	97%	12.67
2004	96%	12.13
2003	85%	11.59

For federal income tax purposes, the depreciable basis in this property is approximately $20 million.

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Thermo Process Systems Office/Warehouse & Distribution Facility.  On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems.  MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million.  The property contains approximately 150,000 gross leasable square feet, and is located at 1410 Gillingham Lane in Sugar Land, Texas.  The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases 100% of the total gross leasable area of the property.  However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leasable square feet.  The remaining 26,000 gross leasable square feet can be used by the tenant but they are not obligated to pay rent.  At the time of acquisition, this property competed with five industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Renewal	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Beginning	To
Thermo Process Systems	150,000	100	1/5 yr.	6.40	12/05	9/10
		7.04			10/10	11/15

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000.  The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

		Approx. Gross	Total Annual Base	% of Total Annual
		Leasable Area of	Rental Income of	Base Rental Income
Year Ending	Number of Leases	Expiring Leases	Expiring Leases	Represented by
December 31	Expiring	(Sq. Ft.)	($)	Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	150,000	1,056,000	100%
2016	—	—	—	—

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million.

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Stop & Shop.  On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet.  The building is located at 5 St. Andrews Road in Hyde Park, New York.  The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately 67%. We made a capital contribution to the joint venture funded out of working capital and from the proceeds of a loan obtained at the time of closing.  The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000.  The real estate taxes payable were calculated by multiplying Stop & Shop — Hyde Park’s assessed value by a tax rate of 38.61%.

The lease does not expire within the next ten years.  The lease requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
The Stop & Shop Supermarket Company	52,500	100	17.71	10/5 yr.	12/04	11/07
			18.71		12/07	11/12
			19.71		12/12	11/17
			20.71		12/17	11/22
			21.71		12/22	11/25

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	100%	17.71
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71

                For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million.

Monadnock Marketplace.  On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace.  MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately

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$48.8 million.  The property contains approximately 200,633 gross leasable square feet.  The center is located at 20 Ashbrook Road in Keene, New Hampshire.  Monadnock Marketplace was built between 2003 and 2005.  As of February 15, 2007, this property was 100% occupied, with a total of approximately 200,633 square feet leased to twelve tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent Per
	GLA Leased	% of Total	Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum ($)	Option	Beginning	To
Price Chopper	73,883	37	17.89	4/5 yr	11/05	12/25
Michaels	21,718	11	16.25	3/5 yr	10/05	10/20
Bed, Bath & Beyond	20,900	10	13.50	3/5 yr	10/03	01/14
			13.75		02/14	01/19
Circuit City	20,413	10	16.00	5/5 yr	10/05	01/17

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.   Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000.  The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,900	43,700	1.27%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	9,590	171,181	5.03%
2014	—	—	—	—
2015	3	23,585	405,250	12.41%
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	100%	17.00
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.6 million.

Cinemark 12—Silverlake.  On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet.  The building was built in 2004.  One tenant, Cinemark, leases 100% of the total gross leasable area of the building.  At the time of acquisition, this property competed with five other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc. to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.3 million.  This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc.  Inland American Acquisitions repaid this loan using the proceeds from the assignment.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per
	GLA Leased	Total	Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum	Options	Beginning	To
Cinemark	38,910	100	16.00	4/5 yr	07/05	06/10
			16.50		07/10	06/15
			17.00		07/15	06/20
			17.50		07/20	06/25

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	100%	16.00
2005	100%	16.00

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Triangle Center.  On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 253,064 gross leasable square feet.  The center is located at 1305 Ocean Beach Highway in Longview, Washington.  Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005.  As of February 15, 2007, this property was 99% occupied, with a total of approximately 250,614 square feet leased to thirty-eight tenants.  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million. A third party escrow agent retains master lease funds for approximately 2,800 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s lease has been approved by MB REIT and the tenant has moved into its spacee and rent has commenced.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ace Hardware	31,574	13	8.80	3/5 yr.	12/04	11/09
			9.68		12/09	11/14
Ross Dress for Less	29,793	12	Abated	4/5 yr.	12/04	05/05
			9.50		06/05	01/11
			10.00		02/11	01/16
Triangle Bowl	30,000	12	3.50	2/5 yr.	09/05	08/10
			4.00		09/10	08/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875.  The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576%.

The following tables set forth certain information with respect to the expiration of leases: currently in place at the property

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	2,500	46,980	1.62%

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2008	1	3,600	62,986	2.19%
2009	7	16,966	251,560	8.80%
2010	9	22,969	481,424	18.01%
2011	7	30,130	291,546	13.90%
2012	—	—	—	—
2013	—	—	—	—
2014	1	31,574	305,640	15.98%
2015	7	73,646	817,220	51.72%
2016	3	59,157	658,280	83.27%

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	99%	11.57
2005	95%	11.01
2004	36%	10.63

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million.

Bay Colony Town Center.  On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 92,200 of gross leasable square feet, excluding ground lease space.  The center is located at 1807 FM 646 in League City, Texas.  Bay Colony Town Center was built in 2004.  As of February 15, 2007, this property was 88% occupied, with approximately 80,737 square feet, excluding ground lease space, leased to twenty-four tenants, including two ground lease tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $4.5 million remains in a separate escrow to fund a future earnout regarding 14,103 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent.  The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Three tenants, HCA Hospital, University of Texas Medical Branch and Walgreens, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per		Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Renewal Options	Beginning	To
Mainland Medical Center	10,000	11	18.00	—	02/05	02/10
The University of Texas Medical Branch	9,920	11	22.00	—	03/05	03/10
			23.00	—	04/10	03/15
Walgreens	14,820	16	20.71	—	11/05	09/80	(1)

(1)                                  Walgreens has an option to terminate the lease on September 30, 2030, and a similar option every five years thereafter until September 30, 2075, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.   Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000.  The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	3	5,639	144,352	5.83%
2010	8	21,725	460,094	19.25%
2011	2	6,654	129,382	6.70%
2012	1	2,787	55,740	3.10%
2013	—	—	—	—
2014	—	—	—	—
2015	6	21,972	523,071	29.33%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

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Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	89%	29.39
2005	82%	30.33
2004	50%	36.54

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million.

Tomball Town Center.  On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 63,258 of gross leasable square feet (excluding ground lease space).  The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas.  Tomball Town Center was built in 2004.  As of February 15, 2007, this property was 71% occupied, with approximately 45,024 square feet leased to twenty tenants (including one ground lease tenant).  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Hollywood Video, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Hollywood Video	6,100	10	21.50	4/5 yr	02/05	02/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000.  The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	3,500	79,100	6.86%
2010	9	19,962	454,663	41.31%
2011	2	3,400	74,800	11.37%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	5	15,762	380,460	64.08%
2016	1	2,400	73,272	34.36%

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	81%	22.28
2005	72%	22.03
2004	37%	22.55

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million.

Walgreens.  On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens.  MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million.  The property contains approximately 14,560 of gross leasable square feet.  The building is located at National and Cherokee in Springfield, Missouri.  The building was built in 2003.  One tenant, Walgreens, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

The lease with Walgreens requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum, ($)	Options	Beginning	To
Walgreens	14,560	100	21.66	—	01/06	01/73	(1)

(1)                                  Walgreens has the option to terminate its lease as of January 31, 2031 upon giving four months prior notice to the lessor and, to the extent that the lease remains in effect, additional options to terminate every five years thereafter upon giving four months prior notice.

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In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000.  The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72%.

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	100%	21.66
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million.

Stables at Town Center.  On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 98,148 gross leasable square feet, excluding ground lease space.  The center is located at 8765 Spring Cypress in Corpus Christi, Texas.  Stables at Town Center was built between 2001 and 2002.  As of February 15, 2007, this property was 88% occupied, with approximately 86,581 square feet, excluding ground lease space, leased to thirty-one tenants, including one ground lease tenant.  At the time of acquisition, this property was subject to competition from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-S 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $1.4 million remains in a separate escrow to fund a future earnout regarding 6,367 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Walgreens	14,490	15	19.25	—	04/02	04/62(1)

(1) Walgreens has the option to terminate its lease as of April 30, 2022 upon giving six months prior notice to the lessor and, to the extent that the lease remains in effect, additional options to terminate every five years thereafter upon giving six months prior notice.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000.  The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)
2007	2	6,400	118,750	6.70%
2008	5	13,353	246,695	15.41%
2009	4	10,700	198,576	14.05%
2010	5	9,202	187,761	14.98%
2011	6	15,118	304,233	33.21%
2012	3	5,121	109,717	14.64%
2013	1	2,449	46,531	6.89%
2014	—	—	—	—
2015	2	4,448	92,908	14.78%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	93%	19.99
2005	87%	21.00
2004	73%	21.29
2003	70%	21.40
2002	63%	21.82

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million.

Cinemark — Webster.  On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster.  MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million.

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The property contains approximately 80,000 of gross leasable square feet.  The building is located at 20915 Gulf Freeway in Webster, Texas.  The building was built in 2001.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

The lease with this Cinemark requires the tenant to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate GLA Leased	% of Total	Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To

Cinemark	80,000	100	12.94	4/5 yr.	08/00	02/21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount. Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911.  The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904% for county and 1.775% for city taxes, respectively.

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	100%	12.94
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.8 million.

Friendswood Shopping Center.  On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space).  The center is located at 140 West Parkway in Friendswood, Texas.  Friendswood Shopping Center was built in 2000.  As of February 15, 2007, this property was 90% occupied, with a total of approximately 60,560 square feet, excluding ground lease space, leased to fourteen tenants, including one ground lease tenant.  At the time of acquisition, this property was subject to competition from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million of which approximately $1.0 million remains in a separate escrow to fund a future earnout of 5,442 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the seller has met their contractual obligation for these spaces. The

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escrow is maintained by the escrow agent for a period not to exceed thirty-six months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds are released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	35,684	53	12.88	3/5 yr.	10/05	09/10
			14.42		10/10	09/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007.  The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52% for both county and city taxes.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	1	1,209	16,500	1.79%
2008	1	2,701	41,865	4.63%
2009	2	5,119	76,785	8.89%
2010	1	5,867	88,005	10.45%
2011	5	8,461	151,877	20.06%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	35,684	514,563	84.50%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

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Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	98%	15.10
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.8 million.

Lake View Technology Center I.  On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million.  The center contains approximately 110,007 of gross leasable square feet.  The building is located at 115 Lakeview Parkway in Suffolk, Virginia.  Lake View Technology Center I was built in 2001 and was expanded during 2004.  At the time of acquisition, this property competed with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million.  The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred.  MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc.  The membership interest was transferred to MB REIT for no consideration.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  This loan was subsequently repaid on December 6, 2005 by MB REIT.  On January 24, 2006, MB REIT obtained financing in the amount of approximately $14.5 million.  The loan requires interest only payments at an annual rate of 4.90% and matures in February 2011.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.61		06/06	04/07
			19.09		05/07	05/07
			19.61		06/07	05/14

GSA - U.S. Joint Forces Command	41,677	38	23.41	2/1 yr.	10/04	09/09
			26.27		10/09	10/09
			26.82		11/09	10/14

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 and 2006

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for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	2	110,007	2,457,889	100%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31	December 31	Per Square Foot ($)
2006	100%	20.43
2005	100%	20.22
2004	100%	20.22

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.

Atascocita Shopping Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center.  MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million.  The property contains approximately 46,226 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of February 15, 2007, this property was 98% occupied, with approximately 46,146 square feet leased to seven tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24-Hour Fitness	37,264	79	13.00	3/5 yr	07/00	07/05
			14.50		08/05	07/10
			16.00		08/10	07/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	3	3,600	64,200	8.55%
2011	3	5,362	90,243	13.15%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	37,264	596,224	100.00%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	98%	14.99
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.

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Cypress Town Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,000 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  Cypress Town Center was built in 2003.  As of February 15, 2007, this property was 94% occupied, with approximately 51,720 square feet leased to twenty-four tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Total Renal Care	5,950	11	18.00	—	11/05	11/10
			19.80		12/10	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	6	10,010	185,710	18.35%
2009	5	14,050	266,750	32.11%
2010	5	5,950	111,825	19.45%
2011	1	2,100	35,700	7.65%
2012	1	2,450	47,775	11.09%
2013	3	7,010	177,518	46.33%
2014	1	2,100	56,350	27.40%
2015	2	8,050	149,310	100.00%
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	94%	19.11
2005	94%	18.95

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.

Bridgeside Point Office Building.  On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International.  MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.5 million.  The property contains approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  The building was built in 2001.  One tenant, Fisher Scientific International, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Fisher Scientific International requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent Per
	GLA Leased	% of Total	Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Fisher Scientific International	153,110	100	16.00	2/5 yr.	10/06	09/11
			18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41%.

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	16.00
2005	100%	14.25
2004	100%	14.25
2003	100%	14.25
2002	100%	12.64

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.6 million.

Winchester Town Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center.  MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million.  The center contains approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of February 15, 2007, this property was 92% occupied, with approximately 16,500 square feet leased to nine tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Washington Mutual Bank, The Noodle House and Advances in Vision, lease more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Washington Mutual Bank	3,500	19	22.00	3/5 yr.	03/05	02/10

Advances in Vision	2,400	13	16.50	1/5 yr.	9/05	09/06
			17.50		10/06	09/07
			18.50		10/07	09/08
			19.50		10/08	09/09
			20.50		10/09	09/10

The Noodle House	2,400	13	13.20	2/5 yr.	02/06	02/06
			18.00		03/06	02/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	12,500	252,800	77.64%

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2011	2	4,000	72,800	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	92%	19.30
2005	69%	19.46

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.6 million.

Antoine Town Center.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center. MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million.  The center contains approximately 36,007 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of February 15, 2007, this property was 95% occupied, with approximately 34,030 square feet (excluding ground lease space) leased to eighteen tenants (including three ground lease tenants).  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Nothing Over $1.00 Store	6,000	17	13.50	1/5 yr.	04/05	03/08

CICI’s Pizza	4,500	12	15.00	2/5 yr.	03/03	03/08
			16.50		04/08	03/13

Cato Corporation	4,000	11	12.00	2/5 yr.	11/04	01/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real

151

estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	7	15,900	263,925	35.58%
2009	2	3,580	62,360	13.04%
2010	1	4,000	48,000	11.55%
2011	—	—	—	—
2012	1	1,300	27,208	7.40%
2013	3	9,250	168,300	47.09%
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	68%	18.82
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.4 million.

Ashford Plaza.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza.  MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million.  The center contains approximately 33,094 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  Ashford Plaza was built in 1980.  As of February 15, 2007, this property was 84% occupied, with approximately 27,739 square feet. excluding ground lease space, leased to sixteen tenants, including two ground lease tenants.  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

152

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Christine’s Salon	3,833	12	10.20	1/5 yr.	06/01	11/09

Better Image Photography	5,850	18	10.20	1/5 yr.	10/05	10/07
			10.80		11/07	10/09
			11.40		11/09	10/10
			12.00		11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	7.56		07/06	06/07
			7.80		07/07	06/08
			8.16		07/08	06/09
			8.40		07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	8.40		07/05	06/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	1,950	18,135	5.59%
2008	2	2,580	26,316	8.50%
2009	3	6,393	63,673	22.02%
2010	3	7,711	76,888	33.50%
2011	4	3,255	42,849	28.07%
2012	2	5,850	109,800	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

153

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	77%	11.24
2005	77%	11.04

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

Highland Plaza.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza.  MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million.  The center contains approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  Highland Plaza was built in three phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of February 15, 2007, this property was 98% occupied, with approximately 72,350 square feet leased to twenty-one tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	35,357	48	17.00	3/5 yr.	04/04	04/19

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	3	4,126	80,638	6.86%
2009	8	10,200	181,080	16.40%
2010	1	1,050	20,475	2.22%
2011	2	1,879	36,641	4.05%
2012	—	—	—	—

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2013	3	9,298	169,918	19.60%
2014	1	3,120	96,096	13.78%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot (4)
2006	96%	17.54
2005	100%	17.71
2004	99%	17.60

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.

West End Square.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 43,171 of gross leasable square feet.  MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million.  The center is located at 2201 Highway Six South in Houston, Texas.  West End Square was built in 1980.  As of February 15, 2007, this property was 78% occupied, with approximately 33,556 square feet leased to twelve tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, Weddings by Debbie, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Weddings by Debbie	14,076	33	10.80	1/5 yr.	10/06	09/08
			11.40		10/08	09/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants  only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

155

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	2,000	22,800	6.04%
2008	2	3,325	37,095	10.17%
2009	3	16,186	181,820	55.22%
2010	3	6,172	73,141	49.27%
2011	2	5,873	75,316	100%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	78%	11.06
2005	100%	10.26
2004	88%	10.21

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

SBC Center.  On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  The commercial office complex which consists of three buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with four office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million.  On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.  Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214%.

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The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.56
2005	100%	13.42

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.

Cinemark — Jacinto City.  On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City.  MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million.  The building contains approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

The lease with Cinemark requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent per Square Foot per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To

Cinemark	68,000	100	10.09	4/5 yr.	05/98	05/18

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149%.

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	10.09
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.6 million.

11500 Market Street Building.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building.  MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000.  The building contains approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Houston Texas.  The building was built in 1987.  One tenant, Magnum Staffing, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of	Base rent per square Foot per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Total GLA	Annum	Options	Beginning	To
Magnum Staffing	2,719	100	13.52	—	11/05	10/08
			14.16		11/08	10/10

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	2,719	38,504	100%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.52
2005	100%	13.52
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.

Blackhawk Town Center.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center.  MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. The center contains approximately 34,128 of gross leasable square feet, excluding ground lease space.  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  Blackhawk Town Center was built in 2005.  As of February 15, 2007, this property was 100% occupied, with approximately 34,128 square feet, excluding ground lease space, leased to twelve tenants, including one ground lease tenant.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Two tenants, Walgreens and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Total GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	43	24.97	—	04/05	04/80	(1)

Bank of America	4,400	13	49.43	6/5 yr	04/05	03/10
			54.38		04/10	03/15
			59.81		04/15	03/20
			65.79		04/20	03/25

(1)  Walgreens has an option to terminate the lease on April 30, 2030, and a similar option every five years thereafter until April 30, 2075, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	11,868	268,545	28.18%
2011	1	1,520	36,480	5.33%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	1,520	38,760	5.77%

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	44.49
2005	96%	27.09

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.

Carver Creek Shopping Center.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in Dallas, Texas.  Carver Creek Shopping Center was built in 1985.  As of February 15, 2007, this property was 71% occupied, with approximately 23,732 square feet leased to two tenants.  The leases with these tenants require the tenant to pay annual base rent.  At the time of acquisition, this property competed with four retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

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Two tenants, Progressive Child Development and the State of Texas, each lease more than 10% of the total gross leasable area of the property.

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
State of Texas Department of Human Services	18,402	55	9.64	4/1 yr.	09/05	08/11

Progressive Child Development	5,330	16	6.36	—	08/98	09/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	5,330	33,899	16.04%
2011	1	18,402	177,384	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	71%	8.90
2005	71%	9.24
2004	100%	9.44
2003	100%	9.44

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2002	100%	9.44

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.

Chili’s.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Chili’s, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with six full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Chili’s requires the tenant to pay annual base rent on the ground lease on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

Chili’s (Ground Lease)	N/A	100	63,500	4/5 yr.	10/03	09/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	N/A	63,500	100.00%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

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Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	11.60
2005	100%	11.60
2004	100%	11.60
2003	100%	11.12
2002	100%	10.96

Joe’s Crab Shack.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Joe’s Crab Shack, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with six full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To
Joe’s Crab Shack (Ground Lease)	N/A	100	87,450	4/5 yr.	08/03	07/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991%.

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	12.01
2005	100%	12.01
2004	100%	12.01
2003	100%	11.55
2002	100%	10.92
2001	100%	10.92

Eldridge Town Center.  On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center.  MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million.  The center contains approximately 71,778 of gross leasable square feet (excluding ground lease).  The center is located at 12442 FM 1960 West in Houston, Texas.  Eldridge Town Center was built in 2000.  As of February 15, 2007, this property was 100% occupied, with approximately 71,778 square feet (excluding ground lease space) leased to twenty-eight tenants (including two ground lease tenants).  At

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the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, Petco, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Petco	13,440	19	13.50	3/5 yr.	06/02	06/07
			TBD		07/07	01/13

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	6	8,886	167,301	10.99%
2008	4	13,212	231,845	17.06%
2009	1	1,604	29,193	2.56%
2010	7	10,299	226,516	20.30%
2011	3	8,457	180,281	20.14%
2012	3	12,036	241,857	33.45%
2013	1	13,440	181,440	37.71%
2014	1	1,500	33,000	11.01%
2015	—	—	—	—
2016	—	—	—	—

                The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	20.92
2005	100%	18.63

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2004	98%	18.34
2003	93%	17.64
2002	81%	17.57
2001	31%	17.47

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.

NTB Eldridge.  On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge.  MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. The ground lease is located at 12150 FM 1960 West in Houston, Texas.  The building on this ground lease property was built in 2003.  One tenant, NTB Eldridge, leases 100% of the total gross leasable area of this ground lease property.  At the time of acquisition, this property competed with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Current Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

NTB Eldridge (Ground Lease)	N/A	100	65,000	5/5 yr.	08/03	08/08
					09/08	08/13
					09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000.  The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261%.

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	10.33
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center.  On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet.  The building is located at 3301 Pollok Drive, Conroe, Texas.  The building was constructed during 2005. One tenant, McKesson Corporation, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

165

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash.  On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million.  The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
McKesson Corporation	162,613	100	4.07	4/4 yr.	10/05	10/10
			4.47		11/10	05/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000.  The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877%.

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	4.07
2005	100%	4.07

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million.

Windermere Village.  On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 25,200 of gross leasable square feet.  The center is located at Eldridge Parkway and FM 1960 in Houston, Texas.  Windermere Village was built in 2004.  As of February 15, 2007, this property was approximately 73% occupied, with approximately 18,320 square feet leased to eleven tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $800,000 remains in a separate escrow to be paid to the seller for 2,000 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

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One tenant, Pei Wei Asian Diner leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Pei Wei Asian Diner	3,200	13	26.56	2/5 yr.	11/04	11/09
			29.06		12/09	11/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000.  The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,200	27,600	6.36%
2010	6	9,120	209,390	51.03%
2011	2	3,200	68,320	34.00%
2012	—	—	—	—
2013	—	—	—	—
2014	1	3,200	92,992	70.13%
2015	1	1,600	39,600	100.00%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	73%	22.43
2005	81%	23.52
2004	20%	25.04

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million.

Woodforest Square Shopping Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center.  The center contains approximately 30,866 of gross leasable square feet, and is located at 180 Uvalde B in Houston, Texas.  Woodforest Square Shopping Center was built in 1980.  As of February 15, 2007, this property was 93% occupied, with a total of approximately 28,666 square feet leased to eleven tenants. At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million, of which approximately $712,000 was placed in a separate escrow to be paid to the seller for 9,100 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Three tenants, Mr. Gatti’s Pizza, Clean Scene Washateria and Illusion Reception Hall each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Mr. Gatti’s Pizza	2,800	9	12.00	—	10/05	01/08

Mr. Gatti’s Pizza	3,500	11	12.00	—	10/05	01/08

Clean Scene Washateria	4,200	14	3.60	—	01/06	12/07

Illusion Reception Hall	5,980	19	7.20 9.00	—	02/07 11/07	10/07 10/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000.  The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	6,741	36,666	14.86%
2008	3	8,540	98,910	46.67%
2009	1	5,980	42,840	37.90%
2010	3	3,885	37,842	53.92%
2011	2	3,550	32,340	100.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	67%	8.43
2005	78%	8.33
2004	87%	8.49
2003	81%	6.56

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million.

Willis Town Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 gross leasable square feet.  The center is located at 904 West Montgomery in Willis, Texas.  Willis Town Center was built in 2000.  As of February 15, 2007, this property was 87% occupied, with a total of approximately 15,240 square feet leased to nine tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $700,000 remains in a separate escrow to be paid to the seller for 2,300 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The

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purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

M.G.A.	3,220	18	15.00	2/3 yr.	11/02	10/09

Time Cleaners	2,000	11	17.00	1/5 yr.	01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	1/5 y - 5/1 yr.	06/04	05/07
			17.05		06/07	05/12

Texas Hair Express	1,920	11	17.25	1/5 yr.	12/06	11/07
			17.75		12/07	11/08
			18.25		12/08	11/09
			18.75		12/09	11/10
			19.25		12/10	11/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000.  The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	3,220	48,300	17.69%
2010	—	—	—	—
2011	5	7,520	139,726	60.34%
2012	1	2,000	34,100	37.13%
2013	1	1,000	23,100	40.00%
2014	—	—	—	—

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2015	—	—	—	—
2016	1	1,500	34,650	100.00%

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	87%	17.16
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million.

Saratoga Town Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet, excluding ground lease space.  MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million.  The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas.  Saratoga Town Center was built in 2004.  As of February 15, 2007, this property was 98% occupied, with a total of approximately 56,782 square feet, which excludes ground lease space, leased to twenty-one tenants, which includes one ground lease tenant.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Two tenants, Utopia World Cuisine and Petco, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Utopia World Cuisine	5,918	10	18.34	1/5 yr.	03/05	02/07
			18.94		03/07	02/08
			19.54		03/08	02/10

Petco	13,500	23	14.00	3/5 yr.	07/04	12/09
			TBD		01/10	01/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000.  The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	9	18,126	337,756	30.34%
2010	6	14,718	282,078	35.72%
2011	1	2,100	41,580	8.15%
2012	—	—	—	—
2013	—	—	—	—
2014	3	8,338	175,901	37.51%
2015	1	13,500	189,000	62.18%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	98%	19.26
2005	95%	17.64
2004	70%	17.18

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million.

6234 Richmond Avenue.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 25,601 of gross leasable square feet.  The office building is located at 6234 Richmond Avenue in Houston, Texas.  The building was built in 1972.  As of February 15, 2007, this property was 61% occupied, with a total of approximately 15,701 square feet leased to three tenants.  At the time of acquisition, this property competed with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million, of which approximately $1.2 million was placed in a separate escrow to be paid to the seller for 9,900 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The

172

purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	6,000	23	11.67	—	06/06	05/08

6447 Corporation	8,781	34	16.13	1/5 yr.	02/03	01/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000.  The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the properties:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	6,000	69,996	33.08%
2009	1	8,781	141,600	100.00%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

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Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	61%	14.24
2005	61%	14.24
2004	94%	14.17
2003	94%	13.80
2002	94%	11.54

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.

Paradise Shops of Largo.  On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,641 of gross leasable square feet.  The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida.  Paradise Shops of Largo was newly constructed during 2005.  As of February 15, 2007, this property was 100% occupied, with a total of 54,641 square feet leased to six tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash.  On December 7, 2005, MB REIT obtained financing in the amount of approximately $7.3 million.  The loan requires interest only payments at an annual rate of 4.88% and matures January 2011.

One tenant, Publix Super Markets, leases more than 10% of the total gross leasable area of this property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Publix Super Markets	44,841	82	13.80	—	07/05	07/25

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000.  The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

174

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	4	8,400	212,091	24.22%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	1,400	49,280	7.38%

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	15.99%
2005	97%	15.51%

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million.

Pinehurst Shopping Center.  On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet.  The center is located at 8005 FM 1960 East in Humble, Texas.  Pinehurst Shopping Center was built in 1984.  As of February 15, 2007, this property was 66% occupied, with a total of approximately 26,322 square feet leased to seventeen tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

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No tenants lease more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000.  The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	4,536	44,806	17.15%
2008	5	9,240	85,878	39.48%
2009	2	1,806	18,905	14.18%
2010	6	7,254	72,546	62.87%
2011	—	—	—	—
2012	3	3,486	43,858	100.00%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	64%	9.72
2005	70%	8.20
2004	58%	5.68

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

6101 Richmond Building.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building.  MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. The property contains approximately 19,230 of gross leasable square feet.  The office building is located at 6101 Richmond Avenue in Houston, Texas.  The building was built in 1994. One tenant, Wild West Club, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

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The lease with Wild West Club requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Wild West Club	19,230	100	12.92	2/5 yr.	03/03	02/08

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200.  The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	19,230	248,400	100.00%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	12.92
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.

24 Hour Fitness Center.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness — Woodlands.  MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million.  The building contains approximately 45,906 of gross leasable square feet.  The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas.  The building was built in 2001.  One tenant, 24-Hour Fitness, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with 24-Hour Fitness requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
24-Hour Fitness	45,906	100	19.84	3/5 yr.	06/02	06/07
			21.82		07/07	06/12
			24.01		07/12	06/17

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633%.

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	19.84
2005	100%	19.84
2004	100%	19.84
2003	100%	19.84
2002	100%	11.57

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million.

24 Hour Fitness Center.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones.  MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million.  The center contains approximately 85,000 of gross leasable square feet.  The center is located at 21602 Tomball Parkway in Houston, Texas.  The building was built in 1984 and renovated during 2001.  As of February

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15, 2007, this property was 100% occupied, with a total of approximately 85,000 square feet leased to five tenants.  At the time of acquisition, this property competed with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

Four tenants, 24-Hour Fitness, Hapkido UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	34,950	41	16.58	3/5 yr.	01/06	12/10
			18.57		01/11	12/15

Hapkido UMA Taekwondo	10,050	12	5.00		06/06	05/08
			5.50		06/08	05/10
			6.00		06/10	05/12
			6.50		06/12	05/13

Greg Majors Auctions	9,000	11	5.07		04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13		04/05	04/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	16,000	88,596	11.10%
2010	1	24,000	75,000	10.49%
2011	—	—	—	—
2012	—	—	—	—
2013	1	10,050	65,325	9.15%
2014	—	—	—	—
2015	1	34,950	648,900	100.00
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	92%	9.62
2005	100%	8.96
2004	72%	11.17
2003	61%	11.32
2002	41%	13.20
2001	41%	13.71

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million.

Leasehold Interests

                We have acquired the following leasehold interests:

3900 Market Street.  On March 7, 2007, we, through a wholly owned subsidiary, entered into a joint venture with Utley Residential Company, L.P. (“Utley”), an unaffiliated third party, to lease from University City Associates, a Pennsylvania nonprofit corporation (“UCA”), pursuant to a ground lease, the property known as 3900 Market Street, located in Philadelphia, Pennsylvania.  Under the ground lease, a subsidiary of the joint venture entity will undertake to construct a university student rental apartment community and retail/commercial complex that will house no more than 500 residents, and that will include a club room and meeting room (the “Complex”).  The Complex will contain approximately 166,400 leaseable square feet of residential space, divided into approximately 154 apartments, and approximately 44,000 leaseable square feet of retail/commercial space.  The lessee of the ground lease will enter into agreements with certain affiliates of Utley, under which those affiliates will assist in the development and management of the Complex.

The term of this ground lease will begin when the parties to the lease have satisfied certain commencement conditions, and will end on the date that is sixty-five years after the date on which UCA receives the first payment of base rent from the lessee.  The lessee is obligated under the lease to pay to UCA quarterly base rent equal to (i) 4% of the residential gross revenue for that quarter plus (ii) 8% of the retail gross revenue for that quarter.  In addition to the base rent, the lessee is required to pay 20% of the net cash flow.  No base rent will be payable for the portion of the term occurring prior to the payment in full of the lessee’s share of the construction costs.

                We are required to make an aggregate capital contribution of approximately $28.3 million to the joint venture, or 90% of the aggregate capital commitment, of which we have contributed approximately $2.5 million to date.  Utley is required to make an aggregate capital contribution of approximately $3.1 million to the joint venture, or 10% of the aggregate capital commitment, of which it has contributed approximately $0.3 million to date.  We and Utley first will receive, on a pro rata basis, a preferred return equal to 10% per annum on our and its invested capital.  After payment of the preferred return and repayment of invested capital, we will receive 60%, and Utley will receive 40%, of any further distributions.  If either member defaults on its required capital contributions, its returns will be reduced in accordance with the terms of the joint venture agreement.  Additionally, each member of the joint venture has the right to purchase the other member’s interests from that member or to sell its own interests to the other member, in accordance with the terms of the joint venture agreement.

Potential Acquisitions

We have identified the following properties as a probable acquisitions:

Chesapeake Commons.  We anticipate purchasing a fee simple interest in a retail center known as Chesapeake Commons containing approximately 79,426 gross leasable square feet (excluding approximately 35,000 square feet of unleaseable space).  The center is located at 4107 Portsmouth Boulevard in Chesapeake, Virginia.  Chesapeake Commons was built in 1991 and redeveloped in 2004 and 2005.  As of February 15, 2007, this property was 100% occupied, with a total of approximately 79,426 square feet leased to three tenants.  The property competes with at least five other retail centers in the Norfolk/Chesapeake submarket for sales, tenants or both.

We anticipate purchasing this property from an unaffiliated third party, MB COIPSPT- Chesapeake, L.L.C., for approximately $14.5 million.  We will purchase this property for cash and may later borrow monies using the property as collateral.

Three tenants, Best Buy, Ross Stores and Old Navy, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	LeaseTerm
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Best Buy	30,608	39	14.00	4/5 yr.	11/04	01/10
		14.50		02/10	11/15

Ross Dress for Less	29,747	37	13.00	4/5 yr.	12/05	01/11
		13.50		02/11	01/16

180

Old Navy	19,071	24	12.94	2/5 yr.	10/05	04/10
		14.23		05/10	01/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 and payable in 2007 for the tax year ended 2007 (the most recent tax year for which information is generally available) were approximately $79,319.  The real estate taxes paid were calculated by multiplying Chesapeake Commons’ assessed value by a tax rate of 1.11%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $10.9 million.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	1	19,166	271,380	24.29%
2013	—	—	—	—
2014	—	—	—	—
2015	1	30,608	443,816	52.46%
2016	1	29,747	402,260	100.00%

The table below sets forth certain information with respect to the occupancy rate at Chesapeake Commons expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.36
2005	63%	13.57
2004	27%	14.00

181

Crossroads at Chesapeake Square.  We anticipate purchasing a fee simple interest in a retail center known as Crossroads at Chesapeake Square containing approximately 120,085 gross leasable square feet.  The center is located at 4107 Portsmouth Boulevard in Chesapeake, Virginia.  Crossroads at Chesapeake Square was built in 1991.  As of February 15, 2007, this property was 100% occupied, with a total of approximately 120,085 square feet leased to twenty-one tenants.  The property competes with at least four other retail centers in the Norfolk/Chesapeake submarket for sales, tenants or both.

We anticipate purchasing this property from an unaffiliated third party, Crossroads at Chesapeake Square, L.P., for approximately $19.2 million.  We will purchase this property for cash and may later borrow monies using the property as collateral.

Two tenants, Circuit City and TJ Maxx, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Circuit City	33,314	28	11.18	3/5 yr.	11/06	11/11
			12.07		12/11	11/16
TJ Maxx	24,940	21	7.50	1/5 yr.	02/07	01/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 and payable in 2007 for the tax year ended 2007 (the most recent tax year for which information is generally available) were approximately $132,375.  The real estate taxes paid were calculated by multiplying Crossroads at Chesapeake Square’s assessed value by a tax rate of 1.11%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $14.6 million.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	2,180	42,833	2.73%
2008	7	18,480	312,655	20.42%
2009	—	—	—	—
2010	—	—	—	—
2011	3	10,850	212,095	16.72%
2012	5	40,590	524,610	49.66%
2013	—	—	—	—
2014	—	—	—	—
2015	1	9,250	129,500	24.35%
2016	1	33,314	402,247	100.00%

182

The table below sets forth certain information with respect to the occupancy rate at Crossroads at Chesapeake Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	96.34%	13.19
2005	55.43%	13.99
2004	44.44%	13.30
2003	44.44%	13.01
2002	44.44%	12.87

ProLogis Tennessee Portfolio.  We anticipate purchasing from ProLogis — North Carolina Limited Partnership, an unaffiliated third party, fee simple interests in a portfolio of twenty-two existing properties for a total purchase price of approximately $59.0 million. The portfolio consists of twenty-two industrial distribution centers. The following table sets forth certain information with respect to the location and the approximate gross leasable area (GLA):

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price ($)
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	81,639	1,900,000

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	251,685	5,300,000

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	121,345	2,600,000

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	75,000	2,300,000

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	175,275	4,800,000

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	42,000	1,300,000

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	97,716	2,600,000

183

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	102,400	2,700,000

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	144,000	2,700,000

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	161,350	3,300,000

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	94,500	2,300,000

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	42,000	1,100,000

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	32,400	800,000

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	80,000	2,200,000

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	28,380	700,000

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	58,560	1,800,000

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	118,320	3,200,000

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	10,185	400,000

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	500,000	12,100,000

184

Stone Fort Distribution Center #2 4400 Amnicola Highway Chattanooga, Tennessee	289,800	1,400,000

Stone Fort Distribution Center #3 4500 Amnicola Highway Chattanooga, Tennessee	200,000	1,000,000

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	86,072	2,500,000

Totals	2,792,627	$59,000,000

The properties in this portfolio compete with similar properties within their respective market areas. The four properties in the portfolio located in the Chattanooga industrial market compete with at least seven similar properties in that market for tenants.

Property	Year of Construction

Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	1968

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	1972

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	1967

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	1972

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	1973

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	1981

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	1973

185

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	1969

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	1978

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	1970

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	1978

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	1979

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	1979

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	1985

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	1976

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	1976

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	1976

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	1976

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	1968

186

Stone Fort Distribution Center #2 4400 Amnicola Highway Chattanooga, Tennessee	1970

Stone Fort Distribution Center #3 4500 Amnicola Highway Chattanooga, Tennessee	1966

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	1968

As of February 15, 2007, the properties in this portfolio are 100% occupied with the exception of the Airport Distribution Center #10 property which is currently vacant, Southwide Industrial Center #5 which is currently 83% occupied, Southwide Industrial Center #6 which is 77% occupied and Southwide Industrial Center #7 which is currently 85% occupied.  The tenants listed in the following table each lease 10% or more of the gross leasable area of the respective properties in which their spaces are located.  These tenants’ leases require them to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per	Lease	Term
Address	Tenant	Square Feet	Options	Annum ($)	Beginning	To
Airport Distribution Center #15, 736 New Gretwell Road Memphis, Tennessee	VML Company LLC	81,639	—	2.31	11/03	11/08

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	Wells Lamont(1)	251,685	—	1.75	02/70	04/07

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	DetailDistribution, Inc.	121,345	—	2.10	02/07	04/12

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	C.C. Dickson Co.	20,250	1/3 yr.	2.00 2.30	07/06 07/09	06/09 09/11

	GDC Screen Printing, LLC	20,250	—	3.00	12/03	11/08

	Jackson Supply Co.	34,500	—	2.30	04/06	03/09
				2.50	04/09	06/12

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	Vital Records Control, Inc.	175,275	1/3 yr.	2.56 2.70	08/05 08/08	07/08 07/10

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	Exide Technologies	16,328	—	3.06	01/02	12/09

187

	Thyssen Krupp Materials NA, Inc.	23,100	1/5 yr.	2.10 2.50	03/05 03/08	02/08 06/10

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	Vet-Serve, Inc.	32,070	—	2.35	03/06	12/07

	Cadna Rubber Company	65,646	—	2.94	01/98	02/08

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	Jacobsen Warehouse Company, Inc.	102,400	2/1 yr.	2.66	11/06	08/11

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	The Bryce Company	144,000	1/3 yr.	1.74 1.96	12/05 08/07	07/07 01/10

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	Vacant	161,350	—

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	Printer Essentials, Inc.	28,350	1/2 yr.	2.30	02/04	04/08

	Printer Essentials, Inc.	28,350	1/2 yr.	1.90	11/05	04/08

	Kroger Limited Partnership I	37,800	—	2.93	02/05	01/11

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	C & I Supply, Inc.(1)	42,000	—	2.50 2.60	06/05 06/07	05/07 05/10

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	Supply Network, Inc.	32,400	1/5 yr.	2.30	05/06	01/12

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	Galler Wholesale	40,625	1/3 yr.	2.70	06/05	05/08

	American Standard, Inc.	39,375	2/3 yr.	2.38	07/06	08/09

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	Building Plastics, Inc.	9,600	—	2.90	10/05	11/08

	Memphis AG, LLC	4,590	—	3.00	10/06	10/09

	Sharp Electronic	4,590	—	2.44	04/06	06/07

	K&W Forklift	4,800	—	3.77 3.88	01/06 05/07	04/07 06/10

188

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	AAR Cargo Systems	8,100	—	3.60	04/06	03/09

	Rose Company LLC	10,800	—	2.15	01/07	12/49

	Keystone Automotive Industries TN, Inc.	15,570	—	3.15	05/05	04/07

	Shelby Railroad Industries, Inc.	10,800	—	2.67	05/06	05/07

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	Capitoline Metro Memphis, Inc.	12,000	—	2.40	11/05	02/09

	Interline Brands, Inc.	17,580	1/3 yr.	3.35	07/90	06/09

	Alenite, L.P.	11,580	—	3.10	03/02	(2)

	Capitoline Tops, Inc.	24,000	—	2.35	09/04	02/09

	Chick Packaging	11,580	—	3.10	01/02	(2)
	Mid- South, Inc.

	Building Plastics, Inc.	23,580	2/4 yr.	2.50	02/06	03/09

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	Rose Company, LLC	10,185	N/A	0.49	02/05	(2)

Stone Fort Distribution Center #1	Electrolux Home	500,000	2/3 yr.	2.26	01/07	12/07
2100 Amnicola Highway	Products, Inc.			2.32	01/08	12/08
Chattanooga, Tennessee				2.37	01/09	12/09

Stone Fort Distribution Center #2 4400 Amnicola Highway Chattanooga, Tennessee	E.I. DuPont De Nemours & Company(1)	289,800	2/5 yr.	0.47	11/02	10/07

				0.47	11/09	10/12

Stone Fort Distribution Center #3 4500 Amnicola Highway Chattanooga, Tennessee	E.I. DuPont De Nemours & Company(1)	200,000	1/5 yr.	0.45	03/97	03/07
				0.45	04/07	03/12

189

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	Ferguson Enterprises, Inc.	86,072	1/3 yr.	2.70	10/06	09/11
				2.97	10/11	09/16

(1) These tenants are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.

(2) Represents a month-to-month lease.

The tenants for each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these properties, if acquired, will be approximately $44.2 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	33,103	7.47	1,400,000

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	116,513	7.47	4,000,000

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	56,267	7.47	2,000,000

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	41,814	7.47	1,700,000

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	82,268	7.47	3,600,000

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	25,851	7.47	1,000,000

190

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	47,963	7.47	2,000,000

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	53,275	7.47	2,000,000

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	69,184	7.47	2,000,000

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	62,326	7.47	2,500,000

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	46,557	7.47	1,700,000

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	25,800	7.47	800,000

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	19,212	7.47	600,000

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	48,438	7.47	1,600,000

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	14,438	7.47	500,000

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	43,315	7.47	1,300,000

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	66,589	7.47	2,400,000

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	11,957	7.47	300,000

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	156,937	5.10	9,100,000

191

Stone Fort Distribution Center #2 4400 Amnicola Highway Chattanooga, Tennessee	83,335	5.10	1,100,000

Stone Fort Distribution Center #3 4500 Amnicola Highway Chattanooga, Tennessee	57,512	5.10	700,000

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	36,736	5.10	1,900,000
Totals	$1,199,390		$44,200,000

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	N/A	100%	100%	100%	100%
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	100%	100%	100%	100%	100%
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	0%

192

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	N/A	N/A	100%	100%	100%
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	N/A	N/A	N/A	N/A	83%
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	N/A	N/A	N/A	N/A	73%
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	N/A	N/A	N/A	N/A	85%
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	100%	100%	100%	100%	100%
Stone Fort Distribution Center #2 4400 Amnicola Highway Chattanooga, Tennessee	100%	100%	100%	100%	100%
Stone Fort Distribution Center #3 4500 Amnicola Highway Chattanooga, Tennessee	100%	100%	100%	100%	100%
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($ ) as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	N/A	2.15	2.15	2.15	2.31
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	1.75	1.75	1.75	1.75	1.75
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	2.20	2.20	2.20	2.20	2.20

193

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	N/A	N/A	N/A	N/A	2.41
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	2.77	2.77	2.77	2.56	2.56
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	N/A	N/A	N/A	N/A	N/A
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	2.75
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	3.37	3.37	3.37	3.37	2.66
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	N/A	N/A	N/A	1.74	1.74
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	0
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	N/A	N/A	N/A	2.43	2.43
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	N/A	N/A	2.40	2.50	2.50
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	N/A	N/A	N/A	N/A	2.30
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	N/A	N/A	N/A	N/A	2.54
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	N/A	N/A	N/A	N/A	3.01
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	N/A	N/A	N/A	N/A	2.51
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	N/A	N/A	N/A	N/A	2.32
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	N/A	N/A	N/A	0.49	0.49
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	2.53	2.53	2.53	2.15	2.20
Stone Fort Distribution Center #2 4400 Amnicola Highway Chattanooga, Tennessee	0.90	0.47	0.47	0.47	0.47

194

Stone Fort Distribution Center #3 4500 Amnicola Highway Chattanooga, Tennessee	0.45	0.45	0.45	0.45	0.45
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	3.90	3.90	2.50	2.50	2.70

Shallotte Commons.   We anticipate purchasing a fee simple interest in a retail center known as Shallotte Commons containing approximately 85,897 gross leasable square feet.  The center is located at 5051 Main Street in Shallotte, North Carolina.  Shallotte Commons was built in 1984, was expanded in 1996 and underwent a renovation during 2005 and 2006.  As of February 15, 2007, this property was 100% occupied, with a total of eleven tenants.  The property is located in the Wilmington market and the Shallotte submarket and competes with at least six other retail centers in its submarket for sales, tenants or both.

We anticipate purchasing this property from an unaffiliated third party, Glenwood Shallotte Company, L.L.C., for approximately $11.3 million.  We will purchase this property for cash and may later borrow monies using this property as collateral.

Two tenants, Lowes Foods and Gold’s Gym, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Lowes Foods	47,150	55	10.00	[6/5 yr.]	8/00	8/20

Gold’s Gym	10,732	12	6.00		6/06	5/07
			7.25		6/07	5/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $39,245.  The real estate taxes paid were calculated by multiplying Shallotte Commons’ assessed value by a tax rate of 0.89%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $8.5 million.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—

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2008	1	4,200	37,800	4.42%
2009	—	—	—	—
2010	1	8,450	40,112	4.83%
2011	6	11,365	167,146	21.49%
2012	1	4,000	56,000	9.25%
2013	—	—	—	—
2014	—	—	—	—
2015	1	10,732	77,807	14.16%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Shallotte Commons expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	95%	9.70
2005	82%	8.89
2004	70%	9.19
2003	70%	9.19
2002	65%	9.20

Waterford Place at Shadow Creek Ranch Apartments.  We anticipate purchasing a fee simple interest in a newly constructed apartment complex known as Waterford Place at Shadow Creek Ranch Apartments located at 2200 Business Center Drive, Pearland, Texas.  Waterford Place at Shadow Creek Ranch Apartments was built in 2006.  The property has twelve apartment buildings, containing a total of 296 units.  There are twenty-four small one-bedroom units, seventy-four regular one-bedroom units, 162 two-bedroom units and thirty-six three-bedroom units.  The property is located in the Houston market and the city of Pearland submarket and competes with at least five other apartment complexes in its submarket for sales, tenants or both.

We anticipate purchasing this property from an unaffiliated third party, Waterford SCR, L.P., for an aggregate purchase price of approximately $30.0 million.  We anticipate purchasing this property for cash but may later borrow monies using this property as collateral.

No tenant occupies 10% or more of the rentable square footage.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $561,884.  The real estate taxes paid were calculated by multiplying the assessed value of Waterford Place Apartments by a tax rate of 2.94%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $22.5 million.

As of February 15, 2007, based on information provided by the seller, this property was 94% occupied, with approximately 277 residential units leased.  Based on information provided by the seller, all residential leases expire during 2007, with the exception of thirty-three residential leases, which expire during 2008.

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Year Ending December 31	Number of Leases Expiring	Approx. Gros Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	244	266,769	3,143,136	87.3%
2008	33	39,460	457,344	12.70%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Waterford Place at Shadow Creek Ranch Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	88%	11.76
2005	N/A	N/A
2004	N/A	N/A
2003	N/A	N/A
2002	N/A	N/A

Wickes Furniture.  We anticipate purchasing a fee simple interest in a newly constructed single-tenant building known as Wickes Furniture, which is expected to contain approximately 42,764 gross leasable square feet.  The building is located at Deerpath Road & Route 12 in Lake Zurich, Illinois.  The property is located in the Chicago retail market and the far northwest submarket and competes with at least five other similar retail properties within its submarket for sales, tenants or both.

We anticipate ultimately acquiring this property from an unaffiliated third party, HP/R Deerpath, L.L.C., for approximately $10.4 million.  Seller may, at its option, contribute all or any part of its equity in the property to a single-purpose limited liability company of which we or a wholly owned subsidiary of ours will be a member and the sole manager.  If the seller exercises this option, in exchange for its contribution the seller would receive membership interests equal to the value of its net equity in the property, which interests we anticipate would entitle the seller to an approximate 5.0% annual return payable monthly.  We expect that the this single-purpose entity’s operating agreement would provide that seller will have the right to put its interests to the company for a price equal to the value of its net equity in the property, subject to certain adjustments, for approximately three years following the anticipated closing.  After this period, we expect that the company would have the right to call the seller’s interests for the same price.  If the seller does not exercise this option, we may purchase this property for cash.  We may also later borrow monies using this property as collateral.

The building is currently under construction and should be completed by February 2007.  Wickes Furniture Company, Inc. will lease 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

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Estimated
Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Renewal Option	Base Rent Per Square Foot Per Annum ($)	Lease Beginning	Term To

Wickes Furniture
Company	42,764	100	3/5yr	18.00	03/07	02/12
				19.80	03/12	02/17
				21.78	03/17	02/22

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $17,638.  The real estate taxes payable were calculated by multiplying Wickes Furniture’s assessed value by a tax rate of 6.25%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $7.3 million.

The property is newly constructed so there is no annual rental per square foot data for the last five years.

Bradley Portfolio: Illinois, Michigan, North Carolina and Ohio.  MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, fee simple interests the remaining four properties from a portfolio of thirty-three properties. Twenty-eight properties were purchased between October 18, 2006 and January 30, 2007.  Based on information obtained during the due diligence process, and pursuant to discussions with the seller, MB REIT anticipates that one property, 1405 South Main Street, Fountain Inn, South Carolina, will be terminated from the industrial portfolio.  The total purchase price of the remaining four properties is approximately $108 million.  The remaining four properties in this portfolio consist of four industrial buildings.  The following table sets forth certain information with respect to the location and the approximate gross leasable area, or GLA:

Address	Approximate GLA (Sq. Ft.) Square Feet	Approximate Purchase Price
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	97,766	8,093,000
4412 Coloma Road, Coloma, Michigan	423,230	18,798,000
5568 West Chester Road, Westchester, Ohio	970,168	64,800,000
104 Enterprise Boulevard, Kinston, North Carolina	400,000	16,265,000

Totals	1,891,164	107,956,000

In connection with the closing, MB REIT expects to assume a mortgage loan totaling approximately $39.2 million and expects to pay the remaining amount of the purchase price in cash. MB REIT expects that the loan will be secured by a first priority mortgage on the corresponding property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property.  The following table sets forth certain information regarding the mortgage loan that is expected to be assumed:

Address	Loan Amount ($)	Maturity Date	Annual Interest Rate (%)	Monthly Payment Type
5568 W. Chester Road	39,233,733	January 1, 2013	5.5400	Principal & Interest

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The remaining four properties in this portfolio compete with similar properties within their respective market areas.  The minimum number of similar competitive properties is reflected in the following table, to the extent such information is available:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)
Industrial Properties:
11500 Melrose Avenue; Franklin Park, Illinois	Chicago, Illinois/Near West Suburbs	5
4412 Coloma Road; Coloma, Michigan	Southwest Lower Michigan	Not Available
5568 West Chester Road; Westchester, Ohio	Cincinnati, Ohio/Northwest	5
104 Enterprise Boulevard; Kinston, North Carolina	Lenoir County, North Carolina	6

The remaining four properties in this portfolio were built between 1966 and 1999.  As of February 15, 2007, each of the remaining fifteen properties in this portfolio was 100% occupied.  Each of these properties has one (1) tenant that occupies 100% of the total gross leasable area of that property.  The leases of the remaining four properties in this portfolio require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA(Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease	Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

Industrial Properties:

11500 Melrose (a) Avenue, Franklin Park, Illinois	Alco Manufacturing Company	97,766	—	5.42		12/98	11/06
				5.52		12/06	11/07
				5.57		12/07	11/08
				5.63		12/08	12/09

4412 Coloma (b) Road, Coloma, Michigan	GATX Logistics	423,230	—	3.91		04/98	05/08
				4.30		06/08	06/13
5568 West Chester (c) Road, Westchester, Ohio	Cornerstone Consolidated Service Group, Inc.	970,168	1/10 yrs.	5.55	(1)	04/99	10/12

104 Enterprise (d) Boulevard, Kinston, North Carolina	DOPACO	400,000	2/5 yrs.	2.98	(2)	06/96	05/11

(a)             This property was built in 1969 and expanded in 1984.

(b)            This property was built in 1966.

(c)             This property was built in 1999.

(d)            This property was built between 1994 and 1996.

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(1)           These leases provide for a 2% base rent increase per year.

(2)           Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The tenants for each respective property remaining in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these remaining four properties, if acquired, will be approximately $81 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

Address	Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Income Tax Depreciable Basis
			(in millions)
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	201,034	8.06	6.1
4412 Coloma Road, Coloma, Michigan	88,437	0.76	14.1
5568 West Chester Road, Westchester, Ohio	171,022	65.00	48.6
104 Enterprise Boulevard, Kinston, North Carolina	81,028	0.81	12.2

Totals	$541,521		$81.0

The table below sets forth certain information with respect to the occupancy rate at each of the remaining fifteen properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2002, 2003, 2004, 2005 2006.

Address	Occupancy Rate as of December 31,
	2002	2003	2004	2005	2006
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	100%	100%	100%	100%	100%
4412 Coloma Road, Coloma, Michigan	100%	100%	100%	100%	100%
5568 West Chester Road, Westchester, Ohio	100%	100%	100%	100%	100%
104 Enterprise Boulevard, Kinston, North Carolina	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	5.27	5.32	5.37	5.42	5.42
4412 Coloma Road, Coloma, Michigan	3.56	3.91	3.91	3.91	3.71
5568 West Chester Road, Westchester, Ohio	5.23	5.33	5.44	5.55	5.66
104 Enterprise Boulevard, Kinston, North Carolina	2.60	2.68	2.70	2.87	2.78

Financing Transactions

The Shops at Sherman Plaza.  On February 12, 2007, a subsidiary of MB REIT, MB Evanston Sherman, L.L.C. (referred to herein as “MBES”), entered into loan documents as the borrower of approximately $30.3 million from Bear Stearns Commercial Mortgage, Inc., (referred to herein as “Bear

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Stearns”). MBES’s obligations are secured by a first priority mortgage on the property commonly known as The Shops at Sherman Plaza located at 1620 Sherman Avenue in Evanston, Illinois.  MBES also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBES related to the property, as well as certain amounts placed into escrow in connection with the purchase of this property.  The Shops at Sherman Plaza was acquired by MB REIT on December 21, 2006.

The loan bears interest at the rate of 5.569% per annum.  MBES is required to make monthly interest-only payments of approximately $140,501 until the loan matures on March 1, 2017.  Upon maturity, MBES is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBES may, in certain circumstances, after March 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Due to the number of vacancies at the time of financing, Bear Stearns required that MBES and MB REIT enter into a master lease for those tenants who have not yet moved in and commenced paying rent. Under the master lease agreement, MB REIT is required to pay monthly rent to MBES if MBES defaults under the loan agreements.  The master lease agreement expires on February 28, 2009 and may be terminated by MBES’s delivery of an estoppel certificate from each of the tenants of the property, certifying that the tenant has taken occupancy and has commenced paying rent. In addition, MBES has agreed to deliver an irrevocable letter of credit in the favor of Bear Stearns in the amount of approximately $6.0 million within 30 days of the financing. The irrevocable letter of credit has an initial one year term, and will be automatically renewed unless otherwise released once evidence of the conditions for occupancy have been evidenced.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBES.  In connection with the loan, MBES has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBES, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBES, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBES of the environmental indemnity agreement.

MB REIT has agreed to guarantee full payment of the obligations by MBES under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBES.  MB REIT also has agreed to guarantee the obligations of MBES to perform under certain provisions of the loan agreement, such as its obligation to pay a deposit to Bear Stearns if certain tenants do not renew their leases in 2016.  Additionally, MB REIT has guaranteed that MBES will punctually pay to the seller of the property when due a $10.9 million contingent earn-out obligation under the purchase agreement executed in connection with the purchase of The Shops at Sherman Plaza.

State Street Market.  On February 12, 2007, a subsidiary of MB REIT, MB Rockford State, L.L.C. (referred to herein as “MBRS”), entered into a loan agreement to borrow approximately $10.5 million from Nomura.  MBRS’s obligations are secured by a first priority mortgage on the property commonly known as State Street Market, located at 6380 East State Street in Rockford, Illinois.  MBRS also granted a

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security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBRS related to the property.  MB REIT acquired State Street Market on December 14, 2006.

The loan bears interest at the rate of 5.623% per annum.  MBRS is required to make interest-only payments on a monthly basis in the amount of approximately $48,967 until the loan matures on March 11, 2012.  Upon maturity, MBRS will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBRS may, in certain circumstances, prepay the unpaid principal balance of the loan on or after the date that is the eleventh day of the month occurring after the date which is two years following the securitization of the loan.  Nomura is not required to securitize the loan.

The loan requires MBRS to perform certain deferred maintenance items within nine months of the funding of the loan and is required to deliver evidence of all required repairs. If the repairs have not been completed within the designated time period, MBRS will be required to deposit with Nomura approximately $204,000, less any amounts of repairs that have been completed with Nomura.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  MBRS’s failure to complete the required repairs within the designated period, or to deposit the required funds with Nomura, also will be considered an event of default.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

MBRS has also agreed to indemnify Nomura against losses suffered by Nomura arising under environmental laws or otherwise resulting from the presence of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBRS under the loan documents, including the environmental indemnity given by MBRS.

Bradley Portfolio:  Arkansas, Illinois, Indiana, Ohio, Texas and Wisconsin.  On January 26, 2007, two wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C. and MB Texas BP Portfolio, Limited Partnership (collectively referred to herein as the “BP Pool B Borrowers”) entered into an agreement to borrow a total of approximately $80.0 million from the Bank of America (referred to herein as “Bank of America”).  The BP Pool B Borrowers’ obligations under the loan documents are secured by first priority mortgages on seven properties from the Bradley Portfolio located in Ottawa, Illinois; Richfield, Ohio; Lebanon, Indiana; Wood Dale, Illinois; Houston, Texas; Mosinee, Wisconsin; and North Little Rock, Arkansas, respectively, acquired between January 10, 2007, and January 23, 2007 (referred to herein as “Pool B”).  On December 28, 2006, four wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C., MB Texas BP Portfolio, Limited Partnership, MB Maryland BP Portfolio, L.L.C. and MB Pennsylvania BP Portfolio, DST (collectively referred to herein as “BP Pool A Borrowers”) borrowed approximately $104.8 million from Bank of America secured  by first priority mortgages on the nineteen properties from the Bradley Portfolio  acquired as of that date (referred to herein as “Pool A”).  The obligations secured by the Pool A and Pool B properties are cross-collateralized, which means that upon an event of default by either the BP Pool A Borrowers or BP Pool B Borrowers, Bank of America, at its option, may foreclose on any one or more of the twenty-six Bradley Portfolio properties in Pool A and Pool B.  Bank of America also has been granted a security interest in, among other things, interests of these borrowers in certain tangible and intangible personal property used at the Pool A and Pool B properties.

The BP Pool B Borrowers ‘ loan bears interest at an annual interest rate of approximately 5.9%.  The  BP Pool B Borrowers are required to make monthly interest-only payments of approximately

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$393,828 beginning on March 1, 2007.  The unpaid principal balance  and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity on January 1, 2017.  BP Pool B Borrowers  may, in certain circumstances, after January 25, 2009, (i) prepay the unpaid principal balance of the  Pool B loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium or (ii) prepay a portion of the loan allocated to an individual property by paying, among other things, 110% of the amount of the Pool B loan allocated to the property to be released and a prepayment premium.  The properties securing the Pool B loan also may be released if certain conditions of defeasance outlined in the Pool B loan agreement are met.

The Pool B loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under either  loan, Bank of America may, subject to the customary cure rights granted to the  BP Pool B Borrowers, declare the entire outstanding balance of the Pool B loan in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

Bank of America has recourse against MB REIT, as borrower principal under the Pool B loan agreement, jointly and severally with the BP Pool B Borrowers (i) for losses caused by certain bad acts of the BP Pool B Borrowers, including for example, fraud and the misapplication or misappropriation of certain funds, and (ii) for the obligations of BP Pool B Borrowers in the event of the breach of certain covenants in the Pool B loan agreement or upon the occurrence of certain insolvency events with respect to the BP Borrowers.

Bradley Portfolio:  Arkansas, California, Georgia, Illinois, Iowa, Maryland, North Carolina, Texas and Wisconsin.  On December 28, 2006, four wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C., MB Texas BP Portfolio, LLC, MB Maryland BP Portfolio, LLC and MB Pennsylvania BP DST Portfolio, LLC (collectively referred to herein as the “BP Borrowers”) entered into an agreement to borrow a total of  approximately $104.8 million from the Bank of America (referred to herein as “Bank of America”).  Each of the BP Borrower’s obligations are secured by first priority mortgage on the nineteen properties from the Bradley Portfolio acquired as of December 28, 2006.  These obligations are cross-collateralized, which means that upon an event of default by a BP Borrower, Bank of America, at its option, may foreclose on any one or more of the nineteen Bradley Portfolio properties.  The BP Borrowers also granted a security interest to Bank of America, its successors and assigns in, among other things, certain tangible and intangible personal property interests of the BP Borrowers related to these properties.  The BP Borrowers acquired the nineteen Bradley Portfolio properties they collectively hold between October 18 through December 18, 2006.

The BP Borrowers’ loan bears interest at rates ranging from 5.948% to 6.298% per annum over the course of the term of the loan.  The BP Borrowers are required to make monthly interest-only payments of approximately $519,313 beginning on February 1, 2007 until January 31, 2010, at which time the interest rate and corresponding monthly payment amount is subject to increase according to the terms outlined in the following table .

Term	Interest rate (%)	Monthly payment ($)
2/1/07 — 1/31/10	5.948	519,313
2/1/10 — 1/31/12	6.058	528,917
2/1/12 — 1/31/14	6.198	541,141
2/1/14 — 1/31/16	6.298	549,871
2/1/16 — 1/1/17	6.378	556,856

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The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity on January 1, 2017.  The BP Borrowers may, in certain circumstances, after January 1, 2009, (i) prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium or (ii) prepay a portion of the loan allocated to an individual property by paying, among other things, 110% of the amount of the loan allocated to the property to be released and a prepayment premium.  The properties securing the loan also may be released if certain conditions of defeasance outlined in the loan agreement are met.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under any of the loans, Bank of America may, subject to the customary cure rights granted to the BP Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

In connection with the loan, MB BP Portfolio, L.L.C. and MB REIT have agreed to indemnify Bank of America against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the Bradley portfolio property in Santee, California.

MB REIT, as borrower principal under the loan agreement, has agreed to be personally liable to Bank of America, jointly and severally with the BP Borrowers,  (i) for losses caused by certain bad acts of the BP Borrowers, including for example, fraud and the misapplication or misappropriation of certain funds, and (ii) for the obligations of the BP Borrowers in the event of the breach of certain covenants in the loan agreement or upon the occurrence of certain insolvency events with respect to the BP Borrowers.

One AT&T Center.  On December 21, 2006, MBSLC entered into loan documents as the borrower of approximately $112.7 million from Bear Stearns.  MBSLC’s obligations are secured by a first priority mortgage on the property commonly known as One AT&T Center located at 909 Chestnut Street in St. Louis, Missouri.  MBSLC also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBSLC related to the property.  One AT&T Center was acquired by MBSLC on December 21, 2006.

The loan bears interest at the rate of 5.3425% per annum.  MBSLC is required to make interest-only payments on a monthly basis in the amount of $501,727 until the loan matures on January 1, 2037.  After January 1, 2017, MBSLC will pay, in addition to monthly interest, any excess cash flow related to the property to the lender.  Upon maturity, MBSLC will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLC may, in certain circumstances, prepay the unpaid principal balance of the loan, along with other amounts due under the loan documents, on or after January 1, 2010.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBSLC.

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In connection with the loan, MBSLC has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence or release of hazardous material on the property.  MB REIT, as sole member of MBSLC, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBSLC, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBSLC of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBSLC under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBSLC.

Lincoln Village.  On December 1, 2006, two subsidiaries of Inland American, Inland American Chicago Lincoln, L.L.C. and Inland American Chicago Lincoln II, L.L.C., (referred to herein collectively as “IACL”), entered into loan documents as the borrower of approximately $22.0 million from Bear Stearns Commercial Mortgage, Inc. (referred to herein as “Bear Stearns”).  IACL’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Village located at 6201 North Lincoln Avenue in Chicago, Illinois.  IACL also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of IACL related to the property.  Lincoln Village was acquired by us on October 13, 2006.

The loan bears interest at the rate of 5.321% per annum.  IACL is required to make monthly interest-only payments of approximately $97,707 until the loan matures on December 1, 2016.  Upon maturity, IACL is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  IACL may, in certain circumstances, after January 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. IACL is also required to contribute periodically to a required repair fund, a tax and insurance escrow fund, a replacement reserve fund, and a ground rent escrow fund.  The failure to make certain of the required contributions is an event of default, and the amounts in the reserve funds are security for payment of the loan.  IACL must also comply with the terms and conditions of an asbestos operations and maintenance program. A material failure to so comply also would constitute an event of default under the loan documents.  If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted IACL.  In connection with the loan, IACL has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  We, as sole member of IACL, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of IACL, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by IACL of the environmental indemnity agreement.  We also have agreed to guarantee full payment of the obligations by IACL under the loan documents upon the occurrence of certain bankruptcy or insolvency events of IACL.

Buckhorn Plaza.  On November 21, 2006, a subsidiary of MB REIT, MB Bloomsburg Buckhorn DST (referred to herein as “MBBB”), entered into loan documents as the borrower of approximately $9 million from Bear Stearns.  MBBB’s obligations are secured by a first priority mortgage on the property commonly known as Buckhorn Plaza located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania.  MBBB also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible

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personal property interests of MBBB related to the property.  Buckhorn Plaza was acquired by MB REIT on August 30, 2006.

The loan bears interest at the rate of 5.993% per annum.  MBBB is required to make monthly interest-only payments of approximately $45,072 until the loan matures on December 1, 2016.  Upon maturity, MBBB is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBBB may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBBB.  In connection with the loan, MBBB has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBBB, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBBB, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBBB of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBBB under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBBB and payment of MBBB’s $2.2 million contingent obligation under the earnout agreement executed in connection with its purchase of Buckhorn Plaza.

Washington Mutual Bank Building.  On November 21, 2006, a subsidiary of MB REIT, MB Arlington Collins Limited Partnership (referred to herein as “MBAC”), entered into loan documents as the borrower of approximately $20.1 million from Bear Stearns.  MBAC’s obligations are secured by a first priority mortgage on the property commonly known as Washington Mutual Bank Building, located at 3801 South Collins in Arlington, Texas.  MBAC also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBAC related to the property.  Washington Mutual Bank was acquired by MB REIT on October 20, 2006.

The loan bears interest at the rate of 5.943% per annum.  MBAC is required to make monthly interest-only payments of approximately $99,620 until the loan matures on December 1, 2016.  Upon maturity, MBAC is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBAC may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. MBAC must also comply with the terms and conditions of an asbestos operations and maintenance program. A material failure to so comply would also constitute an event of default under the loan documents.  If an event of default occurs, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBAC.  In connection with the loan, MBAC has agreed to

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indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBAC, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBAC, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBAC of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBAC under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBAC.

The Market at Hilliard.  On November 9, 2006, a subsidiary of MB REIT, MB Columbus Hilliard, L.L.C., (referred to herein as “MBCH”), entered into loan documents as the borrower of approximately $11.2 million from Bear Stearns.  MBCH’s obligations are secured by a first priority mortgage on the property commonly known as The Market at Hilliard located at 1852 Hilliard Rome Road in Hilliard, Ohio.  MBCH also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCH related to the property.  The Market at Hilliard was acquired by MB REIT on July 11, 2006.

The loan bears interest at the rate of 5.963% per annum.  MBCH is required to make monthly interest-only payments of approximately $55,754 until the loan matures on December 1, 2016.  Upon maturity, MBCH is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBCH may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCH.  In connection with the loan, MBCH has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBCH, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBCH, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCH of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBCH under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCH.

Dulles Executive Office Plaza.  On August 30, 2006, a subsidiary of MB REIT, MB Herndon, L.L.C. (referred to herein as “MB Herndon”), entered into an agreement to borrow approximately $68.8 million from Bear Stearns.  MB Herndon’s obligations are secured by a first priority mortgage on the property commonly known as Dulles Executive Office Plaza, located at 13530 and 13560 Dulles Technology Drive in Herndon, Virginia.  MB Herndon also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MB Herndon related to the property.  MB REIT acquired Dulles Executive Office Plaza on July 25, 2006.

The loan bears interest at the rate of 5.851% per annum.  MB Herndon is required to make monthly interest-only payments of approximately $335,214 until the loan matures on September 1, 2016.  Upon maturity, MB Herndon is required to pay the outstanding principal balance of the loan along with

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any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MB Herndon may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MB Herndon.  In connection with the loan, MB Herndon has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MB Herndon, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MB Herndon, such as the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MB Herndon of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MB Herndon under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MB Herndon.

Lincoln Mall.  On August 9, 2006, a subsidiary of MB REIT, MB Lincoln Mall L.L.C. (referred to herein as “MBLM”), entered into an agreement to borrow approximately $33.8 million from Bear Stearns.  MBLM’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Mall, located at 620 George Washington Highway in Lincoln, Rhode Island.  MBLM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBLM related to the property.  MB REIT acquired Lincoln Mall on May 31, 2006.

The loan bears interest at the rate of 5.275% per annum.  MBLM is required to make monthly interest-only payments of approximately $148,733 until the loan matures on September 1, 2013.  Upon maturity, MBLM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MBLM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBLM.  In connection with the loan, MBLM has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBLM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MBLM, such as the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBLM of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MBLM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBLM.

Canfield Plaza.  On August 7, 2006, a subsidiary of MB REIT, MB Canfield Main L.L.C. (referred to herein as “MBCM”), entered into an agreement to borrow approximately $7.6 million from

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Bear Stearns.  MBCM’s obligations are secured by a first priority mortgage on the property commonly known as Canfield Plaza, located at 525 East Main Street in Canfield, Ohio.  MBCM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCM related to the property.  MB REIT acquired Canfield Plaza on April 5, 2006.

The loan bears interest at the rate of 5.225% per annum.  MBCM is required to make monthly interest-only payments of approximately $32,983 until the loan matures on September 1, 2013.  Upon maturity, MBCM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MBCM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCM.  In connection with the loan, MBCM has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBCM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MBCM, such as, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCM of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MBCM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCM.

Brooks Corner.  On June 29, 2006, a subsidiary of MB REIT, MB San Antonio Brooks Limited (referred to herein as “MBSBL”), entered into an agreement to borrow approximately $14.3 million from Allstate Life Insurance Company (referred to herein as “Allstate”).  MBSBL’s obligations are secured by a first priority mortgage on the property commonly known as the Brooks Corner Shopping Center, located at 3143 SE Military Road in San Antonio, Texas.  MBSBL also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSBL related to the property.  MB REIT acquired Brooks Corner on June 26, 2006.

The loan bears interest at the rate of 5.38% per annum.  MBSBL is required to make interest-only payments on a monthly basis in the approximate amount of $64,003.17 until the loan matures on June 1, 2011.  Upon maturity, MBSBL will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After July 1, 2007, MBSBL may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Allstate may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSBL, may be liable for the obligations of MBSBL under the loan documents.  In connection with the loan, MBSBL has agreed to

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indemnify Allstate against losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSBL and MB REIT jointly and severally have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Ahold Portfolio — Principal Commercial Funding, LLC and Principal Life Insurance Company.  On June 8, 2006, wholly owned subsidiaries of four of the Ahold Joint Venture entities (collectively referred to herein as “Principal Borrowers”) entered into an agreement to borrow a total of approximately $35.5 million from Principal Commercial Funding, LLC and Principal Life Insurance Company (collectively referred to herein as the “Principal Lenders”).  Each of the Principal Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Principal Borrowers also granted a security interest to the Principal Lenders and their successors and assigns, in, among other things, certain tangible and intangible personal property interests of the Principal Borrowers related to the properties.  We acquired the Ahold Portfolio properties held by the Principal Borrowers on June 8, 2006.

The Principal Borrowers’ loans bear interest at the rates of 5.17% per annum through maturity on July 1, 2013.  The Principal Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $18,465.52 to $49,679.39 beginning on August 1, 2006, until the loans mature.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Provided there is no event of default and after the “lockout Date,” defined as (1) the date which is one year after the date of securitization or (2) the date which is two years after the date of the first full debt service payment, the Principal Borrowers may, with not less than 30 days prior written notice, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, the Principal Lenders may, subject to the customary cure rights granted to the Principal Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

We have agreed to indemnify the Principal Lenders, or their successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the properties.  We also have agreed to guaranty the obligations of the Principal Borrowers under the loan documents, including the environmental indemnity given by the Principal Borrowers.

Ahold Portfolio — Nomura Credit & Capital, Inc.  On June 8, 2006, wholly owned subsidiaries of four of the Ahold Joint Venture entities (collectively referred to herein as the “Nomura Borrowers”) entered into agreements to borrow a total of approximately $41.5 million from Nomura Credit & Capital, Inc. (referred to herein as “Nomura”).  Each of the Nomura Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Nomura Borrowers also granted a security interest to Nomura Credit & Capital, Inc., its successors and assigns in, among other things, certain tangible and intangible personal property interests of the Nomura Borrowers related to the properties.  We acquired the Ahold Portfolio properties held by the Nomura Borrowers on June 8, 2006.

The Nomura Borrowers’ loans bear interest at rates ranging from 5.01% to 5.17% per annum.  The Nomura Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $34,936.68 to $54,943.06 beginning on August 1, 2006, until the anticipated repayment date of June 11, 2011, or if the loans are extended pursuant to their respective loan agreements, until the

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loans mature on June 11, 2031. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Except as otherwise provided in the loan documents, the Nomura Borrowers shall not have the right to prepay the Loan in whole or in part prior to the permitted prepayment date, which is the eleventh day of the month occurring after the date which is three years following securitization of the loan.   After the permitted prepayment date, the Nomura Borrowers may, after providing Lender with written notice, prepay the unpaid principal balance of the loan in whole, but not in part, along with a prepayment fee.  The Nomura Borrowers may prepay the loan ninety days prior to the maturity date without premium, which prepayment shall be paid on a regularly scheduled payment date.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under any of the loans, Nomura may, subject to the customary cure rights granted to the Nomura Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

We have agreed to indemnify Nomura, or its successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the Ahold Portfolio properties.  We also have agreed to guaranty the obligations of the Nomura Borrowers under the loan documents, including the environmental indemnity given by the Nomura Borrowers.

Shakopee Shopping Center.  On May 25, 2006, a subsidiary of MB REIT, MB Shakopee Vierling L.L.C. (referred to herein as “MBSV”), entered into an agreement to borrow approximately $8.8 million from Allstate.  MBSV’s obligations are secured by a first priority mortgage on the property commonly known as the Shakopee Shopping Center, located at 1698 Vierling Drive in Shakopee, Minnesota. MBSV also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSV related to the property.  MB REIT acquired the Shakopee Shopping Center on April 6, 2006.

The loan bears interest at the rate of 5.30% per annum.  MBSV is required to make interest-only payments on a monthly basis in the approximate amount of $38,867 until the loan matures on May 1, 2011.  Upon maturity, MBSV will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After June 1, 2007, MBSV may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Allstate may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSV, may be liable for the obligations of MBSV under the loan documents.  In connection with the loan, MBSV has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSV and MB REIT jointly and severally have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

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Southgate Apartments.  On April 21, 2006, a subsidiary of MB REIT, MB Louisville Southgate, L.L.C. (referred to herein as “MBLS”), entered into an agreement to borrow approximately $10.725 million from Merrill Lynch Mortgage Lending, Inc. (referred to herein as “Merrill Lynch”).  MBLS’s obligations are secured by a first priority mortgage on the property commonly known as the Southgate Apartments, located at 10960 Southgate Manor Drive in Louisville, Kentucky.  MBLS also granted a security interest to Merrill Lynch in, among other things, all of the personal property owned by MBLS at the property.  MB REIT acquired Southgate Apartments on March 2, 2006.

The loan bears interest at the rate of 5.413% per annum.  MBLS is required to pay interest only on a monthly basis in the amount of $48,379 until the loan matures on May 1, 2016.  After May 1, 2016, MBLS is also required to pay Merrill Lynch any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBLS may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Merrill Lynch securitizes the loan.  Merrill Lynch is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to May 1, 2016, and through the maturity date, MBLS may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Merrill Lynch may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBLS has also agreed to indemnify Merrill Lynch against losses suffered by Merrill Lynch arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBLS under the loan documents, including the environmental indemnity given by MBLS.

Thermo Process Systems Facility.  On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as “MBSLG”), entered into a loan agreement to borrow approximately $8.2 million from Nomura.  MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility, located at 1410 Gillingham Lane in Sugar Land, Texas.  MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property.  MB REIT acquired the Thermo Process Systems facility on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum.  MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031.  After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLG may, in certain circumstances, prepay the unpaid

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principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

Monadnock Marketplace.  On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as “MBKM”), entered into an agreement to borrow approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as “PCF”).  MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace, located at 20 Ashbrook Road in Keene, New Hampshire.  MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property.  MB REIT acquired the Monadnock Marketplace property on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity.  MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity.  MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (1) one year after PCF securitizes the loan or (2) two years after the date of the first full debt service payment.  PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Bridgeside Point Office Building.  On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as “MBPB”), entered into an agreement to borrow

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approximately $17.3 million from Nomura.  MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building, located at 100 Technology Drive in Pittsburgh, Pennsylvania.  MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property.  MB REIT acquired the Bridgeside Point Office Building on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum.  MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031.  After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property.  Inland Western Retail Real Estate Trust, Inc., or Inland Western, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million. As of December 31, 2006, Inland Western was released from this guaranty to Nomura.

Triangle Center.  On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as “MBLT”), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”).  MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center, located at 1305 Ocean Beach Highway in Longview, Washington.  MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property. MB REIT acquired Triangle Place on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum.  MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011.  MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan.  LaSalle is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

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MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property.  Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million. As of December 31, 2006, Inland Western was released from this guaranty to LaSalle.

Competition

We are subject to significant competition in seeking real estate investments and tenants.  We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from other real estate investment programs, including other REITs sponsored by IREIC, for investments that may be suitable for us.  Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than we do.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Repairs and Improvements

Unless otherwise noted herein, we do not intend, in the next several years, to make significant repairs and improvements to any of the real estate assets that we currently own or that we intend to acquire. However, if any repairs or improvements are made to these properties, the tenants will be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases, except as otherwise herein noted.

Insurance

We believe that all of the properties that we currently own or that we intend to acquire are, or will be, adequately insured.

Depreciation Expense

When we and MB REIT calculate depreciation expense for tax purposes, we use the straight line method. With respect to our office, industrial and retail properties, we and MB REIT depreciate buildings and improvements for tax purposes based on estimated useful lives of forty and twenty years, respectively.  With respect to our multi-family properties, we and MB REIT depreciate buildings and improvements for tax purposes based on estimated useful lives of 27.5 and twenty years, respectively.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 255 of the prospectus.

The following discussion and analysis relates to the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts are stated in thousands, except per share amounts.

A discussion of activity for 2004 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Overview

Inland American Real Estate Trust, Inc., herein referred to as Inland American, was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock or shares at $10.00 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our dividend reinvestment plan, herein referred to as DRP.

As of December 31, 2006, subscriptions for a total of 166,410,183 shares, net of shares repurchased, had been received including 20,000 shares issued to our sponsor.  In addition, we sold 2,209,967 shares through our DRP.  As a result of these sales, we have raised a total of $1,681,765 of gross offering proceeds as of December 31, 2006.

Our investment objectives are to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire and actively manager investments in commercial real estate.  We actively manage our assets by leasing and releasing space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We intend on potentially creating additional value through redeveloping and repositioning some of our properties in the future.  We have distributed funds generated from cash flow from operating and investing activities including interest earned on cash investments and investment income earned and sale from marketable securities to our stockholders.

On a consolidated basis, essentially all of our revenues and operating cash flows this year were generated by collecting rental payments from our tenants, interest income on cash investments, and dividend income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on the mortgages payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, landscaping, snow removal and periodic renovations to meet tenant needs.  Pursuant to the lease agreements, some

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tenants of various properties are required to reimburse us for some or all of the particular tenant’s pro rata share of the real estate taxes and operating expenses of the property.

When evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

•                                          Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•                                          Leasing activity - new leases, renewals and expirations.

•                                          Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with GAAP.

Acquisition Strategy

We seek to acquire and manage a diversified (by geographical location and by property type) portfolio of real estate primarily improved for use as shopping or retail centers, malls, multi-family residential buildings, office and industrial buildings.

We do not generally focus property acquisitions in any one particular geographic location within the United States.  However, we generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is done more efficiently.  We also seek properties (excluding multi-family properties) with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into purchase and leaseback transactions in which we will purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  In addition, we may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a real estate investment trust or REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Any entity we acquire is operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender

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offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We consider a number of factors in evaluating whether to acquire any particular asset, including:

•                                          geographic location and property type;

•                                          condition and use of the asset;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the asset is located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the asset; and

•                                          tax considerations.

Financing Strategy

We routinely borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with our sponsor. These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

As a matter of policy, adopted by our board, the aggregate borrowings secured by all of our assets may not exceed 55.0% of the combined fair market value of our assets.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, if later dated.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  Our articles limit the amount we may borrow, in the aggregate, to 300.0% of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300.0% of our net assets.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of its outstanding debt plus the aggregate liquidation preference of its outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than

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the policy promulgated by Inland American’s board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the book value of the real estate assets of MB REIT (without reduction for depreciation or amortization) and its subsidiaries.  Total borrowings include the aggregate liquidation preference of its series A preferred stock. The debt covenant ratio is tested at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred stockholders agreed to exclude the preferred share amounts as borrowings through December 31, 2006 and to include MB REIT’s cash as part of its total assets for purposes of calculating compliances with the debt covenant ratio.  As of December 31, 2006, the debt ratio, based on this adjusted definition, was 42% and 58% without this change in the calculation.

Properties and Investments

Joint Ventures

During the second quarter of 2006, we entered into joint ventures in which we have an ownership interest of 67% in each of the eight limited liability companies, herein referred to as the LLCs which own eight single tenant retail shopping centers. The LLC Properties are located in Connecticut, Massachusetts, New Jersey, Rhode Island, and South Carolina, and are 100% occupied as of December 31, 2006.  In the first quarter of 2006, we entered into a joint venture in which we have an ownership interest of 75% in a limited liability company which owns Hyde Park Shopping Center. These entities are considered variable interest entities or “VIE’s” as defined in FIN 46(R) and we are considered the primary beneficiary.  Therefore, these entities are consolidated by us and the assets, liabilities, equity and results of operations are consolidated in our financial statements and discussions contained herein.  The eight LLC Properties and Hyde Park Shopping Center are herein referred to as the JV Properties.

We entered into a joint venture during the fourth quarter of 2005 with Minto Delaware, a privately held Florida corporation, pursuant to which we agreed to invest up to approximately $1,172,000 in a privately held entity known as MB REIT.  Minto Delaware owns approximately $264,000 of Series A Preferred Stock in MB REIT as well as 23,000 shares of common stock.  As of December 31, 2006, we had invested approximately $1,050,000 in MB REIT resulting in us owning 822,887 shares of common stock or approximately 97% of MB REIT’s outstanding common stock.

As part of our agreement with Minto Delaware, we were given the right to designate, and have designated, three persons (consisting of two of our directors and our principal financial officer) to serve on the five person board of MB REIT.  Minto Delaware designates the other two board members.  We also agreed that until we have made our entire $1,172,000 capital contribution, which obligation was satisfied on January 23, 2007, we would provide MB REIT with a right of first refusal on all fee interests in real property.

For financial statement reporting purposes, we also consolidate the assets, liabilities, equity and results of operations of MB REIT and the JV Properties in our financial statements and discussions contained herein.  Adjustments are made for the interests of minority holders in MB REIT and the JV Properties.

Marketable Securities

We had investments in marketable securities of $159,433 at December 31, 2006 consisting of preferred and common stock investments in other REITs.  For the year ended December 31, 2006, we realized a gain of $4,096 on the sale of shares, earned dividend income of $7,434 and recorded $21,658 of accumulated other comprehensive income.  We have invested a portion of our net proceeds from our offering of common stock in marketable securities of other REITS.  Although these investments have

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generated both current income and gain on sale, during the year ended December 31, 2006, there is no assurance that existing or future investments will generate any income or gains in the future.

Investment Properties

As of December 31, 2006, we owned, on a consolidated basis, 93 properties consisting of 63 retail properties, 13 office properties, one multi-family property and 16 industrial properties.

The following table summarizes certain key operating performance measures for our properties as of and for the years ended December 31, 2006 and 2005.

	Total Properties
	As of December 31,
	2006	2005
Multi-family Property
Physical occupancy	91%	—
End of month scheduled base rent per unit per month	$764.00	$—

Office Properties
Physical occupancy	97%	99%
Base rent per square foot	$13.58	$13.87

Retail Properties
Physical occupancy	95%	88%
Base rent per square foot	$13.77	$13.19

Industrial Properties
Physical occupancy	100%	100%
Base rent per square foot	$5.85	$4.07

As shown in the table above, physical occupancy of our office properties was 99% in 2005 and 97% in 2006.  The decrease is primarily due to acquiring multi-tenant properties that had lower occupancy levels than our existing portfolio.  Average rental rates have also decreased in 2006 for the same reason by 2% to $13.58 per square foot from $13.87 per square foot in 2005.  The decrease is due to lower rental and occupancy rates on the 2006 acquisition properties.  Lease transactions of 33,108 square feet were completed in 2006 including 21,857 square feet of new leases.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing leasing and rental rates.

During 2006, we acquired 32 retail properties.  These acquisitions triggered the shifts in our property performance indicators above.  At the end of 2006, we owned 63 retail properties.  The 2005 year-end occupancy and base rent per square foot for the retail properties which we owned was 88% and $13.19 per square foot.  In 2006, the year-end occupancy for our retail properties increased 7% and base rent per square foot increased 4%.  The increase in occupancy is due to higher rental and occupancy rates on the 2006 acquisition properties.

Each of the retail property indicators in the above table continued to improve during 2006.  We expect these upward trends to continue during 2007.  In 2006, we entered into 161,495 square feet of new lease transactions which were comparable or above current rental rates.

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Physical occupancy of our industrial properties was 100% throughout 2005 and 2006.  Average rental rates have increased in 2006 by 30% to $5.85 per square foot from $4.07 per square foot in 2005.  The increase is due to higher rental rates on the 2006 acquisition properties as compared to the 2005 acquisition properties.  Lease transactions of 255,815 square feet were completed in 2006 which were comparable or above current rental rates.  We are optimistic about the industrial business as we continue see positive trends in occupancy and rental rates in our portfolio.

The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with decreasing supply due to condo conversions.  Our multi-family property is operating as expected based on market conditions.

With our diversified strategy of investing in multi-family, industrial, office and retail property types, we expect to be able to alter our asset mix to leverage market timing and maximize our investment returns.  Our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in four distinct segments, which we believe lowers our risk profile, adds stability and sets us apart from our industry peers that are invested in a single property type.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of December 31, 2006 based on the amount of square footage they each occupy (dollar amounts are stated in thousands).

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
AT&T/SBC	Office	3,151,488	21.29%	$37,630	21.64%
C&S Wholesale Grocers	Indus./Dist.	1,720,000	11.62%	$10,340	5.95%
Stop & Shop	Retail	601,652	4.07%	$9,845	5.66%
Dopaco, Inc	Indus./Dist.	299,176	2.02%	$1,098	0.63%
Lockheed Martin Corporation	Office	288,632	1.95%	$7,498	4.31%
Washington Mutual	Office	239,905	1.62%	$3,047	1.75%
24-Hour Fitness	Retail	238,621	1.61%	$3,587	2.06%
Cinemark USA, Inc.	Retail	225,507	1.52%	$2,903	1.67%
Oce-USA	Indus./Dist.	202,000	1.36%	$1,377	0.79%
FMC Corporation	Indus./Dist	178,600	1.21%	$563	0.32%

The majority of the income from our properties (excluding the multi-family property) consists of rent received under long-term leases.  Most of the leases require the tenant to pay a fixed minimum amount of rent, paid monthly in advance, and a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the tenant leases require the landlord to pay expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

Insurance Captive

During October 2006, we entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is wholly owned by three other related REITs sponsored by our sponsor, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and

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Insurance Management Services Inc.  We became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  We entered into the Insurance Captive to stabilize our insurance costs, manage our exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which our initial contribution was $188.  We are required to remain as a member of the Insurance Captive for a period of five years.  Accordingly, we are required to continue making contributions to the Insurance Captive during this period even if we otherwise would be able to obtain lower insurance rates from a third party provider.  This entity is considered to be a VIE as defined in FIN 46(R) and we are not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, our net equity investment is reflected on the consolidated balance sheets and the consolidated statements of operations included our share of net income or loss from the unconsolidated entity.

Results of Operations

General

The following discussion is based on our consolidated financial statements for the years ended December 31, 2006 and 2005.  As of December 31, 2006, all of our property acquisitions, except for Lincoln Village Shopping Center and related borrowings and our four C&S Wholesale industrial/distribution properties have been completed through our consolidated joint ventures.

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067
September 30, 2006	8	2,386,757	$544,340
December 31, 2006	29	6,161,185	$712,320

Total	93	14,490,923	$2,430,777

Consolidated Results of Operations

Other public REITs typically provide their results of operations in relation to same store results.  We cannot provide our results in this format because we have not owned any properties for two consecutive years.  We intend on presenting our results of operations in the same store format when our property portfolio is more seasoned.

Rental Income, Tenant Recovery Income and Other Property Income

Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $123,202 and $6,668 for the years ended December 31, 2006 and 2005, respectively.

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The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

	2006	2005	2006 increase from 2005
Property rentals	$93,428	$5,877	$87,551
Straight-line rents	4,588	250	4,338
Amortization of acquired above and below market leases, net	403	25	378

Total rental income	$98,419	$6,152	$92,267

Tenant recoveries	21,547	509	21,038
Other income	3,236	7	3,229

Total property revenues	$123,202	$6,668	$116,534

Total property revenues increased $116,534 in 2006 as compared to 2005.  The increase in property revenues in 2006 was due primarily to acquisitions of properties made in 2006 and the increase in revenues from properties acquired in 2005 and 2006.

A summary of economic occupancy by segment follows:

Consolidated Economic Occupancy

Segment	2006	2005	2006 increase (decrease) from 2005

Office	97%	99%	(2)%
Retail	96%	88%	8%
Multi-family	91%	N/A	N/A
Industrial	100%	100%	0%

Total (1)	97%	94%	3%

(1)  weighted average occupied

Our overall economic occupancy increased 3% in 2006 as compared to 2005.  Property acquisitions in the industrial and retail sectors partially offset by higher vacancies in the office sector, accounted for the increase in overall economic occupancy in 2006.

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Property Operating Expenses and Real Estate Taxes

Property operating expenses consist of property management fees paid to property managers and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $32,826 and $987 for the years ended December 31, 2006 and 2005, respectively.

	2006	2005	2006 increase from 2005

Property operating expenses	$20,951	$626	$20,325
Real estate taxes	11,840	361	11,479

Total property expenses	$32,791	$987	$31,804

Real estate operating expenses as a percentage of total property revenues were 26.5% for 2006 and 14.8% for 2005.

Total property operating expenses and real estate taxes increased $31, 804 in 2006 compared to 2005 due primarily to the properties acquired in 2005 and 2006.

Other Operating Income and Expenses

Other operating expenses are summarized as follows:

	2006	2005	2006 increase from 2005

Depreciation and amortization	$49,681	$3,459	$46,222
Interest expense	31,553	1,412	30,141
General and administrative	7,613	1,266	6,347

	$88,847	$6,137	$82,710

Depreciation and Amortization

The $46,222 increase in depreciation and amortization expense in 2006 relative to 2005 was due substantially to the impact of the properties acquired in 2006.

Interest Expense

The $30,141 increase in interest expense in 2006 as compared to 2005 was primarily due to (1) 2006 mortgage debt financings, (2) the increase in margin borrowing on our stock and (3) the assumption of mortgage debt on four newly purchased properties.

A summary of interest expense for the years ended December 31, 2006 and 2005 appears below:

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	2006	2005	2006 increase from 2005
Debt Type
Margin and notes payable	$47,930	$14,097	$33,833
Mortgages	1,062,703	213,557	849,146

Total	$1,110,633	$227,654	$882,979

General and Administrative Expenses

General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates of the business manager for maintaining our accounting and investor records, affiliates of the business manager common share purchase discounts, directors and officers insurance, postage, board of directors fees and printer costs.  Our expenses were $7,613 and $1,266 for the years ended December 31, 2006 and 2005, respectively.  The increase in 2006 as compared to 2005 is due primarily to a full year property ownership in 2006.

Interest and Dividend Income and Realized Gain on Securities

Interest income consists of interest earned on short term investments and distributions from investments in REIT shares.  Our interest and dividend income was $23,289 and $1,740 for the years ended December 31, 2006 and 2005, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments.  We also realized a gain on securities in 2006 of $4,096. Interest income was $15,720 and $1,610 for the years ended December 31, 2006 and 2005, respectively, resulting primarily from interest earned on cash investments.  There is no assurance that we will be able to generate the same level of investment income or gains in the future.

Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

	For the year ended December 31, 2006
	Capital Balance	Income Redemption	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$—	$(9,245)	$9,245	$264,132
Series B preferred stock (2)	125	—	(15)	15	125
Series C preferred stock (3)	264,003	(264,003)	(16,489)	16,489	—
Common stock (1)	27,585	—	(1,804)	(1,739)	24,042

	$555,845	$(264,003)	$(27,553)	$24,010	$288,299

	For the year ended December 31, 2005
	Capital Balance	Income Redemption	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$—	$(2,076)	$2,076	$264,132
Series B preferred stock (2)	—	—	—	—	—
Series C preferred stock (3)	224,003	—	(2,108)	2,108	224,003
Common stock (1)	29,348	—	—	(1,762)	27,586

	$517,483	$—	$(4,184)	$2,422	$515,721

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    income allocation for GAAP purposes is not the same as allocation of income for tax purposes

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Allocations of profit and loss are made first to series A, B, and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest.  The income allocation for the common stockholders for the years ended December 31, 2006 and 2005 was based on the average monthly ownership percentages of the stockholders during the period.  As of December 31, 2006, Inland American and MD’s effective ownership interest of the common stock was 97% and 3%, respectively.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $304 and $237 as of December 31, 2006 and 2005, respectively.  Other expense of $46 and $237 was recognized for the year ended December 31, 2006 and 2005, respectively. The value of the put/call arrangements increased from December 31, 2005 to December 31, 2006 due in part to the life of the put/call being reduced by one year and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

An analysis of results of operations by segment follows:

Office Segment

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$40,261	$3,260	$37,001
Tenant recoveries	7,359	26	7,333
Straight-line rents	2,347	140	2,207
Amortization of acquired above and below market leases, net	(245)	(6)	(239)
Other income	1,870	1	1,869

Total real estate rental revenue	$51,592	$3,421	$48,171

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	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Expenses
Operating expenses and real estate taxes	$12,271	$277	$11,994

Total operating and real estate expenses	$12,271	$277	$11,994

Comparison of Year Ended December 31, 2006 to 2005

Office properties real estate rental revenues increased from $3,421 in 2005 to $51,592 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operations for properties purchased in 2005.  Office properties real estate expenses also increased from $277 in 2005 to $12,271 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operation for properties purchased in 2005.

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance.  We own fewer office properties than retail properties.

Retail Segment

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$48,670	$2,455	$46,215
Tenant recoveries	13,894	481	13,413
Straight-line rents	1,936	104	1,832
Amortization of acquired above and below market lease, net	664	31	633
Other income	1,248	6	1,242

Total real estate rental revenue	$66,412	$3,077	$63,335

Real Estate Expenses
Operating expenses and real estate taxes	$19,381	$699	$18,682

Total operating and real estate expenses	$19,381	$699	$18,682

Retail properties real estate rental revenues increased from $3,077 in 2005 to $66,412 in 2006 mainly due to the acquisition of 32 retail properties in 2006 and an entire year of operation for properties

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purchased in 2005.  Retail properties real estate expenses also increased from $699 in 2005 to $19,381 in 2006 mainly due to the acquisition of 32 retail properties in 2006 and an entire year of operations for properties purchased in 2005.

Retail segment property rental revenues are greater than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet.  Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect sales taxes from their tenants, which we record as other income and operating expense.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and then receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

Industrial Segment

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$2,822	$162	$2,660
Tenant recoveries	294	2	292
Straight-line rents	305	6	299
Amortization of acquired above and below market leases, net	(16)	—	(16)
Other income	2	—	2

Total real estate rental revenue	$3,407	$170	$3,237

Real Estate Expenses
Operating expenses and real estate taxes	$396	$11	$385

Total operating and real estate expenses	$396	$11	$385

Industrial properties real estate rental revenues increased from $170 in 2005 to $3,407 in 2006 mainly due to the acquisition of 14 properties in 2006 and an entire year of operations for properties purchased in 2005.  Industrial properties real estate expenses also increased from $11 in 2005 to $396 in 2006 mainly due to the acquisition of 14 properties in 2006 and an entire year of operations for properties purchased in 2005.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

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Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs. We own fewer industrial properties than office and retail properties.

Multi-family Segment

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$1,675	$—	$1,675
Other income	116	—	116

Total real estate rental revenue	$1,791	$—	$1,791

Real Estate Expenses
Operating expenses and real estate taxes	$743	$—	$743

Total operating and real estate expenses	$743	$—	$743

Multi-family real estate rental revenues and expenses increased from $0 in 2005 to $1,791 in 2006 and $0 in 2005 to $743 in 2006, respectively, because no multi-family properties were owned in 2005.

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date

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and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease.  We periodically review the collectability of outstanding receivables.  Allowances are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

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Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.  As of December 31, 2006, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities

We consider FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,”APB 18: The Equity Method of Accounting for Investments in Common Stock, and SOP 78-9: Accounting for Investments in Real Estate Ventures,  to determine the method of accounting for each of our partially-owned entities.  In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders.  If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

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Liquidity and Capital Resources

General

Our principal demand for funds has been to invest in joint ventures and properties, to pay our operating expenses and the operating expenses of our properties, to pay expenses associated with our initial public offering and to make distributions to our stockholders. Generally, our cash needs have been funded from:

•                                          the net proceeds from the public offering of our shares of common stock;

•                                          from interest and investment income earned on our investment in marketable securities;

•                                          from income earned on our investment properties;

•                                          distributions from our joint venture investments; or

•                                          advances or contributions from our sponsor.

We expect that our current offering of shares of common stock will terminate on or before August 31, 2007.  As noted herein, through December 31, 2006, we had sold a total of 166,435,589 shares in the primary offering and 2,209,967 shares pursuant to the offering of shares through the dividend reinvestment plan leaving us with approximately 333,564,411 shares available for sale in the primary offering and 37,790,033 shares through the dividend reinvestment plan. We have also registered with the SEC for another public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan.  The new offering was not effective with the SEC as of February 21, 2007.

We may also generate additional capital through borrowings secured by existing or future properties.  As a matter of policy, we limit our total indebtedness to approximately 55% of the combined fair market value of our assets on a consolidated basis.  For these purposes “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  As of December 31, 2006, we had borrowed approximately $1,062,703 equivalent to 43% of the combined fair market value of these assets on a consolidated basis.  We may also generate additional capital through borrowings on an unsecured basis and from income generated from our existing real estate investments and investments in marketable securities.  We believe these various sources of cash will provide us with sufficient monies to pay our operating expenses and to pay distributions to our stockholders at the existing rate for the foreseeable future.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

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Liquidity

Offering

As of December 31, 2006, subscriptions for a total of 166,435,589 shares in the primary offering had been received and accepted, resulting in gross proceeds of $1,660,771.  We have also sold an additional 2,209,967 shares pursuant to the DRP increasing the gross offering proceeds to $20,994.

As of December 31, 2006, we had incurred $178,012 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding such commissions and fees, which were $19,752 as of December 31, 2006, in excess of 4.5% of the gross offering proceeds. As of December 31, 2006, organization and offering costs, excluding commissions and fees, did not exceed the 4.5% limitation. We anticipate that these costs will not exceed this limitation upon completion of the offering.

Mortgage Debt

As of December 31, 2006, on a consolidated basis, we had mortgage debt secured by 53 properties totaling approximately $1,062,703, which excludes mortgage discounts net of accumulated amortization of $3,520 as of December 31, 2006.  These debt obligations require monthly payments and bear interest at a range of 4.83% to 6.01% per annum.  As of December 31, 2006, the weighted average interest rate on the mortgage debt was 5.27%.

We have entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties we own or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of December 31, 2006, we have approximately $6,512 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $443,046 in principal.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of December 31, 2006, we have recorded a payable of $47,930 for securities purchased on margin against a total securities portfolio of $159,433.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At December 31, 2006, the rates we were paying on this margin debt were in a range of between 5.59% and 5.84%, with a weighted average interest rate of 5.67%.  The margin funds provide a positive spread on this capital.

MB REIT Put/Call Agreement

The put/call agreement explained below and entered into with Minto Delaware is considered a free standing financial instrument and is thus accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.”  We may be required to redeem Minto Delaware’s interest in the MB REIT in the following circumstances:

•                                          On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A

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preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1,276 per share for 207,000 shares of series A preferred stock plus accrued and unpaid dividends.

•                                          On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

•                                          On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, 100% of Minto Delaware’s investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

A DRP which allows stockholders to automatically reinvest cash distributions by purchasing additional shares from us at a price equal to $9.50 per share with no reduction in the gross proceeds for selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program enables existing stockholders with limited, interim liquidity to sell shares back to us.  The prices at which shares may be sold back to us are as follows:

•                                          One year from the purchase date, $9.25 per share;

•                                          Two years from the purchase date, $9.50 per share;

•                                          Three years from the purchase date, $9.75 per share; and

As of December 31, 2006, 25,406 shares have been repurchased for a total of $235.

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Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the existing and future offering of common stock and the availability of, and interest rate on, mortgage debt.  Recent increases in interest rates may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Cash provided by operating activities were approximately $65,883 and $11,498 for the years ended December 31, 2006 and 2005, respectively, and were generated primarily from operating income from property operations and interest and dividends.  The increase in cash from 2005 to 2006 was due to the acquisition of 56 properties in 2006 and an entire year of cash flow for properties acquired in 2005.

Cash Flows From Investing Activities

Cash used in investing activities was approximately $(1,552,014) and $(810,725) for the years ended December 31, 2006 and 2005, respectively.  The 2006 cash was used primarily for the acquisition of 56 properties, the purchase of marketable securities and the funding of three notes receivables.  The 2005 cash was used to acquire 37 properties and purchase marketable securities.

Cash Flows From Financing Activities

Cash flows provided by financing activities were approximately $1,751, 494 for the year ended December 31, 2006.  During 2006, we generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,422,828.  We generated approximately $33,833 by borrowing against our portfolio of marketable securities.  We generated approximately $604,566 from borrowings secured by mortgages on 55 properties and paid approximately $13,033 for loan fees to procure these mortgages. We generated approximately $40,125 from the issuance of MB REIT preferred and common shares and paid approximately $264,003 to redeem MB REIT preferred series C shares. MB REIT paid approximately $29,658 in distributions to its common and preferred stockholders.  We paid approximately $33,394 in distributions to our common stockholders and repaid related parties in the amount of $9,339.

Cash provided by financing activities was approximately $836,156 for the year ended December 31, 2005.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $85,706.  We generated $14,097 by borrowing against our portfolio of marketable securities.  We generated $213,557 from the issuance of new mortgages secured by three properties and paid $3,543 in loan fees to procure these mortgages.   We paid approximately $123 in distributions to our common stockholders.   MB REIT paid $2,077 in distributions to MB REIT preferred stockholders and generated $517,483 from the issuance of MB REIT preferred and common shares.  Our sponsor has contributed amounts to pay the common stockholder distributions until funds from our operations are adequate to cover distributions.  The sponsor contributed $800 and advanced approximately $2,709 for the payment of common share distributions and certain of our expenses.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we borrow primarily at fixed rates or variable rates with the competitive pricing available and, in some cases, with the ability to convert variable rates to fixed rates.  As of December 31, 2006, the only variable rate debt we had was on the marketable securities.

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Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of December 31, 2006 to evaluate the expected cash flows and sensitivity to interest rate changes.

	2007	2008	2009	2010	2011	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	822,162

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.35%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,520, net of accumulated amortization, is outstanding as of December 31, 2006.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations, and lease agreements as of December 31, 2006.

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years
Long-Term Debt Obligations	$1,836,691	57,808	327,160	340,531	1,111,192

Ground Lease Payments	$29,093	465	1,404	1,420	25,804

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation. Assuming all the conditions are satisfied, as of December 31, 2006 we would be obligated to pay as much as $26,234 in the future as vacant space covered by these so-called earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

We are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the business manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.  We incurred and paid property management fees of $4,885 and $359 for the years ended December 31, 2006 and 2005, respectively.

After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book

236

value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. We incurred advisor asset management fees of $2,400 for the year ended December 31, 2006.  None of these fees remained unpaid as of December 31, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $2,400, for the year ended December 31, 2006.

Subsequent Events

We paid distributions to our stockholders of $0.05083 per share totaling $8,099 and $9,132 in January and February 2007, respectively.

We issued 35,682,777 shares of common stock and repurchased 160,810 shares of common stock through the SRP from January 1, 2007 through February 21, 2007, resulting in a total of 204,142,117 shares of common stock outstanding. As of February 21, 2007, subscriptions for a total of 201,037,805 shares were received and accepted resulting in total gross offering proceeds of $2,010,378 and an additional 3,290,528 shares were issued pursuant to the DRP for $31,259 of additional gross proceeds.

We have acquired the following properties during the period January 1, 2007 through February 21, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
1/10/07	Kinross Lakes Richfield, OH	1998	17,500	86,000	ProQuest Business Solutions
1/12/07	Stevenson Road Ottawa, IL	1992	3,300	38,286	i-Serve Direct Commerce
1/12/07	Faulkner Road North Little Rock, AR	1995	45,674	712,000	Deluxe Video Service
1/12/07	Market at Hamilton Gahanna, OH	2006	13,427	42,340	Lifestyle Fitness, Sleep Outfitters, Casa Fiesta
1/12/07	Parkway Building B Grove City, OH	2006	2,694	7,364	Cardboard Heroes Sports Stuff
1/23/07	Tri State Holdings I Wood Dale, IL	1987	9,272	137,607	Trimas Fasteners
1/23/07	Tri State Holdings II Houston, TX	1999	13,560	223,599	Lamous Metal Gasket Co.
1/23/07	Tri State Holdings III Mosinee, WI	1992	9,382	193,200	Cequent Trailer Products
1/23/07	Ridgeline Road Highlands Ranch, CO	1986	14,600	85,680	Software AG
1/24/07	Mt Zion Road Lebannon, IN	2001	47,200	1,091,435	Pearson Education and Addison Wesley Longman, Inc.
1/30/07	US Highway 45 Libertyville, IL	1965	26,500	197,100	USG Corporation

237

During the period from January 1, 2007 through February 21, 2007, we funded earnouts totaling $2,218 at three properties.

The mortgage debt financings obtained during the period from January 1, 2007 through February 21, 2007 are detailed in the table below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
1/23/07	Denver Highlands	5.4800%	10/01/25	10,500
1/26/07	Bradley — Pool B	5.9048%	01/01/17	80,035
02/12/07	State Street Market	5.6230%	03/11/12	10,450
02/12/07	Shops at Sherman Plaza	5.5690%	03/01/17	30,275

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of December 31, 2006 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

We monitor interest rate risk using a variety of techniques. The table below presents mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes (dollar amounts stated in thousands).

238

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	$161,000	$79,541	$822,162

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.35%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,520, net of accumulated amortization, is outstanding as of December 31, 2006.

We did not have any variable rate mortgage debt as of December 31, 2006.

We and MB REIT entered into a put/call agreement as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives are required to be  recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

239

PLAN OF DISTRIBUTION

The following information, which was previously inserted in the “Plan of Distribution” section on page 322 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of March 7, 2007.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)
From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	210,476,709	2,104,767,090	221,000,544	1,883,766,546

Shares sold pursuant to our distribution reinvestment program:	3,253,796	30,911,062	—	30,911,062
Shares repurchased pursuant to our share repurchase program:	(233,199)	(2,157,094)	—	(2,157,094)
Totals:	213,517,306	2,133,721,058	221,000,544	1,912,720,514

(1)                                  Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)                                  Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)                                  Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

240

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This section revises the discussion contained in the prospectus under the heading “Independent Registered Public Accounting Firm,” which appears on page 345 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•                                          the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lake View Technology Center for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lakewood Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Hilliard Marketplace for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Dulles Executive Plaza I & II for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2005,

241

•                                          the historical summary of gross income and direct operating expenses of IDS Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Village for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Washington Mutual Office/Data Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Waterford Place at Shadow Creek Ranch Apartments for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses of Fields Apartment Homes for the year ended December 31, 2006, and

•                                          the historical summary of gross income and direct operating expenses of the ProLogis Properties for the year ended December 31, 2006.

The audit reports related to the above historical summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

242

Page
Inland American Real Estate Trust, Inc.:

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2006 and December 31, 2005	F-2

Consolidated Statements of Operations and Other Comprehensive Income for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-4

Consolidated Statement of Stockholders’ Equity for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-8

Notes to Consolidated Financial Statements at December 30, 2006 and 2005	F-11

Schedule III Real Estate and Accumulated Depreciation	F-34

Pro Forma Consolidated Balance Sheet at December 31, 2006 (unaudited)	F-41

Notes to Pro Forma Consolidated Balance Sheet at December 31, 2006 (unaudited)	F-43

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-45

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-47

Triangle Mall:

Independent Auditors’ Report	F-50

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-51

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-52

Properties Acquired from New Quest Properties:
F-54
Independent Auditors’ Report

Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-55

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-56

Paradise Shops of Largo:

Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-59

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-60

F-i

SBC Center:

Summary Financial Information for AT&T, as of December 31, 2006, 2005, and 2004, which is subject to net lease.	F-61

Monadnock Marketplace:

Independent Auditors’ Report	F-63

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-64

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-65

Lakewood Mall:

Independent Auditors’ Report	F-67

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-68

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-69

Lake View Technology Center:

Independent Auditors’ Report	F-71

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-72

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-73

Southgate Apartments:

Independent Auditors’ Report	F-75

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-76

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-77

Canfield Plaza:

Independent Auditors’ Report	F-78

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-79

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-80

Shakopee Center:

Independent Auditors’ Report	F-82

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-83

F-ii

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-84

Ahold Portfolio:

Independent Auditors’ Report	F-86

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-87

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-88

Lincoln Mall:

Independent Auditors’ Report	F-89

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-90

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-91

Dulles Executive Plaza I & II:

Independent Auditors’ Report	F-92

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-93

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-94

Hilliard Marketplace:

Independent Auditors’ Report	F-95

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-96

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-97

Bradley Portfolio:

Independent Auditors’ Report	F-98

Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-99

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-100

IDS Center:

Independent Auditors’ Report	F-102

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-103

F-iii

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-104

Buckhorn Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-106

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-107

Fabyan Randall:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-108

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-109

Lincoln Village:

Independent Auditors’ Report	F-110

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2006	F-111

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2006	F-112

Washington Mutual Office/Data Center:

Independent Auditors’ Report	F-114

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2006	F-115

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2006	F-116

State Street Market:

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-118

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-119

Waterford Place at Shadow Creek Ranch Apartments:

Independent Auditors’ Report	F-120

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-121

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-122

F-iv

Fields Apartment Homes:

Independent Auditors’ Report	F-123

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-124

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-125

ProLogis Properties:

Independent Auditors’ Report	F-126

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-127

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-128

Shallotte Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-130

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-131

Crossroads at Chesapeake:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-132

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-133

Chesapeake Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-134

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-135

Market at Hamilton:

Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2006 (commencement of operations) through December 31 ,2006 (unaudited)	F-136

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2006 (commencement of operations) through December 31 ,2006 (unaudited)	F-137

F-v

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Inland American Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland American Real Estate Trust, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Chicago, Illinois
February 28, 2007

F-1

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	December 31,	December 31,
	2006	2005

Investment properties:
Land	$332,113	$101,144
Building and other improvements	1,913,794	609,362

	2,245,907	710,506
Less accumulated depreciation	(38,983)	(2,751)

Net investment properties	2,206,924	707,755

Cash and cash equivalents (including cash held by management company of $4,118 and $7,329 as of December 31, 2006 and 2005, respectively)	302,492	37,129
Restricted cash (Note 2)	41,387	8,626
Restricted escrows (Note 2)	22,415	30,708
Investment in marketable securities	159,433	28,614
Investment in unconsolidated joint venture (Note 1)	201	—
Accounts and rents receivable (net of allowance of $605 and $0 as of December 31, 2006 and 2005, respectively)	14,294	1,100
Notes receivable (Note 4)	53,152	—
Due from related parties (Note 3)	88	451
Acquired in-place lease intangibles (net of accumulated amortization of $13,727 and $698 as of December 31, 2006 and 2005, respectively)	205,853	45,621
Acquired above market lease intangibles (net of accumulated amortization of $583 and $9 as of December 31, 2006 and 2005, respectively)	8,333	244
Loan fees and loan fee deposits (net of accumulated amortization of $555 and $9 as of December 31, 2006 and 2005, respectively)	16,022	3,535
Other assets	9,950	2,068

Total assets	$3,040,544	$865,851

See accompanying notes to the consolidated financial statements.

F-2

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)
(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	December 31,	December 31,
	2006	2005
Liabilities:
Mortgages and margins payable (Note 8)	$1,107,113	$227,654
Accounts payable	3,109	1,447
Accrued offering costs to related parties	3,557	292
Accrued offering costs to non-related parties	1,832	321
Accrued interest payable	941	862
Tenant improvement payable	2,667	789
Accrued real estate taxes	9,035	1,601
Distributions payable	8,099	315
Security deposits	1,587	669
Prepaid rental and recovery income and other liabilities	15,925	5,573
Advances from sponsor	—	3,081
Acquired below market lease intangibles (net of accumulated amortization of $1,011 and $34 as of December 31, 2006 and 2005, respectively)	21,000	3,059
Restricted cash liability (Note 2)	41,387	8,626
Other financings (Note 1)	47,762	—
Due to related parties (Note 3)	2,390	10,756
Deferred income tax liability (Note 10)	1,393	—

Total liabilities	1,267,797	265,045

Minority interest	288,299	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 168,620,150 and 9,873,834 shares issued and outstanding as of December 31, 2006 and 2005, respectively	96	10
Additional paid in capital (net of offering costs of $178,012 and $13,147 as of December 31, 2006 and 2005, of which $159,357 and $7,663 was paid or accrued to affiliates as of December 31, 2006 and 2005, respectively)	1,504,576	86,410
Accumulated distributions in excess of net income (loss)	(41,882)	(1,835)
Accumulated other comprehensive income	21,658	500

Total stockholders’ equity	1,484,448	85,085

Commitments and contingencies (Note 13)

Total liabilities and stockholders’ equity	$3,040,544	865,851

See accompanying notes to the consolidated financial statements.

F-3

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Year Ended	Year Ended	Period from October 4, 2004 (inception) through
	December 31, 2006	December 31, 2005	December 31, 2004
Income:
Rental income	$98,419	$6,152	$—
Tenant recovery income	21,547	509	—
Other property income	3,236	7	—

Total income	123,202	6,668	—

Expenses:
General and administrative expenses to related parties	4,318	339	—
General and administrative expenses to non-related parties	3,295	927	24
Property operating expenses to related parties	4,850	359	—
Property operating expenses to non- related parties	16,101	267	—
Real estate taxes	11,840	361	—
Depreciation and amortization	49,681	3,459	—
Business manager management fee	2,400	—	—

Total expenses	92,485	5,712	24

Operating income (loss)	$30,717	$956	$(24)

Interest and dividend income	23,289	1,740	—
Other expense	(28)	(235)	—
Interest expense	(31,553)	(1,412)	—
Equity in earnings of unconsolidated entities	13	—	—
Realized gain on securities	4,096	—	—

Income (loss) before income taxes and minority interest	$26,534	$1,049	$(24)

Income tax expense (Note 10)	$(1,393)	$—	$—
Minority interest (Note 9)	(24,010)	(2,422)	—

Net income (loss) applicable to common shares	$1,131	$(1,373)	$(24)

See accompanying notes to the consolidated financial statements.

F-4

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(continued)
(Dollar amounts in thousands, except per share amounts)

	Year Ended	Year Ended	Period from October 4, 2004 (inception) through
	December 31, 2006	December 31, 2005	December 31, 2004

Other comprehensive income:
Unrealized gain on investment securities	21,158	500	—

Comprehensive income (loss)	$22,289	$(873)	$(24)

Net income (loss) available to common stockholders per common share, basic and diluted	$.02	$(1.55)	$(1.20)

Weighted average number of common shares outstanding, basic and diluted	68,374,630	884,058	20,000

See accompanying notes to the consolidated financial statements.

F-5

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands)

For the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at October 4, 2004 (inception)	—	—	—	—	—	—

Net loss applicable to common shares	—	—	—	(24)	—	(24)

Contributions by sponsor	20,000	—	200	—	—	200

Balance at December 31, 2004	20,000	—	200	(24)	—	176

Net loss applicable to common shares	—	—	—	(1,373)	—	(1,373)
Unrealized gain on investment securities	—	—	—		500	500

Distributions declared				(438)	—	(438)
Proceeds from offering	9,846,224	10	98,331	—	—	98,341
Offering costs	—	—	(13,147)	—	—	(13,147)
Proceeds from distribution reinvestment program	7,610	—	72	—	—	72
Contribution from sponsor advances	—	—	800	—	—	800
Issuance of stock options and discounts on shares issued to affiliates	—	—	153	—	—	153

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

See accompanying notes to the consolidated financial statements.

F-6

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(continued)

(Dollar amounts in thousands)

For the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net income applicable to common shares	—	—	—	1,131	—	1,131
Unrealized gain on investment securities	—	—	—		21,158	21,158

Distributions declared	—	—	—	(41,178)		(41,178)
Proceeds from offering	156,569,365	84	1,562,146	—	—	1,562,230
Offering costs	—	—	(164,865)	—	—	(164,865)
Proceeds from distribution reinvestment program	2,202,357	2	20,920	—	—	20,922
Shares repurchased	(25,406)	—	(235)	—	—	(235)
Issuance of stock options and discounts on shares issued to affiliates	—	—	200	—	—	200

Balance at December 31, 2006	168,620,150	96	1,504,576	(41,882)	21,658	1,484,448

See accompanying notes to the consolidated financial statements.

F-7

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Cash flows from operations:
Net income (loss) applicable to common shares	$1,131	$(1,373)	$(24)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by (used in) operating activities:
Depreciation	36,231	2,752	—
Amortization	13,029	707	—
Amortization of loan fees	546	—	—
Amortization on acquired above market leases	574	9	—
Amortization on acquired below market leases	(977)	(34)	—
Amortization of mortgage discount	294	—	—
Straight-line rental income	(4,588)	(250)	—
Straight-line rental expense	66	3	—
Other expense	435	237	—
Minority interests	24,010	2,422	—
Equity in earnings	(13)	—	—
Discount on shares issued to related parties	200	153	—
Realized gain on investments in securities	(4,096)	—	—
Changes in assets and liabilities:
Accounts and rents receivable	(8,606)	(762)	—
Accounts payable	1,663	1,371	10
Other assets	(3,518)	(310)	—
Accrued real estate taxes	6,905	(341)	—
Accrued interest payable	79	862	—
Prepaid rental and recovery income	(2,652)	4,649	—
Due to related parties	—	649	—
Other liabilities	3,759	751	—
Deferred income tax liability	1,393	—	—
Security deposits	18	3	—

Net cash flows provided by (used in) operating activities	65,883	11,498	(14)

Cash flows from investing activities:
Purchase of investment securities	(142,506)	(28,114)	—
Sale of investment securities	36,941	—	—
Restricted escrows	12,341	(30,708)	—
Rental income under master leases	245	6	—
Acquired in-place lease intangibles	(173,261)	(46,319)	—
Tenant improvement payable	(2,754)	789	—
Purchase of investment properties	(1,235,594)	(707,993)	—
Acquired above market leases	(8,663)	(252)	—
Acquired below market leases	18,918	3,093	—
Investment in unconsolidated joint venture	(188)	—	—
Payment of leasing fees	(91)	—	—
Funding of note receivable	(53,152)	—	—
Other assets	(4,250)	(1,226)	—

See accompanying notes to the consolidated financial statements.

F-8

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Net cash flows used in investing activities	(1,552,014)	(810,725)	—

Cash flows from financing activities:
Proceeds from offering	1,562,233	98,341	200
Proceeds from the dividend reinvestment program	20,919	72	—
Shares repurchased	(235)	—	—
Payment of offering costs	(160,089)	(12,707)	(358)
Proceeds from mortgage debt and notes payable	604,566	213,557	—
Principal payments of mortgage debt	(794)	—	—
Proceeds from margin securities debt	33,833	14,097	—
Payment of loan fees and deposits	(13,033)	(3,543)	—
Distributions paid	(33,394)	(123)	—
Distributions paid — MB REIT preferred series A and C	(29,658)	(2,077)	—
Due from related parties	363	2,592	—
Due to related parties	(6,258)	4,955	—
Proceeds of issuance of preferred shares and common shares — MB REIT	40,125	517,483	—
Redemption of preferred shares — MB REIT	(264,003)	—	—
Sponsor advances	(3,081)	2,709	372
Contributions from sponsor	—	800	—

Net cash flows provided by financing activities	1,751,494	836,156	214

Net increase in cash and cash equivalents	265,363	36,929	200
Cash and cash equivalents, at beginning of period	37,129	200	—

Cash and cash equivalents, at end of period	$302,492	$37,129	$200

Supplemental disclosure of cash flow information:

Purchase of investment properties	(1,535,826)	(710,512)	—
Tenant improvement liabilities assumed at acquisition	4,632	(88)	—
Real estate tax liabilities assumed at acquisition	529	1,942	—
Security deposit liabilities assumed at acquisition	900	666	—
Assumption of mortgage debt at acquisition	245,375	—	—
Mortgage discount recorded at acquisition	(3,814)	—	—
Non-cash asset retirement obligation liability	8,919	—	—
Assumption of lender held escrows at acquisition	(4,048)	—	—

See accompanying notes to the consolidated financial statements.

F-9

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Other assets recorded at acquisition	(24)	—	—
Other financings	47,762	—	—

	(1,235,594)	(707,993)	—

Cash paid for interest	$30,462	$460	$—

Supplemental schedule of non-cash investing and financing activities:	,

Distributions payable	$8,099	$315	$—

Accrued offering costs payable	$5,389	$614	$173

Write off of in-place lease intangibles	$411	—	—

Write off of building and other improvements	$180	—	—

Discount on shares	$196	$153	$—

See accompanying notes to the consolidated financial statements.

F-10

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  The Company has also registered with the Securities and Exchange Commission for another public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan which is not effective as of February 21, 2007.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time to time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offering, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.  As of December 31, 2006, the Company has repurchased 25,406 shares for a total of $235.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

F-11

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity (“VIE”) and it is the primary beneficiary (as defined in FASB Interpretation 46(R) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). For joint ventures that are not VIE’s of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has ownership interests of 67% to 75% in LLC’s which own nine shopping centers.  These entities are considered VIE’s as defined in FIN 46(R) and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLC’s to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.  See Note 9 of these consolidated financial statements for a discussion of MB REIT.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.

The fair value of derivative instruments is estimated using the Black-Scholes model.  The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security an appropriate discount rate.  The Company obtains volatility rates from independent sources based on expected volatility of the underlying security over the term of the derivative instrument.  The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted.  A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company’s estimate of the discount rate at which it could currently settle the derivative instrument.  Considerable management judgment   is required in estimating the Black-Scholes variables.  Actual results upon settlement upon settlement or unwinding of derivative instruments may differ materially from these estimates.

F-12

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

During October 2006, the Company entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is wholly owned by three other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and Insurance Management Services Inc.  The Company became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which the Company’s initial contribution was $188.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Company is reflected on the consolidated balance sheets and the consolidated statements of operations included the Company’s share of net income or loss from the unconsolidated entity.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 presentations.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.  The Company records percentage rental revenue in accordance with SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

F-13

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2006 and 2005 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on December 31, 2006 and 2005, the Company has accumulated other comprehensive income of $21,658 and $500, respectively.

Real estate acquisitions are recorded at cost less accumulated depreciation.  Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method.  Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of December 31, 2006 and 2005, respectively.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization.

Loan fees are amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loans as a component of interest expense.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates.  The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for

F-14

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

the allocation to land and building and improvements. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values.  The Company considers various factors including geographic location and size of leased space.  The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate.” This discount rate is a significant factor in determining the market valuation which requires the Company’s judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the years ended December 31, 2006 and 2005. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $574 and $9 was applied as a reduction to rental income for the years ended December 31, 2006 and 2005, respectively.  Amortization pertaining to the below market lease costs of $977 and $34 was applied as an increase to rental income for the years ended December 31, 2006 and 2005, respectively.  The weighted average amortization period was 10 and 11 years for 2006 and 2005, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $13,029 and $698 for the years ended December 31, 2006 and 2005, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of December 31, 2006, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2006.

F-15

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

Amortization of:	2007	2008	2009	2010	2011	Thereafter

Acquired above market lease costs	$(1,478)	(1,194)	(958)	(922)	(675)	(3,106)

Acquired below market lease costs	1,670	1,618	1,484	1,419	1,374	13,435

Net rental income Increase	$192	424	526	497	699	10,329

Acquired in-place lease Intangibles	$27,154	26,402	25,277	24,799	22,225	79,996

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, SBC/AT&T, accounted for 25% of consolidated rental revenues in 2006.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $1,047,064 and $213,557 as of December 31, 2006 and 2005, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

Income taxes for certain state and local taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

The application of FASB Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143” resulted in the recognition upon acquisition of additional real estate assets and liabilities in 2006, which is recorded in building and other improvements and prepaid rental and recovery income and other liabilities on the balance sheet.  FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset

F-16

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset.  The value of the asset retirement obligation was a liability of $9,132 and $0 as of December 31, 2006 and 2005, respectively.  For the years ended December 31, 2006 and 2005, the Company recognized $213 and $0, respectively, of expense related to the accretion of the asset retirement obligation which is recorded in property operating expenses to non-related parties.

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company’s properties.  Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years.  These funds may be released to either the Company or the seller when certain leasing conditions are met.  Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements.  The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

A note is considered impaired in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of December 31, 2006.

Restricted cash consists of funds received from investors that have not been executed to purchase shares.

In September 2006, the SEC’s staff issued Staff Accounting Bulletin (SAB) No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  This Bulletin provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  The guidance in this Bulletin must be applied to financial reports covering the first fiscal year ending after November 15, 2006.  Implementation of this guidance in this Bulletin did not have a material effect on our 2006 annual financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Implementing the guidance in this Interpretation is not expected to have a material effect on our financial statements.

 (3)  Transactions with Related Parties

The Company’s sponsor, Inland Real Estate Investments Corporation (the “sponsor”) contributed $200 to the capital of the Company for which it received 20,000 shares of common stock.  The sponsor agreed to advance to the Company funds sufficient to pay distributions to stockholders until funds from our operations were adequate to cover the distributions.  For the year ended December 31, 2005, the sponsor advanced a total of $2,709 for the payment of costs and contributed $800 to pay distributions of $123 and the Company’s expenses of $677.  No funds were advanced in 2006.

F-17

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

As of December 31, 2006 and 2005, the Company had incurred $178,012 and $13,147 of offering costs, respectively, of which $159,357 and $7,663 was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of December 31, 2006 and 2005, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $149,937 and $9,420 for the years ended December 31, 2006 and 2005, of which $3,557 and $292 was unpaid as of December 31, 2006 and 2005.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the years ended December 31, 2006 and 2005, the Company incurred $5,957 and $419 of these costs, respectively, of which $2,390 and $63 remained unpaid as of December 31, 2006 and 2005, respectively.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly.  For the year ended December 31, 2006, fees totaled $55.  There were no fees paid for the year ended December 31, 2005.

The Company pays a related party of the Business Manager .2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the years ended December 31, 2006 and 2005, the Company paid loan fees totaling $2,191 and $427, respectively, to this related party.  None remained unpaid as of December 31, 2006.

F-18

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $2,400 for the year ended December 31, 2006, none of which remained unpaid as of December 31, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $2,400, for the year ended December 31, 2006.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $4, 850 and $359. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the year ended December 31, 2006 and 2005, respectively.  None remained unpaid as of December 31, 2006.  The Company is due funds from this related party in the amount of $35 as of December 31, 2006.

The Company had entered into a fee arrangement with Inland Western Retail Real Estate Trust, Inc., (“Inland Western”) whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty.  The fee arrangement called for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000.  The Company incurred fees of $141 for the year ended December 31, 2006.  All fees had been paid to Inland Western as of December 31, 2006.  As of December 31, 2006, all of the guarantees were released by the lenders.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 310,075 and 130,737 shares to related parties and recognized an expense related to these discounts of $200 and $153 for the years ended December 31, 2006 and 2005, respectively.

F-19

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company used a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $2,086 and $24 during the years ended December 31, 2006 and 2005, respectively, of which $1,521 remained unpaid as of December 31, 2006.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of December 31, 2006 and 2005 the Company was due funds from related parties in the amount of $53 and $451, respectively, which is due from related parties for costs paid by the Company on their behalf.  As of December 31, 2006 and 2005, the Company owed funds to related parties in the amount of $2,390 and $10,756, respectively.

(4)  Notes receivable

The notes receivable balance of $53,152 as of December 31, 2006 consisted of three installment notes from three separate unrelated parties that mature on various dates through June 30, 2007.  The notes are secured by first mortgages on vacant land and guaranteed by the owners.  Interest only is due in advance on the first of each month at rates ranging from 9.00% to 9.50% per annum.  Upon closing, an interest reserve escrow was established for the notes.

(5)  Investment Securities

Investment in securities of $159,433 and $28,614 at December 31, 2006 and 2005, respectively, consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on December 31, 2006 and 2005, the Company has accumulated other comprehensive income of $21,658 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the years ended December 31, 2006 and 2005, the Company realized a gain of $4,096 and $0, respectively, on the sale of shares. Dividend income is recognized when earned. During the years ended December 31, 2006 and 2005, dividend income of $7,434 and $133, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

The Company has purchased a portion of its investment securities through a margin account. As of December 31, 2006 and 2005, the Company has recorded a payable of $47,930 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At December 31, 2006, these rates were equal to a range between 5.59% and 5.84%. Interest expense in the amount of $2,395 and $21 is recognized in interest expense on the Consolidated Statement of Operations for the years ended December 31, 2006 and 2005, respectively.

F-20

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the years ended December 31, 2006 and 2005, the Company issued 17,500 and 0 options to its independent directors, respectively.  As of December 31, 2006 there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model.   During the years ended December 31, 2006 and 2005, the Company recorded $4 and $0, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $245 and $6 during the year ended December 31, 2006 and 2005, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease
Payments
2007	$169,714
2008	164,883
2009	158,110
2010	149,519
2011	134,515
Thereafter	853,325
Total	$1,630,066

F-21

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The remaining lease terms range from one year to 20 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent and/or percentage rent payments.  The majority of the revenue from our properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to us for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the years ended December 31, 2006 and 2005, ground lease rent was $256 and $16, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

Minimum Lease
Payments
2007	$465
2008	467
2009	468
2010	469
2011	471
Thereafter	26,753
Total	$29,093

F-22

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)
(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of December 31, 2006 and 2005 were $1,062,703 and $213,557, respectively, and had a weighted average interest rate of 5.32% and 4.99%, respectively.  All of the loans have fixed interest rates ranging from 4.88% to 6.01%.  Properties with a net carrying value of $1,692,500 at December 31, 2006 and related tenant leases are pledged as collateral. As of December 31, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	822,162

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.35%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of December 31, 2006, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,520, net of accumulated amortization, is outstanding at December 31, 2006.

The Company has purchased a portion of its securities through margin accounts.  As of December 31, 2006 and 2005, the Company has recorded a payable of $47,930 and $14,097, respectively, for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At December 31, 2006, these rates were equal to a range between 5.59% and 5.84%

(9)  Minority Interest

On October 11, 2005, the Company entered into a joint venture with MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, the Company agreed to purchase up to 920,000 shares of common stock at a price of $1 per share for a total investment of approximately $1,172,000 in MB REIT.  MD presently has $293,000 of contributed capital in MB REIT.  A total of $264,000 of this contributed capital is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30,000.  As of December 31, 2006, the Company owned approximately $1,050,000 of common stock.  The Company is required to purchase the remaining shares worth approximately $122,000 by March 31, 2007.  Once the Company has purchased all 920,000 shares of common stock, the Company will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, the Company will own approximately 97.5% of the total outstanding common stock. MB REIT elected to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

F-23

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming the Company fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT is the same as the Company. MB REIT has five directors, three of whom are also directors of the Company. In addition, all of the executive officers of MB REIT are also executive officers of the Company. Day to day decision making is completed the same for MB REIT and the Company. The Company’s Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for the Company.  The Company’s independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that the Company has with the Company’s Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than the Company would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if the Company does not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock.  The series C preferred stock entitled the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly.  During 2006, MB REIT repurchased all outstanding series C preferred stock from Inland Western.  As of December 31, 2006, there are no series C preferred shares outstanding.  To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to 125 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, the Company is entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock.  As of December 31, 2006 and 2005, respectively, the Company has purchased shares in MB REIT for a total investment of $1,050,000 and $47,000.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred stockholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings and to include MB REIT’s cash and the Company’s cash (including marketable securities) to the extent not committed and available for investment in common stock in MB REIT as part of its total assets for purposes of calculating compliance with the debt covenant ratio.  As of December 31, 2006, the debt ratio was 42% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets.

F-24

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, or MH, an affiliate of MD, has the option to require the Company to purchase, in whole, but not in part, 100% of the MD equity (consisting of the series A preferred stock and any common stock in the MB REIT) for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348,000 or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.  The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, MH shall have an option to require the Company to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchase the MD equity or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by MD on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by MD or (B) if the shares of the Company’s common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

Under SFAS 133 the put/call arrangements described above are considered derivative instruments.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.

The value of the put/call arrangement was a liability $(304) and $(237) as of December 31, 2006 and 2005, respectively, resulting in other expense of $67 and $237 for the years ended December 31, 2006 and 2005, respectively.

F-25

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The minority interest represents outside interests in MB REIT and is comprised of:

For the year ended December 31, 2006

	Capital			Income
	Balance	Redemption	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$—	$(9,245)	$9,245	$264,132
Series B preferred stock (2)	125	—	(15)	15	125
Series C preferred stock (3)	264,003	(264,003)	(16,489)	16,489	—
Common stock (1)	27,585	—	(1,804)	(1,739)	24,042

	$555,845	$(264,003)	$(27,553)	$24,010	$288,299

For the period from October 11, 2005 though December 31, 2005

	Capital		Income
	Contributions	Distributions	Allocation (4)	Total

Series A preferred stock (1)	264,132	(2,076)	2,076	264,132
Series C preferred stock (3)	224,003	(2,108)	2,108	224,003
Common stock (1)	29,348	—	(1,762)	27,586

	517,483	(4,184)	2,422	515,721

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    income allocation not indicative of income tax allocation

Allocations of profit and loss are made first to series A, B and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest.  The income allocation for the year ended December 31, 2006 and 2005 was based on the average ownership percentages of 87% and 21% for Inland American and 13% and 79% for MD, respectively. As of December 31, 2006, Inland American and Minto’s effective ownership interest was 97% and 3%, respectively.

F-26

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(10) Income Taxes

In the second quarter of 2006, the state of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  As such, the Company has recorded a net deferred tax liability and deferred income tax expense related to temporary differences of $1,393 for the year ended December 31, 2006.

The temporary differences that give rise to the net deferred tax liability at December 31, 2006 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,432
Depreciation	(58)
Straight-line rents	24
Others	(5)

Total cumulative temporary differences	$1,393

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

F-27

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

 (11) Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses. Minority interest expense or interest and other investment income from corporate investments.

For the year ended December 31, 2006:

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$93,428	$40,261	$48,670	$2,822	$1,675
Straight-line rents	4,588	2,347	1,936	305	—
Amortization of acquired above and below market leases, net	403	(245)	664	(16)	—
Total rentals	$98,419	$42,363	$51,270	$3,111	$1,675

Tenant recoveries	21,547	7,359	13,894	294	—
Other income	3,236	1,870	1,248	2	116
Total revenues	$123,202	$51,592	$66,412	$3,407	$1,791

Operating expenses	$32,791	$12,271	$19,381	$396	$743

Net property operations	$90,411	$39,321	$47,031	$3,011	$1,048

Depreciation and amortization	$(49,681)
Business manager management fee	$(2,400)
General and administrative	$(7,613)
Interest and other investment income	$23,289
Interest expense	$(31,553)
Income tax expense	$(1,393)
Other income	$4,081
Minority interest	$(24,010)

Net income applicable to common shares	$1,131

Balance Sheet Data:
Real estate assets, net	$2,420,640	$1,086,020	$1,031,416	$285,397	$17,807
Capital expenditures	470	332	138	—	—
Non-segmented assets	619,434

Total assets	$3,040,544

F-28

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The following table summarizes net property operations income by segment for the year ended December 31, 2005.

	Total	Office	Retail	Industrial

Property rentals	$5,877	$3,260	$2,455	$162
Straight-line rents	250	140	104	6
Amortization of acquired above and below market leases, net	25	(6)	31	—
Total rentals	$6,152	$3,394	$2,590	$168

Tenant recoveries	509	26	481	2
Other income	7	1	6	—
Total revenues	$6,668	$3,421	$3,077	$170

Operating expenses	987	277	699	11

Net property operations	$5,681	3,144	2,378	159

Depreciation and amortization	(3,459)
General and administrative	(1,266)
Interest and other investment income	1,740
Interest expense	(1,412)
Other expense	(235)
Minority interest	(2,422)

Net loss applicable to common shares	$(1,373)

Balance Sheet Data:
Real estate assets, net	$753,620	$396,112	$347,775	$9,733
Non-segmented assets	112,231

Total assets	$865,851

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC/AT&T, which individually accounted for 25% and 44% of the Company’s consolidated rental revenues for the year ended December 31, 2006 and December 31, 2005, respectively.

There were no capital expenditures during 2005.

F-29

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

 (12) Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss)by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the year ended December 31, 2006 and the net loss incurred in 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 68,374,630, 884,058 and 20,000 for the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) through December 31, 2004, respectively.

(13) Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $26,234 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of December 31, 2006, the Company has approximately $6,512 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $443,046 in principal.

F-30

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

(14)  Subsequent Events

The Company paid distributions of $8,099 and $9,132 to our stockholders in January and February 2007, respectively.

The Company issued 35,682,777 shares of common stock and repurchased 160,810 shares of common stock through the SRP from January 1, 2007 through February 21, 2007, resulting in a total of 204,142,117 shares of common stock outstanding. As of February 21, 2007, subscriptions for a total of 201,037,805 shares were received resulting in total gross offering proceeds of $2,010,378 and an additional 3,290,528 shares were issued pursuant to the DRP for $31,259 of additional gross proceeds.

The Company has acquired the following properties during the period January 1 to February 21, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
1/10/07	Kinross Lakes	1998	17,500	86,000	ProQuest Business Solutions
1/12/07	Stevenson Road	1992	3,300	38,286	i-Serve Direct Commerce
1/12/07	Faulkner Road	1995	45,674	712,000	Deluxe Video Service
1/12/07	Market at Hamilton	2006	13,427	42,340	Lifestyle Fitness, Sleep Outfitters, Casa Fiesta
1/12/07	Parkway Building B	2006	2,694	7,364	Cardboard Heroes Sports Stuff
1/23/07	Tri State Holdings I	1987	9,272	137,607	Trimas Fasteners
1/23/07	Tri State Holdings II	1999	13,560	223,599	Lamous Metal Gasket Co.
1/23/07	Tri State Holdings III	1992	9,382	193,200	Cequent Trailer Products
1/23/07	Ridgeline Road	1986	14,600	85,680	Software AG
1/24/07	Mt Zion Road	2001	47,200	1,091,435	Pearson Education and Addison Wesley Longman, Inc.
1/30/07	US Highway 45	1965	26,500	197,100	USG Corporation

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from January 1 to February 21, 2007, the Company funded earnouts totaling $2,218 at three of the existing properties.

On January 23, 2007, the Company purchased 97,113 shares in MB REIT meeting its funding obligation to MB REIT.

F-31

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

The mortgage debt financings obtained subsequent to December 31, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
1/23/07	Denver Highlands	5.4800%	10/01/25	10,500
1/26/07	Bradley — Pool B	5.9048%	01/01/17	80,035
02/12/07	State Street Market	5.6230%	03/11/12	10,450
02/12/07	Shops at Sherman Plaza	5.5690%	03/01/17	30,275

F-32

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

(15) Supplemental Financial Information (unaudited)

The following represents the results of operations, for each quarterly period, during 2006, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004.

	2006
	Dec. 31	Sept. 30	June 30	March 31

Total income	$49,248	35,127	21,106	17,721

Net income (loss)	2,662	916	(991)	(1,456)

Net income (loss), per common share, basic and diluted	.02	.01	(.02)	(.07)

Weighted average number of common shares outstanding, basic and diluted	129,927,358	76,848,460	45,930,663	19,485,272

	2005
	Dec. 31	Sept. 30	June 30	March 31

Total income	$6,668	—	—	—

Net loss	(1,257)	(48)	(23)	(45)

Net loss, per common share, basic and diluted:	(.36)	(2.39)	(1.15)	(2.25)

Weighted average number of common shares outstanding, basic and diluted	3,483,065	20,000	20,000	20,000

2004
Dec. 31

Total income	$—

Net loss	(24)

Net loss, per common share, basic and diluted:	(1.20)

Weighted average number of common shares outstanding, basic and diluted	20,000

F-33

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III
Real Estate and Accumulated Depreciation

December 31, 2006

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
24 HOUR FITNESS - 249 & JONES	—	2,650,000	7,076,068	3,352	2,650,000	7,079,420	9,729,420	324,382	2000	10/13/05	(F)
Houston, TX

24 HOUR FITNESS -THE WOODLANDS	—	1,540,000	11,277,163	9,343	1,540,000	11,286,506	12,826,506	493,715	2002	10/13/05	(F)
Woodlands, TX

6101 RICHMOND AVENUE	—	1,700,000	1,263,207	998	1,700,000	1,264,205	2,964,205	57,908	1980	10/13/05	(F)
Houston, TX

ANTOINE TOWN CENTER	—	1,645,000	7,366,354	(23,395)	1,645,000	7,342,959	8,987,959	278,499	2003	11/16/05	(F)
Houston, TX

ASHFORD PLAZA	—	900,000	2,438,299	2,182	900,000	2,440,481	3,340,481	96,838	1980	11/16/05	(F)
Houston, TX

ATASCOCITA SHOPPING CENTER	—	1,550,000	8,058,784	(64,373)	1,550,000	7,994,411	9,544,411	319,196	2000	11/22/05	(F)
Humble, TX

BAY COLONY	—	3,190,000	29,329,854	1,298,686	3,190,000	30,628,540	33,818,540	1,057,633	2004	12/22/05	(F)
League City, TX

BI-LO - GREENVILLE	4,286,000	1,400,000	5,502,771	—	1,400,000	5,502,771	6,902,771	112,315	1994	06/08/06	(F)
Greenville, SC

BLACKHAWK TOWN CENTER	—	1,645,000	19,940,271	41,885	1,645,000	19,982,156	21,627,156	814,236	2004/2005	11/08/05	(F)
Houston, TX

BROOKS CORNER	14,275,800	10,600,000	13,648,401	—	10,600,000	13,648,401	24,248,401	249,616	2005	06/26/06	(F)
San Antonio, TX

BUCKHORN PLAZA	9,025,000	1,650,500	11,769,687	—	1,650,500	11,769,687	13,420,187	143,376	2006	08/30/06	(F)
Bloomsburg, PA

CANFIELD PLAZA	7,575,000	2,250,000	10,338,633	28,065	2,250,000	10,366,698	12,616,698	274.582	1999	04/05/06	(F)
Canfield, OH

CARVER CREEK	—	650,000	413,926	145,618	650,000	559,544	1,209,544	22,528	1980	11/08/05	(F)
Dallas, TX

CHILI’S - HUNTING BAYOU	—	400,000	—	—	400,000	—	400,000	—	2000	11/08/05	(F)
Jacinto City, TX

F-34

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
CINEMARK - JACINTO CITY	—	1,160,000	10,521,518	18,756	1,160,000	10,540,274	11,700,274	448,395	2003	11/10/05	(F)
Jacinto City, TX

CINEMARK - WEBSTER	—	1,830,000	12,034,600	59,287	1,830,000	12,093,887	13,923,887	478,984	2001	12/09/05	(F)
Webster, TX

CINEMARK 12 - SILVERLAKE	—	1,310,000	7,516,532	(21,030)	1,310,000	7,495,502	8,805,502	275,413	2004	12/28/05	(F)
Pearland, TX

CYFAIR TOWN CENTER	5,523,969	1,800,000	13,292,077		1,800,000	13,292,077	15,092,077	197,598	2005	07/21/06	(F)
Cypress, TX

CYPRESS TOWN CENTER	—	1,850,000	10,455,795	1,173,725	1,850,000	11,629,520	13,479,520	420,370	2003	11/22/05	(F)
Houston, TX

ELDRIDGE LAKES TOWN CENTER	7,308,242	1,400,000	14,047,967	—	1,400,000	14,047,967	15,447,967	205,648	2006	07/21/06	(F)
Houston, TX

ELDRIDGE TOWN CENTER	—	3,200,000	16,717,139	(54,355)	3,200,000	16,662,784	19,862,784	712,845	2000	11/02/05	(F)
Houston, TX

FABYAN RANDALL PLAZA	13,405,383	2,400,000	22,198,002	(88,991)	2,400,000	22,109,011	24,509,011	387,319	2004	06/29/06	(F)
Batavia, IL

FRIENDSWOOD SHOPPING CENTER	—	1,550,000	10,605,614	281,226	1,550,000	10,886,840	12,436,840	425,592	2000	12/08/05	(F)
Friendswood, TX

GLENDALE HEIGHTS I	4,704,680	2,220,000	6,399,483		2,220,000	6,399,483	8,619,483	39,103	1987	11/03/06	(F)
Glendale Heights, IL

HIGHLAND PLAZA	—	2,450,000	15,663,784	(21,958)	2,450,000	15,641,826	18,091,826	592,693	2001	11/16/05	(F)
Katy, TX

HUNTING BAYOU	—	2,400,000	16,265,341	—	2,400,000	16,265,341	18,665,341	471,271	1985	02/09/06	(F)
Jacinto City, TX

JOE’S CRAB SHACK-HUNTING BAYOU	—	540,000	—	—	540,000	—	540,000	—	2000	11/08/05	(F)
Jacinto City, TX

LAKEWOOD SHOPPING CENTER	11,714,963	4,115,000	20,646,383	(22,766)	4,115,000	20,623,617	24,738,617	693,064	2002	01/27/06	(F)
Margate, FL

LEXINGTON ROAD	5,453,805	1,980,000	7,104,648	—	1,980,000	7,104,648	9,084,648	43,412	1999	11/08/06	(F)
Athens, GA

LINCOLN MALL	33,835,000	11,000,000	50,394,902	—	11,000,000	50,394,902	61,394,902	1,026,276	2005	05/31/06	(F)
Lincoln, RI

LINCOLN VILLAGE	22,035,000	13,600,000	25,052,916	(23,798)	13,600,000	25,029,118	38,629,118	218,308	2002	10/13/06	(F)
Chicago, IL

MONADNOCK MARKETPLACE	26,785,000	7,000,000	39,007,614	—	7,000,000	39,007,614	46,007,614	1,364,824	2003	01/04/06	(F)
Keene

F-35

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
NEW FOREST CROSSING II	—	1,490,000	3,921,769	—	1,490,000	3,921,769	5,411,769	—	2006	12/19/06	(F)
HOUSTON, TX

NEWTOWN ROAD	967,799	904,959	877,378	—	904,959	877,378	1,782,337	2,680	1997	12/01/06	(F)
Virginia Beach

NTB ELDRIDGE	—	960,000	—	—	960,000	—	960,000	—	2003	11/02/05	(F)
Houston, TX

PARADISE SHOPS OF LARGO	7,325,000	4,640,000	7,483,243	(27,380)	4,640,000	7,455,863	12,095,863	317,989	2005	10/17/05	(F)
Largo, FL

PARKWAY CENTRE NORTH	—	4,680,000	8,720,368	—	4,680,000	8,720,368	13,400,368	79,885	2006	10/13/06	(F)
Grove City, OH

PINEHURST SHOPPING CENTER	—	625,000	2,155,792	1,205	625,000	2,156,997	2,781,997	98,784	1980	10/14/05	(F)
Humble, TX

PLAZA AT EAGLE’S LANDING	5,310,000	1,580,000	7,001,732	—	1,580,000	7,001,732	8,581,732	40,826	2005/2006	11/02/06	(F)
Stockbridge, GA

SARATOGA TOWN CENTER	—	1,500,000	12,025,395	945,153	1,500,000	12,970,548	14,470,548	510,939	2004	10/27/05	(F)
Corpus Christi, TX

SHAKOPEE SHOPPING CENTER	8,800,000	6,900,000	8,583,128	—	6,900,000	8,583,128	15,483,128	235,913	2004	04/06/06	(F)
Shakopee, MN

SHERMAN PLAZA	—	9,655,000	30,981,619	—	9,655,000	30,981,619	40,636,619	—	2006	12/21/06	(F)
Evanston, IL

SHERMAN TOWN CENTER	38,197,503	4,850,000	49,273,080	—	4,850,000	49,273,080	54,123,080	576,283	2002	08/17/06	(F)
Sherman, TX

SPRING TOWN CENTER	7,430,846	3,150,000	12,445,143	—	3,150,000	12,445,143	15,595,143	188,500	2005	07/21/06	(F)
Spring, TX

STABLES TOWN CENTER PHASE I & II	—	4,650,000	18,029,260	976,993	4,650,000	19,006,253	23,656,253	645,342	2004	12/16/05	(F)
Spring, TX

STATE STREET MARKET	—	3,950,000	14,184,146		3,950,000	14,184,146	18,134,146	43,009	2000	12/14/06	(F)
Rockford, IL

STOP & SHOP - SICKLERVILLE	8,535,000	2,200,000	11,559,288	—	2,200,000	11,559,288	13,759,288	235,962	1994	06/08/06	(F)
Sicklerville. NJ

STOP N SHOP - BRISTOL	8,368,067	1,700,000	11,830,353	—	1,700,000	11,830,353	13,530,353	241,491	1994	06/08/06	(F)
Bristol, RI

STOP N SHOP - CUMBERLAND	11,531,000	2,400,000	16,195,814	—	2,400,000	16,195,814	18,595,814	330,618	1994	06/08/06	(F)
Cumberland, RI

STOP N SHOP - FRAMINGHAM	9,268,514	6,500,000	8,516,720	—	6,500,000	8,516,720	15,016,720	173,748	1994	06/08/06	(F)
Framingham, RI

F-36

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
STOP N SHOP - HYDE PARK	8,100,000	2,000,000	12,273,916	—	2,000,000	12,273,916	14,273,916	394,907	1998	01/05/06	(F)
Hyde Park, NY

STOP N SHOP - MALDEN	12,752,742	6,700,000	13,828,407	—	6,700,000	13,828,407	20,528,407	282,269	1994	06/08/06	(F)
Malden, MA

STOP N SHOP - SOUTHINGTON	11,145,000	4,000,000	13,937,929	—	4,000,000	13,937,929	17,937,929	284,522	1994	06/08/06	(F)
Southington, CT

STOP N SHOP - SWAMPSCOTT	11,066,477	4,200,000	13,613,240	—	4,200,000	13,613,240	17,813,240	277,879	1994	06/08/06	(F)
Swampscott, MA

THE MARKET AT HILLIARD	11,220,000	4,450,000	13,308,202	—	4,450,000	13,308,202	17,758,202	232,693	2006	07/11/06	(F)
Hilliard, OH

TOMBALL TOWN CENTER	—	1,950,000	14,223,562	9,048	1,950,000	14,232,610	16,182,610	498,024	2004	12/22/05	(F)
Tomball, TX

TRIANGLE CENTER	23,600,000	12,770,000	20,386,659	4,138,549	12,770,000	24,525,208	37,295,208	812,858	2004/2005	12/22/05	(F)
Longview, WA

WALGREENS - SPRINGFIELD	—	855,000	2,528,912	1,135	855,000	2,530,047	3,385,047	92,725	2003	12/19/05	(F)
Springfield, IL

WEST END SQUARE	—	675,000	2,036,657	747,275	675,000	2,783,932	3,458,932	83,145	1980	11/16/05	(F)
Houston, TX

WILLIS TOWN CENTER	—	1,550,000	1,117,646	702,691	1,550,000	1,820,337	3,370,337	56,215	2001	10/27/05	(F)
Willis, TX

WINCHESTER TOWN CENTER	—	495,000	2,644,735	1,321,318	495,000	3,966,053	4,461,053	143,272	2004	11/22/05	(F)
Houston, TX

WINDERMERE VILLAGE	—	1,220,000	5,702,749	448,742	1,220,000	6,151,491	7,371,491	249,717	2004	11/11/05	(F)
Houston, TX

WOODFOREST SQUARE	—	300,000	2,135,295	1,068	300,000	2,136,363	2,436,363	91,307	1980	10/27/05	(F)
Houston, TX

Office
11500 MARKET STREET	—	140,000	345,662	166	140,000	345,828	485,828	14,790	2000	11/08/05	(F)
Jacinto City, TX

6234 RICHMOND AVENUE	—	500,000	968,889	962	500,000	969,851	1,469,851	41,598	1980	10/27/05	(F)
Houston, TX

AT&T - ST LOUIS	112,695,000	8,000,000	170,169,372	—	8,000,000	170,169,372	178,169,372	—	1986	12/21/06	(F)
St Louis, MO

BRIDGESIDE POINT OFFICE BLDG	17,325,000	1,525,000	28,598,049	10,586	1,525,000	28,608,635	30,133,635	1,084,625	2001	11/22/05	(F)
Pittsburg, PA

F-37

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
COMMONS DRIVE	3,662,584	1,600,000	5,746,144	—	1,600,000	5,746,144	7,346,144	35,111	1995	11/13/06	(F)
Aurora, IL

DULLES EXECUTIVE PLAZA	68,750,000	15,500,000	96,083,330	—	15,500,000	96,083,330	111,583,330	1,401,139	2002	07/25/06	(F)
Herndon, VA

HOUSTON LAKES	8,987,523	3,000,000	12,949,941	—	3,000,000	12,949,941	15,949,941	—	1993	12/18/06	(F)
Houston, TX

IDS CENTER	161,000,000	24,900,000	202,017,816	—	24,900,000	202,017,816	226,917,816	2,353,665	1972	08/17/06	(F)
Minneapolis, MN

LAKE VIEW TECHNOLOGY CENTER	14,470,000	884,000	21,971,915	99,641	884,000	22,071,556	22,955,556	836,474	2004	12/02/05	(F)
Suffolk, VA

REGIONAL ROAD	8,678,875	950,000	10,501,395	—	950,000	10,501,395	11,451,395	64,168	1988	11/07/06	(F)
Greensboro, NC

SANTEE - CIVIC CENTER	12,022,693	—	17,837,941	—	—	17,837,941	17,837,941	52,025	2003	11/30/06	(F)
Santee, CA

SBC CENTER	200,472,000	35,800,000	287,419,320	4,375	35,800,000	287,423,695	323,223,695	11,735,044	1990/1991	11/15/05	(F)
Hoffman Estates, IL

WASHINGTON MUTUAL - ARLINGTON	20,115,000	4,870,000	30,915,029	—	4,870,000	30,915,029	35,785,029	188,906	1983	10/20/06	(F)
Arlington, TX

Apartment
SOUTHGATE APARTMENTS	10,725,000	1,730,000	16,356,097		1,730,000	16,356,097	18,086,097	512,235	2002	03/02/06	(F)
Louisville, KY

Industrial
1800 BRUNING	10,156,344	10,000,000	7,970,531	—	10,000,000	7,970,531	17,970,531	24,349	2001	11/17/06	(F)
Itasca, IL

500 HARTLAND	5,860,131	1,200,000	7,458,988	—	1,200,000	7,458,988	8,658,988	45,577	2000	10/19/06	(F)
Hartland, WI

55th STREET	7,350,732	1,600,000	11,114,725	—	1,600,000	11,114,725	12,714,725	67,916	2001	10/20/06	(F)
Kenosha, WI

BAYMEADOW - GLEN BURNIE	13,824,427	1,225,000	23,407,116	—	1,225,000	23,407,116	24,632,116	68,267	1998	11/29/06	(F)
Glen Burnie, MD

C&S - ABERDEEN	—	4,650,000	33,276,177	—	4,650,000	33,276,177	37,926,177	—	1998	12/27/06	(F)
Aberdeen, MD

C&S - NORTH HATFIELD	—	4,800,000	30,103,241	—	4,800,000	30,103,241	34,903,241	—	1998	12/27/06	(F)
Hatfield, MA

C&S - SOUTH HATFIELD	—	2,500,000	15,250,628	—	2,500,000	15,250,628	17,750,628	—	1994	12/27/06	(F)
Hatfield, MA

F-38

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
C&S - WESTFIELD	—	3,850,000	45,906,015	—	3,850,000	45,906,015	49,756,015	—	2004	12/27/06	(F)
Westfield, MA

CLARION	3,171,555	87,000	4,789,965	—	87,000	4,789,965	4,876,965	13,977	1997	12/13/06	(F)
Clarion, IA

DEER PARK SEACO	2,964,819	240,000	5,271,499	—	240,000	5,271,499	5,511,499	32,212	1999	11/09/06	(F)
Deer Park, TX

DORAL - WAUKESHA	1,364,493	240,000	2,013,217	—	240,000	2,013,217	2,253,217	12,302	1991	11/09/06	(F)
Waukesha, WI

INDUSTRIAL DRIVE	3,708,608	200,000	6,812,295	—	200,000	6,812,295	7,012,295	39,736	1996	10/23/06	(F)
Horicon, WI

KIRK ROAD	7,862,815	2,200,000	11,412,892	—	2,200,000	11,412,892	13,612,892	69,738	1995	11/09/06	(F)
St. Charles, IL

McKESSON DISTRIBUTION CENTER	5,760,000	345,000	8,950,076	1,629	345,000	8,951,705	9,296,705	382,826	2005	11/02/05	(F)
Conroe, TX

THERMO PROCESS SYSTEMS	8,201,000	1,202,000	11,994,905	—	1,202,000	11,994,905	13,196,905	402,970	2005	01/17/06	(F)
Sugar Land, TX

WESTPORT - MECHANICSBURG	4,028,814	1,300,000	6,185,337	—	1,300,000	6,185,337	7,485,337	36,079	1996	11/09/06	(F)
Mechanicsburg, PA

Total	1,062,703,203	332,113,459	1,901,668,377	12,125,613	332,113,459	1,913,793,990	2,245,907,449	38,983,170

F-39

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III (continued)
Real Estate and Accumulated Depreciation

December 31, 2006

Notes:

(A)                     The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)                       The aggregate cost of real estate owned at December 31, 2006 for Federal income tax purposes was approximately $2,205,000,000 (unaudited).

(C)                       Cost capitalized subsequent to acquisition includes payments under master lease agreements as well as additional tangible costs associated with investment properties, including any earnout of tenant space.

(D)                      Reconciliation of real estate owned:

2006

Balance at December 31, 2005	$710,506,360
Purchases of investment properties	1,698,653,432
Payments received under master leases	(245,160)
Acquired in-place lease intangibles	(173,261,172)
Acquired above market lease intangibles	(8,664,011)
Acquired below market lease intangibles	18,918,000

Balance at December 31, 2006	$2,245,907,449

(E)                        Reconciliation of accumulated depreciation:

Balance at January 1, 2006	$2,751,586
Depreciation expense	36,231,584

Balance at December 31, 2006	$38,983,170

(F)                        Depreciation is computed based upon the following estimated lives:

Buildings and improvements	15-30 years
Tenant improvements and equipment	5-10 years

F-40

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on December 31, 2006.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 2006, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the Bradley Portfolio, Parkway Centre North — Outlot Building B, The Market at Hamilton, Fields Apartment Homes, Waterford Place at Shadow Creek Ranch Apartments, ProLogis Properties, Chesapeake Commons, Crossroads at Chesapeake Commons, Shallotte Commons, Schneider Electric and Wickes-Lake Zurich.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Waterford Place at Shadow Creek Ranch Apartments, ProLogis Properties, Chesapeake Commons, Crossroads at Chesapeake Commons, Shallotte Commons, and Wickes-Lake Zurich to be probable under rule 3-14 of Regulation S-X.

F-41

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
December 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$2,206,924	466,840	2,673,764
Cash and cash equivalents	302,492	122,733	425,225
Restricted cash	41,387	—	41,387
Restricted escrows	22,415	(2,218)	20,197
Investment in marketable securities	159,433	—	159,433
Investment in unconsolidated joint ventures	201	—	201
Accounts and rents receivable	14,294	—	14,294
Note receivable	53,152	—	53,152
Due from related parties	88	—	88
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	205,853	40,595	246,448
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	8,333	—	8,333
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	16,022	484	16,506
Other assets (F)	9,950	(4,036)	5,914

Total assets	$3,040,544	624,398	3,664,942

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	1,107,113	213,118	1,320,231
Accounts payable	3,109	—	3,109
Accrued offering costs	5,389	—	5,389
Accrued interest payable	941	—	941
Tenant improvement payable	2,667	—	2,667
Accrued real estate taxes	9,035	—	9,035
Distributions payable	8,099	—	8,099
Security deposits	1,587	—	1,587
Prepaid rental income and recovery income	15,925	—	15,925
Advances from sponsor	—
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	21,000	—	21,000
Restricted cash liability	41,387	—	41,387
Other financings (G)	47,762	2,760	50,522
Due to related parties	2,390	—	2,390
Deferred income tax	1,393	—	1,393

Total liabilities	1,267,797	215,878	1,483,675

Minority interests	288,299	—	288,299

Common stock (C)	96	117	213
Additional paid-in capital (net of offering costs for pro forma) (C)	1,504,576	408,403	1,912,979
Accumulated distributions in excess of net income (E)	(41,882)	—	(41,882)
Accumulated other comprehensive income	21,658	—	21,658

Total stockholders’ equity	1,484,448	408,520	1,892,968

Total liabilities and stockholders’ equity	$3,040,544	624,398	3,664,942

See accompanying notes to pro forma consolidated balance sheet.

F-42

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
December 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)      The historical column represents the Company’s Consolidated Balance Sheet as of December 31, 2006 as filed with the Securities Exchange Commission on Form 10-K.

(B)        The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Bradley Portfolio	$291,946	$172,393
The Market at Hamilton	13,427
Parkway Centre North - Outlot Building B	2,694
Schneider Electric	20,000
Fields Apartment Homes	34,000
Waterford Place at Shadow Creek Apartments	30,000
ProLogis Properties	59,000
Chesapeake Commons	14,400
Crossroads at Chesapeake Commons	19,000
Shallotte Commons	11,050
Wickes-Lake Zurick	9,700
Stables - earnout	294
Woodforest - earnout	754
6234 Richmond - earnout	1,170
State Street Market		10,450
Shops at Sherman Plaza		30,275

Total	$507,435	$213,118

Allocation of net investments in properties:

Land	$101,043
Building and improvements	365,797
Acquired in-place lease intangibles and customer relationship value	40,595
Acquired above market lease intangibles	—
Acquired below market lease intangibles	—
Total	$507,435

(C)        Additional offering proceeds of $2,130,783, net of additional offering costs of $217,591 are reflected as received as of December 31, 2006 based on offering proceeds actually received as of March 7, 2007. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships.  The value of the acquired leases and customer relationship values will be amortized over the lease term. Allocations are preliminary and subject to change upon final allocation of purchase price.

F-43

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
December 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(E)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(F)         Change in Other assets of $(4,036) represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)        IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde Park and The Market at Hamilton.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

F-44

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio, Fields Apartment Homes, Waterford Place at Shadow Creek Ranch Apartments, ProLogis Properties, Chesapeake Commons, Crossroads at Chesapeake Commons, Shallotte Commons, and Schneider Electric and for properties purchased in the first, second, third and fourth quarter of 2006.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Waterford Place at Shadow Creek Ranch Apartments, ProLogis Properties, Chesapeake Commons and Crossroads at Chesapeake Commons as probable under Rule 314 of Regulation S-X.  No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North-I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II or Wickes  Lake Zurich as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

F-45

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$98,419	9,974	99,702	208,095
Tenant recovery income	21,547	1,390	22,452	45,389
Other property income	3,236	—	—	3,236

Total income	123,202	11,364	122,154	256,720

General and administrative expenses	7,613	—	—	7,613
Business manager management fee (D)	2,400	—	—	2,400
Property operating expenses (G)	20,951	4,399	28,682	54,032
Real estate taxes	11,840	—	—	11,840
Depreciation and amortization (E)	49,681	4,264	49,829	103,774

Total expenses	92,485	8,663	78,511	179,659

Operating income	30,717	2,701	43,643	77,061

Interest and dividend income	23,289	—	—	23,289
Other expense	(28)	—	—	(28)
Interest expense (H)	(31,553)	—	(36,791)	(68,344)
Equity in earnings of unconsolidated entities	13	—	—	13
Realized gain on securities	4,096	—	—	4,096

Net income before income taxes and minority interest	26,534	2,701	6,852	36,087

Income tax expense	(1,393)	—	—	(1,393)
Minority interest	(24,010)	—	(1,087)	(25,097)

Net income applicable to common shareholders	$1,131	2,701	5,765	9,597

Weighted average number of shares of common stock outstanding, basic and diluted (F)	68,374,630			213,078,350

Net income per share, basic and diluted (F)	.02			.05

See accompanying notes to pro forma consolidated statement of operations.

F-46

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2006
(unaudited)

(A)      The historical information represents the consolidated historical statement of operations and other comprehensive income of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of March 7, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 314 of Regulation SX for the following properties:

Fields Apartment Homes
ProLogis Properties
Waterford Place at Shadow Creek Apartments

(C)        Total pro forma adjustments for acquisitions consummated as of March 7, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II or Wickes  Lake Zurich as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2006 through December 31, 2006 based on information provided by the Seller for the following properties:

Southgate Apartments	The Market at Hilliard	Washington Mutual
Canfield Plaza	Dulles Executive Plaza	Hyde Park Stop N Shop
Shakopee Shopping Center	IDS Center	Lakewood Shopping Center
Ahold Portfolio	Bradley Portfolio	New Quest Portfolio
Lincoln Mall	Lincoln Village	(properties purchased in 2006)
Monadnock Marketplace	Chesapeake Commons	Buckhorn Plaza
Thermo Process Systems	Crossroads at Chesapeake Commons	AT&T St. Louis
Fabyan Randall	Shallotte Commons	Schneider Electric
State Street Market	Market at Hamilton	C & S Portfolio

(D)       No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of these additional properties.

(E)         Buildings and improvements will be depreciated on a straightline basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straightline basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, inplace lease intangibles and customer relationship values will be amortized on a straightline basis over the life of the related leases as a component of amortization expense.

(F)         The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

F-47

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(G)        Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the twelve months ended December 31, 2006, pro forma property operating expenses included management fees of $6,000.

(H)       IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, and The Market at Hamilton.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(I)            The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012

F-48

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(J)           Minority interests represents outside interests in MB REIT and is calculated as follows:

	Historical	Pro Forma	Pro Forma
	Income Allocation	Adjustment	Income Allocation
Series A preferred	9,245	—	9,245
Series B preferred	15	—	15
Series C preferred	16,489	—	16,489
Common Stock owned by MD	(1,739)	1,087	(652)

Pro Forma Balance	24,010	1,087	25,097

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.  It is assumed all shares of A, B and C preferred shares were outstanding as of January 1, 2006.

F-49

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Triangle Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Triangle Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

F-50

Triangle Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$1,446,756	$905,025
Operating expense and real estate tax recoveries	205,143	146,082

Total gross income	1,651,899	1,051,107

Direct operating expenses:
Operating expenses	86,138	147,217
Insurance	25,705	9,214
Real estate taxes	148,586	76,305

Total direct operating expenses	260,429	232,736

Excess of gross income over direct operating expenses	$1,391,470	$818,371

See accompanying notes to historical summary of gross income and direct operating expenses.

F-51

Triangle Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Triangle Mall (“the Property”) is located in Longview, Washington.  The Property consists of approximately 162,755 square feet of gross leasable area and was approximately 59% occupied at December 31, 2004. The Property is leased to a total of 19 tenants, of which two tenants account for approximately 41.7% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property by December 31, 2005 with Kimco Realty Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 314 of the Securities and Exchange Commission Regulation SX and for inclusion in Form 8K of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straightline basis.  Related adjustments increased base rental income by $101,418 for the year ended December 31, 2004.

F-52

Triangle Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, as of December 31, 2004, are as follows:

Year
2005	$1,701,670
2006	2,638,019
2007	2,597,763
2008	2,596,824
2009	2,458,419
Thereafter	10,951,467

$22,944,162

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-53

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Properties acquired from New Quest Properties (“the Properties”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from New Quest Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

F-54

Properties Acquired From New Quest Properties

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$19,471,376	$18,782,140
Operating expense and real estate tax recoveries	5,274,575	3,146,098

Total gross income	24,745,951	21,928,238

Direct operating expenses:
Operating expenses	1,889,316	1,981,853
Insurance	319,424	351,736
Real estate taxes	3,830,277	2,511,254
Interest expense	2,329,823	1,150,896

Total direct operating expenses	8,368,840	5,995,739

Excess of gross income over direct operating expenses	$16,377,111	$15,932,499

See accompanying notes to historical summary of gross income and direct operating expenses.

F-55

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed, through its joint venture, Minto Builders (Florida), Inc. (MB REIT), to acquire 36 properties from New Quest Properties, an unaffiliated third party.  MB REIT acquired 30 properties from October 13, 2005 through December 22, 2005, and expects to close on the remaining properties by January 31, 2006.  The following properties are included in the portfolio:

Name	Gross Leasable Area	Location	Occupancy at December 31, 2004
Windemere Village *	25,200	Houston, TX	2.9%
Antoine Town Center *	36,003	Houston, TX	90.9%
Blackhawk Town Center *	32,920	Houston, TX	0%
Carver Creek *	33,321	Dallas, TX	100%
6101 Richmond Building *	19,230	Houston, TX	100%
6234 Richmond Building *	28,391	Houston, TX	52%
Ashford Plaza *	33,094	Houston, TX	82.3%
Atascocita Shopping Center *	47,326	East Humble, TX	100%
Cinemark-Jacinto City *	107,926	Houston, TX	100%
Cinemark-Webster *	80,000	Webster, TX	100%
Cinemark-Silver Lake	39,081	Pearland, TX	0%
Saratoga Town Center *	92,982	Corpus Christi, TX	84.9%
Tomball Town Center *	65,013	Tomball, TX	7.5%
Woodforest Square *	39,677	Houston, TX	64.6%
Pinehurst Shopping Center *	39,934	Humble, TX	76.3%
Hunting Bayou Shopping Center	134,715	Houston, TX	85.1%
24 Hour Woodlands *	45,906	The Woodlands, TX	100%
Chili’s-Hunting Bayou *	32,505	Houston, TX	100%
Walgreens-Springfield MO *	14,560	Springfield, MO	100%
24 Fitness (249 & Jones) *	85,000	Houston, TX	100%
Stables at Town Center *	66,682	Spring, TX	98%
NTB Eldridge *	37,946	Houston, TX	100%
Highland Plaza *	72,280	Houston, TX	98.6%
West End Square *	36,637	Houston, TX	87%
Sherman Town Center	441,729	Sherman, TX	91.3%
Friendswood Crossing *	67,328	Friendswood, TX	95.4%
Cypress Town Center *	34,300	Houston, TX	87.4%
Eldridge Lakes Town Center	54,980	Houston, TX	87.2%
Eldridge Town Center *	71,768	Houston, TX	98.3%
Winchester Town Center *	19,200	Houston, TX	0%
Spring Town Center	21,511	Spring, TX	85.2%
Willis Town Center *	12,740	Willis, TX	100%
11500 Market St. *	2,719	Houston, TX	100%
Bay Colony *	194,163	League City, TX	54.9%
Cyfair Town Center	51,592	Cypress, TX	98.1%
Joe’s Crab Shack *	65,340	Houston, TX	100%

*Denotes that MB REIT closed on this property by December 22, 2005.

The Properties are leased to a total of 403 tenants, of which no tenants account for more than 10% of base rental revenue for the year ended December 31, 2004.

F-56

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(2)                    Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,881,258 for the year ended December 31, 2004.

F-57

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 68 years, as of December 31, 2004, are as follows:

Year
2005	$25,495,690
2006	26,979,866
2007	26,375,116
2008	25,310,128
2009	23,190,289
Thereafter	277,906,688

$405,257,777

(3)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(4)                    Interest Expense

MB REIT will assume mortgage loans secured by Huntington Bayou, Sherman Town Center, Shops at Spring Town, Eldridge Lakes Town Center, and CyFair Town Center in connection with the portfolio acquisition. For each loan, the mortgage loan original balance, current balance, interest rate, and maturity date are as follows:

Property	Beginning Balance	Current Balance	Interest Rate	Maturity Date
Huntington Bayou	$4,500,000	$4,033,710	4.74%	7/30/2009
Sherman Town Center	$39,650,000	$38,946,660	4.95%	7/1/2014
Shops at Spring Town	$8,200,000	$7,919,598	4.87%	1/1/2015
Eldridge Lakes Town Center	$8,100,000	$7,794,114	4.88%	12/1/2014
CyFair Town Center	$6,125,000	$5,891,599	4.83%	12/1/2014

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$374,009
2006	2,094,125
2007	2,190,048
2008	2,282,429
2009	4,606,892
Thereafter	53,038,178

$64,585,681

F-58

Paradise Shops Of Largo
Historical Summary of Gross Income and Direct Operating Expenses
For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

For the period from July 1, 2005 (commencement of operations) to
September 30, 2005
(unaudited)
Gross income:
Base rental income	$203,818
Operating expense and real estate tax recoveries	19,124

Total gross income	222,942

Direct operating expenses:
Operating expenses	12,563
Real estate taxes	51,524
Insurance	3,740

Total direct operating expenses	67,827

Excess of gross income over direct operating expenses	$155,115

See accompanying notes to historical summary of gross income and direct operating expense.

F-59

Paradise Shops Of Largo
Note to Historical Summary of Gross Income and Direct Operating Expenses
For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 (commencement of operations) to September 30, 2005 has been prepared from the operating statements provided by the owners of the property during this period and requires management of Paradise Shops of Largo to make estimates and assumptions that affect the amounts of the revenues and expense during this period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from July 1, 2005 (commencement of operations) to September 30, 2005.

F-60

SBC Center and One AT&T Center

On November 15, 2005, and December 21, 2006, respectively, MB REIT purchased SBC Center in Hoffman Estates, Illinois and One AT&T Center in St. Louis Missouri from unaffiliated third parties. The centers’ only tenant is AT&T, Inc. (formerly SBC Communications) (the Tenant) which is subject to net leases in which all the non-financial operating and holding costs of the centers are transferred to both tenants.  The Company has provided selected financial and operating data below for the Tenant.  The Tenant’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from the tenant’s December 31, 2006 Financial and Operational Results.

Selected Financial and Operating Data

Dollars in millions except per share amounts

At December 31 or for the year ended:	2006	2005	2004

Financial Data (1)(2)
Operating revenues	$63,055	$43,764	$40,787
Operating expenses	$52,767	$37,596	$34,886
Operating income	$10,288	$6,168	$5,901
Interest expense	$1,843	$1,456	$1,023
Equity in net income of affiliates	$2,043	$609	$873
Other income (expense) — net	$16	$14	$922
Income taxes	$3,525	$932	$2,186
Income from continuing operations	$7,356	$4,786	$4,979
Income from discontinued operations, net of tax (2)	—	—	$908
Income before extraordinary item and
cumulative effect of accounting changes	$7,356	$4,786	$5,887
Net income	$7,356	$4,786	$5,887

Earnings per common share:
Income from continuing operations	$1.89	$1.42	$1.50
Income before extraordinary item and
cumulative effect of accounting changes	$1.89	$1.42	$1.78
Net income	$1.89	$1.42	$1.78

Earnings per common share — assuming dilution:
Income from continuing operations	$1.89	$1.42	$1.50
Income before extraordinary item and
cumulative effect of accounting changes	$1.89	$1.42	$1.77
Net income	$1.89	$1.42	$1.77

Total assets	$270,634	$145,632	$108,844
Long-term debt	$50,053	$26,115	$21,231
Construction and capital expenditures	$8,320	$5,576	$5,099
Dividends declared per common share	$1.35	$1.30	$1.26
Book value per common share	$18.52	$14.11	$12.27
Ratio of earnings to fixed charges	$5.01	$4.11	$6.32
Debt ratio	34.1%	35.9%	40.00%
Weighted-average common shares
outstanding (000,000)	3,882	3,368	3,310
Weighted-average common shares
outstanding with dilution (000,000)	3,902	3,379	3,322
End of period common shares
outstanding (000,000)	6,239	3,877	3,301

F-61

Operating Data
Network access lines in service (000)	66,470	49,413	52,356
Long-distance lines in service (000)			20,868
DSL lines in service (000)	12,161	6,921	5,104
Wireless customers (000) — Cingular (5)	60,962	54,144	49,109
Number of employees	302,770	189,950	162,700

1  Amounts in the above table have been prepared in accordance with U.S. generally accepted accounting principles.

2  Amounts in 2005 reflect results from AT&T Corp. for the 43 days following the November 18, 2005 acquisition.

3  Financial statements for all periods presented reflect results from our sold directory advertising business in Illinois and northwest Indiana as discontinued operations. The operational results and the gain associated with the sale of that business are presented in “Income from discontinued operations, net of tax.”

4  The number presented reflects wireless segment lines in service.

5  The number presented represents 100% of Cingular Wireless’ (Cingular) cellular/PCS customers. The 2004 number includes customers from the acquisition of AT&T Wireless Services Inc. (AT&T Wireless). Cingular is a joint venture in which we own 60% and is accounted for under the equity method.

F-62

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Monadnock Marketplace (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Monadnock Marketplace for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 23, 2005

F-63

Monadnock Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$974,852	$868,999
Operating expense and real estate tax recoveries	200,257	221,679

Total gross income	1,175,109	1,090,678

Direct operating expenses:
Operating expenses	97,827	45,647
Insurance	36,548	37,485
Real estate taxes	151,707	121,278

Total direct operating expenses	286,082	204,410

Excess of gross income over direct operating expenses	$889,027	$886,268

See accompanying notes to historical summary of gross income and direct operating expenses.

F-64

Monadnock Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Monadnock Marketplace (“the Property”) is located in Keene, New Hampshire.  The Property consists of approximately 65,237 square feet of gross leasable area and was approximately 76% occupied at December 31, 2004. The Property is leased to a total of 4 tenants, of which 3 tenants account for approximately 91% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to complete the acquisition of the property in January 2006 with Konover Development Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain a provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,189 for the year ended December 31, 2004.

F-65

Monadnock Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from four to 20 years, as of September 30, 2005, are as follows:

Year
2005	$1,162,483
2006	3,411,144
2007	3,411,894
2008	3,414,794
2009	3,389,235
Thereafter	39,269,000

$54,058,550

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-66

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakewood Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

F-67

Lakewood Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$1,353,445	$1,641,208
Operating expense and real estate tax recoveries	543,873	436,119

Total gross income	1,897,318	2,077,327

Direct operating expenses:
Operating expenses	328,002	165,015
Insurance	49,155	59,581
Real estate taxes	195,341	284,260
Interest expense	541,338	613,049

Total direct operating expenses	1,113,836	1,121,905

Excess of gross income over direct operating expenses	$783,482	$955,422

See accompanying notes to historical summary of gross income and direct operating expenses.

F-68

Lakewood Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Lakewood Mall (“the Property”) is located in Margate, Florida.  The Property consists of approximately 127,780 square feet of gross leasable area and was approximately 95% occupied at December 31, 2004. The Property is leased to a total of 29 tenants, of which two tenants account for approximately 32.9% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), expects to close on the acquisition of the Property in the first quarter of 2006 with Courtelis Company, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $43,575 for the year ended December 31, 2004.

F-69

Lakewood Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from two to 63 years, as of September 30, 2005, are as follows:

Year
2005	$1,903,855
2006	1,939,647
2007	1,829,941
2008	1,535,156
2009	1,082,386
Thereafter	20,846,070

$29,137,055

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

(5)                    Interest Expense

MB REIT will assume a mortgage loan secured by Lakewood Mall in connection with the acquisition.  This mortgage loan had an original balance of $12,100,000.  As of December 31, 2004, the mortgage loan balance is $11,932,841.  The mortgage loan bears a fixed interest rate of 6.01%, payable in monthly installments of interest only through May 1, 2004 and principal and interest thereafter, and matures on April 1, 2024.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$214,000
2006	228,000
2007	242,000
2008	255,000
2009	273,000
Thereafter	10,720,841

$11,932,841

F-70

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lake View Technology Center (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake View Technology Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

F-71

Lake View Technology Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$1,520,467	$1,497,837
Operating expense and real estate tax recoveries	151,134	162,043

Total gross income	1,671,601	1,659,880

Direct operating expenses:
Operating expenses	220,867	247,224
Insurance	8,252	8,150
Real estate taxes	122,354	125,399

Total direct operating expenses	351,473	380,773

Excess of gross income over direct operating expenses	$1,320,128	$1,279,107

See accompanying notes to historical summary of gross income and direct operating expenses.

F-72

Lake View Technology Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                    Business

Lake View Technology Center (“the Property”) is located in Suffolk, VA.  The Property consists of approximately 110,007 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is currently leased to a total of two tenants which accounts for approximately 61% of base rental revenue for the year ended December 31, 2004, as a lease expired during the year.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), closed on the acquisition of the Property on December 2, 2005 with the Jorman Partners, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $83,186 for the year ended December 31, 2004.

F-73

Lake View Technology Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)–

Minimum rents to be received from tenants under operating leases, with terms of 10 years, as of September 30, 2005, are as follows:

Year
2005	$1,871,254
2006	1,909,581
2007	1,960,999
2008	1,986,623
2009	2,019,192
Thereafter	9,699,276

$19,446,925

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-74

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

F-75

Southgate Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

F-76

Southgate Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

F-77

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

F-78

Canfield Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

F-79

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

F-80

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543

$9,912,325

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-81

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

F-82

Shakopee Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

F-83

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

F-84

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-85

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 5, 2006

F-86

Ahold Portfolio

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	Three months ending March 31, 2006 (unaudited)	December 31, 2005

Gross income—
base rental income	2,248,484	$8,993,935

Direct operating expenses—
insurance expense	3,030	12,118

Excess of gross income over direct operating expenses	2,245,454	$8,981,817

See accompanying notes to historical summary of gross income and direct operating expenses.

F-87

Ahold Portfolio

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

F-88

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 9, 2006

F-89

Lincoln Mall

Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	Three months ending March 31, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$1,163,375	$3,877,259
Percentage rent	20,615	131,111
Operating expense, insurance, and real estate tax recoveries	830,732	2,191,892

Total gross income	2,014,722	6,200,262

Direct operating expenses:
Operating expenses	671,998	2,137,926
Insurance	191,102	217,950
Real estate taxes	59,936	670,364

Total direct operating expenses	923,036	3,026,240

Excess of gross income over direct operating expenses	$1,091,686	$3,174,022

See accompanying notes to historical summary of gross income and direct operating expenses.

F-90

Lincoln Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151

$46,073,449

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

F-91

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Dulles Executive Plaza I & II (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dulles Executive Plaza I & II for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

F-92

Dulles Executive Plaza I & II

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$3,945,798	$6,622,160
Operating expense, insurance, and real estate tax recoveries	559,538	1,167,048

Total gross income	4,505,336	7,789,208

Direct operating expenses:
Operating expenses	240,085	887,454
Insurance	46,513	112,096
Real estate taxes	408,307	712,890

Total direct operating expenses	694,905	1,712,440

Excess of gross income over direct operating expenses	$3,810,431	$6,076,768

See accompanying notes to historical summary of gross income and direct operating expenses.

F-93

Dulles Executive Plaza I & II

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Dulles Executive Plaza I & II (“the Property”) is located in Herndon, Virginia.  The Property consists of two buildings. Dulles I has approximately 190,000 square feet of gross leasable area and was 28% occupied at December 31, 2005.  Dulles II has approximately 190,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 7 tenants, of which 2 tenants accounted for approximately 66% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), acquired the Property on July 25, 2006 from Valley View Associates LP, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $233,051 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$8,681,662
2007	9,590,884
2008	9,214,378
2009	9,456,336
2010	9,714,724
Thereafter	8,606,696

$55,264,680

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees were charged by a third party manager and are included in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

F-94

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Hilliard Marketplace (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hilliard Marketplace for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

F-95

Hilliard Marketplace

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$663,977	$1,070,287
Operating expense, insurance, and real estate tax recoveries	124,000	149,138

Total gross income	787,977	1,219,425

Direct operating expenses:
Operating expenses	107,104	172,094
Insurance	2,983	9,526
Real estate taxes	57,117	86,745

Total direct operating expenses	167,204	268,365

Excess of gross income over direct operating expenses	$620,773	$951,060

See accompanying notes to historical summary of gross income and direct operating expenses.

F-96

Hilliard Marketplace

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Hilliard Marketplace (“the Property”) is located in Hilliard, Ohio.  The Property consists of one building. Hilliard Marketplace has approximately 107,583 square feet of gross leasable area, and was 93% occupied at December 31, 2005. The Property is leased to a total of 9 tenants, of which 4 tenants accounted for approximately 71% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on July 11, 2006 from Continental/HR, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of these leases contain a provision for contingent rentals.  Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $159,204 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$1,386,858
2007	1,496,101
2008	1,496,436
2009	1,477,535
2010	1,269,992
Thereafter	4,068,367

$11,195,289

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the Property by IARETI.

F-97

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

F-98

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$18,767,386	$37,294,171
Operating expense, insurance, and real estate tax recoveries	2,225,860	4,270,442

Total gross income	20,993,246	41,564,613

Direct operating expenses:
Operating expenses	869,059	1,693,508
Insurance	46,701	84,911
Real estate taxes	1,491,733	2,841,397
Interest expense	1,401,660	2,350,030

Total direct operating expenses	3,809,153	6,969,846

Excess of gross income over direct operating expenses	$17,184,093	$34,594,767

See accompanying notes to combined historical summary of gross income and direct operating expenses.

F-99

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirty-three properties located in the following states; Illinois, Wisconsin, Indiana, Virginia, Pennsylvania, Colorado, South Carolina, North Carolina, Georgia, Texas, Michigan, Maryland, California, Ohio, and Arkansas.  The Portfolio consists of approximately 6,709,477 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Portfolio in the third quarter of 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,165,889 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$36,745,144
2007	37,435,366
2008	36,104,864
2009	34,750,060
2010	33,987,714
Thereafter	204,352,103

$383,375,251

F-100

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

(5)                    Interest Expense

MB REIT will assume mortgage loans secured by 8822 S. Ridgeline Boulevard and 5568 W. Chester Rd. in connection with the portfolio acquisition.  For each loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2005	Interest Rate	Origination Date	Maturity Date
8822 S. Ridgeline Boulevard	$10,500,000	$10,500,000	5.66%	September 19, 2005	October 1, 2025
5568 W. Chester Rd.	$40,500,000	$39,818,975	5.54%	January 13, 2005	February 1, 2013

Annual principal payments under the terms of the mortgage debt are as follows:

Year
2006	$779,716
2007	824,657
2008	866,036
2009	922,105
2010	975,254
Thereafter	45,951,207

$50,318,975

F-101

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of IDS Center (the Property) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of IDS Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

F-102

IDS Center

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$9,381,812	$16,713,667
Operating expense, insurance, and real estate tax recoveries	7,070,170	11,274,743
Percentage rent	—	148,211
Other income	2,745,563	5,525,778

Total gross income	19,197,545	33,662,399

Direct operating expenses:
Operating expenses	5,777,319	11,844,527
Insurance	204,172	474,201
Real estate taxes	3,169,379	4,355,736
Interest expense	4,025,000	8,049,999

Total direct operating expenses	13,175,870	24,724,463

Excess of gross income over direct operating expenses	$6,021,675	$8,937,936

See accompanying notes to historical summary of gross income and direct operating expenses.

F-103

IDS Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

IDS Center (the Property) is located in Minneapolis, Minnesota.  The Property contains approximately 1.4 million gross leasable square feet.  As of December 31, 2005, the property was 90% occupied, with approximately 1.2 million square feet leased to 126 tenants.  On August 17, 2006, Inland American Real Estate Trust, Inc (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired a fee simple interest in the property from 80 South Eighth, L.L.C., an unaffiliated third party.  In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a share of the income, expenses and capital expenditures of the parking garage.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $148,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $980,683 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 13 years, as of December 31, 2005, are as follows:

Year
2006	$16,614,906
2007	16,533,346
2008	15,635,900
2009	14,861,848
2010	14,262,875
Thereafter	46,260,642

$124,169,517

F-104

IDS Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, environmental remediation, and professional fees are excluded from the Historical Summary.   These management fees may not be comparable to management fees charged to the Property by IARETI.

(5)                    Interest Expense

MB REIT assumed a mortgage loan secured by IDS Center in connection with the acquisition.  The mortgage had a balance as of $161,000,000 at December 31, 2005.  The mortgage loan bears a fixed interest rate of 5% and is payable in monthly installments of interest only through January 2010 when the loan matures.

F-105

Buckhorn Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(Commencement of Operations) and December 31, 2005 (unaudited)

	Six months ended June 30, 2006 (unaudited)	For the period from August 1, 2005 (commencement of operations) through December 31, 2005 (unaudited)

Gross income:
Base rental income	$652,828	567,788
Operating expense, insurance, and real estate tax recoveries	137,429	158,283

Total gross income	790,257	726,071

Direct operating expenses:
Operating expenses	88,447	101,081
Insurance	44,050	35,696
Real estate taxes	13,777	7,150

Total direct operating expenses	146,274	143,927

Excess of gross income over direct operating expenses	$643,983	$582,114

F-106

Buckhorn Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005

(Commencement of Operations) and December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Buckhorn Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from August 1, 2005 (commencement of operations) to December 31, 2005.

F-107

Fabyan Randall

Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Six months ended June 30, 2006 (unaudited)	Year ended December 31, 2005 (unaudited)

Gross income:
Base rental income	$951,112	1,853,923
Operating expense, insurance, and real estate tax recoveries	269,949	523,700

Total gross income	1,221,061	2,377,623

Direct operating expenses:
Operating expenses	112,535	356,599
Insurance	143,084	146,040
Real estate taxes	6,947	6,739

Total direct operating expenses	262,566	509,378

Excess of gross income over direct operating expenses	$958,496	1,868,245

F-108

                                                                                               Fabyan Randall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 1, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Fabyan Randall to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

F-109

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lincoln Village (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lincoln Village for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
November 10, 2006

F-110

Lincoln Village

 Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$1,879,981	$2,289,475
Percentage Rent	37,667	33,031
Operating expense, insurance, and real estate tax recoveries	663,656	865,626

Total gross income	2,581,304	3,188,132

Direct operating expenses:
Operating expenses	287,808	390,015
Insurance	22,158	55,355
Real estate taxes	550,604	723,190

Total direct operating expenses	860,570	1,168,560

Excess of gross income over direct operating expenses	$1,720,734	$2,019,572

See accompanying notes to combined historical summary of gross income and direct operating expenses.

F-111

Lincoln Village

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Lincoln Village (“the Property”) is located in Chicago, Illinois. The Property is a shopping complex with 28 tenants and 134,362 gross leasable square feet (excluding ground lease space). The complex was 84% occupied as of December 31, 2005 with two tenants accounting for 35% of rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 13, 2006 with BGP Lincoln Village, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $33,031 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $88,001 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from one to 57 years, as of December 31, 2005, are as follows:

Year
2006	$2,337,097
2007	2,462,957
2008	2,040,509
2009	1,899,483
2010	1,851,139
Thereafter	17,624,865

$28,216,050

F-112

Lincoln Village

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. These management fees may not be comparable to management fees charged to the Property by IARETI.

In connection with the acquisition Lincoln Village, Inland American assumed a ground lease payable to an unaffiliated third party. The ground lease expires in 2063. The ground lease provides for increases in minimum rent payments over the term of the lease every ten years based on a calculation of 10% of the appraised fair market value of the fee simple estate and land.  Minimum rents to be paid quarterly to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $106,000.

F-113

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Washington Mutual Office/Data Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Washington Mutual Office/Data Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
November 22, 2006

F-114

Washington Mutual Office/Data Center

 Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006 (unaudited)	December 31, 2005

Gross income:
Base rental income	$1,993,731	$2,658,308
Operating expense, insurance, and real estate tax recoveries	526,516	694,782

Total gross income	2,520,247	3,353,090

Direct operating expenses:
Operating expenses	141,639	247,112
Insurance	42,688	57,083
Real estate taxes	402,876	483,821

Total direct operating expenses	587,203	788,016

Excess of gross income over direct operating expenses	$1,933,044	$2,565,074

See accompanying notes to historical summary of gross income and direct operating expenses.

F-115

Washington Mutual Office/Data Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                    Business

Washington Mutual Office/Data Center (“the Property”) is located in Arlington, Texas. The Property is an office building with 239,905 gross leasable square feet. The property was 100% occupied as of December 31, 2005 by one tenant accounting for 100% of the rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 20, 2006 with Collins, Walton, Buckner LLP, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                    Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $259,246 for the year ended December 31, 2005.

Minimum rents to be received from the one tenant under multiple operating leases, with a lease term of seven years for all the leases, as of December 31, 2005, are as follows:

Year
2006	$2,614,972
2007	3,046,793
2008	3,046,793
2009	3,046,793
2010	3,046,793
Thereafter	8,364,688

$23,166,832

F-116

Washington Mutual Office/Data Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

F-117

State Street Market

Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Nine months ended September 30, 2006 (unaudited)	Year ended December 31, 2005 (unaudited)

Gross income:
Base rental income	$998,012	1,678,852
Operating expense, insurance, and real estate tax recoveries	251,010	411,956

Total gross income	1,249,022	2,090,808

Direct operating expenses:
Operating expenses	80,020	98,328
Insurance	269,832	476,355
Real estate taxes	39,784	27,670

Total direct operating expenses	389,636	602,353

Excess of gross income over direct operating expenses	$859,386	1,488,455

F-118

State Street Market

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of State Street Market to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

F-119

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Waterford Place at Shadow Creek Ranch Apartments (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Waterford Place at Shadow Creek Ranch Apartments for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 28, 2007

F-120

Waterford Place at Shadow Creek Ranch Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$1,534,114
Fee income	120,692

Total gross income	1,654,806

Direct operating expenses:
Advertising	105,873
General and administrative expenses	194,833
Insurance	93,208
Maintenance and repairs	39,668
Payroll expense	283,070
Utilities	174,476
Property taxes	561,884

Total direct operating expenses	1,453,012

Excess of gross income over direct operating expenses	$201,794

See accompanying notes to historical summary of gross income and direct operating expenses.

F-121

Waterford Place at Shadow Creek Ranch Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

(1)                   Business

Waterford Place at Shadow Creek Ranch Apartments (“the Property”) is located in Pearland, Texas.  The Property was under development until November 2005 and commenced leasing up the apartment units throughout 2006. The Property has twelve apartment buildings containing a total of 296 apartment units. There are ninety-eight one bedroom units, one hundred sixty two bedroom units and thirty six three bedroom units. The Property was 83% occupied as if December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) is expected to close on the Property in the first quarter of 2007 from Waterford SCR, L.P., an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy — Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                     Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

F-122

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Fields Apartment Homes (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fields Apartment Homes for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 28, 2007

F-123

Fields Apartment Homes

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$3,336,221
Fee income	148,820

Total gross income	3,485,041

Direct operating expenses:
Lease commissions	33,255
Insurance	57,766
Maintenance and repairs	63,418
Common area expenses	182,597
Utilities	24,257
Property taxes	516,770

Total direct operating expenses	878,063

Excess of gross income over direct operating expenses	$2,606,978

See accompanying notes to historical summary of gross income and direct operating expenses.

F-124

The Field Apartments Homes
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(1)                   Business

Fields Apartment Homes (“the Property”) is located in Bloomington, Indiana.  The Property has nineteen apartment buildings, ten town homes and a triplex, containing a total of 285 units and a commercial building with two tenants.  There are seventy-two one-bedroom units, 173 two-bedroom units, thirty-nine three-bedroom units, one four-bedroom unit and a commercial barn. This Property was 98% occupied as of December 31, 2006, with approximately 278 residential units leased.  Inland American Real Estate Trust, Inc. (“IARETI”) acquired the Property on March, 1, 2007 from Rogers Farm, LLC; Rogers Farm II, LLC; Rogers Farm III, LLC; Rogers Farm IV, LLC; Rogers Farm V, LLC and Rogers Farm VI, LLC, all unaffiliated third parties.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy — Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                     Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

F-125

Independent Auditors’ Report

The Board of Director

Inland American Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the ProLogis Properties (the Properties) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the ProLogis Properties for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado

March 2, 2007

F-126

ProLogis Properties

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$5,122,734
Operating expense, insurance, and real estate tax recoveries	1,105,638

Total gross income	6,228,372

Direct operating expenses:
Operating expenses	555,142
Insurance	173,514
Real estate taxes	811,632

Total direct operating expenses	1,540,288

Excess of gross income over direct operating expenses	$4,688,084

See accompanying notes to historical summary of gross income and direct operating expenses.

F-127

ProLogis Properties

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

(1)                   Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed to acquire 22 industrial properties (the Properties) from ProLogis, an unaffiliated third party. The following properties are included in the portfolio:

	Gross
	leasable area		Occupancy at
Name	(square feet)	Location	December 31, 2006

Airport Distribution Center #2	102,400	Memphis, TN	100%
Airport Distribution Center #4	80,000	Memphis, TN	100%
Airport Distribution Center #7	42,000	Memphis, TN	100%
Airport Distribution Center #8	32,400	Memphis, TN	100%
Airport Distribution Center #9	42,000	Memphis, TN	100%
Airport Distribution Center #10	161,350	Memphis, TN	—
Airport Distribution Center #11	121,345	Memphis, TN	100%
Airport Distribution Center #15	81,639	Memphis, TN	100%
Airport Distribution Center #16	251,685	Memphis, TN	100%
Airport Distribution Center #18	75,000	Memphis, TN	100%
Airport Distribution Center #19	175,275	Memphis, TN	100%
Delp Distribution Center #2	97,716	Memphis, TN	100%
Delp Distribution Center #5	144,000	Memphis, TN	100%
Delp Distribution Center #8	94,500	Memphis, TN	100%
Southwide Industrial Center #5	28,380	Memphis, TN	83%
Southwide Industrial Center #6	58,560	Memphis, TN	91%
Southwide Industrial Center #7	118,320	Memphis, TN	85%
Southwide Industrial Center #8	10,185	Memphis, TN	100%
Stone Fort Distribution #1	500,000	Chattanooga, TN	100%
Stone Fort Distribution #2	289,800	Chattanooga, TN	100%
Stone Fort Distribution #3	200,000	Chattanooga, TN	100%
Stone Fort Distribution #4	86,072	Chattanooga, TN	100%

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The future results of operations can be significantly impacted by the rental markets of both the Memphis and Chattanooga, Tennessee regions.

F-128

ProLogis Properties

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2006

(3)                   Gross Income

The Properties lease industrial space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $116,334 for the year ended December 31, 2006. The Properties have one customer who represents approximately 22% of the Properties’ rental income during the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, which have remaining lives of 1 to 10 years, as of December 31, 2006, are as follows:

Year:
2007	$4,525,642
2008	3,909,237
2009	3,391,567
2010	1,857,147
2011	875,412
Thereafter	1,348,538

$15,907,543

The schedule does not reflect future rental revenues from the renewal or replacement of existing leases and excludes reimbursements of property operating expenses.

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Properties by IARETI.

F-129

Shallotte Commons

Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$644,981
Operating expense, insurance, and real estate tax recoveries	89,142

Total gross income	734,123

Direct operating expenses:
Operating expenses	90,745
Real estate taxes	39,245
Insurance	23,003

Total direct operating expenses	152,993

Excess of gross income over direct operating expenses	$581,130

F-130

Shallotte Commons

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

F-131

Crossroads at Chesapeake

Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$1,006,917
Operating expense, insurance, and real estate tax recoveries	263,321

Total gross income	1,270,238

Direct operating expenses:
Operating expenses	123,349
Real estate taxes	120,148
Insurance	19,675

Total direct operating expenses	263,172

Excess of gross income over direct operating expenses	$1,007,066

F-132

Crossroads at Chesapeake

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Crossroads at Chesapeake to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

F-133

Chesapeake Commons

Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$1,062,652
Operating expense, insurance, and real estate tax recoveries	113,899

Total gross income	1,176,551

Direct operating expenses:
Operating expenses	38,804
Real estate taxes	82,553
Insurance	49,222

Total direct operating expenses	170,579

Excess of gross income over direct operating expenses	$1,005,972

F-134

Chesapeake Commons

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the twelve months ended December 31, 2006 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Chesapeake Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

F-135

Market at Hamilton

Historical Summary of Gross Income and Direct Operating Expenses

For the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)

For the period from October 1, 2006 (commencement of operations) through December 31, 2006
(unaudited)

Gross income:
Base rental income	$158,155
Operating expense, insurance, and real estate tax recoveries	24,477

Total gross income	182,632

Direct operating expenses:
Operating expenses	31,070
Real estate taxes	26,350
Insurance	3,694

Total direct operating expenses	61,114

Excess of gross income over direct operating expenses	$121,518

F-136

Market at Hamilton

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Market at Hamilton to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

F-137

APPENDIX A
PRIOR PERFORMANCE TABLES

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs
* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in both the Inland Western Retail Real Estate Trust, Inc. and 1031 Exchange programs where the offering closed in the three years prior to December 31, 2006.  The information provided for Inland Retail Real Estate Trust, Inc.  (“IRRETI”) represents the three years ended September 30, 2006.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.				Inland Retail Real Estate Trust, Inc. (J)			1031 Exchange Programs
Number of programs:	1 Program		%		1 Program		%	34 Programs	%

Dollar amount offered	$5,000,000	(C)	2,500,000	(A)	284,679
Dollar amount raised	4,454,804	(D)	100.00		2,371,012	(B)	100.00	283,922	100.00
Less offering expenses:
Syndication fees (E)	442,622		9.94		194,194		8.19	21,337	7.41
Other fees (F)	14,306		0.32		21,010		0.89	33,199	10.97
Organizational fees	—		—		—		—	2,775	0.96
Reserves (G)	39,979		0.89		76,590		0.97	4,948	1.59

Available for investment	$3,957,897		88.60		2,079,218		89.95	221,664	79.07

Acquisition costs:
Cash down payments	$3,440,668				1,270,577			221,664
Repayment of indebtedness	40,479				896,304			—
Temporary cash investments	193,628				—			—
Investment in securities	283,122				109,336			—
Total acquisition costs	$3,957,897				2,276,217			221,664

Percent leverage	55%				55%			49%
Date offerings commenced	(I)				(H)			2003-2006
Length of offering	(I)				(H)			1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	(I)				(H)			1-14 months

TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)      This amount does not reflect shares offered for distribution to stockholders participating in IRRETI’s distribution reinvestment program.

(B)        These figures are cumulative and are as of September 30, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)        This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)       These figures are cumulative and are as of December 31, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)         Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares.  All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)         Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)        Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)       On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share.  On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis.  On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)            In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share.  In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2006, approximately 87% of the proceeds available for investment from the offerings were invested in real properties.

(J)           On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2006, with the exception of IRRETI, which amounts represent the three years ended September 30, 2006, in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc. (K)		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,454,804		2,371,012		714,789

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,909		2,762		2,350
Acquisition cost and expense	6,006		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	676,206		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	55,868		33,624		0
Advisor asset management fee (J)	51,425		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	1,347		1,135		0
Acquisition costs expensed	445		0		0
Other administrative services	5,579		8,740		0

Dollar amount of property sales andrefinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (46 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		360,955

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	26,547	(C)
Other offering expenses (D)	116		230		4,084
Acquisition cost and expense	2,550	(E)	1,706	(E)	30,916	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		65,529

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	16		29		5,200
Advisor asset management fee (J)	0		0		3,112
Accounting services	26		27		0
Data processing service	14		12		0
Legal services	5		4		0
Professional services	0		0		0
Mortgage servicing fees	0		0		568
Acquisition costs expensed	0		0		0
Other administrative services	50		28		0

Dollar amount of property sales andrefinancings before payments to general partner and affiliates (G):
Cash	11,446		9,765		9,471
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		557
Mortgage brokerage and refinancing fees	0		0		1,043
Participation in cash distributions	0		0		0

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)      With the exception of IRRETI, the figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2006 and the figures relating to cash available from operations are for the three years ending December 31, 2006.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.  IRRETI’s information is as of September 30, 2006 and for the three years ending September 30, 2006.

(B)        The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)        The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)       Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)         Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)         An affiliate provides property management services for all properties acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)        See Table V and Notes thereto regarding sales and disposals of properties.

(H)       On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”).  Each of these entities was merged into subsidiaries that are wholly owned by IRC.  As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)            On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by IRRETI.  As a result of the merger, IRRETI was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)           With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period.  IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(K)       On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

With the exception of Inland IRRETI, Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2006.  IRRETI’s information reflects information for the six years ended December 31, 2005.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IWEST, IRRETI and the forty-three 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. — offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. — offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. — offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. — offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. — offering terminated in 1991

•                  Inland Real Estate Corporation — offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. — offering terminated in 2003

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2006	2005	2004	2003

Gross revenues	$710,103	518,055	130,575	745
Profit on sale of properties	0	0	0	0
Other income (expenses)	59,403	27,056	(348)	38

Less:
Operating expenses (G)	200,106	137,454	32,522	143
Interest expense	223,098	141,039	35,043	161
Program expenses (I)	54,475	31,738	4,856	460
Depreciation & amortization	259,884	189,631	46,105	192

Net income (loss)-GAAP basis	$31,943	45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0	0

Cash available (deficiency) from operations	296,165	201,857	63,520	724

Cash available from investing
Payments under master leases (K)	7,659	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(2,298)	(1,416)	(175)	—
Advances from sponsor	—	(3,523)	—	1,203

Total cash available before distributions and special items	301,526	203,723	66,370	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	283,769	211,327	54,542	358
From sales	0	0	0	0
	283,769	211,327	54,542	358

Cash available after distributions before special items (D)	17,757	(7,604)	11,828	1,569

Special items:	0	0	0	0
Cash available after distributions and special items (D)	$17,757	(7,604)	11,828	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	0	7,604	0	0
Cash from financing activities	0	0	0	0

Total available cash used to partially fund distributions	$0	5,146	0	0

Tax data per $1,000 invested (B):	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	64	66	15
Source (on cash basis):
Sales	0	0	0	0
Operations (F)	64	64	66	15

Percent of properties remaining unsold	100%	100%	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc. (L)

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (G)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing
Payments under master leases (J)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(48 Programs)

	2006	2005	2004	2003	2002

Number of programs	48	43	27	17	9
Gross revenues	$54,221	42,866	24,497	13,563	4,171
Profit on sale of properties	—	5,554	—	—	—

Less:
Operating expenses (E)	9,652	7,471	4,333	1,910	612
Interest expense	16,681	13,351	8,031	5,049	1,782
Program expenses (F)	2,595	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—	—

Net income (loss)	$25,293	26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—	—

Cash available (deficiency) from operations	25,293	26,067	10,930	5,933	1,603
Cash available from sales	5,670	10,604	0	0	0
Cash available from financing	0	0	0	0	0
Principal payment of debt amortization	(64)	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	30,899	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	24,782	19,734	10,721	5,457	1,404
From sales	5,670	10,604	0	0	0
	30,452	30,338	10,721	5,457	1,404

Cash available after distributions before special items	467	6,263	125	404	156

Special items	0	0	0	0	0
Cash available after distributions and special items	$467	6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0	0

Source (on cash basis):
Sales	310.79	1,156.67	0	0	0
Operations	79.03	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)         For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)         Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code. Because of the acquisition by DDR, this information does not include information for the year ended December 31, 2006.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland Western Retail Real Estate Trust, Inc.

	2006	2005	2004	2003
% of Distribution Representing:
Ordinary income	45.00	54.00	55.00	0.00
Return of Capital	55.00	46.00	45.00	100.00

	100.00	100.00	100.00	100.00

(G)        Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)       Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.  In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)            Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)           From time to time, IRRETI may acquire a property that includes one or more unleased premises.  In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)       From time to time, IWEST may acquire a property that includes one or more unleased premises.  In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(L)         On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE IV

RESULTS OF COMPLETED PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2006 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2006.

Program Name	Landings of Sarasota	Monthly Income Fund I	Monthly Income Fund II
Dollar amount raised	$11,800	$30,000	$25,324
Number of properties purchased	One	7	5
Date of closing of offering	07/02	8/88	4/90
Date of first sale of property	07/05	7/94	1/91
Date of final sale of property	07/05	4/05	9/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations	(A)	625	680
Recapture	(A)	—	—

Capital gain	(B)	514	59

Deferred gain:
Capital	(B)	—	—
Ordinary	(B)	—	—

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715	862	681
Operations	1,279	1,209	1,043

(A) For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B) For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2006.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,220	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	291	291
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	840	840
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	1,277	1,277
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	4,986	4,986
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	2,911	2,911
IRC - Crestwood Plaza	12/96	02/22/06	1,201	0	904	0	0	2,105	0	2,105	2,105
IRC - Montgomery Sears	06/96	04/27/06	2,651	0	1,645	0	0	4,296	0	4,296	4,296
IRC - Bakers Shoes	09/98	06/14/06	3,240	0	0	0	0	3,240	0	3,240	3,240
IRC - Regency Point	04/96	09/12/06	8,016	0	0	0	0	8,016	0	8,016	8,016

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3	0	3
IRC - Summit of Park Ridge	1,399	0	0(E)	0	0
IRC - Eagle Country Market	1,290	0	0(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0(E)	0	0
IRC - Zany Brainy	(190)	0	0(E)	0	0
IRC - Prospect Heights	49	0	0(E)	0	0
IRC - Fairview Heights	541	0	0(E)	0	0
IRC - Prairie Square	135	0	0(E)	0	0
IRC - Sequoia Shopping Center	54	0	0(E)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33	0	33
IRC - Ace Hardware (Crystal Point)	—	0	153	0	153
IRC - Walgreens Woodstock	104	0	263	0	263
IRC - Mundelein Plaza (partial)	—	0	302	0	302
IRC - Calumet Square	120	0	0(E)	0	0
IRC - Crestwood Plaza	(188)	0	(195)	0	(195)
IRC - Montgomery Sears	(10)	0	6	0	6
IRC - Bakers Shoes	2,365	0	0(E)	0	0
IRC - Regency Point	4,421	0	0(E)	0	0

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling CommissionsPaid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (c)	Total
Monthly Income Fund I-
Scandinavian Health Club	4/88	6/04	3,557	0	0	0	0	3,557	0	3,069	3,069
Walmart-Duncan	8/88	3/05	2,936	0	0	0	0	2,936	0	3,039	3,039
Donglas Living Center	1/88	4/05	2,475	0	0	0	0	2,475	0	3,574	3,574
Hillside Living Center	1/88	4/05	2,478	0	0	0	0	2,478	0	3,170	3,170

Monthly Income Fund II-
Kmart	12/89	5/05	2,800	0	0	0	0	2,800	0	5,072	5,072
Colonial Manor Living Center	6/89	8/05	4,270	0	0	0	0	4,270	0	7,521	7,521
Scandinavian Health Club	10/88	9/05	2,695	0	0	0	0	2,695	0	3,017	3,017

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)
Monthly Income Fund I
- Scandinavian Health Club	5,299	0	1,389	0	1,389
- Walmart Duncan	3,746	0	955	0	955
- Douglas Living Center	6,513	0	811	0	811
- Hillside Living Center	6,016	0	742	0	742

Monthly Income Fund II
- Kmart	4,496	0	(863)	0	(863)
- Colonial Manor Living Center	13,006	0	(89)	0	(89)
- Scandinavian Health Club	6,170	0	437	0	437

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2006.  All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-122743

SUPPLEMENT NO. 15
DATED JUNE 5, 2007
TO THE PROSPECTUS DATED DECEMBER 8, 2006
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 15 supercedes and replaces the following prior supplements to the prospectus dated December 8, 2006: Supplement No. 7 dated March 23, 2007; Supplement No. 8 dated April 5, 2007; Supplement No. 9 dated April 16, 2007; Supplement No. 10 dated April 16, 2006; Supplement No. 11 dated May 3, 2007; Supplement No. 12 dated May 16, 2007; Supplement No. 13 dated May 23, 2007; and Supplement No. 14 dated May 31, 2007. This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below. You should read this Supplement No. 15 together with our prospectus dated December 8, 2006. Unless otherwise defined in this Supplement No. 15, capitalized terms used in this Supplement No. 15 have the same meanings as set forth in the prospectus.

	Supplement No. 15 Page No.	Prospectus Page No.
Minimum Suitability Standards for Investors	1	3
Prospectus Summary	2	4
Selected Financial Data	5	7
Capitalization	7	9
Compensation Table	8	10
Use of Proceeds	10	12
Prior Performance of IREIC Affiliates	11	13
Management	49	51
Conflicts of Interest	54	116
Principal Stockholders	55	57
Business and Policies	56	58
Description of Real Estate Assets	71	73
Management’s Discussion and Analysis of Financial Condition and Results of Operations	261	263
Plan of Distribution	294	296
Independent Registered Public Accounting Firm	295	297
Financial Statements	F-i	F-i
Prior Performance Tables	A-1	A-1

MINIMUM SUITABILITY STANDARDS FOR INVESTORS

This section supplements the discussion contained in our prospectus under the heading “Minimum Suitability Standards for Investors,” which begins on page ii of the prospectus.

Effective as of May 8, 2007, a resident of the State of Nebraska may make investments in our shares exceeding 10% of his or her liquid net worth, which is defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

1

PROSPECTUS SUMMARY

We May Borrow Money

This subsection, which starts on page 4 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

As of March 31, 2007, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by sixty-five properties totaling approximately $1.3 billion, equivalent to approximately 45% of the combined fair market value of our assets on a consolidated basis. For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. The weighted average interest rate on these loans was 5.35% as of March 31, 2007.  See “Business and Policies — Borrowing” for additional discussion of our borrowing policies.

Use of Proceeds of Offering

This subsection, which starts on page 5 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through March 31, 2007, we have sold approximately 277.5 million shares in the “best efforts” offering and 3.9 million shares through our distribution reinvestment plan, generating approximately $2.8 billion in gross offering proceeds, 20,000 shares purchased by IREIC for $0.2 million and excluding approximately 241,000 shares repurchased through our share repurchase program for approximately $2.2 million.  Through March 31, 2007, we had incurred approximately $292.0 million, equal to 10.4% of the gross proceeds of the offering, in offering and organization costs, including selling commissions, marketing contributions and other expenses paid to affiliates of the Business Manager.

Distribution Policy

This subsection, which starts on page 9 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through April 30, 2007, we have paid cash distributions to our stockholders aggregating approximately $73.0 million.  For the three months ended March 31, 2007, we paid cash distributions of approximately $27.3 million, all of which were funded with cash provided from our operating and investing activities.  For the three months ended March 31, 2006, we paid cash distributions of approximately $1.9 million, all of which were funded with cash provided from our operating activities.

Terms of the Offering

This subsection, which starts on page 10 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through March 31, 2007, we have sold approximately 277.5 million shares in the “best efforts” offering and 3.9 million shares through our distribution reinvestment plan, generating approximately $2.8 billion in gross offering proceeds, excluding 20,000 shares purchased by IREIC for $0.2 million and excluding approximately 241,000 shares repurchased through our share repurchase program for approximately $2.2 million.  Also through March 31, 2007, we have issued options to purchase 17,500 shares of our common stock pursuant to our independent stock option plan.

2

None of these options has been exercised.  See “Risk Factors — Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

Distribution Reinvestment Plan

This subsection, which starts on page 11 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through March 31, 2007, we have sold approximately 3.9 million shares through our distribution reinvestment plan, generating approximately $37.3 million of proceeds.  See “Risk Factors — Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

Use of Proceeds

This subsection, which starts on page 12 in the “Prospectus Summary” section of the prospectus, has been modified as follows:

The amounts reflected in the “estimated proceeds” column below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The “actual proceeds” column reflects our actual use of offering proceeds through March 31, 2007.  Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.”  The “estimated proceeds” column does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.  (All dollar amounts are rounded to the nearest thousand.)

	Estimated Proceeds		Actual Proceeds as of March 31, 2007
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$5,000,000,000	100.00%	$2,804,300,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$197,848,000	7.06%
Marketing Contribution	$125,000,000	2.50%	$67,029,000	2.39%
Due Diligence Expense Allowance	$25,000,000	0.50%	—	0.00%
Organization and Offering Expenses (2)	$50,500,000	1.01%	$27,093,000	0.97%
TOTAL EXPENSES:	$575,500,000	11.51%	$291,970,000	10.41%
Gross Amount Available	$4,424,500,000	88.49%	$2,512,330,000	89.59%
Less:
Working Capital Reserve (3)	$50,000,000	1.00%	$50,000,000	1.78%
Acquisition Expenses (4)	$25,000,000	0.50%	$2,017,000	0.07%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,349,500,000	86.99%	$2,460,313,000	87.73%

(1)          In the “actual proceeds” column, gross proceeds of $2,804,300,000 includes the 20,000 shares purchased by our sponsor for $0.2 million preceding the commencement of our offering and excludes the 241,000 shares repurchased for approximately $2.2 million.

(2)          Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses,

3

advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)  As of March 31, 2007, we have funded a working capital reserve.  Our working capital, as of that date, was approximately $237.3 million.  We anticipate reducing the working capital reserve to an amount equal to 1% of gross offering proceeds by the time the offering terminates.

(4)          The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

4

SELECTED FINANCIAL DATA

This section supplements the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 41 of the prospectus.

The following table shows our consolidated selected financial data relating to the historical financial condition and results of operations.  This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus.  All dollar amounts are stated in thousands, except per share amounts.

	As of March 31, 2007	As of December 31, 2006	As of December 31, 2005	As of December 31, 2004
	(Dollar amounts in thousands)

Total assets	$4,293,091	3,040,544	865,851	731

Mortgages and margins payable	$1,323,953	1,107,113	227,654	—

	Three Months Ended March 31,	Three Months Ended March 31,	Year Ended December 31,	Year Ended December 31,	For the period October 4, 2004 (inception) to December 31,
	2007	2006	2006	2005	2004
	(Dollar amounts in thousands)

Total income	$63,731	17,721	123,202	6,668	—

Total interest and dividend income	$10,722	2,086	23,289	1,740	—

Net income (loss) applicable to common shares	$12,089	(1,456)	1,131	(1,373)	(24)

Net income (loss) available to common stockholders per common share, basic and diluted (a)	$.06	(.07)	.02	(1.55)	(1.20)

Distributions declared to common stockholders	$31,374	2,913	41,178	438	—

Distributions per weighted average common share (a)	$.15	.15	.60	.11	—

Funds From Operations (b)	$38,080	4,413	45,626	(775)	—

Cash flows provided by (used in) operating activities	$30,043	7,063	65,883	11,498	(14)

Cash flows (used) in investing activities	$(449,782)	(159,486)	(1,552,014)	(810,725)	—

Cash flows provided by financing activities	$1,197,987	325,400	1,751,494	836,155	214

Weighted average number of common shares outstanding, basic and diluted	205,589,116	19,485,272	68,374,630	884,058	20,000

5

(a)                                  The net loss per basic and diluted share is based upon the weighted average number of common shares outstanding for the three months ended March 31, 2007 and 2006, and for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the three months ended March 31, 2007 and 2006, and the year ended December 31, 2006 and for the period from August 31, 2005 (commencement of the offering) to December 31, 2005.  Distributions of current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)                                 One of our objectives is to provide cash distributions to our stockholders from cash generated by our operating activities. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO,” which it believes more accurately reflects the operating performance of a REIT.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs.  The calculation of FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to “net income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  Our management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the three months ended March 31,	For the three months ended March 31,	For the year ended December 31,	For the year ended December 31,
		2007	2006	2006	2005
		(In Thousands)
	Net income (loss) applicable to common shares	$12,089	(1,456)	1,131	(1,373)
Add:	Depreciation and amortization related to investment properties	26,570	7,821	49,681	3,459
Less:	Minority interests’ share of the above adjustment	579	1,952	5,186	2,861

	Funds from operations	$38,080	4,413	45,626	(775)

6

CAPITALIZATION

This section supplements the discussion contained in the prospectus under the heading “Capitalization,” which begins on page 43 of the prospectus.

The following table sets forth our capitalization as of March 31, 2007 and December 31, 2006.  The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan.  The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

	March 31,	December 31,
	2007	2006
	(In Thousands)
Debt:
Mortgage Notes Payable	$1,259,475	$1,062,703
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—	—
Common Stock, $0.001 Par Value, 1,460,000,000 shares authorized, 281,176,200 and 168,620,150 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	281	169
Additional Paid-In Capital	2,511,522	1,504,503
Retained Earnings Deficit	(38,903)	(20,224)
Total Stockholders’ Equity:	2,472,900	1,484,448

Total Capitalization:	$3,732,375	$2,547,151

7

COMPENSATION TABLE

Subordinated Payments - Operational Stage

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table — Nonsubordinated Payments,” which begins on page 44 of the prospectus, and all similar discussions appearing throughout the prospectus.

OTHER OPERATIONAL EXPENSES

Compensation and Recipient	Method of Compensation	Estimated Amount

We pay Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for purchasing, selling and servicing mortgages.

Effective May 1, 2007, we will pay Inland Mortgage Servicing Corporation $225 per loan per month for servicing our loans and our consolidated joint venture, MB REIT, will pay $200 per loan per month for servicing its loans.

The actual amount depends on results of operations and cannot be determined at the present time.

Actual Compensation

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table — Actual Compensation,” which begins on page 54 of the prospectus.

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds.  Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. Through March 31, 2007, these organization and offering expenses did not exceed the 4.5% or 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

For the period from October 4, 2004 (inception) through March 31, 2007, we have incurred the following expenses in connection with the offering and sale of our shares (all dollar amounts are rounded to the nearest thousand):

Offering Stage
Selling commissions	$197,848,000
Marketing contributions	67,029,000
Other expenses to affiliates of the Business Manager	9,839,000
Other expenses	17,254,000
Total organization and offering expenses:	$291,970,000

8

For the period from October 4, 2004 (inception) through March 31, 2007, we, MB REIT or our other joint ventures have paid or incurred the following operating expenses in connection with our operational stage activities (all dollar amounts are rounded to the nearest thousand):

Operational Stage
Acquisition expenses	$792,000
Acquisition fees	0
Property management fees	7,905,000
Oversight fees	0
Interest expense	0
Service fee associated with purchasing, selling and servicing mortgages	2,888,000
Ancillary services reimbursements	2,558,000
Business management fees	4,600,000
Investment advisor fees	2,463,000
Incentive fees	0
Total operating fees and expenses:	$21,206,000

We have not sold any properties and, therefore, no disposition fees have been paid or incurred by us or MB REIT for the period from October 4, 2004 (inception) through March 31, 2007.

9

USE OF PROCEEDS

This section supplements the discussion contained in the prospectus under the heading “Use of Proceeds,” which begins on page 56 of the prospectus.

The amounts reflected in the “estimated proceeds” column below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  The “actual proceeds” column reflects our actual use of offering proceeds through March 31, 2007.  Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.”  The “estimated proceeds” column does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.  (All dollar amounts are rounded to the nearest thousand.)

	Estimated Proceeds		Actual Proceeds as of March 31, 2007
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$5,000,000,000	100.00%	$2,804,300,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$197,848,000	7.06%
Marketing Contribution	$125,000,000	2.50%	$67,029,000	2.39%
Due Diligence Expense Allowance	$25,000,000	0.50%	—	0.00%
Organization and Offering Expenses (2)	$50,500,000	1.01%	$27,093,000	0.97%
TOTAL EXPENSES:	$575,500,000	11.51%	$291,970,000	10.41%
Gross Amount Available	$4,424,500,000	88.49%	$2,512,330,000	89.59%
Less:
Working Capital Reserve (3)	$50,000,000	1.00%	$50,000,000	1.78%
Acquisition Expenses (4)	$25,000,000	0.50%	$2,017,000	0.07%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,349,500,000	86.99%	$2,460,313,000	87.73%

(1)          In the “actual proceeds” column, gross proceeds of $2,804,300,000 includes the 20,000 shares purchased by our sponsor for $0.2 million preceding the commencement of our offering and excludes the 241,000 shares repurchased for approximately $2.2 million.

(2)          Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)  As of March 31, 2007, we have funded a working capital reserve.  Our working capital, as of that date, was approximately $237.3 million.  We anticipate reducing the working capital reserve to an amount equal to 1% of gross offering proceeds by the time the offering terminates.

(4)          The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

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PRIOR PERFORMANCE OF IREIC AFFILIATES

This section updates and supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 57 of the prospectus.

Prior Investment Programs

During the ten year period ending March 31, 2007, IREIC and its affiliates have sponsored three other REITs and fifty-seven real estate exchange private placements, which altogether have raised more than $8.1 billion from over 180,800 investors in offerings for which Inland Securities has served as dealer manager.  During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, have raised approximately $7.6 billion from over 179,700 investors.  Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these private placement programs do not have investment objectives similar to ours.  However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies.  The three REITs that seek current income and capital appreciation represent approximately 94% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 93% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, at or for the three months ended March 31, 2007.  On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No further information regarding IRRETI is available.

We pay fees to Inland Securities and our Business Manager, Property Managers, The Inland Group and their affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which is reallowed to soliciting dealers. In addition, we reimburse IREIC for costs and other expenses of the offering. We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their

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respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis. In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents. Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Further, we pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of Inland Retail Real Estate Trust, Inc., for the ten year period ending March 31, 2007, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus.  With respect to Inland Retail Real Estate Trust, Inc., information is presented for the ten year period ended September 30, 2006.  This information set forth in this table, and in the narrative that follows,

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represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager.  All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. is derived from the public filings by these entities.  WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT.  ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of March 31, 2007	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of March 31, 2007 (1)	Inland Real Estate Exchange Private Placement Offerings as of March 31, 2007

Number of programs sponsored	1	1	1	57
Aggregate amount raised from investors	$4,472,189,000	2,424,515,000	716,486,000	480,813,000
Approximate aggregate number of investors	116,000	57,600	6,100	1,100
Number of properties purchased	307	287	166	59
Aggregate cost of properties	$7,734,332,000	4,138,046,000	1,778,354,000	977,704,000
Number of mortgages/notes receivable	6	0	0	0
Principal amount of mortgages/notes receivable	$135,328,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	85.00%	37.00%
Single-user net lease	30.00%	11.00%	15.00%	10.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	45.00%
Industrial	0.00%	0.00%	0.00%	8.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	36.00%	39.00%	36.00%	27.00%
Existing construction	64.00%	61.00%	64.00%	73.00%

Number of properties sold in whole or in part	0	13	19	1

Number of properties exchanged	0	0	0	0

(1)          On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments.  IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering. Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement.  Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

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During the three years prior to March 31, 2007, Inland Western Retail Real Estate Trust, Inc. purchased 299 properties and Inland Real Estate Corporation purchased twenty commercial properties.  During the three years prior to September 30, 2006, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through March 31, 2007, IRC had issued approximately 15.2 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $666.3 million as of March 31, 2007. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On May 31, 2007, the closing price of the stock on the New York Stock Exchange was $18.00 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances.  All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of March 31, 2007, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, equal portions of which are paid monthly.  Effective with the April 17, 2007 cash distribution, IRC began paying an annual cash distribution of $0.98 per share.

As of March 31, 2007, IRC owned 147 properties for an aggregate purchase price of approximately $1.8 billion. These properties were purchased in part with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties and draws on its line of credit or sales proceeds from previous sales of properties.  As of March 31, 2007, IRC had debt of approximately $669.9 million secured by its properties and had $45 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate

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Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

On February 27, 2007, IRRETI and DDR consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003.  Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through March 31, 2007, Inland Western had issued approximately 35 million shares through its distribution reinvestment program and had repurchased approximately 9 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.5 billion as of March 31, 2007.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of March 31, 2007, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

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As of March 31, 2007, Inland Western owned 307 properties for an aggregate purchase price of approximately $7.7 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of March 31, 2007, Inland Western had borrowed approximately $4.4 billion secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western from the date each was formed or commenced its offering through March 31, 2007. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of any business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional amount of approximately $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through March 31, 2007, IREIC or its affiliates received approximately $60.4 million in advisor fees and agreed to forgo an additional $104.0 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. For the three months ended March 31, 2007, we paid our Business Manager a business management fee of $1.5 million, or approximately 0.22% on an annual basis, which is less than the full 1% fee that the Business Manager is entitled to receive.  Our Business Manager is not, however, obligated to continue forgoing any portion of this fee, and thus we may pay less in distributions or have less cash available to acquire real estate assets.   See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation — Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94

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	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005(4)	58,867,790	57,502,980	—	1,364,810.87
2006(5)	64,689,179	55,737,360	8,520,125	431,694.96
2007	15,735,000	15,735,000	—	—	.24
	536,282,454	417,916,320	98,686,319	3,944,815

(1)             The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)             Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)             Represents a capital gain distribution for federal income tax purposes.

(4)             For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005.  The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)             The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

Inland Retail Real Estate Trust, Inc.—Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(4)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(5)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,894,534		568,875,233		220,909,301		1,200,000

(1)             The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.  Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)             Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)             Represents a capital gain distribution for federal income tax purposes.

(4)             IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

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(5)             For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Inland Western Retail Real Estate Trust, Inc.—Last Offering By Inland Securities Completed In 2005

	Total Distributions Paid	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions Paid per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	71,822,000	71,822,000	—	—	.16
	621,818,000	354,899,000	276,919,000	—

(1)             The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)             Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)             Represents a capital gain distribution for federal income tax purposes.

(4)             Inland Western began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A
1995	8.45%		N/A		N/A
1996	9.55%		N/A		N/A
1997	11.00%		N/A		N/A
1998	12.14%		N/A		N/A
1999	13.36%		7.79	%(5)	N/A
2000	14.99%		9.00%		N/A

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As of December 31,	IRC (1)	IRRETI (2)		Inland Western (3)
2001	17.88%	9.92%		N/A
2002	18.35%	11.07%		N/A
2003	20.07%	12.08%		4.97	%(6)
2004	21.71%	13.18%		6.91%
2005	23.99%	14.32%		7.32%
2006	25.50%	N/A	%(7)	7.94%

(1)             IRC sold shares for $10.00 per share from October 1994 through March 1998 in offerings for which Inland Securities has served as dealer manager.  During this time, the DRP purchase price was $9.05 per share.  From April 1998 through December 1998, IRC sold shares for $11.00 per share.  During that time and through May 2004, the DRP purchase price was $10.50 per share.  In June 2004, IRC became publicly traded.  Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution.  This price is calculated on a monthly basis.  As of December 31, 2005, the DRP purchase price was $15.10 per share.  As of March 31, 2007, the DRP purchase price per share was $18.34.

(2)             IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.  As of September 30, 2006, the DRP purchase price per share was $11.00.

(3)             Inland Western commenced selling shares in September 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager.  During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.  As of March 31, 2007, the DRP purchase price per share was $10.00.

(4)             Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994.  During 1995, IRC paid three quarterly distributions and began paying monthly distributions in November 1995.

(5)             IRRETI began paying monthly distributions in June 1999.  This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)             Inland Western began paying monthly distributions in November 2003.  This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

(7)             Because of the acquisition by DDR, this information is not available for IRRETI as of March 31, 2007.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to increase cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. If this had occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

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Private Partnerships

Through March 31, 2007, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 489 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From April 1, 1997 through March 31, 2007, investors in these private partnerships have received total distributions in excess of $499 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

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Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004.  As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002.  This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through March 31, 2007, IREX has offered the sale of fifty-nine properties with a total property value of approximately $987 million.

Landings Of Sarasota Delaware Business Trust (DBT). Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9.8 million. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8 million from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $8 million in debt assumption and $4 million in equity investment. $0.2 million of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

On July 28, 2005, this property was sold for approximately $15.9 million after the repayment of the mortgage balance of approximately $7.7 million and payment of the costs of sales totaling approximately $977,000, the investors received approximately $7.2 million in net sales proceeds.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7.5 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $11 million, which consisted of $7.5 million in debt assumption and $3.5 million in equity investment. $0.1 million of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

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On April 12, 2006, the $7.2 million mortgage was refinanced with approximately $7.6 million mortgage.  After paying refinancing expenses totaling approximately $164,000, the investors received the net refinancing proceeds of approximately $267,000.

Pets Bowie DBT, a Delaware business trust, purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of approximately $2.6 million from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1.3 million with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of $1.3 million in debt assumption and $2.6 million in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

On October 31, 2006, the $1.3 million mortgage was refinanced with an approximately $3 million mortgage.  After paying refinancing expenses totaling approximately $174,000, the investors received the net refinancing proceeds of approximately $1.5 million.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1.5 million from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3.4 million, which consisted of $1.5 million in debt assumption and $1.9 million in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

On December 22, 2006, the $1.5 million mortgage was refinanced with an approximately $2.4 million mortgage.  After paying refinancing expenses totaling approximately $100,000, the investors received the net refinancing proceeds of $800,000.

Lansing Shopping Center DBT, a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5.9 million first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10.9 million, which consisted of $5.9 million in debt assumption and $5 million in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.

On May 26, 2006, the $5.9 million mortgage was refinanced with an approximately $7.5 million mortgage.  After paying refinancing expenses totaling $323,000, the investors received the net refinancing proceeds of approximately $1.3 million.

Inland 220 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust

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financed its acquisition of the property with an $18 million first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33.8 million, which consisted of $18 million in debt assumption and $158 million in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons DBT, a Delaware business trust, acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of approximately $8.9 million from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $17.3 million, which consisted of approximately $8.9 million in debt assumption and $8.4 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

On January 20, 2006, the $8.9 million mortgage was refinances with an approximately $11 million mortgage.  After paying refinancing expenses totaling approximately $349,000, the investors received the net refinancing proceeds of approximately $1.8 million.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

On May 13, 2005, the $3.1 million mortgage was refinanced with an approximately $3.1 million mortgage.  The refinancing expenses totaled $30,000.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold

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its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building - Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4 million loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8 million, which consisted of $4 million in debt assumption and approximately $4 million in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $4 million equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10.5 million loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20.5 million, which consisted of approximately $10.5 million in debt assumption and approximately $10.1 million in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building - Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12.9 million loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22.9 million, which consisted of $12.9 million in debt assumption and $10 million in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. Approximately $0.2 million of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a

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Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for approximately $15.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28.2 million, which consisted of $12.5 million in debt assumption and $15.7 million in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.7 million from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12 million, which consisted of approximately $5.7 million in debt assumption and approximately $6.4 million in equity investment. Approximately $0.5 million of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a loan of approximately $5.6 million from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $12.2 million, which consisted of approximately $5.6 million in debt assumption and $6.6 million in equity investment. $0.1 million of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of approximately $2 million. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.8 million, which consisted of $1.4 million in debt assumption and $1.4 million in equity investment. The offering was completed in December 2003 when the maximum offering amount was raised. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

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Plainfield Marketplace. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for approximately $12.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24.4 million, which consisted of approximately $11.9 million in debt assumption and approximately $12.5 million in equity investment, 1% of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21.7 million and the total price of $24.4 million consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1.6 million of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.2 million, which consisted of approximately $3.9 million in debt assumption and $4.3 million in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.1 million and the total price of approximately $8.2 million consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4.7 million from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a

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qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3.9 million, which consisted of approximately $1.8 million in mortgage financing from Parkway Bank and Trust Co. and approximately $2.1 million in equity investment. The difference between the real estate acquisition price of approximately $3.5 million and the total price of $3.9 million consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center.  BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for approximately $6.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $13.6 million, which consisted of approximately $6.9 million in debt assumption and $6.7 million in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of approximately $11.7 million and the total price of $13.6 million consists of $0.6 million acquisition fee, $0.4 million for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for approximately $6.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised approximately $2.8 million. The total price was approximately $12.1 million, which consisted of approximately $5.1 million in debt assumption and $7 million in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of approximately $10.3 million and the total price of approximately $12.1 million consists of $520,000 acquisition fee, $150,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center in East Syracuse, New York. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for approximately $8.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $15.9 million, which consisted of $7.4 million in debt assumption and approximately $8.5 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13.5 million and the total price of approximately $15.9 million consists of $675,000 acquisition fee, $150,000 for a property reserve account, and approximately $1.5 million of

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estimated costs and expenses. The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center in Clay, New York. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for approximately $3.2 million and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for approximately $3.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $7.1 million, which consisted of approximately $3.2 million in debt assumption and approximately $4 million in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6.1 million and the total price of approximately $7.1 million consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2.9 million from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2.9 million in debt assumption and approximately $3.1 million in equity investment. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6 million consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store in Hobart, Indiana. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.5 million, which consisted of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.6 million and the total price of approximately $6.5 million consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

On October 20, 2005, this property was financed with a $3,570,000 mortgage.  After paying refinancing expenses totaling approximately $141,000, the investors received the net financing proceeds of approximately $3.4 million.

Kraft Cold Storage Facility in Mason City, Iowa. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for approximately $5.3 million and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 -

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12th Street, Mason City Iowa for approximately $5.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11 million, which consisted of approximately $5.3 million in debt assumption and approximately $5.7 million in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of approximately $9.6 million and the total price of $11 million consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for approximately $19.2 million, a junior loan in the amount of approximately $6.2 million and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for approximately $20.1 million in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39.2 million, which consisted of approximately $19.2 million in debt assumption and approximately $20.1 million in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of $39.2 million consists of $1.5 million acquisition fee, $150,000 for a property reserve account and approximately $2.7 million of estimated costs and expenses. The offering was completed in June 2005 after approximately $19.1 million was raised.

Best Buy Store in Reynoldsburg, Ohio. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $5 million and cash. In September 2005, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for approximately $5.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $10.3 million, which consisted of approximately $5 million in debt assumption and approximately $5.4 million in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9 million and the total price of approximately $10.3 million consists of $450,000 acquisition fee, $100,000 for a property reserve account and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for approximately $11 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20.7 million, which consisted of approximately $9.8 million in debt assumption and approximately $11 million in equity investment,

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1% of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.8 million and the total price of approximately $20.7 million consists of $1.3 million acquisition fee and market value adjustment, $0.1 million for a property reserve account and approximately $1.6 million of estimated costs and expenses. The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for approximately $12.1 million and cash. In October 2004, Stoughton 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for approximately $10.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $20 million, which consisted of approximately $9.8 million in debt assumption and $10.2 million in equity investment, 1% of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of approximately $17.7 million and the total price of approximately $20 million consists of $775,000 acquisition fee, $0.1 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $1.1 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $2.2 million, which consisted of $1.1 million in debt assumption and approximately $1.1 million in equity investment. The difference between the real estate acquisition price of approximately $1.9 million and the total price of approximately $2.2 million consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of approximately $0.8 million from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $1.6 million, which consisted of $0.8 million in debt assumption and approximately $0.8 million in equity investment. The difference between the real estate acquisition price of approximately $1.4 million and the total price of approximately $1.6 million consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

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Chenal Commons Shopping Center, Little Rock Arkansas. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of approximately $2.5 million from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for approximately $7.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $14.3 million, which consisted of approximately $6.7 million in debt assumption and approximately $7.6 million in equity investment, 1% of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of approximately $12.3 million and the total price of approximately $14.3 million consists of $0.7 million acquisition fee, $320,000 for a property reserve account and approximately $1 million of estimated costs and expenses. The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois. Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for 100% of the beneficial interests in the trust. The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for approximately $21.4 million, a junior loan in the amount of $7.8 million from Bear Stearns Commercial Mortgage, Inc. In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust. The property is located at 2200 and 2222 Kensington Court, Oak Brook for approximately $23.4 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45 million, which consisted of approximately $21.5 million in debt assumption and $23.5 million in equity investment, 1% of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C. The difference between the real estate acquisition price of approximately $40.2 million and the total price of approximately $45 million consists of $1.8 million acquisition fee, $0.4 million for a property reserve account, and approximately $2.5 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio. Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47.8 million from an unrelated third party, BISYS Crossings I LLC. The L.L.C. financed its acquisition of the property with cash. On May 12, 2005, placed a first mortgage and note for approximately $30.2 million, a junior loan in the amount of $8 million from LaSalle Mortgage, Inc. In June 2005 Columbus 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for approximately $23 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $53.5 million, which consisted of approximately $30.2 million in debt assumption and approximately $23.2 million in equity investment, 1% of which was required by the lender to be retained by Columbus 1031, L.L.C. The difference between the real estate acquisition price of $47.8 million and the total price of approximately $53.5 million consists of approximately $2.4 million acquisition fee, $0.5 million for a property reserve account, and approximately $2.8 million of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

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Edmond 1031, L.L.C. Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of approximately $2.4 million from Parkway Bank & Trust Co. Simultaneous with the closing, the loan was paid down to approximately $1.8 million. In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.8 million, which consisted of approximately $1.8 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.8 million consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C. Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of approximately $3.1 million. On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $1.7 million. In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3.7 million, which consisted of approximately $1.7 million in debt assumption and approximately $1.9 million in equity investment. The difference between the real estate acquisition price of approximately $3.2 million and the total price of approximately $3.7 million consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

On February 16, 2007 the Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse.  Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner.  The sole owner had retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

Wilmington 1031, L.L.C. Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of approximately $4.2 million. On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.3 million the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property. In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.8 million, which consisted of approximately $2.4 million in debt assumption and approximately $2.5 million in equity investment. The difference between the real estate acquisition price of approximately $4.2 million and the total price of approximately $4.8 million consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day

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security deposit in the amount of $104,817.50. The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C. Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for approximately $5.3 million from an unrelated third party, La Place Center limited Partnership. The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc. In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $3.1 million. Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C. offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for approximately $3.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $6.1 million which consisted of $2.9 million in debt assumption and approximately $3.2 million in equity investment, of which 1% was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C. The difference between the real estate acquisition price of approximately $5.3 million and the total price of approximately $6.1 million consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses. The offering was completed in April 2006 when the maximum offering amount was raised.

Norcross 1031, L.L.C. Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of approximately $5 million. On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of approximately $2.6 million. In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $5.6 million, which consisted of approximately $2.6 million in debt assumption and $3 million in equity investment. The difference between the real estate acquisition price of approximately $5 million and the total price of approximately $5.6 million consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C. Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for approximately $4.1 million. The L.L.C. funded

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its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of approximately $1.9 million and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of approximately $2.1 million. In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.5 million, which consisted of approximately $2.1 million in debt assumption and approximately $2.4 million. The difference between the real estate acquisition price of approximately $4.1 million and the total price of approximately $4.5 million consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building. Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for approximately $34.8 million from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of approximately $20.9 million and a B note for approximately $5.2 million from Bear Stearns Commercial mortgage, Inc. In November 2005 Indiana Office 1031, L.L.C., offered 99% of the undivided tenant-in-common interests in the property for approximately $18.2 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $39.1 million which consisted of approximately $20.9 million in debt assumption and approximately $18.2 million in equity investment, 1% of which was required by the lender to be retained by Indiana Office 1031, L.L.C. The difference between the real estate acquisition price of approximately $34.8 million and the total price of approximately $39.1 million consists of approximately $2 million acquisition fee, approximately $0.5 million for a property reserve account, and approximately $2.2 million of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Yorkville Medical Center. Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October 12, 2005 for approximately $7.5 million from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property with cash. In December 2005 Yorkville 1031, L.L.C. offered 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $8.9 million, which consisted of equity investment, 1% to be retained by Yorkville 1031, L.L.C. The difference between the real estate acquisition price of approximately $7.5 million and the total price of approximately $8.9 million consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Anthem Healthcare Office Building in Louisville, Kentucky. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $26.6 million from Bear Stearns Commercial Mortgage, Inc. In January 2006 Louisville 1031, L.L.C. , offered 99% of the undivided tenant in common interests in the property for approximately $18.6 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $45.4 million, which consisted

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of approximately $26.6 million in debt assumption and approximately $18.8 million in equity investment, 1% of which was required by the lender to be retained by Louisville 1031, L.L.C. The difference between the real estate acquisition price of approximately $41.3 million and the total price of approximately $45.4 million consists of $1.5 million acquisition fee, $0.2 million for a property reserve account, and approximately $2.4 million of estimated costs and expenses. The offering was completed in May 2006 when the maximum offering amount was raised.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $2.6 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of approximately $2.6 million. On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.6 million, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $3 million, which consisted of $1.6 million in debt assumptions and approximately $1.4 million in equity investment. The difference between the real estate acquisition price of approximately $2.6 million and the total price of approximately $3 million consists of $100,000 acquisition fee and $257,362 of estimated costs and expenses. The offering was completed in March 2006 when the maximum offering amount was raised.

Innsbrooke Town Square Shopping Center in Murfreesboro, Tennessee. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land upon which is located multi-tenant retail shopping center currently 87.34% leased and occupied for $12.5 million in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee. Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC interest in the property for a total of approximately $7.1 million in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12,5. million and the total price of approximately $14.7 million consists of $625,000 acquisition fee, $425,000 for a property reserve account, and approximately $1.1 million of estimated costs and expenses. The seller obtained permanent financing from the lender in the amount of $7.5 million evidenced by a promissory note and secured by a first-lien deed of trust. The offering was completed in July 2006 when the maximum offering amount was raised.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for approximately $3.1 million from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana. The building was constructed in 1998 and is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of approximately $3.1 million. On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1.9 million, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership

35

interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was $3,640,000, which consisted of $1.9 million in debt assumptions and approximately $1.7 million in equity investment. The difference between the real estate acquisition price of approximately $3.1 million and the total price of approximately $3.6 million consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses. The offering was completed in June 2006 when the maximum offering was raised.

Craig Crossing Shopping Center in McKinney, Texas. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land upon which is located an multi-tenant retail shopping center currently 100% leased by 17 tenants, on October 6, 2005 for approximately $27.7 million from an unrelated third party, SPC McKinney Retail, Ltd. The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of approximately $16.6 million from LaSalle National Bank. In March 2006, Craig Crossing 1031, L.L.C., offered 99% of the undivided tenant in common interests in the property for approximately $13.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $30.6 million, which consisted of $16.6 million in debt assumption and approximately $14 million in equity investment, 1% of which was required by the lender to be retained by Craig Crossing 1031, L.L.C. The difference between the real estate acquisition price of approximately $27.7 million and the total price of approximately $30.6 million consists of $700,000 acquisition fee, $250,000 for a property reserve account, and approximately $2 million of estimated costs and expenses.  The offering was completed in August 2006 when the maximum offering amount was raised.

Charlotte 1031 DST, Belk Corporate Headquarters in Charlotte, North Carolina. Charlotte 1031, L.L.C., a Delaware limited liability company, purchased a unit in a condominium known as 2801 West Tyvola Condominium, together with an undivided 62% interest in the common elements, which consists of 30.26-acre parcel of land improved with other buildings. The buildings were constructed in 1988, are located at 2801 West Tyvola Road, Charlotte, North Carolina 28217 and are part of LakePointe Office Park. The purchase occurred on March 10, 2006 for approximately $53.3 million from an unaffiliated party, UTF Charlotte, L.L.C. The L.L.C. funded its acquisition of the property with cash and with the proceeds of mortgage loans from Bank of America, N.A. as a first mortgage in the amount of approximately $34.6 million. In May 2006, Charlotte 1031, L.L.C., offered 99.5% of the undivided tenant in common interests in the property for approximately $24 million in cash. The total price was approximately $58.8 million, which consisted of approximately $34.6 million in debt assumption and approximately $24.1 million in equity investment. The difference between the real estate acquisition price of $53.3 million and the total price of approximately $58.8 million includes the seller’s share of the interest, represents all estimated costs and expenses related to the acquisition and financing of the property, offering, marketing, transferring of the interest, reserve account deposit and the payment of an acquisition fee to IREX in the amount of approximately $2.7 million.  The offering was completed in March 2007 when the maximum offering amount was raised.

Olivet Church Crossing in Paducah, Kentucky. Olivet Church 1031, L.L.C., a Delaware limited liability company, purchased a 16.13-acre parcel of land upon which is located an multi-tenant shopping center consisting of two buildings from which one of them is currently 100% occupied by Kohl’s Department Store and the second building is leased and occupied by eight tenants, three of whom operate under the trade names Michaels, Bed Bath & Beyond, Cost Plus World Market.  The L.L.C. purchased the property on March 17, 2006 for approximately $20.9 million from an unrelated third party, Paducah Partners, L.L.C. The L.L.C. funded its acquisition of the property with cash and the proceeds of a first mortgage loan in the amount of approximately $12.5 million which is secured by the property. The loan is evidenced by a promissory note and a mortgage and security agreement. The property is located at 5187 and 5191 Hinkleville Road, Paducah, Kentucky 42001. The buildings were built in 2005 and contain

36

approximately 165,598 square feet of leasable area.  In June 2006, the seller offered to qualified accredited investors 99% of the undivided tenant in common interests in the property for approximately $10.7 million in cash plus the assumption of the existing indebtedness as described herein. The total price was approximately $23.3 million, which consisted of approximately $12.5 million in debt assumption and approximately $10.8 million in equity investment. The difference between the real estate acquisition price of approximately $20.9 million and the total price of approximately $23.3 million consists of $750,000 acquisition fee, $200,000 for a property reserve account, and approximately $1.5 million of estimated costs and expenses including, offering, marketing, and transferring of the tenant in common Interests.  The offering was completed in March 2007 when the maximum offering amount was raised.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land upon which four interconnected buildings totaling 256,700 square feet are located at 1900 East Lake Avenue, Glenview, Cook County, Illinois 60025 for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman.  The seller funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006.  In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons.  The difference between the purchase price of approximately $51.8 million and the total price of approximately $57 million consists of an acquisition fee of approximately $2.2 million, $0.2 million for a property reserve account and approximately $2.9 million of estimated costs and expenses.  As of March 31, 2007, the offering had raised approximately $21.4 million from investors.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona 85365 for approximately $42.3 million in cash plus the assumption of the existing indebtedness, consisting of a portion of an open air multi-tenant shopping center, included, but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street from the Power Center. The property includes approximately 496,631 rentable square feet of the total 1.1 million rentable square feet in the shopping center.  The seller acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC.  The seller funded the acquisition of the property with approximately $27 million in cash, the proceeds from the Mezzanine Loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property.  In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons.  The difference between the purchase price of $96.2 million and the total price of approximately $105.3 million consists of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses.  As of March 31, 2007, the offering had raised approximately $40.7 million from investors.

Honey Creek Commons Shopping Center in Terre Haute, Indiana. Honey Creek, L.L.C., a Delaware limited liability company, purchased on January 11, 2006, a 19.9 acre parcel of land located at 5601-5793 South US Highway 41, Terre Haute, Vigo County, Indiana, for approximately $23.8 million from unrelated third parties, consisting of a multi-tenant retail shopping center that is shadow anchored by Wal-Mart. The shopping center is currently 100% leased and occupied by twelve tenants. The property

37

contains two building totaling approximately 172,866 square feet of leasable area.  Subsequent to the initial purchase, the seller funded certain earn-outs totaling $2.6 million.  These earn-outs and the purchase price totaled approximately $26.4 million. The seller funded the acquisition of the property with cash, and on June 29, 2006, secured a mortgage loan from the lender in the principal amount of approximately $16 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In October 2006, the seller offered to qualified accredited investors 99% of the TIC Interests in the property for a total of approximately $13.1 million in cash plus the assumption of the existing indebtedness.  The difference between the total purchase price of approximately $26.4 million and the total price of approximately $29.3 million consists of a $750,000 acquisition fee, $0.2 million in property reserves, and approximately $1.9 million of estimated costs and expenses. As of March 31, 2007, the offering had raised approximately $12.6 million from investors.

Pacer Global Logistics Office Building in Dublin, Ohio. Dublin 1031, L.L.C. , a Delaware limited liability company, purchased a 13.349 acre parcel of land which includes a three-story office building on September 7, 2006 for $19.7 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $12 million from Sovereign Bank, Inc.  In January 2007, Dublin 1031, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $22.6 million, which consisted of approximately $12 million in debt assumption and approximately $10.6 million in equity investment, 1% of which was required by the lender to be retained by Dublin 1031, L.L.C. The difference between the real estate acquisition price of approximately $19.7 million and the total price of approximately $22.6 million consists of $1 million acquisition fee, $400,000 for a property reserve account and approximately $1.4 million of estimated costs and expenses. As of March 31, 2007, the offering had raised approximately $10 million from investors.

Pewaukee Office Building in Pewaukee, Wisconsin.  Inland Riverwoods, L.L.C. , a Delaware limited liability company, purchased an 11.29 acre parcel of land upon which includes a four-story office building on December 28, 2006 for $29 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $17 million from Nomura Credit & Capital, Inc. In February 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $16.7 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $32.9 million, which consisted of approximately $17 million in debt assumption and approximately $15.7 million in equity investment, 1% of which was required by the lender to be retained by Inland Riverwoods, L.L.C. The difference between the real estate acquisition price of approximately $29 million and the total price of approximately $32.9 million consists of $1.5 million acquisition fee, $0.3 million for a property reserve account and approximately $2.1 million of estimated costs and expenses. As of March 31, 2007, the offering had no investors.

Sioux Falls Office Building in Sioux Falls, South Dakota. Inland Sioux Falls, L.L.C. , a Delaware limited liability company, purchased a twenty-five acre parcel of land upon which includes both a one-story and a two-story office building on January 19, 2007 for $27.5 million from an unrelated third party. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $13.8 million from Bear Stearns Commercial Mortgage Inc.  In March 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $18.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $31.9 million, which consisted of approximately $13.8 million in debt

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assumption and approximately $18.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Sioux Falls, L.L.C. The difference between the real estate acquisition price of approximately $27.5 million and the total price of approximately $31.9 million consists of $1.4 million acquisition fee, $782,000 for a property reserve account and approximately $2.2 million of estimated costs and expenses. As of March 31, 2007, the offering had no investors.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota DBT	Sentry Office Building DBT	Pets Bowie DBT	1031 Chattanooga DBT	Lansing Shopping Center DBT	Inland 220 Celebration Place DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

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	Taunton Circuit DBT	Broadway Commons DBT	Bell Plaza 1031 LLC	Inland 210 Celebration Place DBT	CompUSA Retail Building LLC	Janesville Deere Distribution Facility 1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building	Davenport Deere Distribution Facility	Grand Chute	Macon Office	White Settlement Road Investment	Plainfield Marketplace
	1031 LLC	1031 LLC	DST	DST	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

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	Pier 1 Retail Center	Long Run	Forestville	Bed, Bath & Beyond	Cross Creek Commons	BJ’s Shopping Center
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center	Port Richey	Walgreens Store Hobart	Kraft Cold Storage Facility	Huntington Square Plaza	Best Buy Store Reynoldsburg
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

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	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	4.50%	3.0%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A

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	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	Paid by Asset Manager	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

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	Yorkville 1031	Louisville 1031	Madison 1031	Murfreesboro 1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.27%	Up to 8.05%	Up to 8.63%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.77%	0.55%	1.13%

Mortgage Broker Fee (2)	0.00%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	3.63%	3.80%	5.00%

Bridge Financing Fees	0.63%	0.17%	0.17%	0.26%

Total Load(4)	14.98%	20.53%	25.76%	24.50%

Asset Management Fees(5)	0.96%	0.06%	0.60%	0.08%

Property Management Fees(6)	3.0%	4.5%	Paid by Asset Manager	5.00%

Backend Sales Commission	N/A	3.00%	3.00%	%

	Aurora	Craig Crossing	Charlotte	Olivet Church
	1031	1031	1031	1031
Commissions & Fees(1)	Up to 8.16%	Up to 8.53%	Up to 8.13%	Up to 8.27%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.66%	1.03%	0.63%	0.77%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.82%	2.53%	5.00%	3.60%

Bridge Financing Fees	0.17%	0.28%	0.20%	0.27%

Total Load(4)	27.31%	19.23%	21.78%	20.63%

Asset Management Fees(5)	0.57%	0.05%	0.53%	0.05%

Property Management Fees(6)	Paid by Asset Manager	5.00%	3.00%	5.00%

Backend Sales Commission	3.00%	3.00%	3.00%	3.00%

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	Glenview 1031	Yuma Palms 1031	Honey Creek 1031	Dublin 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%	Up to 8.50%	Up to 8.68%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.67%	0.46%	1.00%	1.00%

Mortgage Broker Fee (2)	0.57%	0.53%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%	2.84%	5.00%

Bridge Financing Fees	0.20%	0.27%	—	0.26%

Total Load(4)	21.49%	19.31%	20.00%	23.03%

Asset Management Fees(5)	0.25%	0.04%	5.53%	3.86%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission	3.00%	3.00%	3.00%	3.86%

	Inland Riverwoods	Inland Sioux Falls
Commissions & Fees(1)	Up to 8.48%	Up to 8.36%

Selling Commission To Third Party Reps	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%

Marketing Expenses	1.00%	1.00%

Offering & Organization	0.98%	086%

Mortgage Broker Fee (2)	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%

Bridge Financing Fees	0.27%	0.33%

Total Load(4)	22.80%	20.00%

Asset Management Fees(5)	3.47%	0.3.47%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission	3.00%	3.00%

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_________________________

(1)   Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)   The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)   Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)   The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)   Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)   Property Management Fees are calculated as a percentage of gross income from the property.

(7)   Refinancing Fees are equal to 1% of the new mortgage

(8)   Backend Sales Commissions are equal to 3% of the sales price or the then current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease:  8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

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The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through March 31, 2007:

	Number of	Offering	Offering	Distributions	2007 Annual	2006 Annual		2005 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution		Distribution
		($)		($)	(%)	(%)		(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,381,766	N/A	N/A		9.45
Sentry Office Building DBT	7	3,500,000	04/2002	2,137,489	16.28	13.43		9.79
Pets Bowie DBT	7	2,600,000	07/2002	2,620,255	15.70	9.29		9.24
1031 Chattanooga DBT	9	1,900,000	05/2002	1,490,126	11.20	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,237,935	11.19	9.07		9.01
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	5,746,147	9.31	8.89		8.89
Taunton Circuit DBT	1	3,750,000	09/2002	1,405,448	8.31	8.31		8.30
Broadway Commons DBT	32	8,400,000	12/2003	4,593,900	10.18	10.18	B	8.62
Bell Plaza 1031, LLC	1	890,000	11/2003	544,391	17.33	17.33		15.56
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,281,614	8.90	8.90		8.90
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,209,289	8.39	8.396		8.28
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	2,659,657	8.01	7.75		7.62
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	2,710,882	8.52	8.52		8.08
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	3,731,424	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004	1,811,760	8.52	8.52	B	9.37
Macon Office DST	29	6,600,000	03/2004	1,746,671	8.35	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	391,248	8.34	8.34		8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	2,617,874	7.21	7.21		7.13
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	901,339	7.43	7.43		7.44
Long Run 1031, LLC	1	4,935,000	05/2004	1,900,937	N/A	N/A		8.47
Forestville 1031, LLC	1	3,900,000	05/2004	783,327	7.55	7.55		6.98
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	1,295,278	7.51	7.51		7.55
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,393,133	7.34	7.34		7.31
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	1,626,640	7.86	7.86		7.68
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	631,940	6.67	6.67		6.69
Port Richey 1031, LLC	1	3,075,000	07/2004	760,126	9.50	9.50		9.30
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,059,954	6.91	6.91		6.44
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	12/2004	946,217	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	2,687,106	6.51	6.47		6.40
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	792,215	7.53	6.73		6.75
Jefferson City 1031, LLC	28	10,973,000	04/2005	1,747,309	7.96	7.96		7.99
Stoughton 1031, LLC	27	19,950,000	05/2005	1,419,320	6.66	6.66		6.67
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	189,591	7.15	7.15		7.13
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	135,892	7.82	7.16		7.14
Chenal Commons 1031, LLC	19	14,346,000	06/2005	1,140,061	7.54	7.51	B	8.00
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	3,025,259	7.42	7.09	C	7.28
Columbus 1031, LLC	38	23,230,000	12/2006	2,837,121	7.96	7.87	C	7.93
Edmond 1031, LLC	1	1,920,000	05/2005	281,373	7.96	7.96		7.73
Taunton Broadway 1031, LLC	1	1,948,000	08/2005	239,051	7.79	7.79		7.47
Wilmington 1031, LLC	1	2,495,000	09/2005	265,687	7.09	7.09		7.11
Wood Dale 1031, LLC	16	3,787,500	03/2006	380,525	6.95	6.82		6.78
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	263,440	7.00	7.00		N/A
Norcross 1031, LLC	1	3,000,000	11/2005	288,083	6.90	6.90		6.86
Martinsville 1031, LLC	1	2,360,000	12/2005	203,568	6.74	6.74		N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006	1,783,307	7.65	7.62		N/A
Yorkville 1031, LLC	21	8,910,000	03/2006	523,924	5.91	5.75		N/A
Louisville 1031, LLC	39	18,830,000	06/2006	1,219,808	7.00	7.00		N/A
Madison 1031, LLC	1	1,472,000	03/2006	90,134	7.00	6.70		N/A
Murfreesboro 1031, LLC	20	7,185,000	06/2006	336,688	6.00	5.75		N/A
Aurora 1031, LLC	1	1,740,000	06/2006	91,739	7.01	6.73		N/A
Craig Crossing 1031, LLC	29	14,030,000	08/2006	604,212	6.19	6.07		N/A
Charlotte 1031, LLC	52	24,105,000	03/2007	931,766	6.05	6.05		N/A
Olivet Church 1031, LLC	33	10,760,000	03/2007	292,293	6.34	6.25		N/A
Glenview 1031, LLC	35	23,350,000	*	491,591	6.25	6.25		N/A

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	Number of	Offering	Offering	Distributions	2007 Annual	2006 Annual	2005 Annual
Name of Entity	Investors	Equity	Completed	To Date	Distribution	Distribution	Distribution
		($)		($)	(%)	(%)	(%)
Yuma Palms 1031, LLC	29	42,720,000	*	1,322,455	6.24	6.17	N/A
Honey Creek	26	13,137,300	*	178,041	6.29	6.29	N/A
Dublin 1031, LLC	37	10,550,000	*	42,991	N/A	N/A	N/A
Inland Riverwoods, LLC	0	15,712,805	*	0	N/A	N/A	N/A
Inland Sioux Falls, LLC	0	18,110,000	*	0	6.29	N/A	N/A
		$571,151,605		$87,421,317

*                    Offering was not complete as of March 31, 2007.

(A)         This property was sold in July 2005.

(B)           The 2005 distribution includes additional distribution of excess operating funds.

(C)           No property reserve contributions were taken in 2005 and fund were distributed to investors per projections.

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MANAGEMENT

Our Directors and Executive Officers

This section modifies the discussion contained in our prospectus under the heading “Management — Our Directors and Executive Officers,” which begins on page 95 of the prospectus.

The following table sets forth information with respect to our directors and executive officers.  The biography of Mr. Parks is set forth above.

Name	Age*	Position
Robert D. Parks	63	Director and Chairman of the Board
Brenda G. Gujral	64	Director and President
J. Michael Borden	70	Independent Director
David Mahon	44	Independent Director
Thomas F. Meagher	76	Independent Director
Paula Saban	53	Independent Director
William J. Wierzbicki	60	Independent Director
Roberta S. Matlin	62	Vice President—Administration
Lori Foust	42	Treasurer
Scott W. Wilton	46	Secretary

*As of January 1, 2007

Brenda G. Gujral, president and director, also serves as president, chief operation officer and a director of IREIC, our sponsor and the parent company of our Business Manager, and as president, chief operating officer and a director of Inland Securities Corporation.  Additionally, Ms. Gujral is a director of Inland Investment Advisors, Inc., an investment advisor, and has been an affiliated director of Inland Western Retail Real Estate Trust, Inc. since its inception in March 2003 as well as its chief executive officer since June 2005.  Ms. Gujral also is chairman of the board of Inland Real Estate Exchange Corporation.  Ms. Gujral was an affiliated director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for IREIC-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other SEC and National Association of Securities Dealers securities regulations both for IREIC and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior IREIC-sponsored investment programs.  She works with the internal and outside legal counsel in structuring IREIC’s investment programs and in connection with the preparation of its offering documents and registering the related securities with the SEC and state securities commissions.

 Ms. Gujral has been with the Inland organization for twenty-five years, becoming an officer in 1982.  Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state.

J. Michael Borden, an independent director, is president and chief executive officer of Freedom Plastics, Inc., Rock Valley Trucking Co., Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc., Airwall, Inc. and Soft Heat.  Mr. Borden also is the chief executive officer of F. P. Investments.  Over the last twenty-five years, Mr. Borden’s various businesses have routinely entered into

49

real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets.  He currently serves on the board of directors of SSI Technologies, Inc., Dowco, Inc., M&I Bank, Employers Health Cooperative, Competitive Wisconsin, St. Anthony of Padua Charitable Trust and Great Lakes Packaging, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering.   Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council.  He was named Wisconsin entrepreneur of the year in 1998.  Mr. Borden received a bachelor degree in accounting and finance from Marquette University, Milwaukee, Wisconsin.  He also attended a master of business administration program in finance at Marquette University.

David Mahon, an independent director, currently serves as managing director of GE Antares Capital and is one of GE Antares’ senior deal professionals with over eighteen years of leveraged finance experience.  Mr. Mahon is responsible for structuring and syndicating GE Antares’ transactions.  Previously, Mr. Mahon also was primarily responsible for purchasing and trading investments for Antares’ securitized investment funds.  Prior to forming Antares, Mr. Mahon spent six years at Heller Financial, the last three years of which he worked within the capital markets group.  He also spent three years with Citicorp’s leveraged capital group and started his career at Arthur Andersen.  Mr. Mahon currently serves on the board of directors for Noodles & Company, an operator of approximately 150 casual dining restaurants based in Boulder, Colorado.  Mr. Mahon is a certified public accountant and a graduate of Augustana College, Rock Island, Illinois. He holds Series 7 and 13 certifications from the National Association of Securities Dealers, Inc.

Thomas F. Meagher, an independent director, currently serves on the board of directors of The Private Bank of Chicago, DuPage Airport Authority and the TWA Plan Oversight Committee.  He also is a former member of the board of trustees of Edward Lowe Foundation.  Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc., Festival Airlines, Lakeside Bank and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for its management training program.  He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964.  In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972.  In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company, a large heavy construction equipment dealership, and sold the company in April 2005.  He is the principal stockholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher received his bachelor degree from St. Mary’s University of Minnesota.  Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain.  Mr. Meagher also attended graduate business school at the University of Chicago.

Paula Saban, an independent director, has worked in the financial services and banking industry for over twenty-five years.  She began her career in 1978 with Continental Bank, which later merged into Bank of America.  From 1978 to 1990, Ms. Saban held various consultative sales roles in treasury management and in traditional lending areas.  She also managed client service teams and developed numerous client satisfaction programs.  In 1990, Ms. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc.  Her clients included top management of publicly-held companies and entrepreneurs.  In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction.  She recently retired from Bank of America as a senior vice president/private client

50

manager.  In 1994, Ms. Saban and her husband started a construction products company, Newport Distribution, Inc., of which she is president and a principal stockholder.

Ms. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois.  She holds Series 7 and 63 certifications from the National Association of Securities Dealers, Inc.  She is president of the Fairview Elementary School PTA and is a former trustee of both the Goodman Theatre and Urban Gateways.

William J. Wierzbicki, an independent director, is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute.  Mr. Wierzbicki is the sole proprietor of Planning Advisory Services, a land-use planning consulting service providing consultation and advice to various local governments, developers and individuals.

Mr. Wierzbicki has recently retired from his position as the Coordinator of Current Planning with the City of Sault Ste. Marie, Ontario.  In that capacity, his expertise was in the review of residential, commercial and industrial development proposals.  Mr. Wierzbicki led the program to develop a new Comprehensive Zoning By-Law for the City of Sault Ste. Marie.  Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy, which identified approximately 1,000 acres of land that has the potential for industrial development.  He also administered the implementation of the first phase of the strategy, which resulted in the city purchasing, servicing, and putting approximately 150 acres on the market at competitive prices.  The program is designed to use and replenish the city’s Industrial Development Fund.

Mr. Wierzbicki is the chairman of the Sault North Planning Board, which is responsible for land-use planning for thirty-two unorganized townships north of the City of Sault Ste. Marie.  Membership on the Sault North Planning Board is through a provincial government appointment.  He has served three consecutive three-year terms with six years as the chairman of the board.  Mr. Wierzbicki is an independent director on the Sault Area Hospital board of directors and sits on that board’s New Hospital Planning Committee and the Quality and Performance Committee.

Roberta S. Matlin has been our vice president—administration since our formation in October 2004.  Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also is a director and president of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation and is the president of our Business Manager.  She has been vice president of administration of Inland Western Retail Real Estate Trust, Inc. since its formation.  Ms. Matlin served as vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin is a graduate of the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from the National Association of Securities Dealers, Inc.

Lori Foust, has been our treasurer and principal accounting officer, and the chief financial officer of our Business Manager since October 2005.  Ms. Foust also served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005.  Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc.  Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received

51

her bachelor of science degree in accounting and her master of business administration from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Scott W. Wilton, has been our secretary since our formation in October 2004.  Mr. Wilton joined The Inland Group in January 1995.  He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department.  In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc.  In 2001, he became the secretary of Inland Real Estate Exchange Corporation.  In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc.  Mr. Wilton is involved in all aspects of The Inland Group’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters and litigation management.  He received bachelor degrees in economics and history from the University of Illinois, Champaign, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985.  Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

Compensation Committee Interlocks and Insider Participation

This subsection has been added to page 99 of the “Management” section of the prospectus, directly following “Committees of our Board of Directors—Audit Committee.”

None of our officers or employees, or the officers or employees of our subsidiaries, participated in the deliberations of our board of directors concerning executive officer compensation.  In addition, during the year ended December 31, 2006, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

Independent Director Compensation

This section supercedes in its entirety the first paragraph of the discussion appearing in the prospectus under the heading “Management—Compensation of Directors and Officers,” which appears on page 99 of the prospectus.

We pay our independent directors an annual fee of $15,000 plus $500 for each in-person meeting of the board or a committee of the board (other than the audit committee) and $350 for each meeting of the board or a committee of the board (other than the audit committee) attended by telephone.  We also pay the chairperson of the audit committee an annual fee of $5,000, and members of the audit committee receive $750 for each in-person meeting and $500 for each meeting attended by telephone.  We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.  In addition, on the date of each annual meeting of stockholders, we grant to each independent director then in office options to purchase 500 shares of our common stock under our independent director stock option plan.  We do not compensate any director that also is an employee of our Business Manager or its affiliates.

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The following table further summarizes compensation earned by, or paid to, the independent directors during 2006.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Michael Borden	22,100	—	31,325	(1)	—	—	—	53,425
David Mahon	26,550	—	31,325	(1)	—	—	—	57,875
Thomas F. Meagher	24,800	—	31,325	(1)	—	—	—	56,125
Paula Saban	20,350	—	31,325	(1)	—	—	—	51,675
William J. Wierzbicki	18,850	—	31,325	(1)	—	—	—	50,175

(1)             Each independent director had options to purchase 3,500 shares of our common stock outstanding at December 31, 2006.  All options have been granted pursuant to our independent director stock option plan.

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CONFLICTS OF INTEREST

Policies and Procedures with Respect to Related Party Transactions

This subsection has been added to page 118 of the “Conflicts of Interest” section of the prospectus.

We do not currently have written, formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of the SEC Regulation S-K. Under that definition, transactions with related persons are transactions in which we were or are a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.  Related parties include any executives, officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

Our articles, however, contain provisions setting forth our ability to engage in certain transactions.  Our board reviews all of these transactions as well as any related party transactions.  As a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction.   In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

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PRINCIPAL STOCKHOLDERS

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 119 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of June 1, 2007. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table. Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
J. Michael Borden, Independent Director	62,386	(3)	*
Brenda G. Gujral, Director and President	5,374	(4)	*
David Mahon, Independent Director	16,000	(3)	*
Thomas F. Meagher, Independent Director	7,329	(3)	*
Robert D. Parks, Director and Chairman of the Board	488,914	(5)	*
Paula Saban, Independent Director	2,000	(3)	*
William J. Wierzbicki, Independent Director	3,055	(3)	*
Roberta S. Matlin, Vice President—Administration	2,719		*
Lori J. Foust, Treasurer	—		—
Scott W. Wilton, Secretary	3,351		—
All Directors and Officers as a group (ten persons)	591,127		*

*                    Less than 1%

(1)             The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)             All fractional ownership amounts have been rounded to the nearest whole number.

(3)             Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.  Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(4)             Includes 3,033 shares owned by Ms. Gujral’s spouse through his individual IRA.

(5)             Consists of 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 27,286 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

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BUSINESS AND POLICIES

Acquisition of REITs

This subsection, which begins on page 123 in the “Business and Policies” section of the prospectus, has been updated and modified as follows:

Acquisition of Winston Hotels, Inc.

Overview.  On April 2, 2007, we and our wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), entered into a definitive merger agreement with Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”), pursuant to which we have agreed to purchase 100% of the outstanding shares of common stock and Series B preferred stock of Winston.

Background.  Winston, a real estate investment trust headquartered in Raleigh, North Carolina, owns and develops hotel properties directly and through joint ventures, provides and acquires hotel loans and provides hotel development and asset management services. Winston conducts substantially all of its operations through WINN.  According to filings made by Winston with the SEC, as of March 31, 2007, Winston’s ownership interest in WINN was 95.77%.

Winston presently operates in two business segments within the lodging industry: hotel ownership and hotel financing. Winston owns hotels directly or indirectly through joint ventures and includes Winston’s development activities.  Winston’s primary source of revenue from its hotel ownership segment is room revenue generated from hotels that Winston either wholly owns or owns an interest in through joint ventures. Winston’s hotel ownership segment also generates revenue through food and beverage, telephone, parking and other incidental sales at its hotels. Hotel financing refers to owning hotel-related loans through origination or acquisition.  Winston’s hotel financing segment generates interest income from hotel loans that it originates or acquires.  According to filings made by Winston with the SEC, Winston’s hotel ownership segment and hotel financing segment revenues for the three months ended March 31, 2007 were $43.4 million and $1.5 million, respectively. Total assets as of March 31, 2007 for the hotel ownership segment and hotel financing segment were $516.6 million and $30.7 million, respectively.

Hotel Ownership Segment—General.  According to filings made by Winston with the SEC, as of March 31, 2007, Winston owned, directly or indirectly, fifty-one hotel properties in eighteen states, having an aggregate of 6,911 rooms. This included forty-three wholly-owned properties with an aggregate of 5,877 rooms; a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms; a 60% ownership interest in a joint venture that owned one hotel with 138 rooms; a 49% ownership interest in a joint venture that owned one hotel with 118 rooms; a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms; a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms; and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to Winston.

Property Leasing and Management. Winston has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As of March 31, 2007, forty-two of Winston’s forty-three wholly-owned hotels were operated under leases with Barclay Hospitality. The remaining wholly owned hotel, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland, was leased to an entity owned 0.1% by Barclay

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Holding. One joint venture hotel, the Chapel Hill, North Carolina Courtyard by Marriott, was leased to an entity owned 48.78% by Barclay Holding. A second joint venture hotel, the Ponte Vedra, Florida Hampton Inn, was leased to an entity owned 49% by Barclay Holding. A third joint venture hotel, the Stanley Hotel in Estes Park, Colorado, was leased to an entity owned 60% by Barclay Holding. A fourth joint venture hotel, the Kansas City, Missouri Courtyard by Marriott, was leased directly to Barclay Holding. A fifth joint venture hotel, the Akron, Ohio Hilton Garden Inn, was leased to an entity owned 41.7% by Barclay Holding. The remaining three joint venture hotels, the West Des Moines, Iowa Fairfield Inn & Suites, the Houston, Texas SpringHill Suites and the West Des Moines, Iowa SpringHill Suites by Marriott were leased to entities owned 13.05% by Barclay Holding.

To qualify as a REIT, Winston generally cannot operate hotels. Winston’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts. Under these management contracts, Winston’s third-party managers have direct control of the daily operations of Winston’s hotels. As of March 31, 2007, Alliance Hospitality Management, LLC managed forty of Winston’s fifty-one hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation and GHG-Stanley Management, LLC each managed one hotel.

Franchise Agreements.  Of the fifty-one hotels in which Winston holds an ownership interest, fifty are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International. Winston anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which Winston must comply. The franchise licenses obligate Winston to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

Winston received written notification from a franchisor that the franchise license agreements for three of its hotels, which expire in January 2008, March 2009 and November 2010, will not be renewed. The franchisor has notified Winston that it will not extend any of the three franchise licenses beyond the end of 2007 if the merger is completed. Winston may decide to change the brand of the hotels prior to the expiration date. The expiration of these licenses is not expected to have a material impact on Winston’s results of operations in the future. There can be no assurance that other licenses will be renewed upon the expiration thereof. Such future non-renewals could have a material adverse effect on Winston.

Acquisitions of Additional Hotels. One of Winston’s primary growth strategies is to acquire additional hotels. In August 2006, Winston acquired the 121-room Courtyard by Marriott in St. Charles, Illinois. In August 2006, Winston also announced that it had entered into definitive agreements to acquire two hotels in the Chelsea and Tribeca areas of New York City for a purchase price of $55 million each.  Acquisition of each of these hotels is subject to satisfactory completion of due diligence and other customary closing conditions. Winston has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for both the Tribeca hotel and the Chelsea hotel. According to filings by Winston with the SEC, the Tribeca hotel has experienced construction delays and Winston is continuing to pursue legal action against the seller. As of March 31, 2007, construction on the Tribeca hotel had ceased. As a result, Winston does not expect the Tribeca hotel to open prior to the close of the 2007 fiscal year. The Chelsea hotel is expected to open in the third quarter of 2007.

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Winston focuses on acquiring additional hotels, or ownership interests in hotels, with strong national franchise affiliations or hotel properties with the potential to obtain these franchise affiliations in the “full service,” “extended stay,” “mid-scale without food and beverage,” “upscale,” and “upper upscale” market segments. In particular, Winston will consider acquiring mid-scale without food and beverage hotels, such as Hampton Inn, Hampton Inn & Suites, Holiday Inn, and Fairfield Inn by Marriott; upscale hotels such as Hilton Garden Inn, Courtyard by Marriott, Homewood Suites by Hilton, Residence Inn by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott and Staybridge by Holiday Inn; and upper upscale hotels such as full service Marriott, Hilton, Embassy Suites and Sheraton hotels. Winston believes that its relationships with its managers and franchisors will provide additional potential investment opportunities. Winston intends to consider investments in hotel properties that meet one or more of the following criteria:

•                                          properties in locations with relatively high demand for rooms, a relatively low supply of hotel properties and relatively high barriers to entry into the hotel business, such as a scarcity of suitable sites or zoning restrictions;

•                                          successful hotels available at favorable prices;

•                                          newly developed hotels;

•                                          hotels that could benefit from repositioning;

•                                          hotels that could benefit from substantial rehabilitation; and

•                                          hotels that could benefit from new management and additional hotel capital.

Developing Hotels on Selected Sites. Winston has the in-house capability to develop hotels, and has developed several of its wholly-owned hotels and has completed major renovations for certain hotels owned through joint ventures. Winston typically earns development fees for its services provided to develop joint venture hotels. In April 2006, Winston completed the conversion of a former historic residential building in Kansas City, Missouri into a 123-room Courtyard by Marriott hotel. On November 2, 2006, one of Winston’s joint ventures opened a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Green, Ohio. On November 30, 2006, Winston opened a 142-room Homewood Suites hotel in Princeton, New Jersey.  Winston opened one more hotel in March of 2007 and expects another hotel currently under development to open in late 2007. Winston also has entered into a joint venture that is developing a 120-room Courtyard by Marriott hotel in Jacksonville, Florida, which is expected to open in late 2007.

Winston has also been designated a preferred developer for the new select-service aloft brand by Starwood Hotels and Resorts Worldwide, Inc. and is currently reviewing several potential development sites on which it can build and own aloft-branded hotels. During November 2006, Winston purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel. The 151-room aloft is estimated to cost approximately $18.5 million. Winston expects to break ground on the wholly owned hotel during the third quarter of 2007 with an expected opening date during the fourth quarter of 2008. In April 2007, Winston purchased a 0.73-acre vacant site in downtown Raleigh, North Carolina on which it plans to build a high-rise, mixed-use development that will include a 120-room Hampton Inn and Suites, an 80-room aloft hotel and approximately 5,000 square feet of retail and restaurant space. The high-rise may also include up to 250 residential condominiums. Pending city planning, permitting and other required government approvals, construction is expected to begin in the first quarter of 2008.  Winston is continually looking to develop additional hotel properties, either to wholly-own or to own through joint ventures.

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Disposition of Hotels. Selling older hotels, underperforming hotels, or hotels that no longer meet its yield objectives, and investing the funds in selected hotel developments, hotels or hotel loans is another of Winston’s growth strategies. In April 2007, Winston sold the Brunswick, Georgia Hampton Inn for net proceeds of $6.1 million. During the three months ended March 31, 2007, Winston sold two hotels for net proceeds of $19.6 million.  During 2006, Winston sold seven hotels that it believed no longer fit its long-term growth strategy, for aggregate net proceeds of $52.5 million and recognized an aggregate net gain, net of minority interest, of $17.5 million. Winston recorded a $12.4 million (net of allocation to minority interest) non-cash impairment charge in the third quarter of 2005 relating to two hotels. On November 4, 2005, Winston’s board adopted a formal plan to sell the two hotels. In June 2006, Winston sold one of these hotels, the Dallas, Texas Holiday Inn Select, for net proceeds of $4.3 million and recognized a net gain of $0.5 million. The remaining hotel, the Orlando, Florida Comfort Suites, is being actively marketed by Winston for sale.

Seasonality. Winston’s hotel operations historically have been seasonal in nature, reflecting higher revenue per available room during the second and third quarters. This seasonality can be expected to cause fluctuations in Winston’s quarterly operating profits.

Competition. The hotel industry is highly competitive with various participants competing on the basis of price, level of service and geographic location. Winston’s hotels compete with other hotel properties in their immediate vicinity and geographic markets. Some of Winston’s competitors may have greater marketing and financial resources than Winston and the managers of Winston’s hotels. Winston competes for financing acquisition opportunities with entities that may have greater financial resources than it has. These entities may generally be able to accept more risk than Winston can prudently manage, including risks with respect to the creditworthiness of a hotel manager.

Hotel Financing Segment.  Winston’s hotel financing segment generates interest income from hotel loans that it originates or acquires. As of March 31, 2007, Winston had $29.5 million in loan receivables from owners of several hotels. Winston does not hold an ownership interest in any of the hotels for which it has provided debt financing. Winston’s hotel loan program is designed to provide loans to the hotel industry, primarily by either originating single loans, purchasing participations or subordinate pieces of loans originated by others or through the purchase of the first loss piece of collateralized mortgage backed securities (“CMBS”) transactions, which typically contain mortgage loans on multiple hotel properties. The first loss piece consists of mortgage loans collateralized by some of the respective underlying hotels but which are not included in the CMBS pool. However, Winston may also issue whole loans and then potentially sell the senior portion of the loan. Winston’s loan amount is typically 10% to 25% of the project’s all-in cost, ranging from approximately $1 million to approximately $25 million. Winston primarily will provide financing between 60% and 85% of the lesser of the project’s all-in cost or fair market value. Loans will typically be issued for hotels with between 100 and 450 rooms.

In May 2006, Winston funded a $20.3 million “B” note, which was part of a $66.0 million senior note for the Lady Luck Casino in Las Vegas, Nevada.  On February 20, 2007, Winston paid $150,000 to enter into a Put Agreement with Canpartners Realty Holding Company IV LLC to sell its interest in the $20.3 million “B” note for a discount price of approximately $15.2 million. On February 21, 2007, Winston exercised its put option and on February 27, 2007, completed the sale of its interest in the “B” note for $15.2 million.  Accordingly, Winston will recognize a loss of approximately $5.3 million, including the put fee and accrued, unpaid interest income, during the quarter ended March 31, 2007 as a result of this sale. Winston’s management did not consider this note to be impaired as of December 31, 2006 and accordingly no loss was recognized at December 31, 2006.

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Summary of Hotel Properties.  The following table sets forth, by franchise affiliation, certain unaudited information with respect to Winston’s wholly-owned hotels for the years ended December 31, 2006 and 2005, for properties owned as of December 31, 2006 (room revenue in thousands):

		2006			2005
	Number of	Room	Average	Occupancy	Room	Average	Occupancy
Hotel Name	Rooms	Revenue	Daily Rate	Percentage	Revenue	Daily Rate	Percentage
Comfort Inns/Suites
Comfort Inn Charleston, SC	129	$2,655	$77.85	72.4%	$2,434	$75.37	68.6%
Comfort Inn Durham, NC	136	$2,342	$71.36	66.1%	$2,165	$64.38	67.6%
Comfort Inn Fayetteville, NC	123	$2,260	$71.01	70.9%	$2,439	$64.20	62.3%
Comfort Suites Orlando, FL	213	$2,701	$56.20	62.1%	$2,935	$54.50	68.9%
Courtyard by Marriott
Courtyard by Marriott Ann Arbor, MI	160	$4,863	$112.91	73.7%	$4,238	$101.14	71.7%
Courtyard by Marriott Houston, TX	197	$3,785	$102.38	51.4%	$3,344	$83.75	55.5%
Courtyard by Marriott Houston, TX (Northwest) (2)	126	$3,295	$99.90	71.9%	$428	$77.25	70.9%
Courtyard by Marriott Roanoke, VA	135	$4,285	$113.26	76.8%	$3,756	$97.09	78.5%
Courtyard by Marriott St. Charles, IL (3)	121	$754	$91.95	55.5%	$—	$—	0.0%
Courtyard by Marriott Wilmington, NC	128	$3,338	$97.31	73.4%	$2,895	$86.07	72.0%
Fairfield Inn
Fairfield Inn Ann Arbor, MI	110	$2,304	$89.11	64.4%	$1,976	$76.01	64.7%
Hampton Inn/Suites
Hampton Inn & Suites Gwinnett, GA	136	$3,226	$93.99	69.1%	$2,987	$85.13	70.7%
Hampton Inn & Suites Baltimore, MD (1)	116	$4,912	$159.48	72.7%	$1,427	$148.16	68.1%
Hampton Inn Brunswick, GA	129	$2,473	$78.80	66.7%	$2,656	$76.83	73.7%
Hampton Inn Cary, NC	129	$2,666	$81.82	69.2%	$2,064	$73.26	59.8%
Hampton Inn Charlotte, NC	126	$2,806	$89.04	68.5%	$2,294	$76.59	65.1%
Hampton Inn Durham, NC	136	$3,033	$83.99	72.7%	$2,729	$76.49	71.9%
Hampton Inn Jacksonville, NC	122	$3,034	$79.49	85.7%	$2,537	$69.54	81.9%
Hampton Inn Perimeter, GA	131	$3,389	$100.98	70.2%	$2,694	$85.35	66.0%
Hampton Inn Raleigh, NC	141	$3,204	$89.28	69.7%	$2,618	$79.35	64.1%
Hampton Inn White Plains, NY	156	$5,825	$137.42	74.4%	$5,070	$117.44	75.8%
Hilton Garden Inn
Hilton Garden Inn Albany, NY	155	$4,667	$113.03	73.0%	$4,534	$114.12	70.2%
Hilton Garden Inn Alpharetta, GA	164	$3,606	$97.30	61.9%	$3,282	$89.05	61.6%
Hilton Garden Inn Evanston, IL	178	$6,630	$132.98	76.7%	$5,963	$126.55	72.5%
Hilton Garden Inn Raleigh, NC	155	$5,134	$118.75	76.4%	$4,447	$113.80	69.1%
Hilton Garden Inn Windsor, CT	157	$3,928	$104.88	65.4%	$3,811	$98.61	67.4%

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Holiday Inn/Express/Select
Holiday Inn at Tinton Falls, NJ	174	$4,654	$112.26	65.3%	$4,375	$108.35	63.6%
Holiday Inn Express Abingdon, VA	81	$1,666	$81.18	69.4%	$1,499	$74.36	68.2%
Holiday Inn Express Clearwater, FL	126	$2,479	$85.47	63.1%	$2,358	$76.44	66.7%
Holiday Inn Secaucus, NJ	161	$5,698	$129.28	75.0%	$5,374	$115.95	78.9%
Homewood Suites
Homewood Suites Cary, NC	150	$3,981	$95.48	76.2%	$3,493	$90.66	70.4%
Homewood Suites Durham, NC	96	$2,731	$98.02	79.5%	$2,529	$99.18	72.8%
Homewood Suites Houston, TX	92	$2,861	$106.62	79.9%	$2,729	$101.62	80.0%
Homewood Suites Lake Mary, FL	112	$2,930	$97.66	73.4%	$3,249	$96.63	82.3%
Homewood Suites Phoenix, AZ	126	$2,980	$88.49	73.2%	$2,539	$83.93	65.8%
Homewood Suites Princeton, NJ (4)	142	$74	$126.02	13.0%	$—	$—	0.0%
Homewood Suites Raleigh, NC	137	$3,909	$98.11	79.7%	$3,435	$94.88	72.4%
Quality Suites
Quality Suites Charleston, SC	168	$4,085	$82.49	80.8%	$3,614	$80.66	73.1%
Residence Inn
Residence Inn Phoenix, AZ	168	$3,901	$98.33	64.7%	$3,385	$88.20	62.6%
Towneplace Suites
Towneplace Suites Austin, TX (2)	127	$2,651	$73.94	77.6%	$351	$69.62	64.0%
Towneplace Suites Birmingham, AL (2)	128	$2,588	$83.50	66.5%	$443	$77.56	72.5%
Towneplace Suites Bryan, TX (2)	94	$1,749	$75.13	68.0%	$270	$79.57	58.2%
Towneplace Suites Houston, TX (Northwest) (2)	128	$2,687	$79.31	72.7%	$389	$73.88	66.3%
Towneplace Suites Houston, TX (Clearlake) (2)	94	$2,327	$84.01	80.9%	$328	$75.97	74.0%
Total for 44 Hotels	6,013	$145,066	$96.83	70.8%	$116,083	$89.45	69.2%

(1)             Purchased in September 2005.

(2)             Purchased in October 2005.

(3)             Purchased in August 2006.

(4)             Development hotel opened November 2006.

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In addition to its wholly owned hotels, Winston maintains investments in joint ventures that in the aggregate owned interests in nine operating hotels as of December 31, 2006. The following table sets forth certain unaudited information about the hotels owned through joint ventures with third parties for the years ended December 31, 2006 and 2005 (room revenue in thousands):

		2006			2005
Hotel Name	Number of	Room	Average	Occupancy	Room	Average	Occupancy
(Percentage owned by Company)	Rooms	Revenue	Daily Rate	Percentage	Revenue	Daily Rate	Percentage
Consolidated
Courtyard by Marriott Chapel Hill, NC (48.78%)	147	$4,790	$123.10	72.5%	$4,117	$108.73	70.6%
Stanley Hotel Estes Park, CO (60%) (1)	138	$4,104	$144.77	56.3%	$1,623	$141.91	55.6%
Hampton Inn Ponte Vedra, FL (49%)	118	$3,248	$103.59	73.0%	$2,936	$96.98	70.3%
Courtyard by Marriott Kansas City, MO (0.21%) (2)	123	$2,662	$130.91	64.6%	$—	$—	0.0%
Hilton Garden Inn Akron, OH (41.7%) (3)	121	$279	$113.28	33.9%	$—	$—	0.0%

Total Consolidated Joint Ventures	647	$15,083	$124.23	65.4%	$8,676	$109.03	67.8%

Unconsolidated (13.05%)
Courtyard by Marriott Shelton, CT (4)	158	$4,837	$118.46	69.5%	$3,313	$105.36	53.5%
Fairfield Inn & Suites West Des Moines, IA	102	$2,144	$83.41	69.0%	$2,059	$77.03	71.8%
Springhill Suites by Marriott Houston, TX	190	$4,734	$84.36	80.9%	$4,161	$79.20	75.6%
Springhill Suites by Marriott West Des Moines, IA (5)	95	$2,208	$92.12	67.7%	$1,605	$86.29	52.5%

Total Unconsolidated Joint Ventures	545	$13,923	$94.96	73.0%	$11,138	$86.13	64.4%

(1)	Acquired August 2005.
(2)	Development hotel opened April 2006.
(3)	Development hotel opened November 2006.
(4)	Acquired February 2004 as a Ramada hotel. Began operations as a Courtyard by Marriott hotel beginning February 2005.
(5)	Acquired September 2004 as a Quality Suites hotel. Began operations as a Springhill Suites by Marriott hotel beginning April 2005. Each hotel is encumbered by a first mortgage loan.

In addition to the operating hotels, Winston also develops hotels for its own account and through joint ventures. During 2005, Winston began construction on various hotels.  As of December 31, 2006, Winston had invested $11.7 million in properties under development.

Environmental Matters.  Phase I environmental site assessments (“ESAs”) have been obtained on all of Winston’s hotels, and have not revealed any environmental condition, liability or compliance concern that Winston believes would have a material adverse effect on its business, assets or results of operations, nor is Winston aware of any such condition, liability or compliance concern.

In addition to the ESAs, Winston also obtained asbestos surveys in early 2006 for the five hotels constructed before 1985. In the asbestos surveys, the consultants discovered the presence of asbestos-containing materials (“ACMs”) in four of the hotels, one of which was sold during 2006. The ACMs are managed, in accordance with current environmental laws and regulations. As such, if the ACMs pose a threat to human health or if any construction, renovation, remodeling or demolition occurs, it is Winston’s

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practice to remediate the ACMs. Winston is managing and monitoring the presence of the ACMs with the assistance of its consultants.

Portions of the soil and groundwater under Winston’s Durham, North Carolina Hampton Inn have been contaminated by one or more leaking underground storage tanks from an adjacent property owned by a third-party. The North Carolina Department of Environment and Natural Resources classified the adjacent property as “low risk” and issued a “No Further Action” determination in November 2003. A Phase II ESAs file review was conducted in February 2005 to review and obtain regulatory files related to the leaking underground tanks on the adjacent property. The Phase II file review indicated that this Hampton Inn is restricted from use of groundwater and recommended additional investigation to determine the extent of contamination, if any, from the leaking tanks. Winston conducted an investigation in August 2005, which identified benzene in groundwater as the only volatile organic compound that exceeded the permitted concentration limits. Winston believes liability for future cleanup, if any, of this subsurface contamination most likely would be imposed on the third-party owner of the leaking underground storage tanks and not us. Winston could, however, be responsible for cleanup of this site if, for instance, the owner of the leaking tanks refused or were financially unable to conduct a cleanup.

Winston believes that its hotels have been operated in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Winston has not been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its properties.

The Merger Agreement.  Pursuant to the merger agreement, at closing Winston will merge with and into MergerCo, with MergerCo continuing as the surviving entity of the merger, and we will purchase 100 units of partnership interest in WINN for a purchase price of $100.00, whereby we will become a limited partner of WINN.  At the effective time of the merger, each common unit of MergerCo will be converted into one common unit of the surviving entity of the merger and each issued and outstanding share of Winston’s common stock (other than shares owned by us, MergerCo, Winston, WINN and our and their respective subsidiaries) will be converted into, and cancelled in exchange for, the right to receive $15.00 in cash to be paid by us, without interest.  In addition,  each issued and outstanding share of the Series B preferred stock of Winston will be converted into, and cancelled in exchange for, the right to receive an amount equal to the sum of (i) $25.44 per share (if the merger effective time occurs on or prior to June 30, 2007) or $25.38 per share (if the merger effective time occurs after June 30, 2007 and on or prior to September 30, 2007) plus (ii) any accrued and unpaid dividends as of the merger effective time, to be paid in cash by us.  Further, each partnership interest in WINN that is not specifically designated as a Series B preferred unit will be converted into, and cancelled in exchange for, the right to receive an amount in cash equal to $15.00, multiplied by a conversion factor set forth in the WINN limited partnership agreement, which as of May 15, 2007 was one.  We intend to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The merger agreement may be terminated by us or by Winston under certain circumstances.  Upon termination by Winston in connection with a superior proposal, or by us due to Winston’s breach of the representations, warranties, covenants and agreements contained in the agreement, Winston will be required to pay us a termination fee of $11 million, plus any out-of-pocket expenses that we incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $9 million.

Winston previously was the subject of a merger agreement with Wilbur Acquisition Holding Company, LLC (“Wilbur”), entered into on February 21, 2007.  In connection with executing the merger agreement with us, Winston paid Wilbur a total of $20 million in satisfaction of termination fees and reimbursement of expenses relating to the terminating the previous agreement.  Pursuant to the terms of

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our agreement with Winston, we have reimbursed Winston for this $20 million payment.  In the event of termination of our agreement with Winston under certain circumstances, Winston will be required to repay this $20 million payment to us.

Our board has unanimously approved the merger agreement and related transactions.  Likewise, Winston’s board of directors, upon the recommendation of a special committee of its independent directors, unanimously approved the merger agreement.  The merger is subject to various closing conditions, including, among other things, the requisite approval of the merger by the affirmative vote of a majority of the outstanding shares of Winston’s common stock.  Winston will ask the holders of its common stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced.

Litigation Relating to the Merger.  On May 2, 2007, the plaintiffs in the case captioned Whitney v. Winston Hotels, Inc., et al. (Case No. 07-CVS-3449) amended the complaint by, among other things, adding us and our wholly-owned subsidiary, Inland American Acquisition (Winston), LLC, which we refer to as “MergerCo”, as defendants. The lawsuit seeks class action status and generally alleges that members of Winston’s board of directors breached fiduciary duties to its stockholders by entering into the merger agreement and by allegedly failing to disclose certain information, and that we and MergerCo, among others, aided and abetted these alleged breaches. The lawsuit seeks a variety of equitable and injunctive relief, including enjoining the merger, declaring the termination fee for not completing the merger to be unfair and enjoining the payment of the fee, and awarding pre-and post judgment interest, attorney’s fees, expert fees and other costs incurred by the plaintiffs.

Acquisition of Assets

This subsection has been added to page 123 of the “Business and Policies” section of the prospectus, directly following “Acquisition of REITs” and directly prior to “Investments in Securities.”

Overview.  On May 18, 2007, our wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P. (“Utley”), URC GP, LLC, the general partner of Utley, and Robert K. Utley III, Steven R. Utley and John R. Allums, the limited partners of Utley.  Pursuant to the purchase agreement, Communities agreed to purchase the assets of Utley related to the development of conventional and student housing for approximately $23.1 million.

Background.  Utley is a private real estate development company developing both student and conventional multi-family housing. Since founding the business in 1976, Utley and its predecessors have focused on fostering relationships with major universities and education-related institutions as well as local constituents and government agencies.  Prior to this transaction, Utley served as the general partner of FirstWorthing Company, which, since its inception in October 2000, has focused on developing and acquiring student housing and multi-family platforms.

The Transaction.  Pursuant to the purchase agreement, Communities will acquire certain assets of Utley, including its existing pipeline of student and conventional multi-family housing development projects and workforce in place as well as other goodwill related to Utley’s development business.  The individual assets include a ground lease for land in Lafayette, Louisiana, certain professional services agreements to which Utley is a party and certain governmental permits and leases for office space and equipment.  Communities also purchased, as a pre-closing asset in connection with the transaction, the right to acquire University House at Huntsville, an undeveloped parcel of land that we acquired on May 1, 2007, and University House at Gainesville, an undeveloped parcel of land in Gainesville, Florida that we acquired on April 25, 2007.  Communities intends to develop student housing on these properties.  Additionally, as part of the transaction, a wholly-owned subsidiary of Communities acquired the

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remaining interests in a joint venture that it previously entered into with Utley for the ground lease to the property known as 3900 Market Street, located in Philadelphia, Pennsylvania, which will be developed as student housing at the University of Pennsylvania.

Communities also will hire certain of Utley’s employees to continue to develop any projects in the development pipeline and to generate future development deals for Communities.  These persons will be employed by Communities, or its wholly-owned subsidiaries, and certain of the employees will be the owners of Worthing Investment GP, LLC (“Worthing”), a management company that will oversee the development pipeline, pursuant to the terms of a participation agreement entered into between Communities and Worthing contemporaneously with the execution and delivery of the purchase agreement.  Each of the employees that is an owner of Worthing, including Robert K. Utley III, Steven R. Utley and John R. Allums, has entered into a noncompetition agreement with Communities contemporaneously with the execution and delivery of the purchase agreement.  Worthing will have responsibility and authority for the day-to-day management and direction of Communities’ employees in their duties to develop, acquire, construct, rent, operate, manage and lease development projects.  Worthing also will have the authority to approve “pursuit” costs incurred by Communities on any new projects, in an amount not to exceed $125,000 per project.  Each development project ultimately must be presented to, and approved by, Communities’ five-member investment committee.  We have the right to appoint three members of the investment committee and Worthing has the right to appoint two members of the committee.  We have initially appointed Brenda G. Gujral, Scott W. Wilton and Lori Foust to the committee, and Worthing has appointed Robert K. Utley III and Steven R. Utley.  Accordingly, because all decisions must be approved by a majority of the committee, our designees will have the collective power to approve or deny all projects brought to the committee by Worthing.  Additionally, once the investment committee has approved a particular project, it also must be approved by a majority of our board of directors before Communities may acquire and develop the property.  We may, through our wholly-owned subsidiaries, commit up to $250 million per year in future development equity over the next four years, for an aggregate commitment not to exceed $1 billion.  At closing, we had committed approximately $175.6 million to purchase and develop four parcels of land for student and conventional multi-family housing.  We will earn a preferred return, computed like interest at a rate of 8.5%, on all capital contributions we make to Communities, which must be earned prior to the payments on stabilization, as described below.

Communities will pay the purchase price to Utley in three separate cash payments, the first $13.1 million of which was paid upon closing.  Communities will pay the next $5 million payment to Utley on the latter of the first day after the first anniversary of the closing date or the date on which Worthing has presented development projects with aggregate development costs of $360 million to Communities’ investment committee that either (1) have been approved by the committee or (2) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  Communities will pay the final $5 million payment to Utley on the latter of the first day after the second anniversary of the closing date or the date on which Worthing has presented development projects with aggregate development costs of $480 million to Communities’ investment committee that either (y) have been approved by the committee or (z) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  These payments will be forfeited if not paid by the third anniversary of the closing date.  We have guaranteed the payment of the first and second $5 million payments by Communities to Utley and the limited partners, subject to the performance standards being satisfied.

Pursuant to the participation agreement, Worthing is eligible to receive compensation payable upon the development projects reaching stabilization and general and administrative expenses not exceeding certain limits.  In addition, Communities has agreed to enter into management agreements with certain of our property managers to manage each completed development project and, unless otherwise

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agreed upon by the parties in writing, each management agreement will provide for the payment of a fee to the applicable property manager by Communities in the amount of 3.5% of gross income of the retail portion of each project and 1% of the gross income of the non-retail portion of each project.  These management agreements may not be terminated prior to the participation agreement.  The participation agreement has an initial term ending on December 31, 2009 and will continue thereafter for successive one year periods unless terminated by either party.

Investments in Securities

This subsection has been added to page 123 of the “Business and Policies” section of the prospectus, directly following “Acquisition of REITs.”

Feldman Mall Properties, Inc.  On April 10, 2007, we entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to our agreement with Feldman, we have agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50 million.  We were required to purchase at least 600,000 shares of the series A preferred stock by April 30, 2007; however, if the closing for these shares occurred after April 16, 2007, Feldman was required to pay us a stand-by fee of $2,815.07 for each day from and including April 17, 2007, to and including the day before initial closing.   We must purchase the remaining shares of the series A preferred stock, in minimum increments of 400,000 shares, by April 10, 2008.  As of May 15, 2007, we had purchased 600,000 shares of the Feldman series A preferred stock. Because the closing did not occur until April 30, 2007, however, Feldman owed us approximately $36,600 for stand-by fees.

The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, we may convert our shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock.

In the event that stockholder approval to permit the conversion has not been obtained prior to June 1, 2008, the distribution rate on the preferred shares will be increased to 7.85% on June 1, 2008 and by 100 basis points each year after that to a cap of 9.85% at June 1, 2010 (reverting to 6.85% as soon as convertibility approval is obtained).  If the convertibility is approved by Feldman’s stockholders, the rate will remain at 6.85% until conversion or redemption.  Distributions will increase an additional 1.00% from and after any failure by Feldman to pay four quarterly distributions (which need not be consecutive).

Feldman has the option to redeem the series A preferred stock at any time beginning on August 1, 2009 at the Liquidation Preference ($25.00 per share).  In addition, within forty-five days following a merger or consolidation or sale of substantially all assets, Feldman may redeem the series A preferred stock at a price equal to 102% of the Liquidation Preference ($25.50 per share) plus accumulated and unpaid distributions.  Feldman also may optionally redeem the series A preferred stock at 103.5% of the Liquidation Preference ($25.88 per share), plus accrued and unpaid distributions to the date of redemption, at any time following a rejection by Feldman’s common stockholders of approval to permit convertibility.

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If Feldman engages in a disposition of 50% or more of its assets in one or a related series of transactions, and if stockholder approval to permit conversion has by that time been obtained, we will have full conversion rights before June 30, 2009.  The conversion rate for the series A preferred stock will be adjusted for stock splits, combinations, stock distributions and other similar recapitalization events.  At all times, conversion of the series A preferred stock will be subject to Feldman’s articles and bylaws, including capital stock ownership limits and requirements that Feldman’s ability to qualify as a REIT not be impaired.

We will have no voting rights except to elect one member of Feldman’s board of directors.  From and after the occurrence of Feldman’s failure to pay distributions on the series A preferred stock for two quarters, or failure to satisfy certain financial covenants specified in its articles supplementary, we will have the right to elect a maximum of one additional member of Feldman’s board of directors (regardless of the number of such defaults in existence).  We have elected Thomas H. McAuley, president of Inland Capital Markets Group, Inc., to serve on Feldman’s board.

The series A preferred stock requires that, starting as of March 31, 2008 (upon public release of the unaudited interim financial statements for such date), Feldman will satisfy a fixed charge coverage ratio and a capitalization ratio, each as defined in its articles supplementary.

Contemporaneously with the execution and delivery of the purchase agreement, we and Feldman entered into a registration rights agreement pursuant to which Feldman agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder with respect to the series A preferred stock and any common stock of Feldman that may be issuable upon any conversion of the series A preferred stock.  Under the registration rights agreement, Feldman has agreed to register the series A preferred shares within 180 days of a written demand from us, so long as Feldman is eligible to register those shares on Form S-3.

Notes Receivable

This subsection, which starts on page 123 in the “Business and Policies” section of the prospectus, has been updated and modified as follows:

South Shore Corporate Park.  On May 9, 2007, we advanced approximately $21.2 million of a $38.8 million loan to an unaffiliated third party, South Shore Corporate Park LLC, referred to herein as SSCP.  In connection with the loan, SSCP paid a 0.5% loan origination fee of which only approximately $153,300 was paid at the initial closing and the remaining balance will be paid in about one year.  SSCP will make monthly interest-only payments at an annual interest rate of 9.5% until the loan is repaid in full.  SSCP also will make payments of principal each time that it sells a portion of the property securing this loan, as described herein.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be paid by SSCP at maturity on May 8, 2012.  Subject to certain conditions, SSCP may extend the term of the loan for not more than two consecutive terms of two years each by paying an extension fee of 0.25% of the principal amount then outstanding.  SSCP has granted us a security interest in the interest reserve account and a first mortgage security interest in approximately 230.5 acres of land located in a master planned community located at Interstate 75 and Highway 674 in Tampa, Hillsborough County, Florida, and any buildings or improvements on that land. SSCP also has assigned its interests in contracts relating to the land, and the construction of improvements thereon, as additional collateral securing the loan.  Ryan Companies also has agreed to guarantee the performance of SSCP’s obligations under the loan documents.

Palazzo Del Lago.  On May 9, 2007, we funded a loan of approximately $45.0 million to an unaffiliated third party, Buena Vista Shores, LP, referred to herein as BVS.  In connection with the loan,

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BVS paid a 0.125% loan origination fee and will make monthly interest-only payments at the lesser of (1) the LIBOR rate plus 3.75% or (2) 18% until the loan is repaid in full.  BVS has deposited approximately $4.1 million into an interest reserve account to be paid to us as such payments become due.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be paid by BVS at maturity on May 8, 2008.

Subject to certain conditions, BVS may extend the term of the loan to May 8, 2009 by paying an extension fee of $225,000.   BVS has granted us a security interest in the interest reserve account and a first mortgage security interest in approximately two hundred seven acres of land located at the west side of International Drive just north of World Center Drive in Orlando, Florida and any buildings or improvements on that land. BVS also has assigned its interests in licenses and other contracts relating to the property and the construction of improvements thereon, as additional collateral securing the loan.  In connection with the loan, BVS and two of its individual owners have agreed to indemnify us, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land.  These two individual owners of BVS have also agreed to guarantee the performance of BVS’s obligations under the loan documents.

S. Thomas Enterprises of Sacramento, LLC.  On April 26, 2007, we funded a loan, through our subsidiary, IA Sacramento Rail, L.L.C., (herein referred to as “IASR”), of $125 million to an unaffiliated third party, S. Thomas Enterprises of Sacramento, LLC, a Delaware limited liability company (herein referred to as “STES”).  Under the promissory note, STES is required to make monthly interest-only payments at an annual interest rate of 7.9% until the loan is repaid in full.  At closing, STES was required to deposit approximately $19.4 million into an interest reserve account to be paid to IASR as these payments become due.  STES has granted IASR a first-priority perfected security interest in this reserve and any monies therein.  The loan matures on December 31, 2007.  Subject to certain conditions, STES may extend the term of the loan to December 31, 2008 by paying an extension fee of $100,000, and an additional $50,000 to extend the loan for an additional four months to become due April 30, 2008.

As collateral for this loan, Fourth Quarter Properties 130, LLC, the sole member of STES, has pledged all of its membership interests in STES and STES has granted IASR a deed in trust against 228.36 acres of the former Union Pacific Rail Yard property in Sacramento, California, together with any equipment and any buildings or improvements now existing or later constructed on the property.  Approximately 195.76 acres of this property was pledged as a first priority mortgage and 32.60 acres was pledged as a second priority mortgage.  The City of Sacramento has first position on the second mortgage covering 23.86 acres (parcel B) and 8.74 acres (parcel D).  Approximately 205 acres of this property, which was appraised for approximately $451 million, presently is being redeveloped by STES.  In connection with this redevelopment, STES is performing work to remedy existing contamination at the premises; STES anticipates funding the remediation through a $60 million pre-funded environmental remediation insurance policy that it holds with AIG.  STES has assigned its interests in the contracts relating to the development and zoning of the property and the environmental remediation insurance policy in connection with the loan from IASR.

Further, in connection with STES’s ongoing performance of environmental remediation work at the property, STES, Stanley E. Thomas and Thomas Enterprises, Inc., have agreed to indemnify IASR, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials at the property.  In connection with this loan to STES, IASR will hold in reserve, for the duration of any environmental remediation work, approximately $2.2 million for additional environmental clean-up which is not covered by the AIG policy that may be required on this property over the next two years.  Stanley E. Thomas and Thomas Enterprises, Inc. have guaranteed the performance by STES of its obligations under the loan documents.

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Alcoa Exchange.  On March 28, 2007, we loaned approximately $16.8 million to an unaffiliated third party, Alcoa Exchange Associates, LLC, a Georgia limited liability company (referred to herein as AEA).  In connection with the loan, AEA will make monthly interest-only payments at an annual interest rate of 7.1864% until the loan is repaid in full.  We will retain an interest reserve equal to $301,463.  Approximately $68,600 of the principal amount was deposited with a third party escrow agent, representing rent, common area expenses, taxes and insurance for certain vacant space within the property, and approximately $355,750 was deposited with that escrow agent, representing anticipated costs for certain tenant improvements and leasing commissions.  The loan matures on December 31, 2007.  Subject to certain conditions, AEA may extend the term of the loan to December 31, 2008 by paying an extension fee of $335,593 at an interest rate of 8.1864%.  AEA granted to us a mortgage security interest in Alcoa Exchange Shopping Center Phase I, which is comprised of 90,750 square feet of building and related improvements at Southeast Corner Alcoa Road/I-30 Interchange in Bryant, Arkansas.  In connection with the loan, AEA and two of its principals, John J. Graham and Benjamin A. Harris, have agreed to indemnify us, subject to certain conditions, against losses arising under certain environmental laws or resulting from the release of hazardous materials on the land.  John J. Graham and Benjamin A. Harris have agreed to guarantee AEA’s performance of its obligations under the loan documents.

Joint Ventures and Other Co-Ownership Arrangements

This subsection, which starts on page 124 in the “Business and Policies” section of the prospectus, has been updated and modified as follows:

D.R. Stephens Institutional Fund.  On April 27, 2007, we entered into a joint venture agreement with Stephens Venture III, LLC referred to herein as “Stephens.”  The venture will be known as the D. R. Stephens Institutional Fund, LLC.  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located in the San Francisco Bay area and Silicon Valley. Stephens Venture III, LLC has been formed by Stephens & Stephens, LLC which was formed in 1999 to continue the real estate investment business operated by D. R. Stephens & Company, LLC.  D. R. Stephens was organized in 1973 and, since inception, has focused on acquiring industrial/commercial properties located in the San Francisco Bay area.

Under the joint venture agreement, we will invest, through a wholly-owned subsidiary, Inland American (Stephens) SUB, LLC, approximately $90 million and Stephens will invest approximately $10 million.  Stephens will also serve as the manager of the Fund.  In that capacity, Stephens will be responsible for managing the Fund’s day-to-day affairs including supervising each subsidiary established to hold each property acquired by the Fund.  The fees to be paid to Stephens for serving as manager are described below.

We will be entitled to a preferred return on our “outstanding capital” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to Stephens.  Once Stephens has received a similar 8.5% return on its “unreturned capital contribution,” distributions will generally be made first to each member in an amount that would provide, at a minimum an 8.5% internal rate of return on each member’s capital contribution. Thereafter, depending on the Fund’s performance, we may receive additional distributions that would increase our internal rate of return.  There is no assurance, however, that we will receive any particular level of distributions, if any, from the Fund.

The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.  All decisions regarding the Fund’s operations will be made by an executive committee comprised of three members designated by Stephens and two members designated by us.  Certain “major decisions” will, however, require the approval of all members of the executive committee.  “Major decisions” for these purposes means, among other things:

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•                                          proposals to acquire any project involving use of more than $8.0 million of our capital contribution;

•                                          any financing for the Fund;

•                                          approval of an annual operating budget;

•                                          proposals to require additional capital contributions from the members;

•                                          admitting additional members;

•                                          winding up or dissolving the Fund; or

•                                          extending the termination date of the Fund.

As noted above, Stephens will also serve as manager of the Fund.  In return, the Fund will pay Stephens:

•                                          an annual asset management fee equal to 1.25% on any unreturned capital contributions;

•                                          a property management fee equal to 4.5% of gross collected revenues; and

•                                          an acquisition fee equal to 0.5% of the purchase price of any assets acquired by the Fund.

As of May 24, 2007, the Fund has acquired three industrial properties consisting of approximately 386,711 total gross leasable square feet located in Fremont and Milpitas, California for a total purchase price of approximately $43.2 million, of which we have funded approximately $14.7 million.

Distributions

This subsection, which starts on page 130 in the “Business and Policies” section of the prospectus, is supplemented as follows:

For the period from August 31, 2005 through April 30, 2007, we have paid cash distributions to our stockholders aggregating approximately $73.0 million.  For the three months ended March 31, 2007, we paid cash distributions of approximately $27.3 million, all of which were funded with cash provided from our operating and investing activities.  For the three months ended March 31, 2006, we paid cash distributions of approximately $1.9 million, all of which were funded with cash provided from our operating activities.

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DESCRIPTION OF REAL ESTATE ASSETS

As of May 15, 2007, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned interests in 156 properties located in Arkansas, California, Connecticut, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia, Wisconsin and Washington.  We own interests in retail, office, industrial and multi-tenant properties.  Our retail properties represent approximately 7,705,807 aggregate gross leasable square feet, our office properties represent approximately 6,471,240 aggregate gross leasable square feet and our industrial properties represent approximately 8,915,322 aggregate gross leasable square feet.  Our multi-family properties consist of 1,205 units.  The following table provides summary information about the business segment, the location and character of these properties.

Retail Properties	Location	GLA Occupied	% Occupied as of 05/15/07	No. of Tenants as of 05/15/07	Total GLA	Mortgage Payable ($)
24 Hour Fitness	Houston, TX	85,000	100%	4	85,000
25 Hour Fitness	Woodlands, TX	45,906	100%	1	45,906
6101 Richmond Ave	Houston, TX	19,230	100%	2	19,230
Pinehurst Shopping Center	Humble, TX	27,822	70%	18	39,934
Paradise Shops of Largo	Largo, FL	54,641	100%	6	54,641	7,325,000
Saratoga Town Center	Corpus Christie, TX	60,282	98%	22	61,682
Willis Town Center	Willis, TX	15,240	87%	8	17,540
Woodforest Square	Houston, TX	28,666	62%	11	45,916
Windermere Village	Houston, TX	18,320	73%	12	25,200
Eldridge Town Center	Houston, TX	78,471	100%	30	78,471
NTB Eldridge	Houston, TX	6,290	100%	1	6,290
Blackhawk Town Center	Houston, TX	127,128	100%	12	127,128
Carver Creek	Dallas, TX	23,732	71%	2	33,321
Chili’s- Hunting Bayou	Jacinto City, TX	5,476	100%	1	5,476
Joe’s Crab Shack	Jacinto City, TX	7,282	100%	1	7,282
Cinemark Theaters	Jacinto City, TX	68,000	100%	1	68,000
Antoine Town Center	Houston, TX	36,230	92%	19	39,507
Ashford Plaza	Houston, TX	27,739	84%	14	33,094
Highland Plaza	Houston, TX	72,350	98%	22	73,780
West End Square	Houston, TX	32,556	75%	13	43,171
Winchester Town Center	Houston, TX	16,500	92%	9	18,000
Atascocita Shopping Center	Humble, TX	46,226	98%	7	47,326
Cypress Town Center	Houston, TX	51,720	94%	26	55,000
Friendswood Shopping Center	Friendswood, TX	69,900	90%	14	71,326
Cinemark Theaters	Webster, TX	80,000	100%	1	80,000
Stables at Town Center (Phase I & II)	Spring, TX	82,938	85%	31	98,148
Walgreens	Springfield, MO	14,560	100%	1	14,560
Tomball Town Center	Tomball, TX	46,998	68%	19	68,732
Bay Colony Town Center	League City, TX	179,687	94%	25	191,150
Triangle Center	Longview, WA	247,014	98%	38	253,064	23,600,000
Cinemark 12	Pearland, TX	38,910	100%	1	38,910
Hunting Bayou	Jacinto City, TX	125,185	93%	20	133,165
Lakewood Shopping Center	Margate, FL	144,677	97%	31	149,077	11,714,963

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Monadnock Marketplace	Keene, NH	200,633	100%	12	200,633	26,785,000
Stop & Shop	Hyde Park, NY	52,500	100%	1	52,500	8,100,000
Canfield Plaza	Canfield, OH	88,744	88%	10	100,958	7,575,000
Shakopee Center	Shakopee, MN	35,972	35%	1	103,442	8,800,000
Lincoln Mall	Lincoln, RI	433,406	99%	48	439,132	33,835,000
Stop & Shop	Cumberland, RI	85,799	100%	1	85,799	11,531,000
Stop & Shop	Malden, MA	79,229	100%	1	79,229	12,752,742
Stop & Shop	Swampscott, MA	65,268	100%	1	65,268	11,066,477
Stop & Shop	Southington, CT	64,948	100%	1	64,948	11,145,000
Stop & Shop	Framingham, MA	64,917	100%	1	64,917	9,268,514
Stop & Shop	Bristol, RI	63,128	100%	1	63,128	8,368,067
Stop & Shop	Sicklerville, NJ	68,323	100%	1	68,323	8,535,000
Bi-Lo	Greenville, SC	55,718	100%	1	55,718	4,286,000
Brooks Corner	San Antonio, TX	140,705	85%	20	166,205	14,275,800
Fabyan Randall	Batavia, IL	85,385	88%	11	96,253	13,405,000
The Market at Hilliard	Hilliard, OH	104,656	97%	17	107,544	11,220,000
Eldridge Lakes Town Center	Houston, TX	54,980	100%	21	54,980
Spring Town Center	Spring, TX	78,998	98%	15	80,658
CyFair Town Center	Cypress, TX	51,520	100%	28	51,520
Sherman Town Center	Sherman, TX	285,498	100%	34	285,498	37,979,858
Buckhorn Plaza	Bloomsburg, PA	72,865	92%	14	79,427	9,025,000
Lincoln Village	Chicago, IL	130,601	97%	28	134,362	22,035,000
Parkway Centre North	Grove City, OH	101,282	76%	3	134,136
Plaza at Eagles Landing	Stockbridge, GA	33,265	100%	11	33,265	5,310,000
Bradley Portfolio - Glendale Heights I, II, III	Glendale Heights, IL	60,820	100%	3	60,820	4,704,680
Bradley Portfolio - Lexington Road	Athens, GA	46,000	100%	1	46,000	5,453,805
Bradley Portfolio - Newtown	Virginia Beach, VA	7,488	100%	1	7,488	967,799
State Street Market	Rockford, IL	193,657	100%	6	193,657	10,450,000
New Forest Crossing	Houston, TX	25,080	100%	7	25,080	3,437,500
Shoppes at Sherman Plaza	Evanston, IL	125,630	83%	11	150,794	30,275,000
The Market at Hamilton	Gahanna, OH	42,340	95%	11	44,742
Parkway Centre North Outlot Building B	Grove City, OH	8,635	84%	4	10,245
Crossroads at Chesapeake Square	Chesapeake, VA	166,085	100%	21	166,085	11,210,000
Chesapeake Commons	Chesapeake, VA	79,476	100%	3	79,476	8,950,000
Shallotte Commons	Shallotte, NC	85,897	100%	11	85,897
Legacy Crossing	Marion, OH	132,169	100%	17	132,169
Pavilions at Hartman Heritage	Independence, MO	206,340	88%	26	233,735
Gravois Dillon Plaza	High Ridge, MO	136,694	100%	23	136,694
14th Street Market	Plano, TX	76,418	96%	9	79,418
Cross Timbers Court	Flower Mound, TX	75,616	98%	8	77,366
Custer Creek Village	Richardson, TX	87,219	100%	12	87,219
Flower Mound Crossing	Flower Mound, TX	81,581	100%	12	81,581
Heritage Heights	Grapevine, TX	89,611	100%	10	89,611
The Highlands	Flower Mound, TX	87,421	96%	15	91,116
Hunters Glen Crossing	Plano, TX	93,690	100%	12	93,690
Josey Oaks Crossing	Carrollton, TX	80,478	98%	11	82,228
Park West Plaza	Grapevine, TX	80,977	97%	11	83,517
Pioneer Plaza	Mesquite, TX	14,200	100%	9	14,200
Riverview Village	Arlington, TX	85,730	100%	12	85,730

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Shiloh Square	Garland, TX	49,179	97%	11	50,758
Suncreek Village	Plano, TX	39,646	92%	10	43,146
Market at Westlake	Westlake Hills, TX	29,625	100%	4	29,625
Scofield Crossing	Austin, TX	97,561	100%	15	97,561
Brandon Centre South	Brandon, FL	89,858	68%	27	132,896
Fury’s Ferry	Augusta, GA	70,458	100%	14	70,458
The Center at Hugh Howell	Tucker, GA	81,064	98%	15	82,819
Bellerive Plaza	Nicholasville, KY	64,135	85%	12	75,235
East Gate	Aiken, SC	75,716	100%	13	75,716
Donelson Plaza	Nashville, TN	12,165	100%	3	12,165

Total Retail Properties GLA Occupied:		7,261,675	94%		7,705,807	$393,387,205

Office Properties	Location	GLA Occupied	% Occupied as of 05/15/07	No. of Tenants as of 05/15/07	Total GLA	Mortgage Payable ($)
6234 Richmond Ave	Houston, TX	16,392	58%	2	28,391
11500 Market Street	Houston, TX	2,719	100%	1	2,719
SBC Center	Hoffman Estates, IL	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point	Pittsburgh, PA	153,110	100%	1	153,110	17,325,000
Lakeview Technology Center I	Suffolk, VA	110,007	100%	1	110,007	14,470,000
Dulles Executive Offices I & II	Herndon, VA	346,559	91%	8	379,596	68,750,000
IDS	Minneapolis, MN	1,303,713	93%	222	1,400,392	161,000,000
Washington Mutual	Arlington, TX	239,905	100%	1	239,905	20,115,000
Bradley Portfolio - Commons Drive	Aurora, IL	60,000	100%	2	60,000	3,662,584
Bradley Portfolio-Regional Road	Greensboro, NC	113,526	100%	1	113,526	8,678,875
Bradley Portfolio-Santee	Santee, CA	76,977	100%	1	76,977	12,022,693
Bradley - Houston Lakes	Houston, TX	119,527	100%	1	119,527	8,987,523
AT&T St. Louis	St. Louis, MO	1,461,274	100%	1	1,461,274	112,695,000
Bradley - Kinross Lakes	Richfield, OH	86,000	100%	1	86,000	10,563,142
Bradley - Denver Highlands	Highlands Ranch, CO	85,680	100%	1	85,680	10,500,000
AT&T Cleveland	Cleveland, OH	463,922	100%	1	463,922

Total Office Properties GLA Occupied:		6,329,525	98%		6,471,240	$649,241,817

Industrial/Distribution Properties	Location	GLA Occupied	% Occupied as of 05/15/07	No. of Tenants as of 05/15/07	Total GLA	Mortgage Payable ($)
McKesson Distribution Center	Conroe, TX	162,613	100%	1	162,613	5,760,000
Thermo Process	Sugarland, TX	150,000	100%	1	150,000	8,201,000
Bradley Portfolio - Doral	Waukesha, WI	43,500	100%	1	43,500	1,364,493
Bradley Portfolio - 500 Hartland	Hartland, WI	134,210	100%	1	134,210	5,860,131
Bradley Portfolio - 55th Street	Kenosha, WI	175,052	100%	1	175,052	7,350,732
Bradley Portfolio - Industrial Drive	Horicon, WI	139,000	100%	1	139,000	3,708,608
Bradley Portfolio - Deerpark	Deer Park, TX	23,218	100%	1	23,218	2,964,819
Bradley Portfolio - Kirk Road	St. Charles, IL	299,176	100%	1	299,176	7,862,815
Bradley Portfolio - Westport	Mechanicsburg, PA	178,600	100%	1	178,600	4,028,814
Bradley Portfolio - 1800 Bruning Drive	Itasca, IL	202,000	100%	1	202,000	10,156,344

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Bradley Portfolio - Baymeadow	Glend Burnie, MD	120,000	100%	1	120,000	13,824,427
Bradley Portfolio - Clarion	Clarion, IL	126,900	100%	1	126,900	3,171,555
C&S Wholesale - Westfield	Westfield, Ma	520,000	100%	1	520,000	29,500,000
C&S Wholesale - Hatfield North	North Hatfield, MA	467,000	100%	1	467,000	20,280,000
C&S Wholesale - Hatfield South	South Hatfield, MA	333,000	100%	1	333,000	10,000,000
C&S Wholesale - Aberdeen	Aberdeen, MD	400,000	100%	1	400,000	22,720,000
Bradley - Stevenson Road	Ottawa, IL	38,285	100%	1	38,285	1,855,615
Bradley - Faulkner Road	North Little Rock, AR	712,000	100%	1	712,000	25,635,743
Bradley - Foster Road (Tri-State Holdings I)	Wood Dale, IL	137,607	100%	1	137,607	4,895,239
Bradley - Airport Road (Tri-State Holdings II)	Houston, TX	223,599	100%	1	223,599	6,686,883
Bradley - Indianhead Road (Tri-State Holdings III)	Mosinee, WI	193,200	100%	1	193,200	4,548,795
Bradley - Mt. Zion Road	Lebannon, IN	1,091,435	100%	1	1,091,435	25,850,000
Bradley - US Highway 45	Libertyville, IL	197,100	100%	1	197,100
Schneider Electric	Loves Park, IL	545,000	100%	1	545,000	11,000,000
Airport Distribution Center #15	Memphis, TN	81,639	100%	1	81,639	1,202,900
Airport Distribution Center #16	Memphis, TN	251,685	100%	1	251,685	2,713,500
Airport Distribution Center #11	Memphis, TN	121,345	100%	1	121,345	1,538,600
Airport Distribution Center #18	Memphis, TN	75,000	100%	3	75,000	1,007,100
Airport Distribution Center #19	Memphis, TN	175,275	100%	1	175,275	2,545,600
Airport Distribution Center #9	Memphis, TN	42,000	100%	3	42,000	811,300
Airport Distribution Center #2	Memphis, TN	102,400	100%	1	102,400	1,734,400
Airport Distribution Center #10	Memphis, TN	—	—	-	161,350	2,042,100
Airport Distribution Center #7	Memphis, TN	42,000	100%	1	42,000	699,400
Airport Distribution Center #8	Memphis, TN	32,400	100%	1	32,400	447,600
Airport Distribution Center #4	Memphis, TN	80,000	100%	2	80,000	1,286,800
Delp Distribution Center #2	Memphis, TN	97,716	100%	2	97,716	1,622,500
Delp Distribution Center #5	Memphis, TN	144,000	100%	1	144,000	1,622,500
Delp Distribution Center #8	Memphis, TN	94,500	100%	2	94,500	1,398,700
Southwide Industrial Center #5	Memphis, TN	23,580	83%	4	28,380	391,600
Southwide Industrial Center #6	Memphis, TN	53,370	91%	5	58,560	1,007,100
Southwide Industrial Center #7	Memphis, TN	106,320	90%	6	118,320	2,014,100
Southwide Industrial Center #8	Memphis, TN	10,185	100%	1	10,185	195,800
Stone Fort Distribution Center #1	Chattanooga, TN	500,000	100%	1	500,000	6,769,700
Stone Fort Distribution Center #4	Chattanooga, TN	86,072	100%	1	86,072	1,398,700

Total Industrial/Distribution Properties GLA Occupied:		8,731,982	98%		8,915,322	$269,676,013

Multi-Family Properties	Location	GLA Occupied	% Occupied as of 5/15/07	No. of Tenants as of 5/15/07	Total GLA	Mortgage Payable ($)
Southgate Apartments	Louisville, KY	201,159	90%	233	233,375	10,725,000
Fields Apartment Homes	Bloomington, IN	311,969	98%	277	319,869	18,700,000
Waterford Place at Shadow Creek	Pearland, TX	316,110	96%	283	329,919
The Landings at Clear Lakes	Webster, TX	301,980	90%	328	339,208

Multi-Family Properties GLA Occupied:		1,131,218	95%		1,222,371	$29,425,000

Grand Total all properties GLA Occupied:		23,454,400			24,314,740	$1,341,730,035

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The following table provides a summary of the property types that comprised our portfolio as of May 15, 2007.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Retail Shopping Center and Malls	92	7,705,807	31.69%	101,456,139	42.29%

Office Building	16	6,471,240	26.61%	86,630,662	36.11%

Industrial/Distribution Center	44	8,915,322	36.67%	39,251,100	16.36%

Apartment Complex	4	1,222,371	5.03%	12,590,880	5.25%

Total	156	24,314,740	100.00%	$239,928,781	100.00%

The following table provides a summary of the market concentration of our portfolio as of May 15, 2007.

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Arkansas	1	712,000	2.93%	3,579,816.00	1.49%
California	1	76,977	0.32%	1,678,868.40	0.70%
Colorado	1	85,680	0.35%	1,106,300.04	0.46%
Connecticut	1	64,948	0.27%	1,263,087.96	0.53%
Florida	3	336,614	1.38%	4,186,372.38	1.74%
Georgia	4	232,542	0.96%	3,026,471.73	1.26%
Illinois	13	3,805,268	15.65%	41,798,475.05	17.42%
Indiana	2	1,411,304	5.80%	6,895,403.88	2.87%
Iowa	1	126,900	0.52%	442,881.00	0.18%
Kentucky	2	308,610	1.27%	2,827,276.25	1.18%
Maryland	2	520,000	2.14%	4,730,465.28	1.97%
Massachusetts	6	1,529,414	6.29%	11,290,383.96	4.71%
Minnesota	2	1,503,834	6.18%	20,496,221.58	8.54%
Missouri	4	1,846,263	7.59%	19,546,265.56	8.15%
North Carolina	2	199,423	0.82%	2,045,133.22	0.85%
New Hampshire	1	200,633	0.83%	3,412,767.33	1.42%
New Jersey	1	68,323	0.28%	967,287.96	0.40%
New York	1	52,500	0.22%	929,775.00	0.39%
Ohio	8	1,079,716	4.44%	12,715,207.38	5.30%
Pennsylvania	3	411,137	1.69%	3,961,052.34	1.65%
Rhode Island	3	588,059	2.42%	7,120,488.70	2.97%
South Carolina	2	131,434	0.54%	1,243,681.12	0.52%
Tennessee	21	2,314,992	9.52%	5,252,873.74	2.19%
Texas	61	5,166,491	21.25%	59,907,559.82	24.97%
Virginia	5	742,652	3.05%	14,525,658.66	6.05%
Washington	1	253,064	1.04%	2,872,036.44	1.20%
Wisconsin	4	545,962	2.25%	2,106,970.16	0.88%

Total	156	24,314,740	100.00%	$239,928,780.94	100.00%

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The following table sets forth information regarding the ten individual tenants comprising the greatest gross leasable area and greatest 2006 annualized base rent based on the properties owned as of May 15, 2007.

Tenant Name	Number of Tenants	Square Footage	% of Total Portfolio Square Footage	Annualized Income ($)
AT&T Centers	3	3,647,354	15.00%	42,506,121.06
C&S Wholesalers	4	1,720,000	7.07%	10,340,499.96
Pearson Education, Inc.	1	1,091,435	4.49%	3,492,287.88
Deluxe Video Services, Inc.	1	712,000	2.93%	3,579,816.00
Randall’s Food and Drugs, Inc.	15	650,137	2.67%	5,541,897.42
Stop & Shop	10	601,652	2.47%	10,116,297.88
Barber-Colman Company	1	545,000	2.24%	6,401,062.50
Electolux Home Products, Inc.	1	500,000	2.06%	1,129,421.88
Dopaco, Inc.	1	299,176	1.23%	1,097,975.88
Lockheed Martin Corporation	3	288,632	1.19%	7,628,307.94

With respect to those leases in place as of May 15, 2007, 2007, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	920	1,164,988	4.79%	13,155,539.00	5.48%
2008	418	1,004,274	4.13%	12,185,620.00	5.08%
2009	235	1,142,584	4.70%	10,462,247.00	4.36%
2010	221	1,252,656	5.15%	12,283,736.00	5.12%
2011	191	1,109,593	4.56%	21,387,557.00	8.91%
2012	99	1,290,009	5.31%	12,024,063.00	5.01%
2013	63	561,590	2.31%	10,452,616.00	4.36%
2014	66	741,143	3.05%	13,587,733.00	5.66%
2015	106	1,215,089	5.00%	16,383,884.00	6.83%
2016	57	989,064	4.07%	15,235,926.00	6.35%

(1)  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

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Acquired Properties

We, directly or indirectly through MB REIT or another joint venture, purchased the following properties on the respective dates indicated below.

Worldgate Plaza.  On June 1, 2007, we purchased a fee simple interest in an office campus comprised of four eight-story office buildings known as Worldgate Plaza, containing approximately 322,325 gross leasable square feet located at 12901 & 12851 Worldgate Drive (Towers I and II) and 12825 & 12801 Worldgate Drive (Towers III and IV) in Herndon, Virginia.  Worldgate Plaza was originally built between 1999 and 2000.  As of May 15, 2007, this property was 94% occupied, with a total of 302,180 square feet leased to six tenants.  The property is located in the metropolitan Washington D.C. area which includes the northern Virginia office market and Herndon submarket in the Dulles Airport/Route 28 Corridor section of Fairfax County business district.  The property competes with at least six other office buildings within its submarket.

We purchased this property from Worldgate Plaza LLC, an unaffiliated third party for a cash purchase price of approximately $109.0 million.  We may later borrow monies using this property as collateral.

We will be obligated to make significant tenant improvements for one tenant, the General Services Administration (GSA), for space located in Tower III, totaling approximately $2.1 million during the year relating to 60,435 square feet and approximately $354,000 relating to another 20,145 square feet.  In addition, we will be responsible for paying, from time to time, for expenditures made in connection with the construction and completion of the tenant improvements, a maximum amount of approximately $1.1 million.  Otherwise, we do not intend to make significant repairs or improvements to the property over the next few years.  However, if any repairs or improvements are made, the tenants may be obligated by the terms of its lease to pay a substantial portion of any monies spent.

Four tenants, Verizon Avenue Corp., the Navy Federal Credit Union, GSA and Symantec, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Worldgate Tower I
Verizon Avenue Corp.	80,582	25	31.72	2/5 yrs.	01/07	12/07
			32.55		01/08	12/08
			33.41		01/09	12/09

Worldgate Tower II
Navy Federal Credit Union (1)	80,582	25	33.15	1/5 yr.	03/07	02/08
			34.14		03/08	02/09
			35.16		03/09	02/10
			36.21		03/10	05/10

Worldgate Tower III
GSA - U.S. Customs	60,435	19	27.76	1/5 yr.	03/07	03/12

GSA (2)	20,145	6	30.01	1/5 yr.	11/07	03/12

Worldgate Tower IV
Symantec	60,435	15	24.00	1/5 yr.	01/03	12/07

(1)                   The Navy Federal Credit Union was assigned and assumed all rights of the original lease from SAAVIS Communications Corporation as of March 1, 2007.

(2)                   The GSA’s lease for the fourth floor, totaling 20,145 square feet, is anticipated to commence in November 2007.

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although, leases with some tenants may only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $875,355.  The real estate taxes paid were calculated by multiplying the assessed value of Worldgate Plaza by a tax rate for Fairfax County of 0.89% and for Town of Herndon of 0.25%.

For federal income tax purposes, the depreciable basis in this property is approximately $81.8 million.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	49,433	1,186,392	12.97%
2008	—	—	—	—
2009	1	80,582	2,692,245	32.36%
2010	1	80,582	2,917,874	50.82%
2011	2	31,148	1,161,721	40.92%
2012	2	80,580	2,282,227	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Worldgate Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	75%	30.52
2005	75%	29.62
2004	75%	28.47
2003	75%	27.45
2002	75%	29.24

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Villages at Kitty Hawk.  On June 1, 2007, we purchased a fee simple interest in a newly constructed apartment complex known as Villages at Kitty Hawk, which contains approximately 277,052 gross leasable square feet.  The center is located at 11801 East Loop 1604 in Universal City, Texas.  Villages at Kitty Hawk was built in 2006, and consists of eighteen two-and three-story apartment buildings.  The buildings contain a total of 308 units, comprised of 144 one-bedroom, 132 two-bedroom and thirty-two three-bedroom units.  As of May 15, 2007, this property was 93% occupied, with a total of approximately 285 units leased.  We purchased this property from an unaffiliated third party, American Opportunity for Housing - Kitty Hawk, LLC, for approximately $21 million in cash, and may later borrow monies using the property as collateral.

Lakewood Shopping Center Phase II.  On June 1, 2007, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center Phase II, which contains approximately 89,328 gross leasable square feet.  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida.  As of May 15, 2007, this property was 98% occupied with approximately 87,272 square feet leased to five tenants.  MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $14.4 million in cash, and may later borrow monies using the property as collateral.

Shallotte Commons.  On May 15, 2007, we purchased a fee simple interest in a retail center known as Shallotte Commons, which contains approximately 85,897 gross leasable square feet.  The center is located in Shallotte, North Carolina.  Shallotte Commons was built in 1984, was expanded in 1996 and underwent a renovation during 2005 and 2006.  As of May 15, 2007, this property was 100% occupied, with a total of eleven tenants. We purchased this property from an unaffiliated third party, Glenwood Shallotte Company, L.L.C., for approximately $10.9 million in cash, and may later borrow monies using this property as collateral.

Legacy Crossing.  On May 15, 2007, we purchased a fee simple interest in a newly constructed shopping center known as Legacy Crossing, which contains approximately 134,389 gross leasable square feet.  The center is located in Marion, Ohio.  Legacy Crossing was built in 2006 and early 2007. As of May 15, 2007, this property was 98% occupied, with a total of seventeen tenants.

We purchased this property from an unaffiliated third party, Legacy Village Ventures, L.L.C., for approximately $19.8 million, of which approximately $19.2 million was paid at closing and approximately $0.6 million remains subject to a future earnout for 2,220 gross leasable square feet of vacant and unleased space.  The seller has up to eighteen months to lease this earnout space and earn all or a portion of these amounts.  In addition, at closing, the seller placed approximately $788,600 into escrow: $46,200 for common area maintenance costs, property taxes, tenant improvements and leasing commission costs related to approximately 2,220 square feet of leased but unoccupied space, $78,600 for completion of paving work to be performed by the seller and $663,800 representing unpaid retainage owed to the construction company related to the improvements to the property.  The escrow will be maintained for a period not to exceed eighteen months.  We purchased this property for cash and may later borrow monies using this property as collateral.

Pavilions at Hartman Heritage. On May 3, 2007, we purchased a fee simple interest in a retail center known as Pavilions at Hartman Heritage, which contains approximately 223,881 gross leasable square feet.  The center is located at I-70 and Little Blue Parkway in Independence, Missouri.  Pavilions at Hartman Heritage was built in 2003 and re-tenanted in 2006.  As of May 15, 2007, this property was 92% occupied, with a total of approximately 205,079 square feet leased to twenty-six tenants.  The property competes with at least five other retail centers in the Independence/Raytown submarket of the Kansas City market for sales, tenants or both.

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We purchased this property from an unaffiliated third party, Pavilions, LLC, for approximately $39.8 million out of a total purchase price of $42.6 million. At closing, approximately $869,000 was placed into escrow by the seller: $268,000 to fund future tenant improvement and leasing commission costs related to future earnout space of approximately 14,885 square feet of vacant and unleased space, and $601,000 for rent, common area maintenance costs, property taxes, tenant improvements and leasing commission costs related to approximately 2,927 square feet of master leased space. Approximately $2.0 million of the purchase price remains subject to a future earnout for 14,885 gross leasable square feet of vacant and unleased space. The seller has up to twenty-four months to lease this earnout space and earn all or a portion of these amounts.  We purchased this property for cash and may later borrow monies using the property as collateral.

Two tenants, Stein Mart and Linens N’ Things, each lease more than 10% of the total gross leasable area, or “GLA,” of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Stein Mart	36,470	16	6.75	3/5 yr.	04/03	03/08
			7.25		04/08	03/13
			7.75		04/13	04/18

Linens N’ Things	33,166	15	11.25	3/5 yrs.	06/03	01/09
			11.75		02/09	01/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $599,845.  The real estate taxes paid were calculated by multiplying Pavilions at Hartman Heritage’s assessed value by a tax rate of 7.36%.

For federal income tax purposes, the depreciable basis in this property is approximately $31.9 million.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,376	31,648	1.10%
2008	2	9,720	158,750	5.41%
2009	2	4,049	95,973	3.40%
2010	5	9,981	229,913	8.32%
2011	1	2,000	47,200	1.84%
2012	3	5,553	130,026	5.17%
2013	2	17,212	318,984	13.26%
2014	3	63,232	835,192	39.55%
2015	1	10,011	210,231	9.96%
2016	1	1,742	41,808	3.87%

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The table below sets forth certain information with respect to the occupancy rate at Pavilions at Hartman Heritage expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	80%	13.95
2005	78%	13.73
2004	75%	13.34
2003	54%	11.92
2002	—	—

University House at Huntsville. On May 1, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in an undeveloped parcel of land consisting of approximately 24.50 acres and located on three sides of Lake Road, Wilson Street and College Farm Road adjacent to an extension of the Sam Houston State University Campus in Huntsville, Texas.

We anticipate developing this land to construct a 318 unit, 687 bedroom garden style student housing apartment complex that will have between one to four bedroom units.  The property will be leased on a bedroom basis with tenants sharing a living room and kitchen and is being developed to serve the students attending Sam Houston State University.  The property will compete with at least thirteen other student housing apartment complexes located in the Huntsville market when construction is completed, which is anticipated by August 2008.

We purchased this parcel of land from an unaffiliated third party, Utley Residential Company, L.P., for approximately $1.3 million in cash, and may later borrow monies using this land as collateral.  We anticipate that the cost to develop this property will be approximately $24.8 million.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $8,018.  The real estate taxes paid were calculated by multiplying the undeveloped parcel of land’s assessed value by a tax rate of 2.68%.  We anticipate that our purchase of the land will result in an increase of property taxes in 2008 using a 100% fair market assessed value based on the purchase price which would result in approximately $36,200 in property taxes.  Once construction is completed on the development, we anticipate that the county will reassess the cost of the property’s improvements in 2008 and will adjust the amount of the property tax due to include the assessed value of the improvements.  Based on our estimate of development costs of $24.8 million, we anticipate that the 2009 property taxes will be approximately $704,800 using the current tax rate of 2.68%.

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For federal income tax purposes, the costs associated with undeveloped land may not be depreciated. We anticipate that the depreciable basis in this property will be $18.6 million, assuming additional costs to complete do not exceed $18.6 million.  We also anticipate spending approximately $1.5 million for personal property at the student housing apartment complex. This personal property will have an estimated useful life of five years.

Gravois Dillon Plaza — Phase I.  On April 30, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in the first phase of a retail center known as Gravois Dillon Plaza -Phase I, which contains a total of approximately 136,694 gross leasable square feet.  The center is located at 5301-5315 Caroline Drive, 1-13 Dillon Plaza in High Ridge, Missouri.  Gravois Dillon Plaza - Phase I was built in various stages from 1996 through 2004.  As of May 15, 2007, this property was 100% occupied and leased to twenty-three tenants.  The property competes with at least five other retail centers in the St. Louis South submarket of the St. Louis market for sales, tenants or both.

We purchased this property from unaffiliated third parties, Gravois Dillon I, L.L.C., Gravois Dillon VI, L.L.C., Gravois Dillon 4-D, L.L.C., and Gravois Dillon 4-E, L.L.C., for approximately $22.8 million.  We purchased this property for cash and may later borrow monies using the property as collateral.

Two tenants, Schnuck Markets and Sears Roebuck & Company, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Schnuck Markets	62,336	46	8.50	6/5 yr.	06/97	06/07
			9.00		06/07	06/17

Sears Roebuck & Company	23,164	17	9.56	2/5 yr.	12/06	12/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $302,193.  The real estate taxes paid were calculated by multiplying Gravois Dillon Plaza’s - Phase I’s assessed value by a tax rate of 7.24%.

For federal income tax purposes, the depreciable basis in this property is approximately $17.1 million.

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The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,500	N/A (1)	—
2008	2	3,000	57,000	3.39%
2009	5	8,174	170,980	10.49%
2010	5	15,870	242,500	16.51%
2011	1	23,164	221,560	18.11%
2012	1	2,765	55,300	5.45%
2013	2	5,589	118,869	12.38%
2014	2	6,250	112,375	13.35%
2015	2	2,800	69,300	9.91%
2016	—	—	—	—

(1)  This lease which expires in 2007 is for the Jefferson County Sheriff’s space which is not charged any rent.

The table below sets forth certain information with respect to the occupancy rate at Gravois Dillon Plaza -Phase I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	12.14
2005	77%	12.09
2004	75%	11.76
2003	70%	11.14
2002	62%	10.20

University House at Gainesville. On April 25, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in an undeveloped parcel of land consisting of approximately 7.57 acres and located at the southeast corner of Northwest 7th Avenue and Northwest 13th Street in Gainesville, Florida.

We anticipate developing this land to construct a 185 unit, 584 bedroom student housing apartment complex that will have between one to four bedroom units.  The property will be leased on a bedroom basis with tenants sharing a living room and kitchen and is being developed to serve the students attending the University of Florida or a local community college.  The property will compete with at least eight other student housing apartment complexes located in the Gainesville market, when construction is completed, which is anticipated by August 2008.

We purchased this parcel of land from an unaffiliated third party, Park Central Holdings of Gainesville, LLC, for approximately $6.5 million in cash, and may later borrow monies using this land as collateral.  We anticipate that the cost to develop this property will be approximately $31.7 million.

Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $59,668.  The real estate taxes paid were calculated

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by multiplying the undeveloped parcel of land’s assessed value by a tax rate of 2.46%.  We anticipate that our purchase of the land will result in an increase of property taxes in 2008 using an 80% fair market assessed value based on the purchase price, or approximately $5.1 million, which would result in approximately $120,800 in property taxes.  Once construction is completed on the development, we anticipate that the county will reassess the cost of the property’s improvements in 2008 and will adjust the amount of the property tax due to include the assessed value of the improvements.  Based on our estimate of development costs of $31.7 million, we anticipate that the 2009 property taxes will be approximately $546,000 using the current tax rate of 2.46%.  Because the property is located in a redevelopment district, we believe that we will benefit from a tax incentive program from the City of Gainesville and have been approved for an abatement which is estimated to be approximately $300,800 for 2009, based on the present value of the reimbursement of taxes not exceeding $2,168,048 using a 7.25% discount rate.

For federal income tax purposes, the costs associated with undeveloped land may not be depreciated. We anticipate that the depreciable basis in this property will be $31.7 million, assuming additional costs to complete do not exceed $31.7 million. We also anticipate spending approximately $1.1 million for personal property at the student housing apartment complex. This personal property will have an estimated useful life of five years.

Six Pines Portfolio: Texas, Georgia, South Carolina and Tennessee.  On April 10, 2007, we purchased from unaffiliated third parties, fee simple interests in a portfolio of twenty-one existing retail properties for a total purchase price of approximately $265.6 million.  We purchased these properties in this portfolio for cash and may later borrow monies using these properties as collateral.  The following tables set forth certain information with respect to the location of each of the properties in this portfolio, including the year each structure was built, its percentage of occupancy as of May 15, 2007, its approximate gross leasable area (excluding any ground leased space) and the corresponding seller:

	Year	Occupancy	Approximate GLA	Approximate Purchase
Property/Address	Built	Rate (%)	(Square Feet)	Price ($)
14th Street Market 2200 E. 14th Street Plano, Texas	1995	95	79,418	12,925,000
Cross Timbers Court 745 Cross Timbers Road Flower Mound, Texas	1995	98	77,366	13,731,000
Custer Creek Village 3411-3501 Custer Parkway Richardson, Texas	1999	100	87,219	17,009,000	(2)
Flower Mound Crossing 2600-2650 Flower Mound Road Flower Mound, Texas	1996	100	81,581	13,981,000
Heritage Heights 4000-4020 William D. Tate Avenue Grapevine, Texas	1999	100	89,611	17,965,000
The Highlands 2301 FM 407 Flower Mound, Texas	1999	96	91,116	16,333,000
Hunters Glen Crossing 3495 Legacy Drive Plano, Texas	1994	100	93,690	16,407,000
Josey Oaks Crossing 4112 North Josey Lane Carrollton, Texas	1996	98	82,228	15,664,000	(1)
Park West Plaza 302-322 Park Boulevard Grapevine, Texas	1994	98	83,157	12,623,000
Pioneer Plaza 701 E. Cartwright Road Mesquite, Texas	2000	100	14,200	3,771,000
Riverview Village 1050 N.E. Green Oaks Boulevard Arlington, Texas	1998	100	82,730	16,963,000
Shiloh Square 2301 Arapaho Road Garland, Texas	2000	91	17,038	5,427,000
Suncreek Village 7801 Alma Drive Plano, Texas	2000	80	17,489	4,497,000
Market at Westlake 3700 Bee Caves Road Westlake Hills, Texas	1972	100	29,625	8,050,000
Scofield Crossing 1700 W. Parmer Lane Austin, Texas	2001/ 2004	100	97,561	14,136,000
Brandon Centre South 1903 Lumsden Road Brandon, Florida	1987	68	132,896	27,039,000
Fury’s Ferry 403 Furys Ferry Road Augusta, Georgia	1995	100	70,458	10,694,000
The Center at Hugh Howell 4420 Hugh Howell Road Tucker, Georgia	1996	100	82,819	12,941,000
Bellerive Plaza 170 Bellerive Boulevard Nicholasville, Kentucky	1999	83	75,235	10,211,000
East Gate 250 Eastgate Drive Aiken, South Carolina	1995	100	75,716	11,397,000
Donelson Plaza 2500 Lebanon Pike Nashville, Tennessee	1978/ 1993 & 2000	100	12,165	3,872,000

Totals			1,473,318	265,636,000

(1) Purchase price includes Bank of America ground lease.

(2) Purchase price includes vacant land parcel of approximately 0.690 acres.

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Property	Sellers’ Names
14th Street Market	North Dallas Retail Fund I General Partnership
Cross Timbers Court	North Dallas Retail Fund I General Partnership
Custer Creek Village	Metroplex Retail Fund I General Partnership
Flower Mound Crossing	Dallas North Retail Fund II General Partnership
Heritage Heights	Metroplex Retail Fund I General Partnership
The Highlands	Metroplex Retail Fund I General Partnership
Hunters Glen Crossing	Hebron/Legacy General Partnership
Josey Oaks Crossing	Woodstead Realty General Partnership and Hebron/Legacy General Partnership
Park West Plaza	North Dallas Retail Fund I General Partnership
Pioneer Plaza	Woodstead Realty General Partnership
Riverview Village	Metroplex Retail Fund I General Partnership
Shiloh Square	Shiloh/Hedgcoxe General Partnership
Suncreek Village	Shiloh/Hedgcoxe General Partnership
Market at Westlake	The Center at Westlake General Partnership
Scofield Crossing	Scofield Crossing, L.P.
Brandon Centre South	Preston Oil Company Limited Partnership (Seller’s Subsidiary), Preston Oil Limited Liability Company, A.F. Preston Trust and William J. Preston Trust
Fury’s Ferry	Southeast U.S. Retail Fund, L.P. (Seller’s Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
The Center at Hugh Howell	Southeast U.S. Retail Fund, L.P. (Seller’s Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
Bellerive Plaza	Southeast U.S. Retail Fund, L.P.
East Gate	Southeast U.S. Retail Fund, L.P. (Seller’s Subsidiary), Six Pines Venture LLC, A.F. Preston Trust and William J. Preston Trust
Donelson Plaza	Southeast U.S. Retail Fund, L.P.

At the time of the acquisition, two escrows were established with a third party escrow agent.  Approximately $800,000 was set up to cover the costs of environmental issues at 14th Street Market, Flower Mound Crossing, Hunters Glen Crossing, Shiloh Square and Donelson Plaza, with the maximum amount for each property at $160,000.  As soon as clean environmental letters have been received by us, any excess funds will be released to the seller after payment of those costs.  Another escrow in the amount of approximately $3.4 million was set up to cover construction at Brandon Centre South for the Home Goods space consisting of approximately $1.1 million to fund the completion of construction for this space and $2.3 million to ensure that we are satisfied with the condition of the space.

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The properties in this portfolio compete with similar properties within their respective market areas. The minimum number of similar competitive properties is reflected in the following table; to the extent such information is available:

		Min. No. of Competitive Properties in Submarket (or Market, if no
Property	Market/Submarket	Submarket)

14th Street Market, Plano, Texas	Dallas-Fort Worth/East Plano	5
Cross Timbers Court, Flower Mound, Texas	Dallas-Fort Worth/Southeast Denton County	5
Custer Creek Village, Richardson, Texas	Dallas-Fort Worth/Richardson	5
Flower Mound Crossing, Flower Mound, Texas	Dallas-Fort Worth/Southeast Denton County	5
Heritage Heights, Grapevine, Texas	Dallas-Fort Worth/Northeast Tarrant County	5
The Highlands, Flower Mound, Texas	Flower Mound/Southeast Denton County	5
Hunters Glen Crossing, Plano, Texas	Dallas-Fort Worth/West Plano	5
Josey Oaks Crossing, Carrollton, Texas	Dallas-Fort Worth/Carrollton	5
Park West Plaza. Grapevine, Texas	Dallas-Fort Worth/Northeast Tarrant County	5
Pioneer Plaza, Mesquite, Texas	Dallas-Fort Worth/South Mesquite	4
Riverview Village, Arlington, Texas	Dallas-Fort Worth/North Arlington	5
Shiloh Square, Garland, Texas	Dallas-Fort Worth/North Garland	4
Suncreek Village, Plano, Texas	Dallas-Fort Worth/West Plano	5
Market at Westlake, Westlake Hills, Texas	Austin/Southwest Austin	5
Scofield Crossing, Austin, Texas	Austin/Austin	5
Brandon Centre South, Brandon, Florida	Tampa/Brandon	6
Fury’s Ferry, Augusta, Georgia	Augusta/Sandy Springs/North Columbia	6
The Center at Hugh Howell, Tucker, Georgia	Atlanta/Lilburn-Highway 78	6
Bellerive Plaza, Nicholasville, Kentucky	Lexington/Nicholasville	5
East Gate, Aiken, South Carolina	Augusta/Aikenn County	6
Donelson Plaza, Nashville, Tennessee	Nashville/East Nashville	5

The table below shows the tenants for each property that lease more than 10% of the total gross leasable area of that property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA	Renewal	Base Rent per Square Foot per	Lease Term
Address	Tenant	(Square Feet)	Options	Annum ($)	Beginning	To
14th Street Market	Tom Thumb	59,480	4/5 yr.	9.00	03/95	02/15
Plano, Texas

Cross Timbers Court,	Tom Thumb	62,132	4/5 yr.	9.00	03/95	02/15
Flower Mound, Texas

Custer Creek Village,	Tom Thumb	62,130	4/5 yr.	9.89	08/99	08/09
Richardson, Texas				10.39	08/09	08/24

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		Approximate GLA	Renewal	Base Rent per Square Foot per	Lease Term
Address	Tenant	(Square Feet)	Options	Annum ($)	Beginning	To
Flower Mound Crossing,	Tom Thumb	58,960	4/5 yr.	8.00	09/96	09/16
Flower Mound, Texas

Heritage Heights,	Tom Thumb	62,139	4/5 yr.	10.95	04/99	04/09
Grapevine, Texas				11.45	05/09	04/24

The Highlands,	Tom Thumb	62,139	4/5 yr.	10.00	04/99	04/09
Flower Mound, Texas				10.50	05/09	04/24

Hunters Glen Crossing,	Tom Thumb	72,090	4/5 yr.	7.50	11/94	11/14
Plano, Texas

Josey Oaks Crossing,	Tom Thumb	57,553	4/5 yr.	7.50	08/95	08/20
Carrollton, Texas

Park West Plaza,	Tom Thumb	59,480	4/5 yr.	8.00	03/95	02/15
Grapevine, Texas

Pioneer Plaza,	Washington	4,000	2/5yr.	10.00	06/02	05/07
Mesquite, Texas	Mutual Bank			11.00	06/07	05/12
				12.10	06/12	05/17
				13.31	06/17	05/22

	Toudanine’s	2,000	1/5 yr.	17.00	07/00	07/07
	Fine Dry			18.50	08/07	07/10
	Cleaning

Riverview Village,	Tom Thumb	62,530	4/5 yr.	9.85	10/98	10/08
Arlington, Texas				10.35	10/08	10/23

Shiloh Square,	Perry’s Fine	3,000	1/5 yr.	15.00	03/07	08/09
Garland, Texas	Dry Cleaning
	David	2,295	1/5 yr.	17.00	07/04	12/07
	Anderson,
	DDS

Suncreek Village,	Stephen’s	3,500	1/5 yr.	20.00	11/06	10/11
Plano, Texas	Cleaners
	Dali Dental,	1,775	2/5 yr.	18.00	04/07	08/07
	PA			20.00	09/07	08/12

Market at Westlake,	Walgreens (1)	23,000	—	17.52	11/99	10/59 (1)
Westlake Hills, Texas

Scofield Crossing,	Randall’s	63,000 (3)	8/5 yr.	2.78	09/01	08/11
Austin, Texas	Food Market			4.13	09/11	08/26

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		Approximate GLA	Renewal	Base Rent per Square Foot per	Lease Term
Address	Tenant	(Square Feet)	Options	Annum ($)	Beginning	To
Brandon Centre South,	The Athletic	18,000	1/5 yr.	11.85 (2)	01/07	06/13
Brandon, Florida	Club Health &
	Wellness
	Center

Fury’s Ferry,	Publix Super	47,955		8.35	09/95	09/15
Augusta, Georgia	Markets		4/5 yr.

The Center at	Publix Super	56,146	4/5 yr.	8.40	01/96	02/16
Hugh Howell,	Markets
Tucker, Georgia

Bellerive Plaza,	Kroger	43,035	—	6.95	04/99	03/19
Nicholasville, Kentucky

East Gate,	Publix Super	56,146	4/5 yr.	8.25	03/95	04/15
Aiken, South Carolina	Markets

Donelson Plaza,	CVS	9,450	6/5 yr.	20.17	11/05	10/10
Nashville, Tennessee	Pharmacy
				21.38	11/10	10/15
				22.66	11/15	01/21

(1)  Walgreens has the option to terminate its lease as of October 31, 2011 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every twelve years thereafter upon giving six months notice to the lessor.

(2)  This lease provides for an annual 3% base rent increase.

(3)  The square footage includes the fuel station outparcel building.

The tenants at each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 or 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $199.2 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property:

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
14th Street Market, Plano, Texas	178,411	2.38	9,694,000
Cross Timbers Court, Flower Mound, Texas	180,596	2.32	10,298,000
Custer Creek Village, Richardson, Texas	279,092	2.49	12,757,000
Flower Mound Crossing, Flower Mound, Texas	186,008	2.32	10,486,000
Heritage Heights, Grapevine, Texas	403,926	2.58	13,474,000

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	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
The Highlands, Flower Mound, Texas	222,185	2.32	12,250,000
Hunters Glen Crossing, Plano, Texas	238,591	2.38	12,306,000
Josey Oaks Crossing, Carrollton, Texas	237,874	1.25	11,748,000
Park West Plaza. Grapevine, Texas	268,978	2.58	9,468,000
Pioneer Plaza, Mesquite, Texas	257,076	2.84	2,828,000
Riverview Village, Arlington, Texas	345,489	2.90	12,721,000
Shiloh Square, Garland, Texas	230,045	2.78	4,070,000
Suncreek Village, Plano, Texas	229,510	2.38	3,373,000
Market at Westlake, Westlake Hills, Texas	87,558	2.27	6,037,000
Scofield Crossing, Austin, Texas	374,051	2.71	10,602,000
Brandon Centre South, Brandon, Florida	270,332	2.20	20,279,000
Fury’s Ferry, Augusta, Georgia	63,355	2.68	8,020,000
The Center at Hugh Howell, Tucker, Georgia	130,908	4.12	9,706,000
Bellerive Plaza, Nicholasville, Kentucky	70,161	1.28	7,658,000
East Gate, Aiken, South Carolina	87,038	1.78	8,547,000
Donelson Plaza, Nashville, Tennessee	1,838	4.69	2,903,000

Totals	$4,343,022		$199,227,000

The following tables set forth certain information with respect to the expiration of leases currently in place at these properties (ground lease space is noted as “N/A”):

14th Street Market

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,080	16,740	2.31%
2008	1	678	10,848	1.53%
2009	—	—	—	—
2010	1	1,800	27,900	3.99%
2011	4	7,400	136,228	20.29%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	59,480	535,320	100.00%
2016	—	—	—	—

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Cross Timbers Court

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,440	27,360	3.00%
2008	1	2,590	40,145	4.54%
2009	—	—	—	—
2010	2	4,110	68,385	8.09%
2011	2	2,760	43,770	5.57%
2012	1	2,584	78,500	10.58%
2013	—	—	—	—
2014	—	—	—	—
2015	1	62,132	559,188	84.32%
2016	1	N/A	104,000	100.00%

Custer Creek Village

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	8	17,929	332,999	28.39%
2010	2	3,160	64,690	7.70%
2011	1	4,000	74,800	9.65%
2012	—	—	—	—
2013	—	—	—	—
2014	1	N/A	55,000	7.85%
2015	—	—	—	—
2016	—	—	—	—

Flower Mound Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	4	9,676	185,505	19.44%
2009	1	N/A	50,625	6.59%
2010	1	1,330	26,600	3.71%
2011	4	8,680	165,907	23.91%
2012	1	1,675	29,313	5.55%
2013	—	—	—	—

90

Flower Mound Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2014	—	—	—	—
2015	—	—	—	—
2016	2	60,220	498,518	100.00%

Heritage Heights

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	4	12,730	248,080	19.18%
2010	1	1,580	29,546	2.81%
2011	1	1,050	23,100	2.26%
2012	1	1,960	32,340	3.24%
2013	1	N/A	55,000	5.70%
2014	1	6,152	148,878	16.35%
2015	1	4,000	50,000	6.57%
2016	—	—	—	—

The Highlands

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,000	17,600	1.62%
2008	—	—	—	—
2009	9	15,382	298,358	26.99%
2010	—	—	—	—
2011	2	4,300	80,410	9.96%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

91

Hunters Glen Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	5,838	113,037	10.31%
2008	—	—	—	—
2009	6	11,800	240,610	24.13%
2010	3	3,962	87,888	11.62%
2011	—	—	—	—
2012	—	—	—	—
2013	1	N/A	66,552	9.96%
2014	2	72,090	601,901	100.00%
2015	—	—	—	—
2016	—	—	—	—

Josey Oaks Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	6,000	102,000	8.36%
2009	—	—	—	—
2010	7	13,440	462,890	40.95%
2011	1	1,985	33,924	5.08%
2012	2	1,500	75,372	11.90%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Park West Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	3,234	56,991	6.68%
2008	—	—	—	—
2009	4	7,690	148,725	18.57%
2010	1	4,626	60,138	9.22%
2011	—	—	—	—
2012	2	2,997	57,392	9.69%
2013	1	2,950	59,000	11.03%

92

Park West Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2014	—	—	—	—
2015	1	59,480	475,836	100.00%
2016	—	—	—	—

Pioneer Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	3	4,075	73,295	28.13%
2009	—	—	—	—
2010	4	4,925	89,230	47.66%
2011	—	—	—	—
2012	1	N/A	54,000	52.73%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Riverview Village

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	9	17,900	338,708	29.18%
2009	—	—	—	—
2010	1	2,300	40,480	4.87%
2011	—	—	—	—
2012	—	—	—	—
2013	1	N/A	50,820	6.42%
2014	1	3,000	93,136	12.58%
2015	—	—	—	—
2016	—	—	—	—

93

Shiloh Square

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	3,695	62,815	16.73%
2008	1	1,400	25,200	7.91%
2009	1	3,000	45,000	15.27%
2010	1	900	16,830	6.74%
2011	3	4,064	79,138	34.00%
2012	3	51,958	98,640	64.20%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Suncreek Village

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	1,423	25,614	7.65%
2009	—	—	—	—
2010	2	2,666	49,854	16.13%
2011	4	7,725	149,007	57.49%
2012	2	1,775	89,500	81.22%
2013	1	400	20,700	100%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2014 through December 31, 2016.

Market at Westlake

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	4,400	88,000	16.35%
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	2,225	53,022	11.63%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2014 through December 31, 2016.

94

Scofield Crossing

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	4,760	99,190	9.80%
2010	2	2,916	66,480	7.26%
2011	4	9,411	205,453	22.94%
2012	2	4,315	120,170	17.41%
2013	—	—	—	—
2014	2	5,260	120,980	21.23%
2015	—	—	—	—
2016	—	—	—	—

Brandon Centre South

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	4	9,855	147,651	8.65%
2008	3	9,530	196,336	12.52%
2009	2	2,800	43,000	3.09%
2010	6	13,211	205,125	15.06%
2011	6	13,360	216,612	18.59%
2012	1	1,600	29,897	3.09%
2013	3	25,000	360,032	38.04%
2014	—	—	—	—
2015	1	8,502	126,255	21.29%
2016	—	—	—	—

Fury’s Ferry

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	2,000	30,420	4.33%
2009	1	1,400	22,484	3.34%
2010	1	1,250	27,488	4.20%
2011	5	10,103	140,327	22.37%
2012	2	3,250	48,840	10.03%
2013	—	—	—	—
2014	—	—	—	—
2015	1	47,955	400,424	90.98%
2016	—	—	—	—

95

The Center at Hugh Howell

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	5	7,670	116,647	14.12%
2008	2	1,105	29,689	4.06%
2009	2	2,910	41,636	5.96%
2010	2	1,300	23,413	3.56%
2011	5	11,933	167,562	26.21%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	56,146	471,626	100.00%

Bellerive Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	3	8,600	144,800	22.68%
2008	2	2,700	47,232	9.55%
2009	—	—	—	—
2010	5	8,600	126,300	28.22%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	1,200	22,200	6.91%
2015	—	—	—	—
2016	—	—	—	—

96

East Gate

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	3,200	55,437	7.28%
2009	3	4,600	73,109	10.34%
2010	5	9,770	137,425	21.67%
2011	1	1,000	17,040	3.43%
2012	1	1,000	17,000	3.54%
2013	—	—	—	—
2014	—	—	—	—
2015	1	56,146	463,204	100.00%
2016	—	—	—	—

Donelson Plaza

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	2,715	60,157	23.99%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each of the five years ended December 31, 2002, 2003, 2004, 2005 and 2006:

	Occupancy Rate (%) as of December 31,
Address	2002	2003	2004	2005	2006
14th Street Market, Plano, Texas	91	91	91	93	98
Cross Timbers Court, Flower Mound, Texas	89	89	94	96	98
Custer Creek Village, Richardson, Texas	100	100	100	100	100
Flower Mound Crossing, Flower Mound, Texas	97	97	97	98	98
Heritage Heights, Grapevine, Texas	97	97	97	99	100
The Highlands, Flower Mound, Texas	92	92	93	93	96
Hunters Glen Crossing, Plano, Texas	95	95	98	100	100
Josey Oaks Crossing, Carrollton, Texas	97	97	97	100	100
Park West Plaza, Grapevine, Texas	97	97	97	97	97
Pioneer Plaza, Mesquite, Texas	77	94	94	100	100
Riverview Village, Arlington, Texas	97	97	97	100	100
Shiloh Square, Garland, Texas	38	38	71	71	76
Suncreek Village, Plano, Texas	58	58	58	58	91
Market at Westlake, Westlake Hills, Texas	100	100	100	100	100
Scofield Crossing, Austin, Texas	88	88	100	100	100
Brandon Centre South, Brandon, Florida	90	92	91	99	69
Fury’s Ferry, Augusta, Georgia	91	91	91	97	100
The Center at Hugh Howell, Tucker, Georgia	93	98	98	98	100
Bellerive Plaza, Nicholasville, Kentucky	89	91	88	100	89
East Gate, Aiken, South Carolina	100	100	100	100	100
Donelson Plaza, Nashville, Tennessee	100	100	100	100	100

97

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
14th Street Market, Plano, Texas	10.51	10.51	10.51	10.63	10.96
Cross Timbers Court, Flower Mound, Texas	11.54	11.54	11.87	11.97	12.07
Custer Creek Village, Richardson, Texas	13.04	13.04	13.04	13.04	13.04
Flower Mound Crossing, Flower Mound, Texas	11.33	11.33	11.33	11.48	11.48
Heritage Heights, Grapevine, Texas	13.66	13.66	13.66	13.75	13.82
The Highlands, Flower Mound, Texas	12.16	12.16	12.27	12.27	12.42
Hunters Glen Crossing, Plano, Texas	11.19	11.19	11.52	11.71	11.71
Josey Oaks Crossing, Carrollton, Texas	10.83	10.83	12.28	12.69	12.69
Park West Plaza, Grapevine, Texas	10.16	10.16	10.16	10.16	10.16
Pioneer Plaza, Mesquite, Texas	20.50	20.02	20.02	19.78	19.78
Riverview Village, Arlington, Texas	13.05	13.05	13.05	13.18	13.18
Shiloh Square, Garland, Texas	24.97	24.97	19.31	19.31	19.03
Suncreek Village, Plano, Texas	25.07	27.14	27.14	27.14	24.43
Market at Westlake, Westlake Hills, Texas	18.17	18.17	18.17	18.17	18.17
Scofield Crossing, Austin, Texas	7.48	7.48	9.08	9.08	9.08
Brandon Centre South, Brandon, Florida	13.00	12.64	13.56	13.65	15.36
Fury’s Ferry, Augusta, Georgia	9.80	9.80	9.87	9.95	10.08
The Center at Hugh Howell, Tucker, Georgia	9.77	10.01	10.09	10.16	10.50
Bellerive Plaza, Nicholasville, Kentucky	9.96	10.01	10.05	10.15	10.00
East Gate, Aiken, South Carolina	9.56	9.56	9.84	9.93	10.00
Donelson Plaza, Nashville, Tennessee	19.72	19.72	19.72	20.61	20.61

ProLogis Tennessee Portfolio.  On April 9, 2007, we purchased from ProLogis — North Carolina Limited Partnership, an unaffiliated third party, fee simple interests in a portfolio of twenty existing properties totaling approximately 2.3 million square feet for a total purchase price of approximately $56.6 million. The ProLogis Tennessee Portfolio consisted of twenty-two properties, all of which we contemplated purchasing. Two tenants at two properties located in Chattanooga, Tennessee (Stone Fort Distribution Centers #2 and #3) had the right of first refusal to purchase their respective properties at the same price offered by us. Both tenants exercised their rights under their respective leases. Therefore, the portfolio consists of twenty industrial distribution centers, of which eighteen are located in Memphis, Tennessee and two are located in Chattanooga, Tennessee.

98

The following table sets forth certain information with respect to the location, year of construction and the approximate gross leasable area:

	Year of	Approximate GLA	Approximate Purchase
Address	Construction	(Square Feet)	Price ($)
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	1968	81,639	2,018,000

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	1972	251,685	4,713,000

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	1967	121,345	2,727,000

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	1972	75,000	1,716,000

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	1973	175,275	4,801,000

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	1981	42,000	1,277,000

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	1973	97,716	2,871,000

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	1969	102,400	2,910,000

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	1978	144,000	2,681,000

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	1970	161,350	3,453,000

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	1978	94,500	2,459,000

99

	Year of	Approximate GLA	Approximate Purchase
Address	Construction	(Square Feet)	Price ($)
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	1979	42,000	1,123,000

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	1979	32,400	797,000

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	1985	80,000	2,176,000

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	1976	28,380	639,000

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	1976	58,560	1,789,000

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	1976	118,320	3,547,000

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	1976	10,185	327,000

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	1968/Renovated in 1973	500,000	12,085,000

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	1968	86,072	2,487,000

Totals		2,302,829	56,596,000

100

The properties in this portfolio compete with similar properties within their respective market areas.

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

101

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	Memphis Metropolitan/Southeast	5

Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	Chattanooga/Central City	7

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	Chattanooga/Central City	7

As of May 15, 2007, most of the properties in this portfolio were 100% occupied, with the exception of the Airport Distribution Center #10 property which was vacant, Southwide Industrial Center #5 which was 83% occupied, Southwide Industrial Center #6 which was 91% occupied and Southwide Industrial Center #7 which was 90% occupied.  The tenants listed in the following table each lease 10% or more of the gross leasable area of the respective properties in which their spaces are located.  These tenants’ leases require them to pay base annual rent on a monthly basis as follows:

				Base Rent per
		Approximate		Square Foot per
		GLA	Renewal	Annum	Lease Term
Address	Tenant	(Square Feet)	Options	($)	Beginning	To
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	VML Company LLC	81,639	—	2.31	11/06	11/08
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	Wells Lamont(1)	251,685	2/3 yr.	1.80	05/07	04/10
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	Detail Distribution, Inc.	121,345	—	2.10	02/07	04/12

102

				Base Rent per
		Approximate		Square Foot per
		GLA	Renewal	Annum	Lease Term
Address	Tenant	(Square Feet)	Options	($)	Beginning	To
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	C.C. Dickson Co.	20,250	1/3 yr.	2.00 2.30	07/06 07/09	06/09 09/11
	GDC Screen Printing, LLC	20,250	—	3.00	12/03	11/08
	Jackson Supply Co.	34,500	—	2.30	04/06	03/09
		2.50	04/09	06/12
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	Vital Records Control, Inc.	175,275	1/3 yr.	2.56 2.71	08/05 08/08	07/08 07/10
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	Exide Technologies	16,328	—	3.06	01/07	12/09
	Thyssen Krupp Materials NA, Inc.	23,100	1/5 yr.	2.10 2.50	03/05 03/08	02/08 06/10
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	Vet-Serve, Inc.	32,070	—	2.35	03/06	12/07
	Cadna Rubber Company	65,646	—	2.94	04/07	02/08
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	Jacobsen Warehouse Company, Inc.	102,400	—.	2.66	11/06	08/11
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	The Bryce Company	144,000	1/3 yr.	1.74 1.96	12/05 08/07	07/07 01/10
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	Vacant	161,350	—
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	Printer Essentials, Inc.	56,700	1/2 yr.	2.10	04/06	04/08
	Kroger Limited Partnership I	37,800	—	2.93	02/05	01/11
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	C & I Supply, Inc.(1)	42,000	—	2.50 2.60	06/05 06/07	05/07 05/10

103

				Base Rent per
		Approximate		Square Foot per
		GLA	Renewal	Annum	Lease Term
Address	Tenant	(Square Feet)	Options	($)	Beginning	To
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	Supply Network, Inc.	32,400	1/5 yr.	2.30	05/06	01/12
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	P.M. Green & Sons, Inc.	40,625	1/3 yr.	2.70	06/05	05/08
	American Standard, Inc.	39,375	2/3 yr.	2.38	07/06	08/09
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	Building Plastics, Inc.	9,600	—	2.90	10/05	11/08
	Memphis AG, LLC	4,590	—	3.00	10/06	10/09
	Sharp Electronic	4,590	—	2.44	04/03	06/07
	K&W Forklift	4,800	—	3.88	05/07	06/10
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	AAR Cargo Systems	8,100	—	3.60	04/06	03/09
	Entertainment Transportation, Inc.	8,100	—	6.90	09/06	(2)
	Rose Company LLC	10,800	—	2.15	01/07	(2)
	Keystone Automotive Industries TN, Inc.	15,570	—	3.25	05/07	04/10
	Shelby Railroad Industries, Inc.	10,800	—	2.67	05/06	03/08
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	Capitoline Metro Memphis, Inc.	12,000	—	2.40	11/05	02/09
	Interline Brands, Inc.	17,580	1/3 yr.	3.35	01/06	06/09
	Alenite, L.P.	17,580	—	3.10	03/07	02/08
	Capitoline Tops, Inc.	24,000	—	2.35	09/04	02/09
	Chick Packaging Mid-South, Inc.	11,580	—	3.10	01/02	01/08
	Building Plastics, Inc.	23,580	2/4 yr.	2.50	02/06	03/09
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	Rose Company, LLC	10,185	N/A	0.49	02/05	(2)

104

				Base Rent per
		Approximate		Square Foot per
		GLA	Renewal	Annum	Lease Term
Address	Tenant	(Square Feet)	Options	($)	Beginning	To
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	Electrolux Home Products, Inc.	500,000	2/3 yr.	2.26 2.32 2.37	01/07 01/08 01/09	12/07 12/08 04/10
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	Ferguson Enterprises, Inc.	86,072	1/3 yr.	2.70 2.97	10/06 10/11	09/11 09/16

(1)             These tenants are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.

(2)             Represents a month-to-month lease.

The tenants for each respective property in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

The following tables set forth certain information with respect to the expiration of leases currently in place at the properties in this portfolio that we purchased on April 9, 2007 (ground lease space is noted as “N/A”):

Airport Distribution Center #15

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	81,639	188,586	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

Airport Distribution Center #16

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	251,685	453,033	100.00%

105

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Airport Distribution Center #11

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	1	121,345	254,825	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Airport Distribution Center #18

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	20,250	60,750	33.64%
2009	—	—	—	—
2010	—	—	—	—
2011	1	20,250	46,575	35.06%
2012	1	34,500	86,250	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Airport Distribution Center #19

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	175,275	474,995	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

106

Airport Distribution Center #9

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	2,572	22,915	18.88%
2008	1	23,100	48,510	49.26%
2009	1	16,328	49,964	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

Delp Distribution Center #2

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	32,070	75,365	28.08%
2008	1	65,646	192,999	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

Airport Distribution Center #2

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	1	102,400	272,001	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

107

Delp Distribution Center #5

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	144,000	282,240	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Delp Distribution Center #8

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	56,700	119,070	51.81%
2009	—	—	—	—
2010	—	—	—	—
2011	1	37,800	110,754	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

Airport Distribution Center #7

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	42,000	109,200	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

108

Airport Distribution Center #8

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	1	32,400	74,520	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

Airport Distribution Center #4

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	40,625	109,688	53.93%
2009	1	39,375	93,713	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

Southwide Industrial Center #5

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	4,590	11,200	15.68%
2008	1	9,600	27,840	46.21%
2009	1	4,590	13,770	42.49%
2010	1	4,800	18,639	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

109

Southwide Industrial Center #6

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	10,800	28,824	26.55%
2009	1	8,100	29,160	36.56%
2010	1	15,570	50,603	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

Southwide Industrial Center #7

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	2	29,160	90,396	30.81%
2009	4	77,160	203,043	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

Stone Fort Distribution Center #1

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	500,000	1,186,599	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

110

Stone Fort Distribution Center #4

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	86,072	255,634	100.00%

For federal income tax purposes, the total depreciable basis in these properties is approximately $42.4 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

			Income Tax
	Real Estate	Real Estate	Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	33,103	7.47	1,400,000

Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	116,513	7.47	4,000,000

Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	56,267	7.47	2,000,000

Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	41,814	7.47	1,700,000

Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	82,268	7.47	3,600,000

Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	25,851	7.47	1,000,000

111

			Income Tax
	Real Estate	Real Estate	Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	47,963	7.47	2,000,000

Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	53,275	7.47	2,000,000

Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	69,184	7.47	2,000,000

Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	62,326	7.47	2,500,000

Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	46,557	7.47	1,700,000

Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	25,800	7.47	800,000

Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	19,212	7.47	600,000

Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	48,438	7.47	1,600,000

Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	14,438	7.47	500,000

Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	43,315	7.47	1,300,000

Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	66,589	7.47	2,400,000

Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	11,957	7.47	300,000

112

			Income Tax
	Real Estate	Real Estate	Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	156,937	5.10	9,100,000

Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	36,736	5.10	1,900,000

Totals	$1,105,142		$42,400,000

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	N/A	100%	100%	100%	100%
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	100%	100%	100%	100%	100%
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	100%	100%	100%	100%	100%
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	0%

113

	Occupancy Rate as of December 31,
Address	2002	2003	2004	2005	2006
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	N/A	N/A	100%	100%	100%
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	N/A	N/A	N/A	N/A	100%
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	N/A	N/A	N/A	N/A	83%
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	N/A	N/A	N/A	N/A	73%
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	N/A	N/A	N/A	N/A	85%
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	N/A	N/A	N/A	100%	100%
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	100%	100%	100%	100%	100%
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	100%	100%	100%	100%	100%

	Effective Annual Rent per
	Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #15, 3736 New Gretwell Road Memphis, Tennessee	N/A	2.15	2.15	2.15	2.31
Airport Distribution Center #16 3900 New Gretwell Road Memphis, Tennessee	1.75	1.75	1.75	1.75	1.75
Airport Distribution Center #11 3970 Senator Street Memphis, Tennessee	2.20	2.20	2.20	2.20	2.20
Airport Distribution Center #18 3983-4027 Senator Street Memphis, Tennessee	N/A	N/A	N/A	N/A	2.41

114

	Effective Annual Rent per
	Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
Airport Distribution Center #19 4011-3977 Raines Road Memphis, Tennessee	2.77	2.77	2.77	2.56	2.56
Airport Distribution Center #9 4056 Homewood Boulevard Memphis, Tennessee	N/A	N/A	N/A	N/A	N/A
Delp Distribution Center #2 3901-3921 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	2.75
Airport Distribution Center #2 4148-4194 Delp Street Memphis, Tennessee	3.37	3.37	3.37	3.37	2.66
Delp Distribution Center #5 4319 Delp Street Memphis, Tennessee	N/A	N/A	N/A	1.74	1.74
Airport Distribution Center #10 4400 Delp Street Memphis, Tennessee	N/A	N/A	N/A	N/A	0
Delp Distribution Center #8 4486-4524 Delp Street Memphis, Tennessee	N/A	N/A	N/A	2.43	2.43
Airport Distribution Center #7 4313 Air Trans Road Memphis, Tennessee	N/A	N/A	2.40	2.50	2.50
Airport Distribution Center #8 4299 Air Trans Road Memphis, Tennessee	N/A	N/A	N/A	N/A	2.30
Airport Distribution Center #4 4280-4290 Concorde Road Memphis, Tennessee	N/A	N/A	N/A	N/A	2.54
Southwide Industrial Center #5 2893-2909 Shortside Lane Memphis, Tennessee	N/A	N/A	N/A	N/A	3.01
Southwide Industrial Center #6 2870-2904 Cargo Circle Memphis, Tennessee	N/A	N/A	N/A	N/A	2.51
Southwide Industrial Center #7 3638-3684 Contract Drive Memphis, Tennessee	N/A	N/A	N/A	N/A	2.32
Southwide Industrial Center #8 3558 Lamar Avenue Memphis, Tennessee	N/A	N/A	N/A	0.49	0.49
Stone Fort Distribution Center #1 2100 Amnicola Highway Chattanooga, Tennessee	2.53	2.53	2.53	2.15	2.20
Stone Fort Distribution Center #4 4121 South Creek Road Chattanooga, Tennessee	3.90	3.90	2.50	2.50	2.70

115

The Landings at Clear Lake.  On April 5, 2007, we acquired through Inland American Webster Clear Lake Limited Partnership, an Illinois limited partnership, a wholly owned subsidiary formed for this purpose, a fee simple interest in an apartment complex known as The Landings at Clear Lake located at 501 Sarah Deel Drive, Webster, Texas. The Landings at Clear Lake was built in 2006. The property has sixteen apartment buildings, containing a total of 364 units and approximately 339,208 rentable square feet. There are 232 one-bedroom units and 132 two-bedroom units. The property is located in the Houston market and the city of Webster submarket and competes with at least five other apartment complexes in its submarket for tenants.

We purchased this property from an unaffiliated third party, Clearlake Apartments Limited Partnership, for an aggregate purchase price of approximately $34.0 million. We additionally paid an advisor fee in the amount of $340,000 to the Lynd Company, an unaffiliated third party. We purchased this property for cash but may later borrow monies using this property as collateral.

No tenant occupies 10% or more of the rentable square footage.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $186,377. The real estate taxes paid were calculated by multiplying the assessed value of The Landings at Clear Lake by a tax rate of 2.534%.

For federal income tax purposes, the depreciable basis in this property is approximately $25.5 million.

As of May 15, 2007, this property was 90% occupied, with approximately 328 residential units leased. All residential leases expire during 2007, with the exception of 105 residential leases, which expire during 2008 and one which expires in 2009.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	223	207,385	2,498,532	70.32%
2008	105	93,470	1,054,680	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at The Landings at Clear Lake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	89%	12.72
2005	N/A	N/A
2004	N/A	N/A
2003	N/A	N/A
2002	N/A	N/A

116

AT&T - Cleveland.  On March 30, 2007, MB REIT acquired though MB Cleveland Erieview, L.L.C., a Delaware limited liability company, a wholly owned subsidiary formed for this purpose, a fee simple interest in a sixteen story office building, known as AT&T Cleveland, containing approximately 495,866 gross leasable square feet located at 45 Erieview Plaza in Cleveland, Ohio. This property includes an adjacent seven story parking garage containing 290 parking spaces located at 1180 Lakeside Avenue in Cleveland, Ohio. MB REIT purchased this property from Ohio Bell Telephone Company, an unaffiliated third party, for cash in the amount of approximately $53.2 million. The AT&T Cleveland office building was built in 1983, and the parking garage was built in 1995. The property is located in the Cleveland market and is considered a Class A high-rise office building in the downtown financial district submarket and competes with at least five other office buildings within its submarket.

At closing, the seller’s affiliate, AT&T Services, Inc., entered into two separate leases for the office building and the parking garage, which together comprise 100% of the total gross leasable area of the property. As of May 15, 2007, this property was 100% leased by AT&T Services. The office building lease requires AT&T Services to pay base annual rent on a monthly basis in an amount of approximately $502,700; the total rent for the first year of this lease is expected to be approximately $6 million, with annual increases of 2.6% per year thereafter. The parking garage lease requires AT&T Services to pay base annual rent on a monthly basis in an amount of approximately $36,500; the total rent for the first year of this lease is expected to be approximately $0.5 million with annual increases of 3% per year thereafter. AT&T Services has the right to reduce its space by 65,420 square feet in 2009 and by an additional 140,553 square feet in 2011. If AT&T exercises its right to reduce their space by 65,420 square feet in 2009, then their annual base rent will decrease by $0.9 million. If AT&T exercises its right to reduce their space by an additional 140,553 square feet in 2011, its annual base rent will decrease by approximately $2.0 million. AT&T Inc., the parent of the tenant, has agreed to guarantee the tenant’s obligations under the lease. The lease with this tenant requires the tenant to pay annual base rent on a monthly basis as follows:

Approximate
	GLA			Base Rent Per
	Leased		% of Total	Square Foot Per		Renewal	Lease Term
Lessee	(Sq. Ft.)		GLA	Annum ($)		Options	Beginning	To
AT&T Services	458,646	(2)	100%	13.15	(1)	4/5 yr.	04/07	09/19

(1)             This lease provides for an annual 2.6% base rent increase.

(2)             This lease provides for two rights to reduce their space in 2009 by 65,420 square feet and 140,553 square feet in 2011.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $1.6 million. The real estate taxes payable were calculated by multiplying AT&T Cleveland’s assessed value by a tax rate of 8.03%.

For federal income tax purposes, the depreciable basis in this property is approximately $39.9 million.

Chesapeake Commons.  On March 22, 2007, we purchased a fee simple interest in a retail center known as Chesapeake Commons, containing approximately 79,476 gross leasable square feet (excluding approximately 35,037 square feet of unleasable space). The center is located at 4107 Portsmouth Boulevard in Chesapeake, Virginia. Chesapeake Commons was built in 1991 and redeveloped in 2004 and 2005. As of May 15, 2007, this property was 100% occupied, with a total of approximately 79,476 square feet leased to three tenants. The property competes with at least five other retail centers in the Norfolk/Chesapeake submarket for sales, tenants or both.

117

We purchased this property from an unaffiliated third party, MB COIPSPT- Chesapeake, L.L.C., for approximately $14.6 million.  We purchased this property for cash and may later borrow monies using the property as collateral.

Three tenants, Best Buy, Ross Dress for Less and Old Navy, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Best Buy	30,608	39	14.00	4/5 yr.	11/04	01/10
			14.50		02/10	01/15

Ross Dress for Less	29,797	37	13.00	4/5 yr.	12/05	01/16

Old Navy	19,071	24	12.94	2/5 yr.	10/05	04/10
			14.23		05/10	10/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 and payable in 2007 for the tax year ended 2007 (the most recent tax year for which information is generally available) were approximately $79,319.  The real estate taxes paid were calculated by multiplying Chesapeake Commons’ assessed value by a tax rate of 1.11%.

For federal income tax purposes, the depreciable basis in this property will be approximately $10.9 million.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	1	19,071	271,380	24.29%
2013	—	—	—	—
2014	—	—	—	—
2015	1	30,608	443,816	52.46%
2016	1	29,797	402,260	100.00%

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The table below sets forth certain information with respect to the occupancy rate at Chesapeake Commons expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.37
2005	63%	13.59
2004	27%	14.00
2003	N/A	N/A
2002	N/A	N/A

Crossroads at Chesapeake Square.  On March 22, 2007, we purchased a fee simple interest in a retail center known as Crossroads at Chesapeake Square containing approximately 119,685 gross leasable square feet.  The center is located at 4107 Portsmouth Boulevard in Chesapeake, Virginia.  Crossroads at Chesapeake Square was built in 1991.  As of May 15, 2007, this property was 99% occupied, with a total of approximately 118,585 square feet leased to nineteen tenants.  The property competes with at least four other retail centers in the Norfolk/Chesapeake submarket for sales, tenants or both.

We purchased this property from an unaffiliated third party, Crossroads at Chesapeake Square, L.P., for approximately $19.2 million.  We purchased this property for cash and may later borrow monies using the property as collateral.

Two tenants, Circuit City and T.J. Maxx, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Circuit City	33,314	28	11.18	3/5 yr.	11/06	11/11
			12.07		12/11	11/16
T.J. Maxx	24,940	21	7.50	1/5 yr.	02/07	01/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2006 and payable in 2007 for the tax year ended 2007 (the most recent tax year for which information is generally available) were approximately $132,375.  The real estate taxes paid were calculated by multiplying Crossroads at Chesapeake Square’s assessed value by a tax rate of 1.11%.

For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million.

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The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	3	6,558	95,617	6.19%
2008	7	18,080	312,670	20.46%
2009	—	—	—	—
2010	—	—	—	—
2011	3	10,850	212,095	16.73%
2012	5	40,590	524,610	49.70%
2013	—	—	—	—
2014	—	—	—	—
2015	1	9,193	129,500	24.35%
2016	1	33,314	402,247	100.00%

The table below sets forth certain information with respect to the occupancy rate at Crossroads at Chesapeake Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	96%	13.19
2005	55%	13.99
2004	44%	13.30
2003	44%	13.01
2002	44%	12.87

Waterford Place at Shadow Creek Ranch Apartments.  On March 14, 2007, we purchased a fee simple interest in an apartment complex known as Waterford Place at Shadow Creek Ranch Apartments located at 2200 Business Center Drive, Pearland, Texas.  Waterford Place at Shadow Creek Ranch Apartments was built in 2006.  The property has twelve apartment buildings, containing a total of 296 units.  There are ninety-eight one-bedroom units, 162 two-bedroom units and thirty-six three-bedroom units.  The property is located in the Houston market and the city of Pearland submarket and competes with at least five other apartment complexes in its submarket for tenants.

We purchased this property from an unaffiliated third party, Waterford SCR, L.P., for an aggregate purchase price of approximately $30.0 million.  We purchased this property for cash but may later borrow monies using this property as collateral.

No tenant occupies 10% or more of the rentable square footage.

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $561,884.  The real estate taxes paid were calculated by multiplying the assessed value of Waterford Place Apartments by a tax rate of 2.94%.

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As of May 15, 2007, this property was 95% occupied, with approximately 281 residential units leased.  All leases expire during 2007 except fifty-one leases, which expire during 2008.  The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	230	253,505	2,866,800	82.29%
2008	51	60,330	617,100	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Waterford Place at Shadow Creek Ranch Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per unit.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Unit ($)
2006	88%	12,972
2005	N/A	N/A
2004	N/A	N/A
2003	N/A	N/A
2002	N/A	N/A

For federal income tax purposes, the depreciable basis in this property will be approximately $22.5 million.

The Fields Apartment Homes.  On March 1, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in an existing apartment complex known as The Fields Apartment Homes located on approximately fifty-three acres of land. The property has nineteen apartment buildings, ten town homes and a triplex, containing a total of 285 units and a commercial building with two tenants.  There are seventy-two one-bedroom units, one hundred seventy three two-bedroom units, thirty-nine three-bedroom units, one four-bedroom unit and a commercial barn.  The apartment complex is located at 1333 Fenbrook Lane in Bloomington, Indiana.  The property is located in the Bloomington market and the southeastern portion of Bloomington submarket and competes with at least seven other apartment complexes in its submarket for tenants.

We purchased this property from unaffiliated third parties, Rogers Farm, LLC; Rogers Farm II, LLC; Rogers Farm III, LLC; Rogers Farm IV, LLC; Rogers Farm V, LLC and Rogers Farm VI, LLC, for an aggregate purchase price of approximately $34.0 million.  We purchased this property for cash but may later borrow monies using this property as collateral.

Real estate and personal property taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $455,544 and $2,333, respectively.  The real estate taxes paid were calculated by multiplying the assessed value of The Fields Apartment Homes by a tax rate of 1.97%.

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	233	253,505	2,806,176	82.46%
2008	47	54,407	585,240	98.04%
2009	1	1,142	11,700	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2010 through December 31, 2016.

The Fields Apartment Homes was built between 1997 and 2001.  As of May 15, 2007, this property was 97% occupied, with approximately 281 residential units leased. All residential leases expire during 2007, with the exception of forty-seven residential leases, which expire during 2008 and one residential lease which expires in 2009. The second floor of one of the buildings is leased to two commercial tenants with the terms of their leases as follows:

	Approximate		Base Rent
	GLA Leased	% of Total	Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Consultech Technologies, Inc.	N/A	N/A	10,392	02/07	01/10
		10,794	02/10	01/12

Envisage Technologies, Inc.	N/A	N/A	31,068	03/07	06/11

For federal income tax purposes, the depreciable basis in this property is approximately $25.5 million.

Schneider Electric Building.  On February 23, 2007, we purchased through a wholly owned subsidiary formed for this purpose, a fee simple interest in an industrial building known as the Schneider Electric Building, containing approximately 545,000 gross leasable square feet located at 1354 Clifford Avenue in Loves Park, Illinois.  The Schneider Electric Building was originally built in 1953 and was expanded in three phases through 1966.  The property is located in the Rockford regional industrial market about 4.5 miles northeast of the Rockford central business district and approximately ninety miles northwest of Chicago.  The property competes with at least four other industrial buildings within its market.

We purchased this property from McLaren Rockford, L.P., an unaffiliated third party, for a cash purchase price of approximately $20.0 million.  We may later borrow monies using this property as collateral.

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One tenant, Barber-Colman Company, leases 100% of the total gross leasable area of the property.  The initial term of the lease is twenty years, which will expire in April 2012.  The lease requires the tenant to pay base annual rent on a quarterly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Barber-Colman Company	545,000	100	4.83	—	04/07	04/12

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $107,580.  The real estate taxes payable were calculated by multiplying the assessed value of the Schneider Electric Building by a tax rate of 8.65%.

The table below sets forth certain information with respect to the occupancy rate at the Schneider Electric Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	4.41
2005	100%	4.41
2004	100%	4.41
2003	100%	4.41
2002	100%	4.38

For federal income tax purposes, the depreciable basis in this property is approximately $15.0 million.

Bradley Portfolio:  Colorado, Illinois, Indiana, Texas and  Wisconsin.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in five industrial properties and one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased twenty-eight properties out of the thirty-two properties contained in the Bradley Portfolio.  MB REIT anticipates also acquiring the four remaining properties in the portfolio.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of these six properties:

Date			Approximate GLA	Approximate Purchase
Closed	Type	Address	(Sq. Ft.)	Price ($)
01/23/07	I	321 Foster Avenue, Wood Dale, Illinois	137,607	9,300,000
01/23/07	I	50 Indianhead Drive, Mosinee, Wisconsin	193,200	9,400,000
01/23/07	I	7300 Airport Road, Houston, Texas	223,599	13,600,000
01/23/07	O	8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	85,680	14,600,000
01/24/07	I	135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1,091,435	47,200,000
01/30/07	I	700 N. U.S. Highway 45, Libertyville, Illinois	197,100	26,500,000

I = Industrial

O = Office

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MB REIT purchased these six properties for a total purchase price of approximately $120.5 million.  MB REIT may borrow monies using one or more of these properties as collateral.

In connection with the acquisition of 8822 S. Ridgeline Boulevard in Highlands Ranch, Colorado property, the purchasing subsidiary of MB REIT, MB Highlands Ranch Ridgeline, L.L.C. (referred to herein as “MBHRR”), assumed a mortgage loan totaling approximately $10.5 million from Principal Commercial Funding, LLC (referred to herein as “PCF”) and paid the remaining amount of the purchase price, approximately $4.1 million, in cash.  MBHRR’s obligations under the loan are secured by a first priority mortgage on the property.  MBHRR also granted a security interest to PCF in, among other things, interests in certain tangible and intangible personal property of MBHRR used at the property.

MBHRR is required under the loan documents to make interest-only payments on a monthly basis at the rate of 5.48% per annum through October 1, 2010.  If the loan is not paid in full by October 1, 2010, then, among other things, the interest rate will be increased by 2.5% or converted to the 10-year on the run U.S. Treasury Issue plus 250 basis points, whichever is greater, and PCF will have the right to receive and apply all rents pursuant to the terms of the promissory note until the loan is paid in full.  The unpaid principal balance, all accrued unpaid interest thereon and other indebtedness, if not sooner paid, are due at maturity on October 1, 2025 .  MBHRR may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: two years after PCF securitizes the loan or October 31, 2009.  PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MB REIT has agreed to guaranty the recourse obligations of MBHRR under the loan documents, including the environmental indemnity given by MBHRR.

These properties compete with similar properties within their respective market areas.  These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
321 Foster Avenue, Wood Dale, Illinois	Chicago, Illinois/O’Hare Airport area	6
50 Indianhead Drive, Mosinee, Wisconsin	Portage County	4
7300 Airport Road, Houston, Texas	Houston, Texas	5
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	Metro Denver, Colorado/Southwest	6
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	Boone County	Not Available
700 N. U.S. Highway 45, Libertyville, Illinois	Chicago, Illinois/Lake County	5

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The following table reflects the respective years during which these properties were built:

Property	Year of Construction
321 Foster Avenue, Wood Dale, Illinois	1987
50 Indianhead Drive, Mosinee, Wisconsin	1992
7300 Airport Road, Houston, Texas	1999
8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	1986
135 S. Mount Zion Road, Building 577, Lebanon, Indiana	1998 and expanded in 2001
700 N. U.S. Highway 45, Libertyville, Illinois	1965 and 1995

As of May 15, 2007, each of these properties was 100% occupied.  The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
321 Foster Avenue Wood Dale, Illinois	Trimas Fasteners Inc.	137,607	2/10 yrs.	5.17	(1)	01/02	01/22

50 Indianhead Drive, Mosinee, Wisconsin	Cequent Trailer Products Inc.	193,200	2/10 yrs.	3.42	(1)	01/02	01/22

7300 Airport Road, Houston, Texas	Lamons Metal Gasket Company	223,599	2/10 yrs.	4.34	(1)	01/02	01/22

8822 S. Ridgeline Boulevard Highlands Ranch, Colorado	Software AG, Inc.	85,680	3/5 yrs.	12.91 13.23 13.83 14.82		12/95 01/08 01/11 01/13	12/07 12/10 12/12 12/15

135 S. Mount Zion Road, Building 577 Lebanon, Indiana	Pearson Education, Inc.	1,091,435	1/5 yrs.	3.20 3.36 3.55 3.72		11/06 01/08 11/11 01/13	12/07 10/11 12/12 10/16

700 N. U.S. Highway 45, Libertyville, Illinois	USG Corporation	197,100	3/5 yrs.	10.64		09/98	08/13

(1)             Future base rent per square foot is increased  annually based upon the corresponding increase in the Consumer Price Index.

The tenants at each respective property are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2006 and 2007 for the tax years ended 2005 and 2006 (the most recent tax years for which information is generally available) were calculated by multiplying the properties’ assessed values by the respective tax rates listed in the table below.

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For federal income tax purposes, the total depreciable basis in these properties is approximately $90.5 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties.

Address	Tax Year	Year Paid	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($ in millions)
321 Foster Avenue Wood Dale, Illinois	2005	2006	133,328	5.27	7.0

50 Indianhead Drive Mosinee, Wisconsin	2005	2006	139,197	2.24	7.0

7300 Airport Road Houston, Texas	2005	2006	228,171	2.72	10.2

8822 S. Ridgeline Boulevard Highlands Ranch, Colorado	2005	2006	233,059	2.78	11.0

135 S. Mount Zion Road, Building 577 Lebanon, Indiana	2005	2006	439,661	2.10	35.4

700 N. U.S. Highway 45 Libertyville, Illinois	2005	2006	189,511	5.72	19.9

The tables below set forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
321 Foster Avenue Wood Dale, Illinois	100%	100%	100%	100%	100%

50 Indianhead Drive Mosinee, Wisconsin	100%	100%	100%	100%	100%

7300 Airport Road Houston, Texas	100%	100%	100%	100%	100%

8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	100%	100%	100%	100%	100%

135 S. Mount Zion Road, Building 577, Lebanon, Indiana	100%	100%	100%	100%	100%

700 N. U.S. Highway 45 Libertyville, Illinois	100%	100%	100%	100%	100%

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	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
321 Foster Avenue Wood Dale, Illinois	4.63	4.76	4.82	4.97	5.17

50 Indianhead Drive Mosinee, Wisconsin	3.06	3.15	3.19	3.29	3.42

07300 Airport Road Houston, Texas	3.90	4.01	4.06	4.18	4.34

8822 S. Ridgeline Boulevard, Highlands Ranch, Colorado	12.26	12.26	12.58	12.76	12.76

135 S. Mount Zion Road, Building 577, Lebanon, Indiana	2.89	3.04	3.04	3.04	3.20

700 N. U.S. Highway 45 Libertyville, Illinois	10.64	10.64	10.64	10.64	10.64

The Market at Hamilton (f/k/a The Market at Morse).  On January 12, 2007, we, through a wholly owned subsidiary formed for this purpose, entered into a joint venture with Hamilton Road Retail, LLC (“HRR”), an unaffiliated third party, to acquire fee title to a newly constructed shopping center known as The Market at Hamilton.  The Market at Hamilton, contains approximately 44,742 gross leasable square feet (including ground lease space).  The center is located at 1320-80 North Hamilton Road in Gahanna, Ohio.  The Market at Hamilton was built over a one-year period beginning in late 2005.  As of May 15, 2007, the property was 100% occupied with a total of approximately 44,742 square feet, including the ground lease space, leased to twelve tenants.  This property is located in the northeast Columbus retail market and the North Gahanna-New Albany retail submarket and  competes with at least twenty-one other retail centers in its submarket for sales, tenants or both.

HRR contributed The Market at Hamilton to the joint venture.  The estimated value of The Market at Hamilton, assuming 100% occupancy, is approximately $14.5 million.  We made a capital contribution to the joint venture in cash of approximately $13.4 million for which we received equity interests (referred to as “invested capital”) in the joint venture valued at approximately $10.7 million.  $10.3 million of our initial contribution was used by the joint venture to pay off indebtedness encumbering the property.  The initial invested capital of HRR in the joint venture entity was approximately $2.8 million, an amount equal to its equity interest in the property.  Because the property was less than 100% occupied at the time of HRR’s contribution, HRR will receive additional equity interests in the joint venture as part of an earnout arrangement with respect to 2,402 square feet of leased and unoccupied space with the maximum earnout interests valued at approximately $1.1 million.  HRR is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If HRR receives the maximum number of earnout interests, we would own approximately 73% of the invested capital in the joint venture, and the remaining 27% ($3.9 million) of the invested capital would be owned by HRR.  HRR will receive a preferred return equal to 5% per annum on its invested capital.  After HRR has received its preferred return, we will receive a preferred return equal to 15% per annum on our invested capital.  If the property is sold, HRR would receive any unpaid preferred return and its invested capital, whereupon we would receive our

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unpaid preferred return and our invested capital.  HRR will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, HRR has an option to require us to purchase its interest.  Our company has agreed to guaranty this obligation of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of HRR in the joint venture. The option purchase price of the HRR interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the HRR’s invested capital will be increased to 6% since the commencement of the joint venture. Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow up to $8,711,476 using this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Three tenants, Lifestyle Fitness, Sleep Outfitters and Bob Evans, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
California Fitness Centers	14,637	33	22.16	3/5 yr.	01/07	03/12
			24.37		04/12	03/17
			26.81		04/17	03/22

Sleep Outfitters	4,475	10	27.50	1/5 yr.	10/06	10/11

Bob Evans (Ground Lease)	5,615	13	17.81	4/5 yr.	09/06	09/11
			19.59		10/11	09/16
			21.55		10/16	09/21
			23.70		10/21	09/26

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $26,350. The real estate taxes payable were calculated by multiplying Market at Hamilton’s assessed value by a tax rate of 7.41%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	7	16,788	456,627	39.02%
2012	1	2,402	74,462	9.98%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	1,800	90,000	12.96%

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For federal income tax purposes, the joint venture’s depreciable basis in this property is approximately $10.9 million.

Parkway Centre North - Outlot Building B.  On January 12, 2007, we entered into a joint venture, through a wholly owned subsidiary formed for this purpose, with BA-Grove City North, LLC (“BAGCN”), an unaffiliated third party, that acquired fee title to a newly constructed shopping center outlot known as Parkway Centre North - Outlot Building B, which contains approximately 10,245 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.   Parkway Centre North - Outlot Building B was constructed during 2006.  As of May 15, 2007, Parkway Centre North - Outlot Building B was 72% occupied, with a total of approximately 7,364 square feet occupied by four tenants.  We anticipate that 2,881 gross leasable square feet leased to two tenants will become occupied by those tenants in May and June 2007, respectively, whereupon the occupancy rate would increase to 100%.   The property is located in the Columbus retail market and southwest Columbus submarket and competes with at least six other retail centers in its submarket for sales, tenants or both.

BAGCN contributed Parkway Centre North - Outlot Building B to the joint venture.  The estimated value of Parkway Centre North - Outlot Building B, assuming 100% occupancy, is approximately $4.0 million.  We made a capital contribution to the joint venture in cash of approximately $2.7 million for which we received 100% of the equity interests (also referred to as “invested capital”) in the joint venture.  BAGCN will receive equity interests in the joint venture as part of an earnout arrangement with respect to 2,881 square feet of leased and unoccupied space with the maximum amount of earnout interests valued at approximately $1.3 million.  BAGCN is entitled to receive earnout interests in the joint venture when a tenant has taken possession and commenced paying rent.  If BAGCN receives the maximum number of earnout interests, we would own approximately 68% of the invested capital in the joint venture, and the remaining 32% ($1.3 million) of the invested capital would be owned by BAGCN.  BAGCN will receive a preferred return equal to 5% per annum on its invested capital.  After BAGCN has received it preferred return, we will receive a preferred return of 15% per annum on our invested capital.   If the property is sold, BAGCN would receive any unpaid preferred return on its invested capital, whereupon we would receive our unpaid preferred return on our invested capital.  BAGCN will receive 10%, and we will receive 90%, of any additional distributions of net cash flow or additional proceeds from a sale of the property.  Beginning January 14, 2008 and ending on April 14, 2008, BAGCN has an option to require us to purchase its interest.  Our company has agreed to guaranty the obligations of our subsidiary member.  Beginning April 15, 2009 and ending on January 15, 2010, we have an option to purchase all of the interests of BAGCN in the joint venture. The option purchase price of the BAGCN interests is the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount when added to the 5% return per annum on the BAGCN’s invested capital will be increased to 6% since the commencement of the joint venture.   Our subsidiary member, in its capacity as manager of the joint venture, may cause the joint venture to borrow money using

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this property as collateral.  The proceeds of the initial borrowing will be distributed only to our subsidiary member.

Six retail tenants, Sports Clips, Advance America, Starbucks, Cardboard Heroes Sports Stuff, Rotolo’s Pizza and Manpower, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Sports Clips(1)	1,271	12	26.50	1/5 yr.	06/07	01/12

Advance America	1,232	12	28.00	1/5 yr.	10/06	10/11

Starbucks	1,650	16	35.25 38.78	4/5 yr.	10/06 03/12	02/12 02/17

Cardboard Heroes Sports Stuff	2,762	27	26.05	1/5 yr.	11/06	01/12

Manpower	1,720	17	26.00	1/5 yr.	12/06	12/11

Rotolo’s Pizza(1)	1,610	16	26.00	1/5 yr.	05/07	05/12

(1) These tenants’ lease terms reflect the anticipated beginning month of their respective leases. The actual beginning of the lease term may vary according to the provisions of these tenants’ respective leases.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $3,581.  The real estate taxes paid were calculated by multiplying Parkway Centre North - Outlot Building B’s assessed value by a tax rate of 7.75%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

The following table sets forth information with respect to the expiration of leases currently in place at this property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	2	2,952	79,216	45.31%
2012	1	2,762	71,950	52.93%

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None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

For federal income tax purposes, the depreciable basis in this property is approximately $3.0 million.

Bradley Portfolio: Ohio, Arkansas and Illinois.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one office property and two industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of these three properties:

			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price ($)
01/10/07	O	3900 Kinross Lakes Parkway, Richfield, Ohio	86,000	17,500,000
01/12/07	I	9201 Faulkner Lake Road, North Little Rock, Arkansas	712,000	45,700,000
01/12/07	I	421 E. Stevenson Road, Ottawa, Illinois	38,285	3,300,000

I = Industrial

O = Office

MB REIT purchased these properties for a total purchase price of approximately $66.5 million in cash.  MB REIT may later borrow monies using one or both of these properties as collateral.

These properties compete with similar properties within their respective market areas.  These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
3900 Kinross Lakes Parkway, Richfield, Ohio	Cleveland, Ohio/Southeast	5
9201 Faulkner Lake Road, North Little Rock, Arkansas	Little Rock, Arkansas/North Little Rock	5
421 E. Stevenson Road, Ottawa, Illinois	LaSalle County	6

The following table reflects the respective years during which these properties were built:

Property	Year of Construction
3900 Kinross Lakes Parkway, Richfield, Ohio	1997
9201 Faulkner Lake Road, North Little Rock, Arkansas	1995
421 E. Stevenson Road, Ottawa, Illinois	1992

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As of May 15, 2007, these properties were 100% occupied.  The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

3900 Kinross Lakes Parkway, Richfield, Ohio	Snap-On Business Solutions, Inc.	86,000	2/5 yrs.	17.15		07/98	05/09

9201 Faulkner Lake Road, North Little Rock, Arkansas	Deluxe Video Services, LLC	712,000	2/10 yrs.	5.03	(1)	01/07	12/21

421 E. Stevenson Road, Ottawa, Illinois	The Reliable Corporation	38,285	2/5 yrs.	6.77		11/92	10/12

(1)             This lease provides for an annual 2% base rent increase.

The tenants at each of the properties are required by their respective leases to pay for real estate taxes, common area maintenance and insurance costs.  Real estate taxes paid for the properties were calculated by multiplying the properties’ assessed values by the respective tax rates listed in the table below.  For federal income tax purposes, the total depreciable basis in these properties is approximately $49.9 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties for the most recent tax year for which information is available.

			Approximate Real Estate	Real Estate	Approximate Income Tax Depreciable
Address	Tax Year	Year Paid	Tax Amount ($)	Tax Rate (%)	Basis ($)

3900 Kinross Lakes Parkway Richfield, Ohio	2005	2006	220,126	5.01	13.1

9201 Faulkner Lake Road North Little Rock, Arkansas	2005	2006	328,875	5.92	34.3

421 E. Stevenson Road Ottawa, Illinois	2005	2006	72,615	8.63	2.50

The tables below set forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

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	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006

3900 Kinross Lakes Parkway Richfield, Ohio	100%	100%	100%	100%	100%

9201 Faulkner Lake Road North Little Rock, Arkansas	100%	100%	100%	100%	100%

421 E. Stevenson Road Ottawa, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006

3900 Kinross Lakes Parkway Richfield, Ohio	17.15	17.15	17.15	17.15	17.15

9201 Faulkner Lake Road North Little Rock, Arkansas	4.74	4.74	4.74	4.83	4.93

421 E. Stevenson Road Ottawa, Illinois	6.77	6.77	6.77	6.77	6.77

C & S Wholesale Grocers, Inc.: Massachusetts and Maryland.  On December 27, 2006, we purchased, through wholly owned subsidiaries formed this purpose, from C & S Wholesale Grocers, Inc., L & S Associates, L.P., J R & D Associates Limited Partnership and Wagner/Kinsley L.L.C., unaffiliated third parties, fee simple interests in four industrial buildings for a total purchase price of approximately $150 million.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of each of these properties:

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price ($)
53 Summit Lock Road, Westfield MA	520,000	52,800,000
95 North Hatfield Road, North Hatfield, MA	467,000	37,300,000
142 Elm Street, South Hatfield, MA	333,000	19,300,000
1000 Old Philadelphia Boulevard, Aberdeen, MD	400,000	40,600,000

Totals	1,720,000	150,000,000

Pertinent GAAP financial data related to C&S Wholesaler Grocers, Inc.’s subsidiaries and affiliates for the year ended September 30, 2006 is presented as follows:

For the year ended September 30, 2006
Total Assets	$2,239,936,000
Net Worth	$133,211,000
Net Sales	$19,843,443,000

We do not intend to make any  repairs or improvements to any of these properties over the next few years. However, if any repairs or improvements are required, C & S Wholesale Grocers is obligated to pay for them pursuant to the provisions of the respective leases.  In response to the results of an environmental assessment, the seller has agreed to take the following actions promptly following closing:  (i) remove contaminated soil near the fuel oil storage tank at Westfield;  (ii) examine the storm water drain pipe and implement measures to avoid contamination of adjacent soils, which measures may include installation of

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an oil water separator, at Westfield and North Hatfield (iii) change the filters in the oil/water separators regularly at Westfield, North Hatfield and South Hatfield and (iv) remove contaminated soils near the AST containment area at North Hatfield.  Each tenant has agreed in its lease to  indemnify the landlord against environmental liabilities and losses that arise from actions or omissions during the term of the lease, except to the extent caused by landlord.

The four industrial properties compete with similar properties within their respective market areas. The minimum number of similar competitive properties is reflected in the following table to the extent such information is available:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket (or Market, if no Submarket)
53 Summit Lock Road, Westfield, MA	Greater Springfield Industrial	Not available
95 North Hatfield Road, North Hatfield, MA	Greater Springfield Industrial	Not available
142 Elm Street, South Hatfield, MA	Greater Springfield Industrial	Not available
1000 Old Philadelphia Boulevard, Aberdeen, MD	Baltimore MSA Industrial/Harford/Cecil County Submarket	5

The following table reflects the years during which each of the properties was built.

Property	Year of Construction
53 Summit Lock Road, Westfield, MA	1995/expanded in 2004
95 North Hatfield Road, North Hatfield, MA	1994/expanded in 1996
142 Elm Street, South Hatfield, MA	1968/expanded in 1972
1000 Old Philadelphia Boulevard, Aberdeen, MD	1995/expanded in 2000

As of May 15, 2007, all of the properties were 100% occupied by C & S Wholesale Grocers.  The leases of the properties require C & S Wholesale Grocers to pay base annual rent on a monthly basis as follows:

	Approximate GLA	Renewal	Base Rent per Square Foot per		Lease Term
Address	Square Feet	Options	Annum ($)		Beginning	To
53 Summit Lock Road Westfield, MA	520,000	4/5 yr.	7.00	(1)	12/06	06/22

95 North Hatfield Road North Hatfield, MA	467,000	4/5 yr.	5.50	(1)	12/06	06/22

142 Elm Street South Hatfield, MA	333,000	4/5 yr.	4.00	(1)	12/06	06/22

1000 Old Philadelphia Boulevard, Aberdeen, MD	400,000	4/5 yr.	7.00	(1)	12/06	06/22

(1)             These leases provide for an annual 1.5% base rent increase.

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C & S Wholesale Grocers will be responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their respective leases.  Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $112.5 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate	Real Estate	Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

53 Summit Lock Road, Westfield, MA	1,121,270	2.69	39.6 million
95 North Hatfield Road, North Hatfield, MA	354,325	1.18	28.0 million
142 Elm Street, South Hatfield, MA	45,948	0.56	14.5 million
1000 Old Philadelphia Boulevard, Aberdeen, MD	243,129	1.01	30.4 million

Totals	$1,764,672		$112.5 million

The Shops at Sherman Plaza.  On December 21, 2006, MB REIT purchased, through a wholly owned subsidiary formed for this purpose, a newly constructed shopping center known as The Shops at Sherman Plaza containing approximately 152,264 gross leasable square feet, approximately 142,227 of which will be owned in fee and approximately 10,037 of which will be leased from the City of Evanston.  The term of the City of Evanston lease is forty years.  MB REIT will pay rent pursuant to this lease in an amount equal to approximately 20% of the rent from subtenants that sublease this space from MB REIT.

The property is located at 1620 Sherman Avenue in Evanston, Illinois in the metropolitan Chicago retail market and the North Suburbs submarket.  Construction on The Shops at Sherman Plaza was completed in late summer 2006.  As of May 15, 2007, this property was 85% occupied with a total of approximately 128,526 square feet leased to thirteen tenants.  The property competes with at least five other retail centers in its submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Sherman Plaza Partners, LLC, for approximately $55.2 million in cash.  Approximately $10.9 million of the purchase price will be held in escrow for a potential earnout to the seller.  Approximately 8,927 square feet of leased and unoccupied space and 16,237 square feet of unleased and unoccupied space will be subject to the earnout.  Earnout funds held in escrow will be released to the seller for up to eighteen months when a lease has been approved by MB REIT, the tenant has moved into the leased space, payment of rent has commenced and the tenant has provided an acceptable estoppel certificate.  The amount paid pursuant to the earnout may vary from the amount held in escrow to the extent the actual base rent differs from the projected base rent amount; however, in no event will the amount paid be more than 110% of the escrow amount.

On December 21, 2006, MB REIT loaned approximately $2.7 million to the seller, which is due and payable on June 20, 2008.  The loan is evidenced by a promissory note that bears interest at 9% per annum and has an eighteen month maturity.  Tim Anderson and Jim Klutznick, owners of the seller, jointly and severally guarantee the obligations of seller under the Sherman Closing Loan, and these obligations are secured by the right of seller to any earnout proceeds and any rent paid for space subject to the earnout prior to the earnout closing for that space.

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Two tenants, Barnes & Noble and L.A. Fitness, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Barnes & Noble (1) (2)	28,564	19	22.76	2/5 yr.	04/06	08/16

L.A. Fitness (3)	53,322	35	20.00	3/5 yr.	09/06	01/10
			21.00		01/10	01/14
			22.00		01/14	01/17
			24.20		01/17	01/22

(1)             This tenant occupies 30,034 square feet but is only obligated to pay for 28,564 square feet because 1,470 square feet of stairway within the space is not subject to rent.

(2)             This tenant’s lease term commenced in April, 2006, but the lease did not require the tenant to begin paying rent until September 2006.

(3)             This tenant’s lease term commenced in August 2006, but the lease does not require the tenant to begin paying rent until January 2007.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $175,354.  The real estate taxes paid were calculated by multiplying The Shops at Sherman Plaza’s assessed value by a tax rate of 7.83%.  The property is newly constructed so there is no annual rent per square foot data for the last five years.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	1	3,350	83,750	2.39%
2015	—	—	—	—
2016	10	70,428	2,251,657	65.75%

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For federal income tax purposes, the depreciable basis in this property is approximately $41.4 million.

One AT&T Center.  On December 21, 2006, MB REIT acquired though MB St. Louis Chestnut, L.L.C., a Delaware limited liability company, (“MBSLC”), a wholly owned subsidiary formed for this purpose, a fee simple interest in a forty-two story office building known as One AT&T Center, containing approximately 1.5 million gross leasable square feet located at 909 Chestnut Street in St. Louis, Missouri.  MB REIT purchased this property from Southwestern Bell Telephone, L.P., an unaffiliated third party, for cash  in the amount of approximately $204.9 million.  One AT&T Center was built in 1986.  As of May 15, 2007, this property was 100% leased by AT&T.  The property is located in the St. Louis market and downtown submarket and competes with at least five other office buildings within its submarket.

One tenant, AT&T Services, Inc., entered into a lease at closing for 100% of the total gross leasable area of the property, and closing was conditioned upon execution of this lease.  The lease with this tenant is for an initial term of ten years and nine months and to require the tenant to pay base annual rent on a monthly basis in an amount of approximately $1.2 million. The total rent for the first year is tentatively expected to be approximately $14.7 million with annual increases of 2% per year thereafter.  AT&T Inc., the parent of the tenant, has agreed to guarantee the tenant’s obligations under the lease.

Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $2.1 million.  The real estate taxes payable were calculated by multiplying One AT&T Center’s assessed value by a tax rate of 8.63%.

For federal income tax purposes, the depreciable basis in this property is approximately $154.2 million.

New Forest Crossing - Phase II.  On December 19, 2006, MB REIT purchased, through a wholly owned subsidiary formed for this purpose, a fee simple interest in a newly constructed shopping center known as New Forest Crossing - Phase II containing approximately 26,680 gross leasable square feet.  The center is located at Wallisville Road and Beltway 8 in Houston, Texas.  New Forest Crossing - Phase II was built in 2006.  As of May 15, 2007, this property was 94% occupied, with a total of approximately 25,080 square feet leased to seven tenants.  The property is located in the northeast submarket of the Houston market and competes with at least five other shopping centers in its submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Ley-Lane Partnership No. 7, L.P., for a cash purchase price of approximately $6.3 million, of which up to approximately $406,000 remains subject to a future earnout regarding 1,600 gross leasable square feet of vacant and unleased space.  The seller has up to twenty-four months to lease earnout space and earn all or a portion of the earnout amount.   MB REIT may borrow monies using this property as collateral.

Two tenants, Buffalo Wild Wings and Anna’s Linens, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal		Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options		Beginning	To
Buffalo Wild Wings	5,614	21	19.50	4/5 yr	.	05/06	05/11
			21.45			06/11	05/16

Anna’s Linens	8,050	30	13.00	3/5 yr.		05/06	05/11
			14.00			05/11	05/16

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a specified amount.  Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $9,984.  The real estate taxes paid were calculated by multiplying New Forest Crossing - Phase II’s assessed value by a tax rate of 3.69%.  The property is newly constructed, so there is no annual rental per square foot data for the last five years.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	4	8,916	169,829	36.86%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	3	16,164	290,870	100.00%

For federal income tax purposes, the depreciable basis in this property is approximately $4.7 million.

State Street Market.  On December 14, 2006, MB REIT purchased a fee simple interest in a retail center known as State Street Market.  MB REIT purchased this property from an unaffiliated third party, Market Shopping Center LLC, for approximately $19 million in cash.  The retail center contains approximately 193,657 gross leasable square feet.  The center is located at 6380 East State Street in Rockford, Illinois.  As of May 15, 2007, this property was 100% occupied, with a total of six tenants.  The property competes with at least four other retail centers in the Rockford retail market for sales, tenants or both.

MB REIT intends to make significant repairs to this property over the next few years that are expected to cost approximately $309,000.  A majority of this $309,000 will go to roof repairs and deferred maintenance. However, if any other repairs or improvements are required, the tenants may be obligated to pay a portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Dick’s Sporting Goods, PetSmart and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

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			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Dick’s Sporting Goods	60,000	31	10.25	3/5 yr.	05/06	04/11

PetSmart	26,507	14	10.50	4/5 yr.	02/07	01/12

Burlington Coat Factory	72,600	37	7.25	4/5 yr.	08/05	08/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with two tenants only require the tenants to pay these expenses in excess of a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $419,800.  The real estate taxes paid were calculated by multiplying State Street Market’s assessed value by a tax rate of 10.78%.

For federal income tax purposes, the depreciable basis in this property is approximately $14 million.  The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	1	18,800	155,100	8.88%
2010	2	82,350	604,350	37.96%
2011	1	60,000	615,000	62.26%
2012	2	32,507	372,824	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at State Street Market expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	8.92
2005	100%	8.75
2004	100%	8.67
2003	100%	8.67
2002	100%	8.67

Bradley Portfolio: Iowa and Texas.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one industrial property and one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated

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third party.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of these two properties:

			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price
12/13/06	I	300 - 10th Street, Clarion, Iowa	126,900	$5,241,000
12/18/06	O	8900 Lakes at 610 Drive, Houston, Texas	119,527	$17,267,000

I = Industrial

O = Office

MB REIT purchased these properties for a total purchase price of approximately $22.5 million in cash.  MB REIT may later borrow monies using one or both of these properties as collateral.

These properties compete with similar properties within their respective market areas.  These properties compete with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
300 - 10th Street; Clarion, Iowa	Clarion, Iowa	Not Available
8900 Lakes at 610 Drive, Houston, Texas	Greater Houston, Texas/South Main and Medical Center	5

The following table reflects the respective years during which these properties were built:

Property	Year of Construction
300 - 10th Street, Clarion, Iowa	1997
8900 Lakes at 610 Drive, Houston, Texas	1993

As of May 15, 2007, these properties were 100% occupied.  The leases for these properties require the tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

300 - 10th Street Clarion, Iowa	EDS Information Services, LLC	126,900	2/5 yr.	3.49	(1)	01/07	12/09

8900 Lakes at 610 Drive Houston, Texas	Kelsey-Seybold Clinic	119,527	2/5 yr.	10.50 10.35		04/04 07/09	06/09 01/10

(1)             This lease provides for an annual base rent increase of $0.10 per square foot.

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Real estate taxes payable in 2006 and 2007 for the tax years ended 2005 and 2006  for the Clarion, Iowa property, and paid in 2006 for the 2006 tax year for the Houston, Texas property (the most recent tax years for which information is generally available) were calculated by multiplying the  properties’ assessed values by the respective tax rates listed in the table below.

For federal income tax purposes, the total depreciable basis in these properties is approximately $16.9 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for these properties.

Address	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($)

300 - 10th Street, Clarion, Iowa	95,000	3.87	3.9 million
8900 Lakes at 610 Drive, Houston, Texas	214,148	2.86	13.0 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at the property expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006

300 - 10th Street Clarion, Iowa	100%	100%	100%	100%	100%

8900 Lakes at 610 Drive Houston, Texas	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006

300 - 10th Street Clarion, Iowa	2.99	3.09	3.19	3.29	3.39

8900 Lakes at 610 Drive Houston, Texas	10.35	10.35	10.50	10.50	10.50

Bradley Portfolio: California, Maryland and Virginia.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one retail property and one industrial property and a leasehold interest in one office property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased interests in seventeen properties out of the portfolio of thirty-three properties. The following table sets forth certain information with respect to the location and the approximate gross leasable area, or “GLA,” of the three properties most recently purchased:

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			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price
11/29/06	I	6752 Baymeadow Drive, Glen Burnie, Maryland	120,000	$26,000,000
11/30/06	O	101 Civic Center Drive, Santee, California	77,000	$19,000,000
12/01/06	R	629 Newtown Road, Virginia Beach, Virginia	7,488	$1,900,000

R = Retail

O = Office

I = Industrial

MB REIT purchased its interests in three properties for a total purchase price of approximately $47.8 million in cash.  MB REIT may later borrow monies using one or more of the properties as collateral.

MB REIT has assumed the rights and obligations of the tenant under a ground lease with the County of San Diego with respect to the office property in Santee, California.  The term of this ground lease began on August 3, 2002 and is scheduled to expire on July 31, 2057.  MB REIT has four, five-year renewal options.  MB REIT is obligated under the lease to pay annual rent in the amount of $204,348 through July 31, 2007, at which time, and every five years thereafter, the rent will be adjusted by the lesser of the increase or decrease in the Consumer Price Index (referred to herein as the CPI) over this period or 3% per year.  The CPI-adjusted rent notwithstanding, the rent is also subject to adjustment every fifteen years through the sixtieth anniversary of the commencement to an amount equal to the mean of the CPI-adjusted rent and the fair market rent as agreed upon by the parties or as determined by appraisal.

At the time of acquisition, the three properties competed with similar properties within their respective market areas.  Each property competes with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
6752 Baymeadow Drive, Glen Burnie, Maryland	Metropolitan Baltimore, Maryland/Baltimore Washington Corridor	344
101 Civic Center Drive, Santee, California	San Diego, California/East County	2
629 Newtown Road, Virginia Beach, Virginia	Virginia Beach, Virginia/Kempsville and Bayside	2

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
6752 Baymeadow Drive, Glen Burnie, Maryland	1984/Renovated in 1998
101 Civic Center Drive, Santee, California	2003
629 Newtown Road, Virginia Beach, Virginia	1997

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As of May 15, 2007, the three properties were 100% occupied.  The leases for the three properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To

6752 Baymeadow Drive, Glen Burnie, Maryland	Millennium Inorganic Chemicals, Inc.	120,000	2/1 yr.	16.09	(1)	01/07	12/21

101 Civic Center Drive, Santee, California	Hartford Fire Insurance Company	76,977	2/5 yrs.	21.81		11/06	10/10

629 Newtown Road, Virginia Beach, Virginia	Hollywood Entertainment Corporation	7,488	2/5 yrs.	18.63		12/06	04/12

(1)             This lease provides for an annual 2.5% base rent increase.

The tenants at each of the properties are required by their respective leases to pay for real estate taxes, common area maintenance and insurance costs. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ respective assessed values by the corresponding tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these three properties is approximately $35.9 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Approximate Real Estate	Real Estate	Approximate Income Tax Depreciable
Address	Tax Amount ($)	Tax Rate (%)	Basis ($)

6752 Baymeadow Drive, Glen Burnie, Maryland	149,647	1.03	19.5 million
101 Civic Center Drive, Santee, California	223,047	1.05	14.9 million
629 Newtown Road, Virginia Beach, Virginia	8,993	1.02	1.4 million

The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

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	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006

6752 Baymeadow Drive, Glen Burnie, Maryland,	100%	100%	100%	100%	100%

101 Civic Center Drive, Santee, California	N/A	100%	100%	100%	100%

629 Newtown Road, Virginia Beach, Virginia	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006

6752 Baymeadow Drive, Glen Burnie, Maryland,	14.22	14.57	14.94	15.31	15.69

101 Civic Center Drive, Santee, California	N/A	21.81	21.81	21.81	21.81

629 Newtown Road, Virginia Beach, Virginia	18.63	18.63	18.63	18.63	18.63

Bradley Portfolio: Illinois.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in one office property and one industrial property from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  With these purchases, MB REIT has now purchased fourteen properties out of the portfolio of thirty-three properties.  The following table sets forth certain information with respect to the location and the approximate GLA of the two properties most recently purchased:

			Approximate GLA	Approximate Purchase
Date Closed	Type	Address	(Sq. Ft.)	Price
11/13/06	O	3901 Liberty Street, Aurora, Illinois	60,000	$8,300,000
11/17/06	I	1800 Bruning Drive, Itasca, Illinois	202,000	$19,000,000

O = Office

I = Industrial

MB REIT purchased these two properties for a total purchase price of approximately $27.3 million in cash.  MB REIT may later borrow monies using one or both of the properties as collateral.

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
3901 Liberty Street, Aurora, Illinois	1995
1800 Bruning Drive, Itasca, Illinois	1975/Renovated in 2001

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At the time of acquisition, the two properties competed with similar properties within their respective market areas.  Each property competes with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
3901 Liberty Street, Aurora, Illinois	Suburban Chicago, Illinois/East-West Tollway	5
1800 Bruning Drive, Itasca, Illinois	Chicago, Illinois/O’Hare Airport area	5

As of May 15, 2007, the two properties were 100% occupied.  The leases for the two properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
3901 Liberty Street, Aurora, Illinois	BRK Brands, Inc.	30,000	—	12.04	(1)	01/03	06/10
	Powermate Corporation	30,000	7/1 yr.	9.18		09/04	08/07

1800 Bruning Drive Itasca, Illinois	OCE, USA	202,000	2/5 yrs.	7.02	(2)	01/01	06/17

(1)           This lease provides for a 2% base rent increase per year.

(2)           This lease provides for a 3% base rent increase per year.

The tenants at each of the properties are responsible for paying real estate taxes in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed value by the respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these three properties is approximately $20.5 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

Address	Approximate Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Approximate Income Tax Depreciable Basis ($)
3901 Liberty Street, Aurora, Illinois	140,908	7.78	6.2 million
1800 Bruning Drive, Itasca, Illinois	197,061	5.67	14.3 million

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The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
3901 Liberty Street, Aurora, Illinois	100%	75%	100%	100%	100%

1800 Bruning Drive, Itasca, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
3901 Liberty Street, Aurora, Illinois	12.91	10.71	10.19	10.36	10.74

1800 Bruning Drive, Itasca, Illinois	6.06	6.24	6.43	6.62	6.82

Plaza at Eagles Landing.  On November 2, 2006, MB REIT acquired through MB Eagles Stockbridge, LLC, a Delaware limited liability company, (“MBES”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  Plaza at Eagles Landing was built in late 2005 and 2006.  As of May 15, 2007, 2007, this property was 100% occupied, with a total of approximately 33,265 square feet leased to eleven tenants.   This property is located in the Atlanta retail market and Forest Park/Jonesboro/ Clayton retail submarket and, at the time of acquisition, competed with at least six other retail centers within its submarket.

MB REIT purchased this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.5 million.  MB REIT purchased this property for cash.  At closing, MBES entered into loan documents as the borrower of approximately $5.3 million from Allstate Life Insurance Company (referred to herein as Allstate). MBES’s obligations are secured by a first priority mortgage on the property. MBES also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBES related to the property.  The loan bears interest at the rate of 5.70% per annum. MBES is required to make interest-only payments on a monthly basis in the approximate amount of $25,223 until the loan matures on November 1, 2011. Upon maturity, MBES will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due pursuant to any of the loan documents. MBES may, in certain circumstances, after December 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among

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other things, Allstate may declare, subject to customary cure rights granted to MBES, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBES, may be liable for the obligations of MBES under the loan documents. In connection with the loan, MBES has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBES and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81	(1)

(1) Walgreens has the option to terminate its lease as of March 31, 2031 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount. Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $62,861.  The real estate taxes paid were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 3.747%.  The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	8	14,300	300,173	40.26%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	2	4,145	142,477	31.98%

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The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00
2006	100%	21.16

For federal income tax purposes, the depreciable basis in this property will be approximately $7.1 million

Bradley Portfolio: Georgia, Illinois, North Carolina, Pennsylvania and Texas.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in four retail properties, one office property and three industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  MB REIT purchased these properties for a total purchase price of approximately $61.1 million in cash.

The following table sets forth certain information with respect to the location and the approximate gross leasable area of the eight properties closed:

Date Closed	Type	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price ($)
11/03/06	R	125 E. Army Trail Road, Glendale Heights, Illinois	42,000	5,700,000
11/03/06	R	135 E. Army Trail Road, Glendale Heights, Illinois	10,000	1,900,000
11/03/06	R	145 E. Army Trail Road, Glendale Heights, Illinois	8,820	1,800,000
11/07/06	O	725 Regional Road, Greensboro, North Carolina	113,526	13,000,000
11/08/06	R	1575 Lexington Road, Athens, Georgia	46,000	10,500,000
11/09/06	I	4500 Westport Drive, Mechanicsburg, Pennsylvania	178,600	7,900,000
11/09/06	I	1114 Seaco Avenue, Deer Park, Texas	23,218	5,900,000
11/09/06	I	315 Kirk Road, St. Charles, Illinois	299,176	14,400,000

R = Retail

O = Office

I = Industrial

The following table reflects the years during which each of the properties was built:

Property	Year of Construction
125 E. Army Trail Road, Glendale Heights, Illinois	1987
135 E. Army Trail Road, Glendale Heights, Illinois	1987
145 E. Army Trail Road, Glendale Heights, Illinois	1987
725 Regional Road, Greensboro, North Carolina	1988
1575 Lexington Road, Athens, Georgia	1999
4500 Westport Drive, Mechanicsburg, Pennsylvania	1996
1114 Seaco Avenue, Deer Park, Texas	1999
315 Kirk Road, St. Charles, Illinois	1970 (53,000 square feet)
1993 (81,000 square feet)
1995 (175,000 square feet)

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The eight properties compete with similar properties within their respective market areas.  At the time of acquisition, each property competed with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
125, 135 and 145 E. Army Trail Road Glendale Heights, Illinois	Chicago, Illinois/Far West Suburbs	127
725 Regional Road, Greensboro, North Carolina	Greensboro, North Carolina/Greensboro Airport	6
1575 Lexington Road, Athens, Georgia	Athens, Georgia/Clarke County	2
4500 Westport Drive, Mechanicsburg, Pennsylvania	Central Pennsylvania/Greater Harrisburg	Not Available
1114 Seaco Avenue, Deer Park, Texas	Houston, Texas/Northwest	5
315 Kirk Road, St. Charles, Illinois	Chicago, Illinois/Central Kane and DuPage County	5

As of May 15, 2007, all eight properties were 100% occupied.  Each of the eight properties has one tenant that occupies 100% of the total gross leasable area of that property. The leases for the eight properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot	Lease Term
Address	Tenant	Square Feet	Options	per Annum ($)	Beginning	To
125 E. Army Trail Road, Glendale Heights, Illinois	TSA Sports, Inc.	42,000	4/5 yrs.	10.05	02/05	01/15

145 E. Army Trail Road, Glendale Heights, Illinois	Ulta Salon, Cosmetics & Fragrance, Inc.	8,820	1/5 yrs.	15.57	04/04	03/09

135 E. Army Trail Rd. Glendale Heights, Illinois	Cardinal Fitness	10,000	2/5 yrs.	13.50	12/06	12/11
				14.85	01/12	12/16

725 Regional Road, Greensboro, North Carolina	EDS Information Services LLC	113,526	3/5 yr.	10.68	09/03	08/08

1575 Lexington Road, Athens, Georgia	Eastwynn Theaters, Inc.	46,000	1/7 yrs.	16.56	11/06	06/09
				18.21	07/09	06/14
				20.03	07/14	06/19
				22.04	07/19	06/23

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		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot	Lease Term
Address	Tenant	Square Feet	Options	per Annum ($)	Beginning	To
4500 Westport Drive, Mechanicsburg, Pennsylvania	FMC Corporation- Bioployme	178,600	3/5 yrs.	3.15	07/06	06/07
				3.19	07/07	06/08
				3.22	07/08	06/09
				3.27	07/09	06/10
				3.31	07/10	06/11
				3.35	07/11	06/12
				3.39	07/12	06/13
				3.43	07/13	06/14

1114 Seaco Avenue, Deer Park, Texas,	Caleb Brett USA, Inc.	23,218	2/5 yrs.	17.83	09/04	08/09
				18.63	09/09	08/14

315 Kirk Road, St. Charles, Illinois	DOPACO	299,176	1/5 yrs.	3.67	08/03	12/08
				4.05	01/09	12/13
				4.47	01/14	12/15

(1)  Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The three properties located in Glendale Heights, Illinois are combined on one tax parcel and are obligated to pay their pro rata share in accordance with the terms of their respective leases.  The tenants at each of the other properties may be responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2006 for the tax year ended 2005 or 2006, depending on the respective taxing authorities, (the most recent tax year for which information is generally available) were calculated by multiplying the assessed value of the property by the respective tax rate listed below.  The amounts listed below for the Glendale Heights, Illinois properties were allocated proportionately based on the gross leasable square feet of each respective property.

For federal income tax purposes, the total depreciable basis in these eight properties is approximately $45.8 million.  The following table indicates the real estate tax amounts, real estate tax rates and estimated income tax basis for each property.

Address	Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Income Tax Depreciable Basis ($)
			(in millions)
125 E. Army Trail Road, Glendale Heights, Illinois	94,903	7.72	4.3
135 E. Army Trail Road, Glendale Heights, Illinois	22,595	7.72	1.4
145 E. Army Trail Road, Glendale Heights, Illinois	19,943	7.72	1.4
725 Regional Road, Greensboro, North Carolina(1)	135,467	1.27	9.8
1575 Lexington Road, Athens, Georgia(1)	79,379	3.30	7.8
4500 Westport Drive, Mechanicsburg, Pennsylvania	80,057	14.23	5.9
1114 Seaco Avenue, Deer Park, Texas	40,612	3.32	4.4
315 Kirk Road, St. Charles, Illinois	226,364	6.73	10.8

(1) Tenant is obligated to pay its real estate taxes directly to the taxing authorities.

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The table below sets forth certain information, to the extent historical information is available, with respect to the occupancy rate at each of the three properties expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Occupancy Rates as of December 31,
Address	2002	2003	2004	2005	2006
125 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

135 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

145 E. Army Trail Road, Glendale Heights, Illinois	100%	100%	100%	100%	100%

725 Regional Road, Greensboro, North Carolina	100%	100%	100%	100%	100%

1575 Lexington Road, Athens, Georgia	100%	100%	100%	100%	100%

4500 Westport Drive, Mechanicsburg, Pennsylvania	100%	100%	100%	100%	100%

1114 Seaco Avenue, Deer Park, Texas	100%	100%	100%	100%	100%

315 Kirk Road, St. Charles, Illinois	100%	100%	100%	100%	100%

	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
125 E. Army Trail Road, Glendale Heights, Illinois	8.93	8.93	8.93	10.05	10.05

135 E. Army Trail Road, Glendale Heights, Illinois	15.00	15.00	15.00	15.00	13.50

145 E. Army Trail Road, Glendale Heights, Illinois	14.09	14.09	15.57	15.57	15.57

725 Regional Road, Greensboro, North Carolina	10.03	10.68	10.68	10.68	10.68

1575 Lexington Road, Athens, Georgia	15.05	15.05	16.56	16.56	16.56

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	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
4500 Westport Drive, Mechanicsburg, Pennsylvania	N/A	N/A	3.07	3.10	3.15

1114 Seaco Avenue, Deer Park, Texas	16.35	16.35	17.83	17.83	17.83

315 Kirk Road, St. Charles, Illinois	N/A	3.67	3.67	3.67	3.67

Bradley Portfolio: Wisconsin.  On the respective dates listed in the table below, MB REIT purchased, through wholly-owned subsidiaries formed for this purpose, fee simple interests in four industrial properties from affiliates of Bradley Associates Limited Partnership, an unaffiliated third party.  MB REIT purchased these properties for a total purchase price of approximately $34 million in cash.  These four  properties are the first four  properties to be purchased out of a portfolio of thirty-three properties MB REIT anticipates purchasing from affiliates of Bradley Associates Limited Partnership.  The following table sets forth certain information with respect to the location and the approximate gross leasable area of the four industrial properties closed:

Date Closed	Address	Approximate GLA (Sq. Ft.)	Approximate Purchase Price ($)
10/18/06	21875 Doral Road, Brookfield, Wisconsin	43,500	2,400,000
10/19/06	500 W. North Shore Drive, Hartland, Wisconsin	134,210	10,800,000
10/20/06	9625 55th Street, Kenosha, Wisconsin	175,052	13,500,000
10/23/06	301 Industrial Drive, Horicon, Wisconsin	139,000	7,400,000

The Brookfield property was constructed in four phases; the first phase was completed in 1967, the second phase was completed in 1976, the third phase was completed in 1990 and the fourth phase was completed in 1991.  The Hartland property was completed in 2000.  The Kenosha property was constructed in three phases; the first phase was complete in 1995, the second phase was complete in 1999 and the third phase was complete in 2001.  The Horicom property was completed in 1996.

The four industrial properties compete with similar properties within their respective market areas.  At the time of acquisition, each property competed with at least the number of similar properties reflected in the following table:

Property	Market/Submarket	Min. No. of Competitive Properties in Submarket
21875 Doral Road; Brookfield, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
500 W. North Shore Drive; Hartland, Wisconsin	Milwaukee, Wisconsin/Waukesha County	4
9625 55th Street; Kenosha, Wisconsin	Milwaukee, Wisconsin/Kenosha County	4
301 Industrial Drive; Horicon, Wisconsin	Milwaukee, Wisconsin/Dodge County	4

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As of May 15, 2007, each of the four properties was, and has been for each of the past five years, 100% occupied.  Each of the four industrial properties has one tenant that occupies 100% of the total gross leasable area of that property. The leases for the four industrial properties require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA (Sq. Ft.)	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	Square Feet	Options	Annum ($)		Beginning	To
21875 Doral Road Brookfield, Wisconsin	The Lang Companies, LLC	43,500	2/10 yrs.	4.38	(1)	05/03	05/18

500 W. North Shore Dr., Hartland, Wisconsin	The Lang Companies, LLC	134,210	2/10 yrs.	6.10	(1)	08/02	08/22

9625 55th Street Kenosha, Wisconsin	IEA, Inc.	175,052	—	2.50	(2)	04/07	01/13

301 Industrial Drive Horicon, Wisconsin	Metals USA, Inc.	139,000	—	4.12	(3)	07/97	01/21

(1)           These leases provide for a 2% base rent increase per year.

(2)           This lease provides for a 3% base rent increase per year.

(3)           Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

The tenants at each property are responsible for paying real estate taxes directly to the taxing authorities in accordance with the terms of their leases. Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these four properties is approximately $25.5 million. The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

Address	Real Estate Tax Amount ($)	Real Estate Tax Rate (%)	Income Tax Depreciable Basis ($)
			(in millions)
21875 Doral Road, Brookfield, Wisconsin	22,519	1.43	1.8
500 W. North Shore Drive, Hartland, Wisconsin	134,303	1.85	8.1
9625 55th Street, Kenosha, Wisconsin	230,200	2.30	10.1
301 Industrial Drive, Horicon, Wisconsin	85,400	2.60	5.5

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The table below sets forth certain information, to the extent historical information is available, with respect to the average effective annual base rent per square foot for each year in the five-year period ended December 31, 2006.

	Effective Annual Rent per Square Foot as of December 31,
Address	2002	2003	2004	2005	2006
	$	$	$	$	$
21875 Doral Road, Brookfield, Wisconsin	N/A	4.13	4.21	4.29	4.38
500 W. North Shore Drive, Hartland, Wisconsin	5.38	5.51	5.59	5.59	6.10
9625 55th Street, Kenosha, Wisconsin	N/A	5.37	5.53	5.69	5.86
301 Industrial Drive, Horicon, Wisconsin	3.54	3.73	3.73	3.73	4.12

Washington Mutual Office/Data Center.  On October 20, 2006, MB REIT purchased, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the Washington Mutual Office/Data Center.  MB REIT purchased this property for approximately $38 million in cash from an unaffiliated third party, Collins Walton Buckner, L.P.  The property is located at 3801 South Collins in Arlington, Texas, and consists of 180,000 square feet of office space and 59,905 square feet of Tier Three level data center space, for a total of approximately 239,905 gross leasable square feet.  The Washington Mutual Office/Data Center was originally constructed as an interior outlet mall in 1983 and was later renovated into an office and data center complex.  The property is located in the Dallas/Ft. Worth market and Arlington submarket.  At the time of acquisition, the property competed with at least six other office properties in its submarket for tenants.

The lease obligates the landlord to replace the HVAC units in the property if the landlord and tenant reasonably determine that the HVAC system is not functioning properly and tenant’s repair would be impracticable.  A property condition assessment has indicated an immediate need to replace all of the HVAC units in the property at an estimated cost of $550,000.  This cost will be reimbursed ratably by the tenant over the fifteen year expected life of the units for the remainder of the tenant’s lease term, as it may be extended.  The tenant has decided to replace the HVAC units itself at its sole expense.

As of May 15, 2007, this property was 100% occupied by Providian Bancorp Services (Providian), a California corporation and subsidiary of Washington Mutual Bank.  The lease for this property generates total annual base rental income of $3,046,794 and expires in August 2013.  Washington Mutual Bank has guaranteed the performance by Providian of its obligations under the lease.  The lease requires Providian to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Total GLA	Annum ($)	Options	Beginning	To
Providian Bancorp Services	239,905	100	12.70	2/5 yr.	10/06	08/11
			13.20		09/11	08/13

In addition to the monthly base rent, MB REIT anticipates receiving monthly payments totaling approximately $233,606 over the thirty-four months following the date of acquisition for parking lot reimbursements.  In general, the tenant is required to pay real estate taxes, insurance, utilities and common area maintenance costs, although the lease with this tenant limits the liability for controllable common area

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maintenance costs to 105% of the costs that were incurred in the previous year.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $483,800.  The real estate taxes payable were calculated by multiplying Washington Mutual Office/Data Center’s assessed value by a tax rate of 3.04%.

The table below sets forth certain historical information with respect to the occupancy rate at Washington Mutual Office/Data Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	$12.70
2005	100%	$10.00
2004	100%	$10.00
2003	100%	$9.88
2002	100%	$9.75

For federal income tax purposes, the depreciable basis in this property is approximately $28.5 million.

Parkway Centre North — Phases I and II.  On October 13, 2006, we entered into a joint venture with Stringtown Partners North, LLC, an unaffiliated third party.  The joint venture holds a fee title to a newly constructed shopping center known as Parkway Centre North — Phases I and II containing approximately 132,522 gross leasable square feet.  The center is located at Stringtown Road and Buckeye Parkway in Grove City, Ohio.  The center will be constructed in two phases and both are located on the same property.  Parkway Centre North Phase I was built over an eighteen-month period beginning in 2005.  Parkway Centre North Phase II is substantially completed and contains 31,240 square feet.  As of May 15, 2007, Phase I was 100% occupied, with a total of approximately 101,282 square feet leased to three tenants.   At the time of acquisition, the property competed with at least six other retail centers in the Columbus retail market and greater Columbus submarket for sales, tenants or both.

Stringtown Partners North contributed the Phase I and Phase II property to the joint venture, and we made a capital contribution to the joint venture in the amount of $14.9 million, which represents Phase I’s purchase price.  In return, we received almost 100% of the equity interests in the joint venture, and Springtown Partners North received an interest of nominal value.  Springtown Partners North will receive additional equity interests in the joint venture as part of an earnout arrangement with respect to Phase II.  The Phase II earnout relates to approximately 31,240 square feet of vacant and unoccupied space, and the Phase II maximum earnout interests are valued at approximately $12.1 million.  The earnout period is twenty-four months, during which Stringtown Partners North is entitled to receive earnout interests in the joint venture when a vacant, unoccupied Phase II space is leased and the tenant has taken possession and commenced paying rent.  If the earnout is fully earned, we would own approximately 54% of the invested capital in the joint venture, and the remaining invested capital would be attributed to Stringtown Partners North.  Stringtown Partners North earns 5% per annum as a preferred return on its invested capital.  After Stringtown Partners North has received its preferred return, we earn 15% per annum through our subsidiary member as a preferred return on our invested capital.  Stringtown Partners North has a fifteen month option to require us to purchase its interest beginning October 13, 2007.  Upon the expiration of this option, we have a twenty-one month option to purchase all of the interests of Stringtown Partners North in the joint venture.  The option purchase price of the Stringtown Partners North interests is the sum of (i) its invested

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capital plus (ii) a 6% per annum return on invested capital, as adjusted from time to time, less distributions.  We may borrow monies using this property as collateral.

The three retail tenants located in Phase I, Dick’s Sporting Goods, Best Buy and Michaels, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total GLA	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Phase I only	Annum ($)	Options	Beginning	To
Dick’s Sporting Goods	49,447	49	10.00	4/5 yr.	10/06	01/12
			10.50		02/12	01/17

Best Buy	30,000	30	14.00	4/5 yr.	09/06	01/12
			14.50		02/12	01/17

Michaels	21,835	22	11.10	4/5 yr.	09/06	09/16

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid for Phase I in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $87,701.  The real estate taxes paid were calculated by multiplying Parkway Centre North’s assessed value by a tax rate of 7.7%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	21,835	242,369	20.26%

For federal income tax purposes, the depreciable basis in this property is approximately $20.2 million.

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Lincoln Village.  On October 13, 2006, we purchased, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in approximately 7.6 acres of land that contains an existing shopping center known as Lincoln Village.  We purchased this property from an unaffiliated third party, BGP Lincoln Village L.L.C., for approximately $40.1 million in cash.  Lincoln Village consists of approximately 138,962 gross leasable square feet, excluding ground lease space.  The center is located at 6201 North Lincoln Avenue in Chicago, Illinois.  Lincoln Village was built during the 1950’s and renovated in 2002.  As of May 15, 2007, this property was 100% occupied, with a total of approximately 138,962 square feet, excluding one ground lease tenants, leased to twenty-eight tenants.  The property is located in the Chicago retail market and the city north submarket and, at the time of acquisition, competed with at least five other retail centers in its submarket for sales, tenants or both.

In connection with the acquisition of Lincoln Village, we assumed a ground lease of approximately 2.4 acres of adjacent land owned by the Metropolitan Water Reclamation District of Greater Chicago.  This ground lease terminates on December 31, 2063 and provides for fixed rent of $106,000 per annum (10% of the appraised value of the land as of the effective date of January 1, 2003) until December 31, 2013.  The rent is subject to adjustment on January 1, 2014 and on January 1st every ten years thereafter and will be an amount equal to 10% of the value of the land as appraised according to the terms of the lease.  One of the tenants that subleases the ground leased property described above is obligated by its lease to construct a senior living facility, which construction will essentially complete the development.

Two tenants, Borders Books & Music and Office Depot, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Borders Books & Music	24,500	18	22.00	4/5 yr.	10/06	04/13
			24.20		05/13	04/18
			26.62		05/18	06/23

Office Depot	24,112	17	9.95	2/5 yr.	10/06	12/07
			11.19		01/08	12/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $723,190.  The real estate taxes paid were calculated by multiplying Lincoln Village’s assessed value by a tax rate of 16.34%.

We have assumed all remaining rights and obligations of the seller under a redevelopment agreement between the seller and the City of Chicago and a tax income allocation revenue note made by the City in favor of the seller.  Pursuant to the redevelopment agreement and note, the City has agreed, subject to certain conditions, to make payments of tax increment financing (TIF) funds to us pursuant to certain City ordinances based on amounts expended in redeveloping the property.  The remaining principal balance of the TIF funds available to be paid to us is $4.95 million.  The note from the City of Chicago accrues interest at an annual 8% interest rate.  Among other obligations we have assumed, we must complete the redevelopment and generally maintain a 70% lease and occupancy rate.

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The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	7	7,523	178,993	6.53%
2009	4	7,959	144,383	5.57%
2010	1	2,736	42,408	1.73%
2011	2	12,788	211,968	8.78%
2012	6	51,647	824,953	37.13%
2013	4	10,162	341,089	23.16%
2014	—	—	—	—
2015	—	—	—	—
2016	1	11,518	149,734	13.16%

The table below sets forth certain information with respect to the occupancy rate at Lincoln Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	95%	19.37
2005	84%	18.93
2004	82%	18.99
2003	78%	18.43
2002	37%	12.45

For federal income tax purposes, the depreciable basis in this property is approximately $30.1 million.

Buckhorn Plaza.  On August 30, 2006, MB REIT acquired, through MB Bloomsburg Buckhorn DST (“MBBB”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Buckhorn Plaza.  The property is comprised of approximately 79,427 gross leasable square feet (including ground lease space), and is located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania. Buckhorn Plaza was built over a two-year period beginning in 2004. As of May 15, 2007, this property was 92% occupied, with a total of approximately 72,865 square feet leased to thirteen tenants (including one ground lease tenant).  The property is located in northeastern Pennsylvania in Columbia County within the Scranton/Wilkes-Barre/Hazelton primary metropolitan statistical area.  At the time of acquisition, the property competed with at least three other shopping centers in its submarket for sales, tenants or both.

MBBB acquired this property from an unaffiliated third party, Bloomsburg Community Center L.P., for a purchase price of approximately $15.7 million, of which up to approximately $2.2 million remains subject to a future earnout regarding 5,362 gross leasable square feet and two outlots. MBBB purchased this

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property for cash. The seller has up to twelve months to lease the earnout space and earn all or a portion of the earnout amount.

Two tenants, Office Depot and Dollar Tree, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Office Depot	19,910	25	13.00	3/5 yr.	09/05	12/10
			14.04		01/11	09/15

Dollar Tree	10,260	13	8.00	2/5 yr.	03/05	03/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to specified amount.  Real estate taxes paid in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $81,309.  The real estate taxes paid were calculated by multiplying Buckhorn Plaza’s assessed value by a tax rate of 3.5%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	12,840	166,920	17.53%
2010	6	22,560	275,130	35.04%
2011	1	2,840	39,760	7.41%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	2	26,750	368,456	72.18%
2016	1	5,000	100,000	67.57%

The table below sets forth certain information with respect to the occupancy rate at Buckhorn Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	93%	12.68
2005	95%	13.15
2004	17%	13.00

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For federal income tax purposes, the depreciable basis in this property is approximately $11.8 million.

IDS Center.  On August 17, 2006, MB REIT acquired, through MB Minneapolis 8th Street Limited Liability Company (referred to herein as “MBM8S”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in a freestanding office property known as the IDS Center.  The property contains a total of approximately 1.4 million gross leasable square feet and is located at 80 South 8th Street in Minneapolis, Minnesota.  In connection with the transaction, MB REIT acquired ownership of approximately 77% of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a pro rata share of the income, expenses and capital expenditures of the parking garage.  IDS Center was built in 1972.  As of May 15, 2007, this property was 93% occupied, with a total of approximately 1.3 million square feet leased to 223 tenants.  The property is located in the Minneapolis/St. Paul market area and the Minneapolis submarket.  At the time of acquisition, the property competed in its submarket with at least seven other office centers for tenants and at least two other comparable properties for retail tenants.

MBM8S purchased this property from an unaffiliated third party, 80 South Eighth, L.L.C., for approximately $277.9 million.  At closing, MBM8S assumed a mortgage loan in the principal amount of approximately $161.0 million from Teachers Insurance and Annuity Association of America (referred to herein as Teachers IAA) and paid the remaining amount of the purchase price, approximately $116.9 million, in cash.  The interest rate of the loan is fixed at 5% per annum.  The terms of the loan require MBM8S to make monthly interest-only payments in the amount of approximately $670,833 until the loan matures in January 2010.  The unpaid principal balance and all accrued unpaid interest thereon is due at maturity.  MBM8S may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  MBM8S’s obligations are secured by a first priority mortgage on the property.  MBM8S also granted a security interest to Teachers IAA in, among other things, all of the personal property owned by MBM8S at the property.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Teachers IAA may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable subject to customary cure rights granted to MBM8S.

In connection with the assumption of the loan, MBM8S has agreed to be liable to Teachers IAA for, among other things, losses caused by certain misconduct of MBM8S, such as the commission of fraud or engaging in a prohibited transfer, rents derived from the property after an event of default that is the basis of a collection proceeding by Teachers IAA and losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as the sole member of MBM8S, has agreed to guarantee payment and performance of these obligations of MBM8S and expenses related thereto.  MB REIT also has entered into a separate environmental indemnity agreement whereby it has agreed to indemnify Teachers IAA against losses and other costs related to violations of environmental laws, the presence or release of asbestos or other hazardous substances.  Claims under this environmental indemnity agreement are independent of the loan and are not secured by the lien of the mortgage or any other loan document.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months that are expected to cost approximately $1.27 million.  A majority of this $1.27 million will be utilized to pay for repairs and improvements to the underground parking garage, other parking, paving

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and sidewalk repairs and repairs to the building mechanical and electrical systems.  The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

No tenant leases more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.  Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $6.3 million.  The real estate taxes payable were calculated by multiplying IDS Center’s assessed value by a tax rate of 3.8%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	17	38,086	1,196,192	6.08%
2008	23	88,938	3,453,191	17.60%
2009	48	46,950	1,647,689	8.47%
2010	24	84,965	2,501,886	12.92%
2011	41	240,787	6,087,568	31.63%
2012	25	163,949	3,733,751	19.71%
2013	18	67,241	2,049,900	10.93%
2014	16	174,167	4,812,170	25.80%
2015	41	243,005	4,863,998	26.42%
2016	13	154,099	4,828,824	26.58%

The table below sets forth certain information with respect to the occupancy rate at IDS Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The seller purchased this property in December 2004; therefore, the historical rent rolls for 2001, 2002 and 2003 are not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006
2005	90%	14.23
2004	90%	13.78

For federal income tax purposes, the depreciable basis in this property is approximately $208.5 million.

Sherman Town Center.  On August 17, 2006, MB REIT acquired, through MB Sherman Town Center, Limited Partnership (referred to herein as “MBSherman”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Sherman Town Center.  The center contains approximately 285,498 gross leasable square feet, excluding ground lease space.  The center is located at Highway 75 North in Sherman, Texas.  Sherman Town Center was built in 2002.  As of May 15, 2007, this property was 100% occupied, with approximately 285,498 square feet (excluding ground lease space) leased to thirty-two tenants (including four ground lease tenants).  The subject is located in the

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Sherman market with a primary trade area.  At the time of acquisition, this property competed with at least four retail centers in its market area for tenants, sales or both.

MBSherman purchased this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., for approximately $60.1 million.  At closing, MBSherman assumed the existing loan as the borrower of approximately $38.4 million from Wells Fargo Bank, N.A. (referred to herein as Wells Fargo), as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2004-CIBC1O, and paid the remaining amount of the purchase price, approximately $21.6 million, in cash.  Approximately $300,000 of the $21.6 million cash payment is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is defeased and the seller has paid all expenses and costs associated with the defeasance of the loan other than the payment of the unpaid principal balance and interest.

MBSherman’s obligations are secured by a first priority mortgage on the property.  MBSherman also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSherman at the property.  The annual interest rate of the loan is fixed at 4.95% per annum.  The terms of the loan require MBSherman to make monthly principal and interest payments in the amount of approximately $211,640 and monthly tax and insurance reserve payments until the loan matures in July 2014.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  MBSherman may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBSherman, Wells Fargo may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBSherman also has agreed to indemnify Wells Fargo against losses suffered by Wells Fargo arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guarantee the performance of the obligations of its subsidiary with respect to the foregoing environmental indemnity and with respect to certain other losses that may be caused by the certain acts of misconduct of its subsidiary, for example, any fraud or willful misconduct by the subsidiary in connection with the loan.

Three tenants, Ross Dress for Less, Hobby Lobby and Cinemark USA, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,187	11	9.50	5/5 yr.	09/04	01/15

Hobby Lobby	65,000	23	7.25	3/5 yr.	04/04	04/09
			7.75		05/09	04/14
			8.25		05/14	04/19

Cinemark USA	38,597	14	14.50	4/5 yr.	12/03	12/23

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000.  The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	10	31,314	539,692	13.04%
2010	4	25,010	389,875	10.61%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,108	134,860	4.10%
2014	6	31,160	618,775	19.36%
2015	6	94,417	1,040,494	39.79%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	99%	13.84
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

For federal income tax purposes, the depreciable basis in this property is approximately $44.4 million.

Dulles Executive Office Plaza.  On July 25, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in two freestanding office buildings known as Dulles Executive Office Plaza.  MB REIT purchased this property from an unaffiliated third party, Valley

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View Associates, Limited Partnership, for approximately $124.0 million in cash.  The property consists of approximately 379,596 of gross leasable square feet.  The buildings are located at 13530 and 13560 Dulles Technology Drive, in Herndon, Virginia. The 13530 building (Plaza I) has approximately 156,795 square feet leased to seven tenants.  The 13560 building (Plaza II) has approximately 189,764 square feet leased to one tenant.  Dulles Executive Office Plaza was built over a two-year period beginning in 2000.  As of May 15, 2007, Plaza I was approximately 83% occupied and Plaza II was 100% occupied.  At the time of acquisition, the property competed with at least thirty-four other office centers in the Northern Virginia area.

MB REIT intends to make significant repairs or improvements to this property over the next twelve months.  Window caulking on the buildings in the amount of approximately $477,000 and repairs to a parking garage floor in the amount of approximately $150,000 were credited by the seller against the purchase price at closing to defray the costs of improvement.  The tenants are obligated to pay a shared amount of certain other qualifying improvements pursuant to the provisions of their leases.

Two tenants, Lockheed Martin Corporation and Cisco Systems, each lease more than 10% of the total gross leasable area of the property.  The leases require these tenants to pay base annual rent on a monthly basis as follows:

		% of	Base Rent
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Plaza I:
Lockheed Martin Corporation	65,831	17	26.14	(1)	03/07	02/08
			26.79		03/08	02/09
			27.46		03/09	02/10
			28.15		03/10	02/11
			28.85		03/11	02/12
			29.57		03/12	02/13

Lockheed Martin Corporation	33,037	9	26.50	1/5 yr.	06/06	05/07
			27.30		06/07	05/08
			28.12		06/08	05/09
			28.96		06/09	05/10
			29.83		06/10	05/11
			30.72		06/11	12/11
Plaza II:
Cisco Systems, Inc./ Lockheed Martin Corporation (2)	189,764	50	26.05	2/5 yr	06/06	05/07
			26.77		06/07	05/08
			27.51		06/08	05/09
			28.26		06/09	05/10
			29.04		06/10	05/11

(1)    Tenant has one option of extending the term of the lease for either three or five years.

(2)    Valley View Associates, as landlord, Cisco Systems, Inc. (Cisco) and Lockheed Martin Corporation (Lockheed) entered into an agreement in August 2004 to sublease this space to Lockheed pursuant to which the parties agreed, among other things, that Lockheed would pay rent to Cisco and Cisco would remain

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primarily liable to the landlord for rent obligations under the lease until the expiration of the initial term on May 31, 2011.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may limit the liability for these expenses to a pro rata share in excess of the expenses for a specified base year.   Real estate taxes payable in 2006 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $862,073.  The real estate taxes payable were calculated by multiplying Dulles Executive Office Plaza’s assessed value by a tax rate of 1.0910%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	14,777	518,153	5.35%
2008	1	4,326	112,822	1.20%
2009	—	—	—	—
2010	—	—	—	—
2011	4	259,881	7,988,861	80.79%
2012	—	—	—	—
2013	1	65,831	1,946,623	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2014 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Dulles Executive Office Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	91%	27.33
2005	59%	28.95
2004	59%	27.51
2003	59%	26.33
2002	59%	26.68

For federal income tax purposes, the depreciable basis in this property is approximately $93.8 million.

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CyFair Town Center.  On July 21, 2006, MB REIT acquired, through MB Cypress Cyfair Limited Partnership (referred to herein as “MBCC”), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center and an adjacent parcel known as CyFair Town Center, comprised of approximately 51,520 of gross leasable square feet (including ground lease space).  The center is located at 17445 Spring Cypress in Cypress, Texas.  CyFair Town Center was built over a two-year period beginning in 2003.  As of May 15, 2007, this property was 100% occupied, with approximately 51,520 square feet leased to twenty-eight tenants (including two ground lease tenants).  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from two unaffiliated third parties, A-S 46 Hwy 290-Spring Cypress L. P., for approximately $15.0 million and A-S 45 Hwy 249-Boudreaux, L.P., for approximately $1.0 million, for a total purchase price of $16.0 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $5.7 million and paid the remaining amount of $10.3 million in cash.  Approximately $4.8 million of the $10.3 million cash payment is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBCC assumed the existing loan as the borrower of approximately $5.7 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2004-C3.  MBCC’s obligations are secured by a first priority mortgage on the property.  MBCC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBCC at the property.  The annual interest rate of the loan is fixed at 4.83% per annum.  The terms of the loan will require MBCC to make monthly principal and interest payments in the amount of approximately $47,895 and monthly tax and insurance reserve payments until the loan matures in December 2014.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  MBCC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

None of the tenants lease more than 10% of the total gross leasable area of this property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $154,000.  The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	6	8,714	177,570	15.77%
2009	12	21,396	443,424	45.91%
2010	2	5,183	100,175	18.91%
2011	—	—	—	—
2012	1	1,400	33,600	7.82%
2013	3	7,350	161,700	39.83%
2014	1	3,477	59,109	24.20%
2015	—	—	—	—
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	19.89
2005	79%	20.04
2004	37%	19.69

For federal income tax purposes, the depreciable basis in this property is approximately $11.7 million.

Eldridge Lakes Town Center.  On July 21, 2006, MB REIT acquired, through MB Houston Eldridge Lakes Limited Partnership (referred to herein as MBHEL), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 of gross leasable square feet.  The center is located at 6340 North Eldridge Parkway in Houston, Texas.  Eldridge Lakes Town Center was built over a three-year period beginning in 2003.  As of May 15, 2007, this property was 100% occupied, with approximately 54,980 square feet leased to nineteen tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S-K 41 Eldridge-W. Little York, L.P., for approximately $16.6 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.5 million and paid the remaining amount of $9.1 million in cash.  Approximately $5.9 million is being held in escrow subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBHEL assumed the existing loan as the borrower of approximately $7.5 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3.  MBHEL’s obligations are secured by a first priority mortgage on the property.  MBHEL also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBHEL at the property.  The loan bears interest at the rate of 4.88% per annum.  MBHEL is required to make principal and interest payments on a monthly basis

167

in the amount of approximately $63,549 and monthly tax and insurance reserve payments until the loan matures on December 1, 2014.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity.  MBHEL may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

Three tenants, Walgreens, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	27	20.85	—	10/04	09/79(1)

Dollar Hut	6,000	11	16.00	2/5 yr.	12/03	11/08
			17.60		12/08	11/13

Pizza Factory	5,710	10	18.42	2/5 yr.	12/04	12/09

                                               (1)  Walgreens has the option to terminate its lease as of September 30, 2029 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five                 years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $166,000.  The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	1	1,400	27,650	2.34%
2009	9	17,440	330,361	28.23%
2010	2	2,650	49,000	5.83%
2011	—	—	—	—
2012	—	—	—	—
2013	2	7,750	142,175	17.50%
2014	3	6,220	125,148	18.68%
2015	—	—	—	—
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	20.63
2005	100%	20.61
2004	98%	12.25

For federal income tax purposes, the depreciable basis in this property is approximately $12.4 million.

Spring Town Center.  On July 21, 2006, MB REIT acquired, through MB Spring Town Center Limited Partnership (referred to herein as MBSTC), a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet, excluding ground lease space.  The center is located at 21212 Kyukendahl Road in Spring, Texas.  Spring Town Center was built over a two year period beginning in 2003.  As of May 15, 2007, this property was 96% occupied with approximately 38,911 square feet leased, excluding ground lease space, to sixteen tenants, including three ground lease tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S 75 NEC Spring Town Center, L.P. for approximately $17.0 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $7.6 million and paid the remaining amount of $9.4 million in cash.  Approximately $6.1 million of the $7.6 million cash payment is being held in escrow and remains subject to a future loan earnout.  The seller will not receive the amount being held in escrow until the loan is paid off and the seller has paid all expenses and costs associated with the payoff of the loan, other than the payment of the unpaid principal balance and interest.

MBSTC assumed the existing loan as the borrower of approximately $7.6 million from Wells Fargo, as trustee for registered holders of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP1.  MBSTC’s obligations are secured by a first priority mortgage on the property.  MBSTC also granted a security interest to Wells Fargo in, among other things, all of the personal property owned by MBSTCL at the property.  The loan bears interest at the rate of 4.87% per annum.  MBSTC is required to make principal and interest payments on a monthly basis in the amount of approximately $64,291, monthly tax and insurance reserve payments and tenant improvement and leasing commission reserve payments until the loan matures on January 1, 2015.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity.  MBSTC may only prepay the unpaid principal balance of the loan, in whole or in part, by incurring a

169

prepayment premium; however, the loan may be defeased under certain circumstances, in whole but not in part, prior to maturity by substituting government securities for the property as collateral in an amount equal to the unpaid principal balance of the loan plus scheduled interest payments and by paying all other sums due under the loan documents.

Two tenants, Walgreens and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Walgreens	14,560	36	23.35	—	01/04	12/78	(1)

Bank of America	4,700	12	37.23	4/5 yr.	12/03	12/08
			40.96		01/09	12/13
			45.05		01/14	12/18

(1) Walgreens has the option to terminate its lease as of December 31, 2029 upon giving six months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving six months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $216,000.  The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310%.

The following table sets forth certain information with respect to the expirations of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	5	8,670	169,852	14.49%
2010	—	—	—	—
2011	1	1,500	36,000	3.55%
2012	—	—	—	—
2013	—	—	—	—
2014	5	7,957	339,238	33.85%
2015	—	—	—	—
2016	1	1,524	31,013	4.91%

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The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	96%	29.03
2005	92%	29.28
2004	92%	29.24
2003	12%	37.23

For federal income tax purposes, the depreciable basis in this property is approximately $12 million.

The Market at Hilliard.  On July 11, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in a shopping center known as The Market at Hilliard containing approximately 107,544 gross leasable square feet (excluding ground lease space).  The center is located at 1852 Hilliard Rome Road in Hilliard, Ohio in the southwest submarket of the Columbus retail market.  The Market at Hilliard was built over a three-year period beginning in 2003.  As of May 15, 2007, this property was 97% occupied, with a total of approximately 104,656 square feet leased to ten tenants.   At the time of acquisition, the property competed with at least five other retail centers in the Columbus retail market for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Continental/HR, LLC, for approximately $20.3 million, of which approximately $1.0 million remains subject to a future earnout regarding 2,888 gross leasable square feet of vacant and unoccupied space. MB REIT may later borrow monies using this property as collateral.  In connection with the acquisition of this property by MB REIT, the seller has agreed to place approximately $476,000 in escrow which amount will be paid back to the seller over the course of nine months following the closing if Office Max meets certain rent and pass-through obligations under its lease.  If Office Max fails to meet any of its monthly rent or pass-through obligations and does not timely cure that default under its lease, the remaining escrowed amount will be released to the purchaser.

Also in connection with the acquisition of this property, MB REIT has agreed to purchase a contiguous parcel of land to the north at the seller’s option if certain conditions are met by seller, including a condition that the property be developed and that 75% of the gross leasable area be leased and occupied within thirty-six months of the closing of the purchase of The Market at Hilliard by MB REIT.  Seller is under no obligation to develop or sell the property to MB REIT and may sell this contiguous parcel to a third party.  Seller also has the right to contribute this contiguous parcel to a joint venture with MB REIT in which seller would retain an interest.  If this contiguous parcel is sold to Target Corporation, MB REIT has agreed to sell a small portion of parking lot space of The Market at Hilliard back to seller for $1.00, which portion will in turn be conveyed by seller to Target.  These two properties are subject to a reciprocal easement agreement which provides, among other things, that each property will be subject to the “exclusive use” clauses in the leases of the existing tenants of the other property, except that this restriction will only apply to leases of the parcel owned by MB REIT if the tenant in the contiguous parcel with a right to “exclusive use” leases at least 10,000 square feet.

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Four retail tenants, Michaels, Bed, Bath & Beyond, OfficeMax and Old Navy, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Michaels	21,517	20	12.00	4/5 yr.	07/04	08/14

Bed, Bath & Beyond	20,000	19	12.48	3/5 yr.	12/03	01/14

OfficeMax	19,961	19	12.00	3/5 yr.	02/06	03/16

Old Navy	16,800	16	13.75	2/5 yr.	09/04	08/09
			15.13		09/09	08/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes paid in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $220,000.  The real estate taxes paid were calculated by multiplying The Market at Hilliard’s assessed value by a tax rate of 3.689%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	2	12,467	221,074	14.62%
2010	1	1,460	36,500	2.81%
2011	2	6,127	125,794	9.98%
2012	1	6,324	132,804	11.71%
2013	—	—	—	—
2014	3	58,317	738,804	73.77%
2015	—	—	—	—
2016	1	19,961	239,532	100%

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The table below sets forth certain information with respect to the occupancy rate at the Market at Hilliard expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	97%	14.28
2005	100%	11.58
2004	94%	6.65
2003	100%	12.48

For federal income tax purposes, the depreciable basis in this property will be approximately $15.2 million..

Fabyan Randall Plaza.  On June 29, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Fabyan Randall Plaza.  The center is comprised of approximately 96,253 gross leasable square feet, and is located at 1942 West Fabyan Parkway in Batavia, Illinois.  Fabyan Randall Plaza was built over a two-year period beginning in 2002.  As of May 15, 2007, this property was 89% occupied, with a total of approximately 85,385 square feet leased to twelve tenants.   The property is located in the Chicago market area and the Kane County submarket and at the time of acquisition, competed with at least four other retail centers in this submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Quincy Development, LLC, for approximately $26 million.  Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $13.4 million and paid the remaining amount of $12.6 million in cash.  The annual interest rate of the loan is fixed at 5.375% per annum.  The terms of the loan will require MB REIT to make monthly interest payments in the amount of approximately $60,101 until the loan matures on November 1, 2013.  The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MB REIT may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Four retail tenants, Trader Joe’s, Walgreens, Circuit City and Office Depot, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Trader Joe’s	10,900	11	14.22	3/5 yr.	12/03	01/08
			15.35		02/08	02/08
			15.64		03/08	01/13
			16.87		02/13	02/13
			17.21		03/13	01/14

Walgreens	14,490	15	25.53	—	05/03	05/78	(1)

Circuit City	32,924	34	19.00	4/5 yr.	11/02	01/13
			19.49		02/13	01/18
			19.99		02/18	01/23

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Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Office Depot	11,300	12	17.50	4/5 yr.	09/03	09/18

(1)             Walgreens has the option to terminate its lease as of May 31, 2028 upon giving twelve months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving twelve months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $286,000.  The real estate taxes payable were calculated by multiplying Fabyan Randall Plaza’s assessed value by a tax rate of 7.0%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	3	3,579	112,795	6.33%
2009	3	5,409	142,481	8.52%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	2,200	86,816	5.51%
2014	1	10,900	187,550	12.61%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Fabyan Randall Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	89%	20.54
2005	91%	20.48
2004	91%	20.48
2003	90%	20.32
2002	36%	19.00

For federal income tax purposes, the depreciable basis in this property will be approximately $19.5 million.

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Brooks Corner.  On June 26, 2006, MB REIT purchased a fee simple interest in a newly constructed shopping center known as Brooks Corner Shopping Center.  The property contains approximately 166,205 gross leasable square feet, excluding ground lease space, and is located at 3143 SE Military Road in San Antonio, Texas.  Brooks Corner was built over a two-year period beginning in 2004.  As of May 15, 2007, this property was 85% occupied, with a total of approximately 140,705 square feet leased to nineteen tenants (including ground lease tenants).  This property is located in the San Antonio primary trade area and, at the time of acquisition, competed with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million in cash, of which approximately $1.7 million was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of 7,539 square feet of vacant and unoccupied space. The escrow will be maintained for a period not to exceed eighteen months; the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount

Two retail tenants, Ross Dress for Less and Conns, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,105	18	9.00	5/5 yr.	09/05	01/16

Conns	30,000	18	9.00	4/5 yr.	11/05	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226.  The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	5	13,300	299,600	15.49%

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Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2011	7	34,050	510,263	31.01%
2012	2	8,250	146,250	12.88%
2013	—	—	—	—
2014	—	—	—	—
2015	3	40,000	519,200	52.50%
2016	2	45,105	469,695	100.00%

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	85%	13.62
2005	40%	15.19

For federal income tax purposes, the depreciable basis in this property will be approximately $22.8 million.

Ahold Portfolio.  On June 8, 2006, we entered into eight joint ventures with CE Investment Associations 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings leased to the following tenants:

Property	Address	Square Feet

Stop & Shop	605 Metacom Avenue, Bristol, Rhode Island	63,128
Stop & Shop	70 Mendon Road, Cumberland, Rhode Island	85,799
Stop & Shop	19 Temple Street, Framingham, Massachusetts	64,917
Stop & Shop	99 Charles Street, Malden, Massachusetts	79,229
Stop & Shop	505 N. Main Street, Southington, Connecticut	64,948
Stop & Shop	450 Paradise Road, Swampscott, Massachusetts	65,268
Stop & Shop	542 Berlin-Cross Keys Road, Sicklerville, New Jersey	68,323
Bi-Lo Store	1315 South Pleasantburg Drive, Greenville, South Carolina	55,718
		547,330

The equity contributed by the joint venture partner is as follows:

Property	Equity Contributed	Equity Interest

Stop & Shop — Bristol	$4,722,647	5.50%
Stop & Shop — Cumberland	$6,507,875	5.50%
Stop & Shop — Framingham	$5,230,828	5.50%
Stop & Shop — Malden	$7,197,205	5.50%
Stop & Shop — Southington	$6,289,891	5.50%

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Stop & Shop — Swampscott	$6,245,536	5.50%
Stop & Shop — Sicklerville	$4,816,874	5.50%
Bi-Lo Store — Greenville	$2,419,144	5.50%

In connection with the closing of the transactions, we made capital contributions in exchange for controlling equity interests in the joint venture entities that own the properties.  We made the capital contributions funded out of working capital and from the proceeds of a loan obtained at the time of closing.  Each loan is secured by its corresponding property and requires interest only payments until maturity.  The loans are in the amounts, terms, and at the rates as follows:

Property	Amount	Term in Years	Rate

Stop & Shop — Bristol	$8,368,067	25	5.01
Stop & Shop — Cumberland	11,531,000	7	5.17
Stop & Shop — Framingham	9,268,514	25	5.17
Stop & Shop — Malden	12,752,742	7	5.17
Stop & Shop — Southington	11,145,000	7	5.17
Stop & Shop — Swampscott	11,066,477	25	5.17
Stop & Shop — Sicklerville	8,535,000	7	5.17
Bi-Lo Store — Greenville	4,286,000	7	5.17

                These properties compete with other supermarket-anchored centers within the area and their economic performance could be affected by changes in local economic conditions.  The following table indicates the number of competitive supermarkets for each property in this portfolio at the time of acquisition:

Lessee	Competitive Supermarkets	County/Market Area

Stop & Shop — Bristol	22	Bristol, Providence & Boston
Stop & Shop — Cumberland	20	Providence
Stop & Shop — Framingham	29	Middlesex & Boston
Stop & Shop — Malden	37	Middlesex & Boston
Stop & Shop — Southington	4	Hartford/Hartford
Stop & Shop — Swampscott	37	Essex/Boston
Stop & Shop — Sicklerville	7	Camden/Philadelphia Metro
Bi-Lo Store — Greenville	11	Greenville/Greenville

                Each tenant leases 100% of the total gross area of its property in this portfolio.  None of these leases will expire within the next ten years. The leases require the respective tenants to pay base annual rent on a monthly basis as follows:

	Square	Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Feet	Options	Annum ($)	Beginning	To

Stop & Shop — Bristol	63,128	11/5 yr.	15.02	01/07	12/11
			15.53	01/12	12/16
			16.04	01/17	12/21
			16.55	01/22	12/26

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	Square	Renewal	Base Rent per Square Foot per	Lease Term
Lessee	Feet	Options	Annum ($)	Beginning	To

Stop & Shop — Cumberland	85,799	11/5 yr.	15.23	01/07	12/11
			15.73	01/12	12/16
			16.23	01/17	12/21
			16.73	01/22	12/26

Stop & Shop — Framingham	64,917	11/5 yr.	16.18	01/07	12/11
			16.68	01/12	12/16
			17.18	01/17	12/21
			17.68	01/22	12/26

Stop & Shop — Malden	79,299	11/5 yr.	18.24	01/07	12/11
			18.71	01/12	12/16
			19.18	01/17	12/21
			19.65	01/22	12/26

Stop & Shop — Southington	64,948	11/5 yr.	19.45	01/07	12/11
			19.96	01/12	12/16
			20.47	01/17	12/21
			20.97	01/22	12/26

Stop & Shop — Swampscott	65,268	11/5 yr.	19.22	01/07	12/11
			19.72	01/12	12/16
			20.22	01/17	12/21
			20.72	01/22	12/26

Stop & Shop — Sicklerville	68,323	11/5 yr.	14.16	01/07	12/11
			14.66	01/12	12/16
			15.16	01/17	12/21
			15.66	01/22	12/26

Bi-Lo Store — Greenville	55,718	11/5 yr.	8.72	01/07	12/11
			9.22	01/12	12/16
			9.71	01/17	12/21
			10.21	01/22	12/25

The tenants for each respective property in this portfolio are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $4,013,300 in the aggregate.  The real estate taxes payable were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the depreciable basis in these properties is approximately $97.8 million.  The following table indicates the taxes, tax rates and estimated tax depreciation for each property.

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	Real Estate	Real Estate	Income Tax
Property	Tax Amount ($)	Tax Rate (%)	Depreciation Basis

Stop & Shop — Bristol	113,209	10.25	$10,600,000
Stop & Shop — Cumberland	94,648	10.75	14,700,000
Stop & Shop — Framingham	264,792	31.21	11,800,000
Stop & Shop — Malden	211,862	19.39	16,200,000
Stop & Shop — Southington	120,637	29.43	14,200,000
Stop & Shop — Swampscott	2,906,273	20.87	14,100,000
Stop & Shop — Sicklerville	243,353	43.69	10,800,000
Bi-Lo Store — Greenville	58,526	30.47	5,400,000
Totals:	4,013,300		$97,800,000

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2002, 2003, 2004, 2005 and 2006.

Property	Occupancy Rate as of December 31, 2002 - 2006	Effective Annual Rental Per Square Foot ($) December 31, 2002 - 2006
Stop & Shop — Bristol	100%	14.51
Stop & Shop — Cumberland	100%	14.73
Stop & Shop — Framingham	100%	15.68
Stop & Shop — Malden	100%	17.77
Stop & Shop — Southington	100%	18.94
Stop & Shop — Swampscott	100%	18.72
Stop & Shop — Sicklerville	100%	13.66
Bi-Lo Store — Greenville	100%	8.22

Lincoln Mall.  On May 31, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Lincoln Mall.  MB REIT purchased this property from an unaffiliated third party, LB Lincoln Mall Holdings, LLC, for approximately $60.5 million in cash.  Lincoln Mall is located at 620 George Washington Highway in Lincoln, Rhode Island and contains approximately 372,511 gross leasable square feet, excluding ground lease space.   Lincoln Mall was originally constructed as an enclosed regional mall in 1974.  Beginning in 1999 with the demolition of a portion of the mall, the property underwent significant transformation and renovation with two phases completed in 2002 and 2005, respectively.  As of May 15, 2007, this property was approximately 97% occupied, with a total of approximately 356,737 square feet (excluding ground lease space) leased to forty-one tenants, including three ground lease tenants.  This property is part of the Warwick/Cranston retail market and, at the time of acquisition, competed with at least seven other retail centers within this market area for sales, tenants or both.

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Three tenants, Stop & Shop, Lincoln Educational Services and Marshalls, each lease 10% or more of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Stop & Shop	56,040	15	16.50	10/5 yr	09/05	08/10
			17.00		09/10	08/15
			17.50		09/15	08/20

Lincoln Educational Services	58,881	16	10.00	2/5 yr	05/04	05/14

Marshalls	39,239	10	7.88	3/5 yr	12/03	10/07
			8.38		10/07	10/12

                In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 and 2006 for the tax year ended December 2005 (the most recent tax year for which information is generally available) were approximately $764,409.  The real estate taxes payable were calculated by multiplying Lincoln Mall’s assessed value by a tax rate of 24.62%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	4	35,416	384,507	8.11%
2009	2	2,157	34,998	0.79%
2010	5	30,950	417,412	8.32%
2011	4	11,286	179,697	4.43%
2012	3	49,828	469,359	12.08%
2013	2	29,280	186,100	5.44%
2014	2	70,381	753,260	23.01%
2015	8	32,394	576,092	22.36%
2016	5	18,761	305,635	15.27%

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                The table below sets forth certain information with respect to the occupancy rate at Lincoln Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The historical information relating to the occupancy of the property for 2001 was not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	93%	13.25
2005	78%	13.14
2004	71%	12.72
2003	57%	11.54
2002	55%	11.67

For federal income tax purposes, the depreciable basis in this property is approximately $45.4 million.

Shakopee Shopping Center.  On April 6, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center.  MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million.  The center contains approximately 103,442 gross leasable square feet, and is located at 1698 Vierling Drive in Shakopee, Minnesota.  Shakopee Shopping Center was built in 2000 and retrofitted in 2004.  As of May 15, 2007, this property was 100% occupied, with a total of approximately 103,442 square feet leased to two tenants.  This property is located in the Minneapolis/St. Paul market and the southwest submarket.  At the time of acquisition, this property competed with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

Two tenants, Roundy’s and Gold’s Gym, each lease more than 10% of the total gross leasable area of the property.  None of the leases at this property expire in any of the next ten years.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	4/5 yr	11/03	12/25

Gold’s Gym	35,972	35	8.76	2/5 yr	04/06	03/11
			9.23		04/11	03/16
			10.17		04/16	03/20

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.  The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.  Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600.  The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

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The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	11.49
2005	100%	9.48
2004	65%	12.95

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million.

Canfield Plaza.  On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,958 gross leasable square feet.  MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million.  The center is located at 525 East Main Street in Canfield, Ohio.  Canfield Plaza was built in 1961 and substantially renovated in 1999.  As of May 15, 2007, this property was 88% occupied, with a total of approximately 88,744 square feet leased to ten tenants.  This property is located in a primary trade area the center of which is southeast of Youngstown, Ohio and, at the time of acquisition, competed with approximately 36 other retail centers within this area for sales, tenants or both.

Two tenants, Giant Eagle and Dollar Tree, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Giant Eagle	58,449	58	11.25	6/5 yr	06/99	06/19

Dollar Tree	10,074	10	6.50	2/5 yr	03/02	03/07
			7.00		04/07	03/12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345.  The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	1	3,333	44,996	4.61%
2008	2	4,065	57,780	6.20%
2009	3	5,112	71,568	8.13%
2010	—	—	—	—
2011	1	1,660	19,920	2.46%
2012	1	10,074	70,518	8.94%
2013	—	—	—	—
2014	1	6,051	60,510	8.43%
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	88%	10.91
2005	88%	10.88
2004	85%	10.85
2003	74%	10.80
2002	74%	10.64

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million.

Southgate Apartments.  On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments. MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million. The property has eleven three-story apartment buildings containing 256 apartment units and thirty-three garage spaces.  There are 116 one-bedroom units and 140 two-bedroom units.  Some of the units are two levels with a loft area.  The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky.  Southgate Apartments was built during 2001 and 2002.  As of May 15, 2007, this property was 90% occupied, with approximately 230 units leased.   This property is located in the metropolitan Louisville market and South Central submarket.  At the time of acquisition, there were at least five comparable apartment rental properties in the submarket that might compete with this property.

No tenant occupies 10% or more of the rentable square footage.  Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.  Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information

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is generally available) were approximately $134,300.  The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	172	253,505	1,666,512	77.49%
2008	58	52,711	484,140	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2006	91%	9.19
2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

                For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million.

Hunting Bayou.  On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet.  MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million.  The center is located at 11410-11430 I-10 East in Jacinto City, Texas. Hunting Bayou was built in 1985.  As of May 15, 2007, this property was 94% occupied, with approximately 125,185 square feet leased to twenty-one tenants, including Chase Bank ATM.   This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than 10% of the total gross leasable area of the property.  24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities.  MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second

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language.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	43,460	33	9.80	4/5 yr	11/05	01/14

MTI College of Business	33,650	25	7.50	1/5 yr	05/04	05/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000.  The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	3	10,095	133,007	10.28%
2008	2	5,660	82,116	7.04%
2009	5	38,625	343,545	31.68%
2010	5	6,225	107,535	14.29%
2011	3	14,885	116,476	18.06%
2012	—	—	—	—
2013	—	—	—	—
2014	1	43,460	426,000	80.63%
2015	2	6,235	102,365	100.00%
2016	—	—	—	—

                The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2006	95%	10.38
2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37

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For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million.

Lakewood Shopping Center.  On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 149,077 gross leasable square feet, including ground lease space.  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida. Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004.  As of May 15, 2007, this property was 95% occupied with approximately 142,277 square feet leased to twenty-eight tenants (including ground lease tenants).  This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate.  There were four new or proposed developments within this submarket as of July 2005 and eleven retail centers that were built or under construction in 2004 within Broward County, each of which might compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million.  Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash.  The annual interest rate of the loan is fixed at 6.01% per annum.  The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024.  The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034.  The unpaid principal balance and all accrued unpaid interest thereon will be due at maturity.  Until ninety days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty days prior and payment of a prepayment premium.  Within 90 days of maturity, prepayment may be made in full without a prepayment premium.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than 10% of the total gross leasable area of this property.  Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Marshalls	29,923	20	8.25	3/5 yr	08/02	08/07
			9.00		09/07	08/12

Walgreens	14,490	10	19.46	—	11/02	11/77	(1)

(1)             Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000.  The amount of real

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estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

The following table sets forth certain information with respect to leases the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	1	13,126	133,897	6.75%
2008	8	31,156	470,548	25.40%
2009	5	16,452	243,566	17.60%
2010	4	8,300	136,688	11.92%
2011	2	7,410	120,710	11.91%
2012	2	31,113	287,157	32.03%
2013	2	9,300	130,315	21.28%
2014	2	5,680	111,209	39.44%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	86%	15.33
2005	97%	12.67
2004	96%	12.13
2003	85%	11.59

For federal income tax purposes, the depreciable basis in this property is approximately $20 million.

Thermo Process Systems Office/Warehouse & Distribution Facility.  On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems.  MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million.  The property contains approximately 150,000 gross leasable square feet, and is located at 1410 Gillingham Lane in Sugar Land, Texas.  The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases 100% of the total gross leasable area of the property.  However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leasable square feet.  The remaining 26,000 gross leasable square feet can be used by the tenant but they are not obligated to pay rent.  At the time of acquisition, this property competed with five industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

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The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square
	GLA Leased	% of Total	Renewal	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Beginning	To

Thermo Process Systems	150,000	100	1/5 yr.	6.40	12/05	9/10
				7.04	10/10	11/15

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000.  The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	150,000	1,056,000	100%
2016	—	—	—	—

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million.

Stop & Shop.  On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet.  The building is located at 5 St. Andrews Road in Hyde Park, New York.  The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately 67%. We made a capital contribution to the joint venture funded out of working capital and from the proceeds of a loan obtained at the time of closing.  The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

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Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000.  The real estate taxes payable were calculated by multiplying Stop & Shop—Hyde Park’s assessed value by a tax rate of 38.61%.

The lease does not expire within the next ten years.  The lease requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate GLA Leased	% of Total	Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

The Stop & Shop Supermarket Company	52,500	100	17.71	10/5 yr.	12/04	11/07
			18.71		12/07	11/12
			19.71		12/12	11/17
			20.71		12/17	11/22
			21.71		12/22	11/25

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	17.71
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million.

Monadnock Marketplace.  On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace.  MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.8 million.  The property contains approximately 200,633 gross leasable square feet.  The center is located at 20 Ashbrook Road in Keene, New Hampshire.  Monadnock Marketplace was built between 2003 and 2005.  As of May 15, 2007, this property was 100% occupied, with a total of approximately 200,633 square feet leased to twelve tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

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Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent Per
	GLA Leased	% of Total	Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum ($)	Option	Beginning	To
Price Chopper	73,883	37	17.89	4/5 yr	11/05	12/25

Michaels	21,718	11	16.25	3/5 yr	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	3/5 yr	10/03	01/14
			13.75		02/14	01/19

Circuit City	20,413	10	16.00	5/5 yr	10/05	01/17

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.   Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000.  The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,900	43,700	1.27%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	9,590	171,181	5.03%
2014	—	—	—	—
2015	3	23,585	405,250	12.41%
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	17.00
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.6 million.

Cinemark 12 — Silverlake.  On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet.  The building was built in 2004.  One tenant, Cinemark, leases 100% of the total gross leasable area of the building.  At the time of acquisition, this property competed with five other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc. to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.3 million.  This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc.  Inland American Acquisitions repaid this loan using the proceeds from the assignment.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of		Base Rent Per
	GLA Leased	Total	Square Foot	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Per Annum	Options	Beginning	To

Cinemark	38,910	100	16.00	4/5 yr	07/05	06/10
			16.50		07/10	06/15
			17.00		07/15	06/20
			17.50		07/20	06/25

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	16.00
2005	100%	16.00

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Triangle Center.  On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 253,064 gross leasable square feet.  The center is located at 1305 Ocean Beach Highway in Longview, Washington.  Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005.  As of May 15, 2007, 2007, this property was 99% occupied, with a total of approximately 250,614 square feet leased to thirty-eight tenants.  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million. A third party escrow agent retains master lease funds for approximately 2,800 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s lease has been approved by MB REIT and the tenant has moved into its space and rent has commenced.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Ace Hardware	31,574	13	8.80	3/5 yr.	12/04	11/09
			9.68		12/09	11/14

Ross Dress for Less	29,793	12	Abated	4/5 yr.	12/04	05/05
			9.50		06/05	01/11
			10.00		02/11	01/16

Triangle Bowl	30,000	12	3.50	2/5 yr.	09/05	08/10
			4.00		09/10	08/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875.  The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576%.

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The following tables set forth certain information with respect to the expiration of leases: currently in place at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,180	21,240	0.730%
2008	2	4,920	90,046	3.14%
2009	7	17,038	251,560	8.81%
2010	9	22,969	481,424	18.14%
2011	7	30,130	294,354	13.37%
2012	—	—	—	—
2013	—	—	—	—
2014	1	31,574	305,640	16.00%
2015	7	73,646	816,159	50.87%
2016	3	59,157	658,280	83.53%

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	99%	11.57
2005	95%	11.01
2004	36%	10.63

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million.

Bay Colony Town Center.  On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 92,200 of gross leasable square feet, excluding ground lease space.  The center is located at 1807 FM 646 in League City, Texas.  Bay Colony Town Center was built in 2004.  As of May 15, 2007, this property was 94% occupied, with approximately 80,737 square feet, excluding ground lease space, leased to twenty-five tenants, including two ground lease tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $4.5 million remains in a separate escrow to fund a future earnout regarding 14,103 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent.  The

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purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Three tenants, HCA Hospital, University of Texas Medical Branch and Walgreens, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Mainland Medical Center	10,000	11	18.00	—	02/05	02/10

The University of Texas Medical Branch	9,920	11	22.00	—	03/05	03/10
			23.00	—	04/10	03/15

Walgreens	14,820	16	20.71	—	11/05	09/80(1)

(1)  Walgreens has an option to terminate the lease on September 30, 2030, and a similar option every five years thereafter until September 30, 2075, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.   Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000.  The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	3	5,639	144,352	5.62%
2010	8	21,725	460,094	18.52%
2011	2	6,654	129,382	6.39%
2012	1	2,787	55,740	3.10%
2013	—	—	—	—
2014	—	—	—	—
2015	6	21,972	523,071	28.30%
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	89%	29.39
2005	82%	30.33
2004	50%	36.54

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million.

Tomball Town Center.  On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 63,258 of gross leasable square feet (excluding ground lease space).  The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas.  Tomball Town Center was built in 2004.  As of May 15, 2007, this property was 71% occupied, with approximately 45,024 square feet leased to twenty tenants (including one ground lease tenant).  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Hollywood Video, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Hollywood Video	6,100	10	21.50	4/5 yr	02/05	02/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000.  The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	3,500	79,100	6.73%
2010	9	19,962	454,663	40.50%
2011	2	3,400	74,800	11.00%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	5	15,762	380,460	64.08%
2016	1	2,400	73,272	100.00%

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	81%	22.28
2005	72%	22.03
2004	37%	22.55

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million.

Walgreens.  On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens.  MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million.  The property contains approximately 14,560 of gross leasable square feet.  The building is located at National and Cherokee in Springfield, Missouri.  The building was built in 2003.  One tenant, Walgreens, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

The lease with Walgreens requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum, ($)	Options	Beginning	To

Walgreens	14,560	100	21.66	—	01/06	01/73(1)

(1)  Walgreens has an option to terminate its lease as of January 31, 2031 upon giving four months prior notice to the lessor and, to the extent that the lease remains in effect, additional options to terminate every five years thereafter upon giving four months prior notice.

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In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000.  The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72%.

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	21.66
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million.

Stables at Town Center.  On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 98,148 gross leasable square feet, excluding ground lease space.  The center is located at 8765 Spring Cypress in Corpus Christi, Texas.  Stables at Town Center was built between 2001 and 2002.  As of May 15, 2007, this property was 85% occupied, with approximately 85,848 square feet, excluding ground lease space, leased to thirty tenants, including one ground lease tenant.  At the time of acquisition, this property was subject to competition from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-S 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $1.4 million remains in a separate escrow to fund a future earnout regarding 6,367 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

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One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Walgreens	14,490	15	19.25	—	04/02	04/62(1)

(1)  Walgreens has an option to terminate its lease as of April 30, 2022 upon giving six months prior notice to the lessor and, to the extent that the lease remains in effect, additional options to terminate every five years thereafter upon giving six months prior notice.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000.  The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)
2007	—	—	—	—
2008	5	13,353	246,695	14.41%
2009	4	10,700	198,576	13.53%
2010	5	9,202	187,761	14.70%
2011	5	13,325	206,149	18.75%
2012	4	10,121	212,210	23.34%
2013	1	2,449	46,531	6.68%
2014	—	—	—	—
2015	2	4,448	92,908	14.29%
2016	1	1,050	21,945	3.88%

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	93%	19.99
2005	87%	21.00
2004	73%	21.29
2003	70%	21.40
2002	63%	21.82

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million.

Cinemark — Webster.  On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster.  MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million.  The property contains approximately 80,000 of gross leasable square feet.  The building is located at 20915 Gulf Freeway in Webster, Texas.  The building was built in 2001.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with five other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

The lease with this Cinemark requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To

Cinemark	80,000	100	12.94	4/5 yr.	08/00	02/21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount. Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911.  The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904% for county and 1.775% for city taxes, respectively.

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	12.94
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.8 million.

Friendswood Shopping Center.  On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space).  The center is located at 140 West Parkway in Friendswood, Texas.  Friendswood Shopping Center was built in 2000.  As of May 15, 2007, this property was 98% occupied, with a total of approximately 66,002 square feet, excluding ground lease space, leased to fourteen tenants, including one ground lease tenant.  At the time of acquisition, this property was subject

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to competition from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	35,684	53	12.88	3/5 yr.	10/05	09/10
			14.42		10/10	09/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007.  The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52% for both county and city taxes.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2007	—	—	—	—
2008	1	2,701	41,865	4.17%
2009	2	5,119	76,785	7.97%
2010	1	5,867	88,005	9.34%
2011	5	8,461	151,887	17.69%
2012	2	6,651	100,974	14.22%
2013	—	—	—	—
2014	—	—	—	—
2015	1	35,684	514,563	84.50%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	98%	15.10
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.8 million.

Lake View Technology Center I.  On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million.  The center contains approximately 110,007 of gross leasable square feet.  The building is located at 115 Lakeview Parkway in Suffolk, Virginia.  Lake View Technology Center I was built in 2001 and was expanded during 2004.  At the time of acquisition, this property competed with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million.  The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred.  MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc.  The membership interest was transferred to MB REIT for no consideration.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  This loan was subsequently repaid on December 6, 2005 by MB REIT.  On January 24, 2006, MB REIT obtained financing in the amount of approximately $14.5 million.  The loan requires interest only payments at an annual rate of 4.90% and matures in February 2011.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.61		06/06	04/07
			19.09		05/07	05/07
			19.61		06/07	05/14

GSA - U.S. Joint Forces Command	41,677	38	23.41	2/1 yr.	10/04	09/09
			26.27		10/09	10/09
			26.82		11/09	10/14

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.  Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	2	110,007	2,457,889	100%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2015 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

	Occupancy Rate as of	Effective Annual Rental
Year Ending December 31	December 31	Per Square Foot ($)
2006	100%	20.43
2005	100%	20.22
2004	100%	20.22

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.

Atascocita Shopping Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center.  MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million.  The property contains approximately 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of May 15, 2007, this property was 98% occupied, with approximately 46,226 square feet leased to seven tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

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One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24-Hour Fitness	37,264	79	13.00	3/5 yr	07/00	07/05
			14.50		08/05	07/10
			16.00		08/10	07/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	3	3,600	64,200	8.55%
2011	3	5,362	90,243	13.15%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	37,264	596,224	100.00%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	98%	14.99
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.

Cypress Town Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,000 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  Cypress Town Center was built in 2003.  As of May 15, 2007, this property was 94% occupied, with approximately 51,720 square feet leased to twenty-four tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per
	GLA Leased	Total	Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Total Renal Care	5,950	11	18.00	—	11/05	11/10
			19.80		12/10	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	6	10,010	185,710	18.35%
2009	5	14,050	266,750	32.11%
2010	5	5,950	111,825	19.45%
2011	1	2,100	35,700	7.65%
2012	1	2,450	47,775	11.09%
2013	3	7,010	177,518	46.33%
2014	1	2,100	56,350	27.40%
2015	2	8,050	149,310	100.00%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	94%	19.11
2005	94%	18.95

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.

Bridgeside Point Office Building.  On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International.  MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.5 million.  The property contains approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  The building was built in 2001.  One tenant, Cellomics, Inc., leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Fisher Scientific International requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per
	GLA Leased	Total	Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Cellomics, Inc.	153,110	100	16.00	2/5 yr.	10/06	09/11
			18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41%.

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The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	16.00
2005	100%	14.25
2004	100%	14.25
2003	100%	14.25
2002	100%	12.64

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.6 million.

Winchester Town Center.  On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center.  MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million.  The center contains approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of May 15, 2007, this property was 92% occupied, with approximately 16,500 square feet leased to nine tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Washington Mutual Bank, Pho Juong Giang and Advances in Vision, lease more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Washington Mutual Bank	3,500	19	22.00	3/5 yr.	03/05	02/10

Advances in Vision	2,400	13	16.50	1/5 yr.	9/05	09/06
			17.50		10/06	09/07
			18.50		10/07	09/08
			19.50		10/08	09/09
			20.50		10/09	09/10

Pho Juong Giang	2,400	13	13.20	2/5 yr.	02/06	02/06
			18.00		03/06	02/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	12,500	252,800	77.64%
2011	2	4,000	72,800	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	92%	19.30
2005	69%	19.46

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.6 million.

Antoine Town Center.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center. MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million.  The center contains approximately 36,007 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of May 15, 2007, this property was 95% occupied, with approximately 34,030 square feet (excluding ground lease space) leased to eighteen tenants (including four ground lease tenants).  At the time of acquisition, this property competed with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Nothing Over $1.00 Store	6,000	17	13.50	1/5 yr.	04/05	03/08

CICI’s Pizza	4,500	12	15.00	2/5 yr.	03/03	03/08
			16.50		04/08	03/13

Cato Corporation	4,000	11	12.00	2/5 yr.	11/04	01/10

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In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	7	15,900	263,925	35.58%
2009	2	3,580	62,360	13.04%
2010	1	4,000	48,000	11.55%
2011	—	—	—	—
2012	1	1,300	27,208	7.40%
2013	3	9,250	168,300	47.09%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2014 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	68%	18.82
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.4 million.

Ashford Plaza.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza.  MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million.  The center contains approximately 33,094 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  Ashford Plaza was built in 1980.  As of May 15, 2007, this property was 84% occupied, with approximately 27,739 square feet. excluding ground lease space, leased to sixteen tenants, including two ground lease tenants.  At the time of acquisition, this property competed with from

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five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Christine’s Salon	3,833	12	10.20	1/5 yr.	06/01	11/09

Better Image Photography	5,850	18	10.20	1/5 yr.	10/05	10/07
			10.80		11/07	10/09
			11.40		11/09	10/10
			12.00		11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	7.56		07/06	06/07
			7.80		07/07	06/08
			8.16		07/08	06/09
			8.40		07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	8.40		07/05	06/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	2	1,950	18,135	5.59%
2008	2	2,580	26,316	8.50%
2009	3	6,393	63,673	22.02%
2010	3	7,711	76,888	33.50%
2011	4	3,255	42,849	28.07%
2012	2	5,850	109,800	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

209

The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	77%	11.24
2005	77%	11.04

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

Highland Plaza.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza.  MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million.  The center contains approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  Highland Plaza was built in three phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of May 15, 2007, this property was 100% occupied, with approximately 73,780 square feet leased to twenty-two tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

24 Hour Fitness	35,357	48	17.00	3/5 yr.	04/04	04/19

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	3	4,126	80,638	6.02%
2009	8	10,200	181,080	14.14%
2010	1	1,050	20,475	1.86%
2011	2	1,879	36,641	3.37%
2012	2	5,750	117,764	11.22%
2013	3	9,298	169,918	18.24%
2014	2	6,120	160,776	21.10%
2015	—	—	—	—
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot (4)
2006	96%	17.54
2005	100%	17.71
2004	99%	17.60

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.

West End Square.  On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet.  MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million.  The center is located at 2201 Highway Six South in Houston, Texas.  West End Square was built in 1980.  As of May 15, 2007, this property was 89% occupied, with approximately 32,556 square feet leased to eleven tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, Weddings by Debbie, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Weddings by Debbie	14,076	33	10.80	1/5 yr.	10/06	09/08
			11.40		10/08	09/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants  only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the

211

most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	1,000	12,000	3.27%
2008	2	3,325	37,095	10.17%
2009	3	16,186	181,820	55.22%
2010	3	6,172	73,141	49.27%
2011	2	5,873	75,316	100%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	78%	11.06
2005	100%	10.26
2004	88%	10.21

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

SBC Center.  On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  The commercial office complex which consists of three buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with four office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million.  On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.  Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available)

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were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214%.

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.56
2005	100%	13.42

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.

Cinemark — Jacinto City.  On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City.  MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million.  The building contains approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

The lease with Cinemark requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate		Base Rent per
	GLA Leased	% of Total	Square Foot per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To

Cinemark	68,000	100	10.09	4/5 yr.	05/98	05/18

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149%.

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	10.09
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.6 million.

11500 Market Street Building.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building.  MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000.  The building contains approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Houston Texas.  The building was built in 1987.  One tenant, Magnum Staffing, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base rent per square Foot per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Magnum Staffing	2,719	100	13.52	—	11/05	10/08
			14.16		11/08	10/10

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	2,719	38,504	100%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	13.52
2005	100%	13.52
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.

Blackhawk Town Center.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center.  MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. The center contains approximately 34,128 of gross leasable square feet, excluding ground lease space.  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  Blackhawk Town Center was built in 2005.  As of May 15, 2007, this property was 100% occupied, with approximately 34,128 square feet, excluding ground lease space, leased to twelve tenants, including one ground lease tenant.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Two tenants, Walgreens and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	Total GLA	Annum ($)	Options	Beginning	To
Walgreens	14,820	43	24.97	—	04/05	04/80	(1)

Bank of America	4,400	13	49.43	6/5 yr	04/05	03/10
			54.38		04/10	03/15
			59.81		04/15	03/20
			65.79		04/20	03/25

(1)  Walgreens has an option to terminate the lease on April 30, 2030, and a similar option every five years thereafter until April 30, 2075, by providing six months notice of termination.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real

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estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	7	11,868	268,545	28.18%
2011	1	1,520	36,480	5.33%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	1,520	38,760	5.77%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	26.91
2005	96%	27.09

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.

Carver Creek Shopping Center.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in Dallas, Texas.  Carver Creek Shopping Center was built in 1985.  As of May 15, 2007, this property was 71% occupied, with approximately 23,732 square feet leased to two tenants.  The leases with these tenants require the tenant to pay annual base rent.  At the time of acquisition, this property competed with four retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to

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10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

Two tenants, Progressive Child Development and the State of Texas, each lease more than 10% of the total gross leasable area of the property.

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
State of Texas Department of Human Services	18,402	55	9.64	4/1 yr.	09/06	08/11

Progressive Child Development	5,330	16	6.36	—	08/98	09/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	1	5,330	33,899	16.04%
2011	1	18,402	177,384	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	71%	8.90
2005	71%	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44

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For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.

Chili’s.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Chili’s, leases 100% of the total gross leasable area of the property.   At the time of acquisition, this property competed with six full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Chili’s requires the tenant to pay annual base rent on the ground lease on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To
Chili’s (Ground Lease)	5,476	100	63,500	4/5 yr.	10/03	09/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	5,476	63,500	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

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The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	11.60
2005	100%	11.60
2004	100%	11.60
2003	100%	11.12
2002	100%	10.96

Joe’s Crab Shack.  On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  The building was built in 1998.  One tenant, Joe’s Crab Shack, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with six full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To
Joe’s Crab Shack (Ground Lease)	7,282	100	87,450	4/5 yr.	08/03	07/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991%.

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	12.01
2005	100%	12.01
2004	100%	12.01
2003	100%	11.55
2002	100%	10.92
2001	100%	10.92

Eldridge Town Center.  On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center.  MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million.  The center contains approximately 71,778 of gross leasable square feet (excluding ground lease).  The center is located at 12442 FM 1960 West in Houston, Texas.  Eldridge Town Center was built in 2000.  As of May 15, 2007, this property was 100% occupied, with approximately 71,778 square feet (excluding ground

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lease space) leased to twenty-eight tenants (including two ground lease tenants).  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

One tenant, Petco, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Petco	13,440	19	13.50	3/5 yr.	06/02	01/13

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	6	8,886	167,301	10.99%
2008	4	13,212	231,845	17.06%
2009	1	1,604	29,193	2.56%
2010	7	10,299	226,516	20.30%
2011	3	8,457	180,281	20.14%
2012	2	10,500	241,857	38.25%
2013	1	13,440	181,440	37.71%
2014	1	1,500	33,000	11.01%
2015	—	—	—	—
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	18.62
2005	100%	18.31
2004	98%	18.34
2003	93%	17.64
2002	81%	17.57

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.

NTB Eldridge.  On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge.  MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. The ground lease is located at 12150 FM 1960 West in Houston, Texas.  The building on this ground lease property was built in 2003.  One tenant, NTB Eldridge, leases 100% of the total gross leasable area of this ground lease property.  At the time of acquisition, this property competed with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Current Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

NTB Eldridge (Ground Lease)	6,290	100	65,000	5/5 yr.	08/03	08/08
					09/08	08/13
					09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000.  The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261%.

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	10.33
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

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McKesson Distribution Center.  On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet.  The building is located at 3301 Pollok Drive, Conroe, Texas.  The building was constructed during 2005. One tenant, McKesson Corporation, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with five industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash.  On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million.  The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
McKesson Corporation	162,613	100	4.07	4/4 yr.	10/05	10/10
			4.47		11/10	05/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000.  The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877%.

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	4.07
2005	100%	4.07

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million.

Windermere Village.  On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 25,200 of gross leasable square feet.  The center is located at Eldridge Parkway and FM 1960 in Houston, Texas.  Windermere Village was built in 2004.  As of May 15, 2007, this property was approximately 73% occupied, with approximately 18,320 square feet leased to eleven tenants.   At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $800,000 remains in a separate escrow to be paid to the seller for 2,000 gross leasable square feet of vacant space. A third party escrow

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agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

One tenant, Pei Wei Asian Diner leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Pei Wei Asian Diner	3,200	13	26.56	2/5 yr.	11/04	11/09
			29.06		12/09	11/14

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000.  The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	1,200	27,600	6.31%
2010	5	7,600	175,190	42.04%
2011	2	3,200	68,320	28.29%
2012	1	1,520	40,584	23.44%
2013	—	—	—	—
2014	1	3,200	92,992	70.13%
2015	1	1,600	39,600	100.00%
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	73%	22.43
2005	81%	23.52
2004	20%	25.04

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million.

Woodforest Square Shopping Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center.  The center contains approximately 39,966 of gross leasable square feet, and is located at 180 Uvalde B in Houston, Texas.  Woodforest Square Shopping Center was built in 1980.  As of May 15, 2007, this property was 72% occupied, with a total of approximately 28,666 square feet leased to thirteen tenants. At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million.

Three tenants, Beto, Inc., Clean Scene Washateria and Illusion Reception Hall each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To

Beto, Inc.	2,800	9	12.00	—	10/05	01/08

Beto, Inc.	3,500	11	12.00	—	10/05	01/08

Clean Scene Washateria	4,200	14	3.60	—	01/06	12/07

Illusion Reception Hall	5,950	19	7.20	—	02/07	10/07
			9.00		11/07	10/09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000.  The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	3	6,741	36,666	14.24%
2008	4	8,540	98,910	44.43%
2009	1	5,950	53,550	43.28%
2010	3	3,885	37,842	53.92%
2011	2	3,550	32,340	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2012 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	67%	8.43
2005	78%	8.33
2004	87%	8.49
2003	81%	6.56

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million.

Willis Town Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 gross leasable square feet.  The center is located at 904 West Montgomery in Willis, Texas.  Willis Town Center was built in 2000.  As of May 15, 2007, this property was 87% occupied, with a total of approximately 15,240 square feet leased to nine tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $700,000 remains in a separate escrow to be paid to the seller for 2,300 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

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Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
M.G.A.	3,220	18	15.00	2/3 yr.	11/02	10/09

Time Cleaners	2,000	11	17.00	1/5 yr.	01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	1/5 yr. - 5/1 yr.	06/04	05/07
			17.05		06/07	05/12

Texas Hair Express	1,920	11	17.25	1/5 yr.	12/06	11/07
			17.75		12/07	11/08
			18.25		12/08	11/09
			18.75		12/09	11/10
			19.25		12/10	11/11

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000.  The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	3,220	48,300	17.69%
2010	—	—	—	—
2011	5	7,520	139,726	60.34%
2012	1	2,000	34,100	37.13%
2013	1	1,000	23,100	40.00%
2014	—	—	—	—
2015	—	—	—	—
2016	1	1,500	34,650	100.00%

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The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	87%	17.16
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million.

Saratoga Town Center.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet, excluding ground lease space.  MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million.  The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas.  Saratoga Town Center was built in 2004.  As of May 15, 2007, this property was 98% occupied, with a total of approximately 56,782 square feet, which excludes ground lease space, leased to twenty-one tenants, which includes one ground lease tenant.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

Two tenants, Utopia World Cuisine and Petco, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Utopia World Cuisine	5,918	10	18.34	1/5 yr.	03/05	02/07
			18.94		03/07	02/08
			19.54		03/08	02/10

Petco	13,500	23	14.00	3/5 yr.	07/04	01/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000.  The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	9	18,126	337,756	30.34%
2010	6	14,718	282,078	35.72%
2011	1	2,100	41,580	8.15%
2012	—	—	—	—
2013	—	—	—	—
2014	3	8,338	175,901	37.51%
2015	1	13,500	189,000	62.18%
2016	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	98%	19.26
2005	95%	17.64
2004	70%	17.18

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million.

6234 Richmond Avenue.  On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 28,391 of gross leasable square feet.  The office building is located at 6234 Richmond Avenue in Houston, Texas.  The building was built in 1972.  As of May 15, 2007, this property was 90% occupied, with a total of approximately 25,551 square feet leased to three tenants.  At the time of acquisition, this property competed with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million.

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Three tenants, 24-Hour Fitness, Labare and Boxer Property Management, each lease more than 10% of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	6,654	23	11.67	—	06/06	05/08

Labare	9,738	34	16.13	1/5 yr.	02/03	01/09

Boxer Property Management	9,159	32	12.00	1/3 yr.	02/07	01/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000.  The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the properties:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	6,654	69,996	21.77%
2009	1	9,738	141,600	56.30%
2010	1	9,159	109,908	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2011 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	61%	14.24
2005	61%	14.24
2004	94%	14.17

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Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2003	94%	13.80
2002	94%	11.54

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.

Paradise Shops of Largo.  On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,641 of gross leasable square feet.  The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida.  Paradise Shops of Largo was newly constructed during 2005.  As of May 15, 2007, this property was 100% occupied, with a total of 54,641 square feet leased to six tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash.  On December 7, 2005, MB REIT obtained financing in the amount of approximately $7.3 million.  The loan requires interest only payments at an annual rate of 4.88% and matures January 2011.

One tenant, Publix Super Markets, leases more than 10% of the total gross leasable area of this property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Publix Super Markets	44,841	82	13.80	—	07/05	07/25

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000.  The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966%.

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The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	4	8,400	212,091	24.22%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	1,400	49,280	7.38%

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	15.99%
2005	97%	15.51%

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million.

Pinehurst Shopping Center.  On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet.  The center is located at 8005 FM 1960 East in Humble, Texas.  Pinehurst Shopping Center was built in 1984.  As of May 15, 2007, this property was 65% occupied, with a total of approximately 25,722 square feet leased to eighteen tenants.  At the time of acquisition, this property competed with five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the

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lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

No tenants lease more than 10% of the total gross leasable area of the property.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000.  The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	1	2,436	23,386	9.26%
2008	5	9,240	85,878	39.48%
2009	2	1,806	18,905	14.18%
2010	6	7,254	72,546	62.87%
2011	—	—	—	—
2012	4	4,986	58,198	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2013 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	64%	9.72
2005	70%	8.20
2004	58%	5.68

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.

6101 Richmond Building.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building.  MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. The property contains approximately 19,230 of gross leasable square feet.  The office building is located at 6101 Richmond Avenue in Houston, Texas.  The building was built in 1994. One tenant, Wild West Club, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed

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with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with Wild West Club requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
Wild West Club	19,230	100	12.92	2/5 yr.	03/03	02/08

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200.  The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	1	19,230	248,400	100.00%

None of the leases that is currently in place at this property is scheduled to expire during the years ended December 31, 2009 through December 31, 2016.

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2006	100%	12.92
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.

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24 Hour Fitness Center.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness — Woodlands.  MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million.  The building contains approximately 45,906 of gross leasable square feet.  The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas.  The building was built in 2001.  One tenant, 24-Hour Fitness, leases 100% of the total gross leasable area of the property.  At the time of acquisition, this property competed with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

The lease with 24-Hour Fitness requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum	Options	Beginning	To
24-Hour Fitness	45,906	100	19.84	3/5 yr.	06/02	06/07
			21.82		07/07	06/12
			24.01		07/12	06/17

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633%.

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	100%	19.84
2005	100%	19.84
2004	100%	19.84
2003	100%	19.84
2002	100%	11.57

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million.

24 Hour Fitness Center.  On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones.  MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million.  The center contains approximately 85,000 of gross leasable square feet.  The center is located at 21602 Tomball Parkway in Houston, Texas.  The building was built in 1984 and renovated during 2001.  As of May 15, 2007, this property was 100% occupied, with a total of approximately 85,000 square feet leased to five tenants.  At the time of acquisition, this property competed with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

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Four tenants, 24-Hour Fitness, Hapkido UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Base Rent Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
24-Hour Fitness	34,950	41	16.58	3/5 yr.	01/06	12/10
			18.57		01/11	12/15

Hapkido UMA Taekwondo	10,050	12	5.00		06/06	05/08
			5.50		06/08	05/10
			6.00		06/10	05/12
			6.50		06/12	05/13

Greg Majors Auctions	9,000	11	5.07		04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13		04/05	04/10

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276%.

The following table sets forth certain information with respect to the expiration of leases currently in place at the property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	16,000	88,596	11.10%
2010	1	24,000	75,000	10.49%
2011	—	—	—	—
2012	—	—	—	—
2013	1	10,050	65,325	9.15%
2014	—	—	—	—
2015	1	34,950	648,900	100.00%
2016	—	—	—	—

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The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	92%	9.62
2005	100%	8.96
2004	72%	11.17
2003	61%	11.32
2002	41%	13.20
2001	41%	13.71

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million.

Leasehold Interests

We have acquired the following leasehold interests:

3900 Market Street.  On March 7, 2007, we, through a wholly-owned subsidiary, entered into a joint venture with Utley Residential Company, L.P. (“Utley”), an unaffiliated third party, to lease from University City Associates, a Pennsylvania nonprofit corporation (“UCA”), pursuant to a ground lease, the property known as 3900 Market Street, located in Philadelphia, Pennsylvania. On May 18, 2007, our wholly-owned subsidiary acquired the remaining interests in this joint venture as part of our acquisition of the assets of Utley. Under the ground lease, our subsidiary will undertake to construct a university student rental apartment community and retail/commercial complex that will house no more than 500 residents, and that will include a club room and meeting room (the “Complex”).  The Complex will contain approximately 166,400 leasable square feet of residential space, divided into approximately 154 apartments, and approximately 44,000 leaseable square feet of retail/commercial space.  The lessee of the ground lease will enter into agreements with certain affiliates of Utley, under which those affiliates will assist in the development and management of the Complex.

The term of this ground lease will begin when the parties to the lease have satisfied certain commencement conditions, and will end on the date that is sixty-five years after the date on which UCA receives the first payment of base rent from the lessee.  The lessee is obligated under the lease to pay to UCA quarterly base rent equal to (i) 4% of the residential gross revenue for that quarter plus (ii) 8% of the retail gross revenue for that quarter.  In addition to the base rent, the lessee is required to pay 20% of the net cash flow.  No base rent will be payable for the portion of the term occurring prior to the payment in full of the lessee’s share of the construction costs.

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Potential Acquisitions

We or our joint venture, MB REIT, have identified the following properties as potential acquisitions:

Washington Park Plaza. We anticipate purchasing a fee simple interest in a retail center known as Washington Park Plaza, which contains approximately 235,321 gross leasable square feet.  The center is located at 17730-18300 South Halsted Street in Homewood, Illinois.  Washington Park Plaza was built in 1974 and underwent a teardown and redevelopment in 2005 with the exception of one multi-tenanted building which was remodeled and an additional five outlot retail buildings were newly constructed between 2006 through 2007.  As of May 15, 2007, this property was 97% occupied, with a total of approximately 227,772 square feet leased to twenty-five tenants.  We anticipate purchasing this property from an unaffiliated third party, Washington Park Plaza Partners LLC, for approximately $43.5 million.  At closing, we will assume a mortgage loan in the principal amount of $30.6 million from Wachovia Bank, N.A. and will pay the remaining amount of the purchase price of approximately $12.9 million in cash.  The interest rate of the loan is fixed at 5.92% per annum.  The term of the loan will require us to make monthly interest-only payments in the amount of $150,960 until the loan matures in May 2016.  The unpaid principal balance and all accrued unpaid interest thereon is due at maturity.  We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Our obligation will be secured by a first priority mortgage on the property.

Spring Town Center - Phase III.  MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Spring Town Center - Phase III, containing approximately 30,438 gross leasable square feet.  The center is located at 21212 Kyukendahl Road in Spring, Texas.  Spring Town Center - Phase III was built over a two year period beginning in 2004.  As of May 15, 2007, this property was 74% occupied with approximately 22,588 square feet leased to six tenants.  MB REIT anticipates purchasing this property from an unaffiliated third party, A-K-S 75 NEC Spring Town Center, L.P. for approximately $6.8 million in cash and may later borrow monies using the property as collateral.

CFG Portfolio -  Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Vermont.  We anticipate purchasing a fee simple interest in a portfolio of 159 retail banking properties containing a total of approximately 989,614 gross leasable square feet.  The properties are located in twelve states and were built from 1950 to 2005.  We anticipate purchasing these properties from unaffiliated third parties, Citizens Bank, N.A. and Charter One Bank, N.A., for approximately $291.9 million in cash, and may later borrow monies using the property as collateral. The breakdown of properties in the various states is as follows:

	Number of	Gross Leasable	Allocated
State	Branches	Square Feet	Purchase Price ($)

Connecticut	8	34,480	15,200,000

Delaware	4	14,778	5,400,000

Illinois	7	40,351	11,200,000

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Massachusetts	20	80,038	32,200,000

Michigan	2	6,420	2,000,000

New Hampshire	8	178,109	36,600,000

New Jersey	2	8,257	2,400,000

New York	1	7,950	1,500,000

Ohio	7	35,838	10,700,000

Pennsylvania	86	380,187	131,700,000

Rhode Island	13	200,266	41,500,000

Vermont	1	2,940	1,500,000

Total	159	989,614	$291,900,000

Northwest Marketplace.  We anticipate purchasing a fee simple interest in a retail center known as Northwest Marketplace, which contains approximately 182,864 gross leasable square feet.  The center is located in Houston, Texas.  Northwest Marketplace was built in 2002.  As of May 15, 2007, this property was 92% occupied, with a total of approximately 168,972 square feet leased to twenty-seven tenants.  We anticipate purchasing this property from an unaffiliated third party, Northwest MP, L.P.EW., LLC, for approximately $36.3 million in cash, and may later borrow monies using the property as collateral.

Lakeport Commons Shopping Center.  MB REIT anticipates purchasing a fee simple interest in a retail center known as Lakeport Commons Shopping Center, which contains approximately 282,260 gross leasable square feet.  The center is located in Sioux City, Iowa.  Lakeport Commons Shopping Center was built in 2005 to 2006.  As of May 15, 2007, this property was 91% occupied, with a total of approximately 256,004 square feet leased to twenty-six tenants. MB REIT anticipates purchasing this property from an unaffiliated third party, Lakeport Commons, L.L.C., for approximately $55.8 million in cash, and may later borrow monies using the property as collateral.

Shops at Riverstone. We anticipate purchasing a fee simple interest in a newly constructed shopping center known as the Shops at Riverstone, which contains approximately 314,542 gross leasable square feet.  The center is located at Highway 6 and Riverstone Boulevard in Missouri City, Texas.  The Shops at Riverstone was built between 2004 and 2006.  As of May 15, 2007, this property was 80% occupied with a total of 250,068 square feet leased to nineteen tenants.  The property competes with at least five other retail centers in the Far Southwest submarket of the Houston retail market for sales, tenants or both.

We anticipate purchasing this property from unaffiliated third parties, Riverstone Retail Partners, Ltd., LASCO Riverstone Retail Partners, Ltd., Riverstone Copperfield Retail Partners, Ltd. and Riverstone Place Retail Partners, Ltd., for approximately $53.9 million in cash, of which approximately $10.5 million remains subject to future earnouts for 24,667 gross leasable square feet of vacant and unleased space and 30,000 gross leasable square feet of space in the process of being built out by a tenant.  The seller has up to thirty-six months to lease the earnout space, provided however, that there is an adjustment to the purchase price formula with respect to the earnout after twenty-four months based on the changes in the ten year

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treasury rate between the date of the initial closing and the second anniversary of that closing to lease earnout space, in order to earn all or a portion of these amounts.  We anticipate paying the purchase price in cash and may later borrow monies using this property as collateral.

If this property is acquired, we do not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants may be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

Two tenants, Hobby Lobby and LA Fitness, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Hobby Lobby	60,971	19	7.95	3/5 yr.	10/06	10/16
			8.25		11/16	10/21

LA Fitness	45,000	14	15.57		12/05	03/11
			(1)		04/11	03/16
					04/16	12/20

(1) This lease provides for an increase in base rent based on the greater of the 200% increase in the Consumer Price Index or $45,000 per annum.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes paid in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $358,055.  The real estate taxes paid were calculated by multiplying the Shops at Riverstone’s assessed value by a tax rate of 1.54%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $40.4 million.

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The following table sets forth information with respect to the expiration of the leases in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	1	1,256	31,400	0.91%
2012	5	17,300	332,050	9.71%
2013	—	—	—	—
2014	1	3,000	78,000	2.53%
2015	2	12,277	258,906	8.39%
2016	5	69,196	714,925	25.41%

The table below sets forth certain information with respect to the occupancy rate at Shops at Riverstone expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	70%	12.11
2005	31%	11.94
2004	1%	24.00
2003	—	—
2002	—	—

Wickes Furniture.  We anticipate purchasing a fee simple interest in a newly constructed single-tenant building known as Wickes Furniture, which contains approximately 42,792 gross leasable square feet.  The building is located at Deerpath Road & Route 12 in Lake Zurich, Illinois and was built over a one-year period beginning in 2006.  The property is located in the Chicago retail market and the far northwest submarket and competes with at least five other similar retail properties within its submarket for sales, tenants or both.

We anticipate ultimately acquiring this property from an unaffiliated third party, HP/R Deerpath, L.L.C., for approximately $10.5 million.  Seller may, at its option, contribute all or any part of its equity in the property to a single-purpose limited liability company of which we or a wholly owned subsidiary of ours will be a member and the sole manager.  If the seller exercises this option, in exchange for its contribution the seller would receive membership interests equal to the value of its net equity in the property, which interests we anticipate would entitle the seller to an approximate 5.0% annual return payable monthly.  We expect that the this single-purpose entity’s operating agreement would provide that seller will have the right to put its interests to the company for a price equal to the value of its net equity in the property, subject to certain adjustments, for approximately three years following the anticipated closing.  After this period, we expect that the company would have the right to call the seller’s interests for the same price.  If the seller does not exercise this option, we may purchase this property for cash.  We may also later borrow monies using this property as collateral.

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Wickes Furniture Company, Inc. leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square	Estimated
	GLA Leased	% of Total	Renewal	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Option	Annum ($)	Beginning	To
Wickes Furniture Company	42,764	100	3/5 yr.	18.00	02/07	02/12
				19.80	03/12	02/17
				21.78	03/17	02/22

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available) are approximately $12,001.  The real estate taxes payable were calculated by multiplying Wickes Furniture’s assessed value by a tax rate of 6.15%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $7.9 million.

The property is newly constructed so there is no annual rental per square foot data for the last five years.

Bradley Portfolio: Illinois, Michigan, North Carolina and Ohio.  MB REIT anticipates purchasing from Bradley Associates Limited Partnership, an unaffiliated third party, fee simple interests the remaining four properties from a portfolio of thirty-three properties. Twenty-eight properties were purchased between October 18, 2006 and January 30, 2007.  Based on information obtained during the due diligence process, and pursuant to discussions with the seller, MB REIT anticipates that one property, 1405 South Main Street, Fountain Inn, South Carolina, will be terminated from the industrial portfolio.  The total purchase price of the remaining four properties is approximately $108 million.  The remaining four properties in this portfolio consist of four industrial buildings.  The following table sets forth certain information with respect to the location and the approximate gross leasable area, or GLA:

	Approximate GLA (Sq. Ft.)	Approximate Purchase
Address	Square Feet	Price
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	97,766	8,093,000
4412 Coloma Road, Coloma, Michigan	423,230	18,798,000
5568 West Chester Road, Westchester, Ohio	970,168	64,800,000
104 Enterprise Boulevard, Kinston, North Carolina	400,000	16,265,000

Totals	1,891,164	107,956,000

In connection with the closing, MB REIT expects to assume a mortgage loan totaling approximately $39.2 million and expects to pay the remaining amount of the purchase price in cash. MB REIT expects that the loan will be secured by a first priority mortgage on the corresponding property and that additional security interests may be granted in, for example, personal property owned by the assuming entity at the property.  The following table sets forth certain information regarding the mortgage loan that is expected to be assumed:

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Address	Loan Amount ($)	Maturity Date	Annual Interest Rate (%)	Monthly Payment Type
5568 W. Chester Road	39,233,733	January 1, 2013	5.5400	Principal & Interest

The remaining four properties in this portfolio compete with similar properties within their respective market areas.  The minimum number of similar competitive properties is reflected in the following table, to the extent such information is available:

		Min. No. of Competitive Properties in Submarket (or Market,
Property	Market/Submarket	if no Submarket)
Industrial Properties:
11500 Melrose Avenue; Franklin Park, Illinois(a)	Chicago, Illinois/Near West Suburbs	5
4412 Coloma Road; Coloma, Michigan(b)	Southwest Lower Michigan	Not Available
5568 West Chester Road; Westchester, Ohio(c)	Cincinnati, Ohio/Northwest	5
104 Enterprise Boulevard; Kinston, North Carolina(d)	Lenoir County, North Carolina	6

(a)             This property was built in 1969 and expanded in 1984.

(b)            This property was built in 1966.

(c)             This property was built in 1999.

(d)            This property was built between 1994 and 1996.

The remaining four properties in this portfolio were built between 1966 and 1999.  As of May 15, 2007, each of the remaining fifteen properties in this portfolio was 100% occupied.  Each of these properties has one tenant that occupies 100% of the total gross leasable area of that property.  The leases of the remaining four properties in this portfolio require the respective tenants to pay base annual rent on a monthly basis as follows:

		Approximate GLA	Renewal	Base Rent per Square Foot per		Lease Term
Address	Tenant	(Square Feet)	Options	Annum ($)		Beginning	To
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	Alco Manufacturing Company	97,766	—	5.42 5.52 5.57 5.63		12/98 12/06 12/07 12/08	11/06 11/07 11/08 12/09
4412 Coloma Road, Coloma, Michigan	GATX Logistics	423,230	—	3.91		04/98	05/08
5568 West Chester Road, Westchester, Ohio	Cornerstone Consolidated Service Group, Inc.	970,168	1/10 yrs.	5.55	(1)	04/99	10/12
104 Enterprise Boulevard, Kinston, North Carolina	DOPACO	400,000	2/5 yrs.	2.98	(2)	06/96	05/11

(1)           These leases provide for a 2% base rent increase per year.

(2)           Future base rent per square foot is increased based upon annual increases in the Consumer Price Index.

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The tenants for each respective property remaining in this portfolio may be responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2005 or 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the total depreciable basis in these remaining four properties, if acquired, will be approximately $81 million.  The following table indicates the real estate taxes, real estate tax rates and estimated income tax basis for each property.

	Real Estate Tax	Real Estate	Income Tax Depreciable
Address	Amount ($)	Tax Rate (%)	Basis
			(in millions)
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	201,034	8.06	6.1
4412 Coloma Road, Coloma, Michigan	88,437	0.76	14.1
5568 West Chester Road, Westchester, Ohio	171,022	65.00	48.6
104 Enterprise Boulevard, Kinston, North Carolina	81,028	0.81	12.2

Totals	$541,521		$81.0

The table below sets forth certain information with respect to the occupancy rate at each of the remaining fifteen properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2002, 2003, 2004, 2005 and 2006.

	Occupancy Rate as of December 31,
Address	2002	2003	2004	2005	2006
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	100%	100%	100%	100%	100%
4412 Coloma Road, Coloma, Michigan	100%	100%	100%	100%	100%
5568 West Chester Road, Westchester, Ohio	100%	100%	100%	100%	100%
104 Enterprise Boulevard, Kinston, North Carolina	100%	100%	100%	100%	100%

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	Effective Annual Rent per Square Foot ($) as of December 31,
Address	2002	2003	2004	2005	2006
Industrial Properties:
11500 Melrose Avenue, Franklin Park, Illinois	5.27	5.32	5.37	5.42	5.42
4412 Coloma Road, Coloma, Michigan	3.56	3.91	3.91	3.91	3.71
5568 West Chester Road, Westchester, Ohio	5.23	5.33	5.44	5.55	5.66
104 Enterprise Boulevard, Kinston, North Carolina	2.60	2.68	2.70	2.87	2.78

Financing Transactions

May 2007 Financing Transactions.  For the period from May 4, 2007 through May 31, 2007, we borrowed approximately $245.8 million secured by forty-seven properties.  These loans generally bear interest at rates between 5.329% and 5.765% per annum, and require us to make monthly interest-only payments until the loans mature.  The loans typically mature within five to ten years after closing.  The properties that have been financed are Chesapeake Commons, Crossroads at Chesapeake Square, Field Apartment Homes, the twenty properties within the ProLogis Tennessee Portfolio, 14th Street Market, Cross Timbers Court, Riverview Village, Market at Westlake, Hunters Glen Crossing, Josey Oaks Crossing, Park West Plaza, Shallotte Commons, Schneider Electric, Pioneer Plaza, East Gate, Shiloh Square, The Highlands, Suncreek Village, Scofield Crossing, The Center at Hugh Howell, Heritage Heights, Fury’s Ferry, Custer Creek Village, Flower Mound Crossing, Donnelson Plaza, Brandon Centre South, Bellerive Plaza and Market at Hamilton.

C & S Wholesale Grocers, Inc.: Massachusetts and Maryland.  On March 13, 2007, our subsidiaries, Inland American North Hatfield, L.L.C., Inland American South Hatfield Elm, L.L.C., Inland American Westfield summit Lock, L.L.C., and Inland America Aberdeen Old Philadelphia SPE, L.L.C. (referred to herein collectively as the “C & S Borrowers”), entered into loan documents as the borrower of approximately $82.5 million from Bear Stearns Commercial Mortgage, Inc., (referred to herein as “Bear Stearns”). The C & S Borrowers’ obligations are secured by a first priority mortgage on the properties commonly known as C & S Wholesale Grocers and located in North Hatfield, South Hatfield and Westfield, Massachusetts and Aberdeen, Maryland, respectively (collectively, the “C & S Mortgaged Properties”).  The C & S Borrowers also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of the C & S Borrowers related to the properties, as well as certain amounts placed into escrow in connection with the purchase of these properties.  These four properties were acquired by us on December 27, 2006.  The obligations secured by the properties are cross-defaulted and cross-collateralized, which means that upon an event of default by any of the C & S Borrowers, Bear Stearns, at its option, may foreclose on any one or more of the C & S Mortgaged Properties.

The loan amount and monthly interest only payments for each property are as follows:

	Principal	Monthly
	Balance	Payment
North Hatfield Property	$20,280,000	$92,612
South Hatfield Property	10,000,000	145,666
Westfield Property	29,500,000	134,717
Aberdeen Property	22,720,000	103,755

Total	$82,500,000	$376,750

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The loans bear interest at the rate of 5.48% per annum.  The C & S Borrowers are required to make monthly interest-only payments totaling approximately $376,750 until the anticipated repayment date of April 1, 2017.  If the loan is not paid in full by the anticipated repayment date, then the interest rate on the loan shall adjust to the lesser of (a) the maximum rate permitted by applicable law or (b) 2% above the current interest rate.  Payments after the anticipated repayment date shall include, in addition to interest, any excess cash flow for the calendar month, which includes any funds remaining after payment of the debt service, taxes, insurance premiums and required reserves.  The C & S Borrowers may, in certain circumstances beginning April 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Beginning March 1, 2017, Borrower may prepay the loan without being subject to a prepayment premium.  Upon  maturity on April 1, 2037, the C & S Borrowers are required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted the C & S Borrowers.  In connection with the loan, the C & S Borrowers has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  We, as the sole member of each of the C & S Borrowers, have agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of the C & S Borrowers, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by the C & S Borrowers of the environmental indemnity agreement.  We also have agreed to guarantee full payment of the obligations of the C & S Borrowers under the loan documents upon the occurrence of certain bankruptcy or insolvency events of the C & S Borrowers.

New Forest Crossing II.  On March 12, 2007, a subsidiary of MB REIT, MB Houston New Forest II Limited Partnership (referred to herein as “MBHNF II”), entered into a loan agreement to borrow approximately $3.4 million from Nomura.  MBHNF II’s obligations are secured by a first priority mortgage on the property commonly known as New Forest Crossing II, located at Wallisville Road and Beltway 8 in Houston, Texas.  MBHNF II also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBHNF II related to the property.  MB REIT acquired New Forest Crossing II on December 19, 2006.

The loan bears interest at the rate of 5.623% per annum.  MBHNF II is required to make interest-only payments on a monthly basis in the amount of approximately $16,108 until the loan matures on April 11, 2012.  Upon maturity, MBHNF II will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBHNF II may, in certain circumstances, prepay the unpaid principal balance of the loan beginning approximately two years following a securitization of the loan.  Nomura is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

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MBHNF II has also agreed to indemnify Nomura against losses suffered by Nomura arising under environmental laws or otherwise resulting from the presence of hazardous substances on the property.  MB REIT has agreed to indemnify Nomura against losses from certain acts of misconduct or from breaches of representations or covenants regarding environmental laws and hazardous substances by MBHNF II as borrower and to guaranty the obligations of MBHNF II under the loan documents upon the occurrence of certain bankruptcy or insolvency events related to MBHNF II or MB REIT.

The Shops at Sherman Plaza.  On February 12, 2007, a subsidiary of MB REIT, MB Evanston Sherman, L.L.C. (referred to herein as “MBES”), entered into loan documents as the borrower of approximately $30.3 million from Bear Stearns Commercial Mortgage, Inc., (referred to herein as “Bear Stearns”). MBES’s obligations are secured by a first priority mortgage on the property commonly known as The Shops at Sherman Plaza located at 1620 Sherman Avenue in Evanston, Illinois.  MBES also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBES related to the property, as well as certain amounts placed into escrow in connection with the purchase of this property.  The Shops at Sherman Plaza was acquired by MB REIT on December 21, 2006.

The loan bears interest at the rate of 5.569% per annum.  MBES is required to make monthly interest-only payments of approximately $140,501 until the loan matures on March 1, 2017.  Upon maturity, MBES is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBES may, in certain circumstances, after March 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

Due to the number of vacancies at the time of financing, Bear Stearns required that MBES and MB REIT enter into a master lease for those tenants who have not yet moved in and commenced paying rent. Under the master lease agreement, MB REIT is required to pay monthly rent to MBES if MBES defaults under the loan agreements.  The master lease agreement expires on February 28, 2009 and may be terminated by MBES’s delivery of an estoppel certificate from each of the tenants of the property, certifying that the tenant has taken occupancy and has commenced paying rent. In addition, MBES has agreed to deliver an irrevocable letter of credit in the favor of Bear Stearns in the amount of approximately $6.0 million within 30 days of the financing. The irrevocable letter of credit has an initial one year term, and will be automatically renewed unless otherwise released once evidence of the conditions for occupancy have been evidenced.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBES.  In connection with the loan, MBES has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBES, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBES, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBES of the environmental indemnity agreement.

MB REIT has agreed to guarantee full payment of the obligations by MBES under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBES.  MB REIT also has

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agreed to guarantee the obligations of MBES to perform under certain provisions of the loan agreement, such as its obligation to pay a deposit to Bear Stearns if certain tenants do not renew their leases in 2016.  Additionally, MB REIT has guaranteed that MBES will punctually pay to the seller of the property when due a $10.9 million contingent earn-out obligation under the purchase agreement executed in connection with the purchase of The Shops at Sherman Plaza.

State Street Market.  On February 12, 2007, a subsidiary of MB REIT, MB Rockford State, L.L.C. (referred to herein as “MBRS”), entered into a loan agreement to borrow approximately $10.5 million from Nomura.  MBRS’s obligations are secured by a first priority mortgage on the property commonly known as State Street Market, located at 6380 East State Street in Rockford, Illinois.  MBRS also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBRS related to the property.  MB REIT acquired State Street Market on December 14, 2006.

The loan bears interest at the rate of 5.623% per annum.  MBRS is required to make interest-only payments on a monthly basis in the amount of approximately $48,967 until the loan matures on March 11, 2012.  Upon maturity, MBRS will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBRS may, in certain circumstances, prepay the unpaid principal balance of the loan on or after the date that is the eleventh day of the month occurring after the date which is two years following the securitization of the loan.  Nomura is not required to securitize the loan.

The loan requires MBRS to perform certain deferred maintenance items within nine months of the funding of the loan and is required to deliver evidence of all required repairs. If the repairs have not been completed within the designated time period, MBRS will be required to deposit with Nomura approximately $204,000, less any amounts of repairs that have been completed with Nomura.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  MBRS’s failure to complete the required repairs within the designated period, or to deposit the required funds with Nomura, also will be considered an event of default.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

MBRS has also agreed to indemnify Nomura against losses suffered by Nomura arising under environmental laws or otherwise resulting from the presence of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBRS under the loan documents, including the environmental indemnity given by MBRS.

Bradley Portfolio:  Arkansas, Illinois, Indiana, Ohio, Texas and Wisconsin.  On January 26, 2007, two wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C. and MB Texas BP Portfolio, Limited Partnership (collectively referred to herein as the “BP Pool B Borrowers”) entered into an agreement to borrow a total of approximately $80.0 million from the Bank of America (referred to herein as “Bank of America”).  The BP Pool B Borrowers’ obligations under the loan documents are secured by first priority mortgages on seven properties from the Bradley Portfolio located in Ottawa, Illinois; Richfield, Ohio; Lebanon, Indiana; Wood Dale, Illinois; Houston, Texas; Mosinee, Wisconsin; and North Little Rock, Arkansas, respectively, acquired between January 10, 2007, and January 23, 2007 (referred to herein as “Pool B”).  On December 28, 2006, four wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C., MB Texas BP Portfolio, Limited Partnership, MB Maryland BP Portfolio, L.L.C. and MB Pennsylvania BP Portfolio, DST (collectively referred to herein as “BP Pool A Borrowers”) borrowed approximately $104.8

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million from Bank of America secured  by first priority mortgages on the nineteen properties from the Bradley Portfolio  acquired as of that date (referred to herein as “Pool A”).  T he obligations secured by the Pool A and Pool B properties are cross-collateralized, which means that upon an event of default by either the BP Pool A Borrowers or BP Pool B Borrowers, Bank of America, at its option, may foreclose on any one or more of the twenty-six Bradley Portfolio properties in Pool A and Pool B.  Bank of America also has been granted a security interest in, among other things, interests of these borrowers in certain tangible and intangible personal property used at the Pool A and Pool B properties.

The BP Pool B Borrowers’ loan bears interest at an annual interest rate of approximately 5.9%.  The  BP Pool B Borrowers are required to make monthly interest-only payments of approximately $393,828 beginning on March 1, 2007.  The unpaid principal balance  and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity on January 1, 2017.  BP Pool B Borrowers  may, in certain circumstances, after January 25, 2009, (i) prepay the unpaid principal balance of the  Pool B loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium or (ii) prepay a portion of the loan allocated to an individual property by paying, among other things, 110% of the amount of the Pool B loan allocated to the property to be released and a prepayment premium.  The properties securing the Pool B loan also may be released if certain conditions of defeasance outlined in the Pool B loan agreement are met.

The Pool B loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under either  loan, Bank of America may, subject to the customary cure rights granted to the  BP Pool B Borrowers, declare the entire outstanding balance of the Pool B loan in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

Bank of America has recourse against MB REIT, as borrower principal under the Pool B loan agreement, jointly and severally with the BP Pool B Borrowers (i) for losses caused by certain bad acts of the BP Pool B Borrowers, including for example, fraud and the misapplication or misappropriation of certain funds, and (ii) for the obligations of BP Pool B Borrowers in the event of the breach of certain covenants in the Pool B loan agreement or upon the occurrence of certain insolvency events with respect to the BP Borrowers.

Bradley Portfolio:  Arkansas, California, Georgia, Illinois, Iowa, Maryland, North Carolina, Texas and Wisconsin.  On December 28, 2006, four wholly owned subsidiaries of MB REIT, MB BP Portfolio, L.L.C., MB Texas BP Portfolio, LLC, MB Maryland BP Portfolio, LLC and MB Pennsylvania BP DST Portfolio, LLC (collectively referred to herein as the “BP Borrowers”) entered into an agreement to borrow a total of  approximately $104.8 million from the Bank of America (referred to herein as “Bank of America”).  Each of the BP Borrower’s obligations are secured by first priority mortgage s on the nineteen properties from the Bradley Portfolio acquired as of December 28, 2006.  These obligations are cross-collateralized, which means that upon an event of default by a BP Borrower, Bank of America, at its option, may foreclose on any one or more of the nineteen Bradley Portfolio properties.  The BP Borrowers also granted a security interest to Bank of America, its successors and assigns in, among other things, certain tangible and intangible personal property interests of the BP Borrowers related to these properties.  The BP Borrowers acquired the nineteen Bradley Portfolio properties they collectively hold between October 18 through December 18, 2006.

The BP Borrowers’ loan bears interest at rates ranging from 5.948% to 6.298% per annum over the course of the term of the loan.  The BP Borrowers are required to make monthly interest-only payments of approximately $519,313 beginning on February 1, 2007 until January 31, 2010, at which time the interest

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rate and corresponding monthly payment amount is subject to increase according to the terms outlined in the following table .

Term	Interest rate (%)	Monthly payment ($)
2/1/07 — 1/31/10	5.948	519,313
2/1/10 — 1/31/12	6.058	528,917
2/1/12 — 1/31/14	6.198	541,141
2/1/14 — 1/31/16	6.298	549,871
2/1/16 — 1/1/17	6.378	556,856

The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity on January 1, 2017.  The BP Borrowers may, in certain circumstances, after January 1, 2009, (i) prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium or (ii) prepay a portion of the loan allocated to an individual property by paying, among other things, 110% of the amount of the loan allocated to the property to be released and a prepayment premium.  The properties securing the loan also may be released if certain conditions of defeasance outlined in the loan agreement are met.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under any of the loans, Bank of America may, subject to the customary cure rights granted to the BP Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

In connection with the loan, MB BP Portfolio, L.L.C. and MB REIT have agreed to indemnify Bank of America against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the Bradley portfolio property in Santee, California.

MB REIT, as borrower principal under the loan agreement, has agreed to be personally liable to Bank of America, jointly and severally with the BP Borrowers,  (i) for losses caused by certain bad acts of the BP Borrowers, including for example, fraud and the misapplication or misappropriation of certain funds, and (ii) for the obligations of the BP Borrowers in the event of the breach of certain covenants in the loan agreement or upon the occurrence of certain insolvency events with respect to the BP Borrowers.

One AT&T Center.  On December 21, 2006, MBSLC entered into loan documents as the borrower of approximately $112.7 million from Bear Stearns.  MBSLC’s obligations are secured by a first priority mortgage on the property commonly known as One AT&T Center located at 909 Chestnut Street in St. Louis, Missouri.  MBSLC also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBSLC related to the property.  One AT&T Center was acquired by MBSLC on December 21, 2006.

The loan bears interest at the rate of 5.3425% per annum.  MBSLC is required to make interest-only payments on a monthly basis in the amount of $501,727 until the loan matures on January 1, 2037.  After January 1, 2017, MBSLC will pay, in addition to monthly interest, any excess cash flow related to the property to the lender.  Upon maturity, MBSLC will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLC may, in certain circumstances, prepay the unpaid principal balance of the loan, along with other amounts due under the loan documents, on or after January 1, 2010.

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The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBSLC.

In connection with the loan, MBSLC has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence or release of hazardous material on the property.  MB REIT, as sole member of MBSLC, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBSLC, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBSLC of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBSLC under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBSLC.

Lincoln Village.  On December 1, 2006, two subsidiaries of Inland American, Inland American Chicago Lincoln, L.L.C. and Inland American Chicago Lincoln II, L.L.C., (referred to herein collectively as “IACL”), entered into loan documents as the borrower of approximately $22.0 million from Bear Stearns Commercial Mortgage, Inc. (referred to herein as “Bear Stearns”).  IACL’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Village located at 6201 North Lincoln Avenue in Chicago, Illinois.  IACL also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of IACL related to the property.  Lincoln Village was acquired by us on October 13, 2006.

The loan bears interest at the rate of 5.321% per annum.  IACL is required to make monthly interest-only payments of approximately $97,707 until the loan matures on December 1, 2016.  Upon maturity, IACL is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  IACL may, in certain circumstances, after January 1, 2010, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. IACL is also required to contribute periodically to a required repair fund, a tax and insurance escrow fund, a replacement reserve fund, and a ground rent escrow fund.  The failure to make certain of the required contributions is an event of default, and the amounts in the reserve funds are security for payment of the loan.  IACL must also comply with the terms and conditions of an asbestos operations and maintenance program. A material failure to so comply also would constitute an event of default under the loan documents.  If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted IACL.  In connection with the loan, IACL has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  We, as sole member of IACL, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of IACL, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by IACL of the environmental indemnity

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agreement.  We also have agreed to guarantee full payment of the obligations by IACL under the loan documents upon the occurrence of certain bankruptcy or insolvency events of IACL.

Buckhorn Plaza.  On November 21, 2006, a subsidiary of MB REIT, MB Bloomsburg Buckhorn DST (referred to herein as “MBBB”), entered into loan documents as the borrower of approximately $9 million from Bear Stearns.  MBBB’s obligations are secured by a first priority mortgage on the property commonly known as Buckhorn Plaza located at 60-76 Lunger Drive in Bloomsburg, Pennsylvania.  MBBB also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBBB related to the property.  Buckhorn Plaza was acquired by MB REIT on August 30, 2006.

The loan bears interest at the rate of 5.993% per annum.  MBBB is required to make monthly interest-only payments of approximately $45,072 until the loan matures on December 1, 2016.  Upon maturity, MBBB is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBBB may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBBB.  In connection with the loan, MBBB has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBBB, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBBB, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBBB of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBBB under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBBB and payment of MBBB’s $2.2 million contingent obligation under the earnout agreement executed in connection with its purchase of Buckhorn Plaza.

Washington Mutual Bank Building.  On November 21, 2006, a subsidiary of MB REIT, MB Arlington Collins Limited Partnership (referred to herein as “MBAC”), entered into loan documents as the borrower of approximately $20.1 million from Bear Stearns.  MBAC’s obligations are secured by a first priority mortgage on the property commonly known as Washington Mutual Bank Building, located at 3801 South Collins in Arlington, Texas.  MBAC also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBAC related to the property.  Washington Mutual Bank was acquired by MB REIT on October 20, 2006.

The loan bears interest at the rate of 5.943% per annum.  MBAC is required to make monthly interest-only payments of approximately $99,620 until the loan matures on December 1, 2016.  Upon maturity, MBAC is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBAC may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

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The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. MBAC must also comply with the terms and conditions of an asbestos operations and maintenance program. A material failure to so comply would also constitute an event of default under the loan documents.  If an event of default occurs, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBAC.  In connection with the loan, MBAC has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBAC, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBAC, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBAC of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBAC under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBAC.

The Market at Hilliard.  On November 9, 2006, a subsidiary of MB REIT, MB Columbus Hilliard, L.L.C., (referred to herein as “MBCH”), entered into loan documents as the borrower of approximately $11.2 million from Bear Stearns.  MBCH’s obligations are secured by a first priority mortgage on the property commonly known as The Market at Hilliard located at 1852 Hilliard Rome Road in Hilliard, Ohio.  MBCH also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCH related to the property.  The Market at Hilliard was acquired by MB REIT on July 11, 2006.

The loan bears interest at the rate of 5.963% per annum.  MBCH is required to make monthly interest-only payments of approximately $55,754 until the loan matures on December 1, 2016.  Upon maturity, MBCH is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBCH may, in certain circumstances, after December 1, 2009, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, Bear Stearns may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCH.  In connection with the loan, MBCH has agreed to indemnify Bear Stearns against, among other things, losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBCH, has agreed to indemnify and hold Bear Stearns harmless against various losses, including among others, losses caused by certain misconduct of MBCH, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCH of the environmental indemnity agreement.  MB REIT also has agreed to guarantee full payment of the obligations by MBCH under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCH.

Dulles Executive Office Plaza.  On August 30, 2006, a subsidiary of MB REIT, MB Herndon, L.L.C. (referred to herein as “MB Herndon”), entered into an agreement to borrow approximately $68.8 million from Bear Stearns.  MB Herndon’s obligations are secured by a first priority mortgage on the

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property commonly known as Dulles Executive Office Plaza, located at 13530 and 13560 Dulles Technology Drive in Herndon, Virginia.  MB Herndon also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MB Herndon related to the property.  MB REIT acquired Dulles Executive Office Plaza on July 25, 2006.

The loan bears interest at the rate of 5.851% per annum.  MB Herndon is required to make monthly interest-only payments of approximately $335,214 until the loan matures on September 1, 2016.  Upon maturity, MB Herndon is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MB Herndon may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MB Herndon.  In connection with the loan, MB Herndon has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MB Herndon, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MB Herndon, such as the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MB Herndon of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MB Herndon under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MB Herndon.

Lincoln Mall.  On August 9, 2006, a subsidiary of MB REIT, MB Lincoln Mall L.L.C. (referred to herein as “MBLM”), entered into an agreement to borrow approximately $33.8 million from Bear Stearns.  MBLM’s obligations are secured by a first priority mortgage on the property commonly known as Lincoln Mall, located at 620 George Washington Highway in Lincoln, Rhode Island.  MBLM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBLM related to the property.  MB REIT acquired Lincoln Mall on May 31, 2006.

The loan bears interest at the rate of 5.275% per annum.  MBLM is required to make monthly interest-only payments of approximately $148,733 until the loan matures on September 1, 2013.  Upon maturity, MBLM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MBLM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBLM.  In connection with the loan, MBLM has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBLM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MBLM, such as the commission of

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fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBLM of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MBLM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBLM.

Canfield Plaza.  On August 7, 2006, a subsidiary of MB REIT, MB Canfield Main L.L.C. (referred to herein as “MBCM”), entered into an agreement to borrow approximately $7.6 million from Bear Stearns.  MBCM’s obligations are secured by a first priority mortgage on the property commonly known as Canfield Plaza, located at 525 East Main Street in Canfield, Ohio.  MBCM also granted a security interest to Bear Stearns in, among other things, certain tangible and intangible personal property interests of MBCM related to the property.  MB REIT acquired Canfield Plaza on April 5, 2006.

The loan bears interest at the rate of 5.225% per annum.  MBCM is required to make monthly interest-only payments of approximately $32,983 until the loan matures on September 1, 2013.  Upon maturity, MBCM is required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After September 1, 2009, MBCM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Bear Sterns may declare the entire outstanding balance of the loan immediately due and payable, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, subject to customary cure rights granted MBCM.  In connection with the loan, MBCM has agreed to indemnify Bear Stearns against losses arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MB REIT, as sole member of MBCM, has agreed to indemnify and hold Bear Stearns harmless against various losses, including losses caused by certain misconduct of MBCM, such as, the commission of fraud, engaging in a prohibited transfer or the incurrence of prohibited indebtedness, and breaches by MBCM of the environmental indemnity agreement.  MB REIT has also agreed to guarantee full payment of the obligations by MBCM under the loan documents upon the occurrence of certain bankruptcy or insolvency events of MBCM.

Brooks Corner.  On June 29, 2006, a subsidiary of MB REIT, MB San Antonio Brooks Limited (referred to herein as “MBSBL”), entered into an agreement to borrow approximately $14.3 million from Allstate Life Insurance Company (referred to herein as “Allstate”).  MBSBL’s obligations are secured by a first priority mortgage on the property commonly known as the Brooks Corner Shopping Center, located at 3143 SE Military Road in San Antonio, Texas.  MBSBL also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSBL related to the property.  MB REIT acquired Brooks Corner on June 26, 2006.

The loan bears interest at the rate of 5.38% per annum.  MBSBL is required to make interest-only payments on a monthly basis in the approximate amount of $64,003.17 until the loan matures on June 1, 2011.  Upon maturity, MBSBL will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After July 1, 2007, MBSBL may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material

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representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Allstate may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSBL, may be liable for the obligations of MBSBL under the loan documents.  In connection with the loan, MBSBL has agreed to indemnify Allstate against losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSBL and MB REIT jointly and severally have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Ahold Portfolio — Principal Commercial Funding, LLC and Principal Life Insurance Company.  On June 8, 2006, wholly owned subsidiaries of four of the Ahold Joint Venture entities (collectively referred to herein as “Principal Borrowers”) entered into an agreement to borrow a total of approximately $35.5 million from Principal Commercial Funding, LLC and Principal Life Insurance Company (collectively referred to herein as the “Principal Lenders”).  Each of the Principal Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Principal Borrowers also granted a security interest to the Principal Lenders and their successors and assigns, in, among other things, certain tangible and intangible personal property interests of the Principal Borrowers related to the properties.  We acquired the Ahold Portfolio properties held by the Principal Borrowers on June 8, 2006.

The Principal Borrowers’ loans bear interest at the rates of 5.17% per annum through maturity on July 1, 2013.  The Principal Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $18,465.52 to $49,679.39 beginning on August 1, 2006, until the loans mature.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Provided there is no event of default and after the “lockout Date,” defined as (1) the date which is one year after the date of securitization or (2) the date which is two years after the date of the first full debt service payment, the Principal Borrowers may, with not less than 30 days prior written notice, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, the Principal Lenders may, subject to the customary cure rights granted to the Principal Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

We have agreed to indemnify the Principal Lenders, or their successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the properties.  We also have agreed to guaranty the obligations of the Principal Borrowers under the loan documents, including the environmental indemnity given by the Principal Borrowers.

Ahold Portfolio — Nomura Credit & Capital, Inc.  On June 8, 2006, wholly owned subsidiaries of four of the Ahold Joint Venture entities (collectively referred to herein as the “Nomura Borrowers”) entered into agreements to borrow a total of approximately $41.5 million from Nomura Credit & Capital, Inc. (referred to herein as “Nomura”).  Each of the Nomura Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Nomura Borrowers also granted a security interest to Nomura Credit & Capital, Inc., its successors and assigns in, among other things, certain

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tangible and intangible personal property interests of the Nomura Borrowers related to the properties.  We acquired the Ahold Portfolio properties held by the Nomura Borrowers on June 8, 2006.

The Nomura Borrowers’ loans bear interest at rates ranging from 5.01% to 5.17% per annum.  The Nomura Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $34,936.68 to $54,943.06 beginning on August 1, 2006, until the anticipated repayment date of June 11, 2011, or if the loans are extended pursuant to their respective loan agreements, until the loans mature on June 11, 2031. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Except as otherwise provided in the loan documents, the Nomura Borrowers shall not have the right to prepay the Loan in whole or in part prior to the permitted prepayment date, which is the eleventh day of the month occurring after the date which is three years following securitization of the loan.   After the permitted prepayment date, the Nomura Borrowers may, after providing Lender with written notice, prepay the unpaid principal balance of the loan in whole, but not in part, along with a prepayment fee.  The Nomura Borrowers may prepay the loan ninety days prior to the maturity date without premium, which prepayment shall be paid on a regularly scheduled payment date.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under any of the loans, Nomura may, subject to the customary cure rights granted to the Nomura Borrowers, declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

We have agreed to indemnify Nomura, or its successors and assigns, against losses arising from the presence or release of hazardous substances, among other things, on the Ahold Portfolio properties.  We also have agreed to guaranty the obligations of the Nomura Borrowers under the loan documents, including the environmental indemnity given by the Nomura Borrowers.

Shakopee Shopping Center.  On May 25, 2006, a subsidiary of MB REIT, MB Shakopee Vierling L.L.C. (referred to herein as “MBSV”), entered into an agreement to borrow approximately $8.8 million from Allstate.  MBSV’s obligations are secured by a first priority mortgage on the property commonly known as the Shakopee Shopping Center, located at 1698 Vierling Drive in Shakopee, Minnesota. MBSV also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSV related to the property.  MB REIT acquired the Shakopee Shopping Center on April 6, 2006.

The loan bears interest at the rate of 5.30% per annum.  MBSV is required to make interest-only payments on a monthly basis in the approximate amount of $38,867 until the loan matures on May 1, 2011.  Upon maturity, MBSV will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After June 1, 2007, MBSV may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, Allstate may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, immediately due and payable.  Under certain circumstances,

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including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSV, may be liable for the obligations of MBSV under the loan documents.  In connection with the loan, MBSV has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSV and MB REIT jointly and severally have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Southgate Apartments.  On April 21, 2006, a subsidiary of MB REIT, MB Louisville Southgate, L.L.C. (referred to herein as “MBLS”), entered into an agreement to borrow approximately $10.725 million from Merrill Lynch Mortgage Lending, Inc. (referred to herein as “Merrill Lynch”).  MBLS’s obligations are secured by a first priority mortgage on the property commonly known as the Southgate Apartments, located at 10960 Southgate Manor Drive in Louisville, Kentucky.  MBLS also granted a security interest to Merrill Lynch in, among other things, all of the personal property owned by MBLS at the property.  MB REIT acquired Southgate Apartments on March 2, 2006.

The loan bears interest at the rate of 5.413% per annum.  MBLS is required to pay interest only on a monthly basis in the amount of $48,379 until the loan matures on May 1, 2016.  After May 1, 2016, MBLS is also required to pay Merrill Lynch any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBLS may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Merrill Lynch securitizes the loan.  Merrill Lynch is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to May 1, 2016, and through the maturity date, MBLS may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Merrill Lynch may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBLS has also agreed to indemnify Merrill Lynch against losses suffered by Merrill Lynch arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBLS under the loan documents, including the environmental indemnity given by MBLS.

Thermo Process Systems Facility.  On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as “MBSLG”), entered into a loan agreement to borrow approximately $8.2 million from Nomura.  MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility, located at 1410 Gillingham Lane in Sugar Land, Texas.  MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property.  MB REIT acquired the Thermo Process Systems facility on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum.  MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031.  After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month

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preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLG may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium, late charges and other amounts, immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

Monadnock Marketplace.  On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as “MBKM”), entered into an agreement to borrow approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as “PCF”).  MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace, located at 20 Ashbrook Road in Keene, New Hampshire.  MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property.  MB REIT acquired the Monadnock Marketplace property on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity.  MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity.  MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (1) one year after PCF securitizes the loan or (2) two years after the date of the first full debt service payment.  PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

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MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Bridgeside Point Office Building.  On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as “MBPB”), entered into an agreement to borrow approximately $17.3 million from Nomura.  MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building, located at 100 Technology Drive in Pittsburgh, Pennsylvania.  MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property.  MB REIT acquired the Bridgeside Point Office Building on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum.  MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031.  After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property.  Inland Western Retail Real Estate Trust, Inc., or Inland Western, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.  As of December 31, 2006, Inland Western was released from this guaranty to Nomura.

Triangle Center.  On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as “MBLT”), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”).  MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center, located at 1305 Ocean Beach Highway in Longview, Washington.  MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property. MB REIT acquired Triangle Place on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum.  MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011.  MBLT may, in certain

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circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan.  LaSalle is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, the nonpayment of principal, interest, fees or other amounts; making a materially false or misleading material representation or warranty; the violation of covenants prohibiting certain transfers and creating certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property.  Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million.  As of December 31, 2006, Inland Western was released from this guaranty to LaSalle.

Competition

We are subject to significant competition in seeking real estate investments and tenants.  We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from other real estate investment programs, including other REITs sponsored by IREIC, for investments that may be suitable for us.  Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than we do.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Repairs and Improvements

Unless otherwise noted herein, we do not intend, in the next several years, to make significant repairs and improvements to any of the real estate assets that we currently own or that we intend to acquire. However, if any repairs or improvements are made to these properties, the tenants will be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases, except as otherwise herein noted.

Insurance

We believe that all of the properties that we currently own or that we intend to acquire are, or will be, adequately insured.

Depreciation Expense

When we and MB REIT calculate depreciation expense for tax purposes, we use the modified accelerated cost recovery system method.  With respect to our office, industrial and retail properties, we and MB REIT depreciate buildings and improvements for tax purposes based on estimated useful lives of forty and twenty years, respectively.  With respect to our multi-family properties, we and MB REIT depreciate buildings and improvements for tax purposes based on estimated useful lives of 27.5 and twenty years, respectively.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 255 of the prospectus.

The following discussion and analysis relates to the three months ended March 31, 2007 and March 31, 2006, the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts are stated in thousands, except per share amounts.

A discussion of activity for 2004 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Overview

Inland American Real Estate Trust, Inc., herein referred to as Inland American, was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock at $10.00 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our dividend reinvestment plan, herein referred to as DRP.

As of March 31, 2007, subscriptions for a total of 277,251,743 shares, net of shares repurchased, had been received and accepted, including 20,000 shares issued to our sponsor.  In addition, we sold 3,924,383 shares through our DRP.  As a result of these sales, we have raised a total of approximately $2,802,000 of gross offering proceeds as of March 31, 2007.

We seek to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate.  We actively manage our assets by leasing and releasing space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We intend to potentially create additional value through redeveloping and repositioning some of our properties in the future.

On a consolidated basis, essentially all of our revenues and operating cash flows this quarter were generated by collecting rental payments from our tenants, interest income on cash investments, and gains from the sale of marketable securities investments and dividend income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on our mortgages payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, landscaping, snow removal and periodic renovations to meet tenant needs.  Pursuant to the lease agreements, some tenants of various properties are required to

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reimburse us for some or all of the particular tenant’s pro rata share of the real estate taxes and operating expenses of the property.

In evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

•                                          Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•                                          Leasing activity - new leases, renewals and expirations.

•                                          Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

Acquisition Strategy

We seek to acquire and own a diversified (by geographical location and by property type) portfolio of real estate primarily improved for use as shopping or retail centers, malls, multi-family residential buildings, office and industrial buildings.

The current environment in which we are trying to acquire properties has been very tight on pricing and yields which has led us to look at other real estate segments for opportunities.  For example, during March of 2007, we entered into a joint venture agreement with a third party to develop a student housing facility for the University of Pennsylvania.  On April 2, 2007, we entered into a definitive agreement with a third party to expand our investments into the lodging segment and on April 27, 2007 we entered into a joint venture agreement with a third party to acquire and redevelop or reposition industrial and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.  We believe that our entering into this multi-platform strategy creates avenues for growth.  In addition, our joint ventures with third party real estate operators and developers align added real estate expertise with risk reduction and enhanced returns.  Our pending acquisition of the third party lodging company creates a value-added opportunity by partnering with an existing company to expand our exposure to additional market segments.

We do not generally focus property acquisitions in any one particular geographic location within the United States.  However, we generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is more efficient.  We also seek properties (excluding multi-family properties) with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into purchase and leaseback transactions in which we will purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  In addition, we may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the

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property so long as providing these services do not cause us to lose our qualification to be taxed as a REIT.

We also are actively seeking to acquire publicly traded or privately owned entities that own or are developing commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Any entity we acquire is operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We consider a number of factors in evaluating whether to acquire any particular asset or real estate operating company, including:

•                                          geographic location and property type;

•                                          condition and use of the asset;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the asset is located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the asset; and

•                                          tax considerations.

Financing Strategy

We routinely borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing provided by banks, institutional investors and other lenders including lenders affiliated with our sponsor. These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

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As a matter of policy, adopted by our board, the aggregate borrowings secured by all of our assets may not exceed 55% of the combined fair market value of our assets.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, if later dated.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Properties and Investments

Investment Properties

As of March 31, 2007, we owned, on a consolidated basis, 110 properties consisting of sixty-seven retail properties, sixteen office properties, three multi-family properties and twenty-four industrial properties.

The following table summarizes certain key operating performance measures for our properties as of and for the three months ended March 31, 2007 and 2006 and as of and for the year ended December 31, 2006 and 2005.

	Total Properties
	As of March 31,		As of December 31,
	2007	2006	2006	2005
Multi-family Property
Physical occupancy	95%	95%	91%	—
Economic occupancy	95%	95%	91%	—
End of month scheduled base rent per unit per month	$916.00	730.00	764.00	—

Office Properties
Physical occupancy	98%	99%	97%	99%
Economic occupancy	98%	100%	97%	99%
%Base rent per square foot	$13.39	13.87	13.58	13.87

Retail Properties
Physical occupancy	93%	84%	95%	88%
Economic occupancy	96%	91%	96%	98%
Base rent per square foot	$13.84	13.71	13.77	13.19

Industrial Properties
Physical occupancy	100%	100%	100%	100%
Economic occupancy	100%	100%	100%	100%
Base rent per square foot	$5.27	5.25	5.85	4.07

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Comparison of Three Months Ended March 31, 2007 to 2006

As shown in the table above, physical occupancy of our office properties was 98% and 99% as of March 31, 2007 and 2006, respectively.  The decrease is primarily due to acquiring multi-tenant properties in the last three quarters of 2006 and the first quarter of 2007 that had lower occupancy levels than our existing portfolio.  Average rental rates have also decreased in the first quarter of 2007 for the same reason by 3% to $13.39 per square foot from $13.87 per square foot in the first quarter of 2006.  Lease transactions of 77,333 square feet were completed in the first quarter of 2007 including 3,403 square feet of new leases.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing leasing and rental rates for newly acquired properties.

During the first quarter of 2007 and the last three quarters of 2006, we acquired thirty-two retail properties.  These acquisitions triggered the shifts in our property performance indicators above.  The occupancy and base rent per square foot for the retail properties which we owned at March 31, 2007 was 93% and $13.84 per square foot and at March 31, 2006 was 84% and $13.71 per square foot, respectively.  The March 31, 2007 occupancy for our retail properties increased 8% and base rent per square foot increased 1% from March 31, 2006 due to higher rental and occupancy rates in the first quarter of 2007.

Each of the retail property indicators in the above table improved during the first quarter of 2007.  We expect these upward trends to continue during 2007.  In the first quarter of 2007, we entered into 43,773 square feet of new lease transactions which were at comparable or above current rental rates.

Physical occupancy of our industrial properties was 100% as of March 31, 2007 and 2006.  Average rental rates have increased in the first quarter of 2007 to $5.27 per square foot from $5.25 per square foot for the same period in 2006.  The increase is due to higher rental rates on 22 properties acquired during the first quarter 2007 and last three quarters of 2006.  We are optimistic about the industrial business as we continue see positive trends in occupancy and rental rates in our portfolio.

Physical occupancy of our multi-family properties remained the same at 95% for the first quarter of 2007 and 2006.  The base rent per unit increased by 25% from $730 to $916 for the three months ended March 31, 2007 as compared to March 31, 2006 due to acquisitions made in the first quarter of 2007 having higher base rents per square foot.

The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with decreasing supply due to condo conversions.  Our multi-family property is operating as expected based on market conditions.

Because of diversified strategy of investing in multi-family, industrial, office and retail property types, we believe we will be able to alter our asset mix to leverage market timing and maximize our investment returns.  Our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in four distinct segments, which we believe lowers our risk profile, adds stability and sets us apart from our industry peers that are invested in a single property type.

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The following table lists the top ten tenants in all segments of our consolidated portfolio as of March 31, 2007 based on the amount of square footage they each occupy (dollar amounts are stated in thousands).

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
AT&T, Inc.	Office	3,647,354	18.67%	$42,506	20.44%
C&S Wholesalers	Indus/Dist.	1,720,000	8.80%	$10,340	4.97%
Pearson Education, Inc	Indus/Dist.	1,091,435	5.59%	$3,492	1.68%
Deluxe Video Services, Inc	Indus/Dist.	712,000	3.64%	$3,580	1.72%
Stop & Shop	Retail	601,652	3.08%	$10,116	4.87%
Invensys Business	Indus/Dist.	545,000	2.79%	$2,632	1.27%
Dopaco, Inc	Indus/Dist.	299,176	1.53%	$1,098	0.53%
Lockheed Martin Corporation	Office	288,632	1.48%	$7,628	3.67%
Washington Mutual	Office	239,905	1.23%	$3,047	1.47%
Cinemark USA, Inc.	Retail	225,507	1.15%	$2,903	1.40%

Comparison of Year Ended December 31, 2006 to 2005

As shown in the table above, physical occupancy of our office properties was 99% in 2005 and 97% in 2006.  The decrease is primarily due to acquiring multi-tenant properties that had lower occupancy levels than our existing portfolio.  Average rental rates have also decreased in 2006 for the same reason by 2% to $13.58 per square foot from $13.87 per square foot in 2005.  The decrease is due to lower rental and occupancy rates on the 2006 acquisition properties.  Lease transactions of 33,108 square feet were completed in 2006 including 21,857 square feet of new leases.  We remain cautiously optimistic about the office business as we continue to see positive trends in our portfolio including increasing leasing and rental rates.

During 2006, we acquired thirty-two retail properties.  These acquisitions triggered the shifts in our property performance indicators above.  At the end of 2006, we owned sixty-three retail properties.  The 2005 year-end occupancy and base rent per square foot for the retail properties which we owned was 88% and $13.19 per square foot.  In 2006, the year-end occupancy for our retail properties increased 7% and base rent per square foot increased 4%.  The increase in occupancy is due to higher rental and occupancy rates on the 2006 acquisition properties.

Each of the retail property indicators in the above table continued to improve during 2006.  We expect these upward trends to continue during 2007.  In 2006, we entered into 161,495 square feet of new lease transactions which were comparable or above current rental rates.

Physical occupancy of our industrial properties was 100% throughout 2005 and 2006.  Average rental rates have increased in 2006 by 30% to $5.85 per square foot from $4.07 per square foot in 2005.  The increase is due to higher rental rates on the 2006 acquisition properties as compared to the 2005 acquisition properties.  Lease transactions of 255,815 square feet were completed in 2006 which were comparable or above current rental rates.  We are optimistic about the industrial business as we continue see positive trends in occupancy and rental rates in our portfolio.

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The national multi-family market is in strong condition due to the healthy job market and low unemployment combined with decreasing supply due to condo conversions.  Our multi-family property is operating as expected based on market conditions.

With our diversified strategy of investing in multi-family, industrial, office and retail property types, we expect to be able to alter our asset mix to leverage market timing and maximize our investment returns.  Our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in four distinct segments, which we believe lowers our risk profile, adds stability and sets us apart from our industry peers that are invested in a single property type.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of December 31, 2006 based on the amount of square footage they each occupy (dollar amounts are stated in thousands).

Tenant Name	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
AT&T/SBC	Office	3,151,488	21.29%	$37,630	21.64%
C&S Wholesale Grocers	Indus./Dist.	1,720,000	11.62%	$10,340	5.95%
Stop & Shop	Retail	601,652	4.07%	$9,845	5.66%
Dopaco, Inc	Indus./Dist.	299,176	2.02%	$1,098	0.63%
Lockheed Martin Corporation	Office	288,632	1.95%	$7,498	4.31%
Washington Mutual	Office	239,905	1.62%	$3,047	1.75%
24-Hour Fitness	Retail	238,621	1.61%	$3,587	2.06%
Cinemark USA, Inc.	Retail	225,507	1.52%	$2,903	1.67%
Oce-USA	Indus./Dist.	202,000	1.36%	$1,377	0.79%
FMC Corporation	Indus./Dist	178,600	1.21%	$563	0.32%

The majority of the income from our properties (excluding the multi-family property) consists of rent received under long-term leases.  Most of the leases require the tenant to pay a fixed minimum amount of rent, paid monthly in advance, and a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the tenant leases require the landlord to pay expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

Marketable Securities

As part of our overall strategy we may acquire REITs and other real estate operating companies.  Thus, from time to time, we invest in the marketable securities of other entities. We had investments in marketable securities of $222,108 at March 31, 2007 consisting of preferred and common stock investments in other REITs that are generally potential target companies for acquisitions.  Of the investment securities held on March 31, 2007, we have accumulated other comprehensive income of $22,246, which includes gross unrealized losses of $1,582. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three months ended March 31, 2007, we realized a gain of $5,902 on the sale of shares in the entities we previously discussed acquiring.  Our policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and judges that decline to be other than temporary.  During the three months ended March

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31, 2007, we recorded a write-down of $214. Dividend income is recognized when earned. During the three months ended March 31, 2007, dividend income of $2,550 was recognized.  We have purchased a portion of our investment securities through a margin account. As of March 31, 2007, we have recorded a payable of $67,390 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus twenty-five basis points and LIBOR plus fifty basis points. At March 31, 2007, these rates were equal to a range between 5.58% and 5.83%.  We recognized interest expense in the amount of $630 for the three months ended March 31, 2007.  Although these investments have generated both current income and gain on sale, during the three months ended March 31, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future.

Joint Ventures

During the first quarter of 2007, we entered into two joint ventures in which we have ownership interests of two limited liability companies.  In the first joint venture, we have a 90% ownership interest in the LLC which was formed to develop a student housing facility for the University of Pennsylvania.  We own 79% interest in the second joint venture which was formed to own a shopping center located in Gahanna, Ohio, a suburb of Columbus.

Insurance Captive

During October 2006, we entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is wholly owned by three other related REITs sponsored by our sponsor, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and Insurance Management Services Inc.  We became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  We entered into the Insurance Captive to stabilize our insurance costs, manage our exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which our initial contribution was $188.  We are required to remain as a member of the Insurance Captive for a period of five years.  Accordingly, we are required to continue making contributions to the Insurance Captive during this period even if we otherwise would be able to obtain lower insurance rates from a third party provider.  This entity is considered to be a VIE as defined in FIN 46(R) and we are not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, our net equity investment is reflected on the consolidated balance sheets and the consolidated statements of operations included our share of net income or loss from the unconsolidated entity.

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Results of Operations

General

The following discussion is based on our consolidated financial statements for the three months ended March 31, 2007 and 2006 and the years ended December 31, 2006 and 2005.

	Properties
	Purchased	Square Feet	Purchase
Quarter Ended	Per Quarter	Acquired	Price
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060
June 30, 2006	13	1,455,154	$277,067
September 30, 2006	8	2,386,757	$544,340
December 31, 2006	29	6,161,185	$712,320
March 31, 2007	17	4,410,686	$374,058

Total	110	18,901,609	$2,804,835

Consolidated Results of Operations

This section describes and compares our results of operations for the three months ended March 31, 2007 and 2006, as well as for the years ended December 31, 2006 and 2005. We do not present a comparison to three months ended March 31, 2005 because there were no property or other significant operations during that time period. We generate almost all of our net operating income from property operations. In order to evaluate our overall portfolio, management analyzes the operating performance of properties that we have owned and operated for the same periods during each year. A total of thirty-six of our investment properties satisfied these criteria during the three months ended March 31, 2007 and are referred to herein as “same store” properties. These properties comprise approximately 3.5 million square feet. The “same store” investment properties represent approximately 18% of the square footage of our portfolio at March 31, 2007. We cannot provide our results in this format for the year ended December 31, 2006 because we have not owned any properties for two consecutive years. The “same store” analysis allows management to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio. Additionally, we are able to determine the effects of our new acquisitions on net income. A majority of our acquisitions that satisfied the criteria for “same store” analysis are in the office and retail segments. Therefore, “same store” analysis is only presented in the office and retail segment results.

Rental Income, Tenant Recovery Income and Other Property Income

Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases. Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income. Total property revenues were $63,731 and $17,721 for the three months ended March 31, 2007 and 2006, respectively. Total property revenues were $123,202 and $6,668 for the years ended December 31, 2006 and 2005, respectively.

The majority of the revenue from the properties consists of rents received under long-term operating leases. Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain

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operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease. Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses. Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy. Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations. Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Comparison of Three Months Ended March 31, 2007 to 2006

	March 31,	March 31,	2007 increase
	2007	2006	from 2006
Property rentals	$48,030	$15,035	$32,995
Straight-line rents	2,540	686	1,854
Amortization of acquired above and below market leases, net	(9)	94	(103)

Total rental income	$50,561	$15,815	$34,746

Tenant recoveries	11,550	1,874	9,676
Other income	1,620	32	1,588

Total property revenues	$63,731	$17,721	$46,010

Total property revenues increased $46,010 in the first quarter of 2007 as compared to the first quarter of 2006. The increase in property revenues in the first quarter of 2007 was due primarily to acquisitions of properties made in the first quarter of 2007 and the last three quarters of 2006.

Comparison of Year Ended December 31, 2006 to 2005

			2006 increase
	2006	2005	from 2005
Property rentals	$93,428	$5,877	$87,551
Straight-line rents	4,588	250	4,338
Amortization of acquired above and below market leases, net	403	25	378

Total rental income	$98,419	$6,152	$92,267

Tenant recoveries	21,547	509	21,038
Other income	3,236	7	3,229

Total property revenues	$123,202	$6,668	$116,534

Total property revenues increased $116,534 in 2006 as compared to 2005. The increase in property revenues in 2006 was due primarily to acquisitions of properties made in 2006 and the increase in revenues from properties acquired in 2005 and 2006.

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Consolidated Economic Occupancy

A summary of economic occupancy by segment follows:

Comparison of Three Months Ended March 31, 2007 to 2006

			2007 increase
	March 31,	March 31,	(decrease)
Segment	2007	2006	from 2006

Retail	96%	91%	5%
Office	98%	100%	(2)%
Industrial	100%	100%	0%
Multi-family	95%	95%	0%

Total (1)	98%	96%	2%

(1)             weighted average occupied

Weighted average overall economic occupancy increased 2% in the first quarter of 2007 as compared to the first quarter of 2006. Property acquisitions in the first quarter of 2007 and the last three quarters of 2006 in the industrial and retail sectors partially offset by higher vacancies in properties acquired in the office sector, accounted for the increase in overall economic occupancy in 2007.

Comparison of Year Ended December 31, 2006 to 2005

			2006 increase
			(decrease)
Segment	2006	2005	from 2005

Office	97%	99%	(2%)
Retail	96%	88%	8%
Multi-family	91%	N/A %	N/A
Industrial	100%	100%	0%

Total (1)	97%	94%	3%

(1)             weighted average occupied

Our overall economic occupancy increased 3% in 2006 as compared to 2005. Property acquisitions in the industrial and retail sectors partially offset by higher vacancies in the office sector, accounted for the increase in overall economic occupancy in 2006.

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Property Operating Expenses and Real Estate Taxes

Comparison of Three Months Ended March 31, 2007 to 2006

Property operating expenses consist of property management fees paid to property managers and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots. Total expenses were $16,921 and $2,826 for the three months ended March 31, 2007 and 2006, respectively.

	March 31,	March 31,	2007 increase
	2007	2006	from 2006

Property operating expenses	$10,284	$1,751	$8,533
Real estate taxes	6,637	1,075	5,562

Total property expenses	$16,921	$2,826	$14,095

Total property expenses increased $14,095 in the first quarter of 2007 compared to the first quarter of 2006 due primarily to the properties acquired in the last three quarters of 2006 and the first quarter of 2007.

Comparison of Year Ended December 31, 2006 to 2005

Total expenses were $32,826 and $987 for the years ended December 31, 2006 and 2005, respectively.

			2006 increase
	2006	2005	from 2005

Property operating expenses	$20,951	$626	$20,325
Real estate taxes	11,840	361	11,479

Total property expenses	$32,791	$987	$31,804

Total property operating expenses and real estate taxes increased $31,804 in 2006 compared to 2005 due primarily to the properties acquired in 2005 and 2006. Real estate operating expenses as a percentage of total property revenues were 26.5% for 2006 and 14.8% for 2005.

Other Operating Income and Expenses

Comparison of Three Months Ended March 31, 2007 to 2006

A summary of other operating expenses for the three months ended March 31, 2007 and 2006 appears below:

	March 31,	March 31,	2007 increase
	2007	2006	from 2006

Depreciation and amortization	$26,570	$7,821	$18,749
Interest expense	17,610	3,828	13,782
General and administrative	3,109	1,254	1,855
Business manager management fee	1,500	—	1,500

	$48,789	$12,903	$35,886

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Comparison of Year Ended December 31, 2006 to 2005

A summary other operating expenses for the years ended December 31, 2006 and 2005 appears below:

			2006 increase
	2006	2005	from 2005

Depreciation and amortization	$49,681	$3,459	$46,222
Interest expense	31,553	1,412	30,141
General and administrative	7,613	1,266	6,347

	$88,847	$6,137	$82,710

Depreciation and Amortization

The $18,749 increase in depreciation and amortization expense in the first quarter of 2007 relative to the first quarter of 2006 was due substantially to the impact of the properties acquired in the last three quarters of 2006 and the first quarter of 2007. The $46,222 increase in depreciation and amortization expense in 2006 relative to 2005 was due substantially to the impact of the properties acquired in 2006.

Interest Expense

Comparison of Three Months Ended March 31, 2007 to 2006

The $13,782 increase in interest expense in the first quarter of 2007 as compared to the first quarter of 2006 was primarily due to (1) mortgage debt financings in the first quarter 2007 and the last three quarters of 2006 which increased to $1,259,475 from $323,753 and (2) the increase in margin borrowing due to the increase in ownership of marketable securities.

A summary of interest expense for the three months ended March 31, 2007 and 2006 appears below:

	March 31,	March 31,	2007 increase
Debt Type	2007	2006	from 2006

Margin and notes payable	$2,25	$365	$1,887
Mortgages	15,358	3,463	11,895

Total	$17,610	$3,828	$13,782

Comparison of Year Ended December 31, 2006 to 2005

The $30,141 increase in interest expense in 2006 as compared to 2005 was primarily due to (1) 2006 mortgage debt financings, (2) the increase in margin borrowing on our stock and (3) the assumption of mortgage debt on four newly purchased properties.

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A summary of interest expense for the years ended December 31, 2006 and 2005 appears below:

			2006 increase
Debt Type	2006	2005	from 2005

Margin and notes payable	$47,930	$14,097	$33,833
Mortgages	1,062,703	213,557	849,146

Total	$1,110,633	$227,654	$882,979

General and Administrative Expenses

General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the business manager for, among other things, maintaining our accounting and investor records, common share purchase discounts related to shares sold to persons employed by our business manager or its related parties and affiliates, directors’ and officers’ insurance, postage, board of directors fees and printer costs. Our expenses were $3,109 and $1,254 for the three months ended March 31, 2007 and 2006, respectively. The increase in the first quarter of 2007 as compared to the first quarter of 2006 is due primarily to our growth during 2006 and 2007. Our expenses were $7,613 and $1,266 for the years ended December 31, 2006 and 2005, respectively. The increase in 2006 as compared to 2005 is due primarily to a full year property ownership in 2006.

Business Manager Management Fee

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus. We paid our business manager an asset management fee of $1,500, or approximately 0.22% on an annual basis for the three months ended March 31, 2007. No fee was paid for the three months ended March 31, 2006. The business manager has waived any further fees that may have been permitted under the agreement for the first quarter ended March 31, 2007 and 2006, respectively. Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the business manager is determined by the business manager.

Interest and Dividend Income and Realized Gain on Securities

Interest income consists of interest earned on short term investments and distributions from investments in our portfolio of marketable securities. Our interest and dividend income was $10,722 and $2,086 for the three months ended March 31, 2007 and 2006, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments. We also realized a gain on the sale of securities in the first quarter of 2007 and 2006 of $5,902 and $220 and realized a loss on securities of $214 and $0, respectively. Interest income was $8,172 and $1,341 for the three months ended March 31, 2007 and 2006, respectively, resulting primarily from interest earned on cash investments which were significantly greater during the first quarter of 2007 compared to the first quarter of 2006.

Our interest and dividend income was $23,289 and $1,740 for the years ended December 31, 2006 and 2005, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments. We also realized a gain on securities in 2006 of $4,096. Interest

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income was $15,720 and $1,610 for the years ended December 31, 2006 and 2005, respectively, resulting primarily from interest earned on cash investments.

There is no assurance that we will be able to generate the same level of investment income or gains in the future.

Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

	For the year ended December 31, 2006
	Capital			Income
	Balance	Redemption	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$—	$(9,245)	$9,245	$264,132
Series B preferred stock (2)	125	—	(15)	15	125
Series C preferred stock (3)	264,003	(264,003)	(16,489)	16,489	—
Common stock (1)	27,585	—	(1,804)	(1,739)	24,042

	$555,845	$(264,003)	$(27,553)	$24,010	$288,299

	For the year ended December 31, 2005
	Capital			Income
	Balance	Redemption	Distributions	Allocation (4)	Total

Series A preferred stock(1)	$264,132	$—	$(2,076)	$2,076	$264,132
Series B preferred stock(2)	—	—	—	—	—
Series C preferred stock(3)	224,003	—	(2,108)	2,108	224,003
Common stock(1)	29,348	—	—	(1,762)	27,586

	$517,483	$—	$(4,184)	$2,422	$515,721

(1)             owned by Minto Delaware, Inc.

(2)             owned by third party investors

(3)             owned by Inland Western Retail Real Estate Trust, Inc.

(4)             income allocation for GAAP purposes is not the same as allocation of income for tax purposes

Allocations of profit and loss are made first to series A, B, and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest. The income allocation for the common stockholders for the years ended December 31, 2006 and 2005 was based on the average monthly ownership percentages of the stockholders during the period. As of December 31, 2006, Inland American and MD’s effective ownership interest of the common stock was 97% and 3%, respectively.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments. The asset and liabilities associated

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with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $237 and $283 as of March 31, 2007 and December 31, 2006, respectively. Other income of $46 and $418 was recognized for the three months ended March 31, 2007 and 2006, respectively. The value of the put/call arrangements increased from December 31, 2006 to March 31, 2007 due to the life of the put/call being reduced. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer. The value of the put/call arrangements was a liability of $304 and $237 as of December 31, 2006 and 2005, respectively. Other expense of $46 and $237 was recognized for the year ended December 31, 2006 and 2005, respectively. The value of the put/call arrangements increased from December 31, 2005 to December 31, 2006 due in part to the life of the put/call being reduced by one year and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

An analysis of results of operations by segment follows:

Office Segment

Comparison of Three Months Ended March 31, 2007 to 2006

	Three months ended
	March 31,		2007 increase
	2007	2006	from 2006
Real Estate Rental Revenue
Property rentals	$20,871	$6,819	$14,052
Tenant recoveries	5,003	39	4,964
Straight-line rents	1,166	386	780
Amortization of acquired above and below market leases, net	(202)	(10)	(192)
Other income	1,170	—	1,170

Total real estate rental revenue	$28,008	$7,234	$20,774

Real Estate Expenses
Operating expenses and real estate taxes	$7,580	$392	$7,188

Total operating and real estate expenses	$7,580	$392	$7,188

Office properties real estate rental revenues increased from $7,234 in the first quarter of 2006 to $28,008 in the first quarter of 2007 mainly due to the acquisition of eleven properties since March 31, 2006. Office properties real estate and operating expenses also increased from $392 in 2006 to $7,580 in 2007 as a result of these acquisitions.

Office segment property rental revenues are greater than the retail segment primarily due to more rentable gross square feet. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition. Tenant recoveries for the office segment are lower than the retail segment because the office

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tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance.

Comparison of the Three Months Ended March 31, 2006 to 2007 - Same Store Office Portfolio

The table below presents operating information for our same store office portfolio consisting of five properties acquired or placed in service prior to January 1, 2006. The properties in the same store office portfolio as described were owned for the entire three months ended March 31, 2007 and 2006.

	Three months ended	Three months ended
	March 31,	March 31,
	2007	2006
Revenues:
Same store office investment properties (5 properties):
Rental income	$7,301	$7,187
Tenant recovery income	92	39
Other property income	29	—
Total same store rental and additional rental income	7,422	7,226

Other investment properties:
Rental income	14,534	8
Tenant recovery income	4,911	—
Other property income	1,141	—
Total other investments rental and additional rental income	20,586	8

Total rental and additional rental income	$28,008	$7,234

Expenses:
Same store office investment properties (5 properties):
Property operating expenses	473	338
Real estate tax expense	87	54
	560	392
Other office investment properties:
Property operating expenses	4,627	—
Real estate tax expense	2,393	—
Total other investments property operating expenses	7,020	—

Total property operating expenses	$7,580	$392

Property net operating income:
Same store office investment properties	6,862	6,834
Other investment properties	13,566	8
Total net operating income	$20,428	$6,842

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On a same store office basis, property net operating income increased from $6,834 to $6,862 for a total increase of $28 or less than one percent. Total same store office property operating revenues increased by $196 and total same store office property operating expenses increased by $168 for the three months ended March 31, 2007 compared to 2006.

Same store office property operating revenues for the three months ended March 31, 2007 and 2006 were $7,422 and $7,226, respectively, resulting in an increase of $196, or 3%. The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.

Same store office property operating expenses for the three months ended March 31, 2007 and 2006 were $560 and $392, respectively, resulting in an increase of $168, or 43%. The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Comparison of Year Ended December 31, 2006 to 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$40,261	$3,260	$37,001
Tenant recoveries	7,359	26	7,333
Straight-line rents	2,347	140	2,207
Amortization of acquired above and below market leases, net	(245)	(6)	(239)
Other income	1,870	1	1,869

Total real estate rental revenue	$51,592	$3,421	$48,171

Real Estate Expenses
Operating expenses and real estate taxes	$12,271	$277	$11,994

Total operating and real estate expenses	$12,271	$277	$11,994

Office properties real estate rental revenues increased from $3,421 in 2005 to $51,592 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operations for properties purchased in 2005. Office properties real estate expenses also increased from $277 in 2005 to $12,271 in 2006 mainly due to the acquisition of nine properties in 2006 and an entire year of operation for properties purchased in 2005.

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition. Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.

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Office segment operating expenses per square foot are lower than the retail segments because several of the office leases are net leases and tenants are responsible for paying their own common area maintenance costs, real estate taxes and insurance. We own fewer office properties than retail properties.

Retail Segment

Comparison of Three Months Ended March 31, 2007 to 2006

	Three months ended
	March 31,		2007 increase
	2007	2006	from 2006
Real Estate Rental Revenue
Property rentals	$18,570	$7,733	$10,837
Tenant recoveries	6,190	1,832	4,358
Straight-line rents	639	283	356
Amortization of acquired above and below market lease, net	239	104	135
Other income	398	30	368

Total real estate rental revenue	$26,036	$9,982	$16,054

Real Estate Expenses
Operating expenses and real estate taxes	$8,309	$2,379	$5,930

Total operating and real estate expenses	$8,309	$2,379	$5,930

Retail properties real estate rental revenues increased from $9,982 in the first quarter of 2006 to $26,036 in the first quarter of 2007 mainly due to the acquisition of thirty-two retail properties since March 31, 2006. Retail properties real estate and operating expenses also increased from $2,379 in 2006 to $8,309 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are less than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet for the office properties. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition. Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect sales taxes from its tenants, which we record as other income and operating expense.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

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Comparison of the Three Months Ended March 31, 2006 to 2007 - Same Store Retail Portfolio

The table below presents operating information for our same store retail portfolio consisting of thirty-one properties acquired or placed in service prior to January 1, 2006. The properties in the same store retail portfolio as described were owned for the entire three months ended March 31, 2007 and 2006.

	Three months ended	Three months ended
	March 31,	March 31,
	2007	2006
Revenues:
Same store retail investment properties (31 properties):
Rental income	$6,494	$6,314
Tenant recovery income	2,361	1,501
Other property income	69	10
Total same store rental and additional rental income	8,924	7,825
Other investment properties:
Rental income	12,954	1,806
Tenant recovery income	3,829	331
Other property income	329	20
Total other investments rental and additional rental income	17,112	2,157

Total rental and additional rental income	$26,036	$9,982

Expenses:
Same store retail investment properties (31 properties):
Property operating expenses	1,614	1,067
Real estate tax expense	1,468	873
Total same store property operating expenses	3,082	1,940
Other retail investment properties:
Property operating expenses	2,873	309
Real estate tax expense	2,354	130
Total other investments property operating expenses	5,227	439

Total property operating expenses	$8,309	$2,379

Property net operating income:
Same store retail investment properties	5,842	5,885
Other investment properties	11,885	1,718
Total net operating income	$17,727	$7,603

On a same store retail basis, property net operating income decreased from $5,885 to $5,842 for a total decrease of $43, or 1%. Total retail property operating revenues increased by $1,099 and total retail property operating expenses increased by $1,142 for the three months ended March 31, 2007 compared to 2006.

Same store retail property operating revenues for the three months ended March 31, 2007 and 2006 were $8,924 and $7,825, respectively, resulting in an increase of $1,099, or 14%. The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.

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Same store retail property operating expenses for the three months ended March 31, 2007 and 2006 were $3,082 and $1,940, respectively, resulting in an increase of $1,142, or 60%. The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, including utility costs (gas and electric) and snow removal costs in 2007

Comparison of Year Ended December 31, 2006 to 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$48,670	$2,455	$46,215
Tenant recoveries	13,894	481	13,413
Straight-line rents	1,936	104	1,832
Amortization of acquired above and below market lease, net	664	31	633
Other income	1,248	6	1,242

Total real estate rental revenue	$66,412	$3,077	$63,335

Real Estate Expenses
Operating expenses and real estate taxes	$19,381	$699	$18,682

Total operating and real estate expenses	$19,381	$699	$18,682

Retail properties real estate rental revenues increased from $3,077 in 2005 to $66,412 in 2006 mainly due to the acquisition of thirty-two retail properties in 2006 and an entire year of operation for properties purchased in 2005. Retail properties real estate expenses also increased from $699 in 2005 to $19,381 in 2006 mainly due to the acquisition of thirty-two retail properties in 2006 and an entire year of operations for properties purchased in 2005.

Retail segment property rental revenues are greater than the office segment primarily due to a higher average rent per square foot and more gross leasable square feet. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition. Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect sales taxes from their tenants, which we record as other income and operating expense.

Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and then receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

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Industrial Segment

Comparison of Three Months Ended March 31, 2007 to 2006

	Three months ended March 31,		2007 increase
	2007	2006	from 2006
Real Estate Rental Revenue
Property rentals	$7,679	$309	$7,370
Tenant recoveries	357	3	354
Straight-line rents	735	17	718
Amortization of acquired above and below market leases, net	(46)	—	(46)
Other income	7	—	7

Total real estate rental revenue	$8,732	$329	$8,403

Real Estate Expenses
Operating expenses and real estate taxes	$743	$19	$724

Total operating and real estate expenses	$743	$19	$724

Industrial properties real estate rental revenues increased from $329 in the first quarter of 2006 to $8,732 in the first quarter of 2007 mainly due to the acquisition of twenty properties since March 31, 2006. Industrial properties real estate and operating expenses also increased from $19 in 2006 to $743 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

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Comparison of Year Ended December 31, 2006 to 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$2,822	$162	$2,660
Tenant recoveries	294	2	292
Straight-line rents	305	6	299
Amortization of acquired above and below market leases, net	(16)	—	(16)
Other income	2	—	2

Total real estate rental revenue	$3,407	$170	$3,237

Real Estate Expenses
Operating expenses and real estate taxes	$396	$11	$385

Total operating and real estate expenses	$396	$11	$385

Industrial properties real estate rental revenues increased from $170 in 2005 to $3,407 in 2006 mainly due to the acquisition of fourteen properties in 2006 and an entire year of operations for properties purchased in 2005. Industrial properties real estate expenses also increased from $11 in 2005 to $396 in 2006 mainly due to the acquisition of 14 properties in 2006 and an entire year of operations for properties purchased in 2005.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs. We own fewer industrial properties than office and retail properties.

Multi-family Segment

Comparison of Three Months Ended March 31, 2007 to 2006

	Three months ended March 31,		2007 increase
	2007	2006	from 2006
Real Estate Rental Revenue
Property rentals	$910	$174	$736
Other income	45	2	43

Total real estate rental revenue	$955	$176	$779

Real Estate Expenses
Operating expenses and real estate taxes	$289	$36	$253

Total operating and real estate expenses	$289	$36	$253

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Multi-family real estate rental revenues and expenses increased from $176 in the first quarter of 2006 to $955 in the first quarter of 2007 and $36 in the first quarter of 2006 to $289 in the first quarter of 2007, respectively. The increases are mainly due to the acquisition of two properties since March 31, 2006.

Comparison of Year Ended December 31, 2006 to 2005

	Years ended December 31,		2006 increase
	2006	2005	from 2005
Real Estate Rental Revenue
Property rentals	$1,675	$—	$1,675
Other income	116	—	116

Total real estate rental revenue	$1,791	$—	$1,791

Real Estate Expenses
Operating expenses and real estate taxes	$743	$—	$743

Total operating and real estate expenses	$743	$—	$743

Multi-family real estate rental revenues and expenses increased from $0 in 2005 to $1,791 in 2006 and $0 in 2005 to $743 in 2006, respectively, because no multi-family properties were owned in 2005.

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes. This section discusses those critical accounting policies and estimates. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant

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fair values. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates. This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of thirty years for buildings and improvements, and fifteen years for site improvements. Furniture, fixtures and equipment are depreciated on a straight-line basis over five years. Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease. We periodically review the collectability of outstanding receivables. Allowances

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are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. As of March 31, 2007 and December 31, 2006, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities

We consider FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”), EITF 04-05: Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, APB 18: The Equity Method of Accounting for Investments in Common Stock, and SOP 78-9: Accounting for Investments in Real Estate Ventures, to determine the method of accounting for each of our partially-owned entities. In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended. Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders. If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

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Liquidity and Capital Resources

General

Our principal demand for funds has been to invest in joint ventures and properties, to pay our operating expenses and the operating expenses of our properties, to pay expenses associated with our initial public offering and to make distributions to our stockholders. Generally, our cash needs have been funded from:

•                                          the net proceeds from the public offering of our shares of common stock;

•                                          from interest and investment income earned on our investment in marketable securities;

•                                          from income earned on our investment properties; or

•                                          distributions from our joint venture investments.

We expect that our current offering of shares of common stock will terminate on or before August 31, 2007.  As noted herein, through March 31, 2007, we had sold a total of 277,492,895 shares in the primary offering and 3,924,457 shares pursuant to the offering of shares through the dividend reinvestment plan leaving us with approximately 222,507,105 shares available for sale in the primary offering and 36,075,543 shares through the dividend reinvestment plan. We have also filed a registration statement with the SEC and the various state security commissions to register a follow-on offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan.  The registration statement for the follow-on offering was not effective with the SEC as of June 5, 2007.

We may also generate additional capital through borrowings secured by existing or future properties.  As a matter of policy, we limit our total indebtedness to approximately 55% of the combined fair market value of our assets on a consolidated basis.  For these purposes “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  As of March 31, 2007, we had borrowed approximately $1,259,475 equivalent to 45% of the combined fair market value of these assets on a consolidated basis.  As of December 31, 2006, we had borrowed approximately $1,062,703 equivalent to 43% of the combined fair market value of these assets on a consolidated basis.  We may also generate additional capital through borrowings on an unsecured basis and from income generated from our existing real estate investments and investments in marketable securities.  We believe these various sources of cash will provide us with sufficient monies to pay our operating expenses and to pay distributions to our stockholders at the existing rate for the foreseeable future.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

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Liquidity

Offering

As of March 31, 2007, subscriptions for a total of 277,492,895 shares in the primary offering had been received and accepted, resulting in gross proceeds of approximately $2,767,000.  We have also sold an additional 3,924,457 shares pursuant to the DRP increasing the gross offering proceeds by approximately $37,300.

As of March 31, 2007, we had incurred $291,970 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding selling commissions and fees.  These expenses totaled $27,093 as of March 31, 2007, in excess of 4.5% of the gross offering proceeds. As of March 31, 2007, organization and offering costs, excluding commissions and fees, did not exceed the 4.5% limitation. We anticipate that these costs will not exceed this limitation upon completion of the offering.

Mortgage Debt

As of March 31, 2007, on a consolidated basis, we had mortgage debt secured by sixty-five properties totaling approximately $1,259,475, which excludes mortgage discounts net of accumulated amortization of $2,912 as of March 31, 2007.  These debt obligations require monthly payments and bear interest at a range of 4.83% to 6.01% per annum.  As of March 31, 2007, the weighted average interest rate on the mortgage debt was 5.35%.

We have entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties we own or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of March 31, 2007, we have approximately $8,087 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $510,820 in principal.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of March 31, 2007, we have recorded a payable of $67,390 for securities purchased on margin against a total securities portfolio of $222,108.  This debt bears variable interest rates ranging between the LIBOR plus twenty-five basis points and LIBOR plus fifty basis points.  At March 31, 2007, the rates we were paying on this margin debt were in a range of between 5.58% and 5.83%, with a weighted average interest rate of 5.75%.  The margin funds provide a positive spread on this capital.

MB REIT Put/Call Agreement

The put/call agreement explained below and entered into with Minto Delaware is considered a free standing financial instrument and is thus accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.”  We may be required to redeem Minto Delaware’s interest in the MB REIT in the following circumstances:

•                                          On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A

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preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase Minto Delaware’s investment or (y) 150 days after the date written notice of the exercise of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1,276 per share for 207,000 shares of series A preferred stock plus accrued and unpaid dividends.

•                                          On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

•                                          On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, 100% of Minto Delaware’s investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value (pursuant to a specified formula) of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

A DRP which allows stockholders to automatically reinvest cash distributions by purchasing additional shares from us at a price equal to $9.50 per share with no reduction in the gross proceeds for selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program enables existing stockholders with limited, interim liquidity to sell shares back to us.  The prices at which shares may be sold back to us are as follows:

•                                          One year from the purchase date, $9.25 per share;

•                                          Two years from the purchase date, $9.50 per share;

•                                          Three years from the purchase date, $9.75 per share; and

As of March 31, 2007, 241,152 shares have been repurchased for a total of $2,231.

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Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the existing and future offering of common stock and the availability of, and interest rate on, mortgage debt.  Recent increases in interest rates may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Cash provided by operating activities were $30,043 and $7,063 for the three months ended March 31, 2007 and 2006, respectively, and were generated primarily from operating income from property operations and interest and dividends.  The increase in cash from the first quarter of 2006 to the first quarter of 2007 was due to the acquisition of sixty-seven properties since March 31, 2006.

Cash provided by operating activities were approximately $65,883 and $11,498 for the years ended December 31, 2006 and 2005, respectively, and were generated primarily from operating income from property operations and interest and dividends.  The increase in cash from 2005 to 2006 was due to the acquisition of fifty-six properties in 2006 and an entire year of cash flow for properties acquired in 2005.

Cash Flows From Investing Activities

Cash used in investing activities was $449,782 and $159,486 for the three months ended March 31, 2007 and 2006, respectively.  During the first quarter of 2007, cash was used primarily for the acquisition of seventeen properties, the purchase of marketable securities and the funding of one note receivable.  During the first quarter of 2006, cash was used to acquire six properties and purchase marketable securities.

Cash used in investing activities was approximately $(1,552,014) and $(810,725) for the years ended December 31, 2006 and 2005, respectively.  The 2006 cash was used primarily for the acquisition of fifty-six properties, the purchase of marketable securities and the funding of three notes receivables.  The 2005 cash was used to acquire thirty-seven properties and purchase marketable securities.

Cash Flows From Financing Activities

Cash flows provided by financing activities were $1,197,987 for the three months ended March 31, 2007.  During the first quarter of 2007, we generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,016,042.  We generated approximately $19,459 by borrowing against our portfolio of marketable securities.  We generated approximately $217,570 from borrowings secured by mortgages on eleven properties and paid approximately $3,865 for loan fees to procure these mortgages.  MB REIT paid approximately $2,413 in distributions to its stockholders.  We paid approximately $27,334 in distributions to our common stockholders and paid off mortgage debt in the amount of $20,194.

Cash provided by financing activities was $325,400 for the three months ended March 31, 2006.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $198,443.  We generated $12,808 by borrowing against our portfolio of marketable securities.  We generated $98,481 from the issuance of new mortgages secured by three properties and paid $2,152 in loan fees to procure these mortgages.   We paid approximately $1,868 in distributions to our common stockholders.   MB REIT paid $14,590 in distributions to its stockholders and generated $40,125 from the issuance of MB REIT preferred and common shares.  Our sponsor also contributed $3,081 to us which we used to pay distributions and certain expenses.

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Cash flows provided by financing activities were approximately $1,751, 494 for the year ended December 31, 2006.  During 2006, we generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,422,828.  We generated approximately $33,833 by borrowing against our portfolio of marketable securities.  We generated approximately $604,566 from borrowings secured by mortgages on fifty-five properties and paid approximately $13,033 for loan fees to procure these mortgages. We generated approximately $40,125 from the issuance of MB REIT preferred and common shares and paid approximately $264,003 to redeem MB REIT preferred series C shares. MB REIT paid approximately $29,658 in distributions to its common and preferred stockholders.  We paid approximately $33,394 in distributions to our common stockholders and repaid related parties in the amount of $9,339.

Cash provided by financing activities was approximately $836,156 for the year ended December 31, 2005.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $85,706.  We generated $14,097 by borrowing against our portfolio of marketable securities.  We generated $213,557 from the issuance of new mortgages secured by three properties and paid $3,543 in loan fees to procure these mortgages.   We paid approximately $123 in distributions to our common stockholders.   MB REIT paid $2,077 in distributions to MB REIT preferred stockholders and generated $517,483 from the issuance of MB REIT preferred and common shares.  Our sponsor has contributed amounts to pay the common stockholder distributions until funds from our operations are adequate to cover distributions.  The sponsor contributed $800 and advanced approximately $2,709 for the payment of common share distributions and certain of our expenses.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations, and lease agreements as of March 31, 2007.

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$2,285,475	66,307	355,730	381,596	1,481,842

Ground Lease Payments	$28,653	462	1,398	1,418	25,375

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation. Assuming all the conditions are satisfied, as of March 31, 2007, we would be obligated to pay as much as $36,558 in the future as vacant space covered by these earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

We are obligated to pay our property manager, an entity owned principally by individuals who are affiliates of the business manager, a property management fee totaling 4.5% of gross operating income monthly generated by each property, for management and leasing services.  We incurred and paid property management fees of $2,697 and $675 for the three months ended March 31, 2007 and 2006, respectively.  We incurred and paid property management fees of $4,885 and $359 for the years ended December 31, 2006 and 2005, respectively.

291

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. We paid our Business Manager an asset management fee of $1,500 for the three months ended March 31, 2007, and $2,400 for the year ended December 31, 2006.  None of these fees remained unpaid as of March 31, 2007 or December 31, 2006, respectively.  The Business Manager has agreed to waive all fees for the first quarter of 2007 allowed but not taken, except for the $1,500, for the three months ended March 31, 2007 and except for the $2,400, for the year ended December 31, 2006.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we borrow primarily at fixed rates or variable rates with the competitive pricing available and, in some cases, with the ability to convert variable rates to fixed rates.  We enter into, rate lock mortgage debt agreements prior to purchasing a property.  We have rate locked approximately $500,000 at favorable rates.  As of March 31, 2007 and December 31, 2006, the only variable rate debt we had was on the marketable securities.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of December 31, 2006 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

292

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of March 31, 2007 to evaluate the expected cash flows and sensitivity to interest rate changes.

	2007	2008	2009	2010	2011	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,018,934

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.42%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,912, net of accumulated amortization, is outstanding as of March 31, 2007.

293

PLAN OF DISTRIBUTION

The following information, which was previously inserted in the “Plan of Distribution” section on page 322 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of June 2, 2007.

	Shares	Gross Proceeds($)(1)	Commissions and Fees($)(2)	Net Proceeds($)(3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	408,263,245	4,082,632,450	428,676,407	3,653,956,043

Shares sold pursuant to our distribution reinvestment plan:	5,638,908	53,569,626	—	53,569,626

Shares repurchased pursuant to our share repurchase program:	(332,671)	(3,077,211)	—	(3,077,211)

	413,589,482	4,133,324,865	428,676,407	3,704,648,458

(1)             Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)             Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)             Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

294

INDEPENDENT REGISTERED PUBLIC ACCOUNTing firm

This section revises the discussion contained in the prospectus under the heading “Independent Registered Public Accounting Firm,” which appears on page 345 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•                                          the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lake View Technology Center for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Lakewood Mall for the year ended December 31, 2004,

•                                          the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Hilliard Marketplace for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Dulles Executive Plaza I & II for the year ended December 31, 2005,

•                                          the combined historical summary of gross income and direct operating expenses of Bradley Portfolio for the year ended December 31, 2005,

295

•                                          the historical summary of gross income and direct operating expenses of IDS Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Lincoln Village for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Washington Mutual Office/Data Center for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses of Waterford Place at Shadow Creek Ranch Apartments for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses of Fields Apartment Homes for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses of the ProLogis Properties for the year ended December 31, 2006,

•                                          the combined historical summary of gross income and direct operating expenses of the Bradley Portfolio for the year ended December 31, 2005,

•                                          the historical summary of gross income and direct operating expenses for the Pavilions at Hartman Heritage for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for Lakeport Commons for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for the Shops at Riverstone for the year ended December 31, 2006,

•                                          the historical summary of gross income and direct operating expenses for the Six Pines Portfolio for the year ended December 31, 2006, and

•                                          the historical summary of gross income and direct operating expenses for Worldgate Plaza for the year ended December 31, 2006.

The reports related to the above historical summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

296

Page
Inland American Real Estate Trust, Inc.:

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2006 and December 31, 2005	F-2

Consolidated Statements of Operations and Other Comprehensive Income for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-4

Consolidated Statement of Stockholders’ Equity for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004	F-8

Notes to Consolidated Financial Statements at December 30, 2006 and 2005	F-11

Schedule III Real Estate and Accumulated Depreciation	F-34

Consolidated Balance Sheets at March 31, 2007 (unaudited) and December 31, 2006	F-41

Consolidated Statements of Operations and Other Comprehensive Income for the three months ended March 31, 2007 and 2006 (unaudited)	F-43

Consolidated Statement of Stockholders’ Equity for the three months ended March 31, 2007 (unaudited)	F-44

Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006 (unaudited)	F-45

Notes to Consolidated Financial Statements at March 31, 2007 (unaudited)	F-48

Pro Forma Consolidated Balance Sheet at March 31, 2007 (unaudited)	F-66

Notes to Pro Forma Consolidated Balance Sheet at March 31, 2007 (unaudited)	F-68

Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 (unaudited)	F-70

Notes to Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 (unaudited)	F-72

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-74

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-76

Triangle Mall:

Independent Auditors’ Report	F-78

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-79

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-80

Properties Acquired from New Quest Properties:

Independent Auditors’ Report	F-82

Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-83

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-84

Paradise Shops of Largo:

Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-87

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 to September 30, 2005 (unaudited)	F-88

SBC Center:

Summary Financial Information for AT&T as of December 31, 2006, 2005 and 2004, which is subject to net lease	F-89

F-i

Monadnock Marketplace:

Independent Auditors’ Report	F-91

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-92

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-93

Lakewood Shopping Center:

Independent Auditors’ Report	F-95

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-96

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-97

Lake View Technology Center:

Independent Auditors’ Report	F-99

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-100

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-101

Southgate Apartments:

Independent Auditors’ Report	F-103

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-104

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-105

Canfield Plaza:

Independent Auditors’ Report	F-106

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-107

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-108

Shakopee Center:

Independent Auditors’ Report	F-110

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-111

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-112

F-ii

Ahold Portfolio:

Independent Auditors’ Report	F-114

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-115

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-116

Lincoln Mall:

Independent Auditors’ Report	F-117

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-118

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-119

Dulles Executive Plaza I & II:

Independent Auditors’ Report	F-120

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-121

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-122

Hilliard Marketplace:

Independent Auditors’ Report	F-123

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-124

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-125

Bradley Portfolio:

Independent Auditors’ Report	F-126

Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-127

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-128

IDS Center:

Independent Auditors’ Report	F-130

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-131

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005	F-132

F-iii

Buckhorn Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-134

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and the period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited)

F-135

Fabyan Randall:

Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-136

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-137

Lincoln Village:

Independent Auditors’ Report	F-138

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-139

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-140

Washington Mutual Office/Data Center:

Independent Auditors’ Report	F-142

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-143

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited and year ended December 31, 2006	F-144

State Street Market:

Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-146

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and year ended December 31, 2005 (unaudited)	F-147

Waterford Place at Shadow Creek Ranch Apartments:

Independent Auditors’ Report	F-148

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-149

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-150

F-iv

Fields Apartment Homes:

Independent Auditors’ Report	F-151

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-152

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-153

ProLogis Properties:

Independent Auditors’ Report	F-154

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-155

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2006	F-156

Shallotte Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-158

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-159

Crossroads at Chesapeake:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-160

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-161

Chesapeake Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-162

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited)	F-163

Market at Hamilton:

Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2006 (commencement of operations) through December 31 ,2006 (unaudited)	F-164

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2006 (commencement of operations) through December 31 ,2006 (unaudited)	F-165

Bradley Portfolio:

Independent Auditors’ Report	F-166

Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2006 (unaudited) and the year ended December 31, 2005	F-167

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2006 (unaudited) and the year ended December 31, 2005	F-168

F-v

Six Pines Portfolio:

Independent Auditors’ Report	F-170

Combined Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 and the year ended December 31, 2006	F-171

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 and the year ended December 31, 2006	F-172

Worldgate Plaza:

Independent Auditors’ Report	F-174

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-175

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-176

Shops at Riverstone:

Independent Auditors’ Report	F-177

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-178

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-179

Pavilions at Hartman Heritage:

Independent Auditors’ Report	F-180

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-181

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-182

Lakeport Commons:

Independent Auditors’ Report	F-183

Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-184

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006	F-185

Shallotte Commons:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-186

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-187

F-vi

The Landings at Clear Lake:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-188

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-189

Gravois Dillon:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-190

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-191

Northwest Marketplace:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-192

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-193

The Villages at Kitty Hawk:

Historical Summary of Gross Income and Direct Operating Expenses for the three months Ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

F-194

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months Ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited)

F-195

Washington Park Plaza:

Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-196

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)	F-197

F-vii

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Inland American Real Estate Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland American Real Estate Trust, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Chicago, Illinois
February 28, 2007

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	December 31,	December 31,
	2006	2005

Investment properties:
Land	$332,113	$101,144
Building and other improvements	1,913,794	609,362

	2,245,907	710,506
Less accumulated depreciation	(38,983)	(2,751)

Net investment properties	2,206,924	707,755

Cash and cash equivalents (including cash held by management company of $4,118 and $7,329 as of December 31, 2006 and 2005, respectively)	302,492	37,129
Restricted cash (Note 2)	41,387	8,626
Restricted escrows (Note 2)	22,415	30,708
Investment in marketable securities	159,433	28,614
Investment in unconsolidated joint venture (Note 1)	201	—
Accounts and rents receivable (net of allowance of $605 and $0 as of December 31, 2006 and 2005, respectively)	14,294	1,100
Notes receivable (Note 4)	53,152	—
Due from related parties (Note 3)	88	451
Acquired in-place lease intangibles (net of accumulated amortization of $13,727 and $698 as of December 31, 2006 and 2005, respectively)	205,853	45,621
Acquired above market lease intangibles (net of accumulated amortization of $583 and $9 as of December 31, 2006 and 2005, respectively)	8,333	244
Loan fees and loan fee deposits (net of accumulated amortization of $555 and $9 as of December 31, 2006 and 2005, respectively)	16,022	3,535
Other assets	9,950	2,068

Total assets	$3,040,544	$865,851

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)
(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	December 31,	December 31,
	2006	2005
Liabilities:
Mortgages and margins payable (Note 8)	$1,107,113	$227,654
Accounts payable	3,109	1,447
Accrued offering costs to related parties	3,557	292
Accrued offering costs to non-related parties	1,832	321
Accrued interest payable	941	862
Tenant improvement payable	2,667	789
Accrued real estate taxes	9,035	1,601
Distributions payable	8,099	315
Security deposits	1,587	669
Prepaid rental and recovery income and other liabilities	15,925	5,573
Advances from sponsor	—	3,081
Acquired below market lease intangibles (net of accumulated amortization of $1,011 and $34 as of December 31, 2006 and 2005, respectively)	21,000	3,059
Restricted cash liability (Note 2)	41,387	8,626
Other financings (Note 1)	47,762	—
Due to related parties (Note 3)	2,390	10,756
Deferred income tax liability (Note 10)	1,393	—

Total liabilities	1,267,797	265,045

Minority interest	288,299	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 168,620,150 and 9,873,834 shares issued and outstanding as of December 31, 2006 and 2005, respectively	96	10
Additional paid in capital (net of offering costs of $178,012 and $13,147 as of December 31, 2006 and 2005, of which $159,357 and $7,663 was paid or accrued to affiliates as of December 31, 2006 and 2005, respectively)	1,504,576	86,410
Accumulated distributions in excess of net income (loss)	(41,882)	(1,835)
Accumulated other comprehensive income	21,658	500

Total stockholders’ equity	1,484,448	85,085

Commitments and contingencies (Note 13)

Total liabilities and stockholders’ equity	$3,040,544	865,851

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Year Ended	Year Ended	Period from October 4, 2004 (inception) through
	December 31, 2006	December 31, 2005	December 31, 2004
Income:
Rental income	$98,419	$6,152	$—
Tenant recovery income	21,547	509	—
Other property income	3,236	7	—

Total income	123,202	6,668	—

Expenses:
General and administrative expenses to related parties	4,318	339	—
General and administrative expenses to non-related parties	3,295	927	24
Property operating expenses to related parties	4,850	359	—
Property operating expenses to non- related parties	16,101	267	—
Real estate taxes	11,840	361	—
Depreciation and amortization	49,681	3,459	—
Business manager management fee	2,400	—	—

Total expenses	92,485	5,712	24

Operating income (loss)	$30,717	$956	$(24)

Interest and dividend income	23,289	1,740	—
Other expense	(28)	(235)	—
Interest expense	(31,553)	(1,412)	—
Equity in earnings of unconsolidated entities	13	—	—
Realized gain on securities	4,096	—	—

Income (loss) before income taxes and minority interest	$26,534	$1,049	$(24)

Income tax expense (Note 10)	$(1,393)	$—	$—
Minority interest (Note 9)	(24,010)	(2,422)	—

Net income (loss) applicable to common shares	$1,131	$(1,373)	$(24)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(continued)
(Dollar amounts in thousands, except per share amounts)

	Year Ended	Year Ended	Period from October 4, 2004 (inception) through
	December 31, 2006	December 31, 2005	December 31, 2004

Other comprehensive income:
Unrealized gain on investment securities	21,158	500	—

Comprehensive income (loss)	$22,289	$(873)	$(24)

Net income (loss) available to common stockholders per common share, basic and diluted	$.02	$(1.55)	$(1.20)

Weighted average number of common shares outstanding, basic and diluted	68,374,630	884,058	20,000

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands)

For the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at October 4, 2004 (inception)	—	—	—	—	—	—

Net loss applicable to common shares	—	—	—	(24)	—	(24)

Contributions by sponsor	20,000	—	200	—	—	200

Balance at December 31, 2004	20,000	—	200	(24)	—	176

Net loss applicable to common shares	—	—	—	(1,373)	—	(1,373)
Unrealized gain on investment securities	—	—	—		500	500

Distributions declared				(438)	—	(438)
Proceeds from offering	9,846,224	10	98,331	—	—	98,341
Offering costs	—	—	(13,147)	—	—	(13,147)
Proceeds from distribution reinvestment program	7,610	—	72	—	—	72
Contribution from sponsor advances	—	—	800	—	—	800
Issuance of stock options and discounts on shares issued to affiliates	—	—	153	—	—	153

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(continued)

(Dollar amounts in thousands)

For the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) to December 31, 2004

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net income applicable to common shares	—	—	—	1,131	—	1,131
Unrealized gain on investment securities	—	—	—		21,158	21,158

Distributions declared	—	—	—	(41,178)		(41,178)
Proceeds from offering	156,569,365	84	1,562,146	—	—	1,562,230
Offering costs	—	—	(164,865)	—	—	(164,865)
Proceeds from distribution reinvestment program	2,202,357	2	20,920	—	—	20,922
Shares repurchased	(25,406)	—	(235)	—	—	(235)
Issuance of stock options and discounts on shares issued to affiliates	—	—	200	—	—	200

Balance at December 31, 2006	168,620,150	96	1,504,576	(41,882)	21,658	1,484,448

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Cash flows from operations:
Net income (loss) applicable to common shares	$1,131	$(1,373)	$(24)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by (used in) operating activities:
Depreciation	36,231	2,752	—
Amortization	13,029	707	—
Amortization of loan fees	546	—	—
Amortization on acquired above market leases	574	9	—
Amortization on acquired below market leases	(977)	(34)	—
Amortization of mortgage discount	294	—	—
Straight-line rental income	(4,588)	(250)	—
Straight-line rental expense	66	3	—
Other expense	435	237	—
Minority interests	24,010	2,422	—
Equity in earnings	(13)	—	—
Discount on shares issued to related parties	200	153	—
Realized gain on investments in securities	(4,096)	—	—
Changes in assets and liabilities:
Accounts and rents receivable	(8,606)	(762)	—
Accounts payable	1,663	1,371	10
Other assets	(3,518)	(310)	—
Accrued real estate taxes	6,905	(341)	—
Accrued interest payable	79	862	—
Prepaid rental and recovery income	(2,652)	4,649	—
Due to related parties	—	649	—
Other liabilities	3,759	751	—
Deferred income tax liability	1,393	—	—
Security deposits	18	3	—

Net cash flows provided by (used in) operating activities	65,883	11,498	(14)

Cash flows from investing activities:
Purchase of investment securities	(142,506)	(28,114)	—
Sale of investment securities	36,941	—	—
Restricted escrows	12,341	(30,708)	—
Rental income under master leases	245	6	—
Acquired in-place lease intangibles	(173,261)	(46,319)	—
Tenant improvement payable	(2,754)	789	—
Purchase of investment properties	(1,235,594)	(707,993)	—
Acquired above market leases	(8,663)	(252)	—
Acquired below market leases	18,918	3,093	—
Investment in unconsolidated joint venture	(188)	—	—
Payment of leasing fees	(91)	—	—
Funding of note receivable	(53,152)	—	—
Other assets	(4,250)	(1,226)	—

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Net cash flows used in investing activities	(1,552,014)	(810,725)	—

Cash flows from financing activities:
Proceeds from offering	1,562,233	98,341	200
Proceeds from the dividend reinvestment program	20,919	72	—
Shares repurchased	(235)	—	—
Payment of offering costs	(160,089)	(12,707)	(358)
Proceeds from mortgage debt and notes payable	604,566	213,557	—
Principal payments of mortgage debt	(794)	—	—
Proceeds from margin securities debt	33,833	14,097	—
Payment of loan fees and deposits	(13,033)	(3,543)	—
Distributions paid	(33,394)	(123)	—
Distributions paid — MB REIT preferred series A and C	(29,658)	(2,077)	—
Due from related parties	363	2,592	—
Due to related parties	(6,258)	4,955	—
Proceeds of issuance of preferred shares and common shares — MB REIT	40,125	517,483	—
Redemption of preferred shares — MB REIT	(264,003)	—	—
Sponsor advances	(3,081)	2,709	372
Contributions from sponsor	—	800	—

Net cash flows provided by financing activities	1,751,494	836,156	214

Net increase in cash and cash equivalents	265,363	36,929	200
Cash and cash equivalents, at beginning of period	37,129	200	—

Cash and cash equivalents, at end of period	$302,492	$37,129	$200

Supplemental disclosure of cash flow information:

Purchase of investment properties	(1,535,826)	(710,512)	—
Tenant improvement liabilities assumed at acquisition	4,632	(88)	—
Real estate tax liabilities assumed at acquisition	529	1,942	—
Security deposit liabilities assumed at acquisition	900	666	—
Assumption of mortgage debt at acquisition	245,375	—	—
Mortgage discount recorded at acquisition	(3,814)	—	—
Non-cash asset retirement obligation liability	8,919	—	—
Assumption of lender held escrows at acquisition	(4,048)	—	—

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Year ended	Year ended	For the period from October 4, 2004 (inception) to
	December 31, 2006	December 31, 2005	December 31, 2004
Other assets recorded at acquisition	(24)	—	—
Other financings	47,762	—	—

	(1,235,594)	(707,993)	—

Cash paid for interest	$30,462	$460	$—

Supplemental schedule of non-cash investing and financing activities:	,

Distributions payable	$8,099	$315	$—

Accrued offering costs payable	$5,389	$614	$173

Write off of in-place lease intangibles	$411	—	—

Write off of building and other improvements	$180	—	—

Discount on shares	$196	$153	$—

See accompanying notes to the consolidated financial statements.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  The Company has also registered with the Securities and Exchange Commission for another public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan which is not effective as of February 21, 2007.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program (“SRP”), if requested, from time to time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company’s public offering, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company’s Board of Directors, at its sole discretion, may reserve for this purpose.  As of December 31, 2006, the Company has repurchased 25,406 shares for a total of $235.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity (“VIE”) and it is the primary beneficiary (as defined in FASB Interpretation 46(R) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, as revised (“FIN 46(R)”)). For joint ventures that are not VIE’s of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has ownership interests of 67% to 75% in LLC’s which own nine shopping centers.  These entities are considered VIE’s as defined in FIN 46(R) and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLC’s to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.  See Note 9 of these consolidated financial statements for a discussion of MB REIT.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.

The fair value of derivative instruments is estimated using the Black-Scholes model.  The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security an appropriate discount rate.  The Company obtains volatility rates from independent sources based on expected volatility of the underlying security over the term of the derivative instrument.  The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted.  A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company’s estimate of the discount rate at which it could currently settle the derivative instrument.  Considerable management judgment   is required in estimating the Black-Scholes variables.  Actual results upon settlement upon settlement or unwinding of derivative instruments may differ materially from these estimates.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

During October 2006, the Company entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is wholly owned by three other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. and serviced by a related party, Inland Risk and Insurance Management Services Inc.  The Company became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which the Company’s initial contribution was $188.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Company is reflected on the consolidated balance sheets and the consolidated statements of operations included the Company’s share of net income or loss from the unconsolidated entity.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2005 financial statements to conform to the 2006 presentations.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved.  The Company records percentage rental revenue in accordance with SAB 101.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at December 31, 2006 and 2005 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on December 31, 2006 and 2005, the Company has accumulated other comprehensive income of $21,658 and $500, respectively.

Real estate acquisitions are recorded at cost less accumulated depreciation.  Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method.  Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of December 31, 2006 and 2005, respectively.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease as a component of depreciation and amortization.

Loan fees are amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loans as a component of interest expense.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates.  The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

the allocation to land and building and improvements. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values.  The Company considers various factors including geographic location and size of leased space.  The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate.” This discount rate is a significant factor in determining the market valuation which requires the Company’s judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the years ended December 31, 2006 and 2005. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $574 and $9 was applied as a reduction to rental income for the years ended December 31, 2006 and 2005, respectively.  Amortization pertaining to the below market lease costs of $977 and $34 was applied as an increase to rental income for the years ended December 31, 2006 and 2005, respectively.  The weighted average amortization period was 10 and 11 years for 2006 and 2005, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $13,029 and $698 for the years ended December 31, 2006 and 2005, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of December 31, 2006, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at December 31, 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

Amortization of:	2007	2008	2009	2010	2011	Thereafter

Acquired above market lease costs	$(1,478)	(1,194)	(958)	(922)	(675)	(3,106)

Acquired below market lease costs	1,670	1,618	1,484	1,419	1,374	13,435

Net rental income Increase	$192	424	526	497	699	10,329

Acquired in-place lease Intangibles	$27,154	26,402	25,277	24,799	22,225	79,996

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, SBC/AT&T, accounted for 25% of consolidated rental revenues in 2006.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $1,047,064 and $213,557 as of December 31, 2006 and 2005, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

Income taxes for certain state and local taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

The application of FASB Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143” resulted in the recognition upon acquisition of additional real estate assets and liabilities in 2006, which is recorded in building and other improvements and prepaid rental and recovery income and other liabilities on the balance sheet.  FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset.  The value of the asset retirement obligation was a liability of $9,132 and $0 as of December 31, 2006 and 2005, respectively.  For the years ended December 31, 2006 and 2005, the Company recognized $213 and $0, respectively, of expense related to the accretion of the asset retirement obligation which is recorded in property operating expenses to non-related parties.

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company’s properties.  Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years.  These funds may be released to either the Company or the seller when certain leasing conditions are met.  Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements.  The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

A note is considered impaired in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of December 31, 2006.

Restricted cash consists of funds received from investors that have not been executed to purchase shares.

In September 2006, the SEC’s staff issued Staff Accounting Bulletin (SAB) No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  This Bulletin provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  The guidance in this Bulletin must be applied to financial reports covering the first fiscal year ending after November 15, 2006.  Implementation of this guidance in this Bulletin did not have a material effect on our 2006 annual financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Implementing the guidance in this Interpretation is not expected to have a material effect on our financial statements.

 (3)  Transactions with Related Parties

The Company’s sponsor, Inland Real Estate Investments Corporation (the “sponsor”) contributed $200 to the capital of the Company for which it received 20,000 shares of common stock.  The sponsor agreed to advance to the Company funds sufficient to pay distributions to stockholders until funds from our operations were adequate to cover the distributions.  For the year ended December 31, 2005, the sponsor advanced a total of $2,709 for the payment of costs and contributed $800 to pay distributions of $123 and the Company’s expenses of $677.  No funds were advanced in 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

As of December 31, 2006 and 2005, the Company had incurred $178,012 and $13,147 of offering costs, respectively, of which $159,357 and $7,663 was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of December 31, 2006 and 2005, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $149,937 and $9,420 for the years ended December 31, 2006 and 2005, of which $3,557 and $292 was unpaid as of December 31, 2006 and 2005.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the years ended December 31, 2006 and 2005, the Company incurred $5,957 and $419 of these costs, respectively, of which $2,390 and $63 remained unpaid as of December 31, 2006 and 2005, respectively.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly.  For the year ended December 31, 2006, fees totaled $55.  There were no fees paid for the year ended December 31, 2005.

The Company pays a related party of the Business Manager .2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the years ended December 31, 2006 and 2005, the Company paid loan fees totaling $2,191 and $427, respectively, to this related party.  None remained unpaid as of December 31, 2006.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $2,400 for the year ended December 31, 2006, none of which remained unpaid as of December 31, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $2,400, for the year ended December 31, 2006.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $4, 850 and $359. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the year ended December 31, 2006 and 2005, respectively.  None remained unpaid as of December 31, 2006.  The Company is due funds from this related party in the amount of $35 as of December 31, 2006.

The Company had entered into a fee arrangement with Inland Western Retail Real Estate Trust, Inc., (“Inland Western”) whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty.  The fee arrangement called for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000.  The Company incurred fees of $141 for the year ended December 31, 2006.  All fees had been paid to Inland Western as of December 31, 2006.  As of December 31, 2006, all of the guarantees were released by the lenders.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 310,075 and 130,737 shares to related parties and recognized an expense related to these discounts of $200 and $153 for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The Company used a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $2,086 and $24 during the years ended December 31, 2006 and 2005, respectively, of which $1,521 remained unpaid as of December 31, 2006.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of December 31, 2006 and 2005 the Company was due funds from related parties in the amount of $53 and $451, respectively, which is due from related parties for costs paid by the Company on their behalf.  As of December 31, 2006 and 2005, the Company owed funds to related parties in the amount of $2,390 and $10,756, respectively.

(4)  Notes receivable

The notes receivable balance of $53,152 as of December 31, 2006 consisted of three installment notes from three separate unrelated parties that mature on various dates through June 30, 2007.  The notes are secured by first mortgages on vacant land and guaranteed by the owners.  Interest only is due in advance on the first of each month at rates ranging from 9.00% to 9.50% per annum.  Upon closing, an interest reserve escrow was established for the notes.

(5)  Investment Securities

Investment in securities of $159,433 and $28,614 at December 31, 2006 and 2005, respectively, consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on December 31, 2006 and 2005, the Company has accumulated other comprehensive income of $21,658 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the years ended December 31, 2006 and 2005, the Company realized a gain of $4,096 and $0, respectively, on the sale of shares. Dividend income is recognized when earned. During the years ended December 31, 2006 and 2005, dividend income of $7,434 and $133, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.  Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

The Company has purchased a portion of its investment securities through a margin account. As of December 31, 2006 and 2005, the Company has recorded a payable of $47,930 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At December 31, 2006, these rates were equal to a range between 5.59% and 5.84%. Interest expense in the amount of $2,395 and $21 is recognized in interest expense on the Consolidated Statement of Operations for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the years ended December 31, 2006 and 2005, the Company issued 17,500 and 0 options to its independent directors, respectively.  As of December 31, 2006 there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model.   During the years ended December 31, 2006 and 2005, the Company recorded $4 and $0, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $245 and $6 during the year ended December 31, 2006 and 2005, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

Minimum Lease
Payments
2007	$169,714
2008	164,883
2009	158,110
2010	149,519
2011	134,515
Thereafter	853,325
Total	$1,630,066

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The remaining lease terms range from one year to 20 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent and/or percentage rent payments.  The majority of the revenue from our properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to us for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the years ended December 31, 2006 and 2005, ground lease rent was $256 and $16, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

Minimum Lease
Payments
2007	$465
2008	467
2009	468
2010	469
2011	471
Thereafter	26,753
Total	$29,093

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)
(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of December 31, 2006 and 2005 were $1,062,703 and $213,557, respectively, and had a weighted average interest rate of 5.32% and 4.99%, respectively.  All of the loans have fixed interest rates ranging from 4.88% to 6.01%.  Properties with a net carrying value of $1,692,500 at December 31, 2006 and related tenant leases are pledged as collateral. As of December 31, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	822,162

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.35%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of December 31, 2006, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $3,520, net of accumulated amortization, is outstanding at December 31, 2006.

The Company has purchased a portion of its securities through margin accounts.  As of December 31, 2006 and 2005, the Company has recorded a payable of $47,930 and $14,097, respectively, for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At December 31, 2006, these rates were equal to a range between 5.59% and 5.84%

(9)  Minority Interest

On October 11, 2005, the Company entered into a joint venture with MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, the Company agreed to purchase up to 920,000 shares of common stock at a price of $1 per share for a total investment of approximately $1,172,000 in MB REIT.  MD presently has $293,000 of contributed capital in MB REIT.  A total of $264,000 of this contributed capital is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30,000.  As of December 31, 2006, the Company owned approximately $1,050,000 of common stock.  The Company is required to purchase the remaining shares worth approximately $122,000 by March 31, 2007.  Once the Company has purchased all 920,000 shares of common stock, the Company will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, the Company will own approximately 97.5% of the total outstanding common stock. MB REIT elected to be taxed as a real estate investment trust or “REIT” for the year ending December 31, 2005.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming the Company fully funds its purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets. Management of MB REIT is the same as the Company. MB REIT has five directors, three of whom are also directors of the Company. In addition, all of the executive officers of MB REIT are also executive officers of the Company. Day to day decision making is completed the same for MB REIT and the Company. The Company’s Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that these entities perform for the Company.  The Company’s independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that the Company has with the Company’s Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than the Company would pay for the same services.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if the Company does not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock.  The series C preferred stock entitled the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly.  During 2006, MB REIT repurchased all outstanding series C preferred stock from Inland Western.  As of December 31, 2006, there are no series C preferred shares outstanding.  To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also has issued $125,000 of series B preferred stock in a private placement to 125 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, the Company is entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock.  As of December 31, 2006 and 2005, respectively, the Company has purchased shares in MB REIT for a total investment of $1,050,000 and $47,000.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred stockholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings and to include MB REIT’s cash and the Company’s cash (including marketable securities) to the extent not committed and available for investment in common stock in MB REIT as part of its total assets for purposes of calculating compliance with the debt covenant ratio.  As of December 31, 2006, the debt ratio was 42% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, or MH, an affiliate of MD, has the option to require the Company to purchase, in whole, but not in part, 100% of the MD equity (consisting of the series A preferred stock and any common stock in the MB REIT) for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348,000 or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.  The series A liquidation preference is equal to $1,276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, MH shall have an option to require the Company to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, on the earlier of (x) the date the Company purchase the MD equity or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by MD on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of the Company’s common stock are listed, on the earlier of (x) the date the Company purchases the MD equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent (100%) of the MD equity for a price equal to (A) if the shares of the Company’s common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by MD or (B) if the shares of the Company’s common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of the Company’s common stock.

Under SFAS 133 the put/call arrangements described above are considered derivative instruments.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.

The value of the put/call arrangement was a liability $(304) and $(237) as of December 31, 2006 and 2005, respectively, resulting in other expense of $67 and $237 for the years ended December 31, 2006 and 2005, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The minority interest represents outside interests in MB REIT and is comprised of:

For the year ended December 31, 2006

	Capital			Income
	Balance	Redemption	Distributions	Allocation (4)	Total

Series A preferred stock (1)	$264,132	$—	$(9,245)	$9,245	$264,132
Series B preferred stock (2)	125	—	(15)	15	125
Series C preferred stock (3)	264,003	(264,003)	(16,489)	16,489	—
Common stock (1)	27,585	—	(1,804)	(1,739)	24,042

	$555,845	$(264,003)	$(27,553)	$24,010	$288,299

For the period from October 11, 2005 though December 31, 2005

	Capital		Income
	Contributions	Distributions	Allocation (4)	Total

Series A preferred stock (1)	264,132	(2,076)	2,076	264,132
Series C preferred stock (3)	224,003	(2,108)	2,108	224,003
Common stock (1)	29,348	—	(1,762)	27,586

	517,483	(4,184)	2,422	515,721

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors.

(3)                    owned by Inland Western Retail Real Estate Trust, Inc.

(4)                    income allocation not indicative of income tax allocation

Allocations of profit and loss are made first to series A, B and C preferred stockholders to equal their distributions and then to the common stockholders in accordance with their ownership interest.  The income allocation for the year ended December 31, 2006 and 2005 was based on the average ownership percentages of 87% and 21% for Inland American and 13% and 79% for MD, respectively. As of December 31, 2006, Inland American and Minto’s effective ownership interest was 97% and 3%, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

(10) Income Taxes

In the second quarter of 2006, the state of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  As such, the Company has recorded a net deferred tax liability and deferred income tax expense related to temporary differences of $1,393 for the year ended December 31, 2006.

The temporary differences that give rise to the net deferred tax liability at December 31, 2006 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,432
Depreciation	(58)
Straight-line rents	24
Others	(5)

Total cumulative temporary differences	$1,393

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

 (11) Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses. Minority interest expense or interest and other investment income from corporate investments.

For the year ended December 31, 2006:

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$93,428	$40,261	$48,670	$2,822	$1,675
Straight-line rents	4,588	2,347	1,936	305	—
Amortization of acquired above and below market leases, net	403	(245)	664	(16)	—
Total rentals	$98,419	$42,363	$51,270	$3,111	$1,675

Tenant recoveries	21,547	7,359	13,894	294	—
Other income	3,236	1,870	1,248	2	116
Total revenues	$123,202	$51,592	$66,412	$3,407	$1,791

Operating expenses	$32,791	$12,271	$19,381	$396	$743

Net property operations	$90,411	$39,321	$47,031	$3,011	$1,048

Depreciation and amortization	$(49,681)
Business manager management fee	$(2,400)
General and administrative	$(7,613)
Interest and other investment income	$23,289
Interest expense	$(31,553)
Income tax expense	$(1,393)
Other income	$4,081
Minority interest	$(24,010)

Net income applicable to common shares	$1,131

Balance Sheet Data:
Real estate assets, net	$2,420,640	$1,086,020	$1,031,416	$285,397	$17,807
Capital expenditures	470	332	138	—	—
Non-segmented assets	619,434

Total assets	$3,040,544

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

December 31, 2006 and 2005

The following table summarizes net property operations income by segment for the year ended December 31, 2005.

	Total	Office	Retail	Industrial

Property rentals	$5,877	$3,260	$2,455	$162
Straight-line rents	250	140	104	6
Amortization of acquired above and below market leases, net	25	(6)	31	—
Total rentals	$6,152	$3,394	$2,590	$168

Tenant recoveries	509	26	481	2
Other income	7	1	6	—
Total revenues	$6,668	$3,421	$3,077	$170

Operating expenses	987	277	699	11

Net property operations	$5,681	3,144	2,378	159

Depreciation and amortization	(3,459)
General and administrative	(1,266)
Interest and other investment income	1,740
Interest expense	(1,412)
Other expense	(235)
Minority interest	(2,422)

Net loss applicable to common shares	$(1,373)

Balance Sheet Data:
Real estate assets, net	$753,620	$396,112	$347,775	$9,733
Non-segmented assets	112,231

Total assets	$865,851

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC/AT&T, which individually accounted for 25% and 44% of the Company’s consolidated rental revenues for the year ended December 31, 2006 and December 31, 2005, respectively.

There were no capital expenditures during 2005.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

 (12) Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss)by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the year ended December 31, 2006 and the net loss incurred in 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 68,374,630, 884,058 and 20,000 for the years ended December 31, 2006 and 2005 and for the period from October 4, 2004 (inception) through December 31, 2004, respectively.

(13) Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $26,234 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of December 31, 2006, the Company has approximately $6,512 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $443,046 in principal.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

(14)  Subsequent Events

The Company paid distributions of $8,099 and $9,132 to our stockholders in January and February 2007, respectively.

The Company issued 35,682,777 shares of common stock and repurchased 160,810 shares of common stock through the SRP from January 1, 2007 through February 21, 2007, resulting in a total of 204,142,117 shares of common stock outstanding. As of February 21, 2007, subscriptions for a total of 201,037,805 shares were received resulting in total gross offering proceeds of $2,010,378 and an additional 3,290,528 shares were issued pursuant to the DRP for $31,259 of additional gross proceeds.

The Company has acquired the following properties during the period January 1 to February 21, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
1/10/07	Kinross Lakes	1998	17,500	86,000	ProQuest Business Solutions
1/12/07	Stevenson Road	1992	3,300	38,286	i-Serve Direct Commerce
1/12/07	Faulkner Road	1995	45,674	712,000	Deluxe Video Service
1/12/07	Market at Hamilton	2006	13,427	42,340	Lifestyle Fitness, Sleep Outfitters, Casa Fiesta
1/12/07	Parkway Building B	2006	2,694	7,364	Cardboard Heroes Sports Stuff
1/23/07	Tri State Holdings I	1987	9,272	137,607	Trimas Fasteners
1/23/07	Tri State Holdings II	1999	13,560	223,599	Lamous Metal Gasket Co.
1/23/07	Tri State Holdings III	1992	9,382	193,200	Cequent Trailer Products
1/23/07	Ridgeline Road	1986	14,600	85,680	Software AG
1/24/07	Mt Zion Road	2001	47,200	1,091,435	Pearson Education and Addison Wesley Longman, Inc.
1/30/07	US Highway 45	1965	26,500	197,100	USG Corporation

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from January 1 to February 21, 2007, the Company funded earnouts totaling $2,218 at three of the existing properties.

On January 23, 2007, the Company purchased 97,113 shares in MB REIT meeting its funding obligation to MB REIT.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

The mortgage debt financings obtained subsequent to December 31, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
1/23/07	Denver Highlands	5.4800%	10/01/25	10,500
1/26/07	Bradley — Pool B	5.9048%	01/01/17	80,035
02/12/07	State Street Market	5.6230%	03/11/12	10,450
02/12/07	Shops at Sherman Plaza	5.5690%	03/01/17	30,275

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

December 31, 2006 and 2005

(15) Supplemental Financial Information (unaudited)

The following represents the results of operations, for each quarterly period, during 2006, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004.

	2006
	Dec. 31	Sept. 30	June 30	March 31

Total income	$49,248	35,127	21,106	17,721

Net income (loss)	2,662	916	(991)	(1,456)

Net income (loss), per common share, basic and diluted	.02	.01	(.02)	(.07)

Weighted average number of common shares outstanding, basic and diluted	129,927,358	76,848,460	45,930,663	19,485,272

	2005
	Dec. 31	Sept. 30	June 30	March 31

Total income	$6,668	—	—	—

Net loss	(1,257)	(48)	(23)	(45)

Net loss, per common share, basic and diluted:	(.36)	(2.39)	(1.15)	(2.25)

Weighted average number of common shares outstanding, basic and diluted	3,483,065	20,000	20,000	20,000

2004
Dec. 31

Total income	$—

Net loss	(24)

Net loss, per common share, basic and diluted:	(1.20)

Weighted average number of common shares outstanding, basic and diluted	20,000

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III
Real Estate and Accumulated Depreciation

December 31, 2006

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
24 HOUR FITNESS - 249 & JONES	—	2,650,000	7,076,068	3,352	2,650,000	7,079,420	9,729,420	324,382	2000	10/13/05	(F)
Houston, TX

24 HOUR FITNESS -THE WOODLANDS	—	1,540,000	11,277,163	9,343	1,540,000	11,286,506	12,826,506	493,715	2002	10/13/05	(F)
Woodlands, TX

6101 RICHMOND AVENUE	—	1,700,000	1,263,207	998	1,700,000	1,264,205	2,964,205	57,908	1980	10/13/05	(F)
Houston, TX

ANTOINE TOWN CENTER	—	1,645,000	7,366,354	(23,395)	1,645,000	7,342,959	8,987,959	278,499	2003	11/16/05	(F)
Houston, TX

ASHFORD PLAZA	—	900,000	2,438,299	2,182	900,000	2,440,481	3,340,481	96,838	1980	11/16/05	(F)
Houston, TX

ATASCOCITA SHOPPING CENTER	—	1,550,000	8,058,784	(64,373)	1,550,000	7,994,411	9,544,411	319,196	2000	11/22/05	(F)
Humble, TX

BAY COLONY	—	3,190,000	29,329,854	1,298,686	3,190,000	30,628,540	33,818,540	1,057,633	2004	12/22/05	(F)
League City, TX

BI-LO - GREENVILLE	4,286,000	1,400,000	5,502,771	—	1,400,000	5,502,771	6,902,771	112,315	1994	06/08/06	(F)
Greenville, SC

BLACKHAWK TOWN CENTER	—	1,645,000	19,940,271	41,885	1,645,000	19,982,156	21,627,156	814,236	2004/2005	11/08/05	(F)
Houston, TX

BROOKS CORNER	14,275,800	10,600,000	13,648,401	—	10,600,000	13,648,401	24,248,401	249,616	2005	06/26/06	(F)
San Antonio, TX

BUCKHORN PLAZA	9,025,000	1,650,500	11,769,687	—	1,650,500	11,769,687	13,420,187	143,376	2006	08/30/06	(F)
Bloomsburg, PA

CANFIELD PLAZA	7,575,000	2,250,000	10,338,633	28,065	2,250,000	10,366,698	12,616,698	274.582	1999	04/05/06	(F)
Canfield, OH

CARVER CREEK	—	650,000	413,926	145,618	650,000	559,544	1,209,544	22,528	1980	11/08/05	(F)
Dallas, TX

CHILI’S - HUNTING BAYOU	—	400,000	—	—	400,000	—	400,000	—	2000	11/08/05	(F)
Jacinto City, TX

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
CINEMARK - JACINTO CITY	—	1,160,000	10,521,518	18,756	1,160,000	10,540,274	11,700,274	448,395	2003	11/10/05	(F)
Jacinto City, TX

CINEMARK - WEBSTER	—	1,830,000	12,034,600	59,287	1,830,000	12,093,887	13,923,887	478,984	2001	12/09/05	(F)
Webster, TX

CINEMARK 12 - SILVERLAKE	—	1,310,000	7,516,532	(21,030)	1,310,000	7,495,502	8,805,502	275,413	2004	12/28/05	(F)
Pearland, TX

CYFAIR TOWN CENTER	5,523,969	1,800,000	13,292,077		1,800,000	13,292,077	15,092,077	197,598	2005	07/21/06	(F)
Cypress, TX

CYPRESS TOWN CENTER	—	1,850,000	10,455,795	1,173,725	1,850,000	11,629,520	13,479,520	420,370	2003	11/22/05	(F)
Houston, TX

ELDRIDGE LAKES TOWN CENTER	7,308,242	1,400,000	14,047,967	—	1,400,000	14,047,967	15,447,967	205,648	2006	07/21/06	(F)
Houston, TX

ELDRIDGE TOWN CENTER	—	3,200,000	16,717,139	(54,355)	3,200,000	16,662,784	19,862,784	712,845	2000	11/02/05	(F)
Houston, TX

FABYAN RANDALL PLAZA	13,405,383	2,400,000	22,198,002	(88,991)	2,400,000	22,109,011	24,509,011	387,319	2004	06/29/06	(F)
Batavia, IL

FRIENDSWOOD SHOPPING CENTER	—	1,550,000	10,605,614	281,226	1,550,000	10,886,840	12,436,840	425,592	2000	12/08/05	(F)
Friendswood, TX

GLENDALE HEIGHTS I	4,704,680	2,220,000	6,399,483		2,220,000	6,399,483	8,619,483	39,103	1987	11/03/06	(F)
Glendale Heights, IL

HIGHLAND PLAZA	—	2,450,000	15,663,784	(21,958)	2,450,000	15,641,826	18,091,826	592,693	2001	11/16/05	(F)
Katy, TX

HUNTING BAYOU	—	2,400,000	16,265,341	—	2,400,000	16,265,341	18,665,341	471,271	1985	02/09/06	(F)
Jacinto City, TX

JOE’S CRAB SHACK-HUNTING BAYOU	—	540,000	—	—	540,000	—	540,000	—	2000	11/08/05	(F)
Jacinto City, TX

LAKEWOOD SHOPPING CENTER	11,714,963	4,115,000	20,646,383	(22,766)	4,115,000	20,623,617	24,738,617	693,064	2002	01/27/06	(F)
Margate, FL

LEXINGTON ROAD	5,453,805	1,980,000	7,104,648	—	1,980,000	7,104,648	9,084,648	43,412	1999	11/08/06	(F)
Athens, GA

LINCOLN MALL	33,835,000	11,000,000	50,394,902	—	11,000,000	50,394,902	61,394,902	1,026,276	2005	05/31/06	(F)
Lincoln, RI

LINCOLN VILLAGE	22,035,000	13,600,000	25,052,916	(23,798)	13,600,000	25,029,118	38,629,118	218,308	2002	10/13/06	(F)
Chicago, IL

MONADNOCK MARKETPLACE	26,785,000	7,000,000	39,007,614	—	7,000,000	39,007,614	46,007,614	1,364,824	2003	01/04/06	(F)
Keene

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
NEW FOREST CROSSING II	—	1,490,000	3,921,769	—	1,490,000	3,921,769	5,411,769	—	2006	12/19/06	(F)
HOUSTON, TX

NEWTOWN ROAD	967,799	904,959	877,378	—	904,959	877,378	1,782,337	2,680	1997	12/01/06	(F)
Virginia Beach

NTB ELDRIDGE	—	960,000	—	—	960,000	—	960,000	—	2003	11/02/05	(F)
Houston, TX

PARADISE SHOPS OF LARGO	7,325,000	4,640,000	7,483,243	(27,380)	4,640,000	7,455,863	12,095,863	317,989	2005	10/17/05	(F)
Largo, FL

PARKWAY CENTRE NORTH	—	4,680,000	8,720,368	—	4,680,000	8,720,368	13,400,368	79,885	2006	10/13/06	(F)
Grove City, OH

PINEHURST SHOPPING CENTER	—	625,000	2,155,792	1,205	625,000	2,156,997	2,781,997	98,784	1980	10/14/05	(F)
Humble, TX

PLAZA AT EAGLE’S LANDING	5,310,000	1,580,000	7,001,732	—	1,580,000	7,001,732	8,581,732	40,826	2005/2006	11/02/06	(F)
Stockbridge, GA

SARATOGA TOWN CENTER	—	1,500,000	12,025,395	945,153	1,500,000	12,970,548	14,470,548	510,939	2004	10/27/05	(F)
Corpus Christi, TX

SHAKOPEE SHOPPING CENTER	8,800,000	6,900,000	8,583,128	—	6,900,000	8,583,128	15,483,128	235,913	2004	04/06/06	(F)
Shakopee, MN

SHERMAN PLAZA	—	9,655,000	30,981,619	—	9,655,000	30,981,619	40,636,619	—	2006	12/21/06	(F)
Evanston, IL

SHERMAN TOWN CENTER	38,197,503	4,850,000	49,273,080	—	4,850,000	49,273,080	54,123,080	576,283	2002	08/17/06	(F)
Sherman, TX

SPRING TOWN CENTER	7,430,846	3,150,000	12,445,143	—	3,150,000	12,445,143	15,595,143	188,500	2005	07/21/06	(F)
Spring, TX

STABLES TOWN CENTER PHASE I & II	—	4,650,000	18,029,260	976,993	4,650,000	19,006,253	23,656,253	645,342	2004	12/16/05	(F)
Spring, TX

STATE STREET MARKET	—	3,950,000	14,184,146		3,950,000	14,184,146	18,134,146	43,009	2000	12/14/06	(F)
Rockford, IL

STOP & SHOP - SICKLERVILLE	8,535,000	2,200,000	11,559,288	—	2,200,000	11,559,288	13,759,288	235,962	1994	06/08/06	(F)
Sicklerville. NJ

STOP N SHOP - BRISTOL	8,368,067	1,700,000	11,830,353	—	1,700,000	11,830,353	13,530,353	241,491	1994	06/08/06	(F)
Bristol, RI

STOP N SHOP - CUMBERLAND	11,531,000	2,400,000	16,195,814	—	2,400,000	16,195,814	18,595,814	330,618	1994	06/08/06	(F)
Cumberland, RI

STOP N SHOP - FRAMINGHAM	9,268,514	6,500,000	8,516,720	—	6,500,000	8,516,720	15,016,720	173,748	1994	06/08/06	(F)
Framingham, RI

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
STOP N SHOP - HYDE PARK	8,100,000	2,000,000	12,273,916	—	2,000,000	12,273,916	14,273,916	394,907	1998	01/05/06	(F)
Hyde Park, NY

STOP N SHOP - MALDEN	12,752,742	6,700,000	13,828,407	—	6,700,000	13,828,407	20,528,407	282,269	1994	06/08/06	(F)
Malden, MA

STOP N SHOP - SOUTHINGTON	11,145,000	4,000,000	13,937,929	—	4,000,000	13,937,929	17,937,929	284,522	1994	06/08/06	(F)
Southington, CT

STOP N SHOP - SWAMPSCOTT	11,066,477	4,200,000	13,613,240	—	4,200,000	13,613,240	17,813,240	277,879	1994	06/08/06	(F)
Swampscott, MA

THE MARKET AT HILLIARD	11,220,000	4,450,000	13,308,202	—	4,450,000	13,308,202	17,758,202	232,693	2006	07/11/06	(F)
Hilliard, OH

TOMBALL TOWN CENTER	—	1,950,000	14,223,562	9,048	1,950,000	14,232,610	16,182,610	498,024	2004	12/22/05	(F)
Tomball, TX

TRIANGLE CENTER	23,600,000	12,770,000	20,386,659	4,138,549	12,770,000	24,525,208	37,295,208	812,858	2004/2005	12/22/05	(F)
Longview, WA

WALGREENS - SPRINGFIELD	—	855,000	2,528,912	1,135	855,000	2,530,047	3,385,047	92,725	2003	12/19/05	(F)
Springfield, IL

WEST END SQUARE	—	675,000	2,036,657	747,275	675,000	2,783,932	3,458,932	83,145	1980	11/16/05	(F)
Houston, TX

WILLIS TOWN CENTER	—	1,550,000	1,117,646	702,691	1,550,000	1,820,337	3,370,337	56,215	2001	10/27/05	(F)
Willis, TX

WINCHESTER TOWN CENTER	—	495,000	2,644,735	1,321,318	495,000	3,966,053	4,461,053	143,272	2004	11/22/05	(F)
Houston, TX

WINDERMERE VILLAGE	—	1,220,000	5,702,749	448,742	1,220,000	6,151,491	7,371,491	249,717	2004	11/11/05	(F)
Houston, TX

WOODFOREST SQUARE	—	300,000	2,135,295	1,068	300,000	2,136,363	2,436,363	91,307	1980	10/27/05	(F)
Houston, TX

Office
11500 MARKET STREET	—	140,000	345,662	166	140,000	345,828	485,828	14,790	2000	11/08/05	(F)
Jacinto City, TX

6234 RICHMOND AVENUE	—	500,000	968,889	962	500,000	969,851	1,469,851	41,598	1980	10/27/05	(F)
Houston, TX

AT&T - ST LOUIS	112,695,000	8,000,000	170,169,372	—	8,000,000	170,169,372	178,169,372	—	1986	12/21/06	(F)
St Louis, MO

BRIDGESIDE POINT OFFICE BLDG	17,325,000	1,525,000	28,598,049	10,586	1,525,000	28,608,635	30,133,635	1,084,625	2001	11/22/05	(F)
Pittsburg, PA

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
COMMONS DRIVE	3,662,584	1,600,000	5,746,144	—	1,600,000	5,746,144	7,346,144	35,111	1995	11/13/06	(F)
Aurora, IL

DULLES EXECUTIVE PLAZA	68,750,000	15,500,000	96,083,330	—	15,500,000	96,083,330	111,583,330	1,401,139	2002	07/25/06	(F)
Herndon, VA

HOUSTON LAKES	8,987,523	3,000,000	12,949,941	—	3,000,000	12,949,941	15,949,941	—	1993	12/18/06	(F)
Houston, TX

IDS CENTER	161,000,000	24,900,000	202,017,816	—	24,900,000	202,017,816	226,917,816	2,353,665	1972	08/17/06	(F)
Minneapolis, MN

LAKE VIEW TECHNOLOGY CENTER	14,470,000	884,000	21,971,915	99,641	884,000	22,071,556	22,955,556	836,474	2004	12/02/05	(F)
Suffolk, VA

REGIONAL ROAD	8,678,875	950,000	10,501,395	—	950,000	10,501,395	11,451,395	64,168	1988	11/07/06	(F)
Greensboro, NC

SANTEE - CIVIC CENTER	12,022,693	—	17,837,941	—	—	17,837,941	17,837,941	52,025	2003	11/30/06	(F)
Santee, CA

SBC CENTER	200,472,000	35,800,000	287,419,320	4,375	35,800,000	287,423,695	323,223,695	11,735,044	1990/1991	11/15/05	(F)
Hoffman Estates, IL

WASHINGTON MUTUAL - ARLINGTON	20,115,000	4,870,000	30,915,029	—	4,870,000	30,915,029	35,785,029	188,906	1983	10/20/06	(F)
Arlington, TX

Apartment
SOUTHGATE APARTMENTS	10,725,000	1,730,000	16,356,097		1,730,000	16,356,097	18,086,097	512,235	2002	03/02/06	(F)
Louisville, KY

Industrial
1800 BRUNING	10,156,344	10,000,000	7,970,531	—	10,000,000	7,970,531	17,970,531	24,349	2001	11/17/06	(F)
Itasca, IL

500 HARTLAND	5,860,131	1,200,000	7,458,988	—	1,200,000	7,458,988	8,658,988	45,577	2000	10/19/06	(F)
Hartland, WI

55th STREET	7,350,732	1,600,000	11,114,725	—	1,600,000	11,114,725	12,714,725	67,916	2001	10/20/06	(F)
Kenosha, WI

BAYMEADOW - GLEN BURNIE	13,824,427	1,225,000	23,407,116	—	1,225,000	23,407,116	24,632,116	68,267	1998	11/29/06	(F)
Glen Burnie, MD

C&S - ABERDEEN	—	4,650,000	33,276,177	—	4,650,000	33,276,177	37,926,177	—	1998	12/27/06	(F)
Aberdeen, MD

C&S - NORTH HATFIELD	—	4,800,000	30,103,241	—	4,800,000	30,103,241	34,903,241	—	1998	12/27/06	(F)
Hatfield, MA

C&S - SOUTH HATFIELD	—	2,500,000	15,250,628	—	2,500,000	15,250,628	17,750,628	—	1994	12/27/06	(F)
Hatfield, MA

		Initial Cost (A)		Cost Capitalized	Gross amount at which carried at end of period			Accumulated			Depreciable
Retail	Encumbrance	Land	Buildings and Improvements	Subsequent to Acquisition (C)	Land and Improvements	Buildings and Improvements	Total (B) (D)	Depreciation (E)	Date Constructed	Date Acquired	Life (F)
C&S - WESTFIELD	—	3,850,000	45,906,015	—	3,850,000	45,906,015	49,756,015	—	2004	12/27/06	(F)
Westfield, MA

CLARION	3,171,555	87,000	4,789,965	—	87,000	4,789,965	4,876,965	13,977	1997	12/13/06	(F)
Clarion, IA

DEER PARK SEACO	2,964,819	240,000	5,271,499	—	240,000	5,271,499	5,511,499	32,212	1999	11/09/06	(F)
Deer Park, TX

DORAL - WAUKESHA	1,364,493	240,000	2,013,217	—	240,000	2,013,217	2,253,217	12,302	1991	11/09/06	(F)
Waukesha, WI

INDUSTRIAL DRIVE	3,708,608	200,000	6,812,295	—	200,000	6,812,295	7,012,295	39,736	1996	10/23/06	(F)
Horicon, WI

KIRK ROAD	7,862,815	2,200,000	11,412,892	—	2,200,000	11,412,892	13,612,892	69,738	1995	11/09/06	(F)
St. Charles, IL

McKESSON DISTRIBUTION CENTER	5,760,000	345,000	8,950,076	1,629	345,000	8,951,705	9,296,705	382,826	2005	11/02/05	(F)
Conroe, TX

THERMO PROCESS SYSTEMS	8,201,000	1,202,000	11,994,905	—	1,202,000	11,994,905	13,196,905	402,970	2005	01/17/06	(F)
Sugar Land, TX

WESTPORT - MECHANICSBURG	4,028,814	1,300,000	6,185,337	—	1,300,000	6,185,337	7,485,337	36,079	1996	11/09/06	(F)
Mechanicsburg, PA

Total	1,062,703,203	332,113,459	1,901,668,377	12,125,613	332,113,459	1,913,793,990	2,245,907,449	38,983,170

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Schedule III (continued)
Real Estate and Accumulated Depreciation

December 31, 2006

Notes:

(A)                     The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)                       The aggregate cost of real estate owned at December 31, 2006 for Federal income tax purposes was approximately $2,205,000,000 (unaudited).

(C)                       Cost capitalized subsequent to acquisition includes payments under master lease agreements as well as additional tangible costs associated with investment properties, including any earnout of tenant space.

(D)                      Reconciliation of real estate owned:

2006

Balance at December 31, 2005	$710,506,360
Purchases of investment properties	1,698,653,432
Payments received under master leases	(245,160)
Acquired in-place lease intangibles	(173,261,172)
Acquired above market lease intangibles	(8,664,011)
Acquired below market lease intangibles	18,918,000

Balance at December 31, 2006	$2,245,907,449

(E)                        Reconciliation of accumulated depreciation:

Balance at January 1, 2006	$2,751,586
Depreciation expense	36,231,584

Balance at December 31, 2006	$38,983,170

(F)                        Depreciation is computed based upon the following estimated lives:

Buildings and improvements	15-30 years
Tenant improvements and equipment	5-10 years

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(Dollar amounts in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
Assets
Investment properties:
Land	$368,817	$332,113
Building and other improvements	2,218,597	1,913,794
Construction in progress	44	—

	2,587,458	2,245,907
Less accumulated depreciation	(57,343)	(38,983)

Net investment properties	2,530,115	2,206,924

Cash and cash equivalents (including cash held by management company of $19,855 and $4,118 as of March 31, 2007 and December 31, 2006, respectively)	1,080,740	302,492
Restricted cash (Note 2)	69,221	41,387
Restricted escrows (Note 2)	18,470	22,415
Investment in marketable securities	222,108	159,433
Investment in unconsolidated joint venture (Note 1)	2,866	201
Accounts and rents receivable (net of allowance of $672 and $605 as of March 31 2007 and December 31, 2006, respectively)	20,769	14,294
Notes receivable (Note 4)	69,931	53,152
Due from related parties (Note 3)	54	88
Acquired in-place lease intangibles (net of accumulated amortization of $21,755 and $13,727 as of March 31, 2007 and December 31, 2006, respectively)	233,670	205,853
Acquired above market lease intangibles (net of accumulated amortization of $1,036 and $583 as of March 31, 2007 and December 31, 2006, respectively)	10,367	8,333
Loan fees and loan fee deposits (net of accumulated amortization of $836 and $555 as of March 31, 2007 and December 31, 2006, respectively)	19,604	16,022
Other assets	15,176	9,950

Total assets	$4,293,091	$3,040,544

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)
(Dollar amounts in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
Liabilities and Stockholders’ Equity
Liabilities:
Mortgages and margins payable (Note 8)	$1,323,953	$1,107,113
Accounts payable	2,217	3,109
Accrued offering costs to related parties	13,968	3,557
Accrued offering costs to non-related parties	793	1,832
Accrued interest payable	944	941
Tenant improvement payable	2,899	2,667
Accrued real estate taxes	11,961	9,035
Distributions payable	12,139	8,099
Security deposits	1,917	1,587
Prepaid rental and recovery income and other liabilities	17,815	15,925
Acquired below market lease intangibles (net of accumulated amortization of $1,411 and $1,011 as of March 31, 2007 and December 31, 2006, respectively)	20,802	21,000
Restricted cash liability (Note 2)	69,221	41,387
Other financings (Note 1)	50,522	47,762
Due to related parties (Note 3)	1,310	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	1,531,967	1,267,797

Minority interest	288,224	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 281,176,200 and 168,620,150 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	281	169
Additional paid in capital (net of offering costs of $291,970 and $178,012 as of March 31, 2007 and December 31, 2006, of which $274,716 and $159,357 was paid or accrued to affiliates as of March 31 ,2007 and December 31, 2006, respectively)	2,511,522	1,504,503
Accumulated distributions in excess of net income (loss)	(61,167)	(41,882)
Accumulated other comprehensive income	22,264	21,658

Total stockholders’ equity	2,472,900	1,484,448

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$4,293,091	3,040,544

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Income:
Rental income	$50,561	$15,815
Tenant recovery income	11,550	1,874
Other property income	1,620	32

Total income	63,731	17,721

Expenses:
General and administrative expenses to related parties	1,245	510
General and administrative expenses to non-related parties	1,864	744
Property operating expenses to related parties	2,697	675
Property operating expenses to non-related parties	7,587	1,076
Real estate taxes	6,637	1,075
Depreciation and amortization	26,570	7,821
Business manager management fee	1,500	—

Total expenses	48,100	11,901

Operating income	$15,631	$5,820

Interest and dividend income	10,722	2,086
Other income	46	419
Interest expense	(17,610)	(3,828)
Equity in earnings of unconsolidated entities	169	—
Realized gain on securities, net	5,688	220

Income before income taxes and minority interest	$14,646	$4,717

Income tax expense (Note 9)	$(219)	$—
Minority interest	(2,338)	(6,173)

Net income (loss) applicable to common shares	$12,089	$(1,456)

Other comprehensive income:
Unrealized gain on investment securities	606	3,232

Comprehensive income	$12,695	1,776

Net income (loss) available to common stockholders per common share, basic and diluted	$.06	(.07)

Weighted average number of common shares outstanding, basic and diluted	205,589,116	19,485,272

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity
(Dollar amounts in thousands)

For the three month period ended March 31, 2007

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,882)	21,658	1,484,448

Net income applicable to common shares	—	—	—	12,089	—	12,089
Unrealized gain on investment securities	—	—	—	—	606	606

Distributions declared	—	—	—	(31,374)	—	(31,374)
Proceeds from offering	111,057,306	110	1,106,222	—	—	1,106,332
Offering costs	—	—	(113,958)	—	—	(113,958)
Proceeds from distribution reinvestment program	1,714,490	2	16,289	—	—	16,291
Shares repurchased	(215,746)	—	(1,995)	—	—	(1,995)
Issuance of stock options and discounts on shares issued to affiliates	—	—	461	—	—	461

Balance at March 31, 2007	281,176,200	281	2,511,522	(61,167)	22,264	2,472,900

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Cash flows from operations:
Net income (loss) applicable to common shares	$12,089	$(1,456)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	18,360	6,161
Amortization	8,083	1,660
Amortization of loan fees	283	62
Amortization on acquired above market leases	453	19
Amortization on acquired below market leases	(414)	(114)
Amortization of mortgage discount	237	—
Straight-line rental income	(2,541)	(686)
Straight-line rental expense	17	16
Other expense (income)	96	(418)
Minority interests	2,338	6,173
Equity in earnings of unconsolidated entities	(169)	—
Discount on shares issued to affiliates	461	65
Realized gain on investments in securities, net	(5,688)	—
Changes in assets and liabilities:
Accounts and rents receivable	(3,934)	(870)
Accounts payable	(892)	78
Other assets	(1,541)	265
Accrued real estate taxes	867	(406)
Accrued interest payable	3	316
Prepaid rental and recovery income	1,973	(4,009)
Other liabilities	(196)	203
Deferred income tax liability	113	—
Security deposits	45	4

Net cash flows provided by operating activities	30,043	7,063

Cash flows from investing activities:
Purchase of investment securities	(81,101)	(37,210)
Sale of investment securities	24,720	2,241
Restricted escrows	3,945	3,550
Rental income under master leases	127	7
Acquired in-place lease intangibles	(35,890)	(9,517)
Tenant improvement payable	(408)	163
Purchase of investment properties	(335,890)	(119,660)
Acquired above market leases	(2,487)	(38)
Acquired below market leases	216	2,377
Investment in development projects	(44)	—
Investment in unconsolidated joint ventures	(2,496)	—
Payment of leasing fees	(151)	—
Funding of note receivable	(16,779)	—
Other assets	(3,544)	(1,399)

Net cash flows used in investing activities	(449,782)	(159,486)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31 ,2006
	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from offering	1,106,332	219,843
Proceeds from the dividend reinvestment program	16,291	1,193
Shares repurchased	(1,995)	—
Payment of offering costs	(104,586)	(22,593)
Proceeds from mortgage debt and notes payable	217,570	98,481
Payoffs of mortgage debt	(20,194)	—
Principal payments of mortgage debt	(232)	—
Proceeds from margin securities debt	19,459	12,808
Payment of loan fees and deposits	(3,865)	(2,152)
Distributions paid	(27,334)	(1,868)
Distributions paid — MB REIT	(2,413)	(14,590)
Due from related parties	34	451
Due to related parties	(1,080)	(3,217)
Proceeds of issuance of preferred shares and common shares — MB REIT	—	40,125
Sponsor advances	—	(3,081)

Net cash flows provided by financing activities	1,197,987	325,400

Net increase in cash and cash equivalents	778,248	172,977
Cash and cash equivalents, at beginning of period	302,492	37,129

Cash and cash equivalents, at end of period	$1,080,740	$210,106

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(341,634)	$(135,993)
Tenant improvement liabilities assumed at acquisition	640	—
Real estate tax liabilities assumed at acquisition	2,059	70
Security deposit liabilities assumed at acquisition	285	216
Assumption of mortgage debt at acquisition	—	11,715
Other financings	2,760	4,332
	(335,890)	(119,660)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Three months ended	Three months ended
	March 31, 2007	March 31 ,2006
	(unaudited)	(unaudited)

Cash paid for interest	$16,561	$3,451

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$12,139	$1,365

Accrued offering costs payable	$14,761	$1,386

Write off of in-place lease intangibles	$127	$—

Write off of below market lease intangibles	$30	$—

Write off of loan fees	$2	$—

Discount on shares	$461	$65

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)
March 31, 2007

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and hospitality properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  The Company has also registered with the Securities and Exchange Commission for another public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.  This offering was not effective as of May 8, 2007.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The Company has an ownership interest of 90% in an LLC which holds the ground lease rights on land that is being developed as student housing for the University of Pennsylvania (“Inland American Penn”).  This entity is not considered a VIE as defined in FIN 46(R).  However, the Company does have substantial influence over, but does not control, this entity; therefore, this entity is not consolidated by the Company and the equity method of accounting is used to account for this investment.

The Company has an ownership interest of 79% in an LLC which owns one shopping center.  This entity is considered a VIE as defined in FIN 46(R) and the Company is considered the primary beneficiary of the LLC.  Therefore, this entity is consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has ownership interests of 67% to 75% in LLCs which own nine shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was a liability of $237 and $283 as of March 31, 2007

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

and December 31, 2006, respectively, and the Company recorded an unrealized gain on derivative instruments of $46 and $418, which is included in other income for the three months ended March 31, 2007 and March 31, 2006.

During October 2006, the Company entered into an agreement with a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Company became a member of the Insurance Captive on October 1, 2006.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  The Insurance Captive is capitalized with $750 in cash, of which the Company’s initial contribution was $188.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.  Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity is reflected on the consolidated balance sheets and the consolidated statements of operations.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentations.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at March 31, 2007 and December 31, 2006 consist of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on March 31, 2007 and December 31, 2006, the Company recognized an impairment loss of $214 and $0 and has an unrealized gain on investment securities of $22,264 and $21,658, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of March 31, 2007.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the three months ended March 31, 2007 and March 31, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $453 and $19 was applied as a reduction to rental income for the three months ended March 31, 2007 and March 31, 2006, respectively.  Amortization pertaining to the below market lease costs of $414 and $114 was applied as an increase to rental income for the three months ended March 31, 2007 and March 31, 2006, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $8,073 and $1,660 for the three months ended March 31, 2007 and March 31, 2006, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of March 31, 2007, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at March 31, 2007.

	2007	2008	2009	2010	2011	Thereafter
Amortization of:

Acquired above market lease costs	$(1,568)	(1,790)	(1,395)	(1,257)	(1,010)	(3,347)

Acquired below market lease costs	1,046	1,645	1,531	1,483	1,440	13,657

Net rental income
Increase	$(522)	(145)	136	226	430	10,310

Acquired in-place lease Intangibles	$26,969	31,286	28,514	28,026	25,456	93,419

Restricted escrows primarily consist of lenders’ restricted escrows and earnout escrows.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 20% of consolidated rental revenues for the three months ended March 31, 2007.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt was $1,207,505 and $1,047,064 as of March 31, 2007 and 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

A note is considered impaired in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of March 31, 2007.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Adoption of this Interpretation did not have a material effect on the Company’s financial statements.

(3)  Transactions with Related Parties

As of March 31, 2007 and December 31, 2006, the Company had incurred $291,970 and $178,012 of offering costs, respectively, of which $274,716 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of March 31, 2007 and December 31, 2006, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $115,359 and $20,753 for the three months ended March 31, 2007 and 2006, of which $13,968 was unpaid as of March 31, 2007.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the three months ended March 31, 2007 and 2006, the Company incurred $2,043 and $719 of these costs, respectively, of which $1,242 remained unpaid as of March 31, 2007.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  The agreement allows for annual fees totaling 0.03% of the first billion dollars in mortgage balance outstanding and 0.01% of the remaining mortgage balance, payable monthly.  For the three months ended March 31, 2007 and 2006, fees totaled $35 and $2, respectively.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the three months ended March 31, 2007 and 2006, the Company paid loan fees totaling $435 and $302, respectively, to this related party.  None remained unpaid as of March 31, 2007.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $1,500 for the three months ended March 31, 2007, none of which remained unpaid as of March 31, 2007.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $1,500 taken for the three months ended March 31, 2007.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $2,697 and $675 for the three months ended March 31, 2007 and 2006. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the three months ended March 31, 2007 and 2006, respectively.  None remained unpaid as of March 31, 2007.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 787,676 and 61,580 shares to related parties and recognized an expense related to these discounts of $461 and $65 for the three months ended March 31, 2007 and 2006, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $354 and $98 during the three months ended March 31, 2007 and 2006, respectively, of which $354 remained unpaid as of March 31, 2007.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of March 31, 2007, the Company was due funds from related parties of the Business Manager in the amount of $54 for costs paid by the Company on their behalf.  As of March 31, 2007, the Company owed funds to related parties of the Business Manager in the amount of $1,310 for reimbursement of general and administrative costs and monies paid on the Company’s behalf.

(4)  Notes Receivable

The Company’s notes receivable balance of $69,931 as of March 31, 2007 consisted of four installment notes from separate unrelated parties that mature on various dates through June 20, 2008.  The notes are secured by first mortgages on vacant land and shopping center properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 9.50% per annum.

(5)  Investment Securities

Investment in securities of $222,108 at March 31, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on March 31, 2007, the Company has accumulated other comprehensive income of $22,264, which includes gross unrealized losses of $1,582. All such unrealized losses have been in an unrealized loss position for less than twelve months and have a related fair value of $33,176 as of March 31, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three months ended March 31, 2007 and 2006, the Company realized a gain of $5,902 and $202, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and judges that decline to be other-than-temporary. During the three months ended March 31, 2007 and 2006, the Company recorded write-downs of $214 and $0, respectively, on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations. Dividend income is recognized when earned. During the three months ended March 31, 2007 and 2006, dividend income of $2,550 and $745, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of March 31, 2007, the Company has recorded a payable of $67,390 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At March 31, 2007, these rates were equal to a range between 5.58% and 5.83%. Interest expense in the amount of $630 and $183 was recognized in interest expense on the Consolidated Statement of Operations for the three months ended March 31, 2007 and 2006, respectively.

 (6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the three months ended March 31, 2007 and 2006, the Company issued 0 and 3,000 options to its independent directors, respectively.  As of March 31, 2007, there were a total of 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model.   During the three months ended March 31, 2007 and 2006, the Company recorded $1 and $2, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $127 and $7 during the three months ended March 31, 2007 and 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2007	$200,401	*
2008	198,550
2009	191,275
2010	183,118
2011	172,276
Thereafter	1,047,880
Total	$1,993,500

*                    For the twelve month period from January 1, 2007 through December 31, 2007.

The remaining lease terms range from one year to 38 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the three months ended March 31, 2007 and 2006, ground lease rent was $132 and $53, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2007	$462	*
2008	463
2009	464
2010	471
2011	471
Thereafter	26,322
Total	$28,653

*                    For the twelve month period from January 1, 2007 through December 31, 2007.

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of March 31, 2007 were $1,259,475 and had a weighted average interest rate of 5.35%.  All of the loans have fixed interest rates ranging from 4.83% to 6.01%.  Properties with a net carrying value of $1,986,957 at March 31, 2007 and related tenant leases are pledged as collateral. As of March 31, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

	2007	2008	2009	2010	2011	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,018,934

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.42%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of March 31, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,912, net of accumulated amortization, is outstanding at March 31, 2007.

The Company has purchased a portion of its securities through margin accounts.  As of March 31, 2007, the Company has recorded a payable of $67,390 for securities purchased on margin.  This debt bears variable interest rates ranging between the LIBOR plus 25 basis points and LIBOR plus 50 basis points.  At March 31, 2007, these rates were equal to a range between 5.58% and 5.83% and the Company had a weighted average interest rate of 5.75%.

(9) Income Taxes

In the second quarter of 2006, the State of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  This new “margin tax” relates only to properties located in Texas.  The Company has recorded a net deferred tax liability of $1,506 and deferred income tax expense related to temporary differences of $113 and a current tax liability and income tax expense of $106 for the three months ended March 31, 2007.

The temporary differences that give rise to the net deferred tax liability at March 31, 2007 consist of the following:

Gain on sales of real estate (1031 tax free exchange for tax)	$1,553
Depreciation	(63)
Straight-line rents	38
Others	(22)

Total cumulative temporary differences	$1,506

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

(10)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

The following table summarizes net property operations income by segment for the three months ended March 31 ,2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$48,030	$20,871	$18,570	$7,679	$910
Straight-line rents	2,540	1,166	639	735	—
Amortization of acquired above and below market leases, net	(9)	(202)	239	(46)	—
Total rentals	$50,561	$21,835	$19,448	$8,368	$910

Tenant recoveries	11,550	5,003	6,190	357	—
Other income	1,620	1,170	398	7	45
Total revenues	$63,731	$28,008	$26,036	$8,732	$955

Operating expenses	$16,921	$7,580	$8,309	$743	$289

Net property operations	$46,810	$20,428	$17,727	$7,989	$666

Depreciation and amortization	$(26,570)
Business manager management fee	$(1,500)
General and administrative	$(3,109)
Interest and other investment income	$10,722
Interest expense	$(17,610)
Income tax expense	$(219)
Other income	$5,903
Minority interest	$(2,338)

Net income applicable to common shares	$12,089

Balance Sheet Data:
Real estate assets, net	$2,772,888	$1,159,874	$1,075,056	$457,136	$80,822
Capital expenditures	1,298	1,020	278	—	—
Non-segmented assets	1,518,905

Total assets	$4,293,091

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

March 31, 2007

The following table summarizes net property operations income by segment for the three months ended March 31, 2006.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$15,035	$6,819	$7,733	$309	$174
Straight-line rents	686	386	283	17	—
Amortization of acquired above and below market leases, net	94	(10)	104	—	—
Total rentals	$15,815	$7,195	$8,120	$326	$174

Tenant recoveries	1,874	39	1,832	3	—
Other income	32	—	30	—	2
Total revenues	$17,721	$7,234	$9,982	$329	$176

Operating expenses	$2,826	$392	$2,379	$19	$36

Net property operations	$14,895	$6,842	$7,603	$310	$140

Depreciation and amortization	$(7,821)
Business manager management fee	$—
General and administrative	$(1,254)
Interest and other investment income	$2,306
Interest expense	$(3,828)
Income tax expense	$—
Other income	$419
Minority interest	$(6,173)

Net income applicable to common shares	$(1,456)

Balance Sheet Data:
Real estate assets, net	$898,962	$396,132	$459,687	$23,673	$19,470
Capital expenditures	3		3
Non-segmented assets	323,882

Total assets	$1,222,847

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, AT&T, Inc., which individually accounted for 20% and 36% of the Company’s consolidated rental revenues for the three months ended March 31, 2007 and March 31, 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

March 31, 2007

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the three months ended March 31, 2007 and the net loss incurred for the three months ended March 31, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 205,589,116 and 19,485,272 for the three months ended March 31, 2007 and 2006.

(12)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $36,558 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of March 31, 2007, the Company has approximately $8,087 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.321% to 5.948% on approximately $510,820 in principal.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)
March 31, 2007

(13)  Subsequent Events

The Company paid distributions of $12,139 to its stockholders in April 2007.

The Company issued 88,048,839 shares of common stock and repurchased 32,581 shares of common stock through the Company’s share repurchase program from April 1, 2007 through May 8, 2007, resulting in a total of 369,192,458 shares of common stock outstanding. As of May 8, 2007, subscriptions for a total of 364,837,595 shares were received, resulting in total gross offering proceeds of approximately $3,650,000 and an additional 4,686,469 shares were issued pursuant to the DRP for $44,522 of additional gross proceeds.

The Company has acquired the following properties during the period April 1 to May 8, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
4/05/07	The Landings at Clear Lake	2006	34,000	245,992	364 Apartment Units

4/09/07	ProLogis Tennessee Portfolio
	Airport Distribution Center #15	1968	2,018	81,639	VML Company LLC
	Airport Distribution Center #16	1972	4,713	251,685	Wells Lamont
	Airport Distribution Center #11	1967	2,727	121,345	Detail Distribution, Inc.
	Airport Distribution Center #18	1972	1,716	75,000	C.C. Dickson Co.
					GDC Screen Printing, LLC
					Jackson Supply Co.
	Airport Distribution Center #19	1973	4,801	175,275	Vital Records Control, Inc.
	Airport Distribution Center #9	1981	1,277	42,000	Exide Technologies
					Thyssen Krupp Materials NA, Inc.
	Delp Distribution Center #2	1973	2,871	97,716	Vet-Serve, Inc.
	Airport Distribution Center #2	1969	2,910	102,400	Jacobsen Warehouse Company, Inc.
	Delp Distribution Center #5	1978	2,681	144,000	The Bryce Company
	Airport Distribution Center #10	1970	3,453	161,350	None
	Delp Distribution Center #8	1978	2,459	94,500	Printer Essentials, Inc.
					Kroger Limited Partnership I
	Airport Distribution Center #7	1979	1,123	42,000	C & I Supply, Inc.
	Airport Distribution Center #8	1979	797	32,400	Supply Network, Inc.
	Airport Distribution Center #4	1985	2,176	80,000	Galler Wholesale
					American Standard, Inc.
	Southwide Industrial Center #5	1976	639	28,380	Building Plastics, Inc.
					Memphis AG, LLC
					Sharp Electronic
					K&W Forklift

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)
March 31, 2007

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
	Southwide Industrial Center #6	1976	1,789	58,560	AAR Cargo Systems
					Entertainment Transportations, Inc.
					Rose Company LLC
					Keystone Automotive Industries TN, Inc.
					Shelby Railroad Industries, Inc.
	Southwide Industrial Center #7	1976	3,547	118,320	Capitoline Metro Memphis, Inc.
					Interline Brands, Inc.
					Alenie, L.P.
					Capitoline Tops, Inc.
					Chick Packaging Mid-South, Inc.
					Building Plastics, Inc.
	Southwide Industrial Center #8	1976	327	10,185	Rose Company LLC
	Stone Fort Distribution Center #1	1968	12,085	500,000	Electrolux Home Products, Inc.
	Stone Fort Distribution Center #4	1968	2,487	86,072	Ferguson Enterprises, Inc.

4/10/07	Six Pines Portfolio
	14th Street Market	1995	12,925	79,418	Tom Thumb
	Cross Timbers Court	1995	13,731	77,366	Tom Thumb
	Custer Creek Village	1999	17,009	87,219	Tom Thumb
	Flower Mound Crossing	1996	13,981	81,581	Tom Thumb
	Heritage Heights	1999	17,965	89,611	Tom Thumb
	The Highlands	1999	16,333	90,716	Tom Thumb
	Hunters Glen Crossing	1994	16,407	93,690	Tom Thumb
	Josey Oaks Crossing	1996	15,664	82,228	Tom Thumb
	Park West Plaza	1994	12,623	83,157	Tom Thumb
	Pioneer Plaza	2000	3,771	14,200	Washington Mutual Bank
					Toudanine’s Fine Dry Cleaning
	Riverview Village	1998	16,963	85,730	Tom Thumb
	Shiloh Square	2000	5,427	17,038	Perry’s Find Dry Cleaning
					David Anderson, DDS
	Suncreek Village	2000	4,497	15,009	Stephen’s Cleaners
					Dali Dental, PA
					The Nail Club
	Market at Westlake	1972	8,050	29,625	Walgreens
	Scofield Crossing	2001/2004	14,136	97,561	Randall’s Food Market
	Brandon Centre South	1987	27,039	132,896	Home Goods
					The Athletic Club Health & Wellness Center
	Fury’s Ferry	1995	10,694	70,458	Publix Super Markets
	The Center at Hugh Howell	1996	12,941	82,819	Publix Super Markets
	Bellerive Plaza	1999	10,211	75,235	Kroger
	East Gate	1995	11,397	75,716	Publix Super Markets
	Donelson Plaza	1978/1993 & 2000	3,872	12,165	CVS Pharmacy

4/30/07	Gravois Dillon Plaza - Phase I	1996/2004	22,818	136,694	Schnuck Markets
					Sears Roebuck & Company

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)
March 31, 2007

Date		Approximate Purchase
Acquired	Vacant Land	Price ($)	Acres
4/25/07	University House at Gainesville	6,500	7.57

5/01/07	University House at Huntsville	1,350	24.50

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent.  During the period from April 1 to May 8, 2007, the Company funded earnouts totaling $3,247 at two of the existing properties.

The mortgage debt financings obtained subsequent to March 31, 2007, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
5/04/07	Crossroads at Chesapeake	5.405%	05/2012	11,200

5/04/07	Chesapeake Commons	5.381%	05/2012	8,900

5/08/07	Fields Apartment Homes	5.329%	06/2017	18,700

Winston Hotels, Inc.

On April 2, 2007, the Company and its wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), entered into a definitive merger agreement with Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”), pursuant to which the Company has agreed to purchase 100% of the outstanding shares of common stock and Series B preferred stock of Winston for $15.00 per share.  In addition, each share of company Series B preferred stock will be converted into the right to receive $25.44 per share (or $25.38 per share if the effective time of the merger occurs after June 30, 2007 and on or prior to September 30, 2007) in cash, plus any accrued and unpaid dividends as of the effective time of the merger.

Winston has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As a REIT, Winston generally cannot operate hotels.  Winston’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts. Winston’s third-party managers under management agreements have direct control of the daily operations of its hotels. As of December 31, 2006, Alliance Hospitality Management, LLC managed forty-one of Winston’s fifty-three hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, New Castle Hotels, LLC, and GHG-Stanley Management, LLC each managed one hotel.

Of the fifty-three hotels in which Winston holds an ownership interest, fifty-two are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International. Winston anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which Winston must comply. The franchise licenses obligate Winston to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

 (continued)
March 31, 2007

Feldman Mall Properties, Inc.

On April 10, 2007, the Company entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to the agreement with Feldman, the Company has agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50,000.  The Company was required to purchase and did purchase 600,000 shares of the series A preferred stock by April 30, 2007.  The Company must purchase the remaining shares of the series A preferred stock by April 10, 2008.  As of May 8, 2007, the Company had purchased 600,000 shares of the Feldman series A preferred stock.  The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, the Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock.

Stephens Venture III, LLC

On April 27, 2007, the Company entered into a joint venture agreement with Stephens Venture III, LLC referred to herein as “Stephens.”  The venture is known as the D. R. Stephens Institutional Fund, LLC (the “Fund”).  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.

Under the joint venture agreement the Company will invest, approximately $90 million and Stephens will invest approximately $10 million.  Stephens will also serve as the manager of the Fund.  In that capacity, Stephens will be responsible for managing the Fund’s day-to-day affairs including supervising each subsidiary established to hold each property acquired by the Fund.

The Company will be entitled to a preferred return on its “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to Stephens.  Once Stephens has received a similar 8.5% return on its “unreturned capital contribution,” distributions will generally be made first to each member in an amount that would provide, at a minimum an 8.5% internal rate of return on each member’s capital contribution.

The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.  All decisions regarding the Fund’s operations will be made by an executive committee comprised of three members designated by Stephens and two members designated by us.  Certain “major decisions” will, however, require the approval of all members of the executive committee.

Note Receivable

On April 26, 2007, the Company funded a note receivable of $125,000 to an unrelated third party.  The note is secured by a first mortgage on vacant land and guaranteed by the owner.  Interest is due in advance at a rate of 7.9% per annum.  The loan matures on December 31, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Pro Forma Consolidated Balance Sheet

March 31, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on March 31, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2007, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the properties expected to be purchased in the Bradley Portfolio, ProLogis Properties, Shallotte Commons, Wickes Furniture, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, University House at Huntsville, University House at Gainesville, Pavilions at Hartman Heritage, Legacy Crossing, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, The Villages at Kitty Hawk, Lakewood Commons Phase II, Spring Town Center III, Citizens Portfolio and Shops at Riverstone.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Wickes Furniture, Spring Town Center III, Citizens Portfolio, Shops at Riverstone, Northwest Marketplace, Lakeport Commons Shopping Center and Washington Park Plaza to be probable under rule 3-14 of Regulation S-X.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Balance Sheet
March 31, 2007
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$2,530,115	1,114,898	3,645,013
Cash and cash equivalents	1,080,740	116,765	1,197,505
Restricted cash	69,221	—	69,221
Restricted escrows	18,470	(3,247)	15,223
Investment in marketable securities	222,108	—	222,108
Investment in unconsolidated joint ventures	2,866	—	2,866
Accounts and rents receivable	20,769	—	20,769
Note receivable (G)	69,931	191,178	261,109
Due from related parties	54	—	54
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	233,670	96,265	329,935
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	10,367	—	10,367
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	19,604	(1,908)	17,696
Other assets (F)	15,176	(5,674)	9,502

Total assets	$4,293,091	1,508,277	5,801,368

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	1,323,953	369,834	1,693,787
Accounts payable	2,217	—	2,217
Accrued offering costs	14,761	—	14,761
Accrued interest payable	944	—	944
Tenant improvement payable	2,899	—	2,899
Accrued real estate taxes	11,961	—	11,961
Distributions payable	12,139	—	12,139
Security deposits	1,917	—	1,917
Prepaid rental income and recovery income	17,815	—	17,815
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	20,802	—	20,802
Restricted cash liability	69,221	—	69,221
Other financings	50,522	—	50,522
Due to related parties	1,310	—	1,310
Deferred income tax	1,506	—	1,506

Total liabilities	1,531,967	369,834	1,901,801

Minority interests	288,224	—	288,224

Common stock (C)	281	126	407
Additional paid-in capital (net of offering costs for pro forma) (C)	2,511,522	1,138,317	3,649,839
Accumulated distributions in excess of net income (E)	(61,167)	—	(61,167)
Accumulated other comprehensive income	22,264	—	22,264

Total stockholders’ equity	2,472,900	1,138,443	3,611,343

Total liabilities and stockholders’ equity	$4,293,091	1,508,277	5,801,368

See accompanying notes to pro forma consolidated balance sheet.

(A)  The historical column represents the Company’s Consolidated Balance Sheet as of March 31, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Bradley Portfolio	$107,956	$84,513
ProLogis Properties	56,597	32,450
Six Pines Properties	265,636	158,500
The Landings at Clear Lake	34,000
Gravois Dillon	22,818
University House at Huntsville	1,350
University House at Gainesville	6,500
Pavilions at Hartman Heritage	39,818
Shallotte Commons	10,895	6,078
Legacy Crossing	19,171
Wickes Furniture	10,486
Northwest Marketplace	36,301
Lakeport Commons Shopping Center	55,834
Washington Park Plaza	43,500	30,600
Worldgate Plaza	109,000
Shops at Riverstone	53,941
Villages at Kitty Hawk	21,000
Lakewood Phase II	14,450
Spring Town Center III	6,758
Citizens Portfolio	291,905
Bay Colony	572
Brooks Corner	2,675
Chesapeake Commons		8,900
Crossroads at Chesapeake		11,200
Fields Apartment Homes		18,700
Schneider Electric		11,000
Market at Hamilton		7,893

Total	$1,211,163	$369,834

Allocation of net investments in properties:

Land	$247,863
Building and improvements	867,035
Acquired in-place lease intangibles and customer relationship value	96,265
Acquired above market lease intangibles	—
Acquired below market lease intangibles	—
Total	$1,211,163

(C)        Additional offering proceeds of $1,264,884, net of additional offering costs of $126,441 are reflected as received as of March 31, 2007 based on offering proceeds actually received as of May 31, 2007. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       No allocation to acquired above or below market lease intangibles or customer relationships has been made; such allocations are preliminary and subject to change upon final allocation of purchase price and available information.

(E)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(F)         Change in Other assets of $(5,674) represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)        The pro forma adjustments to notes receivable consist of three installment notes from separate unrelated parties totaling $191,178 with interest rates ranging from 7.9% to 9.5%.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Statement of Operations

For the three months ended March 31, 2007
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for ProLogis Properties, Shallotte Commons, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, Pavilions at Hartman Heritage, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, Shops at Riverstone, The Villages at Kitty Hawk, Citizens Portfolio, the properties expected to be purchased in the Bradley Portfolio, and for properties purchased during the first quarter of 2007. The Company considers the properties expected to be purchased in the Bradley Portfolio, Citizens Portfolio, Shops at Riverstone, Northwest Marketplace, Lakeport Commons Shopping Center and Washington Park Plaza as probable under Rule 3-14 of Regulation S-X. No pro forma adjustments were made for Parkway Centre North Outlot Building B, Wickes Furniture, Lakewood Phase II, Spring Town Center III and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2007, nor does it purport to represent our future results of operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2007 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments
	(A)	(B)	Pro Forma
Rental income (D)	$50,561	24,046	74,607
Tenant recovery income	11,550	4,893	16,443
Other property income	1,620	—	1,620

Total income	63,731	28,939	92,670

General and administrative expenses	3,109	—	3,109
Property operating expenses (F)	10,284	7,728	18,012
Real estate taxes	6,637	—	6,637
Depreciation and amortization (D)	26,570	11,639	38,209
Business manager management fee (C)	1,500	—	1,500

Total expenses	48,100	19,367	67,467

Operating income	15,631	9,572	25,203

Interest and dividend income	10,722	—	10,722
Other income	46	—	46
Interest expense (G), (H)	(17,610)	(6,352)	(23,962)
Equity in earnings of unconsolidated entities	169	—	169
Realized gain on securities	5,688	—	5,688

Income before income tax and minority interest	14,646	3,220	17,866

Income tax expense	(219)	—	(219)
Minority interest	(2,338)	(16)	(2,354)

Net income applicable to common shareholders	$12,089	3,204	15,293

Weighted average number of shares of common stock outstanding, basic and diluted (E)	205,589,116		406,865,713

Net loss per share, basic and diluted (E)	.06		.04

See accompanying notes to pro forma consolidated statement of operations and other comprehensive income.

(A)      The historical information represents the consolidated historical statement of operations of the Company for the three months ended March 31, 2007 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of May 31, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio	Pavilions at Hartman Heritage	Worldgate Plaza
ProLogis Properties	Villages at Kitty Hawk	Shops at Riverstone
Shallotte Commons	Northwest Marketplace	Schneider Electric
Six Pines Properties	Lakeport Commons Shopping Center	Market at Hamilton
The Landings at Clear Lake	Citizens Portfolio	Chesapeake Commons
Gravois Dillon	Washington Park Plaza	Crossroads at Chesapeake
Fields Apartment Homes	AT&T - Cleveland	Waterford Place at Shadow
Creek Ranch Apartments

(C)        No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(D)       Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(E)         The pro forma weighted average shares of common stock outstanding for the three months ended March 31, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(F)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the three months ended March 31, 2007, pro forma property operating expenses included management fees of $1,302.

(G)        IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North - Outlot Building B and The Market at Morse.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the three months ended March 31, 2007, the pro forma interest expense included other financing interest expense of $4.

(H)  The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

Bradley Portfolio (1)	34,479	5.9480%	07/01/2017
Bradley Portfolio (2)	10,500	5.6600%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio, ProLogis Properties, Shallotte Commons, Six Pines Properties, The Landings at Clear Lake, Gravois Dillon, Pavilions at Hartman Heritage, Northwest Marketplace, Lakeport Commons Shopping Center, Washington Park Plaza, Worldgate Plaza, Shops at Riverstone, Villages at Kitty Hawk, Citizens Portfolio and for properties purchased during 2006 and the first quarter of 2007.  The Company considers the properties expected to be purchased in the Bradley Portfolio, Citizens Portfolio, Shops at Riverstone, Northwest Marketplace, Lakeport Commons Shopping Center and Washington Park Plaza as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Legacy Crossing or Lakewood Phase II as the properties were completed in 2006 or 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

		Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$98,419	43,190	133,332	274,941
Tenant recovery income	21,547	11,887	28,069	61,503
Other property income	3,236	—	—	3,236

Total income	123,202	55,077	161,401	339,680

General and administrative expenses	7,613	—	—	7,613
Business manager management fee (D)	2,400	—	—	2,400
Property operating expenses (G)	20,951	18,893	37,187	77,031
Real estate taxes	11,840	—	—	11,840
Depreciation and amortization (E)	49,681	24,358	67,545	141,584

Total expenses	92,485	43,251	104,732	240,468

Operating income	30,717	11,826	56,669	99,212

Interest and dividend income	23,289	—	—	23,289
Other expense	(28)	—	—	(28)
Interest expense (H)	(31,553)	(11,361)	(41,050)	(83,964)
Equity in earnings of unconsolidated entities	13	—	—	13
Realized gain on securities	4,096	—	—	4,096

Net income before income taxes and minority interest	26,534	465	15,619	42,618

Income tax expense	(1,393)	—	—	(1,393)
Minority interest	(24,010)	—	(1,422)	(25,432)

Net income applicable to common shareholders	$1,131	465	14,197	15,793

Weighted average number of shares of common stock outstanding, basic and diluted (F)	68,374,630			406,865,713

Net income per share, basic and diluted (F)	.02			.04

See accompanying notes to pro forma consolidated statement of operations and other comprehensive income.

(A)      The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of May 31, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Shops at Riverstone	Pavilions at Hartman Heritage
Six Pines Properties	ProLogis Properties
Worldgate Plaza	Waterford Place at Shadow Creek Ranch
Lakeport Commons	Fields Apartment Homes

(C)        Total pro forma adjustments for acquisitions consummated as of May 31, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North — Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes - Lake Zurich, Spring Town Center III, Lakewood Phase II or Legacy Crossing as the properties were completed in 2006 and 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through December 31, 2006 is based on information provided by the Seller for the following properties:

Southgate Apartments	The Market at Hilliard	Washington Mutual
Canfield Plaza	Dulles Executive Plaza	Hyde Park Stop N Shop
Shakopee Shopping Center	IDS Center	Lakewood Shopping Center
Ahold Portfolio	Bradley Portfolio	New Quest Portfolio
Lincoln Mall	Lincoln Village	(properties purchased in 2006)
Monadnock Marketplace	Chesapeake Commons	Buckhorn Plaza
Thermo Process Systems	Crossroads at Chesapeake Commons	AT&T - St. Louis
Fabyan Randall	Market at Hamilton	Schneider Electric
State Street Market	The Landings at Clear Lake	C & S Portfolio
Shallotte Commons	AT&T - Cleveland	Citizens Portfolio
Northwest Plaza	Villages of Kitty Hawk	Washington Park Plaza
Gravois Dillon

(D)       No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(E)         Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(F)         The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(G)        Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses. For the twelve months ended December 31, 2006, pro forma property operating expenses included management fees of $9,721.

(H)       IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, and The Market at Hamilton. These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated. Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings. Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(I)            The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Shopping Center	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011
Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall	13,400	5.3750%	11/01/2013
Dulles Executive Plaza	68,750	5.8510%	09/01/2016
IDS	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Field Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Properties	158,500	5.4100%	06/01/2017
Market at Hamilton	7,893	5.7700%	06/01/2012
Lakeview Technology Center	14,470	4.9000%	02/11/2011
Bridgeside Point	17,325	5.2000%	02/11/2031
Triangle Center	23,600	4.8300%	03/01/2011

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Triangle Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Triangle Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

Triangle Mall
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,446,756	$905,025
Operating expense and real estate tax recoveries	205,143	146,082

Total gross income	1,651,899	1,051,107

Direct operating expenses:
Operating expenses	86,138	147,217
Insurance	25,705	9,214
Real estate taxes	148,586	76,305

Total direct operating expenses	260,429	232,736

Excess of gross income over direct operating expenses	$1,391,470	$818,371

See accompanying notes to historical summary of gross income and direct operating expenses.

Triangle Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)            Business

Triangle Mall (“the Property”) is located in Longview, Washington.  The Property consists of approximately 162,755 square feet of gross leasable area and was approximately 59% occupied at December 31, 2004. The Property is leased to a total of 19 tenants, of which two tenants account for approximately 41.7% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property by December 31, 2005 with Kimco Realty Corporation, an unaffiliated third party.

(2)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)            Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $101,418 for the year ended December 31, 2004.

Triangle Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, as of December 31, 2004, are as follows:

Year
2005	$1,701,670
2006	2,638,019
2007	2,597,763
2008	2,596,824
2009	2,458,419
Thereafter	10,951,467

$22,944,162

(4)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Properties acquired from New Quest Properties (“the Properties”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties acquired from New Quest Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 17, 2005

Properties Acquired From New Quest Properties
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$19,471,376	$18,782,140
Operating expense and real estate tax recoveries	5,274,575	3,146,098

Total gross income	24,745,951	21,928,238

Direct operating expenses:
Operating expenses	1,889,316	1,981,853
Insurance	319,424	351,736
Real estate taxes	3,830,277	2,511,254
Interest expense	2,329,823	1,150,896

Total direct operating expenses	8,368,840	5,995,739

Excess of gross income over direct operating expenses	$16,377,111	$15,932,499

See accompanying notes to historical summary of gross income and direct operating expenses.

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed, through its joint venture, Minto Builders (Florida), Inc. (MB REIT), to acquire 36 properties from New Quest Properties, an unaffiliated third party.  MB REIT acquired 30 properties from October 13, 2005 through December 22, 2005, and expects to close on the remaining properties by January 31, 2006.  The following properties are included in the portfolio:

Name	Gross Leasable Area	Location	Occupancy at December 31, 2004
Windemere Village *	25,200	Houston, TX	2.9%
Antoine Town Center *	36,003	Houston, TX	90.9%
Blackhawk Town Center *	32,920	Houston, TX	0%
Carver Creek *	33,321	Dallas, TX	100%
6101 Richmond Building *	19,230	Houston, TX	100%
6234 Richmond Building *	28,391	Houston, TX	52%
Ashford Plaza *	33,094	Houston, TX	82.3%
Atascocita Shopping Center *	47,326	East Humble, TX	100%
Cinemark-Jacinto City *	107,926	Houston, TX	100%
Cinemark-Webster *	80,000	Webster, TX	100%
Cinemark-Silver Lake	39,081	Pearland, TX	0%
Saratoga Town Center *	92,982	Corpus Christi, TX	84.9%
Tomball Town Center *	65,013	Tomball, TX	7.5%
Woodforest Square *	39,677	Houston, TX	64.6%
Pinehurst Shopping Center *	39,934	Humble, TX	76.3%
Hunting Bayou Shopping Center	134,715	Houston, TX	85.1%
24 Hour Woodlands *	45,906	The Woodlands, TX	100%
Chili’s-Hunting Bayou *	32,505	Houston, TX	100%
Walgreens-Springfield MO *	14,560	Springfield, MO	100%
24 Fitness (249 & Jones) *	85,000	Houston, TX	100%
Stables at Town Center *	66,682	Spring, TX	98%
NTB Eldridge *	37,946	Houston, TX	100%
Highland Plaza *	72,280	Houston, TX	98.6%
West End Square *	36,637	Houston, TX	87%
Sherman Town Center	441,729	Sherman, TX	91.3%
Friendswood Crossing *	67,328	Friendswood, TX	95.4%
Cypress Town Center *	34,300	Houston, TX	87.4%
Eldridge Lakes Town Center	54,980	Houston, TX	87.2%
Eldridge Town Center *	71,768	Houston, TX	98.3%
Winchester Town Center *	19,200	Houston, TX	0%
Spring Town Center	21,511	Spring, TX	85.2%
Willis Town Center *	12,740	Willis, TX	100%
11500 Market St. *	2,719	Houston, TX	100%
Bay Colony *	194,163	League City, TX	54.9%
Cyfair Town Center	51,592	Cypress, TX	98.1%
Joe’s Crab Shack *	65,340	Houston, TX	100%

*Denotes that MB REIT closed on this property by December 22, 2005.

The Properties are leased to a total of 403 tenants, of which no tenants account for more than 10% of base rental revenue for the year ended December 31, 2004.

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Properties were acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(2)                   Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,881,258 for the year ended December 31, 2004.

Properties Acquired From New Quest Properties
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from one to 68 years, as of December 31, 2004, are as follows:

Year
2005	$25,495,690
2006	26,979,866
2007	26,375,116
2008	25,310,128
2009	23,190,289
Thereafter	277,906,688

$405,257,777

(3)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

(4)            Interest Expense

MB REIT will assume mortgage loans secured by Huntington Bayou, Sherman Town Center, Shops at Spring Town, Eldridge Lakes Town Center, and CyFair Town Center in connection with the portfolio acquisition. For each loan, the mortgage loan original balance, current balance, interest rate, and maturity date are as follows:

Property	Beginning Balance	Current Balance	Interest Rate	Maturity Date
Huntington Bayou	$4,500,000	$4,033,710	4.74%	7/30/2009
Sherman Town Center	$39,650,000	$38,946,660	4.95%	7/1/2014
Shops at Spring Town	$8,200,000	$7,919,598	4.87%	1/1/2015
Eldridge Lakes Town Center	$8,100,000	$7,794,114	4.88%	12/1/2014
CyFair Town Center	$6,125,000	$5,891,599	4.83%	12/1/2014

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$374,009
2006	2,094,125
2007	2,190,048
2008	2,282,429
2009	4,606,892
Thereafter	53,038,178

$64,585,681

Paradise Shops Of Largo
Historical Summary of Gross Income and Direct Operating Expenses

For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

For the period from July 1, 2005 (commencement of operations) to
September 30, 2005
(unaudited)
Gross income:
Base rental income	$203,818
Operating expense and real estate tax recoveries	19,124

Total gross income	222,942

Direct operating expenses:
Operating expenses	12,563
Real estate taxes	51,524
Insurance	3,740

Total direct operating expenses	67,827

Excess of gross income over direct operating expenses	$155,115

See accompanying notes to historical summary of gross income and direct operating expense.

Paradise Shops Of Largo

Note to Historical Summary of Gross Income and Direct Operating Expenses

For the period from July 1, 2005 (commencement of operations) to September 30, 2005
(unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from July 1, 2005 (commencement of operations) to September 30, 2005 has been prepared from the operating statements provided by the owners of the property during this period and requires management of Paradise Shops of Largo to make estimates and assumptions that affect the amounts of the revenues and expense during this period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from July 1, 2005 (commencement of operations) to September 30, 2005.

SBC Center and One AT&T Center

On November 15, 2005 and December 21, 2006 respectively MB REIT purchased SBC Center in Hoffman Estates, Illinois and One AT&T Center in St. Louis, Missouri from unaffiliated third parties. The centers’ only tenant is AT&T, Inc. (formerly SBC Communications) (the Tenant) which is subject to net leases in which all the non-financial operating and holding costs of the centers are transferred to both tenants.  The Company has provided selected financial and operating data below for the Tenant.  The Tenant’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from the tenant’s December 31, 2006 Financial and Operational Results.

Selected Financial and Operating Data
Dollars in millions except per share amounts

At December 31 or for the year ended:	2006	2005	2004
Financial Data (1) (2)
Operating revenues	$63,055	$43,764	$40,787
Operating expenses	$52,767	$37,596	$34,886
Operating income	$10,288	$6,168	$5,901
Interest expense	$1,843	$1,456	$1,023
Equity in net income of affiliates	$2,043	$609	$873
Other income (expense) — net	$16	$14	$922
Income taxes	$3,525	$932	$2,186
Income from continuing operations	$7,356	$4,786	$4,979
Income from discontinued operations, net of tax (2)	$	$	$908
Income before extraordinary item and cumulative effect of accounting changes	$7,356	$4,786	$5,887
Net income	$7,356	$4,786	$5,887

Earnings per common share:
Income from continuing operations	$1.89	$1.42	$1.50
Income before extraordinary item and cumulative effect of accounting changes	$1.89	$1.42	$1.78
Net income	$1.89	$1.42	$1.78

Earnings per common share - assuming dilution:
Income from continuing operations	$1.89	$1.42	$1.50
Income before extraordinary item and cumulative effect of accounting changes	$1.89	$1.42	$1.77
Net income	$1.89	$1.42	$1.77

Total assets	$270,634	$145,632	$108,844
Long-term debt	$50,053	$26,115	$21,231
Construction and capital expenditures	$8,320	$5,576	$5,099
Dividends declared per common share	$1.35	$1.30	$1.26
Book value per common share	$18.52	$14.11	$12.27
Ratio of earnings to fixed charges	$5.01	4.11	6.32
Debt ratio	34.1%	35.9%	40.00%
Weighted-average common shares outstanding (000,000)	3,882	3,368	3,310
Weighted-average common shares outstanding with dilution (000,000)	3,902	3,379	3,322
End of period common shares outstanding (000,000)	6,239	3,877	3,301

Operating Data
Network access lines in service (000)	66,470	49,413	52,356
Long-distance lines in service (000)	12,161	6,921	20,868
DSL lines in service (000)	60,962	54,144	5,104
Wireless customers (000) — Cingular (5)	302,770	189,950	49,109
Number of employees			162,700

(1)             Amounts in the above table have been prepared in accordance with U.S. generally accepted accounting principles.

(2)             Amounts in 2005 reflect results from AT&T Corp. for the 43 days following the November 18, 2005 acquisition.

(3)             Financial statements for all periods presented reflect results from our sold directory advertising business in Illinois and northwest Indiana as discontinued operations. The operational results and the gain associated with the sale of that business are presented in “Income from discontinued operations, net of tax.”

(4)             The number presented reflects wireless segment lines in service.

(5)             The number presented represents 100% of Cingular Wireless’ (Cingular) cellular/PCS customers. The 2004 number includes customers from the acquisition of AT&T Wireless Services Inc. (AT&T Wireless). Cingular is a joint venture in which we own 60% and is accounted for under the equity method.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Monadnock Marketplace (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Monadnock Marketplace for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
December 23, 2005

Monadnock Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$974,852	$868,999
Operating expense and real estate tax recoveries	200,257	221,679

Total gross income	1,175,109	1,090,678

Direct operating expenses:
Operating expenses	97,827	45,647
Insurance	36,548	37,485
Real estate taxes	151,707	121,278

Total direct operating expenses	286,082	204,410

Excess of gross income over direct operating expenses	$889,027	$886,268

See accompanying notes to historical summary of gross income and direct operating expenses.

Monadnock Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Business

Monadnock Marketplace (“the Property”) is located in Keene, New Hampshire.  The Property consists of approximately 65,237 square feet of gross leasable area and was approximately 76% occupied at December 31, 2004. The Property is leased to a total of 4 tenants, of which 3 tenants account for approximately 91% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to complete the acquisition of the property in January 2006 with Konover Development Corporation, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 1 to the Registration Statement on Form S-11of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain a provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,189 for the year ended December 31, 2004.

Monadnock Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from four to 20 years, as of September 30, 2005, are as follows:

Year
2005	$1,162,483
2006	3,411,144
2007	3,411,894
2008	3,414,794
2009	3,389,235
Thereafter	39,269,000
$54,058,550

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakewood Mall (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Mall for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

Lakewood Mall
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)

Gross income:
Base rental income	$1,353,445	$1,641,208
Operating expense and real estate tax recoveries	543,873	436,119

Total gross income	1,897,318	2,077,327

Direct operating expenses:
Operating expenses	328,002	165,015
Insurance	49,155	59,581
Real estate taxes	195,341	284,260
Interest expense	541,338	613,049

Total direct operating expenses	1,113,836	1,121,905

Excess of gross income over direct operating expenses	$783,482	$955,422

See accompanying notes to historical summary of gross income and direct operating expenses.

Lakewood Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Business

Lakewood Mall (“the Property”) is located in Margate, Florida.  The Property consists of approximately 127,780 square feet of gross leasable area and was approximately 95% occupied at December 31, 2004. The Property is leased to a total of 29 tenants, of which two tenants account for approximately 32.9% of base rental revenue for the year ended December 31, 2004.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), expects to close on the acquisition of the Property in the first quarter of 2006 with Courtelis Company, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $43,575 for the year ended December 31, 2004.

Lakewood Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from two to 63 years, as of September 30, 2005, are as follows:

Year
2005	$1,903,855
2006	1,939,647
2007	1,829,941
2008	1,535,156
2009	1,082,386
Thereafter	20,846,070

$29,137,055

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

(5)                   Interest Expense

MB REIT will assume a mortgage loan secured by Lakewood Mall in connection with the acquisition.  This mortgage loan had an original balance of $12,100,000.  As of December 31, 2004, the mortgage loan balance is $11,932,841.  The mortgage loan bears a fixed interest rate of 6.01%, payable in monthly installments of interest only through May 1, 2004 and principal and interest thereafter, and matures on April 1, 2024.

Minimum annual principal payments under the terms of the mortgage debt are as follows:

Year
2005	$214,000
2006	228,000
2007	242,000
2008	255,000
2009	273,000
Thereafter	10,720,841

$11,932,841

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lake View Technology Center (“the Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake View Technology Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Chicago, Illinois
January 9, 2006

Lake View Technology Center
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

	For the nine months ended September 30, 2005	For the year ended December 31, 2004
	(unaudited)
Gross income:
Base rental income	$1,520,467	$1,497,837
Operating expense and real estate tax recoveries	151,134	162,043

Total gross income	1,671,601	1,659,880

Direct operating expenses:
Operating expenses	220,867	247,224
Insurance	8,252	8,150
Real estate taxes	122,354	125,399

Total direct operating expenses	351,473	380,773

Excess of gross income over direct operating expenses	$1,320,128	$1,279,107

See accompanying notes to historical summary of gross income and direct operating expenses.

Lake View Technology Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

(1)                   Business

Lake View Technology Center (“the Property”) is located in Suffolk, VA.  The Property consists of approximately 110,007 square feet of gross leasable area and was approximately 100% occupied at December 31, 2004. The Property is currently leased to a total of two tenants which accounts for approximately 61% of base rental revenue for the year ended December 31, 2004, as a lease expired during the year.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (“MB REIT”), closed on the acquisition of the Property on December 2, 2005 with the Jorman Partners, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 1 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2005.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2004.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $83,186 for the year ended December 31, 2004.

Lake View Technology Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)

Minimum rents to be received from tenants under operating leases, with terms of 10 years, as of September 30, 2005, are as follows:

Year
2005	$1,871,254
2006	1,909,581
2007	1,960,999
2008	1,986,623
2009	2,019,192
Thereafter	9,699,276

$19,446,925

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

Southgate Apartments
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

For the year ended
December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

Southgate Apartments
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

(1)                   Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

Canfield Plaza
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

Canfield Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

(1)                   Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

Canfield Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543

$9,912,325

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

Shakopee Center
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

Shakopee Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

(1)                   Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

Shakopee Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 5, 2006

Ahold Portfolio
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	Three months ending March 31, 2006	December 31, 2005
	(unaudited)
Gross income—base rental income	$2,248,484	8,993,935
Direct operating expenses—insurance expense	3,030	12,118

Excess of gross income over direct operating expenses	$2,245,454	8,981,817

See accompanying notes to historical summary of gross income and direct operating expenses.

Ahold Portfolio
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                   Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 9, 2006

Lincoln Mall
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	Three months ending March 31, 2006	December 31, 2005
	(unaudited)
Gross income:
Base rental income	$1,163,375	$3,877,259
Percentage rent	20,615	131,111
Operating expense, insurance, and real estate tax recoveries	830,732	2,191,892

Total gross income	2,014,722	6,200,262

Direct operating expenses:
Operating expenses	671,998	2,137,926
Insurance	191,102	217,950
Real estate taxes	59,936	670,364

Total direct operating expenses	923,036	3,026,240

Excess of gross income over direct operating expenses	$1,091,686	$3,174,022

See accompanying notes to historical summary of gross income and direct operating expenses.

Lincoln Mall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                   Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151

$46,073,449

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Dulles Executive Plaza I & II (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dulles Executive Plaza I & II for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

Dulles Executive Plaza I & II
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$3,945,798	$6,622,160
Operating expense, insurance, and real estate tax recoveries	559,538	1,167,048

Total gross income	4,505,336	7,789,208

Direct operating expenses:
Operating expenses	240,085	887,454
Insurance	46,513	112,096
Real estate taxes	408,307	712,890

Total direct operating expenses	694,905	1,712,440

Excess of gross income over direct operating expenses	$3,810,431	$6,076,768

See accompanying notes to historical summary of gross income and direct operating expenses.

Dulles Executive Plaza I & II
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Dulles Executive Plaza I & II (“the Property”) is located in Herndon, Virginia.  The Property consists of two buildings. Dulles I has approximately 190,000 square feet of gross leasable area and was 28% occupied at December 31, 2005.  Dulles II has approximately 190,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 7 tenants, of which 2 tenants accounted for approximately 66% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), acquired the Property on July 25, 2006 from Valley View Associates LP, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $233,051 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$8,681,662
2007	9,590,884
2008	9,214,378
2009	9,456,336
2010	9,714,724
Thereafter	8,606,696

$55,264,680

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees were charged by a third party manager and are included in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Hilliard Marketplace (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hilliard Marketplace for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 29, 2006

Hilliard Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$663,977	$1,070,287
Operating expense, insurance, and real estate tax recoveries	124,000	149,138

Total gross income	787,977	1,219,425

Direct operating expenses:
Operating expenses	107,104	172,094
Insurance	2,983	9,526
Real estate taxes	57,117	86,745

Total direct operating expenses	167,204	268,365

Excess of gross income over direct operating expenses	$620,773	$951,060

See accompanying notes to historical summary of gross income and direct operating expenses.

Hilliard Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Hilliard Marketplace (“the Property”) is located in Hilliard, Ohio.  The Property consists of one building. Hilliard Marketplace has approximately 107,583 square feet of gross leasable area, and was 93% occupied at December 31, 2005. The Property is leased to a total of 9 tenants, of which 4 tenants accounted for approximately 71% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on July 11, 2006 from Continental/HR, LLC, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of these leases contain a provision for contingent rentals.  Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $159,204 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 8 years, as of December 31, 2005, are as follows:

Year
2006	$1,386,858
2007	1,496,101
2008	1,496,436
2009	1,477,535
2010	1,269,992
Thereafter	4,068,367

$11,195,289

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the accompanying Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

Bradley Portfolio
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$18,767,386	$37,294,171
Operating expense, insurance, and real estate tax recoveries	2,225,860	4,270,442

Total gross income	20,993,246	41,564,613

Direct operating expenses:
Operating expenses	869,059	1,693,508
Insurance	46,701	84,911
Real estate taxes	1,491,733	2,841,397
Interest expense	1,401,660	2,350,030

Total direct operating expenses	3,809,153	6,969,846

Excess of gross income over direct operating expenses	$17,184,093	$34,594,767

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirty-three properties located in the following states; Illinois, Wisconsin, Indiana, Virginia, Pennsylvania, Colorado, South Carolina, North Carolina, Georgia, Texas, Michigan, Maryland, California, Ohio, and Arkansas.  The Portfolio consists of approximately 6,709,477 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Portfolio in the third quarter of 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                   Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                   Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $1,165,889 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$36,745,144
2007	37,435,366
2008	36,104,864
2009	34,750,060
2010	33,987,714
Thereafter	204,352,103

$383,375,251

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

(5)                   Interest Expense

MB REIT will assume mortgage loans secured by 8822 S. Ridgeline Boulevard and 5568 W. Chester Rd. in connection with the portfolio acquisition.  For each loan, the terms are as follows:

Property	Original Balance	Balance as of December 31, 2005	Interest Rate	Origination Date	Maturity Date
8822 S. Ridgeline Boulevard	$10,500,000	$10,500,000	5.66%	September 19, 2005	October 1, 2025
5568 W. Chester Rd.	$40,500,000	$39.818,975	5.54%	January 13, 2005	February 1, 2013

Annual principal payment under the terms of the mortgage debt are as follows:

Year
2006	$779,716
2007	824,657
2008	866,036
2009	922,105
2010	975,254
Thereafter	45,951,207

$50,318,975

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of IDS Center (the Property) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 4 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of IDS Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

IDS Center
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

	Six months ended June 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$9,381,812	$16,713,667
Operating expense, insurance, and real estate tax recoveries	7,070,170	11,274,743
Percentage rent	—	148,211
Other income	2,745,563	5,525,778

Total gross income	19,197,545	33,662,399

Direct operating expenses:
Operating expenses	5,777,319	11,844,527
Insurance	204,172	474,201
Real estate taxes	3,169,379	4,355,736
Interest expense	4,025,000	8,049,999

Total direct operating expenses	13,175,870	24,724,463

Excess of gross income over direct operating expenses	$6,021,675	$8,937,936

See accompanying notes to historical summary of gross income and direct operating expenses.

IDS Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

IDS Center (the Property) is located in Minneapolis, Minnesota.  The Property contains approximately 1.4 million gross leasable square feet.  As of December 31, 2005, the property was 90% occupied, with approximately 1.2 million square feet leased to 126 tenants.  On August 17, 2006, Inland American Real Estate Trust, Inc (IARETI) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired a fee simple interest in the property from 80 South Eighth, L.L.C., an unaffiliated third party.  In connection with the transaction, MB REIT acquired ownership of approximately seventy-seven percent (77%) of the parking garage subject to a reciprocal easement agreement with the adjacent Marquette Hotel that includes a share of the income, expenses and capital expenditures of the parking garage.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the six months ended June 30, 2006.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $148,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $980,683 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 1 to 13 years, as of December 31, 2005, are as follows:

Year
2006	$16,614,906
2007	16,533,346
2008	15,635,900
2009	14,861,848
2010	14,262,875
Thereafter	46,260,642

$124,169,517

IDS Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, environmental remediation, and professional fees are excluded from the Historical Summary.   These management fees may not be comparable to management fees charged to the Property by IARETI.

(5)                   Interest Expense

MB REIT assumed a mortgage loan secured by IDS Center in connection with the acquisition.  The mortgage had a balance as of $161,000,000 at December 31, 2005.  The mortgage loan bears a fixed interest rate of 5% and is payable in monthly installments of interest only through January 2010 when the loan matures.

Buckhorn Plaza
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005
(Commencement of Operations) and December 31, 2005 (unaudited)

	Six months ended June 30, 2006	For the period from August 1, 2005 (commencement of operations) through December 31, 2005
	(unaudited)	(unaudited)
Gross income:
Base rental income	$652,828	567,788
Operating expense, insurance, and real estate tax recoveries	137,429	158,283

Total gross income	790,257	726,071

Direct operating expenses:
Operating expenses	88,447	101,081
Insurance	44,050	35,696
Real estate taxes	13,777	7,150

Total direct operating expenses	146,274	143,927

Excess of gross income over direct operating expenses	$643,983	$582,114

Buckhorn Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and period from August 1, 2005
(Commencement of Operations) and December 31, 2005 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 30, 2006 (unaudited) and period from August 1, 2005 (commencement of operations) and December 31, 2005 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Buckhorn Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from August 1, 2005 (commencement of operations) to December 31, 2005.

Fabyan Randall
Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Six months ended June 30, 2006	Year ended December 31, 2005
	(unaudited)	(unaudited)

Gross income:
Base rental income	$951,112	1,853,923
Operating expense, insurance, and real estate tax recoveries	269,949	523,700

Total gross income	1,221,061	2,377,623

Direct operating expenses:
Operating expenses	112,535	356,599
Insurance	143,084	146,040
Real estate taxes	6,947	6,739

Total direct operating expenses	262,566	509,378

Excess of gross income over direct operating expenses	$958,496	1,868,245

Fabyan Randall
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Six Month Period Ended June 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the six month period ended June 1, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Fabyan Randall to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lincoln Village (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lincoln Village for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
November 10, 2006

Lincoln Village
Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$1,879,981	$2,289,475
Percentage Rent	37,667	33,031
Operating expense, insurance, and real estate tax recoveries	663,656	865,626

Total gross income	2,581,304	3,188,132

Direct operating expenses:
Operating expenses	287,808	390,015
Insurance	22,158	55,355
Real estate taxes	550,604	723,190

Total direct operating expenses	860,570	1,168,560

Excess of gross income over direct operating expenses	$1,720,734	$2,019,572

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Lincoln Village
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)            Business

Lincoln Village (“the Property”) is located in Chicago, Illinois. The Property is a shopping complex with 28 tenants and 134,362 gross leasable square feet (excluding ground lease space). The complex was 84% occupied as of December 31, 2005 with two tenants accounting for 35% of rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 13, 2006 with BGP Lincoln Village, LLC, an unaffiliated third party.

(2)            Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)            Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases for retail space contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Property recognized approximately $33,031 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $88,001 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from one to 57 years, as of December 31, 2005, are as follows:

Year
2006	$2,337,097
2007	2,462,957
2008	2,040,509
2009	1,899,483
2010	1,851,139
Thereafter	17,624,865

$28,216,050

Lincoln Village
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. These management fees may not be comparable to management fees charged to the Property by IARETI.

In connection with the acquisition Lincoln Village, Inland American assumed a ground lease payable to an unaffiliated third party. The ground lease expires in 2063. The ground lease provides for increases in minimum rent payments over the term of the lease every ten years based on a calculation of 10% of the appraised fair market value of the fee simple estate and land.  Minimum rents to be paid quarterly to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $106,000.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Washington Mutual Office/Data Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 5 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Washington Mutual Office/Data Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
November 22, 2006

Washington Mutual Office/Data Center
 Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$1,993,731	$2,658,308
Operating expense, insurance, and real estate tax recoveries	526,516	694,782

Total gross income	2,520,247	3,353,090

Direct operating expenses:
Operating expenses	141,639	247,112
Insurance	42,688	57,083
Real estate taxes	402,876	483,821

Total direct operating expenses	587,203	788,016

Excess of gross income over direct operating expenses	$1,933,044	$2,565,074

See accompanying notes to historical summary of gross income and direct operating expenses.

Washington Mutual Office/Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Washington Mutual Office/Data Center (“the Property”) is located in Arlington, Texas. The Property is an office building with 239,905 gross leasable square feet. The property was 100% occupied as of December 31, 2005 by one tenant accounting for 100% of the rental income. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition on October 20, 2006 with Collins, Walton, Buckner LLP, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $259,246 for the year ended December 31, 2005.

Minimum rents to be received from the one tenant under multiple operating leases, with a lease term of seven years for all the leases, as of December 31, 2005, are as follows:

Year
2006	$2,614,972
2007	3,046,793
2008	3,046,793
2009	3,046,793
2010	3,046,793
Thereafter	8,364,688

$23,166,832

Washington Mutual Office/Data Center
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

State Street Market
Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

	Nine months ended September 30, 2006	Year ended December 31, 2005
	(unaudited)	(unaudited)

Gross income:
Base rental income	$998,012	1,678,852
Operating expense, insurance, and real estate tax recoveries	251,010	411,956

Total gross income	1,249,022	2,090,808

Direct operating expenses:
Operating expenses	80,020	98,328
Insurance	269,832	476,355
Real estate taxes	39,784	27,670

Total direct operating expenses	389,636	602,353

Excess of gross income over direct operating expenses	$859,386	1,488,455

State Street Market
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year ended December 31, 2005 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2006 (unaudited) and the year ended December 31, 2005 has been prepared from the operating statements provided by the owners of the property during that period and requires management of State Street Market to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2005.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Waterford Place at Shadow Creek Ranch Apartments (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Waterford Place at Shadow Creek Ranch Apartments for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 28, 2007

Waterford Place at Shadow Creek Ranch Apartments
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$1,534,114
Fee income	120,692

Total gross income	1,654,806

Direct operating expenses:
Advertising	105,873
General and administrative expenses	194,833
Insurance	93,208
Maintenance and repairs	39,668
Payroll expense	283,070
Utilities	174,476
Property taxes	561,884

Total direct operating expenses	1,453,012

Excess of gross income over direct operating expenses	$201,794

See accompanying notes to historical summary of gross income and direct operating expenses.

Waterford Place at Shadow Creek Ranch Apartments
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(1)                   Business

Waterford Place at Shadow Creek Ranch Apartments (“the Property”) is located in Pearland, Texas.  The Property was under development until November 2005 and commenced leasing up the apartment units throughout 2006. The Property has twelve apartment buildings containing a total of 296 apartment units. There are ninety-eight one bedroom units, one hundred sixty two bedroom units and thirty six three bedroom units. The Property was 83% occupied as if December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) is expected to close on the Property in the first quarter of 2007 from Waterford SCR, L.P., an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy — Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                     Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Fields Apartment Homes (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fields Apartment Homes for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 28, 2007

Fields Apartment Homes
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$3,336,221
Fee income	148,820

Total gross income	3,485,041

Direct operating expenses:
Lease commissions	33,255
Insurance	57,766
Maintenance and repairs	63,418
Common area expenses	182,597
Utilities	24,257
Property taxes	516,770

Total direct operating expenses	878,063

Excess of gross income over direct operating expenses	$2,606,978

See accompanying notes to historical summary of gross income and direct operating expenses.

The Field Apartments/Homes
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(1)                   Business

Fields Apartment Homes (“the Property”) is located in Bloomington, Indiana.  The Property has nineteen apartment buildings, ten town homes and a triplex, containing a total of 285 units and a commercial building with two tenants.  There are seventy-two one-bedroom units, 173 two-bedroom units, thirty-nine three-bedroom units, one four-bedroom unit and a commercial barn. This Property was 98% occupied as of December 31, 2006, with approximately 278 residential units leased.  Inland American Real Estate Trust, Inc. (“IARETI”) acquired the Property on March, 1, 2007 from Rogers Farm, LLC; Rogers Farm II, LLC; Rogers Farm III, LLC; Rogers Farm IV, LLC; Rogers Farm V, LLC and Rogers Farm VI, LLC, all unaffiliated third parties.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                   Summary of Significant Accounting Policy — Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)                     Direct Operating Expense

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI

Independent Auditors’ Report

The Board of Director
Inland American Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the ProLogis Properties (the Properties) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 6 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the ProLogis Properties for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado
March 2, 2007

ProLogis Properties
Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

For the year ended December 31, 2006

Gross income:
Base rental income	$5,122,734
Operating expense, insurance, and real estate tax recoveries	1,105,638

Total gross income	6,228,372

Direct operating expenses:
Operating expenses	555,142
Insurance	173,514
Real estate taxes	811,632

Total direct operating expenses	1,540,288

Excess of gross income over direct operating expenses	$4,688,084

See accompanying notes to historical summary of gross income and direct operating expenses.

ProLogis Properties
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(1)                   Business

Inland American Real Estate Trust, Inc. (IARETI) has agreed to acquire 22 industrial properties (the Properties) from ProLogis, an unaffiliated third party. The following properties are included in the portfolio:

	Gross
	leasable area		Occupancy at
Name	(square feet)	Location	December 31, 2006

Airport Distribution Center #2	102,400	Memphis, TN	100%
Airport Distribution Center #4	80,000	Memphis, TN	100%
Airport Distribution Center #7	42,000	Memphis, TN	100%
Airport Distribution Center #8	32,400	Memphis, TN	100%
Airport Distribution Center #9	42,000	Memphis, TN	100%
Airport Distribution Center #10	161,350	Memphis, TN	—
Airport Distribution Center #11	121,345	Memphis, TN	100%
Airport Distribution Center #15	81,639	Memphis, TN	100%
Airport Distribution Center #16	251,685	Memphis, TN	100%
Airport Distribution Center #18	75,000	Memphis, TN	100%
Airport Distribution Center #19	175,275	Memphis, TN	100%
Delp Distribution Center #2	97,716	Memphis, TN	100%
Delp Distribution Center #5	144,000	Memphis, TN	100%
Delp Distribution Center #8	94,500	Memphis, TN	100%
Southwide Industrial Center #5	28,380	Memphis, TN	83%
Southwide Industrial Center #6	58,560	Memphis, TN	91%
Southwide Industrial Center #7	118,320	Memphis, TN	85%
Southwide Industrial Center #8	10,185	Memphis, TN	100%
Stone Fort Distribution #1	500,000	Chattanooga, TN	100%
Stone Fort Distribution #2	289,800	Chattanooga, TN	100%
Stone Fort Distribution #3	200,000	Chattanooga, TN	100%
Stone Fort Distribution #4	86,072	Chattanooga, TN	100%

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 6 to Form S-11 of IARETI and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The future results of operations can be significantly impacted by the rental markets of both the Memphis and Chattanooga, Tennessee regions.

ProLogis Properties
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the year ended December 31, 2006

(3)                   Gross Income

The Properties lease industrial space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate tax, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $116,334 for the year ended December 31, 2006. The Properties have one customer who represents approximately 22% of the Properties’ rental income during the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, which have remaining lives of 1 to 10 years, as of December 31, 2006, are as follows:

Year:
2007	$4,525,642
2008	3,909,237
2009	3,391,567
2010	1,857,147
2011	875,412
Thereafter	1,348,538

$15,907,543

The schedule does not reflect future rental revenues from the renewal or replacement of existing leases and excludes reimbursements of property operating expenses.

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Properties by IARETI.

Shallotte Commons
Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$644,981
Operating expense, insurance, and real estate tax recoveries	89,142

Total gross income	734,123

Direct operating expenses:
Operating expenses	90,745
Real estate taxes	39,245
Insurance	23,003

Total direct operating expenses	152,993

Excess of gross income over direct operating expenses	$581,130

Shallotte Commons
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Crossroads at Chesapeake
Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$1,006,917
Operating expense, insurance, and real estate tax recoveries	263,321

Total gross income	1,270,238

Direct operating expenses:
Operating expenses	123,349
Real estate taxes	120,148
Insurance	19,675

Total direct operating expenses	263,172

Excess of gross income over direct operating expenses	$1,007,066

Crossroads at Chesapeake
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Crossroads at Chesapeake to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Chesapeake Commons
Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

For the twelve months ended December 31, 2006
(unaudited)

Gross income:
Base rental income	$1,062,652
Operating expense, insurance, and real estate tax recoveries	113,899

Total gross income	1,176,551

Direct operating expenses:
Operating expenses	38,804
Real estate taxes	82,553
Insurance	49,222

Total direct operating expenses	170,579

Excess of gross income over direct operating expenses	$1,005,972

Chesapeake Commons
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Chesapeake Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Market at Hamilton
Historical Summary of Gross Income and Direct Operating Expenses
For the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)

For the period from October 1, 2006 (commencement of operations) through December 31, 2006
(unaudited)

Gross income:
Base rental income	$158,155
Operating expense, insurance, and real estate tax recoveries	24,477

Total gross income	182,632

Direct operating expenses:
Operating expenses	31,070
Real estate taxes	26,350
Insurance	3,694

Total direct operating expenses	61,114

Excess of gross income over direct operating expenses	$121,518

Market at Hamilton
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the period from October 1, 2006 (commencement of operations) through December 31, 2006 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the twelve month period ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Market at Hamilton to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Bradley Portfolio (“the Portfolio”) for the year ended December 31, 2005. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bradley Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 6, 2006

Bradley Portfolio
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

	Nine months ended September 30, 2006	December 31, 2005
	(unaudited)

Gross income:
Base rental income	$10,939,108	$12,527,596
Operating expense, insurance, real estate tax and ground rent recoveries	1,882,864	2,870,978

Total gross income	12,821,972	15,398,574

Direct operating expenses:
Operating expenses	498,328	1,189,849
Insurance	164,021	49,871
Real estate taxes	1,105,955	1,705,758
Ground rent	153,261	204,348

Total direct operating expenses	1,921,565	3,149,826

Excess of gross income over direct operating expenses	$10,900,407	$12,248,748

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(1)                   Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of nineteen properties located in the following states; Illinois, Iowa, Wisconsin, Virginia, North Carolina, Georgia, Texas, Maryland, California, and Pennsylvania.  The Portfolio consists of approximately 1,926,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the properties in the Portfolio in 2006 with Bradley Associates Limited Partnership, an unaffiliated third party.

(2)                   Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2006.

(3)                   Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $336,956 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from two to 17 years, as of December 31, 2005, are as follows:

Year
2006	$12,546,502
2007	12,842,702
2008	11,737,942
2009	10,849,700
2010	9,747,472
Thereafter	63,838,442

$121,562,760

Bradley Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Nine Month Period Ended September 30, 2006 (unaudited) and Year Ended December 31, 2005

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

One of the properties is subject to a ground lease with monthly payments, payable to an unaffiliated third party. The ground lease expires in 2057. The ground lease provides for increases in minimum rent payments over the term of the lease every five years based on a contingent rent inflator.  Minimum rents to be paid annually to the unaffiliated third party under the ground lease in effect at December 31, 2005, are $204,348.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) of the Six Pines Portfolio (“the Portfolio”) for the year ended December 31, 2006. This Combined Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Six Pines Portfolio for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 30, 2007

Six Pines Portfolio
Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three months ended March 31, 2007	December 31, 2006
	(unaudited)

Gross income:
Base rental income	$4,256,644	$17,137,148
Operating expense, insurance, and real estate tax recoveries	1,624,995	6,522,090

Total gross income	5,881,639	23,659,238

Direct operating expenses:
Operating expenses	660,021	2,849,309
Insurance	91,614	333,142
Real estate taxes	958,886	3,652,899

Total direct operating expenses	1,710,521	6,835,350

Excess of gross income over direct operating expenses	$4,171,118	$16,823,888

See accompanying notes to combined historical summary of gross income and direct operating expenses.

Six Pines Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                   Business

Six Pines Portfolio (collectively, “the Portfolio”) is comprised of twenty-one properties located in the following states; Kentucky, Texas, Florida, Tennessee, South Carolina, and Georgia.  The Portfolio consists of approximately 1,473,000 square feet of gross leasable area and was 97% occupied at December 31, 2006.  The Portfolio is leased to a total of 260 tenants of which one tenant accounted for approximately 34% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) closed on all of the properties of the Portfolio on April 10, 2007 with Preston Oil Company and related entities, an unaffiliated third party.

(2)                   Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses (“Combined Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                   Gross Income

The Portfolio leases space under various lease agreements with its tenants. All leases are accounted for as operating leases.  Certain of the leases include provisions under which the Portfolio is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $113,870 for the year ended December 31, 2006.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from one to 21 years, as of December 31, 2006, are as follows:

Year
2007	$17,117,541
2008	16,116,513
2009	14,816,893
2010	13,137,309
2011	11,774,972
Thereafter	73,054,376

$146,017,604

Six Pines Portfolio
Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Portfolio. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, certain real estate taxes which are the direct responsibility of the tenant and related recoveries, professional fees, and management fees are excluded from the Combined Historical Summary. These management fees may not be comparable to management fees charged to the Portfolio by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Worldgate Plaza (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Worldgate Plaza for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 30, 2007

Worldgate Plaza
Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(Unaudited)

Gross income:
Base rental income	$2,082,905	7,657,988
Operating expense, insurance, and real estate tax recoveries	373,473	1,402,549

Total gross income	2,456,378	9,060,537

Direct operating expenses:
Operating expenses	399,288	1,445,456
Insurance	35,291	153,192
Real estate taxes	244,462	875,344

Total direct operating expenses	679,041	2,473,992

Excess of gross income over direct operating expenses	$1,777,337	6,586,545

See accompanying notes to historical summary of gross income and direct operating expenses.

Worldgate Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                   Business

Worldgate Plaza (“the Property”) is located in Herndon, Virginia. The Property consists of approximately 322,000 gross leasable square feet and was 75% occupied at December 31, 2006. The Property is leased to a total of 5 tenants of which two tenants accounted for approximately 69% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Worldgate Plaza, LLC, an unaffiliated third party.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $187,188 for the year ended December 31, 2006.

Minimum rents to be received from the 5 tenants under multiple operating leases, with a lease term of five to 20 years for all the leases, as of December 31, 2006, are as follows:

Year
2007	$7,652,670
2008	6,641,124
2009	6,821,483
2010	2,541,367
2011	449,925

$24,106,569

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, professional fees, interest expense, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Shops at Riverstone (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Shops at Riverstone for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 29, 2007

Shops at Riverstone
Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(unaudited)

Gross income:
Base rental income	$821,074	2,588,675
Operating expense, insurance, and real estate tax recoveries	198,712	735,015

Total gross income	1,019,786	3,323,689

Direct operating expenses:
Operating expenses	82,928	298,151
Insurance	13,446	52,866
Real estate taxes	168,576	642,194

Total direct operating expenses	264,950	993,221

Excess of gross income over direct operating expenses	$754,836	2,330,468

See accompanying notes to historical summary of gross income and direct operating expenses.

Shops at Riverstone
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)                   Business

The Shops at Riverstone (“the Property”) is located in Missouri City, Texas. The Property consists of approximately 315,000 gross leasable square feet and was 70% occupied at December 31, 2006. The Property is leased to a total of 18 tenants of which four tenants accounted for approximately 73% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Riverstone Retail Partners, Ltd., LASCO Riverstone Retail Partners, Ltd., Riverstone Copperfield Retail Partners, Ltd. and Riverstone Place Retail Partners, Ltd., unaffiliated third parties.

(2)                   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)                   Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $675,405 for the year ended December 31, 2006.

Minimum rents to be received from the 20 tenants under multiple operating leases, with a lease term of five to fifteen years for all the leases, who had signed leases as of December 31, 2006, are as follows:

Year
2007	$3,087,150
2008	3,250,009
2009	3,251,009
2010	3,267,427
2011	3,289,192
Thereafter	21,384,452

$37,529,239

(4)                   Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Pavilions at Hartman Heritage (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Pavilions at Hartman Heritage for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
May 29, 2007

Pavilions at Hartman Heritage
 Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(unaudited)
Gross income:
Base rental income	$710,663	2,497,123
Operating expense, insurance, and real estate tax recoveries	196,231	700,815

Total gross income	906,894	3,197,938

Direct operating expenses:
Operating expenses	79,248	245,614
Insurance	8,581	31,205
Real estate taxes	157,459	599,845

Total direct operating expenses	245,288	876,664

Excess of gross income over direct operating expenses	$661,605	2,321,274

See accompanying notes to historical summary of gross income and direct operating expenses.

Pavilions at Hartman Heritage
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)            Business

The Pavilions at Hartman Heritage (“the Property”) is located in Independence, Missouri. The Property consists of approximately 224,000 gross leasable square feet and was 81% occupied at December 31, 2006. The Property is leased to a total of 22 tenants of which three tenants accounted for approximately 36% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the third quarter of 2007 with Pavilions LLC, an unaffiliated third party.

(2)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)            Gross Income

The Property leases shopping space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $49,524 for the year ended December 31, 2006.

Minimum rents to be received from the 22 tenants under multiple operating leases, with a lease term of three to fifteen years for all the leases, as of December 31, 2006, are as follows:

Year
2007	$2,497,663
2008	2,493,433
2009	2,347,898
2010	2,319,445
2011	2,140,054
Thereafter	7,583,748

$19,382,241

(4)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Lakeport Commons (“the Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post-Effective Amendment No. 7 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakeport Commons for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

Chicago, Illinois
May 31, 2007

Lakeport Commons
 Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

	Three Months Ended March 31, 2007	December 31, 2006
	(unaudited)

Gross income:
Base rental income	$912,738	3,335,306
Operating expense, insurance, and real estate tax recoveries	316,248	1,136,720

Total gross income	1,228,986	4,472,026

Direct operating expenses:
Operating expenses	59,950	143,212
Insurance	7,549	27,451
Real estate taxes	308,986	1,177,091

Total direct operating expenses	376,485	1,347,754

Excess of gross income over direct operating expenses	$852,501	3,124,272

See accompanying notes to historical summary of gross income and direct operating expenses.

Lakeport Commons
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the Three Month Period Ended March 31, 2007 (unaudited) and Year Ended December 31, 2006

(1)            Business

Lakeport Commons (“the Property”) is located in Sioux City, Iowa. The Property consists of approximately 282,000 gross leasable square feet and was 88% occupied at December 31, 2006. The Property is leased to a total of 25 tenants of which two tenants accounted for approximately 32% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) expects to close on the acquisition of the Property in the second quarter of 2007 with Lakeport Commons, L.L.C., an unaffiliated third party.

(2)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 7 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the three months ended March 31, 2007.

(3)            Gross Income

The Property leases office space under various lease agreements with its tenant. The leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed pursuant to the lease agreements.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was $111,444 of contingent rent earned for the year ended December 31, 2006.

Although the leases provide for occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $536,540 for the year ended December 31, 2006.

Minimum rents to be received from the 25 tenants under multiple operating leases, with a lease term of four to fifteen years for all the leases, who had signed leases as of December 31, 2006, are as follows:

Year
2007	$3,634,148
2008	3,644,148
2009	3,644,148
2010	3,360,142
2011	3,183,360
Thereafter	14,597,850
$32,333,796

(4)            Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense, professional fees, and management fees are excluded from the Historical Summary. Management fees are to be excluded as they may not be comparable to management fees charged to the Property by IARETI.

Shallotte Commons
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$207,738	644,981
Operating expense, insurance, and real estate tax recoveries	29,274	89,142

Total gross income	237,012	734,123

Direct operating expenses:
Operating expenses	14,332	90,745
Real estate taxes	14,502	39,245
Insurance	6,069	23,003

Total direct operating expenses	34,903	152,993

Excess of gross income over direct operating expenses	$202,109	581,130

See accompanying notes to historical summary of gross income and direct operating expenses.

Shallotte Commons
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

The Landings at Clear Lake
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$884,543	1,885,918
Operating expense, insurance, and real estate tax recoveries	28,374	87,766

Total gross income	912,917	1,973,684

Direct operating expenses:
Operating expenses	101,233	411,083
Real estate taxes	46,069	48,022
Insurance	31,767	147,992

Total direct operating expenses	179,069	607,097

Excess of gross income over direct operating expenses	$733,848	1,366,587

See accompanying notes to historical summary of gross income and direct operating expenses.

The Landings at Clear Lake
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of The Landings at Clear Lake to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Gravois Dillon
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$409,401	1,535,288
Operating expense, insurance, and real estate tax recoveries	109,909	324,563

Total gross income	519,310	1,859,851

Direct operating expenses:
Operating expenses	70,250	165,817
Real estate taxes	44,982	170,847
Insurance	6,889	23,962

Total direct operating expenses	122,121	360,626

Excess of gross income over direct operating expenses	$397,189	1,499,225

See accompanying notes to historical summary of gross income and direct operating expenses.

Gravois Dillon
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)            Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Gravois Dillon to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Northwest Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$656,010	2,581,818
Operating expense, insurance, and real estate tax recoveries	213,140	970,884

Total gross income	869,150	3,552,702

Direct operating expenses:
Operating expenses	70,580	377,867
Real estate taxes	187,325	674,399
Insurance	21,085	34,940

Total direct operating expenses	278,990	1,087,206

Excess of gross income over direct operating expenses	$590,160	2,465,496

See accompanying notes to historical summary of gross income and direct operating expenses.

Northwest Marketplace
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Northwest Marketplace to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

The Villages at Kitty Hawk
Historical Summary of Gross Income and Direct Operating Expenses
For the three months Ended March 31, 2007 (unaudited) and the period from June 1, 2006
(commencement of operations) to December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the period from June 1, 2006 (commencement of operations) to December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$549,010	596,245
Operating expense, insurance, and real estate tax recoveries	50,359	111,680

Total gross income	599,369	707,925

Direct operating expenses:
Operating expenses	57,617	131,294
Real estate taxes	47,400	86,122
Insurance	84,799	128,123

Total direct operating expenses	189,816	345,539

Excess of gross income over direct operating expenses	$409,553	362,386

See accompanying notes to historical summary of gross income and direct operating expenses.

The Villages at Kitty Hawk
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months Ended March 31, 2007 (unaudited) and the period from June 1, 2006
(commencement of operations) to December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2007 (unaudited) and the period from June 1, 2006 (commencement of operations) to December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shallotte Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

Washington Park Plaza
Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

	For the three months ended March 31, 2007	For the twelve months ended December 31, 2006
	(unaudited)	(unaudited)

Gross income:
Base rental income	$678,300	2,273,019
Operating expense, insurance, and real estate tax recoveries	345,421	1,021,773

Total gross income	1,023,721	3,294,792

Direct operating expenses:
Operating expenses	108,736	125,213
Insurance	18,356	58,927
Real estate taxes	294,153	1,067,497
Interest expense	452,880	1,111,727

Total direct operating expenses	874,125	2,363,364

Excess of gross income over direct operating expenses	$149,596	931,428

See accompanying notes to historical summary of gross income and direct operating expenses.

Washington Park Plaza
Notes to Historical Summary of Gross Income and Direct Operating Expenses
For the three months ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited)

(1)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the three month ended March 31, 2007 (unaudited) and the twelve months ended December 31, 2006 (unaudited) has been prepared from the operating statements provided by the owners of the property during that period and requires management of Washington Park Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period.  Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2006.

APPENDIX A

PRIOR PERFORMANCE TABLES

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives

A-1

similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

A-2

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in both the Inland Western Retail Real Estate Trust, Inc. and 1031 Exchange programs where the offering closed in the three years prior to December 31, 2006.  The information provided for Inland Retail Real Estate Trust, Inc.  (“IRRETI”) represents the three years ended September 30, 2006.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc. (J)			1031 Exchange Programs
Number of programs:	1 Program		%	1 Program		%	34 Programs	%

Dollar amount offered	$5,000,000	(C)		2,500,000	(A)		284,679
Dollar amount raised	4,454,804	(D)	100.00	2,371,012	(B)	100.00	283,922	100.00
Less offering expenses:
Syndication fees (E)	442,622		9.94	194,194		8.19	21,337	7.41
Other fees (F)	14,306		0.32	21,010		0.89	33,199	10.97
Organizational fees	—		—	—		—	2,775	0.96
Reserves (G)	39,979		0.89	76,590		0.97	4,948	1.59

Available for investment	$3,957,897		88.60	2,079,218		89.95	221,664	79.07

Acquisition costs:
Cash down payments	$3,440,668			1,270,577			221,664
Repayment of indebtedness	40,479			896,304			—
Temporary cash investments	193,628			—			—
Investment in securities	283,122			109,336			—
Total acquisition costs	$3,957,897			2,276,217			221,664

Percent leverage	55%			55%			49%
Date offerings commenced		(I)			(H)		2003-2006
Length of offering		(I)			(H)		1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)		1-14 months

A-3

TABLE I-(continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)   This amount does not reflect shares offered for distribution to stockholders participating in IRRETI’s distribution reinvestment program.

(B)     These figures are cumulative and are as of September 30, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)     This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)    These figures are cumulative and are as of December 31, 2006.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)      Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares.  All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)      Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)     Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)    On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share.  On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis.  On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)         In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share.  In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2006, approximately 87% of the proceeds available for investment from the offerings were invested in real properties.

(J)        On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

A-4

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2006, with the exception of IRRETI, which amounts represent the three years ended September 30, 2006, in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc. (K)		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,454,804		2,371,012		714,789

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,909		2,762		2,350
Acquisition cost and expense	6,006		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	676,206		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	55,868		33,624		0
Advisor asset management fee (J)	51,425		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	1,347		1,135		0
Acquisition costs expensed	445		0		0
Other administrative services	5,579		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

A-5

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (46 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		360,955

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	26,547	(C)
Other offering expenses (D)	116		230		4,084
Acquisition cost and expense	2,550	(E)	1,706	(E)	30,916	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		65,529

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	16		29		5,200
Advisor asset management fee (J)	0		0		3,112
Accounting services	26		27		0
Data processing service	14		12		0
Legal services	5		4		0
Professional services	0		0		0
Mortgage servicing fees	0		0		568
Acquisition costs expensed	0		0		0
Other administrative services	50		28		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	11,446		9,765		9,471
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		557
Mortgage brokerage and refinancing fees	0		0		1,043
Participation in cash distributions	0		0		0

A-6

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)   With the exception of IRRETI, the figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2006 and the figures relating to cash available from operations are for the three years ending December 31, 2006.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.  IRRETI’s information is as of September 30, 2006 and for the three years ending September 30, 2006.

(B)     The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)     The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)    Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)      Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)      An affiliate provides property management services for all properties acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)     See Table V and Notes thereto regarding sales and disposals of properties.

(H)    On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”).  Each of these entities was merged into subsidiaries that are wholly owned by IRC.  As a result of the merger, IRC is now “self-administered.”  IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)         On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by IRRETI.  As a result of the merger, IRRETI was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)        With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period.  IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

A-7

(K)    On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

A-8

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

With the exception of IRRETI, Inland Western and the 1031 Exchange Program, Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2006.  IRRETI’s information reflects information for the seven years ended December 31, 2005.  Inland Western’s information reflects information for the four years ended December 31, 2006.  The 1031 Exchange Program’s information reflects information for the five years ended December 31, 2006.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only Inland Western, IRRETI and the forty-three 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

A-9

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2006	2005	2004	2003

Gross revenues	$710,103	518,055	130,575	745
Profit on sale of properties	0	0	0	0
Other income (expenses)	59,403	27,056	(348)	38

Less:
Operating expenses (G)	200,106	137,454	32,522	143
Interest expense	223,098	141,039	35,043	161
Program expenses (I)	54,475	31,738	4,856	460
Depreciation & amortization	259,884	189,631	46,105	192

Net income (loss)-GAAP basis	$31,943	45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0	0

Cash available (deficiency) from operations	296,165	201,857	63,520	724

Cash available from investing
Payments under master leases (K)	7,659	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(2,298)	(1,416)	(175)	—
Advances from sponsor	—	(3,523)	—	1,203

Total cash available before distributions and special items	301,526	203,723	66,370	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	283,769	211,327	54,542	358
From sales	0	0	0	0
	283,769	211,327	54,542	358

Cash available after distributions before special items (D)	17,757	(7,604)	11,828	1,569

Special items:	0	0	0	0
Cash available after distributions and special items (D)	$17,757	(7,604)	11,828	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	0	7,604	0	0
Cash from financing activities	0	0	0	0
Total available cash used to partially fund distributions	$0	5,146	0	0

Tax data per $1,000 invested (B):	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	64	66	15
Source (on cash basis):
Sales	0	0	0	0
Operations (F)	64	64	66	15

Percent of properties remaining unsold	100%	100%	100%	100%

A-10

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc. (L)

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (G)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing Payments under master leases (J)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

A-11

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(48 Programs)

	2006	2005	2004	2003	2002

Number of programs	48	43	27	17	9
Gross revenues	$54,221	42,866	24,497	13,563	4,171
Profit on sale of properties	—	5,554	—	—	—

Less:
Operating expenses (E)	9,652	7,471	4,333	1,910	612
Interest expense	16,681	13,351	8,031	5,049	1,782
Program expenses (F)	2,595	1,521	1,203	671	174
Depreciation & amortization (C)	—	—	—	—	—

Net income (loss)	$25,293	26,067	10,930	5,933	1,603

Taxable income (loss) (C):	—	—	—	—	—

Cash available (deficiency) from operations	25,293	26,067	10,930	5,933	1,603
Cash available from sales	5,670	10,604	0	0	0
Cash available from financing	0	0	0	0	0
Principal payment of debt amortization	(64)	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	30,899	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	24,782	19,734	10,721	5,457	1,404
From sales	5,670	10,604	0	0	0
	30,452	30,338	10,721	5,457	1,404

Cash available after distributions before special items	467	6,263	125	404	156

Special items	0	0	0	0	0
Cash available after distributions and special items	$467	6,263	125	404	156

Tax data per $1,000 invested (C):	—	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0	0
Source (on cash basis):
Sales	310.79	1,156.67	0	0	0
Operations	79.03	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%	100%

A-12

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)     IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)       IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)      In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)        For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)        Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.  Because of the acquisition by DDR, this information does not include information for the year ended December 31, 2006.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

A-13

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland Western Retail Real Estate Trust, Inc.

	2006	2005	2004	2003
% of Distribution Representing:
Ordinary income	45.00	54.00	55.00	0.00
Return of Capital	55.00	46.00	45.00	100.00

	100.00	100.00	100.00	100.00

(G)       Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)      Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.  In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)           Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)          From time to time, IRRETI may acquire a property that includes one or more unleased premises.  In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)      From time to time, IWEST may acquire a property that includes one or more unleased premises.  In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(L)        On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

A-14

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2006 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2006.

Program Name	Landings of Sarasota		Monthly Income Fund I	Monthly Income Fund II
Dollar amount raised	$11,800		$30,000	$25,324
Number of properties purchased	One		Seven	Five
Date of closing of offering	07/02		8/88	4/90
Date of first sale of property	07/05		7/94	1/91
Date of final sale of property	07/05		4/05	9/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)	625	680
Recapture		(A)	—	—
			514	59
Capital gain		(B)

Deferred gain:
Capital		(B)	—	—
Ordinary		(B)	—	—

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715		862	681
Operations	1,279		1,209	1,043

(A)  For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)  For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

A-15

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2006.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

A-16

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling Commiss ions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Receive d at Sale	Adjust. Resulting from Applicati on of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,220	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	291	291
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	840	840
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	1,277	1,277
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	4,986	4,986
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	2,911	2,911
IRC – Crestwood Plaza	12/96	02/22/06	1,201	0	904	0	0	2,105	0	2,105	2,105
IRC – Montgomery Sears	06/96	04/27/06	2,651	0	1,645	0	0	4,296	0	4,296	4,296
IRC – Bakers Shoes	09/98	06/14/06	3,240	0	0	0	0	3,240	0	3,240	3,240
IRC – Regency Point	04/96	09/12/06	8,016	0	0	0	0	8,016	0	8,016	8,016

Monthly Income Fund I -
Scandinavian Health Club	04/88	06/04	3,557	0	0	0	0	3,557	0	3,069	3,069
Walmart-Duncan	08/88	03/05	2,936	0	0	0	0	2,936	0	3,039	3,039
Douglas Living Center	01/88	04/05	2,475	0	0	0	0	2,475	0	3,574	3,574
Hillside Living Center	01/88	04/05	2,478	0	0	0	0	2,478	0	3,170	3,170

Monthly Income Fund II -
Kmart	12/89	05/05	2,800	0	0	0	0	2,800	0	5,072	5,072
Colonial Manor Living Center	06/89	08/05	4,270	0	0	0	0	4,270	0	7,521	7,521
Scandinavian Health Club	10/88	09/05	2,695	0	0	0	0	2,695	0	3,017	3,017

A-17

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0	0
IRC - Eagle Country Market	1,290	0	0	(E)	0	0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0	0
IRC - Zany Brainy	(190)	0	0	(E)	0	0
IRC - Prospect Heights	49	0	0	(E)	0	0
IRC - Fairview Heights	541	0	0	(E)	0	0
IRC - Prairie Square	135	0	0	(E)	0	0
IRC - Sequoia Shopping Center	54	0	0	(E)	0	0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0	33
IRC - Ace Hardware (Crystal Point)	—	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	—	0	302		0	302
IRC - Calumet Square	120	0	0	(E)	0	0
IRC – Crestwood Plaza	(188)	0	(195)		0	(195)
IRC – Montgomery Sears	(10)	0	6		0	6
IRC – Bakers Shoes	2,365	0	0	(E)	0	0
IRC – Regency Point	4,421	0	0	(E)	0	0

Monthly Income Fund I -
Scandinavian Health Club	5,299	0	1,389		0	1,389
Walmart-Duncan	3,746	0	955		0	955
Douglas Living Center	6,513	0	811		0	811
Hillside Living Center	6,016	0	742		0	742

Monthly Income Fund II -
Kmart	4,496	0	(863)		0	(863)
Colonial Manor Living Center	13,006	0	(89)		0	(89)
Scandinavian Health Club	6,170	0	(437)		0	437

A-18

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)     The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2006.  All sales have been made to parties unaffiliated with the partnerships.

(B)     Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)     Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)    Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)      For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

A-19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures about Market Risk.

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk.”

Item 31.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement.  All amounts other than the Securities and Exchange Commission registration fee and NASD filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$633,226
NASD Filing Fee	$75,500
Printing and Mailing Expenses	$20,000,000	*
Blue Sky Fees and Expenses	$1,000,000	*
Legal Fees and Expenses	$2,500,000	*
Accounting Fees and Expenses	$2,500,000	*
Advertising and Sales Literature	$16,500,000	*
Due Diligence	$3,500,000	*
Transfer Agent Fees	$—
Data Processing Fees	$1,000,000	*
Bank Fees and Other Administrative Expenses	$2,791,274	*

TOTAL	$50,500,000	*

* Estimated

Item 32.  Sales to Special Parties.

Inland Securities or any of its directors, officers, employees or affiliates may initially purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed five percent (5.0%).  Each soliciting dealer and any of their respective directors, officers, employees or affiliates may initially purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed five percent (5.0%).  All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790.

Item 33.  Recent Sales of Unregistered Securities.

On October 20, 2004, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation.  No sales commission or other consideration was paid in connection with the sale.  The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to purchase 3,000 shares following their becoming a director and for the grant of additional options to purchase 500 shares on the date of each annual stockholders’ meeting.  The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant.  All other options are exercisable on the second anniversary of the date of grant.  The initial options are exercisable at $8.95 per share.  The subsequent options are exercisable at $8.95 per share prior to the time that there is a public market for our shares.  On February 21, 2006, we granted each of our five independent directors his or her initial option to acquire 3,000 shares.  On April 21, 2006 in connection with our annual stockholders’ meeting, we granted each of our five independent directors his or her option to acquire 500 shares.

Item 34.  Indemnification of Directors and Officers.

Article XV of our articles of incorporation provides as follows:

Section 15.3                                Indemnification.

(a)                                  Subject to paragraphs (b), (c) and (d) of this Section 15.3, the company shall indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee and agent of the company including the Business Manager or the Property Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer, employee or agent of the company, the Business Manager, the Property Managers and their respective affiliates.

(b)                                 The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)                                  Notwithstanding anything to the contrary in Section 15.3(b) hereof, the company shall not indemnify a director, officer, employee or agent of the company or the Business Manager or any Property Manager or their affiliates for loses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)                                 The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)                                  The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status; provided, however, that the company shall not incur the costs of any liability insurance that insures any person against liability or loss for which he, she or it could not be indemnified under these articles.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.

Subject to the limitations contained in Section 15.3 of our articles of incorporation, we will indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ.  The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.  To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may enter into separate indemnification agreements with each of our directors and some of our executive officers.  Subject to the limitations contained in our articles of incorporation, these indemnification agreements will require, among other things, that we indemnify the directors and officers to the fullest extent permitted by our articles, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  We will also be required to indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance, if any.  Although the form of indemnification agreement will offer the same scope of coverage afforded by provisions in the articles of incorporation and the bylaws, as a contract, it will be unable to be unilaterally modified by the board or by the stockholders to eliminate the rights provided.

Item 35.  Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.  Financial Statements and Exhibits.

(a)                                  Financial Statements:  The list of financial statements filed as part of this Post-Effective Amendment No. 7 to Registration Statement on Form S-11 is set forth on page F-i herein.

(b)                                 Exhibits:  The list of exhibits filed as part of this Post-Effective Amendment No. 7 to Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37.  Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20.0%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)                                  That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c)                                  The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d)                                 (1)                                  The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(2)                                  The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10.0%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation (“IREIC”), with the exception of Inland Retail Real Estate Trust, Inc. (“IRRETI”),  in the three years ended December 31, 2006.  With respect to IRRETI, information is presented only for the three years ended December 31, 2005, due to the merger between IRRETI and Developers Diversified Realty Corporation on February 27, 2007. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing.  This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

			Purchase Price	Mortgage		Other Cash
	Number of	Date of	Plus Acquisition	Financing at Date	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)

Inland Real Estate Corporation:

Cub Foods, Arden Hills, MN	68,442	03/04	9,716	—	9,716	4	9,720
Shannon Square Shoppes, Arden Hills, MN	29,196	06/04	6,936	—	6,936	—	6,936
Crystal Point Shopping Center, Crystal Lake, MN	358,423	07/04	37,331	—	37,331	—	37,331
Deer Trace II, Kolher, WI	24,410	08/04	4,600	—	4,600	9	4,609
Fashion Square II, Skokie, IL	7,151	11/04	3,629	—	3,629	—	3,629
Greentree Center and Outlot, Caledonia, WI	163,398	02/05	11,909	—	11,909	—	11,909
Northgate Shopping Center, Sheboygan, WI	74,200	04/05	9,718	—	9,718	5	9,723
Home Goods Store, Coon Rapids, MN	25,145	10/05	4,683	—	4,683	—	4,683
Big Lake Town Square, Big Lake, MN	67,858	01/06	10,007	—	10,007	—	10,007
TMK-Butterfield/Kirk, North Aurora, IL	—	01/06	8,378	—	8,378	—	8,378
Shoppes at Grayhawk, Omaha, NB	227,350	02/06	27,105	18,521	8,584	—	27,105
Roundy’s, Waupaca, WI	63,780	03/06	8,138	—	8,138	—	8,138
Shakopee Vacant Land, Shakopee, MN	—	03/06	865	—	865	—	865
Wauconda Crossing, Wauconda, IL	90,290	08/06	13,949	—	13,949	—	13,949
Apache Shoppes, Rochester, MN	60,780	12/06	11,309	—	11,309	—	11,309

Total for Inland Real Estate Corporation	1,260,423		168,273	18,521	149,752	18	168,291

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)

Inland Retail Real Estate Trust, Inc.:

Camp Hill Center, Harrisburg, PA	63,350	01/03	7,786	—	7,786	5	7,791
Eckerd Drug Store - #5018, Amherst, NY	10,908	01/03	2,805	1,582	1,223	—	2,805
Eckerd Drug Store - #5661, Buffalo, NY	12,732	01/03	3,145	1,777	1,368	—	3,145
Eckerd Drug Store - #5786, Dunkirk, NY	10,908	01/03	1,720	905	815	—	1,720
Eckerd Drug Store - #5797, Cheektowaga, NY	10,908	01/03	3,756	1,636	2,120	(1)	3,755
Eckerd Drug Store - #6007, Connelsville, PA	10,908	01/03	3,503	1,636	1,867	—	3,503
Eckerd Drug Store - #6036, Pittsburgh, PA	10,908	01/03	3,840	1,636	2,204	(1)	3,839
Eckerd Drug Store - #6040, Monroeville, PA	12,738	01/03	5,430	1,911	3,519	(2)	5,428
Eckerd Drug Store - #6043, Monroeville, PA	10,908	01/03	3,315	1,637	1,678	—	3,315
Eckerd Drug Store - #6062, Harborcreek, PA	10,908	01/03	2,527	1,418	1,109	—	2,527
Eckerd Drug Store - #6089, Weirton, WV	10,908	01/03	2,472	1,374	1,098	—	2,472
Eckerd Drug Store - #6095, Cheswick, PA	10,908	01/03	2,791	1,571	1,220	—	2,791
Eckerd Drug Store - #6172, New Castle, PA	10,908	01/03	2,877	1,636	1,241	—	2,877
Eckerd Drug Store - #6193, Erie, PA	10,908	01/03	2,919	1,636	1,283	—	2,919
Eckerd Drug Store - #6199, Millcreek, PA	10,908	01/03	3,729	1,637	2,092	(1)	3,728
Eckerd Drug Store - #6257, Millcreek, PA	10,908	01/03	1,444	—	1,444	—	1,444
Eckerd Drug Store - #6286, Erie, PA	10,908	01/03	4,193	—	4,193	(1)	4,192
Eckerd Drug Store - #6334, Erie, PA	10,908	01/03	2,997	1,636	1,361	—	2,997
Eckerd Drug Store - #6392, Penn, PA	10,908	01/03	2,949	1,636	1,313	—	2,949
Eckerd Drug Store - #6695, Plum Borough, PA	10,908	01/03	3,669	1,637	2,032	—	3,669
Eckerd Drug Store - Piedmont, Piedmont, SC	10,908	01/03	1,968	—	1,968	5	1,973
Market Square, Douglasville, GA	121,774	01/03	12,905	8,051	4,854	787	13,692
Springfield Park, Lawrenceville, GA	105,321	01/03	10,924	—	10,924	5	10,929
Tequesta Shoppes Plaza, Tequesta, FL	109,937	01/03	11,439	—	11,439	(248)	11,191
Capital Crossing, Raleigh, NC	92,248	02/03	9,984	—	9,984	14	9,998
Colonial Promenade Bardmore Center, Largo, FL	152,667	02/03	17,151	—	17,151	45	17,196
Commonwealth Center II, Richmond, VA	165,382	02/03	22,278	—	22,278	(133)	22,145

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Concord Crossing, Concord, NC	55,930	02/03	5,331	—	5,331	5	5,336
Fountains, Plantation, FL	408,807	02/03	44,412	—	44,412	—	44,412
Marketplace at Mill Creek, Buford, GA	398,407	02/03	50,118	—	50,118	50	50,168
Monroe Shopping Center, Monroe, NC	45,080	02/03	3,548	—	3,548	5	3,553
Oakley Plaza, Asheville, NC	118,727	02/03	9,469	—	9,469	4	9,473
Overlook at King of Prussia, King of Prussia, PA	186,980	02/03	57,045	30,000	27,045	15	57,060
Paraiso Plaza, Hialeah, FL	61,012	02/03	9,481	—	9,481	26	9,507
Publix Brooker Creek, Palm Harbor, FL	77,596	02/03	8,719	—	8,719	146	8,865
Sheridan Square, Dania, FL	67,425	02/03	7,586	—	7,586	23	7,609
Stonecrest Marketplace, Lithonia, GA	264,447	02/03	34,742	—	34,742	(115)	34,627
Suwanee Crossroads, Suwanee, GA	69,500	02/03	12,068	—	12,068	(69)	11,999
Windsor Court Shopping Center, Windsor Court, CT	78,480	02/03	14,639	—	14,639	10	14,649
Downtown Short Pump, Richmond, VA	125,553	03/03	33,515	—	33,515	(147)	33,368
Valley Park Commons, Hagerstown, MD	89,579	03/03	11,317	—	11,317	12	11,329
Village Center, Mt. Pleasant, WI	217,103	03/03	23,987	—	23,987	(33)	23,954
Watercolor Crossing, Tallahassee, FL	43,200	03/03	5,485	—	5,485	—	5,485
Bi-Lo - Southern Pines, Southern Pines, NC	57,404	04/03	8,127	—	8,127	(62)	8,065
Creeks at Virginia Center, Richmond, VA	266,266	04/03	39,458	26,944	12,514	1,608	41,066
Flamingo Falls, Pembroke Pines, FL	108,565	04/03	23,946	—	23,946	—	23,946
Glenmark Shopping Center, Morgantown, WV	122,167	04/03	12,982	—	12,982	335	13,317
River Run, Miramar, FL	93,643	04/03	11,638	—	11,638	(5)	11,633
Westside Centre Shopping Center, Huntsville, AL	490,784	04/03	46,015	—	46,015	4,163	50,178
440 Commons, Jersey City, NJ	162,533	05/03	18,046	—	18,046	9	18,055
Barrett Pavilion, Kennesaw, GA	460,755	05/03	80,183	—	80,183	(51)	80,132
Bi-Lo - Asheville, Asheville, NC	54,319	05/03	7,727	—	7,727	(1)	7,726
Bi-Lo - Shelmore, Mt. Pleasant, SC	61,705	05/03	11,836	—	11,836	10	11,846
Bi-Lo - Sylvania, Sylvania, GA	36,000	05/03	4,407	—	4,407	2	4,409
Birkdale Village, Charlotte, NC	653,983	05/03	91,130	—	91,130	(897)	90,233
BJ’S Wholesale Club, Charlotte, NC	99,792	05/03	13,025	—	13,025	1	13,026
Brick Center Plaza, Brick, NJ	114,028	05/03	19,451	—	19,451	13	19,464
East Hanover Plaza, East Hanover, NJ	122,028	05/03	17,312	—	17,312	5	17,317

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store - #0234, Marietta, GA	10,880	05/03	2,044	1,161	883	4	2,048
Eckerd Drug Store - #0444, Gainesville, GA	10,594	05/03	1,986	1,129	857	4	1,990
CVS Pharmacy - #6794, Ft. Worth, TX	10,908	05/03	2,691	1,540	1,151	4	2,695
CVS Pharmacy - #6841, Wichita Falls, TX	9,504	05/03	2,087	1,203	884	4	2,091
CVS Pharmacy - #6967, Richardson, TX	10,560	05/03	2,354	1,338	1,016	4	2,358
CVS Pharmacy - #6974, Richardson, TX	10,560	05/03	2,313	1,316	997	4	2,317
CVS Pharmacy - #6978 Wichita Falls, TX	9,504	05/03	1,837	1,036	801	4	1,841
CVS Pharmacy - #6982, Dallas, TX	9,504	05/03	1,917	1,097	820	4	1,921
Eckerd Drug Store - #2320, Snellville, GA	10,594	05/03	2,230	1,271	959	4	2,234
CVS Pharmacy - #7440, Dallas, TX	9,504	05/03	2,073	1,177	896	4	2,077
CVS Pharmacy - #7579, Richland Hills, TX	10,908	05/03	2,663	1,521	1,142	4	2,667
CVS Pharmacy - #7642, Lake Worth, TX	9,504	05/03	1,805	1,021	784	4	1,809
CVS Pharmacy - #7678, River Oaks, TX	10,908	05/03	2,705	1,546	1,159	4	2,709
CVS Pharmacy - #7709, Tyler, TX	9,504	05/03	1,495	845	650	4	1,499
CVS Pharmacy - #5040, Kissimmee, FL	10,880	05/03	2,479	1,407	1,072	4	2,483
CVS Pharmacy - #6226, Oklahoma City, OK	9,504	05/03	1,776	1,005	771	4	1,780
CVS Pharmacy - #7785, Ft. Worth, TX	9,504	05/03	1,661	941	720	4	1,665
Eckerd Drug Store - #3449, Lawrenceville, GA	9,504	05/03	2,061	—	2,061	4	2,065
CVS Pharmacy - #7804, Plano, TX	10,908	05/03	2,535	1,445	1,090	4	2,539
Edgewater Town Center, Edgewater, NJ	77,446	05/03	27,030	—	27,030	11	27,041
Goody’s Shopping Center, Augusta, GA	22,560	05/03	2,051	—	2,051	—	2,051
Heritage Pavilion, Smyrna, GA	262,961	05/03	40,013	—	40,013	4	40,017
Hiram Pavilion, Hiram, GA	363,618	05/03	36,787	—	36,787	1,559	38,346
Killearn Shopping Center, Tallahassee, FL	94,547	05/03	10,945	—	10,945	80	11,025
Midway Plaza, Tamarac, FL	227,209	05/03	26,858	—	26,858	265	27,123
North Hill Commons, Anderson, SC	42,942	05/03	4,541	—	4,541	1	4,542
Sandy Plains Village, Roswell, GA	175,035	05/03	18,055	—	18,055	84	18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL	84,070	05/03	11,591	—	11,591	(94)	11,497
Sony Theatre Complex, East Hanover, NJ	70,549	05/03	12,068	—	12,068	5	12,073
Town & Country, Knoxville, TN	639,135	05/03	49,812	—	49,812	1,397	51,209
Village Crossing, Skokie, IL	427,722	05/03	69,443	—	69,443	6,001	75,444

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
West Falls Plaza, West Paterson, NJ	88,913	05/03	20,980	—	20,980	5	20,985
CostCo Plaza, White Marsh, MD	209,841	06/03	16,857	—	16,857	5	16,862
Denbigh Village Shopping Center, Newport News, VA	311,583	06/03	20,855	—	20,855	(106)	20,749
Shoppes at Lake Dow, McDonough, GA	73,271	06/03	11,014	—	11,014	(68)	10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH	359,414	06/03	37,705	14,480	23,225	22	37,727
Cascades Marketplace, Sterling, VA	98,532	07/03	16,840	—	16,840	5	16,845
Fayette Pavilion III, Fayetteville, GA	619,856	07/03	46,308	—	46,308	7,180	53,488
Northlake Commons, Palm Beach Gardens, FL	143,955	07/03	21,643	—	21,643	523	22,166
Route 22 Retail Shopping Center, Union, NJ	110,453	07/03	19,054	10,981	8,073	—	19,054
Vision Works, Plantation, FL	6,891	07/03	1,732	—	1,732	6	1,738
Bellevue Place Shopping Center, Nashville, TN	77,249	08/03	10,884	—	10,884	5	10,889
Camfield Corners, Charlotte, NC	69,887	08/03	9,339	—	9,339	2	9,341
Kensington Place, Murfreesboro, TN	70,624	08/03	7,167	—	7,167	—	7,167
Largo Town Center, Upper Marlboro, MD	270,310	08/03	30,947	—	30,947	7	30,954
Naugatuck Valley Shopping Center, Waterbury, CT	383,332	08/03	50,452	—	50,452	8	50,460
Riverdale Shops, West Springfield, MA	273,928	08/03	42,055	—	42,055	34	42,089
Spring Mall Center, Springfield, VA	56,511	08/03	10,481	—	10,481	2	10,483
Walgreen’s, Port Huron, MI	14,998	08/03	4,368	—	4,368	9	4,377
Bank First, Winter Park, FL	3,348	09/03	723	—	723	8	731
Carlisle Commons, Carlisle, PA	393,023	09/03	39,635	—	39,635	10	39,645
Circuit City - Culver City, Culver City, CA	32,873	09/03	8,781	—	8,781	4	8,785
Circuit City - Highland Ranch, Highland Ranch, CO	43,480	09/03	5,628	—	5,628	3	5,631
Circuit City - Olympia, Olympia, WA	35,776	09/03	5,632	—	5,632	3	5,635
Fayette Pavilion I & II, Fayetteville, GA	791,373	09/03	88,521	—	88,521	(357)	88,164
Kroger - Cincinnati, Cincinnati, OH	56,634	09/03	7,431	—	7,431	3	7,434
Kroger - Grand Prairie, Grand Prairie, TX	64,522	09/03	5,793	—	5,793	7	5,800
Kroger - Westchester, Westchester, OH	56,083	09/03	4,670	—	4,670	3	4,673
Lowe’s Home Improvement - Baytown, Baytown, TX	125,357	09/03	11,478	—	11,478	7	11,485
Lowe’s Home Improvement - Cullman, Cullman, AL	101,287	09/03	8,960	—	8,960	3	8,963
Lowe’s Home Improvement - Houston, Houston, TX	131,644	09/03	12,050	—	12,050	7	12,057
Lowe’s Home Improvement - Steubenville, Steubenville, OH	130,497	09/03	11,442	—	11,442	3	11,445

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Super Wal-Mart - Alliance, Alliance, OH	200,084	09/03	15,879	—	15,879	3	15,882
Super Wal-Mart - Greenville, Greenville, SC	200,084	09/03	16,971	—	16,971	3	16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC	204,931	09/03	18,721	—	18,721	3	18,724
Wal-Mart/Sam’s Club, Worcester, MA	107,929	09/03	11,194	—	11,194	3	11,197
Bi-Lo at Northside Plaza, Greenwood, SC	41,581	10/03	4,069	—	4,069	—	4,069
Cedar Springs Crossing, Spartanburg, SC	86,581	10/03	10,191	—	10,191	—	10,191
Clearwater Crossing, Flowery Branch, GA	90,566	10/03	13,303	—	13,303	—	13,303
Cortez Plaza, Bradenton, FL	286,610	10/03	26,819	16,446	10,373	1,854	28,673
Houston Square, Warner Robins, GA	60,799	10/03	5,214	—	5,214	—	5,214
Lexington Place, Lexington, SC	83,167	10/03	8,481	—	8,481	—	8,481
Manchester Broad Street, Manchester, CT	68,509	10/03	13,119	—	13,119	—	13,119
Plaza Del Paraiso, Miami, FL	82,442	10/03	15,417	—	15,417	—	15,417
Seekonk Town Center, Seekonk, MA	80,713	10/03	11,068	—	11,068	—	11,068
Shoppes of Ellenwood, Ellenwood, GA	67,721	10/03	10,703	—	10,703	—	10,703
Shoppes of Lithia, Brandon, FL	71,430	10/03	12,926	—	12,926	—	12,926
Crossroads Plaza, Lumberton, NJ	89,627	11/03	18,232	—	18,232	—	18,232
Hilliard Rome, Columbus, OH	110,772	11/03	17,171	11,565	5,606	231	17,402
Loisdale Center, Springfield, VA	120,742	11/03	29,051	—	29,051	—	29,051
Middletown Village, Middletown, RI	98,161	11/03	17,871	—	17,871	—	17,871
Shoppes at Oliver’s Crossing, Winston-Salem, NC	76,512	11/03	10,386	—	10,386	—	10,386
Squirewood Village, Dandridge, TN	46,150	11/03	3,442	—	3,442	—	3,442
Waterfront Marketplace/Town Center, Homestead, PA	755,407	11/03	113,024	72,035	40,989	4,694	117,718
Winslow Bay Commons, Mooresville, NC	255,598	11/03	42,132	—	42,132	—	42,132
Albertson’s at Bloomingdale Hills, Brandon, FL	78,686	12/03	5,856	—	5,856	—	5,856
Oak Summit, Winston-Salem, NC	142,739	12/03	13,666	—	13,666	3,242	16,908
Paradise Place, West Palm Beach, FL	69,620	12/03	11,688	—	11,688	—	11,688
Pointe at Tampa Palms, Tampa, FL	20,258	12/03	5,282	—	5,282	—	5,282
Shoppes on the Ridge	91,165	12/03	11,422	—	11,422	—	11,422
Aiken Exchange, Aiken, SC	101,558	01/04	12,849	—	12,849	—	12,849
Piedmont Plaza, Apopka, FL	148,075	01/04	8,530	5,797	2,733	—	8,530
Warwick Center, Warwick, RI	159,958	01/04	24,577	—	24,577	6,252	30,829

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Mooresville Marketplace, Mooresville, NC	60,169	02/04	8,202	3,893	4,309	—	8,202
Paradise Promenade, Davie, FL	70,271	02/04	12,984	—	12,984	—	12,984
Cypress Trace, Ft. Meyers, FL	276,211	03/04	19,173	—	19,173	—	19,173
Adams Farm, Greensboro, NC	112,195	04/04	12,559	—	12,559	—	12,559
Market Place, Ft. Meyers, FL	105,813	04/04	5,807	—	5,807	—	5,807
Mill Pond Village, Cary, NC	84,364	05/04	15,449	—	15,449	—	15,449
Center Pointe Plaza I, Easley, SC	64,487	05/04	7,843	—	7,843	—	7,843
Shoppes at Wendover Village I, Greensboro, NC	35,895	05/04	9,315	—	9,315	—	9,315
Thompson Square Mall, Monticello, NY	240,135	05/04	24,372	—	24,372	350	24,722
Wytheville Commons, Wytheville, VA	90,239	05/04	10,233	—	10,233	—	10,233
Sofa Express, Duluth, GA	20,000	08/04	3,977	—	3,977	—	3,977
Capital Plaza, Wake Forest, NC	46,793	08/04	7,480	—	7,480	—	7,480
Alexander Place, Raleigh, NC	143,037	09/04	25,691	—	25,691	—	25,691
David’s Bridal Center, Macon, GA	14,000	10/04	2,357	—	2,357	—	2,357
Sycamore Commons Outlot II, Matthews, NC	9,000	10/04	2,110	—	2,110	—	2,110
Circuit City - Dothan, Dothan, AL	33,906	4/05	6,596	—	6,596	—	6,596
Clearwater Collection, Clearwater, FL	131,335	4/05	3,688	—	3,688	—	3,688
Birkdale Village Outlot, Charlotte, NC	14,225	5/05	5,280	—	5,280	—	5,280
Heather Island, Silver Springs Shores, FL	70,970	5/05	9,478	—	9,478	—	9,478
Center Pointe Plaza Ph. II, Easley, SC	7,800	6/05	1,136	—	1,136	—	1,136
Columbiana Station II, Columbia, SC	88,956	10/05	17,001	—	17,001	—	17,001
Walgreen’s - Dearborn Heights, Dearborn Heights, MI	13,905	10/05	5,472	—	5,472	—	5,472
Walgreen’s - Livonia, Livonia, MI	13,905	10/05	3,819	2,477	1,342	—	3,819
Walgreen’s - Rockford, Rockford, IL	14,725	10/05	4,947	—	4,947	—	4,947

Total for 2003 through 2005 acquisitions	19,991,277		2,594,815	249,092	2,345,723	38,903	2,633,718

Development Projects:
Shoppes of Golden Acres, Newport Richey, FL	N/A	10/02	5,806	—	5,806	—	5,806
Douglasville Depot, Douglasville, GA	N/A	04/05	5,253	—	5,253	—	5,253

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
New Tampa Commons, New Tampa, FL	N/A	03/05	2,462	—	2,462	—	2,462
Eisenhower Annex, Macon, GA	N/A	05/05	1,826	—	1,826	—	1,826
Just for Feet - Augusta, Augusta, GA	N/A	02/02	1,764	—	1,764	—	1,764
Shoppes of Lake Mary, Lake Mary, FL	N/A	08/02	1,342	—	1,342	—	1,342
Clearwater Collection, Clearwater, FL	N/A	04/05	1,166	—	1,166	—	1,166
Cypress Trace, Ft. Meyers, FL	N/A	03/04	999	—	999	—	999
Southlake Pavilion, Morrow, GA	N/A	12/01	397	—	397	—	397

Total for Development Projects at 12/31/05	N/A		21,015	—	21,015	—	21,015

Inland Western Retail Real Estate Trust, Inc.:
CorWest Plaza, New Britain, CT	115,107	01/04	33,000	18,150	14,850	(78)	32,922
Hickory Ridge, Hickory, NC	380,487	01/04	41,900	—	41,900	—	41,900
Larkspur Landing, Larkspur, CA	172,443	01/04	61,145	—	61,145	886	62,031
North Ranch Pavilions, Thousand Oaks, CA	62,812	01/04	18,468	—	18,468	121	18,589
Shoppes at Quarterfield (Metro Square Center), Severn, MD	61,817	01/04	11,031	—	11,031	26	11,057
La Plaza Del Norte, San Antonio, TX	320,345	01/04	59,143	—	59,143	(483)	58,660
MacArthur Crossing, Los Colinas, TX	111,035	02/04	23,102	—	23,102	78	23,180
Promenade at Red Cliff, St. George, UT	94,456	02/04	19,537	—	19,537	(5)	19,532
Dorman Center - Phase I & II, Spartenburg, SC	388,112	03/04 & 07/04	50,200	—	50,200	(183)	50,017
Peoria Crossings, Peoria, AZ	228,574	03/04 & 05/05	42,082	20,497	21,585	110	42,192
Heritage Towne Crossing, Euless, TX	80,639	03/04	16,123	8,950	7,173	(4)	16,119
Paradise Valley Marketplace, Phoenix, AZ	92,158	04/04	28,510	—	28,510	(279)	28,231
Best on the Boulevard, Las Vegas, NV	204,411	04/04	35,500	—	35,500	(104)	35,396
Bluebonnet Parc, Baton Rouge, LA	135,289	04/04	22,000	—	22,000	(222)	21,778
North Rivers Town Center, Charleston, SC	141,204	04/04	20,100	—	20,100	44	20,144
Alison’s Corners, San Antonio, TX	55,066	04/04	7,042	—	7,042	—	7,042
Arvada Connection and Arvada Marketplace, Arvada, CO	374,587	04/04	51,550	—	51,550	527	52,077
Eastwood Towne Center, Lansing, MI	332,131	05/04	85,000	—	85,000	(27)	84,973
Watauga Pavilion, Watauga, TX	205,223	05/04	35,668	—	35,668	(195)	35,473
Northpointe Plaza, Spokane, WA	377,949	05/04	54,524	—	54,524	(267)	54,257
Plaza Santa Fe II, Santa Fe, NM	222,389	06/04	30,971	17,552	13,419	(136)	30,835

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store, Columbia, SC	13,440	06/04	3,260	—	3,260	1	3,261
Eckerd Drug Store, Crossville, TN	13,824	06/04	2,625	—	2,625	1	2,626
Eckerd Drug Store, Greer, SC	13,824	06/04	3,069	—	3,069	1	3,070
Eckerd Drug Store, Kill Devil Hills, NC	13,824	06/04	3,650	—	3,650	1	3,651
Pine Ridge Plaza, Lawrence, KS	230,047	06/04	26,982	—	26,982	2	26,984
Huebner Oaks Center, San Antonio, TX	287,245	06/04	79,721	—	79,721	144	79,865
John’s Creek Village, Duluth, GA	192,158	06/04	42,867	—	42,867	393	43,260
Lakewood Towne Center, Lakewood, WA	578,761	06/04	81,100	—	81,100	(887)	80,213
Davis Towne Crossing, North Richland, TX	39,735	06/04	9,398	—	9,398	3	9,401
Fullerton Metrocenter, Fullerton, CA	253,326	06/04	51,275	—	51,275	(301)	50,974
Low Country Village, Bluffton, SC	139,859	06/04	20,976	—	20,976	10	20,986
Northgate North, Seattle, WA	302,095	06/04	48,455	—	48,455	5	48,460
Shoppes of Prominence Point, Canton, GA	85,442	06/04	17,600	—	17,600	(5)	17,595
The Shops at Boardwalk, Kansas City, MO	122,891	07/04	36,642	20,150	16,492	(401)	36,241
Shoppes of New Hope (Shoppes of Dallas), Dallas, GA	70,610	07/04	13,052	—	13,052	90	13,142
Cranberry Square, Cranberry Township, PA	195,566	07/04	20,220	10,900	9,320	(43)	20,177
Tollgate Marketplace, Bel Air, MD	393,348	07/04	72,300	39,765	32,535	30	72,330
Gateway Plaza, Southlake, TX	358,091	07/04	33,025	—	33,025	175	33,200
Gateway Village, Annapolis, MD	273,307	07/04	53,150	31,458	21,692	31	53,181
Towson Circle, Towson, MD	118,079	07/04	31,108	19,198	9,252	62	28,512
Wal-Mart Supercenter, Blytheville, AR	183,047	07/04	13,248	—	13,248	1	13,249
Wrangler, El Paso, TX	316,800	07/04	18,477	—	18,477	3	18,480
Plaza at Marysville, Marysville, WA	115,956	07/04	21,266	—	21,266	(19)	21,247
Forks Town Center, Easton, PA	92,556	07/04	18,894	—	18,894	(13)	18,881
Academy Sports, Houma, LA	60,001	07/04	5,250	—	5,250	1	5,251
Reisterstown Road Plaza, Baltimore, MD	797,447	08/04	97,491	—	95,421	(346)	95,075
Wal-Mart Supercenter, Jonesboro, AR	149,704	08/04	11,071	6,089	4,982	1	11,072
Village Shoppes at Simonton, Lawrenceville, GA	66,415	08/04	13,750	—	13,750	(220)	13,530
Manchester Meadows, Town and Country, MO	454,172	08/04	56,200	—	56,200	34	56,234
Governor’s Marketplace, Tallahassee, FL	243,107	08/04	34,345	20,625	12,029	(258)	32,396
Mitchell Ranch Plaza, New Port Richey, FL	199,554	08/04	34,000	—	34,000	(128)	33,872
The Columns, Jackson, TN	173,427	08/04	26,510	—	26,510	(49)	26,461
Lincoln Park, Dallas, TX	148,806	09/04	47,515	—	47,515	112	47,627
Saucon Valley Square, Bethlehem, PA	80,695	09/04	16,043	8,851	7,192	10	16,053

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Boulevard at the Capital Centre, Largo, MD	479,021	09/04	128,811	71,500	57,311	(539)	128,272
Harris Teeter, Wilmington, NC	57,230	09/04	7,200	—	7,200	1	7,201
Harvest Towne Center, Knoxville, TN	42,235	09/04	8,950	—	8,950	(7)	8,943
GMAC Insurance Building, Winston-Salem, NC	501,064	09/04	59,997	33,000	26,997	11	60,008
Bed, Bath & Beyond Plaza, Miami, FL	97,456	10/04	20,350	—	20,350	25	20,375
Denton Towne Crossing, Denton, TX	329,252	10/04	63,746	—	62,596	144	62,740
Azalea Square, Summerville, SC	190,142	10/04	30,013	—	30,013	(10)	30,003
Lake Mary Pointe, Lake Mary, FL	51,052	10/04	6,620	—	6,620	61	6,681
Plaza at Riverlakes, Bakersfield, CA	102,836	10/04	17,000	—	17,000	(42)	16,958
Academy Sports, Port Arthur, TX	61,001	10/04	5,000	—	5,000	6	5,006
Gurnee Towne Center, Gurnee, IL	179,588	10/04	44,256	—	44,256	59	44,315
Academy Sports, Midland, TX	61,150	10/04	4,250	—	4,250	6	4,256
CVS Pharmacy, Sylacauga, AL	10,055	10/04	3,066	—	3,066	3	3,069
Mansfield Towne Crossing, Mansfield, TX	111,778	11/04	19,471	—	19,471	19	19,490
Kohl’s/Wilshire Plaza III, Kansas City, MO	88,248	11/04	10,099	5,418	4,681	9	10,108
Winchester Commons, Memphis, TN	93,024	11/04	13,023	—	13,023	(5)	13,018
The Shoppes at Park West (Publix Center), Mount Pleasant, SC	63,916	11/04	12,047	—	12,047	(64)	11,983
Fox Creek Village, Longmont, CO	114,033	11/04	20,883	—	20,883	(419)	20,464
Oswego Commons, Oswego, IL	187,653	11/04	35,022	19,262	15,760	(91)	34,931
Zurich Towers, Schaumburg, IL	895,418	11/04	138,000	81,420	56,580	13	138,013
Edgemont Town Center, Homewood, AL	77,655	11/04	15,639	—	15,639	(146)	15,493
University Town Center, Tuscaloosa, AL	57,250	11/04	10,569	—	10,569	32	10,601
Five Forks, Simpsonville, SC	64,173	12/04	8,086	—	8,086	16	8,102
Gateway Pavilions, Avondale, AZ	301,233	12/04	65,454	—	65,141	(222)	64,919
Gateway Station, College Station, TX	23,348	12/04	6,300	—	6,300	5	6,305
Northwoods Center, Wesley Chapel, FL	95,994	12/04	20,211	—	20,211	40	20,251
Placentia Town Center, Placentia, CA	110,962	12/04	24,865	—	24,865	(21)	24,844
Shops at Forest Commons, Round Rock, TX	34,756	12/04	7,505	5,235	2,270	(5)	7,500
American Express, Depere, WI	132,336	12/04	18,000	11,623	6,377	9	18,009
American Express, Fort Lauderdale, FL	376,348	12/04	63,000	37,170	25,830	10	63,010
American Express, Greensboro, NC	389,377	12/04	56,000	33,040	22,960	8	56,008
American Express, Minneapolis, MN	541,542	12/04	95,000	56,050	38,950	8	95,008
American Express - 19th Avenue, Phoenix, AZ	117,556	12/04	14,000	8,260	5,740	8	14,008

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
American Express - 31st Avenue, Phoenix, AZ	337,439	12/04	54,000	31,860	22,140	8	54,008
Southlake Town Square, Southlake, TX	470,199	12/04	140,515	—	138,596	543	139,139
23rd Street Plaza, Panama City, FL	53,376	12/04	7,258	—	7,258	89	7,347
Coram Plaza, Coram, NY	144,301	12/04	37,292	20,760	16,532	42	37,334
Henry Town Center, McDonough, GA	444,296	12/04	61,397	35,815	25,582	98	61,495
McAllen Shopping Center, McAllen, TX	17,625	12/04	4,150	—	4,150	12	4,162
Mesa Fiesta, Mesa, AZ	194,892	12/04	36,855	—	36,855	(174)	36,681
Phenix Crossing, Phenix, AL	56,563	12/04	10,065	—	10,065	10	10,075
Green’s Corner, Cumming, GA	85,271	12/04	12,768	—	12,768	(39)	12,729
Newton Crossroads, Covington, GA	78,896	12/04	10,072	—	10,072	(46)	10,026
Stilesboro Oaks, Acworth, GA	80,772	12/04	12,640	—	12,640	(46)	12,594
Evans Town Center, Evans, GA	75,695	12/04	8,795	—	8,795	21	8,816
Irmo Station, Irmo, SC	99,619	12/04	12,800	—	12,800	30	12,830
Pleasant Run Towne Center, Cedar Hill, TX	221,188	12/04	40,055	22,800	15,421	(6)	38,215
Shoppes at Lake Andrew, Viera, FL	144,733	12/04	28,300	15,657	12,643	18	28,318
Fairgrounds Plaza, Middletown, NY	80,646	01/05	24,435	15,982	6,012	—	21,994
Maytag Distribution Center, Iowa City, IA	750,000	01/05	23,159	—	23,159	—	23,159
Hobby Lobby, Concord, NC	60,000	01/05	5,500	—	5,500	—	5,500
Midtown Center, Milwaukee, WI	327,802	01/05	53,000	—	53,000	175	53,175
Stanley Works/Mac Tools, Westerville, OH	72,500	01/05	10,000	—	10,000	—	10,000
Academy Sports, San Antonio, TX	70,910	01/05	7,150	—	7,150	—	7,150
American Express, Markham, Ontario, Canada	306,710	01/05	42,000	25,380	16,620	—	42,000
Magnolia Square, Houma, LA	116,049	02/05	19,114	10,265	8,849	(32)	19,082
Cottage Plaza, Pawtucket, RI	85,463	02/05	23,440	—	23,440	—	23,440
Holliday Towne Center, Duncansville, PA	83,122	02/05	14,828	—	14,828	(133)	14,695
The Village at Quail Springs, Oklahoma City, OK	100,404	02/05	10,429	—	10,429	—	10,429
Trenton Crossing, McAllen, TX	225,537	02/05	30,108	—	30,108	1	30,109
CVS Pharmacy, Jacksonville, FL	13,824	03/05	5,895	—	5,895	—	5,895
CarMax, San Antonio, TX	60,772	03/05	14,600	—	14,600	—	14,600

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Southgate Plaza, Heath, OH	85,920	03/05	12,253	—	12,253	—	12,253
Stateline Station, Kansas City, MO	141,401	03/05	32,000	—	32,000	(210)	31,790
High Ridge Crossing, High Ridge, MO	76,857	03/05	13,200	—	13,200	(142)	13,058
American Express, Taylorsville, UT	395,787	03/05	48,000	30,149	17,851	—	48,000
CVS Pharmacy, Montevallo, AL	10,055	03/05	3,064	—	3,064	—	3,064
Blockbuster at Five Forks, Greenville, SC	6,000	03/05	1,500	—	1,500	—	1,500
Cinemark Theatre, Woodridge, IL	70,183	03/05	15,650	—	15,650	—	15,650
CVS Pharmacy, Saginaw, TX	13,824	03/05	4,435	—	4,435	—	4,435
Four Peaks Plaza, Fountain Hills, AZ	128,061	03/05	28,443	—	26,300	—	26,300
Lake Forest Crossing, McKinney, TX	29,897	03/05	8,300	—	7,942	—	7,942
The Brickyard, Chicago, IL	262,715	04/05	81,554	—	77,555	—	77,555
Walgreens, Northwoods, MO	16,335	04/05	5,850	—	5,850	—	5,850
Greensburg Commons, Greensburg, IN	272,893	04/05	24,200	14,200	10,000	(35)	24,165
Walgreens, West Allis, WI	13,905	04/05	4,415	—	4,415	—	4,415
Bear Creek, Houston, TX	87,912	04/05	19,406	—	19,406	—	19,406
Grapevine crossing, Grapevine, TX	125,381	04/05	23,300	—	23,300	—	23,300
Publix, Mountain Brook, AL	44,271	04/05	7,970	—	7,970	—	7,970
Bison Hollow, Traverse City, MI	134,798	04/05	19,525	—	19,525	—	19,525
Vail Ranch, Temecula, CA	101,784	04/05	24,525	—	24,525	—	24,525
Boulevard Plaza, Pawtucket, RI	108,879	04/05	17,068	—	17,068	—	17,068
Brown’s Lane, Middletown, RI	74,715	04/05	11,425	—	11,425	—	11,425
The Commons at Temecula, Temecula, CA	292,545	04/05	51,536	—	51,536	—	51,536
Cuyahoga Falls Market Center, Cuyahoga Falls, OH	76,361	04/05	15,062	—	15,062	—	15,062
Edwards Megaplex Theater, Ontario, CA	124,614	04/05	47,242	—	47,242	—	47,242
Massillon Village Center, Massillon, OH	245,945	04/05	18,411	—	18,411	—	18,411
Clearlake Shores, Clear Lake, TX	59,002	04/05	10,881	—	9,469	—	9,469
Edwards Megaplex Theater, Fresno, CA	94,000	05/05	33,437	—	33,437	—	33,437
Page Field Commons, Fort Meyers, FL	322,546	05/05	46,507	—	46,507	—	46,507
University Square, University Heights OH	278,095	05/05	54,481	—	54,481	(1,618)	52,863

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Circuit City Headquarters, Richmond, VA	382,570	05/05	53,000	—	53,000	—	53,000
The Gateway, Salt Lake City, UT	587,803	05/05	161,351	—	148,117	(126)	147,991
Lakepointe Towne Crossing, Lewisville, TX	180,772	05/05	34,403	—	29,857	—	29,857
CVS Pharmacy, Moore, OK	13,813	05/05	3,427	—	3,427	—	3,427
Boston Commons, Springfield, MA	103,070	05/05	14,748	9,880	4,868	—	14,748
The Commons at Royal Palm, Royal Palm Beach, FL	158,142	05/05	24,701	14,472	10,229	—	24,701
Crossroads Plaza, North Attelborough, MA	16,000	05/05	5,882	4,978	904	—	5,882
Eckerd Drug Store, Colesville, MD	13,361	05/05	7,438	—	7,438	—	7,438
Hewitt Associates Campus, Lincolnshire, IL	1,161,686	05/05	220,000	129,800	90,200	—	220,000
Ashland & Roosevelt, Chicago, IL	110,858	05/05	24,139	1,889	22,250	14	24,153
Cornerstone Plaza, Cocoa Beach, FL	68,577	05/05	14,250	8,400	5,850	(106)	14,144
Gloucester Town Center, Gloucester, NJ	108,420	05/05	22,500	—	22,500	—	22,500
Chantilly Crossing, Chantilly, VA	77,044	05/05	25,685	—	25,685	—	25,685
Maple Tree Place, Williston, VT	488,915	05/05	102,332	—	102,332	—	102,332
Golfland Plaza, Orange, CT	45,654	05/05	9,604	—	9,604	—	9,604
CVS Pharmacy, Lawton, OK	10,907	05/05	2,847	—	2,847	—	2,847
Eckerd Drug Store, Atlanta, GA	10,908	05/05	2,206	—	2,206	—	2,206
Wickes Furniture Store, Naperville, IL	41,331	05/05	8,488	—	8,488	—	8,488
Galvez Shopping Center, Galveston, TX	25,660	06/05	6,704	—	6,704	—	6,704
Southwest Crossing, Fort Worth, TX	113,528	06/05	24,900	—	24,900	—	24,900
Beachway Plaza, Bradenton, FL	120,990	06/05	17,264	10,235	6,765	(10)	16,990
Shops at 5, Plymouth, MA	421,863	06/05	68,100	—	68,100	—	68,100
Fisher Scientific, Kalamazoo, MI	114,700	06/05	14,000	—	14,000	—	14,000
CVS Pharmacy, Burleston, TX	10,908	06/05	3,986	—	3,986	—	3,986
Century III Plaza, West Mifflin, PA	283,839	06/05	42,903	—	42,903	—	42,903
Home Depot Center, Pittsburgh, PA	136,123	06/05	17,705	—	17,705	—	17,705
Home Depot Center, Orange, CT	135,643	06/05	28,363	—	28,363	—	28,363
West Town Market, Fort Mill, CT	67,940	06/05	10,250	—	10,250	(5)	10,245
Kaiser Permanente Office Buildings, Cupertino, CA	100,352	06/05	59,000	—	59,000	—	59,000

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Shoppes of Warner Robins, Warner Robins, GA	70,747	06/05	13,246	—	13,246	(26)	13,220
New Forest Crossing, Houston, TX	146,445	06/05	17,915	—	17,915	—	17,915
CVS Pharmacy, Oklahoma City, OK	10,908	06/05	4,417	—	4,417	—	4,417
Eckerd Drug Store, Chattanooga, TN	10,908	06/05	2,934	—	2,934	—	2,934
Mission Crossing, San Antonio, TX	167,698	07/05	22,118	—	17,253	—	17,253
Southpark Meadows, Austin, TX	259,991	07/05	20,969	—	20,969	—	20,969
Wild Oats Marketplace, Hinsdale, IL	48,000	07/05	13,580	—	13,580	—	13,580
PETsMART Distribution Center, Ottawa, IL	1,000,350	07/05	42,762	—	42,762	—	42,762
Diebold Warehouse, Green, OH	158,652	07/05	12,272	—	12,272	—	12,272
Pacheco Pass, Gilroy, CA	99,258	07/05	25,021	—	25,021	(22)	24,999
Gardiner Manor Mall, Bay Shore, NY	220,716	07/05	65,227	38,484	26,743	—	65,227
Bed, Bath & Beyond Plaza, Westbury, NY	61,639	07/05	16,640	9,818	6,822	—	16,640
Crown Theater, Hartford, CT	74,170	07/05	17,033	10,050	6,983	—	17,033
Wilton Square, Saratoga Springs, NY	438,097	07/05	47,161	27,825	19,336	—	47,161
Mid-Hudson Center, Poughkeepsie, NY	235,599	07/05	42,637	25,156	17,481	—	42,637
Computershare Shareholder Services, Canton, MA	185,171	07/05	68,777	—	68,777	—	68,777
The Orchard, New Hartford, NY	165,758	07/05	22,012	—	22,012	—	22,012
Raytheon Office and Research and Development Building, State College, PA	105,000	08/05	20,069	—	20,069	—	20,069
Eckerd Drug Store, Punxsutawney, PA	13,824	08/05	5,607	—	5,607	—	5,607
Eckerd Drug Store, Hellertown, PA	13,813	08/05	5,781	—	5,781	—	5,781
Eckerd Drug Store, Leanon, PA	13,813	08/05	5,621	—	5,621	—	5,621
Stonebridge Plaza, McKinney, TX	33,700	08/05	7,251	—	7,251	—	7,251
Rasmussen College Office Center, Brooklyn Park, MN	26,660	08/05	5,175	—	5,175	—	5,175
Hartford Fire Insurance, Maple Grove, MN	97,377	08/05	16,294	—	16,294	—	16,294
Citizens Property Insurance, Jacksonville, FL	59,800	08/05	10,165	—	10,165	—	10,165
Lowe’s/Bed Bath & Beyond, Butler, NJ	158,063	08/05	23,333	—	23,333	—	23,333
Sprint Data Center, Santa Clara, CA	185,000	09/05	95,700	52,800	42,900	—	95,700
Quakertown, Quakerton, PA	61,839	09/05	12,665	—	12,665	—	12,665
Lincoln Plaza, Worchester, MA	440,747	09/05	53,664	—	52,836	—	52,836

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Great Southwest Crossing, Grand Prairie, TX	92,270	09/05	16,233	9,137	7,096	—	16,233
Broadway Shopping Center, Bangor, ME	187,135	09/05	15,235	—	15,235	—	15,235
Mervyn’s, McAllen, TX	78,027	09/05	8,585	5,100	3,485	—	8,585
Mervyn’s, El Paso, TX	75,522	09/05	8,309	5,000	3,309	—	8,309
Mervyn’s, Bakersfield, CA	75,140	09/05	8,267	5,000	3,267	—	8,267
Mervyn’s, Elk Grove, CA	77,874	09/05	8,568	5,500	3,068	—	8,568
Mervyn’s, Escondido, CA	75,712	09/05	12,642	6,700	5,942	—	12,642
Mervyn’s, Fontana, CA	78,961	09/05	8,688	5,200	3,488	—	8,688
Mervyn’s, Fresno, CA	77,431	09/05	8,519	5,100	3,419	—	8,519
Mervyn’s, Hanford, CA	78,459	09/05	8,633	4,700	3,933	—	8,633
Mervyn’s, Highland, CA	80,521	09/05	8,859	5,300	3,559	—	8,859
Mervyn’s, Lodi, CA	68,017	09/05	7,484	4,400	3,084	—	7,484
Mervyn’s, Manteca, CA	88,515	09/05	9,739	5,700	4,039	—	9,739
Mervyn’s, Moreno Valley, CA	77,192	09/05	8,493	5,100	3,393	—	8,493
Mervyn’s, Morgan Hill, CA	77,185	09/05	8,492	5,100	3,392	—	8,492
Mervyn’s, Oceanside, CA	75,360	09/05	12,584	6,400	6,184	—	12,584
Mervyn’s, Rancho Cucamonga, CA	74,991	09/05	8,251	5,000	3,251	—	8,251
Mervyn’s, Redland, CA	75,890	09/05	8,350	5,000	3,350	—	8,350
Mervyn’s, Ridgecrest, CA	59,042	09/05	6,496	3,300	3,196	—	6,496
Mervyn’s, Roseville, CA	75,928	09/05	8,354	5,400	2,954	—	8,354
Mervyn’s, Sacramento, CA	72,304	09/05	7,955	4,800	3,155	—	7,955
Mervyn’s, San Diego, CA	78,657	09/05	13,134	7,900	5,234	—	13,134
Mervyn’s, Sun Valley, CA	85,783	09/05	9,438	6,000	3,438	—	9,438
Mervyn’s, Temecula, CA	76,248	09/05	8,389	5,100	3,289	—	8,389
Mervyn’s, Turlock, CA	61,026	09/05	6,714	4,000	2,714	—	6,714
Mervyn’s, Vacaville, CA	77,936	09/05	8,575	5,200	3,375	—	8,575
Mervyn’s, Ventura, CA	75,247	09/05	8,279	5,000	3,279	—	8,279
Village Shoppes of Gainsville, Gainsville, GA	229,750	09/05	43,959	—	43,959	—	43,959
Ridge Tool Company Distribution Facility, Cambridge, OH	128,537	09/05	7,718	—	7,718	—	7,718

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
McDermott Towne Crossing, McAllen, TX	42,700	09/05	9,100	—	9,100	—	9,100
Montecito Crossing, Las Vegas, NV	164,295	10/05	41,287	—	37,251	(51)	37,200
Newburgh Crossing, Newburgh, NY	62,893	10/05	15,300	8,415	6,885	—	15,300
Wickes Furniture Store, Murrieta, CA	37,329	10/05	9,208	—	9,208	—	9,208
Coventry/First Health Corp., San Antonio, TX	79,198	10/05	11,968	—	11,968	—	11,968
Mountain View Plaza-Phase I & II, Kalispell, MT	161,962	10/05 & 11/06	25,237	—	25,237	—	25,237
Kohl’s, Georgetown, KY	88,408	10/05	10,313	—	10,313	—	10,313
Eckerd Drug Store, Yorkshire, NY	12000	11/05	2,338	—	2,338	—	2,338
Eckerd Drug Store - Main St., Buffalo, NY	10,908	11/05	3,705	—	3,705	—	3,705
Eckerd Drug Store - Sheridan Dr., Amherst, NY	10,908	11/05	4,949	—	4,949	—	4,949
Eckerd Drug Store, Cheektowaga, NY	10,908	11/05	3,609	—	3,609	—	3,609
Eckerd Drug Store, Olean, NY	10,908	11/05	4,180	—	4,180	—	4,180
Eckerd Drug Store, Grand Island, NY	10,908	11/05	2,838	—	2,838	—	2,838
Eckerd Drug Store - West Main St., Batavia, NY	12,738	11/05	4,341	—	4,341	—	4,341
Eckerd Drug Store, North Chili, NY	10,908	11/05	2,867	—	2,867	—	2,867
Eckerd Drug Store, Tonawanda, NY	12,738	11/05	4,040	—	4,040	—	4,040
Eckerd Drug Store - Union Rd., West Seneca, NY	10,908	11/05	4,082	—	4,082	—	4,082
Eckerd Drug Store, Lancaster, NY	10,908	11/05	3,044	—	3,044	—	3,044
Eckerd Drug Store - Ferry St., Buffalo, NY	10,908	11/05	3,746	—	3,746	—	3,746
Eckerd Drug Store - Lake Ave., Rochester, NY	13,198	11/05	5,472	—	5,472	—	5,472
Eckerd Drug Store - Culver Rd., Rochester, NY	10,908	11/05	4,050	—	4,050	—	4,050
Eckerd Drug Store, Greece, NY	10,908	11/05	3,282	—	3,282	—	3,282
Eckerd Drug Store, Irondequoit, NY	12,738	11/05	4,903	—	4,903	—	4,903
Eckerd Drug Store, Lockport, NY	13,824	11/05	4,630	—	4,630	—	4,630
Eckerd Drug Store, Hudson, NY	10,908	11/05	4,106	—	4,106	—	4,106
Eckerd Drug Store - Transit Rd., Amherst, NY	13,824	11/05	5,528	—	5,528	—	5,528
Eckerd Drug Store, Canandaigua, NY	13,813	11/05	4,756	—	4,756	—	4,756
Eckerd Drug Store - Harlem Rd., West Seneca, NY	13,813	11/05	4,721	—	4,721	—	4,721

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Eckerd Drug Store - East Main St., Batavia, NY	13,824	11/05	4,867	—	4,867	—	4,867
Tim Horton’s Donut Shop, Canandaigua, NY	2,790	11/05	513	—	513	—	513
Golfsmith, Altamonte Springs, FL	14,920	11/05	4,485	2,476	2,009	—	4,485
Target South Center, Austin, TX	61,837	11/05	11,975	—	11,975	—	11,975
Stop & Shop, Beekman, NY	5,015	11/05	13,705	7,349	6,356	—	13,705
Cypress Mill Plaza, Cypress, TX	116,406	11/05	16,690	—	16,690	(6)	16,684
Royal Oaks Village II, Houston, TX	59,767	11/05	15,132	—	15,132	—	15,132
Duck Creek Plaza, Bettendorf, IA	117,554	11/05	17,968	—	17,968	—	17,968
King Phillip’s Crossing, Seekonk, MA	105,940	11/05	23,161	—	23,161	—	23,161
Humblewood, Humble, TX	88,292	11/05	16,200	—	16,200	—	16,200
The Market at Polaris, Columbus, OH	203,224	11/05	59,835	36,196	19,644	—	55,840
The Market at Clifty Crossing, Columbus, IN	176,047	11/05	21,334	15,166	5,539	—	20,705
Giant Eagle, Columbus, OH	116,129	11/05	21,323	12,154	9,169	—	21,323
CVS Pharmacy, Cave Creek, AZ	13813	12/05	6,250	—	6,250	—	6,250
Carrier Towne Crossing, Grand Prairie, TX	88,438	12/05	17,931	—	17,350	—	17,350
HQ Building, San Antonio, TX	91,862	12/05	16,912	—	16,912	—	16,912
Red Bug Village, winter Springs, FL	26,265	12/05	8,252	—	8,252	—	8,252
Town Square Plaza, Pottstown, PA	242,709	12/05	31,715	—	30,022	—	30,022
Rave Theater, Houston, TX	75,490	12/05	28,902	17,889	9,271	—	27,160
Northwood Crossing, Tuscaloosa, AL	160,259	01/06	18,015	—	18,015	376	18,391
Travelers Office Building, Knoxville, TN	50,759	01/06	8,365	—	8,365	60	8,425
Crockett Square, Morristown, TN	107,122	02/06	10,567	—	10,567	42	10,609
The Centre at Laurel, Laurel, MD	147,214	02/06	41,765	27,200	14,565	(645)	41,120
Greenwich Center, Morristown, TN	106,503	02/06	20,637	—	20,637	107	20.744
Bangor Parkade, Bangor, ME	228,538	03/06	30,809	17,250	13,559	(156)	30,653
Cost Plus World Market, Stockton, CA	513,778	04/06	32,750	16,300	16,450	(2,885)	29,865
Riverpark Phase I & IIA, Sugar Land, TX	250,734	04/06 & 09/06	57,950	30,766	27,184	123	58,073
Battle Ridge Pavilion, Powder Ridge, GA	103,517	05/06	17,287	—	17,287	23	17,310
Colony Square, Sugar Land, TX	433,160	05/06	43,200	—	43,200	112	43,312

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Pavilion at King’s Grant II, Concord, NC	142,471	06/06	17,864	—	17,864	31	17,895
South Towne Crossing, Burleson, TX	51,336	06/06	12,132	—	12,132	103	12,235
Lake Worth Towne Crossing, Lake Worth, TX	226,484	06/06	41,180	—	41,180	(21)	41,159
Old Time Pottery, Douglasville, GA	110,174	06/06	5,509	—	5,509	19	5,528
East Stone Commons, Kingsport, TN	263,353	06/06	34,334	—	34,334	110	34,444
Walters Crossing, Tampa, FL	126,248	07/06	34,960	20,626	14,334	(70)	34,890
Rivery Town Crossing, Georgetown, TX	63,798	10/06	10,615	—	10,615	158	10,773
Southlake Corners, Southlake, TX	135,110	10/06	37,500	—	37,500	110	37,610
Central Texas Marketplace, Waco, TX	482,777	12/06	66,443	—	66,443	108	66,551

Total for Inland Western Retail Real Estate Trust, Inc.	44,334,310		7,496,019	1,502,742	5,993,277	(7,709)	7,488,298

1031 Exchange Programs:
CompUSA	25,757	01/03	7,950	4,000	3,950	—	7,950
Deere Distribution - Janesville, Wisconsin	487,930	02/03	20,500	10,450	10,050	—	20,500
Fleet Office Building	348,815	04/03	22,900	12,900	10,000	—	22,900
Deere Distribution - Davenport, Iowa	552,960	04/03	28,200	12,500	15,700	—	28,200
White Settlement Road Investment, LLC	10,908	07/03	2,840	1,420	1,420	—	2,840
Plainfield Marketplace	122,800	12/03	24,400	11,925	12,475	—	24,400
Forestville 1031, LLC	10,908	11/03	3,900	1,794	2,106	—	3,900
Pier 1 Retail Center	21,055	12/03	8,150	3,850	4,300	—	8,150
Long Run 1031, LLC	67,299	09/03	9,635	4,700	4,935	—	9,635
Cross Creek Commons Shopping Center	63,340	02/04	12,079	5,079	7,000	—	12,079
Port Richey 1031, LLC	22,170	01/04	5,975	2,900	3,075	—	5,975
Bed, Bath & Beyond Retail Center	100,773	04/04	13,605	6,905	6,700	—	13,605
Kraft Cold Storage Facility	112,066	06/04	11,000	5,333	5,667	—	11,000
Mobile Entertainment 1031, LLC	10,388	04/04	1,578	770	808	—	1,578
Indianapolis Entertainment 1031, LLC	10,320	04/04	2,190	1,061	1,129	—	2,190
B J’s Shopping Center	147,456	04/04	15,850	7,400	8,450	—	15,850
Barnes & Noble Retail	29,555	04/04	7,145	3,175	3,970	—	7,145

				Mortgage
			Purchase Price	Financing at		Other Cash
	Number of	Date of	Plus Acquisition	Date of	Cash Down	Expenditures	Total Acquisition
Property	Square Feet	Purchase	Fee	of Purchase	Payment	Capitalized (A)	Cost (B)
Walgreen’s Hobart, IN	15,120	06/04	6,534	0	6,534	—	6,534
Huntington Square Plaza	116,221	06/04	39,200	19,150	20,050	—	39,200
Best Buy Store, Reynoldsburg	45,827	08/04	10,345	4,950	5,395	—	10,345
Deere Distribution Center, Jefferson City	489,216	12/04	20,735	9,762	10,973	—	20,735
Kohl’s Store, Stoughton	88,408	08/04	19,950	9,763	10,187	—	19,950
Chenal Commons Shopping Center	70,165	11/04	14,290	6,740	7,550	—	14,290
Oak Brook Kensington	206,030	12/04	44,950	21,450	23,500	—	44,950
Bisys – Columbus	238,641	05/05	53,475	30,245	23,230	—	53,475
Eckerd’s, Edmond	13,813	03/05	3,765	1,845	1,920	—	3,765
Walgreen’s – Taunton Broadway	13,993	09/04	3,685	1,737	1,948	—	3,685
CVS – Wilmington	12,180	04/05	4,830	2,335	2,495	—	4,830
Market Day, Wood Dale	82,114	08/05	7,500	3,712	3,788	—	7,500
HH Gregg – Cincinnati Eastgate	48,820	04/05	6,110	2,900	3,210	—	6,110
Walgreen’s – Norcross	14,560	10/04	5,575	2,575	3,000	—	5,575
Walgreen’s - Martinsville	14,490	11/04	4,485	2,125	2,360	—	4,485
Indiana Office	137,702	10/05	39,050	20,850	18,200	—	39,050
Yorkville	21,359	10/05	8,910	0	8,910	—	8,910
Aurora	10,113	11/05	3,550	1,900	1,650	—	3,550
Craig Crossing	128,394	10/05	30,630	16,600	14,030	—	30,630
Madison	48,478	11/05	2,988	1,600	1,388	—	2,988
Murfreesboro	88,257	02/04	14,685	7,500	7,185	—	14,685
Glenview	256,700	05/06	57,025	33,675	23,350	—	57,025
Yuma	496,631	06/06	105,250	62,530	42,720	—	105,250
Olivet Church	165,598	03/06	23,270	12,510	10,760	—	23,270
Charlotte	293,059	03/06	58,750	34,645	24,105	—	58,750

Total for 1031 Exchange Programs	3,833,677		705,044	365,991	339,053	—	705,044

TABLE Vl - (Continued) ACQUISITION OF PROPERTIES BY PROGRAMS

NOTES TO TABLE VI

(A) “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.  As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) “Total Acquisition Cost” is the sum of columns captioned “Purchase Price Plus Acquisition Fee” and “Other Cash Expenditures Capitalized.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 7 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 8th day of June, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Brenda G. Gujral
Name:	Brenda G. Gujral
Its:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Robert D. Parks	Director and chairman of the board		June 8, 2007
Name: Robert D. Parks

By:	/s/ Brenda G. Gujral	Director and president (principal executive officer)		June 8, 2007
Name: Brenda G. Gujral

By:	/s/ Lori J. Foust	Treasurer (principal financial and accounting officer)		June 8, 2007
Name: Lori J. Foust

By:	*	Director		June 8, 2007
Name: J. Michael Borden

By:	*	Director		June 8, 2007
Name: David Mahon

By:	*	Director		June 8, 2007
Name: Thomas F. Meagher

By:	*	Director		June 8, 2007
Name: Paula Saban

By:	*	Director		June 8, 2007
Name: William J. Wierzbicki

By:	/s/ Roberta S. Matlin

* Signed on behalf of the named individuals by Roberta S. Matlin under power of attorney.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1

Dealer Manager Agreement, dated August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

1.2

Form of Soliciting Dealers Agreement (incorporated by reference to Exhibit 1.2 to the Registrant’s Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 21, 2005 (file number 333-122743))

1.3

Soliciting Dealer Agreement, dated June 28, 2006, by and between Inland American Real Estate Trust, Inc., Inland Securities Corporation, Inland American Business Manager & Advisor, Inc. and Ameriprise Financial Services, Inc. (incorporated by reference to Exhibit 1.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 5, 2006)

2.1

Agreement and Plan of Merger, dated April 2, 2007, by and among Inland American Real Estate Trust, Inc., Inland American Acquisition (Winston), LLC, Winston Hotels, Inc. and WINN Limited Partnership (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K dated April 5, 2007, as filed by the Registrant with the Securities and Exchange Commission on April 6, 2007)

3.1

Fourth Articles of Amendment and Restatement of Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on May 12, 2006)

3.2

Amended and Restated Bylaws of Inland American Real Estate Trust, Inc., effective as of July 1, 2006 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 21, 2006)

4.1

Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 21, 2005 (file number 333-122743))

4.2

Share Repurchase Program (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 21, 2005 (file number 333-122743))

4.3

Independent Director Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

5

Opinion of Shapiro Sher Guinot & Sandler P.A. (incorporated by reference to Exhibit 5 to the Registrant’s Amendment No. 3 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 21, 2005 (file number 333-122743))

8

Form of Opinion of Shefsky & Froelich Ltd. (incorporated by reference to Exhibit 8 of the Registrant’s Amendment No. 5 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 30, 2005 (file number 333-122743))

10.1

Business Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Business Manager & Advisor, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.1

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.2

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC (incorporated by reference to Exhibit 10.2.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.3

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC (incorporated by reference to Exhibit 10.2.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.4

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Office Management LLC (incorporated by reference to Exhibit 10.2.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.3

Property Acquisition Agreement, dated as of August 31, 2005, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.4

Escrow Agreement, dated as of August 31, 2005, by and among Inland American Real Estate Trust, Inc., Inland Securities Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.5

Form of Indemnification Agreement (previously filed and incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No. 4 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 18, 2005 (file number 333-122743))

10.6

Securities Purchase And Subscription Agreement among Minto Builders (Florida), Inc., Minto (Delaware), LLC, Minto Holdings Inc. and Inland American Real Estate Trust, Inc. dated as of October 11, 2005 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.7

Put/Call Agreement, dated as of October 11, 2005, by and among Minto Builders (Florida), Inc., Inland American Real Estate Trust, Inc., Minto Holdings Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.8

Shareholders Agreement, dated as of October 11, 2005, by and among Minto Builders (Florida), Inc., Minto Holdings Inc., Inland American Real Estate Trust, Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.9

Supplemental Shareholders Agreement, dated as of October 11, 2005 by and among Inland American Real Estate Trust, Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.10

Assignment (Re: Newquest Portfolio) dated October 11, 2005 (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.11

Purchase Agreement (Re: Newquest Portfolio) dated May 18, 2005 (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.12

Assignment and Assumption of Purchase and Sale Agreement (Re: Bridgeside Point) dated November, 2005 (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.13

Purchase Agreement (Re: Bridgeside Point) dated September 14, 2005 (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.14

Real Estate Sales Contract (Re: SBC) dated November 3, 2005 (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.15

Assignment (Re: McKesson Distribution) dated November 1, 2005 (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.16

Amended Earnest Money Contract (Re: McKesson Distribution) dated October 19, 2005 (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.17

Assignment of Agreement (Re: Paradise Shoppes of Largo) dated October 17, 2005 (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.18

Amended Agreement of Purchase and Sale of Shopping Center (Re: Paradise Shoppes of Largo) dated September 28, 2005 (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.19

Assignment (Re: Lakeview Technology Center) dated October 7, 2005 (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.20

Amended Agreement (Re: Lakeview Technology Center) dated September 9, 2005 (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 27, 2005)

10.21

Assignment (Re: Triangle Center) dated December 23, 2005 (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2005)

10.22

Amended and Reinstated Agreement of Sale (Re: Triangle Center) dated June 23, 2005 (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 30, 2005)

10.23

Purchase and Sale Agreement (Membership Interests) (Re: Cinemark 12 - Silverlake) dated December 28, 2005 (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on January 5, 2006)

10.24

Assignment and Assumption of Purchase and Sale Agreement (Re: Cinemark 12 - Silverlake) dated September 23, 2005 (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on January 5, 2006)

10.25

Assignment (Re: Monadnock Marketplace) dated December 20, 2005 (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.26

Agreement of Purchase and Sale (Re: Monadnock Marketplace) dated November 9, 2005, as amended (incorporated by reference to Exhibit 10.26 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.27

Agreement of Contribution (Re: Stop and Shop — Hyde Park) dated November 28, 2005, as amended (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.28

Limited Liability Company Agreement of Inland American Hyde Park, L.L.C. dated November 1, 2005 (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 10, 2006)

10.29

Assignment (Re: Thermo Process Systems) dated January 2006 (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 23, 2006)

10.30

Contract of Sale and Purchase (Re: Thermo Process Systems) dated August 12, 2005, as amended (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 23, 2006)

10.31

Agreement to Purchase, dated June 16, 2005, by and between Lakewood Associates Ltd. and Inland Real Estate Acquisitions, Inc., as amended (incorporated by reference to Exhibit 10.31 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.32

Assignment and Assumption of Purchase and Sale Agreement, dated January 2006 (Lakewood Shopping Center) (incorporated by reference to Exhibit 10.32 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.33

Renewal Note by MB Margate Lakewood I, LLC, dated January 2006 (incorporated by reference to Exhibit 10.33 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.34

Assumption and Ratification Agreement, dated January 2006, by and between Nationwide Life Insurance Company and MB Margate Lakewood I, LLC, including Mortgage and Security Agreement by Lakewood Associates, Ltd. in favor of Nationwide Life Insurance Company (incorporated by reference to Exhibit 10.34 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 2, 2006)

10.35	Reserved

10.36	Reserved

10.37

Promissory Note by MB Pittsburgh Bridgeside DST in favor of Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.37 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.38

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by MB Pittsburgh Bridgeside DST for the benefit of Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.39

Loan Agreement between MB Pittsburgh Bridgeside DST and Nomura Credit & Capital, Inc. dated February 10, 2006 (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.40

Mortgage, Security Agreement and Fixture Filing by MB Longview Triangle, L.L.C. for the benefit of LaSalle Bank National Association dated February 9, 2006 (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.41

Loan Agreement between MB Longview Triangle, L.L.C. and LaSalle Bank National Association dated February 9, 2006 (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 8-K dated February 9, 2006, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.42

Promissory Note by MB Longview Triangle, L.L.C. in favor of LaSalle Bank National Association dated February 9, 2006 (incorporated by reference to Exhibit 10.42 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 15, 2006)

10.43

Purchase Agreement dated November 29, 2005 between Southgate Group, LLC and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.43 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.44

Assignment and Assumption of Purchase Agreement dated March 2, 2006 between Inland Real Estate Acquisitions, Inc. and MB Louisville Southgate, LLC (incorporated by reference to Exhibit 10.44 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.45

Loan Agreement made as of February 27, 2006 by and between Principal Commercial Funding, LLC and MB Keene Monadnock, L.L.C. (incorporated by reference to Exhibit 10.45 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.46

Mortgage and Security Agreement made as of February 27, 2006 by and between MB Keene Monadnock, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.46 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.47

Promissory Note made as of February 27, 2006 by MB Keene Monadnock, L.L.C. in favor of Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 3, 2006)

10.48

Promissory Note by MB Sugar Land Gillingham Limited Partnership in favor of Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.49

Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by MB Sugar Land Gillingham Limited Partnership to William D. Cleveland as trustee for the benefit of Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.50

Loan Agreement between MB Sugar Land Gillingham Limited Partnership and Nomura Credit & Capital, Inc. dated March 3, 2006 (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2006)

10.51

Purchase and Sale Agreement dated February 3, 2006 between Continental 95 Fund, LLC and Inland Real Estate Acquisitions, Inc., as amended, re Shakopee Center (incorporated by reference to Exhibit 10.51 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743).

10.52

Assignment and Assumption of Purchase and Sale Agreement made and entered into the 4th day of April, 2004 by Inland Real Estate Acquisitions, Inc. and MB Shakopee Vierling, L.L.C. re Shakopee Center (incorporated by reference to Exhibit 10.52 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.53

Real Estate Purchase and Sale Agreement by and between Maple Leaf Expansion, Inc. and Inland Real Estate Acquisitions, Inc. re Canfield Plaza (incorporated by reference to Exhibit 10.53 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.54

Assignment and Assumption of Purchase and Sale Agreement made and entered into the 5th day of April, 2006 by Inland Real Estate Acquisitions, Inc. and MB Canfield Main, L.L.C. re Canfield Plaza (incorporated by reference to Exhibit 10.54 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.55

Loan Agreement dated April 21, 2006 between Merrill Lynch Mortgage Lending, Inc. and MB Louisville Southgate, L.L.C. (incorporated by reference to Exhibit 10.55 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.56	Mortgage, Assignment of Leases and Rents and Security Agreement made as of April 21, 2006 by MB Louisville Southgate, L.L.C. to Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to

Exhibit 10.56 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.57

Promissory Note made April 21, 2006 by MB Louisville Southgate, L.L.C. to Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.57 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.58

Letter Agreement dated May 12, 2006 between MB Shakopee Vierling, L.L.C. and Allstate Life Insurance Company (incorporated by reference to Exhibit 10.58 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.59

Mortgage Note dated May 12, 2006 made by MB Shakopee Vierling, L.L.C. in favor of Allstate Life Insurance Company (incorporated by reference to Exhibit 10.59 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.60

Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing made May 12, 2006 from MB Shakopee Vierling, L.L.C. in favor of Allstate Life Insurance Company (incorporated by reference to Exhibit 10.60 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.61

Agreement of Sale and Purchase between LB Lincoln Mall Holdings LLC and Inland Real Estate Acquisitions, Inc. dated February 6, 2006 re Lincoln Mall, as amended (incorporated by reference to Exhibit 10.61 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.62

Assignment made as of the 31st day of May, 2006 by Inland Real Estate Acquisitions, Inc. to and for the benefit of MB Lincoln Mall, L.L.C. re Lincoln Mall (incorporated by reference to Exhibit 10.62 to the Registrant’s Post-Effective Amendment No. 3 to Form S-11 Registration Statement (file number 333-122743)

10.63

Guaranty (Re:  Spring Town Center), dated December 20, 2004 (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.64

Guaranty (Re:  Cy-Fair Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.65

Guaranty (Re:  Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.66

Assumption and Release Agreement (Re:  Spring Town Center) (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.67

Assumption and Release Agreement (Re:  Cy-Fair Town Center) (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.68

Assumption and Release Agreement (Re:  Eldridge Lakes Town Center) (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.69

Deed of Trust and Security Agreement (Re:  Spring Town Center), dated December 20, 2004 (incorporated by reference to Exhibit 10.69 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.70	Deed of Trust and Security Agreement (Re: Cy-Fair Town Center), dated November 23, 2004

(incorporated by reference to Exhibit 10.70 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.71

Deed of Trust and Security Agreement (Re:  Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.71 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.72

Fixed Rate Note (Re:  Spring Town Center), dated December 20, 2004 (incorporated by reference to Exhibit 10.72 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.73

Fixed Rate Note (Re:  Cy-Fair Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.73 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.74

Fixed Rate Note (Re:  Eldridge Lakes Town Center), dated November 23, 2004 (incorporated by reference to Exhibit 10.74 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.75

Closing Agreement (Re:  Spring Town Center), dated July 21, 2006 (incorporated by reference to Exhibit 10.75 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.76

Closing Agreement (Re:  Cy-Fair Town Center; A-S 45), dated July 21, 2006 (incorporated by reference to Exhibit 10.76 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.77

Closing Agreement (Re:  Eldridge Lakes Town Center), dated July 21, 2006 (incorporated by reference to Exhibit 10.77 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.78

Agreement of Purchase and Sale (Re:  Dulles Executive Center), dated July 5, 2006, by and between Valley View Associates Limited Partnership and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment (incorporated by reference to Exhibit 10.78 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.79

Assignment (Re:  Dulles Executive Center), dated July 25, 2006, by Inland Real Estate Acquisitions, Inc. to and for the benefit of MB Herndon, L.L.C. (incorporated by reference to Exhibit 10.79 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.80

Post Closing and Indemnity Agreement (Re:  Dulles Executive Center), dated July 25, 2006, by and among MB Herndon, L.L.C. and Valley View Associates Limited Partnership (incorporated by reference to Exhibit 10.80 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.81

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Swampscott Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.81 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.82

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Malden Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.82 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.83

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Sicklerville Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.83 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange

Commission on August 8, 2006)

10.84

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Southington Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.84 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.85

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Greenville Pleasantburg Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.85 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.86

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Bristol Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.86 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.87

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Cumberland Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.87 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.88

Limited Liability Company Agreement, dated June 8, 2006, by and between Inland American Framingham Member II, L.L.C. and CE Investment Associates 2001 L.L.C. (incorporated by reference to Exhibit 10.88 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.89

Promissory Note (Re:  Ahold Portfolio—Swampscott), dated June 8, 2006 (incorporated by reference to Exhibit 10.89 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.90

Promissory Note (Re:  Ahold Portfolio—Malden), dated June 8, 2006 (incorporated by reference to Exhibit 10.90 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.91

Secured Promissory Note (Re:  Ahold Portfolio—Sicklerville), dated June 8, 2006 (incorporated by reference to Exhibit 10.91 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.92

Secured Promissory Note (Re:  Ahold Portfolio—Southington), dated June 8, 2006 (incorporated by reference to Exhibit 10.92 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.93

Secured Promissory Note (Re:  Ahold Portfolio—Greenville Pleasantburg) (incorporated by reference to Exhibit 10.93 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.94

Promissory Note (Re:  Ahold Portfolio—Bristol), dated June 8, 2006 (incorporated by reference to Exhibit 10.94 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.95

Secured Promissory Note (Re:  Ahold Portfolio—Cumberland), dated June 8, 2006 (incorporated by reference to Exhibit 10.95 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.96

Promissory Note (Re:  Ahold Portfolio—Framingham), dated June 8, 2006 (incorporated by reference to Exhibit 10.96 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.97

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Swampscott, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.97 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.98

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Malden, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.98 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.99

Mortgage and Security Agreement (Re:  Ahold Portfolio—Sicklerville), dated June 8, 2006 (incorporated by reference to Exhibit 10.99 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and ExchangeCommission on August 8, 2006)

10.100

Mortgage and Security Agreement (Re:  Ahold Portfolio—Southington), dated June 8, 2006 (incorporated by reference to Exhibit 10.100 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.101

Mortgage and Security Agreement (Re:  Ahold Portfolio—Greenville Pleasantburg), dated June 8, 2006 (incorporated by reference to Exhibit 10.101 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.102

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Bristol, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.102 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.103

Open-End Mortgage and Security Agreement (Re:  Ahold Portfolio—Cumberland), dated June 8, 2006 (incorporated by reference to Exhibit 10.103 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.104

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated June 8, 2006, by and between Inland American Framingham, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.104 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.105

Agreement of Contribution by and between CE Cumberland 2001 LLC, Malden CE 2001 LLC, Swampscott CE 2001 LLC, CE Southington 2001 LLC, Framingham CE 2001 LLC, CE Bristol 2001 LLC, CE Sicklerville 2001 LLC, CE Greenville 2001 LLC and Inland Real Estate Acquisitions, Inc., dated as of February 24, 2006, as amended by the First Amendment, dated April 21, 2006, the Second Amendment, dated April 26, 2006, the Third Amendment, dated May 16, 2006 and the Fourth Amendment, dated June 1, 2006 (incorporated by reference to Exhibit 10.105 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.106

Assignments, dated June 8, 2006, in connection with the joint venture with CE Investment Associates 2001, LLC, by and between Inland Real Estate Acquisitions, Inc. and each of Inland American Bristol, L.L.C., Inland American Cumberland, L.L.C., Inland American Framingham, L.L.C., Inland American Greenville Pleasantburg, L.L.C., Inland American Malden, L.L.C., Inland American Sicklerville, L.L.C., Inland American Southington, L.L.C. and Inland American Swampscott, L.L.C. (incorporated by reference to Exhibit 10.106 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.107

Guaranties, dated June 8, 2006, in connection with the joint venture with CE Investment Associates 2001, LLC, by and between Inland American Real Estate Trust, Inc. and CE Investment Associates 2001, LLC, relating to each of the eight properties of the Ahold Portfolio (incorporated by reference to Exhibit 10.107 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.108	Loan Agreement by and between Inland American Swampscott, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.108 to the Registrant’s Form 8-K/A, as filed by the

Registrant with the Securities and Exchange Commission on August 8, 2006)

10.109

Loan Agreement by and between Inland American Malden, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.109 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.110

Loan Agreement by and between Inland American Framingham, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.110 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.111

Loan Agreement by and between Inland American Bristol, L.L.C. and Nomura Credit & Capital, Inc. (incorporated by reference to Exhibit 10.111 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.112

Loan Agreement by and between Inland American Cumberland, L.L.C. and Principal Life Insurance Company (incorporated by reference to Exhibit 10.112 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.113

Loan Agreement by and between Inland American Sicklerville, L.L.C. and Principal Life Insurance Company (incorporated by reference to Exhibit 10.113 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.114

Loan Agreement by and between Inland American Greenville Pleasantburg, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.114 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.115

Loan Agreement by and between Inland American Southington, L.L.C. and Principal Commercial Funding, LLC (incorporated by reference to Exhibit 10.115 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on August 8, 2006)

10.116

Agreement of Purchase and Sale by and between 80 South Eighth, L.L.C. and Inland Real Estate Acquisitions, Inc., dated June 29, 2006 (Re:  IDS Center) (incorporated by reference to Exhibit 10.116 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.117

Assignment and Assumption of Purchase and Sale Agreement, dated June 29, 2006, by and between Inland Real Estate Acquisitions, Inc. and MB Minneapolis 8th Street, L.L.C. (Re:  IDS Center) (incorporated by reference to Exhibit 10.117 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.118

Assumption Agreement by and between 80 South Eighth L.L.C., MB Minneapolis 8th Street, L.L.C., Minto Builders (Florida), Inc., JBC Opportunity Fund II, L.P., and Teachers Insurance and Annuity Association of America (Re:  IDS Center) (incorporated by reference to Exhibit 10.118 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.119

Assumption and Amendment of Mortgage by and between 80 South Eighth L.L.C., MB Minneapolis 8th Street, L.L.C. and Teachers Insurance And Annuity Association of America (Re:  IDS Center) (incorporated by reference to Exhibit 10.119 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.120

Mortgage, Assignments of Leases and Rents, Security Agreement and Fixture Filing Statement by and between 80 South Eighth, L.L.C. and Teachers Insurance and Annuity Association of America, Inc, dated December 15, 2004 (Re:  IDS Center) (incorporated by reference to Exhibit 10.120 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.121

Promissory Note made by 80 South Eighth, L.L.C. payable to Teachers Insurance and Annuity Association of America, Inc, dated December 15, 2004 and Assumption of Note by and among  MB Minneapolis 8th Street, L.L.C. and Teachers Insurance and Annuity Association of America  (Re:  IDS Center) (incorporated by reference to Exhibit 10.121 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.122

Closing Agreement by and between A-S 60 HWY 75-Loy Lake, L.P. and MB Sherman Town Center Limited Partnership (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.122 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.123

Assumption and Release Agreement by and between A-S 60 HWY 75-Loy Lake, L.P., Steven D. Alvis, Jay K. Sears, H. Dean Lane, Jr. and Kyle D. Lippman, MB Sherman Town Center Limited Partnership, Minto Builders (Florida), Inc. and Wells Fargo Bank, N.A., as Trustee (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.123 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.124

Deed of Trust and Security Agreement by A-S 60 HWY 70-Loy Lake, L.P. to Reno Hartfeil as trustee for the benefit of JP Morgan Chase Bank, dated June 15, 2004 (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.124) to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.125

Fixed Rate Note by A-S 60 HWY 70-Loy Lake, L.P. payable to  JP Morgan Chase Bank, dated June 30, 2004 (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.125 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.126

Guaranty by Minto Builders (Florida), Inc. for the benefit of Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of November 23, 2004 (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.126 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.127

Guaranty of Borrower’s Recourse Liabilities by Minto Builders (Florida), Inc. for the benefit of Teachers Insurance and Annuity Association of America, Inc. (Re:  IDS Center) (incorporated by reference to Exhibit 10.127 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.128

Assignment, dated July 14, 2006, from Minto Builders (Florida), Inc. to MB Sherman Town Center Limited Partnership of Real Estate Purchase Agreement, dated May 18, 2005 (Re:  Sherman Town Center) (incorporated by reference to Exhibit 10.128 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 23, 2006)

10.129

Loan Participation Agreement, by and between IA Orlando Sand, L.L.C. and Inland Real Estate Corporation, dated October 26, 2006 (incorporated by reference to Exhibit 10.129 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.130

Promissory Note, by and between Fourth Quarter properties 124, L.L.C. and IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.130 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.131

First Mortgage and Security Agreement, by and between Fourth Quarter Properties 124, L.L.C. and IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.131 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.132

First Mortgage and Security Agreement (7.86 acre parcel), by and between Fourth Quarter Properties 124, L.L.C. and IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.132 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.133

Loan Guaranty Agreement, by and between Stanley E. Thomas and Thomas Enterprises, Inc., to IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.133 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.134

Collateral Assignment of Agreements Affecting Real Estate, by and between Fourth Quarter Properties 124, L.L.C. and IA Orlando Sand L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.134 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.135

Environmental Indemnity Agreement, by and among Fourth Quarter Properties 124, L.L.C., Stanley E. Thomas and Thomas Enterprises, Inc., for the benefit of IA Orlando Sand, L.L.C., dated September 29, 2006 (incorporated by reference to Exhibit 10.135 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.136	Reserved

10.137

Fourth Side Letter Agreement to the Securities Purchase and Subscription Agreement and Second Amended and Restated Articles of Incorporation, by and between Minto Delaware, L.L.C. and Minto Builders (Florida), Inc., dated October 27, 2006 (incorporated by reference to Exhibit 10.137 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.138

Third Side Letter Agreement to the Securities Purchase and Subscription Agreement, by and among Minto (Delaware), L.L.C. and Minto Holdings, Inc. and Minto Builders (Florida), Inc. and Inland American Real Estate Trust, Inc., dated October 27, 2006 (incorporated by reference to Exhibit 10.138 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.139

Articles of Association of Oak Real Estate Association by and among Inland Real Estate Corporation, Inland Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc., dated September 29, 2006 (incorporated by reference to Exhibit 10.139 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.140

Operating Agreement of Oak Property and Casualty L.L.C. by and among Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. and Inland American Real Estate Trust, Inc, dated September 29, 2006 (incorporated by reference to Exhibit 10.140 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.141

Oak Property and Casualty L.L.C. Membership Participation Agreement by and among Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., Inland American Real Estate Trust, Inc., and Oak Property and Casualty L.L.C. dated September 29, 2006 (incorporated by reference to Exhibit 10.141 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 7, 2006)

10.142

909 Chestnut Real Estate Sale Contract (Re: AT&T Center), dated as of November 3, 2006, by and between Southwestern Bell Telephone, L.P. and Inland Real Estate Acquisitions, Inc., as amended (incorporated by reference to Exhibit 10.142 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.143

Assignment of Purchase and Sale by and between MB St. Louis Chestnut, L.L.C. and Inland Real Estate Acquisitions, Inc., dated December 21, 2006 (Re: AT&T Center) (incorporated by reference to Exhibit 10.143 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.144

Loan Agreement, dated as of December 21, 2006, between MB St. Louis Chestnut, L.L.C. and Bear Stearns Commercial Mortgage, Inc. (Re: AT&T Center) (incorporated by reference to Exhibit 10.144 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.145

Promissory Note, dated as of December 21, 2006, made by MB St. Louis Chestnut, L.L.C. in favor of Bear Stearns Commercial Mortgage, Inc. (Re: AT&T Center) (incorporated by reference to Exhibit 10.145 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.146

Deed of Trust, Security Agreement and Fixture Filing, dated as of December 21, 2006, executed and delivered by MB St. Louis Chestnut, L.L.C. to Bear Stearns Commercial Mortgage, Inc. (incorporated by reference to Exhibit 10.146 to the Registrant’s Form 8-K dated December 21, 2006, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2006)

10.147

Purchase and Sale Agreement by Bradley Associates Limited Partnership and Inland Real Estate Acquisitions, Inc., dated May 2, 2006, as amended (incorporated by reference to Exhibit 10.147 to the Registrant’s Form 8-K dated January 12, 2007, as filed by the Registrant with the Securities and Exchange Commission on January 19, 2007)

10.148

Assignments of Purchase and Sale Agreement by Inland Real Estate Acquisitions, Inc. to Subsidiaries of MB REIT with respect to the Twenty-Two Closed Bradley Portfolio Properties (incorporated by reference to Exhibit 10.148 to the Registrant’s Form 8-K dated January 12, 2007, as filed by the Registrant with the Securities and Exchange Commission on January 19, 2007)

21.1	Subsidiaries of the Registrant*

23.1	Consent of KPMG LLP*

23.2	Consent of Shapiro Sher Guinot & Sandler P.A. (included in Exhibit 5)

23.3	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)

24.1

Power of Attorney with respect to Messrs. Borden, Mahon and Meagher and Ms. Saban (incorporated by reference to the signature page of the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

24.2

Power of Attorney with respect to Mr. Wierzbicki (incorporated by reference to the signature page of the Registrant’s Post-Effective Amendment No. 2 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on April 11, 2006 (file number 333-122743))

99.1

Non-Retaliation Policy (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

99.2

Responsibilities of the Compliance Officer of the Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

99.3

First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.4

Articles of Amendment to the First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to 3.5% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.5

Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.6

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to Convertible Special Voting Stock (incorporated by reference to Exhibit 99.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.7

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to 125 Shares of 12.5% Series B Cumulative Non-Voting Preferred Stock (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

*	Filed as part of this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 7 to Form S-11 Registration Statement (file number 333-122743).